Filed Pursuant to Rule 424(b)(5)
Registration File No.: 333-130789

PROSPECTUS SUPPLEMENT
(To Accompany Prospectus dated May 29, 2007)

$1,576,294,000 (Approximate)
Bear Stearns Commercial Mortgage Securities Trust2007-TOP28

as Issuing Entity

Bear Stearns Commercial Mortgage Securities Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Bear Stearns Commercial Mortgage, Inc.
Wells Fargo Bank, National Association
Principal Commercial Funding II, LLC

as Sponsors and Mortgage Loan Sellers

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-TOP28

The depositor is offering selected classes of its Series 2007-TOP28 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2007-TOP28 trust. The trust’s primary assets will be 209 fixed rate mortgage loans secured by first liens on 217 multifamily and commercial properties. Distributions on the certificates will be made on the 4th business day following the 7th day or, if that 7th day is not a business day, the next succeeding business day, of each month commencing in November 2007 in accordance with the priorities described in this prospectus supplement under ‘‘Description of the Offered Certificates—Distributions.’’ Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under ‘‘Description of the Offered Certificates—Distributions; Subordination; Allocation of Losses and Certain Expenses.’’ The Series 2007-TOP28 Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

Investing in the certificates offered to you involves risks. See ‘‘Risk Factors’’ beginning on page S-39 of this prospectus supplement and page 2 of the prospectus.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Certificate Balance (1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description (2)	Ratings (Fitch/S&P/DBRS)
Class A-1	$78,500,000	5.422%	Fixed	AAA/AAA/AAA
Class A-2	$63,150,000	5.588%	Fixed	AAA/AAA/AAA
Class A-3	$79,800,000	5.793%	Fixed	AAA/AAA/AAA
Class A-AB	$76,420,000	5.746%	Fixed	AAA/AAA/AAA
Class A-4	$841,681,000	5.742%	Fixed	AAA/AAA/AAA
Class A-1A	$146,141,000	5.710%	Fixed	AAA/AAA/AAA
Class A-M	$176,122,000	5.835%	Fixed	AAA/AAA/AAA
Class A-J	$114,480,000	6.175%	WAC-0.002%	AAA/AAA/AAA

(1) The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.
(2) The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates will, at all times, be fixed at their initial rate of 5.422%, 5.588%, 5.793% and 5.746%, respectively. The pass-through rates for the Class A-4, Class A-1A and Class A-M Certificates will, at all times, be a per annum rate equal to the lesser of 5.742%, 5.710% and 5.835%, respectively, and the weighted average net mortgage rate. The pass-through rate for the Class A-J Certificates will, at all times, be a per annum rate equal to the weighted average net mortgage rate less 0.002%.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated, will act as co-lead managers and co-bookrunners with respect to the offered certificates. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated, the underwriters, will purchase the certificates offered to you from Bear Stearns Commercial Mortgage Securities Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about October 25, 2007. The Depositor expects to receive from this offering approximately $1,584,636,536, plus accrued interest from the cut-off date, before deducting expenses payable by the Depositor.

Bear, Stearns & Co. Inc.	Morgan Stanley

October 11, 2007

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Commercial Mortgage Pass-Through Certificates, Series 2007-TOP28
Geographic Overview of Mortgage Pool

Washington
5 properties
$36,444,355
2.1% of total
Idaho
1 property
$10,592,147
0.6% of total
Utah
1 property
$3,050,000
0.2% of total
Montana
1 property
$2,500,000
0.1% of total
Iowa
1 property
$1,255,001
0.1% of total
Minnesota
7 properties
$28,125,877
1.6% of total
Missouri
7 properties
$49,202,224
2.8% of total
Wisconsin
1 property
$1,748,415
0.1% of total
Illinois
7 properties
$55,780,000
3.2% of total
Indiana
2 properties
$29,713,850
1.7% of total
New York
9 properties
$118,299,098
6.7% of total
Maine
1 property
$44,800,000
2.5% of total
Massachusetts
5 properties
$17,913,000
1.0% of total
Oregon
3 properties
$7,573,319
0.4% of total
Michigan
5 properties
$23,616,245
1.3% of total
Pennsylvania
2 properties
$7,996,277
0.5% of total
Connecticut
1 property
$10,000,000
0.6% of total
Rhode Island
1 property
$5,350,000
0.3% of total
Ohio
4 properties
$191,786,218
10.9% of total
Nevada
3 properties
$13,615,000
0.8% of total
New Jersey
12 properties
$177,752,995
10.1% of total
Northern California
15 properties
$78,767,359
4.5% of total
istrict of Columbia
2 properties
$39,290,000
2.2% of total
Maryland
2 properties
$14,134,041
0.8% of total
Southern California
29 properties
$191,873,224
10.9% of total
Virginia
3 properties
$38,220,440
2.2% of total
North Carolina
3 properties
$15,483,000
0.9% of total
West Virginia
1 property
$100,000,000
5.7% of total
Arizona
7 properties
$70,943,012
4.0% of total
South Carolina
2 properties
$3,965,000
0.2% of total
Colorado
3 properties
$11,185,408
0.6% of total
New Mexico
1 property
$1,248,999
0.1% of total
Louisiana
1 property
$4,687,000
0.3% of total
Tennessee
5 properties
$34,463,769
2.0% of total
Kentucky
2 properties
$57,295,457
3.3% of total
Georgia
7 properties
$44,794,375
2.5% of total
Alaska
1 property
$1,044,068
0.1% of total
Kansas
2 properties
$3,547,500
0.2% of total
Texas
24 properties
$111,080,274
6.3% of total
Oklahoma
2 properties
$5,631,000
0.3% of total
Mississippi
1 property
$995,978
0.1% of total
Alabama
1 property
$2,161,250
0.1% of total
Florida
24 properties
$93,387,355
5.3% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

EXPRESS

Easton Town Center, Columbus, OH

Charleston
Town
Center
Mall

Charleston Town Center, Charleston, WV

3 Penn Plaza, Newark, NJ

BEST
BUY

LOWE'S

The Shops at Biddeford Crossing, Biddeford, ME

RiverCenter I&II, Covington, KY

Cole Retail Portfolio – Best Buy Evanston, Evanston, IL

333 & 555 North Point Center, Alpharetta, GA

Hylan Commons, Staten Island, NY

The Cove Apartments, Phoenix, AZ

1100 & 1101 Whitaker Road, Plainfield, IN

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      In this prospectus supplement, the terms "depositor," "we," "our" and "us"
refer to Bear Stearns Commercial Mortgage Securities Inc.

      All appendices, schedules and exhibits to this prospectus supplement are a part of this prospectus supplement.

                         ------------------------------

      Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the "Relevant Implementation Date"), it has not made and will not make an offer of the certificates to the public in that Relevant Member State other than:

      (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b)   to any legal entity which has (1) an average of at least 250 employees during the last financial year and (2) a total balance sheet of more than (euro)50,000,000, as shown in its last annual or consolidated accounts;

      (c)   to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters; or

      (d)   in any other circumstances falling within Article 3(2) of the
            Prospectus Directive,

provided that no such offer of the certificates shall require the depositor or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus
Directive or supplement a prospectus pursuant to Article 16 of the Prospectus
Directive.

      For the purposes of this provision, the expression an "offer of the certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient

                                       S-3

information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State, and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

      Each underwriter has represented and agreed that:

      (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Depositor; and

      (b)   it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United
Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

      The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an
unregulated collective investment scheme, accordingly cannot be marketed in the
United Kingdom to the general public.

      The distribution of this prospectus supplement if made by a person who is not an authorized person under the Financial Services and Markets Act 2000, is being made only to, or directed only at persons who (1) are outside the United
Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals)
of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005
(all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not
Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to
Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
 AND THE ACCOMPANYING PROSPECTUS                                                       S-3

     Servicing of the Easton Town Center Loan Group and the A/B Mortgage Loans .     S-176

APPENDIX I - Mortgage Pool
     Information (Tables), Loan Group 1
     (Tables) and Loan Group 2 (Tables).........................................       I-1
APPENDIX II - Certain Characteristics
     of the Mortgage Loans......................................................      II-1
APPENDIX III - Certain Characteristics
     of the Multifamily and Manufactured Housing Community Mortgage Loans ......     III-1
APPENDIX IV - Significant Loan
     Summaries..................................................................      IV-1
APPENDIX V - Form of Statement to
     Certificateholders.........................................................       V-1
SCHEDULE A - Class A-AB Planned Principal
     Balance....................................................................       A-1
SCHEDULE B - Rates Used in Determination of Class X Pass-Through Rates .........       B-1

                                       S-5

                                EXECUTIVE SUMMARY

      This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                                   CERTIFICATE STRUCTURE

----------------------------------------------------------------------------------------------------------------------------
                                 APPROXIMATE
                                   INITIAL       APPROXIMATE                          APPROXIMATE
                                 CERTIFICATE       INITIAL                              PERCENT       WEIGHTED     PRINCIPAL
 APPROXIMATE                     BALANCE OR      PASS-THROUGH         RATINGS           OF TOTAL       AVERAGE      WINDOW
CREDIT SUPPORT      CLASS      NOTIONAL AMOUNT       RATE        (FITCH/S&P/DBRS)     CERTIFICATES   LIFE (YRS.)   (MONTHS)
----------------------------------------------------------------------------------------------------------------------------

   27.000%       CLASS A-1      $   78,500,000      5.422%          AAA/AAA/AAA          4.457%         3.39         1-57
   27.000%       CLASS A-2      $   63,150,000      5.588%          AAA/AAA/AAA          3.586%         4.84         57-60
   27.000%       CLASS A-3      $   79,800,000      5.793%          AAA/AAA/AAA          4.531%         6.72         80-84
   27.000%       CLASS A-AB     $   76,420,000      5.746%          AAA/AAA/AAA          4.339%         7.26        60-110
   27.000%       CLASS A-4      $  841,681,000      5.742%          AAA/AAA/AAA         47.790%         9.75        110-119
   27.000%       CLASS A-1A     $  146,141,000      5.710%          AAA/AAA/AAA          8.298%         8.72         1-119
   17.000%       CLASS A-M      $  176,122,000      5.835%          AAA/AAA/AAA         10.000%         9.88        119-119
   10.500%       CLASS A-J      $  114,480,000      6.175%          AAA/AAA/AAA          6.500%         9.90        119-120
    8.750%       CLASS B        $   30,821,000      6.177%           AA/AA/AA            1.750%         9.96        120-120
    7.875%       CLASS C        $   15,411,000      6.177%        AA-/AA-/AA(low)        0.875%         9.96        120-120
    6.250%       CLASS D        $   28,620,000      6.177%             A/A/A             1.625%         9.96        120-120
    5.000%       CLASS E        $   22,015,000      6.177%         A-/A-/A(low)          1.250%         9.96        120-120
    4.000%       CLASS F        $   17,612,000      6.177%      BBB+/BBB+/BBB(high)      1.000%         9.96        120-120
    2.875%       CLASS G        $   19,814,000      6.177%          BBB/BBB/BBB          1.125%         9.96        120-120
    2.000%       CLASS H        $   15,411,000      6.177%      BBB-/BBB-/BBB(low)       0.875%         9.96        120-120
     ----        CLASSES J-P    $   35,224,527      5.185%             ----               ----          ----         ----
     ----        CLASS X-1      $1,761,222,527      0.043%          AAA/AAA/AAA           ----          ----         ----
     ----        CLASS X-2      $1,727,073,000      0.355%          AAA/AAA/AAA           ----          ----         ----
----------------------------------------------------------------------------------------------------------------------------

o     The notional amount of the Class X-1 Certificates initially will be
      $1,761,222,527 and the notional amount of the Class X-2 Certificates initially will be $1,727,073,000. The Class X-1 Certificates and the Class
      X-2 Certificates are not offered pursuant to the prospectus and this prospectus supplement. Any information provided in this prospectus supplement regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

o     The percentages indicated under the column "Approximate Credit Support"
      with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4
      and Class A-1A Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
      Certificates in the aggregate.

o     The initial certificate balance on the closing date may vary by up to 5%.
      Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

o     The Class X-1 Certificates and the Class X-2 Certificates (together, the
      "Class X Certificates") and the Class B, Class C, Class D, Class E, Class
      F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O
      and Class P Certificates are not offered pursuant to this prospectus supplement. We sometimes refer to these certificates collectively as the
      "privately offered certificates."

o     For purposes of making distributions to the Class A-1, Class A-2, Class
      A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 183 mortgage loans, representing approximately 91.7% of the initial outstanding pool balance.
      Loan group 2 will consist of 26 mortgage loans, representing approximately
      8.3% of the initial outstanding pool balance, and 100.0% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties and approximately 76.1% of the principal balance of all the mortgage loans secured by mixed use properties with a multifamily component.

o     So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1,
      Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X
      Certificates, interest distributions on the Class A-1, Class A-2, Class
      A-3, Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool.
      However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1,
      Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A or Class X
      Certificates, available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

o     Generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
      Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal

                                       S-6

      collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-4 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class A-M Certificates through the
      Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4
      and Class A-1A Certificates, pro rata, without regard to loan group.

o     The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class
      A-AB Certificates will, at all times, be fixed at their initial rate of
      5.422%, 5.588%, 5.793% and 5.746%, respectively. The pass-through rates for the Class A-4, Class A-1A and Class A-M Certificates will, at all times, be a per annum rate equal to the lesser of 5.742%, 5.710% and
      5.835%, respectively, and the weighted average net mortgage rate. The pass-through rate for the Class A-J Certificates will, at all times, be a per annum rate equal to the weighted average net mortgage rate less
      0.002%.

o     The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated
      maturity date of each mortgage loan having an anticipated repayment date or stated maturity date; and (iv) 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o     Each Class P Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates.

o     The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o     It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

      Offered certificates.

----  Certificates not offered pursuant to this prospectus supplement.

                                       S-7

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE
CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT, WHICH WE GENERALLY
REFER TO AS THE "OFFERED CERTIFICATES," YOU SHOULD READ THIS ENTIRE DOCUMENT AND
THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL...................................  Your certificates (along with the privately offered certificates) will
                                            represent beneficial interests in a
                                            trust created by us on the closing
                                            date. All payments to you will come
                                            only from the amounts received in
                                            connection with the assets of the
                                            trust. The trust's assets will
                                            primarily consist of 209 fixed rate
                                            mortgage loans secured by first
                                            mortgage liens on 217 commercial,
                                            manufactured housing community and
                                            multifamily properties.

TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through
                                            Certificates, Series 2007-TOP28.

MORTGAGE POOL.............................  The mortgage pool consists of 209 mortgage loans with an aggregate
                                            principal balance of all mortgage
                                            loans as of the cut-off date, of
                                            approximately $1,761,222,528, which
                                            may vary on the closing date by up
                                            to 5%. Each mortgage loan requires
                                            scheduled payments of principal
                                            and/or interest to be made monthly.
                                            For purposes of those mortgage loans
                                            that have a due date on a date other
                                            than the first of the month, we have
                                            assumed that those mortgage loans
                                            are due on the first of the month
                                            for purposes of determining their
                                            cut-off dates and cut-off date
                                            balances.

                                            As of the cut-off date, the balances
                                            of the mortgage loans in the
                                            mortgage pool ranged from
                                            approximately $735,000 to
                                            approximately $170,000,000 and the
                                            mortgage loans had an approximate
                                            average balance of $8,426,902.

                                            For purposes of calculating
                                            distributions on certain classes of
                                            certificates, the mortgage loans in
                                            the mortgage pool backing the
                                            offered certificates will be divided
                                            into a loan group 1 and a loan group
                                            2.

                                            Loan group 1 will consist of all of
                                            the mortgage loans other than twelve
                                            (12) mortgage loans that are secured
                                            by multifamily properties, two (2)
                                            mortgage loans that are secured by
                                            mixed use properties and twelve (12)
                                            mortgage loans that are secured by
                                            manufactured housing community
                                            properties. Loan group 1 will
                                            consist of one hundred eighty-three
                                            (183) mortgage loans, with an
                                            initial outstanding loan group 1
                                            balance of $1,615,081,426, which may
                                            vary up to 5%. Loan group 1
                                            represents approximately 91.7% of
                                            the initial outstanding pool
                                            balance.

                                            Loan group 2 will consist of twelve
                                            (12) mortgage loans that are secured
                                            by multifamily properties, two (2)
                                            mortgage loans that are secured by
                                            mixed use properties and twelve (12)
                                            mortgage loans that are secured by
                                            manufactured housing community
                                            properties and have an initial
                                            outstanding loan group 2 balance of
                                            $146,141,102. Loan group 2
                                            represents approximately 8.3% of the
                                            initial outstanding pool balance and
                                            approximately 100.0% of the
                                            principal balance of all the
                                            mortgage loans secured by
                                            multifamily and manufactured housing

                                       S-8

                                            community properties and
                                            approximately 76.1% of the principal
                                            balance of all the mortgage loans
                                            secured by mixed use properties with
                                            a multifamily component.

                                            As of the cut-off date, the balances
                                            of the mortgage loans in loan group
                                            1 ranged from approximately $735,000
                                            to approximately $170,000,000 and
                                            the mortgage loans in loan group 1
                                            had an approximate average balance
                                            of $8,825,582. As of the cut-off
                                            date, the balances of the mortgage
                                            loans in loan group 2 ranged from
                                            approximately $1,044,068 to
                                            approximately $29,000,000 and the
                                            mortgage loans in loan group 2 had
                                            an approximate average balance of
                                            $5,620,812.

                                            The transfers of the mortgage loans
                                            from the mortgage loan sellers to
                                            the depositor and from the depositor
                                            to the issuing entity in exchange
                                            for the certificates are illustrated
                                            below:

            --------------                  --------------

              MORTGAGE                        INVESTORS
            LOAN SELLERS

            --------------                  --------------
             |      ^                         |      ^
             |      |                         |      |
             |      |                         |      |
   MORTGAGE  |      | CASH             CASH   |      | CERTIFICATES
    LOANS    |      |                         |      |
             |      |                         |      |
             |      |                         |      |
             v      |                         v      |
            --------------      CASH        --------------
                          <-----------------
              DEPOSITOR                       UNDERWRITERS
                          ----------------->
            --------------  CERTIFICATES    --------------
             |      ^
             |      |
             |      |
   MORTGAGE  |      |CERTIFICATES
    LOANS    |      |
             |      |
             |      |
             v      |
            --------------

            ISSUING ENTITY

            --------------

                                       S-9

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY............................  Bear Stearns Commercial Mortgage
                                            Securities Trust 2007-TOP28, a New
                                            York common law trust, will issue
                                            the certificates. The trust will be
                                            formed pursuant to the pooling and
                                            servicing agreement among the
                                            depositor, the master servicer, the
                                            special servicer, the trustee and
                                            the paying agent. See "Transaction
                                            Parties--The Issuing Entity" in this
                                            prospectus supplement.

DEPOSITOR.................................  Bear Stearns Commercial Mortgage
                                            Securities Inc., a Delaware
                                            corporation, is the depositor. As
                                            depositor, Bear Stearns Commercial
                                            Mortgage Securities Inc. will
                                            acquire the mortgage loans from the
                                            mortgage loan sellers and deposit
                                            them into the trust. Bear Stearns
                                            Commercial Mortgage Securities Inc.
                                            is an affiliate of Bear Stearns
                                            Commercial Mortgage, Inc., a sponsor
                                            of this transaction and a mortgage
                                            loan seller, and Bear, Stearns & Co.
                                            Inc., one of the underwriters. See
                                            "Transaction Parties--The Depositor"
                                            in this prospectus supplement.

MASTER SERVICER...........................  Wells Fargo Bank, National
                                            Association, a national banking
                                            association, will act as master
                                            servicer with respect to all of the
                                            mortgage loans in the trust (except
                                            that the servicing duties with
                                            respect to the non-serviced mortgage
                                            loans, if any, will be limited as
                                            described in this prospectus
                                            supplement). Wells Fargo will
                                            acquire the right to master service
                                            the mortgage loans that are sold to
                                            the Trust by the mortgage loan
                                            sellers (other than Wells Fargo)
                                            pursuant to servicing rights
                                            purchase agreements entered into
                                            between the master servicer and
                                            those mortgage loan sellers on the
                                            closing date. See "Servicing of the
                                            Mortgage Loans--General" and
                                            "Transaction Parties--Master
                                            Servicer" in this prospectus
                                            supplement. The master servicer will
                                            be primarily responsible for
                                            servicing and administering,
                                            directly or through sub-servicers,
                                            mortgage loans (a) as to which there
                                            is no default or reasonably
                                            foreseeable default that would give
                                            rise to a transfer of servicing to
                                            the special servicer and (b) as to
                                            which any such default or reasonably
                                            foreseeable default has been
                                            corrected, including as part of a
                                            work-out. In addition, the master
                                            servicer will be primarily
                                            responsible for making principal and
                                            interest advances and servicing
                                            advances under the pooling and
                                            servicing agreement.

                                            The master servicing fee in any
                                            month is an amount equal to the
                                            product of the portion of the per
                                            annum master servicing fee rate
                                            applicable to that month, determined
                                            in the same manner as the applicable
                                            mortgage rate is determined for each
                                            mortgage loan for that month, and
                                            the scheduled principal balance of
                                            each mortgage loan. The master
                                            servicing fee rate for Wells Fargo
                                            Bank, National Association will
                                            range, on a loan-by-loan basis, from
                                            0.01% per annum to 0.02% per annum.
                                            In addition, the master servicer
                                            will be entitled to retain certain
                                            borrower-paid fees and certain
                                            income from investment of certain
                                            accounts maintained as part of the
                                            trust fund, as additional servicing
                                            compensation.

PRIMARY SERVICERS.........................  Principal Global Investors, LLC will act as primary servicer with respect
                                            to those mortgage loans,
                                            representing 13.0% of the initial
                                            outstanding pool balance, sold to
                                            the trust by Principal Commercial
                                            Funding II, LLC. Principal Global
                                            Investors, LLC is the parent of
                                            Principal Commercial Funding, LLC,
                                            which owns a 49% interest in

                                      S-10

                                            Principal Commercial Funding II,
                                            LLC. In addition, Wells Fargo Bank,
                                            National Association will act as
                                            primary servicer with respect to
                                            those mortgage loans sold to the
                                            trust by Wells Fargo Bank, National
                                            Association, Bear Stearns Commercial
                                            Mortgage, Inc. and Morgan Stanley
                                            Mortgage Capital Holdings LLC. See
                                            "Servicing of the Mortgage
                                            Loans--General" and "Transaction
                                            Parties--Primary Servicer" in this
                                            prospectus supplement. Each of
                                            Principal Global Investors, LLC and
                                            Wells Fargo Bank, National
                                            Association will be entitled to
                                            receive a primary servicing fee on
                                            each mortgage loan for which it is
                                            the primary servicer in an amount
                                            equal to the product of the
                                            applicable primary servicing fee
                                            rate and the scheduled principal
                                            balance of the applicable mortgage
                                            loan immediately before the related
                                            due date (prorated for the number of
                                            days during the calendar month for
                                            that mortgage loan for which
                                            interest actually accrues on that
                                            mortgage loan). The primary
                                            servicing fee is payable only from
                                            collections on the related mortgage
                                            loan. The primary servicing fee rate
                                            for Principal Global Investors, LLC
                                            is 0.01% per annum. The primary
                                            servicing fee rate (including the
                                            rates at which any subservicing fees
                                            accrue) for Wells Fargo Bank,
                                            National Association will range, on
                                            a loan-by-loan basis, from 0.01% per
                                            annum to 0.08% per annum.

SPECIAL SERVICER..........................  Centerline Servicing Inc., a
                                            Delaware corporation, will act as
                                            special servicer with respect to all
                                            of the mortgage loans in the trust.
                                            Generally, the special servicer will
                                            service a mortgage loan upon the
                                            occurrence of certain events that
                                            cause that mortgage loan to become a
                                            "specially serviced mortgage loan."
                                            The special servicer's principal
                                            compensation for its special
                                            servicing activities will be the
                                            special servicing fee, the workout
                                            fee and the liquidation fee. See
                                            "Servicing of the Mortgage
                                            Loans--General" and "Transaction
                                            Parties--The Special Servicer" in
                                            this prospectus supplement.

                                            The special servicing fee is an
                                            amount equal to, in any month, the
                                            product of the portion of a rate
                                            equal to 0.25% per annum applicable
                                            to that month, determined in the
                                            same manner as the applicable
                                            mortgage rate is determined for each
                                            specially serviced mortgage loan for
                                            that month, and the scheduled
                                            principal balance of each specially
                                            serviced mortgage loan.

                                            The liquidation fee means,
                                            generally, 1.0% of the liquidation
                                            proceeds received in connection with
                                            a final disposition of a specially
                                            serviced mortgage loan or REO
                                            property or portion thereof and any
                                            condemnation proceeds and insurance
                                            proceeds received by the trust (net
                                            of any expenses incurred by the
                                            special servicer on behalf of the
                                            trust in connection with the
                                            collection of the condemnation
                                            proceeds and insurance proceeds)
                                            including in connection with a
                                            repurchase of an A Note by the
                                            holder of the related B Note, unless
                                            otherwise provided in the related
                                            intercreditor agreement.

                                            The workout fee is a fee payable
                                            with respect to any rehabilitated
                                            mortgage loan (which means a
                                            specially serviced mortgage loan as
                                            to which three consecutive scheduled
                                            payments have been made, there is no
                                            other event causing it to constitute
                                            a specially serviced mortgage loan,
                                            and certain other conditions have
                                            been met), serviced companion
                                            mortgage loan or B Note, equal to
                                            1.0% of the amount of each
                                            collection of interest (other than
                                            default interest and any excess

                                      S-11

                                            interest) and principal received
                                            (including any condemnation proceeds
                                            received and applied as a collection
                                            of the interest and principal) on
                                            such mortgage loan, serviced
                                            companion mortgage loan or B Note
                                            for so long as it remains a
                                            rehabilitated mortgage loan.

                                            In addition, the special servicer
                                            will be entitled to retain certain
                                            borrower paid fees and certain
                                            income from investment of certain
                                            accounts maintained as part of the
                                            trust fund, as additional servicing
                                            compensation.

TRUSTEE AND CUSTODIAN.....................  LaSalle Bank National Association, a
                                            national banking association, will
                                            act as trustee of the trust on
                                            behalf of the Series 2007-TOP28
                                            certificateholders and as custodian.
                                            See "Transaction Parties--The
                                            Trustee" in this prospectus
                                            supplement. In addition, the trustee
                                            will be primarily responsible for
                                            back-up advancing if the master
                                            servicer fails to perform its
                                            advancing obligations. Following the
                                            transfer of the underlying mortgage
                                            loans into the trust, the trustee,
                                            on behalf of the trust, will become
                                            the holder of each mortgage loan
                                            transferred to the trust.

                                            The trustee fee is an amount equal
                                            to, in any month, the product of the
                                            portion of a rate equal to 0.0014%
                                            per annum applicable to that month,
                                            determined in the same manner as the
                                            applicable mortgage rate is
                                            determined for each mortgage loan
                                            for that month, and the scheduled
                                            principal balance of each mortgage
                                            loan. A portion of the trustee fee
                                            is payable to the paying agent.

PAYING AGENT..............................  Wells Fargo Bank, National
                                            Association will act as the paying
                                            agent, certificate registrar and
                                            authenticating agent for the
                                            certificates. Wells Fargo Bank,
                                            National Association is also the
                                            master servicer, a sponsor and a
                                            mortgage loan seller. The paying
                                            agent will also have, or be
                                            responsible for appointing an agent
                                            to perform, additional duties with
                                            respect to tax administration of the
                                            issuing entity. A portion of the
                                            trustee fee is payable to the paying
                                            agent. See "Transaction Parties--The
                                            Paying Agent, Certificate Registrar
                                            and Authenticating Agent" in this
                                            prospectus supplement.

OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the
                                            aggregate certificate balance of the
                                            most subordinate class of
                                            certificates, outstanding at any
                                            time of determination, or, if the
                                            certificate balance of that class of
                                            certificates is less than 25% of the
                                            initial certificate balance of that
                                            class, the next most subordinate
                                            class of certificates, may appoint a
                                            representative to act as operating
                                            adviser for the purposes described
                                            in this prospectus supplement;
                                            provided, that with respect to any
                                            A/B Mortgage Loan, a holder of the
                                            related B Note will, to the extent
                                            set forth in the related
                                            intercreditor agreement, instead be
                                            entitled to the rights and powers
                                            granted to the operating adviser
                                            under the pooling and servicing
                                            agreement to the extent such rights
                                            and powers relate to the related A/B
                                            Mortgage Loan (but only so long as
                                            the holder of the related B Note is
                                            the directing holder). The initial
                                            operating adviser will be Centerline
                                            REIT Inc., an affiliate of the
                                            special servicer.

SPONSORS..................................  Bear Stearns Commercial Mortgage,
                                            Inc., a New York corporation, Morgan
                                            Stanley Mortgage Capital Holdings
                                            LLC, successor-in-interest by merger
                                            to Morgan Stanley Mortgage Capital
                                            Inc., a New York limited liability
                                            company, Wells Fargo Bank, National
                                            Association, a national banking
                                            association, and Principal
                                            Commercial Funding II,

                                      S-12

                                            LLC, a Delaware corporation, are
                                            sponsors of this transaction. As
                                            sponsors, Bear Stearns Commercial
                                            Mortgage, Inc., Morgan Stanley
                                            Mortgage Capital Holdings LLC, Wells
                                            Fargo Bank, National Association,
                                            and Principal Commercial Funding II,
                                            LLC have organized and initiated the
                                            transactions in which the
                                            certificates will be issued and will
                                            sell mortgage loans to the
                                            depositor. The depositor will
                                            transfer the mortgage loans to the
                                            trust, and the trust will then issue
                                            the certificates. Bear Stearns
                                            Commercial Mortgage, Inc. is an
                                            affiliate of the depositor and Bear,
                                            Stearns & Co. Inc., one of the
                                            underwriters. Morgan Stanley
                                            Mortgage Capital Holdings LLC is an
                                            affiliate of Morgan Stanley & Co.
                                            Incorporated, one of the
                                            underwriters. Wells Fargo Bank,
                                            National Association is also the
                                            master servicer, paying agent,
                                            certificate registrar and
                                            authenticating agent with respect to
                                            the mortgage loans and the trust.
                                            Principal Global Investors, LLC, the
                                            primary servicer with respect to
                                            those mortgage loans sold to the
                                            trust by Principal Commercial
                                            Funding II, LLC, is the parent of
                                            Principal Commercial Funding, LLC,
                                            which owns a 49% interest in
                                            Principal Commercial Funding II,
                                            LLC. See "Transaction Parties--The
                                            Sponsors, Mortgage Loan Sellers and
                                            Originators" in this prospectus
                                            supplement.

MORTGAGE LOAN SELLERS.....................  Morgan Stanley Mortgage Capital
                                            Holdings LLC, will sell us fifty-two
                                            (52) mortgage loans (which includes
                                            forty-eight (48) mortgage loans in
                                            loan group 1 and four (4) mortgage
                                            loans in loan group 2), representing
                                            41.2% of the initial outstanding
                                            pool balance (and representing 42.4%
                                            of the initial outstanding loan
                                            group 1 balance and 27.9% of the
                                            initial outstanding loan group 2
                                            balance).

                                            Bear Stearns Commercial Mortgage,
                                            Inc., will sell us sixty (60)
                                            mortgage loans (which includes
                                            fifty-nine (59) mortgage loans in
                                            loan group 1 and one (1) mortgage
                                            loan in loan group 2), representing
                                            32.5% of the initial outstanding
                                            pool balance (and representing 35.1%
                                            of the initial outstanding loan
                                            group 1 balance and 3.8% of the
                                            initial outstanding loan group 2
                                            balance).

                                            Wells Fargo Bank, National
                                            Association, will sell us sixty-four
                                            (64) mortgage loans (which includes
                                            forty-six (46) mortgage loans in
                                            loan group 1 and eighteen (18)
                                            mortgage loans in loan group 2),
                                            representing 13.3% of the initial
                                            outstanding pool balance (and
                                            representing 11.5% of the initial
                                            outstanding loan group 1 balance and
                                            33.4% of the initial outstanding
                                            loan group 2 balance).

                                            Principal Commercial Funding II,
                                            LLC, will sell us thirty-three (33)
                                            mortgage loans (which includes
                                            thirty (30) mortgage loans in loan
                                            group 1 and three (3) mortgage loans
                                            in loan group 2), representing 13.0%
                                            of the initial outstanding pool
                                            balance (and representing 11.0% of
                                            the initial outstanding loan group 1
                                            balance and 34.9% of the initial
                                            outstanding loan group 2 balance).

                                            See "Transaction Parties--The
                                            Sponsors, Mortgage Loan Sellers and
                                            Originators" in this prospectus
                                            supplement.

                                      S-13

ORIGINATORS...............................  Each mortgage loan seller or its affiliate originated or acquired the
                                            mortgage loans as to which it is
                                            acting as mortgage loan seller. See
                                            "Transaction Parties--The Sponsors,
                                            Mortgage Loan Sellers and
                                            Originators" in this prospectus
                                            supplement.

UNDERWRITERS..............................  Bear, Stearns & Co. Inc. and Morgan
                                            Stanley & Co. Incorporated. Bear,
                                            Stearns & Co. Inc. is an affiliate
                                            of Bear Stearns Commercial Mortgage,
                                            Inc., one of the sponsors, and of
                                            the depositor. Morgan Stanley & Co.
                                            Incorporated is an affiliate of
                                            Morgan Stanley Mortgage Capital
                                            Holdings LLC, one of the sponsors.

CUT-OFF DATE..............................  October 1, 2007. For purposes of the information contained in this
                                            prospectus supplement (including the
                                            appendices to this prospectus
                                            supplement), scheduled payments due
                                            in October 2007 with respect to
                                            mortgage loans not having payment
                                            dates on the first day of each month
                                            have been deemed received on October
                                            1, 2007, not the actual day on which
                                            such scheduled payments were due.

CLOSING DATE..............................  On or about October 25, 2007.

DETERMINATION DATE........................  The 7th day of each month, or, if the 7th day is not a business day,
                                            the next succeeding business day,
                                            commencing in November 2007.

DISTRIBUTION DATE.........................  The 4th business day after the related determination date,
                                            commencing in November 2007.

RECORD DATE...............................  With respect to each distribution date, the close of business on the
                                            last business day of the preceding
                                            calendar month.

                                            --------------------------------
EXPECTED FINAL DISTRIBUTION DATES........       Class A-1   July 2012
                                            --------------------------------
                                                Class A-2   October 2012
                                            --------------------------------
                                                Class A-3   October 2014
                                            --------------------------------
                                                Class A-AB  December 2016
                                            --------------------------------
                                                Class A-4   September 2017
                                            --------------------------------
                                                Class A-1A  September 2017
                                            --------------------------------
                                                Class A-M   September 2017
                                            --------------------------------
                                                Class A-J   October 2017
                                            --------------------------------

                                            The Expected Final Distribution Date
                                            for each class of certificates is
                                            the date on which that class is
                                            expected to be paid in full,
                                            assuming no delinquencies, losses,
                                            modifications, extensions of
                                            maturity dates, repurchases or
                                            prepayments of the mortgage loans
                                            after the initial issuance of the
                                            certificates and according to the
                                            "Structuring Assumptions." Any
                                            mortgage loans with anticipated
                                            repayment dates are assumed to repay
                                            in full on those dates. The actual
                                            final distribution date for any
                                            class may be earlier or later (and
                                            could be substantially later) than
                                            the expected final distribution
                                            date.

                                      S-14

RATED FINAL DISTRIBUTION DATE.............  As to each class of certificates, the distribution date in September
                                            2042, which is the first
                                            distribution date that follows, by
                                            at least 60 months, the maturity
                                            date for the mortgage loan having an
                                            anticipated repayment date that, as
                                            of the cut-off date, has the latest
                                            final maturity date.

                                            OFFERED CERTIFICATES

GENERAL...................................  We are offering the following eight
                                            (8) classes of our Series 2007-TOP28
                                            Commercial Mortgage Pass-Through
                                            Certificates:

                                            o    Class A-1

                                            o    Class A-2

                                            o    Class A-3

                                            o    Class A-AB

                                            o    Class A-4

                                            o    Class A-1A

                                            o    Class A-M

                                            o    Class A-J

                                            The entire series will consist of a
                                            total of twenty-seven (27) classes,
                                            the following nineteen (19) of which
                                            are not being offered by this
                                            prospectus supplement and the
                                            accompanying prospectus: Class X-1,
                                            Class X-2, Class B, Class C, Class
                                            D, Class E, Class F, Class G, Class
                                            H, Class J, Class K, Class L, Class
                                            M, Class N, Class O, Class P, Class
                                            R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE.......................  Your certificates will have the approximate aggregate initial
                                            certificate balance presented on the
                                            cover page of this prospectus
                                            supplement, and this balance may
                                            vary by up to 5% on the closing
                                            date. Mortgage loans may be removed
                                            from or added to the mortgage pool
                                            prior to the closing date within
                                            this maximum permitted variance. Any
                                            reduction or increase in the number
                                            of mortgage loans within these
                                            parameters will result in
                                            consequential changes to the initial
                                            certificate balance of each class of
                                            offered certificates and to the
                                            other statistical data contained in
                                            this prospectus supplement. No
                                            changes in the statistical data will
                                            be made in the final prospectus
                                            supplement unless such changes are
                                            material.

                                            The certificate balance at any time
                                            is the maximum amount of principal
                                            distributable to a class and is
                                            subject to adjustment on each
                                            distribution date to reflect any
                                            reductions resulting from
                                            distributions of principal to that
                                            class or any allocations of losses
                                            to the certificate balance of that
                                            class.

                                            The Class X-1 Certificates and the
                                            Class X-2 Certificates, which are
                                            private certificates, will not have
                                            certificate balances; each such
                                            class of certificates will instead
                                            represent the right to receive
                                            distributions of interest accrued as
                                            described in this prospectus
                                            supplement on a notional amount. The
                                            notional amount of the Class X-1
                                            Certificates will be equal to the
                                            aggregate of the certificate
                                            balances of the classes of
                                            certificates (other than the Class
                                            X-1, Class X-2, Class R-I, Class
                                            R-II and Class R-III Certificates)
                                            outstanding from time to time. Any
                                            information provided in this
                                            prospectus supplement regarding the
                                            characteristics of the Class X-1
                                            Certificates and Class X-2
                                            Certificates,

                                      S-15

                                            which are not offered pursuant to
                                            this prospectus supplement, is
                                            provided only to enhance your
                                            understanding of the offered
                                            certificates.

                                            The notional amount of the Class X-2
                                            Certificates will equal:

                                            o    during the period from the
                                                 closing date through and
                                                 including the distribution date
                                                 occurring in October 2008, the
                                                 sum of (a) the lesser of
                                                 $73,482,000 and the certificate
                                                 balance of the Class A-1
                                                 Certificates outstanding from
                                                 time to time, (b) the lesser of
                                                 $145,630,000 and the
                                                 certificate balance of the
                                                 Class A-1A Certificates
                                                 outstanding from time to time
                                                 and (c) the aggregate of the
                                                 certificate balances of the
                                                 Class A-2, Class A-3, Class
                                                 A-AB, Class A-4, Class A-M,
                                                 Class A-J, Class B, Class C,
                                                 Class D, Class E, Class F,
                                                 Class G, Class H, Class J,
                                                 Class K and Class L
                                                 Certificates outstanding from
                                                 time to time;

                                            o    during the period following the
                                                 distribution date occurring in
                                                 October 2008 through and
                                                 including the distribution date
                                                 occurring in October 2009, the
                                                 sum of (a) the lesser of
                                                 $8,469,000 and the certificate
                                                 balance of the Class A-1
                                                 Certificates outstanding from
                                                 time to time, (b) the lesser of
                                                 $139,841,000 and the
                                                 certificate balance of the
                                                 Class A-1A Certificates
                                                 outstanding from time to time,
                                                 (c) the aggregate of the
                                                 certificate balances of the
                                                 Class A-2, Class A-3, Class
                                                 A-AB, Class A-4, Class A-M,
                                                 Class A-J, Class B, Class C,
                                                 Class D, Class E, Class F,
                                                 Class G and Class H
                                                 Certificates outstanding from
                                                 time to time and (d) the lesser
                                                 of $1,279,000 and the
                                                 certificate balance of the
                                                 Class J Certificates
                                                 outstanding from time to time;

                                            o    during the period following the
                                                 distribution date occurring in
                                                 October 2009 through and
                                                 including the distribution date
                                                 occurring in October 2010, the
                                                 sum of (a) the lesser of
                                                 $1,561,000 and the certificate
                                                 balance of the Class A-2
                                                 Certificates outstanding from
                                                 time to time, (b) the lesser of
                                                 $133,845,000 and the
                                                 certificate balance of the
                                                 Class A-1A Certificates
                                                 outstanding from time to time,
                                                 (c) the aggregate of the
                                                 certificate balances of the
                                                 Class A-3, Class A-AB, Class
                                                 A-4, Class A-M, Class A-J,
                                                 Class B, Class C, Class D,
                                                 Class E and Class F
                                                 Certificates outstanding from
                                                 time to time and (d) the lesser
                                                 of $1,742,000 and the
                                                 certificate balance of the
                                                 Class G Certificates
                                                 outstanding from time to time;

                                            o    during the period following the
                                                 distribution date occurring in
                                                 October 2010 through and
                                                 including the distribution date
                                                 occurring in October 2011, the
                                                 sum of (a) the lesser of
                                                 $72,145,000 and the certificate
                                                 balance of the Class A-AB
                                                 Certificates outstanding from
                                                 time to time, (b) the lesser of
                                                 $128,166,000 and the
                                                 certificate balance of the
                                                 Class A-1A Certificates
                                                 outstanding from time to time,
                                                 (c) the aggregate of the
                                                 certificate balances of the
                                                 Class A-4, Class A-M, Class
                                                 A-J, Class B, Class C and Class
                                                 D Certificates outstanding from
                                                 time to time and (d) the lesser
                                                 of $8,874,000 and the
                                                 certificate balance of the
                                                 Class E Certificates
                                                 outstanding from time to time;

                                            o    during the period following the
                                                 distribution date occurring in
                                                 October 2011 through and
                                                 including the distribution date
                                                 occurring

                                      S-16

                                                 in October 2012, the sum of (a)
                                                 the lesser of $799,953,000 and
                                                 the certificate balance of the
                                                 Class A-4 Certificates
                                                 outstanding from time to time,
                                                 (b) the lesser of $103,899,000
                                                 and the certificate balance of
                                                 the Class A-1A Certificates
                                                 outstanding from time to time,
                                                 (c) the aggregate of the
                                                 certificate balances of the
                                                 Class A-M, Class A-J, Class B
                                                 and Class C Certificates
                                                 outstanding from time to time
                                                 and (d) the lesser of
                                                 $7,728,000 and the certificate
                                                 balance of the Class D
                                                 Certificates outstanding from
                                                 time to time;

                                            o    during the period following the
                                                 distribution date occurring in
                                                 October 2012 through and
                                                 including the distribution date
                                                 occurring in October 2013, the
                                                 sum of (a) the lesser of
                                                 $744,764,000 and the
                                                 certificate balance of the
                                                 Class A-4 Certificates
                                                 outstanding from time to time,
                                                 (b) the lesser of $99,733,000
                                                 and the certificate balance of
                                                 the Class A-1A Certificates
                                                 outstanding from time to time,
                                                 (c) the aggregate of the
                                                 certificate balances of the
                                                 Class A-M and Class A-J
                                                 Certificates outstanding from
                                                 time to time and (d) the lesser
                                                 of $27,596,000 and the
                                                 certificate balance of the
                                                 Class B Certificates
                                                 outstanding from time to time;

                                            o    during the period following the
                                                 distribution date occurring in
                                                 October 2013 through and
                                                 including the distribution date
                                                 occurring in October 2014, the
                                                 sum of (a) the lesser of
                                                 $637,470,000 and the
                                                 certificate balance of the
                                                 Class A-4 Certificates
                                                 outstanding from time to time,
                                                 (b) the lesser of $95,808,000
                                                 and the certificate balance of
                                                 the Class A-1A Certificates
                                                 outstanding from time to time,
                                                 (c) the aggregate of the
                                                 certificate balances of the
                                                 Class A-M and Class A-J
                                                 Certificates outstanding from
                                                 time to time and (d) the lesser
                                                 of $3,269,000 and the
                                                 certificate balance of the
                                                 Class B Certificates
                                                 outstanding from time to time;

                                            o    during the period following the
                                                 distribution date occurring in
                                                 October 2014 through and
                                                 including the distribution date
                                                 occurring in October 2015, the
                                                 sum of (a) the lesser of
                                                 $580,944,000 and the
                                                 certificate balance of the
                                                 Class A-4 Certificates
                                                 outstanding from time to time,
                                                 (b) the lesser of $92,108,000
                                                 and the certificate balance of
                                                 the Class A-1A Certificates
                                                 outstanding from time to time,
                                                 (c) the aggregate of the
                                                 certificate balances of the
                                                 Class A-M Certificates
                                                 outstanding from time to time
                                                 and (d) the lesser of
                                                 $96,034,000 and the certificate
                                                 balance of the Class A-J
                                                 Certificates outstanding from
                                                 time to time; and

                                            o    following the distribution date
                                                 occurring in October 2015, $0.

                                            Accordingly, the notional amount of
                                            the Class X-1 Certificates will be
                                            reduced on each distribution date by
                                            any distributions of principal
                                            actually made on, and any losses
                                            actually allocated to the
                                            certificate balance of, any class of
                                            certificates (other than the Class
                                            X-1, Class X-2, Class R-I, Class
                                            R-II and Class R-III Certificates)
                                            outstanding from time to time. The
                                            notional amount of the Class X-2
                                            Certificates will be reduced on each
                                            distribution date by any
                                            distributions of principal actually
                                            made on, and any losses actually
                                            allocated to the certificate balance
                                            of any component and any class of
                                            certificates included in the
                                            calculation of the notional amount
                                            for the Class X-2 Certificates on
                                            such distribution date, as described
                                            above. Holders of the Class X-2

                                      S-17

                                            Certificates will not be entitled to
                                            distributions of interest at any
                                            time following the distribution date
                                            occurring in October 2015.

PASS-THROUGH RATES........................  Your certificates will accrue interest at an annual rate called a
                                            pass-through rate. The approximate
                                            initial pass-through rates for each
                                            class of offered certificates are
                                            set forth on the cover page of this
                                            prospectus supplement.

                                            Interest on the certificates will be
                                            calculated on the basis of a 360-day
                                            year consisting of twelve 30-day
                                            months, also referred to in this
                                            prospectus supplement as a 30/360
                                            basis.

                                            The pass-through rates for the Class
                                            A-1, Class A-2, Class A-3 and Class
                                            A-AB Certificates will, at all
                                            times, be fixed at their initial
                                            rate of 5.422%, 5.588%, 5.793% and
                                            5.746%, respectively. The
                                            pass-through rates for the Class
                                            A-4, Class A-1A and Class A-M
                                            Certificates will, at all times, be
                                            a per annum rate equal to the lesser
                                            of 5.742%, 5.710% and 5.835%,
                                            respectively, and the weighted
                                            average net mortgage rate. The
                                            pass-through rate for the Class A-J
                                            Certificates will, at all times, be
                                            a per annum rate equal to the
                                            weighted average net mortgage rate
                                            less 0.002%.

                                            The weighted average net mortgage
                                            rate for a particular distribution
                                            date is a weighted average of the
                                            interest rates on the mortgage loans
                                            minus a weighted average annual
                                            administrative cost rate, which
                                            includes the master servicing fee
                                            rate, any excess servicing fee rate,
                                            the primary servicing fee rate, and
                                            the trustee fee rate. The relevant
                                            weighting is based upon the
                                            respective principal balances of the
                                            mortgage loans as in effect
                                            immediately prior to the relevant
                                            distribution date. For purposes of
                                            calculating the weighted average net
                                            mortgage rate, the mortgage loan
                                            interest rates will not include any
                                            default interest rate. The mortgage
                                            loan interest rates will also be
                                            determined without regard to any
                                            loan term modifications agreed to by
                                            the special servicer or resulting
                                            from any borrower's bankruptcy or
                                            insolvency. In addition, for
                                            purposes of calculating the weighted
                                            average net mortgage rate, if a
                                            mortgage loan does not accrue
                                            interest on a 30/360 basis, its
                                            interest rate for any month will, in
                                            general, be deemed to be the rate
                                            per annum that, when calculated on a
                                            30/360 basis, will produce the
                                            amount of interest that actually
                                            accrues on that mortgage loan in
                                            that month.

                                            The pass-through rate applicable to
                                            the Class X-2 Certificates for the
                                            initial distribution date will equal
                                            approximately 0.355% per annum. The
                                            pass-through rate applicable to the
                                            Class X-2 Certificates for each
                                            distribution date subsequent to the
                                            initial distribution date and on or
                                            before the distribution date in
                                            October 2015 will equal the weighted
                                            average of the respective strip
                                            rates (the "Class X-2 Strip Rates")
                                            at which interest accrues from time
                                            to time on the respective components
                                            of the total notional amount of the
                                            Class X-2 Certificates outstanding
                                            immediately prior to the related
                                            distribution date (weighted on the
                                            basis of the respective balances of
                                            such components outstanding
                                            immediately prior to such
                                            distribution date). Each of those
                                            components will be comprised of all
                                            or a designated portion of the
                                            certificate balance of a specified
                                            class of certificates with a
                                            principal balance. If all or a
                                            designated portion of the
                                            certificate balance of any class of
                                            certificates with a principal
                                            balance is identified under
                                            "--Certificate Balance" above as
                                            being part of the total notional
                                            amount of the Class X-2

                                      S-18

                                            Certificates immediately prior to
                                            any distribution date, then that
                                            certificate balance (or designated
                                            portion of it) will represent one or
                                            more separate components of the
                                            total notional amount of the Class
                                            X-2 Certificates for purposes of
                                            calculating the accrual of interest
                                            for the related distribution date.
                                            For any distribution date occurring
                                            in or before October 2015, on any
                                            particular component of the total
                                            notional amount of the Class X-2
                                            Certificates immediately prior to
                                            the related distribution date, the
                                            applicable Class X-2 Strip Rate will
                                            equal the excess, if any, of:

                                            o    the lesser of (a) the rate per
                                                 annum corresponding to such
                                                 distribution date as set forth
                                                 on Schedule B attached to this
                                                 prospectus supplement and (b)
                                                 the weighted average net
                                                 mortgage rate for such
                                                 distribution date, over

                                            o    the pass-through rate for such
                                                 distribution date for the class
                                                 of certificates with a
                                                 principal balance whose
                                                 certificate balance, or a
                                                 designated portion of it,
                                                 comprises such component.

                                            Under no circumstances will any
                                            Class X-2 Strip Rate be less than
                                            zero.

                                            The pass-through rate applicable to
                                            the Class X-1 Certificates for the
                                            initial distribution date will equal
                                            approximately 0.043% per annum.

                                            The pass-through rate applicable to
                                            the Class X-1 Certificates for each
                                            distribution date subsequent to the
                                            initial distribution date will equal
                                            the weighted average of the
                                            respective strip rates (the "Class
                                            X-1 Strip Rates") at which interest
                                            accrues from time to time on the
                                            respective components of the total
                                            notional amount of the Class X-1
                                            Certificates outstanding immediately
                                            prior to the related distribution
                                            date (weighted on the basis of the
                                            respective balances of such
                                            components outstanding immediately
                                            prior to such distribution date).
                                            Each of those components will be
                                            comprised of all or a designated
                                            portion of the certificate balance
                                            of one of the classes of the
                                            certificates with a principal
                                            balance. In general, the certificate
                                            balance of each class of
                                            certificates with a principal
                                            balance will constitute a separate
                                            component of the total notional
                                            amount of the Class X-1
                                            Certificates; provided that, if a
                                            portion, but not all, of the
                                            certificate balance of any
                                            particular class of certificates
                                            with a principal balance is
                                            identified under "--Certificate
                                            Balance" above as being part of the
                                            total notional amount of the Class
                                            X-2 Certificates immediately prior
                                            to any distribution date, then that
                                            identified portion of such
                                            certificate balance will also
                                            represent one or more separate
                                            components of the total notional
                                            amount of the Class X-1 Certificates
                                            for purposes of calculating the
                                            accrual of interest for the related
                                            distribution date, and the remaining
                                            portion of such certificate balance
                                            will represent one or more other
                                            separate components of the Class X-1
                                            Certificates for purposes of
                                            calculating the accrual of interest
                                            for the related distribution date.
                                            For any distribution date occurring
                                            in or before October 2015, on any
                                            particular component of the total
                                            notional amount of the Class X-1
                                            Certificates immediately prior to
                                            the related distribution date, the
                                            applicable Class X-1 Strip Rate will
                                            be calculated as follows:

                                            o    if such particular component
                                                 consists of the entire
                                                 certificate balance (or a
                                                 designated portion of that
                                                 certificate balance) of any
                                                 class of certificates with a
                                                 principal balance, and if such
                                                 entire certificate balance (or
                                                 that designated portion) also
                                                 constitutes a

                                      S-19

                                                 component of the total notional
                                                 amount of the Class X-2
                                                 Certificates immediately prior
                                                 to the related distribution
                                                 date, then the applicable Class
                                                 X-1 Strip Rate will equal the
                                                 excess, if any, of (a) the
                                                 weighted average net mortgage
                                                 rate for such distribution
                                                 date, over (b) the greater of
                                                 (i) the rate per annum
                                                 corresponding to such
                                                 distribution date as set forth
                                                 on Schedule B attached to this
                                                 prospectus supplement and (ii)
                                                 the pass-through rate for such
                                                 distribution date for such
                                                 class of certificates with a
                                                 principal balance; and

                                            o    if such particular component
                                                 consists of the entire
                                                 certificate balance (or a
                                                 designated portion of that
                                                 certificate balance) of any
                                                 class of certificates with a
                                                 principal balance, and if such
                                                 entire certificate balance (or
                                                 that designated portion) does
                                                 not also constitute a component
                                                 of the total notional amount of
                                                 the Class X-2 Certificates
                                                 immediately prior to the
                                                 related distribution date, then
                                                 the applicable Class X-1 Strip
                                                 Rate will equal the excess, if
                                                 any, of (a) the weighted
                                                 average net mortgage rate for
                                                 such distribution date, over
                                                 (b) the pass-through rate for
                                                 such distribution date for such
                                                 class of certificates with a
                                                 principal balance.

                                            For any distribution date occurring
                                            after October 2015, the certificate
                                            balance of each class of
                                            certificates with a principal
                                            balance will constitute a separate
                                            component of the total notional
                                            amount of the Class X-1
                                            Certificates, and the applicable
                                            Class X-1 Strip Rate with respect to
                                            each such component for each such
                                            distribution date will equal the
                                            excess, if any, of (a) the weighted
                                            average net mortgage rate for such
                                            distribution date, over (b) the
                                            pass-through rate for such
                                            distribution date for such class of
                                            certificates with a principal
                                            balance. Under no circumstances will
                                            any Class X-1 Strip Rate be less
                                            than zero.

                                            The Class B, Class C, Class D, Class
                                            E, Class F, Class G and Class H
                                            Certificates will, at all times,
                                            accrue interest at a per annum rate
                                            equal to the weighted average net
                                            mortgage rate.

                                            The Class J, Class K, Class L, Class
                                            M, Class N, Class O and Class P
                                            Certificates will, at all times,
                                            accrue interest at a per-annum rate
                                            equal to the lesser of 5.185% and
                                            the weighted average net mortgage
                                            rate.

DISTRIBUTIONS

     A.  AMOUNT AND ORDER
            OF DISTRIBUTIONS..............  On each distribution date, you will be entitled to receive interest and
                                            principal distributed from funds
                                            available for distribution from the
                                            mortgage loans. These distributions
                                            may be based on amounts relating to
                                            mortgage loans in loan group 1,
                                            mortgage loans in loan group 2 or a
                                            combination of these loan groups, as
                                            described further in this prospectus
                                            supplement. Funds available for
                                            distribution to the certificates
                                            will be net of excess interest,
                                            excess liquidation proceeds and
                                            specified trust expenses, including
                                            all servicing fees, trustee fees and
                                            related compensation. Distributions
                                            to you will be in an amount equal to
                                            your certificate's interest and
                                            principal entitlement, subject to:

                                            (i)  payment of the respective
                                                 interest entitlement for any
                                                 class of certificates bearing
                                                 an earlier alphabetical
                                                 designation (except in respect
                                                 of the distribution of interest
                                                 among the Class A-1, Class A-2,

                                      S-20

                                                 Class A-3, Class A-AB, Class
                                                 A-4, Class A-1A, Class X-1 and
                                                 Class X-2 Certificates, which
                                                 will have the same senior
                                                 priority and be distributed pro
                                                 rata and except that
                                                 distributions to the Class A-M
                                                 Certificates will be paid after
                                                 distributions to the foregoing
                                                 classes and except that the
                                                 Class A-J Certificates will be
                                                 paid after distributions to the
                                                 Class A-M Certificates), and

                                            (ii) if applicable, payment of the
                                                 respective principal
                                                 entitlement for the
                                                 distribution date to the
                                                 outstanding classes of
                                                 certificates having an earlier
                                                 alphabetical designation (and,
                                                 in the case of the Class
                                                 A-1/Class A-1A, Class A-2,
                                                 Class A-3, Class A-AB and Class
                                                 A-4 Certificates, generally in
                                                 that order and with respect to
                                                 principal from the mortgage
                                                 loans in loan group 1 or loan
                                                 group 2, as applicable, as more
                                                 fully described in this
                                                 prospectus supplement) until
                                                 the principal balance of each
                                                 such class has been reduced to
                                                 zero; provided, however, that
                                                 the Class A-AB Certificates
                                                 have certain priority with
                                                 respect to reducing the
                                                 principal balance of those
                                                 certificates to their planned
                                                 principal balance, as described
                                                 in this prospectus supplement;
                                                 and provided that the Class A-M
                                                 Certificates receive
                                                 distributions of principal only
                                                 after distributions of
                                                 principal are made to the Class
                                                 A-1, Class A-2, Class A-3,
                                                 Class A-AB, Class A-4 and Class
                                                 A-1A Certificates and that the
                                                 Class A-J Certificates receive
                                                 distributions of principal only
                                                 after distributions are made to
                                                 the Class A-M Certificates.

                                            Each certificateholder will receive
                                            its share of distributions on its
                                            class of certificates on a pro rata
                                            basis with all other holders of
                                            certificates of the same class. See
                                            "Description of the Offered
                                            Certificates--Distributions" in this
                                            prospectus supplement.

                                            Generally, the Class A-1, Class A-2,
                                            Class A-3, Class A-AB and Class A-4
                                            Certificates will have priority with
                                            respect to payments received in
                                            respect of mortgage loans included
                                            in loan group 1. Generally, the
                                            Class A-1A Certificates will have
                                            priority with respect to payments
                                            received in respect of mortgage
                                            loans included in loan group 2.

     B.  INTEREST AND
            PRINCIPAL ENTITLEMENTS........  A description of the interest entitlement payable to each class
                                            can be found in "Description of the
                                            Offered Certificates--Distributions"
                                            in this prospectus supplement. As
                                            described in that section, there are
                                            circumstances relating to the timing
                                            of prepayments in which your
                                            interest entitlement for a
                                            distribution date could be less than
                                            one full month's interest at the
                                            pass-through rate on your
                                            certificate's principal balance. In
                                            addition, the right of the master
                                            servicer, the special servicer and
                                            the trustee to reimbursement for
                                            payment of nonrecoverable advances,
                                            payment of compensation and
                                            reimbursement of certain costs and
                                            expenses will be prior to your right
                                            to receive distributions of
                                            principal or interest.

                                            The Class R-I, Class R-II, Class
                                            R-III and Class X Certificates will
                                            not be entitled to principal
                                            distributions. The amount of
                                            principal required to be distributed
                                            on the classes entitled to principal
                                            on a particular distribution date
                                            will, in general, be equal to the
                                            sum of:

                                            o    the principal portion of all
                                                 scheduled payments, other than
                                                 balloon payments, to the extent
                                                 received or advanced by the
                                                 master

                                      S-21

                                            servicer or other party (in
                                            accordance with the pooling and
                                            servicing agreement) during the
                                            related collection period;

                                            o    all principal prepayments and
                                                 the principal portion of
                                                 balloon payments received
                                                 during the related collection
                                                 period;

                                            o    the principal portion of other
                                                 collections on the mortgage
                                                 loans received during the
                                                 related collection period, for
                                                 example liquidation proceeds,
                                                 condemnation proceeds,
                                                 insurance proceeds and income
                                                 on "real estate owned"; and

                                            o    the principal portion of
                                                 proceeds of mortgage loan
                                                 repurchases received during the
                                                 related collection period;

                                            subject, however, to the adjustments
                                            described in this prospectus
                                            supplement. See the definition of
                                            "Principal Distribution Amount" in
                                            the "Glossary of Terms."

C.  PREPAYMENT
       PREMIUMS/YIELD MAINTENANCE
       CHARGES............................  The manner in which any prepayment premiums and yield maintenance
                                            charges received during a particular
                                            collection period will be allocated
                                            to the Class X Certificates, on the
                                            one hand and the classes of
                                            certificates entitled to principal,
                                            on the other hand, is described in
                                            "Description of the Offered
                                            Certificates--Distributions" in this
                                            prospectus supplement.

SUBORDINATION

     A. GENERAL...........................  The chart below describes the manner in which the rights of various
                                            classes will be senior to the rights
                                            of other classes. Entitlement to
                                            receive principal and interest
                                            (other than excess liquidation
                                            proceeds and certain excess interest
                                            in connection with any mortgage loan
                                            having an anticipated repayment
                                            date) on any distribution date is
                                            depicted in descending order. The
                                            manner in which mortgage loan losses
                                            (including interest losses other
                                            than losses with respect to certain
                                            excess interest in connection with
                                            any mortgage loan having an
                                            anticipated repayment date) are
                                            allocated is depicted in ascending
                                            order.

                                            ------------------------------------
                                              Class A-l, Class A-2, Class A-3,
                                               Class A-AB*, Class A-4, Class
                                               A-1A**, Class X-1*** and Class
                                                           X-2***
                                            ------------------------------------
                                                             |
                                                             |
                                            ------------------------------------
                                                         Class A-M
                                            ------------------------------------
                                                             |
                                                             |
                                            ------------------------------------
                                                         Class A-J
                                            ------------------------------------
                                                             |
                                                             |
                                            ------------------------------------
                                                        Classes B-P
                                            ------------------------------------

                                      S-22

                                            NO OTHER FORM OF CREDIT ENHANCEMENT
                                            WILL BE AVAILABLE TO YOU AS A HOLDER
                                            OF OFFERED CERTIFICATES.

                                            * The Class A-AB Certificates have
                                            priority with respect to receiving
                                            distributions of principal from the
                                            portion of those amounts
                                            attributable to loan group 1 and,
                                            after the principal balance of the
                                            Class A-1A Certificates has been
                                            reduced to zero, the portion of
                                            those amounts attributable to loan
                                            group 2, in either case, to reduce
                                            the Certificate Balance of the Class
                                            A-AB Certificates to the Planned
                                            Principal Balance, as described in
                                            this prospectus supplement.

                                            **The Class A-1A Certificates
                                            generally have a priority
                                            entitlement to principal payments
                                            received in respect of mortgage
                                            loans included in loan group 2. The
                                            Class A-1, Class A-2, Class A-3,
                                            Class A-AB and Class A-4
                                            Certificates generally have a
                                            priority entitlement to principal
                                            payments received in respect of
                                            mortgage loans included in loan
                                            group 1. See "Description of the
                                            Offered Certificates--Distributions"
                                            in this prospectus supplement.

                                            ***Interest only certificates. No
                                            principal payments or realized loan
                                            losses in respect of principal will
                                            be allocated to the Class X-1 or
                                            Class X-2 Certificates. However, any
                                            mortgage loan losses will reduce the
                                            notional amount of the Class X-1
                                            Certificates and mortgage loan
                                            losses allocated to any component
                                            and any class of certificates
                                            included in the calculation of the
                                            notional amount for the Class X-2
                                            Certificates will reduce the
                                            notional amount of the Class X-2
                                            Certificates.

     B.  SHORTFALLS IN
            AVAILABLE FUNDS...............  The following types of shortfalls in available funds will reduce amounts
                                            available for distribution and will
                                            be allocated in the same manner as
                                            mortgage loan losses. Among the
                                            causes of these shortfalls are the
                                            following:

                                            o    shortfalls resulting from
                                                 compensation which the special
                                                 servicer is entitled to
                                                 receive;

                                            o    shortfalls resulting from
                                                 interest on advances made by
                                                 the master servicer or the
                                                 trustee, to the extent not
                                                 covered by default interest and
                                                 late payment charges paid by
                                                 the borrower; and

                                            o    shortfalls resulting from a
                                                 reduction of a mortgage loan's
                                                 interest rate by a bankruptcy
                                                 court or other modification or
                                                 from other unanticipated,
                                                 extraordinary or
                                                 default-related expenses of the
                                                 trust.

                                            Shortfalls in mortgage loan interest
                                            as a result of the timing of
                                            voluntary and involuntary
                                            prepayments (net of certain amounts
                                            required to be used by the master
                                            servicer to offset those shortfalls)
                                            will be allocated to each class of
                                            certificates in accordance with
                                            their respective interest
                                            entitlements as described in this
                                            prospectus supplement.

                                      S-23

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

     A. GENERAL...........................  All numerical information in this prospectus supplement concerning the
                                            mortgage loans is approximate. All
                                            weighted average information
                                            regarding the mortgage loans
                                            reflects the weighting of the
                                            mortgage loans based upon their
                                            outstanding principal balances as of
                                            the cut-off date. With respect to
                                            mortgage loans not having due dates
                                            on the first day of each month,
                                            scheduled payments due in October
                                            2007 have been deemed received on
                                            October 1, 2007.

                                            When information presented in this
                                            prospectus supplement with respect
                                            to mortgaged properties is expressed
                                            as a percentage of the initial pool
                                            balance, the percentages are based
                                            upon the cut-off date principal
                                            balances of the related mortgage
                                            loans or, with respect to an
                                            individual property securing a
                                            multi-property mortgage loan, the
                                            portions of those loan balances
                                            allocated to such properties. The
                                            allocated loan amount for each
                                            mortgaged property securing a
                                            multi-property mortgage loan is set
                                            forth on Appendix II to this
                                            prospectus supplement.

     B. PRINCIPAL BALANCES................  The trust's primary assets will be two hundred nine (209) mortgage
                                            loans (which include one hundred
                                            eighty-three (183) mortgage loans in
                                            loan group 1 and twenty-six (26)
                                            mortgage loans in loan group 2) with
                                            an aggregate principal balance as of
                                            the cut-off date of approximately
                                            $1,761,222,528 (which includes
                                            $1,615,081,426 in loan group 1 and
                                            $146,141,102 in loan group 2). It is
                                            possible that the aggregate mortgage
                                            loan balance, the initial
                                            outstanding loan group 1 balance and
                                            the initial outstanding loan group 2
                                            balance, will vary by up to 5% on
                                            the closing date. As of the cut-off
                                            date, the principal balance of the
                                            mortgage loans in the mortgage pool
                                            ranged from approximately $735,000
                                            to approximately $170,000,000 (and
                                            the balances of the mortgage loans
                                            ranged from $735,000 to $170,000,000
                                            in loan group 1 and from $1,044,068
                                            to $29,000,000 in loan group 2) and
                                            the mortgage loans had an
                                            approximate average balance of
                                            $8,426,902 (and an approximate
                                            average balance of $8,825,582 in
                                            loan group 1 and $5,620,812 in loan
                                            group 2).

     C. FEE SIMPLE/LEASEHOLD..............  Two hundred thirteen (213) mortgaged properties, securing mortgage loans
                                            representing 95.1% of the initial
                                            outstanding pool balance (which
                                            include one hundred eighty-seven
                                            (187) mortgaged properties in loan
                                            group 1, securing mortgage loans
                                            representing 94.6% of the initial
                                            outstanding loan group 1 balance,
                                            and twenty-six (26) mortgaged
                                            properties in loan group 2, securing
                                            mortgage loans representing 100.0%
                                            of the initial outstanding loan
                                            group 2 balance), are subject to a
                                            mortgage, deed of trust or similar
                                            security instrument that creates a
                                            first mortgage lien on a fee simple
                                            estate in those mortgaged
                                            properties.

                                            Three (3) mortgaged properties,
                                            securing mortgage loans representing
                                            4.0% of the initial outstanding pool
                                            balance (and representing 4.4% of
                                            the initial outstanding loan group 1
                                            balance), are subject to a mortgage,
                                            deed of trust or similar security
                                            instrument that creates a first
                                            mortgage lien on a leasehold
                                            interest in those mortgaged
                                            properties.

                                            One (1) mortgaged property, securing
                                            a mortgage loan representing 0.9% of
                                            the initial outstanding pool balance
                                            (and representing 1.0% of the
                                            initial outstanding loan group 1
                                            balance), is subject to a mortgage,
                                            deed of trust or similar security
                                            instrument that creates a first
                                            mortgage

                                      S-24

                                            lien on a fee interest in a portion
                                            of the related mortgaged property
                                            and a leasehold interest in the
                                            remaining portion of the related
                                            mortgaged property.

     D.    PROPERTY TYPES.................  The following table shows how the mortgage loans are secured by
                                            collateral which is distributed
                                            among different types of properties.

                                            --------------------------------------------------
                                                                    Percentage of
                                                                       Initial       Number of
                                                                     Outstanding    Mortgaged
                                            Property Type           Pool Balance    Properties
                                            --------------------------------------------------

                                            Retail                      51.0%          109
                                            --------------------------------------------------
                                            Office                      20.8%           24
                                            --------------------------------------------------
                                            Industrial                   8.2%           24
                                            --------------------------------------------------
                                            Multifamily                  5.7%           12
                                            --------------------------------------------------
                                            Hospitality                  4.7%            8
                                            --------------------------------------------------
                                            Mixed Use                    3.5%            9
                                            --------------------------------------------------
                                            Self Storage                 2.8%           15
                                            --------------------------------------------------
                                            Manufactured Housing
                                            Community                    2.1%           12
                                            --------------------------------------------------
                                            Other                        1.2%            4
                                            --------------------------------------------------

                                            For information regarding the types
                                            of properties securing the mortgage
                                            loans included in loan group 1 or
                                            loan group 2, see Appendix I to this
                                            prospectus supplement.

     E. PROPERTY LOCATION.................  The number of mortgaged properties, and the approximate percentage of
                                            the aggregate principal balance of
                                            the mortgage loans secured by
                                            mortgaged properties located in the
                                            seven (7) geographic areas with the
                                            highest concentrations of mortgaged
                                            properties, are as described in the
                                            table below:

                                            --------------------------------------------------
                                                                    Percentage of
                                                                       Initial      Number of
                                                                     Outstanding    Mortgaged
                                            Geographic Area         Pool Balance    Properties
                                            --------------------------------------------------

                                            California                  15.4%           44
                                            --------------------------------------------------
                                                 Southern               10.9%           29
                                            --------------------------------------------------
                                                 Northern                4.5%           15
                                            --------------------------------------------------
                                            Ohio                        10.9%            4
                                            --------------------------------------------------
                                            New Jersey                  10.1%           12
                                            --------------------------------------------------
                                            New York                     6.7%            9
                                            --------------------------------------------------
                                            Texas                        6.3%           24
                                            --------------------------------------------------
                                            West Virginia                5.7%            1
                                            --------------------------------------------------
                                            Florida                      5.3%           24
                                            --------------------------------------------------

                                      S-25

                                            The remaining mortgaged properties
                                            are located throughout thirty-four
                                            (34) other states and the District
                                            of Columbia. None of these property
                                            locations has a concentration of
                                            mortgaged properties that represents
                                            security for more than 4.0% of the
                                            initial outstanding pool balance, as
                                            of the cut-off date. Northern
                                            California includes areas with zip
                                            codes above 93600 and Southern
                                            California includes areas with zip
                                            codes of 93600 and below.

                                            For information regarding the
                                            location of properties securing the
                                            mortgage loans included in loan
                                            group 1 or loan group 2, see
                                            Appendix I to this prospectus
                                            supplement.

     F.  OTHER MORTGAGE
            LOAN FEATURES.................  As of the cut-off date, the mortgage loans had the following
                                            characteristics:

                                            o    The most recent scheduled
                                                 payment of principal and
                                                 interest on any mortgage loan
                                                 was not thirty days or more
                                                 past due, and no mortgage loan
                                                 had been thirty days or more
                                                 past due in the past year;

                                            o    Fifteen (15) groups of mortgage
                                                 loans, securing mortgage loans
                                                 representing 24.9% of the
                                                 initial outstanding pool
                                                 balance (which include eleven
                                                 (11) groups of mortgage loans
                                                 in loan group 1, representing
                                                 22.2% of the initial loan group
                                                 1 balance and four (4) groups
                                                 of mortgage loans in loan group
                                                 2, representing 54.0% of the
                                                 initial loan group 2 balance)
                                                 were made to the same borrower
                                                 or to borrowers that are
                                                 affiliated with one another
                                                 through partial or complete
                                                 direct or indirect common
                                                 ownership. Of these fifteen
                                                 (15) groups, the three (3)
                                                 largest groups represent 8.6%,
                                                 4.0% and 2.8%, respectively, of
                                                 the initial outstanding pool
                                                 balance. See Appendix II
                                                 attached to this prospectus
                                                 supplement. The related
                                                 borrower concentrations of the
                                                 three (3) largest groups
                                                 exclusively in loan group 1
                                                 represent 9.3%, 4.4% and 2.7%,
                                                 respectively, of the initial
                                                 outstanding loan group 1
                                                 balance and the three (3)
                                                 groups exclusively in loan
                                                 group 2 represent 33.2%, 13.1%
                                                 and 4.8%;

                                            o    Eighty-six (86) mortgaged
                                                 properties, securing mortgage
                                                 loans representing 30.4% of the
                                                 initial outstanding pool
                                                 balance (and representing 33.2%
                                                 of the initial outstanding loan
                                                 group 1 balance) are each at
                                                 least 99% leased to a single
                                                 tenant;

                                            o    All of the mortgage loans bear
                                                 interest at fixed rates;

                                            o    Fixed periodic payments on the
                                                 mortgage loans are generally
                                                 determined assuming interest is
                                                 calculated on a 30/360 basis,
                                                 but interest actually accrues
                                                 and is applied on certain
                                                 mortgage loans on an actual/360
                                                 basis. Accordingly, there will
                                                 be less amortization of the
                                                 principal balance during the
                                                 term of these mortgage loans,
                                                 resulting in a higher final
                                                 payment on these mortgage
                                                 loans; and

                                            o    No mortgage loan permits
                                                 negative amortization or the
                                                 deferral of accrued interest
                                                 (except excess interest that
                                                 would accrue in the case of any
                                                 mortgage loan having an
                                                 anticipated repayment date

                                      S-26

                                                 after the applicable
                                                 anticipated repayment date for
                                                 the related mortgage loan).

     G. BALLOON LOANS/ARD LOANS...........  As of the cut-off date, the mortgage loans had the following additional
                                            characteristics:

                                            o    Two hundred nine (209) mortgage
                                                 loans, representing 100.0% of
                                                 the initial outstanding pool
                                                 balance, are "balloon loans"
                                                 (which include one hundred
                                                 eighty-three (183) mortgage
                                                 loans in loan group 1,
                                                 representing 100.0% of the
                                                 initial outstanding loan group
                                                 1 balance, and twenty-six (26)
                                                 mortgage loans in loan group 2,
                                                 representing 100.0% of the
                                                 initial outstanding loan group
                                                 2 balance). For purposes of
                                                 this prospectus supplement, we
                                                 consider a mortgage loan to be
                                                 a "balloon loan" if its
                                                 principal balance is not
                                                 scheduled to be fully or
                                                 substantially amortized by the
                                                 loan's stated maturity date or
                                                 anticipated repayment date, as
                                                 applicable. Thirty-nine (39) of
                                                 these mortgage loans,
                                                 representing 10.7% of the
                                                 initial outstanding pool
                                                 balance (and representing 11.7%
                                                 of the initial outstanding loan
                                                 group 1 balance), are mortgage
                                                 loans that have an anticipated
                                                 repayment date that provide for
                                                 an increase in the mortgage
                                                 rate and/or principal
                                                 amortization at a specified
                                                 date prior to stated maturity.
                                                 These mortgage loans are
                                                 structured to encourage the
                                                 borrower to repay the mortgage
                                                 loan in full by the specified
                                                 date (which is prior to the
                                                 mortgage loan's stated maturity
                                                 date) upon which these
                                                 increases occur.

     H.  INTEREST ONLY LOANS..............  As of the cut-off date, the mortgage loans had the following additional
                                            characteristics:

                                            o    Seventy-three (73) mortgage
                                                 loans, representing 43.7% of
                                                 the initial outstanding pool
                                                 balance (which include
                                                 sixty-seven (67) mortgage loans
                                                 in loan group 1, representing
                                                 43.3% of the initial
                                                 outstanding loan group 1
                                                 balance, and six (6) mortgage
                                                 loans in loan group 2,
                                                 representing 48.8% of the
                                                 initial outstanding loan group
                                                 2 balance), currently provide
                                                 for monthly payments of
                                                 interest only for their entire
                                                 respective terms, provided
                                                 that, with respect to one (1)
                                                 of these mortgage loans,
                                                 representing 0.6% of the
                                                 initial outstanding pool
                                                 balance (and representing 0.7%
                                                 of the initial loan group 1
                                                 balance), the related borrower
                                                 may elect to make principal and
                                                 interest payments commencing
                                                 with the payment date in August
                                                 2012; and

                                            o    Sixty (60) mortgage loans,
                                                 representing 33.4% of the
                                                 initial outstanding pool
                                                 balance (which include
                                                 forty-nine (49) mortgage loans
                                                 in loan group 1, representing
                                                 34.4% of the initial
                                                 outstanding loan group 1
                                                 balance, and eleven (11)
                                                 mortgage loans in loan group 2,
                                                 representing 23.0% of the
                                                 initial outstanding loan group
                                                 2 balance), currently provide
                                                 for monthly payments of
                                                 interest only for a portion of
                                                 their respective terms and then
                                                 provide for the monthly payment
                                                 of principal and interest over
                                                 their respective remaining
                                                 terms.

     I.  PREPAYMENT/DEFEASANCE
            PROVISIONS....................  As of the cut-off date, all of the mortgage loans restricted voluntary
                                            principal prepayments as follows:

                                            o    One hundred twenty-four (124)
                                                 mortgage loans, representing
                                                 56.1% of the initial
                                                 outstanding pool balance (which
                                                 include one

                                      S-27

                                                 hundred six (106) mortgage
                                                 loans in loan group 1,
                                                 representing 54.9% of the
                                                 initial outstanding loan group
                                                 1 balance, and eighteen (18)
                                                 mortgage loans in loan group 2,
                                                 representing 69.8% of the
                                                 initial outstanding loan group
                                                 2 balance), prohibit voluntary
                                                 principal prepayments for a
                                                 period ending on a date
                                                 determined by the related
                                                 mortgage note (which may be the
                                                 maturity date), which period is
                                                 referred to in this prospectus
                                                 supplement as a lock-out
                                                 period, but permit the related
                                                 borrower, after an initial
                                                 period of at least two years
                                                 following the date of issuance
                                                 of the certificates, to defease
                                                 the mortgage loan by pledging
                                                 "government securities" as
                                                 defined in the Investment
                                                 Company Act of 1940 that
                                                 provide for payment on or prior
                                                 to each due date through and
                                                 including the maturity date (or
                                                 such earlier due date on which
                                                 the mortgage loan first becomes
                                                 freely prepayable) of amounts
                                                 at least equal to the amounts
                                                 that would have been payable on
                                                 those dates under the terms of
                                                 the mortgage loans and
                                                 obtaining the release of the
                                                 mortgaged property from the
                                                 lien of the mortgage;

                                            o    Sixty-five (65) mortgage loans,
                                                 representing 21.1% of the
                                                 initial outstanding pool
                                                 balance (which include sixty
                                                 (60) mortgage loans in loan
                                                 group 1, representing 20.7% of
                                                 the initial outstanding loan
                                                 group 1 balance, and five (5)
                                                 mortgage loans in loan group 2,
                                                 representing 26.1% of the
                                                 initial outstanding loan group
                                                 2 balance), prohibit voluntary
                                                 principal prepayments during a
                                                 lock-out period, and following
                                                 the lock-out period permit
                                                 voluntary principal prepayments
                                                 if accompanied by a prepayment
                                                 premium or yield maintenance
                                                 charge calculated on the basis
                                                 of the greater of a yield
                                                 maintenance formula and 1.0% of
                                                 the amount prepaid;

                                            o    One (1) mortgage loan,
                                                 representing 9.7% of the
                                                 initial outstanding pool
                                                 balance (representing 10.5% of
                                                 the initial outstanding loan
                                                 group 1 balance), prohibits
                                                 voluntary principal prepayments
                                                 during a lock-out period, and
                                                 following the lock-out period
                                                 permits voluntary principal
                                                 prepayments if accompanied by a
                                                 prepayment premium or yield
                                                 maintenance charge calculated
                                                 on the basis of the greater of
                                                 a yield maintenance formula and
                                                 1.0% of the amount prepaid, and
                                                 also permits the related
                                                 borrower, after the earlier of
                                                 February 8, 2010 and two years
                                                 following the last REMIC
                                                 "start-up" date for any part of
                                                 the related mortgage financing,
                                                 to defease the applicable
                                                 mortgage loan by pledging
                                                 "government securities" as
                                                 defined above;

                                            o    Four (4) mortgage loans,
                                                 representing 8.4% of the
                                                 initial outstanding pool
                                                 balance (representing 9.1% of
                                                 the initial outstanding loan
                                                 group 1 balance), have no
                                                 lock-out period and permit
                                                 voluntary principal prepayments
                                                 if accompanied by a prepayment
                                                 premium or yield maintenance
                                                 charge calculated on the basis
                                                 of the greater of a yield
                                                 maintenance formula and 1.0% of
                                                 the amount prepaid;

                                            o    Fourteen (14) mortgage loans,
                                                 representing 4.6% of the
                                                 initial outstanding pool
                                                 balance (which include eleven
                                                 (11) mortgage loans in loan
                                                 group 1, representing 4.7% of
                                                 the initial outstanding loan
                                                 group 1 balance, and three (3)
                                                 mortgage loans in loan group 2,
                                                 representing 4.1% of the
                                                 initial outstanding loan group
                                                 2 balance), prohibit voluntary
                                                 principal prepayments during a
                                                 lock-out period, and following
                                                 the lock-out period permit
                                                 voluntary principal

                                      S-28

                                                 prepayments if accompanied by a
                                                 prepayment premium or yield
                                                 maintenance charge calculated
                                                 on the basis of the greater of
                                                 a yield maintenance formula and
                                                 1.0% of the amount prepaid, and
                                                 also permit the related
                                                 borrower, after an initial
                                                 period of at least two years
                                                 following the date of the
                                                 issuance of the certificates,
                                                 to defease the applicable
                                                 mortgage loan by pledging
                                                 "government securities" as
                                                 defined above; and

                                            o    One (1) mortgage loan,
                                                 representing 0.1% of the
                                                 initial outstanding pool
                                                 balance (representing 0.2% of
                                                 the initial outstanding loan
                                                 group 1 balance) has no
                                                 lock-out period and permits
                                                 voluntary principal prepayments
                                                 (i) during an initial period of
                                                 two years following the
                                                 issuance of the certificates,
                                                 if accompanied by a prepayment
                                                 premium or yield maintenance
                                                 charge calculated on the basis
                                                 of the greater of a yield
                                                 maintenance formula and 3.0% of
                                                 the amount prepaid, and (ii)
                                                 after the initial period of two
                                                 years following the issuance of
                                                 the certificates, if
                                                 accompanied by a prepayment
                                                 premium or yield maintenance
                                                 charge calculated on the basis
                                                 of the greater of a yield
                                                 maintenance formula and 1.0% of
                                                 the amount prepaid.

                                            Notwithstanding the above, the
                                            mortgage loans generally (i) permit
                                            prepayment in connection with
                                            casualty or condemnation and certain
                                            other matters without payment of a
                                            prepayment premium or yield
                                            maintenance charge and (ii) provide
                                            for a specified period commencing
                                            prior to and including the maturity
                                            date or the anticipated repayment
                                            date during which the related
                                            borrower may prepay the mortgage
                                            loan without payment of a prepayment
                                            premium or yield maintenance charge.
                                            See the footnotes to Appendix II
                                            attached to this prospectus
                                            supplement for more details about
                                            the various yield maintenance
                                            formulas.

                                            With respect to the prepayment and
                                            defeasance provisions set forth
                                            above, certain of the mortgage loans
                                            also include provisions described
                                            below:

                                            o    One (1) mortgage loan,
                                                 representing 9.7% of the
                                                 initial outstanding pool
                                                 balance (and representing 10.5%
                                                 of the initial outstanding loan
                                                 group 1 balance), is secured by
                                                 multiple parcels and permits
                                                 the release of one of those
                                                 parcels (a 15,000 square foot
                                                 income producing space) from
                                                 the lien of the related
                                                 mortgage upon the satisfaction
                                                 of certain conditions,
                                                 including, but not limited to,
                                                 (i) prepayment of an amount
                                                 which will result in the debt
                                                 service coverage ratio of the
                                                 remaining parcels immediately
                                                 following the release being
                                                 equal to or greater than the
                                                 greater of (a) the debt service
                                                 coverage ratio on the mortgage
                                                 loan's closing date and (b) the
                                                 debt service coverage ratio
                                                 immediately prior to such
                                                 release, provided that, if the
                                                 debt service coverage ratio
                                                 immediately prior to and
                                                 immediately after such release
                                                 is greater than or equal to
                                                 1.20x, the related borrower
                                                 will not be required to make a
                                                 prepayment, and (ii) if a
                                                 prepayment is made in
                                                 connection with the release,
                                                 payment of a prepayment premium
                                                 equal to the greater of a yield
                                                 maintenance formula and 1% of
                                                 the amount prepaid;

                                            o    One (1) mortgage loan,
                                                 representing 1.8% of the
                                                 initial outstanding pool
                                                 balance (and representing 1.9%
                                                 of the initial outstanding loan

                                      S-29

                                                 group 1 balance), is secured by
                                                 multiple mortgaged properties
                                                 and permits the release of up
                                                 to four of the related
                                                 mortgaged properties from the
                                                 lien of the related mortgage
                                                 loan, upon the satisfaction of
                                                 certain conditions, including,
                                                 but not limited to, (i) payment
                                                 of an amount equal to 115% of
                                                 the allocated loan amount of
                                                 the property being released
                                                 plus the applicable yield
                                                 maintenance premium; provided
                                                 that, if a mortgaged property
                                                 is released before the release
                                                 of the WinCo Foods - Eureka
                                                 property, the required release
                                                 payment is 166% of the
                                                 allocated loan amount of the
                                                 property being released plus
                                                 the applicable yield
                                                 maintenance premium, (ii) the
                                                 loan-to-value ratio of the
                                                 remaining mortgaged properties
                                                 immediately following the
                                                 release is not greater than
                                                 70.5%, (iii) the debt service
                                                 coverage ratio with respect to
                                                 the remaining mortgaged
                                                 properties immediately
                                                 following the release is at
                                                 least equal to the greater of
                                                 0.90x (based on a 9.30%
                                                 mortgage constant (which
                                                 equates to a debt service
                                                 coverage ratio of 1.45x based
                                                 on the actual loan constant))
                                                 and the debt service coverage
                                                 ratio immediately prior to such
                                                 release and (iv) the WinCo
                                                 Foods - Eureka property is one
                                                 of the first three properties
                                                 that is released;

                                            o    Six (6) mortgage loans,
                                                 representing 1.1% of the
                                                 initial outstanding pool
                                                 balance (and representing 13.1%
                                                 of the initial outstanding loan
                                                 group 2 balance), are
                                                 cross-collateralized and
                                                 cross-defaulted with each other
                                                 and permit the release of any
                                                 of those mortgage loans from
                                                 the cross-collateralization and
                                                 cross-default arrangement upon
                                                 the satisfaction of certain
                                                 conditions, including, but not
                                                 limited to, (i) the debt
                                                 service coverage ratio with
                                                 respect to the remaining
                                                 mortgaged properties following
                                                 the release is at least equal
                                                 to or greater than 1.05x, and
                                                 (ii) the loan-to-value ratio of
                                                 the remaining mortgaged
                                                 properties is not greater than
                                                 70.06%;

                                            o    Two (2) mortgage loans,
                                                 representing 0.6% of the
                                                 initial outstanding pool
                                                 balance (and representing 0.7%
                                                 of the initial outstanding loan
                                                 group 1 balance), are
                                                 cross-collateralized and
                                                 cross-defaulted with each other
                                                 and permit the release of
                                                 either of the mortgage loans
                                                 from the
                                                 cross-collateralization and
                                                 cross-default arrangement upon
                                                 the satisfaction of certain
                                                 conditions, including, but not
                                                 limited to, (i) the NevDex III
                                                 mortgaged property has achieved
                                                 at least a 90% physical and
                                                 economic occupancy rate, (ii)
                                                 either (a) a designated tenant
                                                 has extended the term of its
                                                 lease of the NevDex III
                                                 mortgaged property for a
                                                 minimum of five years and at an
                                                 annual rental rate of not less
                                                 than $19.33 per square foot, or
                                                 (b) a replacement tenant
                                                 acceptable to the lender has
                                                 entered into a new lease of the
                                                 NevDex III mortgaged property
                                                 with the same minimum terms,
                                                 and (iii) the NevDex III
                                                 mortgaged property has a debt
                                                 service coverage ratio of at
                                                 least 0.98x (based on a 10%
                                                 mortgage constant); and

                                            o    Two (2) mortgage loans,
                                                 representing 0.4% of the
                                                 initial outstanding pool
                                                 balance (and representing 0.5%
                                                 of the initial outstanding loan
                                                 group 1 balance), are each
                                                 secured by multiple mortgaged
                                                 properties and permit the
                                                 release of any of the related
                                                 mortgaged properties from the
                                                 lien of the related mortgage
                                                 loan upon the satisfaction of
                                                 certain conditions, including,
                                                 but not

                                      S-30

                                                 limited to, (i) defeasance of
                                                 an amount equal to 110% of the
                                                 allocated loan amount for the
                                                 released property; (ii) the
                                                 loan-to-value ratio of the
                                                 remaining mortgaged property is
                                                 not greater than 75%, and (iii)
                                                 the debt service coverage ratio
                                                 with respect to the remaining
                                                 mortgaged property after that
                                                 release is at least equal to
                                                 1.30x.

                                            See Appendix II attached to this
                                            prospectus supplement for specific
                                            yield maintenance provisions with
                                            respect to the prepayment and
                                            defeasance provisions set forth
                                            above.

                                            Notwithstanding the above, the
                                            mortgage loans generally provide
                                            that the related borrower may prepay
                                            the mortgage loan without prepayment
                                            premium or defeasance requirements
                                            commencing one (1) to sixty-one (61)
                                            payment dates prior to and including
                                            the maturity date or the anticipated
                                            repayment date.

                                            In addition, certain mortgage loans
                                            provide for the release, without
                                            prepayment or defeasance, of
                                            outparcels or other portions of the
                                            related mortgaged property that were
                                            given no value or minimal value in
                                            the underwriting process, subject to
                                            the satisfaction of certain
                                            conditions. Two (2) mortgage loans,
                                            representing 2.5% of the initial
                                            outstanding pool balance (and
                                            representing 2.7% of the initial
                                            outstanding loan group 1 balance)
                                            permit the related borrower to
                                            substitute collateral under certain
                                            circumstances. See the footnotes to
                                            Appendix II to this prospectus
                                            supplement for a description of
                                            these substitution provisions.

                                            See the footnotes to Appendix II
                                            attached to this prospectus
                                            supplement for more details
                                            concerning certain of the foregoing
                                            provisions including the method of
                                            calculation of any prepayment
                                            premium or yield maintenance charge,
                                            which will vary for any mortgage
                                            loan.

     J.  MORTGAGE LOAN RANGES
            AND WEIGHTED AVERAGES.........  As of the cut-off date, the mortgage loans had the following additional
                                            characteristics:

           I.   MORTGAGE INTEREST
                RATES                       Mortgage interest rates ranging
                                            from 5.205% per annum to 7.120% per
                                            annum (and ranging from 5.205% per
                                            annum to 7.120% per annum for loan
                                            group 1 and from 5.350% per annum
                                            to 6.900% per annum for loan group
                                            2), and a weighted average mortgage
                                            interest rate of 6.022% per annum
                                            (and 6.020% per annum for loan
                                            group 1 and 6.040% per annum for
                                            loan group 2);

           II. ORIGINAL TERMS               Original terms to scheduled maturity
                                            ranging from sixty (60) months to
                                            one hundred thirty-two (132) months
                                            (and ranging from sixty (60) months
                                            to one hundred thirty-two (132)
                                            months for loan group 1 and from
                                            sixty (60) months to one hundred
                                            twenty (120) months for loan group
                                            2), and a weighted average original
                                            term to scheduled maturity of one
                                            hundred sixteen (116) months (and
                                            weighted average remaining term to
                                            scheduled maturity of one hundred
                                            sixteen (116) months for loan group
                                            1 and one hundred sixteen (116)
                                            months for loan group 2);

           III. REMAINING TERMS             Remaining terms to scheduled
                                            maturity ranging from forty-nine
                                            (49) months to one hundred
                                            twenty-eight (128) months (and
                                            ranging from forty-nine (49) months
                                            to one hundred twenty-eight (128)
                                            months for

                                      S-31

                                            loan group 1 and from fifty-six (56)
                                            months to one hundred twenty (120)
                                            months for loan group 2), and a
                                            weighted average remaining term to
                                            scheduled maturity of one hundred
                                            twelve (112) months (and weighted
                                            average remaining term to scheduled
                                            maturity of one hundred twelve (112)
                                            months for loan group 1 and one
                                            hundred seven (107) months for loan
                                            group 2);

            IV. REMAINING
                AMORTIZATION TERMS          Remaining amortization terms
                                            (excluding loans which provide for
                                            interest only payments for the
                                            entire loan term) ranging from one
                                            hundred eighty-nine (189) months to
                                            three hundred sixty (360) months
                                            (and ranging from one hundred
                                            eighty-nine (189) months to three
                                            hundred sixty (360) months for loan
                                            group 1 and from two hundred
                                            thirty-eight (238) months to three
                                            hundred sixty (360) months for loan
                                            group 2), and a weighted average
                                            remaining amortization term of
                                            three hundred thirty-eight (338)
                                            months (and three hundred
                                            thirty-eight (338) months for loan
                                            group 1 and three hundred
                                            forty-four (344) months for loan
                                            group 2);

           V. LOAN-TO-VALUE RATIOS          Loan-to-value ratios, calculated as
                                            described in this prospectus
                                            supplement, range from 17.1% to
                                            79.9% (and range from 17.1% to 79.3%
                                            for loan group 1 and from 18.6% to
                                            79.9% for loan group 2), and a
                                            weighted average loan-to-value
                                            ratio, calculated as described in
                                            this prospectus supplement, of 59.3%
                                            (and 59.8% for loan group 1 and
                                            53.9% for loan group 2);

                                            For each of the mortgage loans, the
                                            loan-to-value ratio was calculated
                                            according to the methodology set
                                            forth in this prospectus supplement
                                            based on the estimate of value from
                                            a third-party appraisal, which was
                                            generally conducted between March 2,
                                            2006 and September 10, 2007;

                                            For detailed methodologies, see
                                            "Description of the Mortgage
                                            Pool--Assessments of Property Value
                                            and Condition--Appraisals" in this
                                            prospectus supplement;

            VI. DEBT SERVICE
                COVERAGE RATIOS             Debt service coverage ratios,
                                            determined according to the
                                            methodology presented in this
                                            prospectus supplement, ranging from
                                            1.07x to 4.79x (and ranging from
                                            1.07x to 4.79x for loan group 1 and
                                            from 1.20x to 3.96x for loan group
                                            2), and a weighted average debt
                                            service coverage ratio, calculated
                                            as described in this prospectus
                                            supplement, of 1.60x (and 1.58x for
                                            loan group 1 and 1.78x for loan
                                            group 2). These calculations are
                                            based on underwritable cash flow and
                                            actual debt service of the related
                                            mortgage loans as described in this
                                            prospectus supplement;

            VII. DEBT SERVICE COVERAGE
                 RATIOS POST IO PERIOD      Debt Service Coverage Ratio Post IO
                                            Period, determined according to the
                                            methodology presented in this
                                            prospectus supplement, ranging from
                                            1.03x to 4.11x (and ranging from
                                            1.03x to 4.11x for loan group 1 and
                                            from 1.05x to 3.96x for loan group
                                            2), and a weighted average Debt
                                            Service Coverage Ratio Post IO
                                            Period, calculated as described in
                                            this prospectus supplement, of 1.50x
                                            (and 1.48x for loan group 1 and
                                            1.73x for loan group 2);

                                            "Debt Service Coverage Ratio Post IO
                                            Period" or "DSCR Post IO Period"
                                            means, with respect to the related
                                            mortgage loan that has an

                                      S-32

                                            interest-only period that has not
                                            expired as of the cut-off date but
                                            will expire prior to maturity, a
                                            debt service coverage ratio
                                            calculated in the same manner as
                                            debt service coverage ratios except
                                            that the amount of the monthly debt
                                            service payment considered in the
                                            calculation is the amount of the
                                            monthly debt service payment that is
                                            due in the first month following the
                                            expiration of the applicable
                                            interest-only period. See
                                            "Description of the Mortgage
                                            Pool--Additional Mortgage Loan
                                            Information" in this prospectus
                                            supplement.
ADVANCES

     A.  PRINCIPAL AND
             INTEREST ADVANCES............  Subject to a recoverability determination described in this
                                            prospectus supplement, the master
                                            servicer (and the trustee, if
                                            applicable) will be required to
                                            advance delinquent monthly mortgage
                                            loan payments for the mortgage loans
                                            that are part of the trust. The
                                            master servicer and the trustee will
                                            not be required to advance any
                                            additional interest accrued as a
                                            result of the imposition of any
                                            default rate or any rate increase
                                            after an anticipated repayment date.
                                            The master servicer and the trustee
                                            also are not required to advance
                                            prepayment or yield maintenance
                                            premiums, excess interest or balloon
                                            payments. With respect to any
                                            balloon payment, the master servicer
                                            (and the trustee, if applicable)
                                            will instead be required to advance
                                            an amount equal to the scheduled
                                            payment that would have been due if
                                            the related balloon payment had not
                                            become due. If a principal and
                                            interest advance is made, the master
                                            servicer will defer rather than
                                            advance its master servicing fee,
                                            the excess servicing fee and the
                                            primary servicing fee, but will
                                            advance the trustee fee.

                                            For an REO Property, subject to a
                                            recoverability determination
                                            described in this prospectus
                                            supplement, the advance will equal
                                            the scheduled payment that would
                                            have been due if the predecessor
                                            mortgage loan had remained
                                            outstanding and continued to
                                            amortize in accordance with its
                                            amortization schedule in effect
                                            immediately before the REO Property
                                            was acquired.

     B. SERVICING ADVANCES................  Subject to a recoverability determination described in this
                                            prospectus supplement, the master
                                            servicer, the special servicer and
                                            the trustee may also make servicing
                                            advances to pay delinquent real
                                            estate taxes, insurance premiums and
                                            similar expenses necessary to
                                            maintain and protect the mortgaged
                                            property, to maintain the lien on
                                            the mortgaged property or to enforce
                                            the mortgage loan documents, and
                                            subject to a substantially similar
                                            recoverability determination set
                                            forth in the related non-serviced
                                            mortgage loan pooling and servicing
                                            agreement, if any, each of such
                                            parties under that agreement will be
                                            required to make servicing advances
                                            of such type with respect to any
                                            non-serviced mortgage loans.

     C. INTEREST ON ADVANCES..............  All advances made by the master servicer, the special servicer or
                                            the trustee will accrue interest at
                                            a rate equal to the "prime rate" as
                                            reported in The Wall Street Journal.

     D. BACK-UP ADVANCES..................  Pursuant to the requirements of the pooling and servicing agreement, if
                                            the master servicer fails to make a
                                            required advance, the trustee will
                                            be required to make the advance,
                                            subject to the same limitations, and
                                            with the same rights of the master
                                            servicer.

     E. RECOVERABILITY....................  None of the master servicer, the special servicer or the trustee will
                                            be required to make any advance if
                                            the master servicer, the special

                                      S-33

                                            servicer (or another master
                                            servicer, special servicer, trustee
                                            or any fiscal agent with respect to
                                            a non-serviced pari passu companion
                                            mortgage loan) or the trustee, as
                                            the case may be, reasonably
                                            determines that the advance would
                                            not be recoverable in accordance
                                            with the servicing standard (in the
                                            case of the master servicer or
                                            special servicer) or in accordance
                                            with its business judgment (in the
                                            case of the trustee). The trustee
                                            may rely on any such determination
                                            made by the master servicer or the
                                            special servicer.

     F.  ADVANCES DURING AN
            APPRAISAL REDUCTION EVENT.....  The occurrence of certain adverse events affecting a mortgage loan
                                            will require the special servicer to
                                            obtain a new appraisal or other
                                            valuation of the related mortgaged
                                            property. In general, if the
                                            principal amount of a mortgage loan
                                            plus all other amounts due under the
                                            mortgage loan and interest on
                                            advances made with respect to the
                                            mortgage loan exceeds 90% of the
                                            value of the mortgaged property
                                            determined by an appraisal or other
                                            valuation, an appraisal reduction
                                            may be created in the amount of the
                                            excess as described in this
                                            prospectus supplement. If there
                                            exists an appraisal reduction for
                                            any mortgage loan, the interest
                                            portion of the amount required to be
                                            advanced on that mortgage loan will
                                            be proportionately reduced to the
                                            extent of the appraisal reduction.
                                            This will reduce the funds available
                                            to pay interest on the most
                                            subordinate class or classes of
                                            certificates then outstanding.

                                            See "Description of the Offered
                                            Certificates--Advances" in this
                                            prospectus supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS...................................  The certificates offered to you will not be issued unless each of the
                                            classes of certificates being
                                            offered by this prospectus
                                            supplement receives the following
                                            ratings from Fitch, Inc., Standard &
                                            Poor's Ratings Services, a division
                                            of The McGraw-Hill Companies, Inc.
                                            and Dominion Bond Rating Service,
                                            Inc.

                                            ---------------------------------------------------
                                                                                     Ratings
                                                          Class                  Fitch/S&P/DBRS
                                            ---------------------------------------------------

                                            Classes A-1, A-2, A-3, A-AB, Class     AAA/AAA/AAA
                                            A-4 and A-1A
                                            ---------------------------------------------------
                                            Class A-M                              AAA/AAA/AAA
                                            ---------------------------------------------------
                                            Class A-J                              AAA/AAA/AAA
                                            ---------------------------------------------------

                                            A rating agency may lower or
                                            withdraw a security rating at any
                                            time. Each of the rating agencies
                                            identified above is expected to
                                            perform ratings surveillance with
                                            respect to its ratings for so long
                                            as the offered certificates remain
                                            outstanding, except that a rating
                                            agency may stop performing ratings
                                            surveillance at any time if, among
                                            other reasons, that rating agency
                                            does not have sufficient information
                                            to allow it to continue to perform
                                            ratings surveillance on the
                                            certificates. The depositor has no
                                            ability to ensure that the rating
                                            agencies perform ratings
                                            surveillance.

                                            See "Ratings" in this prospectus
                                            supplement and "Ratings" in the
                                            prospectus for a discussion of the
                                            basis upon which ratings are given,

                                      S-34

                                            the limitations of and restrictions
                                            on the ratings, and the conclusions
                                            that should not be drawn from a
                                            rating.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate principal balance of
                                            the mortgage loans is less than or
                                            equal to 1.0% of the initial
                                            outstanding pool balance, the
                                            holders of a majority of the
                                            controlling class, the special
                                            servicer, the master servicer and
                                            any holder of a majority interest in
                                            the Class R-I Certificates, in that
                                            order of priority, will have the
                                            option to purchase all of the
                                            remaining mortgage loans, and all
                                            property acquired through exercise
                                            of remedies in respect of any
                                            mortgage loan, at the price
                                            specified in this prospectus
                                            supplement. Exercise of this option
                                            would terminate the trust and retire
                                            the then outstanding certificates at
                                            par plus accrued interest.

REPURCHASE OR SUBSTITUTION................  Each mortgage loan seller will make certain representations and
                                            warranties with respect to the
                                            mortgage loans sold by it, as
                                            described under "Description of the
                                            Mortgage Pool--Representations and
                                            Warranties" and "--Repurchases and
                                            Other Remedies." If a mortgage loan
                                            seller has been notified of a
                                            material breach of any of its
                                            representations and warranties or a
                                            material defect in the documentation
                                            of any mortgage loan as described
                                            under "Description of the Mortgage
                                            Pool--Repurchases and Other
                                            Remedies", then that mortgage loan
                                            seller will be required to either
                                            cure the breach, repurchase the
                                            affected mortgage loan from the
                                            trust fund or substitute the
                                            affected mortgage loan with another
                                            mortgage loan. If the related
                                            mortgage loan seller decides to
                                            repurchase the affected mortgage
                                            loan, the repurchase would have the
                                            same effect on the offered
                                            certificates as a prepayment in full
                                            of such mortgage loan, except that
                                            the purchase will not be accompanied
                                            by any prepayment premium or yield
                                            maintenance charge. In addition,
                                            certain mortgage loans may be
                                            purchased from the trust fund by the
                                            holders of a B Note or mezzanine
                                            loan under certain circumstances.
                                            See "Description of the Mortgage
                                            Pool-- Subordinate and Other
                                            Financing," "Servicing of the
                                            Mortgage Loans--Servicing of the
                                            Easton Town Center Loan Group and
                                            the A/B Mortgage Loans" in this
                                            prospectus supplement.

SALE OF DEFAULTED LOANS...................  Pursuant to the pooling and servicing agreement, (i) the holder
                                            of the certificates representing the
                                            greatest percentage interest in the
                                            controlling class of certificates,
                                            (ii) the special servicer, and (iii)
                                            any mortgage loan seller (other than
                                            Wells Fargo Bank, National
                                            Association), with respect to each
                                            mortgage loan it sold to the
                                            Depositor, in that order, has the
                                            option to purchase from the trust
                                            any defaulted mortgage loan that is
                                            at least sixty (60) days delinquent
                                            as to any monthly debt service
                                            payment (or is delinquent as to its
                                            balloon payment) at a price equal to
                                            the fair value of such mortgage loan
                                            as determined by the special
                                            servicer for such mortgage loan
                                            (provided, that if such mortgage
                                            loan is being purchased by the
                                            special servicer or by a holder of
                                            certificates of the controlling
                                            class, the trustee will be required
                                            to verify that such price is equal
                                            to fair value). In addition, certain
                                            of the mortgage loans are subject to
                                            a purchase option upon certain
                                            events of default in favor of a
                                            subordinate lender or mezzanine
                                            lender. For more information
                                            relating to the sale of defaulted
                                            mortgage loans, see "Servicing of
                                            the Mortgage Loans--Sale of
                                            Defaulted Mortgage Loans" in this
                                            prospectus supplement.

                                      S-35

DENOMINATIONS.............................  The Class A-1, Class A-2, Class A-3,
                                            Class A-AB, Class A-4, Class A-1A,
                                            Class A-M and Class A-J Certificates
                                            will be offered in minimum
                                            denominations of $25,000.
                                            Investments in excess of the minimum
                                            denominations may be made in
                                            multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT.........................  Your certificates will be registered in the name of Cede & Co., as
                                            nominee of The Depository Trust
                                            Company, and will not be registered
                                            in your name. You will not receive a
                                            definitive certificate representing
                                            your ownership interest, except in
                                            very limited circumstances described
                                            in this prospectus supplement. As a
                                            result, you will hold your
                                            certificates only in book-entry form
                                            and will not be a certificateholder
                                            of record. You will receive
                                            distributions on your certificates
                                            and reports relating to
                                            distributions only through The
                                            Depository Trust Company,
                                            Clearstream Banking, societe anonyme
                                            or the Euroclear System or through
                                            participants in The Depository Trust
                                            Company, Clearstream Banking or
                                            Euroclear.

                                            You may hold your certificates
                                            through:

                                            o    The Depository Trust Company in
                                                 the United States; or

                                            o    Clearstream Banking or
                                                 Euroclear in Europe.

                                            Transfers within The Depository
                                            Trust Company, Clearstream Banking
                                            or Euroclear will be made in
                                            accordance with the usual rules and
                                            operating procedures of those
                                            systems. Cross-market transfers
                                            between persons holding directly
                                            through The Depository Trust
                                            Company, Clearstream Banking or
                                            Euroclear will be effected in The
                                            Depository Trust Company through the
                                            relevant depositories of Clearstream
                                            Banking or Euroclear.

                                            All or any portion of the
                                            certificates offered to you may be
                                            converted to definitive certificates
                                            and reissued to beneficial owners or
                                            their nominees, rather than to The
                                            Depository Trust Company or its
                                            nominee, if we notify The Depository
                                            Trust Company of our intent to
                                            terminate the book-entry system and,
                                            upon receipt of notice of such
                                            intent from The Depository Trust
                                            Company, the participants holding
                                            beneficial interests in the
                                            certificates agree to initiate such
                                            termination.

                                            We expect that the certificates
                                            offered to you will be delivered in
                                            book-entry form through the
                                            facilities of The Depository Trust
                                            Company, Clearstream Banking or
                                            Euroclear on or about the closing
                                            date.

TAX STATUS................................  Elections will be made to treat designated portions of the trust as
                                            three separate "real estate mortgage
                                            investment conduits"--REMIC I, REMIC
                                            II and REMIC III--for federal income
                                            tax purposes. In the opinion of
                                            counsel, each such designated
                                            portion of the trust will qualify
                                            for this treatment and each class of
                                            offered certificates will evidence
                                            "regular interests" in REMIC III.
                                            The portion of the trust consisting
                                            of the right to excess interest
                                            (interest on each mortgage loan with
                                            an anticipated repayment date
                                            accruing after such date at a rate
                                            in excess of the rate that applied
                                            prior to such date) and the related
                                            sub-accounts will be treated as a
                                            grantor trust for federal income tax
                                            purposes.

                                            Pertinent federal income tax
                                            consequences of an investment in the
                                            offered certificates include:

                                      S-36

                                            o    The regular interests will be
                                                 treated as newly originated
                                                 debt instruments for federal
                                                 income tax purposes.

                                            o    Beneficial owners of offered
                                                 certificates will be required
                                                 to report income on the
                                                 certificates in accordance with
                                                 the accrual method of
                                                 accounting.

                                            o    It is anticipated that each
                                                 class of offered certificates
                                                 will be issued at a premium for
                                                 federal income tax purposes.

                                            See "Material Federal Income Tax
                                            Consequences" in this prospectus
                                            supplement.

CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974...............  Subject to the satisfaction of important conditions described under
                                            "Certain ERISA Considerations" in
                                            this prospectus supplement and in
                                            the accompanying prospectus, the
                                            offered certificates may be
                                            purchased by persons investing
                                            assets of employee benefit plans or
                                            individual retirement accounts.

LEGAL INVESTMENT..........................  The offered certificates will not constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.
                                            If your investment activities are
                                            subject to legal investment laws and
                                            regulations, regulatory capital
                                            requirements or review by regulatory
                                            authorities, then you may be subject
                                            to restrictions on investment in the
                                            offered certificates. You should
                                            consult your own legal advisors for
                                            assistance in determining the
                                            suitability of and consequences to
                                            you of the purchase, ownership and
                                            sale of the offered certificates.
                                            See "Legal Investment" in this
                                            prospectus supplement.

                                      S-37

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      S-38

                                  RISK FACTORS

      You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

      The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS   Payments under the mortgage loans and the certificates are not insured or guaranteed by any governmental entity or mortgage insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

                                    You should consider all of the mortgage loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the mortgage loan. Those remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the related mortgaged property. Payment of the balloon payment of a mortgage loan that is a balloon loan at its maturity, or on its anticipated repayment date, is primarily dependent upon the borrower's ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

                                    In limited circumstances, the related mortgage loan seller may be obligated to repurchase or replace a mortgage loan that it sold to us if the applicable mortgage loan seller's representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution. The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

                                      S-39

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES        The mortgage loans are secured by various types of income-producing commercial, multifamily and manufactured housing community properties. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

                                    Two hundred seven (207) mortgage loans, representing 97.5% of the initial outstanding pool balance (which include one hundred eighty-two (182) mortgage loans in loan group 1, representing 98.2% of the initial outstanding loan group 1 balance, and twenty-five (25)
                                    mortgage loans in loan group 2, representing 89.4% of the initial outstanding loan group
                                    2 balance), were originated within twelve (12) months prior to the cut-off date.
                                    Consequently, these mortgage loans do not have a long-standing payment history.

                                    The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow
                                    (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                    The net operating income, cash flow and property value of the mortgaged properties may be adversely affected, among other things, by any one or more of the following factors:

                                    o     the age, design and construction quality of the property;

                                    o     the lack of any operating history in the case of a newly built or renovated mortgaged property;

                                    o     perceptions regarding the safety, convenience and attractiveness of the property;

                                    o     the proximity and attractiveness of competing properties;

                                    o     the adequacy of the property's management and maintenance;

                                    o     increases in operating expenses (including common area maintenance charges) at the property and in relation to competing properties;

                                    o     an increase in the capital expenditures needed to maintain the property or make improvements;

                                    o     the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

                                    o     a decline in the financial condition of a major tenant;

                                    o     an increase in vacancy rates;

                                    o     a decline in rental rates as leases are renewed or entered into with new tenants;

                                      S-40

                                    o     changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged property; and

                                    o     if the mortgaged property has uses subject to significant regulation, changes in applicable law.

                                    Other factors are more general in nature, such as:

                                    o     national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

                                    o     local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

                                    o     demographic factors;

                                    o     decreases in consumer confidence (caused by events such as threatened or continuing military action, recent disclosures of wrongdoing or financial misstatements by major corporations and financial institutions and other factors);

                                    o     changes in consumer tastes and preferences; and

                                    o     retroactive changes in building codes.

                                    The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                    o     the length of tenant leases;

                                    o     the creditworthiness of tenants;

                                    o     the level of tenant defaults;

                                    o     the ability to convert an unsuccessful property to an alternative use;

                                    o     new construction in the same market as the mortgaged property;

                                    o     rent control and stabilization laws or other laws impacting operating income;

                                    o     the number and diversity of tenants;

                                    o     the rate at which new rentals occur;

                                    o     the property's operating expense ratio (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

                                    o     in the case of residential cooperative or commercial condominium properties, the payments received by the cooperative corporation or condominium association from its tenants/shareholders or owners, including any special assessments or common charges against the property.

                                    A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of

                                      S-41

                                    delinquency or defaults under mortgage loans secured by such properties.

SEASONED MORTGAGE LOANS
SECURED BY OLDER MORTGAGED
PROPERTIES PRESENT ADDITIONAL
RISKS OF REPAYMENT                  Two (2) mortgage loans, representing 2.5% of the initial outstanding pool balance (which include one (1) mortgage loan in loan group 1, representing 1.8% of the initial outstanding loan group 1 balance, and one (1) mortgage loan in loan group 2, representing
                                    10.6% of the initial outstanding loan group 2 balance), are not newly originated and have been outstanding for 12 or more months prior to the cut-off date. While seasoned mortgage loans generally have the benefit of established payment histories, there are a number of risks associate with seasoned mortgage loans that are not present, or present to a lesser degree, with more recently originated mortgage loans. For example,

                                    o     property values and the surrounding neighborhood may have changed since origination;

                                    o     origination standards at the time the mortgage loan was originated may have been different than current origination standards;

                                    o     the market for any related business may have changed from the time the mortgage loan was originated;

                                    o     the current financial performance of the related borrower, its business, or the related mortgaged property in general, may be different than at origination; and

                                    o     the environmental and engineering characteristics of the mortgaged property or improvements may have changed.

                                    Among other things, those factors make it difficult to estimate the current value of the related mortgaged property, and estimated values of the mortgaged properties discussed in this prospectus supplement, to the extent based upon or extrapolated from general market data, may not be accurate in the case of particular mortgaged properties.

THE PROSPECTIVE PERFORMANCE OF
THE COMMERCIAL AND
MULTIFAMILY MORTGAGE LOANS
INCLUDED IN THE TRUST FUND
SHOULD BE EVALUATED SEPARATELY
FROM THE PERFORMANCE OF THE
MORTGAGE LOANS IN ANY OF
OUR OTHER TRUSTS                    While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.
                                    Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans

                                      S-42

                                    included in one of the depositor's trusts requires a unique underwriting analysis.
                                    Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

                                    As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of commercial mortgage loans (known as "static pool information"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool information for prior securitized pools, even those involving the same property types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING HISTORY    The properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES       Some of the mortgaged properties (including one (1) mortgaged property, representing 0.3%
                                    of the initial pool balance and 0.3% of the initial loan group 1 balance, that is currently operated as a cold storage facility) may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                                    o     converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

                                    o     zoning or other restrictions, including the designation of a property as a historical landmark, also may prevent alternative uses.

                                    The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if

                                      S-43

                                    the mortgaged property were readily adaptable to other uses. In addition, certain properties that are legally permitted to be used in a non-conforming manner may be subject to restrictions that would require compliance with current zoning laws under certain circumstances such as non-operation for a period in excess of certain timeframes.
                                    If this type of mortgaged property was liquidated and a lower liquidation value was obtained, less funds would be available for distributions on your certificates. See
                                    "Mortgaged Properties Securing The Mortgage Loans That Are Not In Compliance With Zoning
                                    And Building Code Requirements And Use Restrictions Could Adversely Affect Payments On
                                    Your Certificates."

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING
INCOME                              Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                                    o     changes in the local, regional or national economy;

                                    o     changes in governmental regulations, fiscal policy, zoning or tax laws;

                                    o     potential environmental legislation or liabilities or other legal liabilities;

                                    o     proximity and attractiveness of competing properties;

                                    o     new construction of competing properties in the same market;

                                    o     convertibility of a property to an alternative use;

                                    o     the availability of refinancing;

                                    o     changes in interest rate levels;

                                    o     the age, quality, functionality and design of the project;

                                    o     increases in operating costs;

                                    o     an increase in the capital expenditures needed to maintain the properties or make improvements; and

                                    o     increase in vacancy rates.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON
YOUR CERTIFICATES                   A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent payable by such tenants generally will represent all or a significant portion of the cash flow available to the borrower to pay its obligations to the lender.
                                    We cannot provide assurances that any major tenant will continue to perform its obligations under its lease. In particular, please see Appendix IV to this prospectus supplement for more information on any of the mortgaged properties related to the ten largest loans in the pool that are leased to a single tenant or large tenants or a small number of tenants. Eighty-six (86) of the mortgaged properties, securing

                                      S-44

                                    mortgage loans representing 30.4% of the initial outstanding pool balance (securing mortgage loans representing 33.2% of the initial outstanding loan group 1 balance) are leased all or nearly all to a single tenant, and with respect to six (6) of those mortgaged properties, securing mortgage loans representing 1.7% of the initial outstanding pool balance (securing mortgage loans representing 1.8% of the initial outstanding loan group 1 balance), the sole tenant is related to the borrower.

                                    In some cases the sole tenant or major tenant related to the borrower is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not physically occupy the related space at the mortgaged property. See "Description of the Mortgage Pool--Additional Mortgage Loan
                                    Information" for a description of "master leases". There can be no assurance the space
                                    "leased" by this borrower affiliate will eventually be occupied by third party tenants.

                                    Mortgaged properties leased to a single tenant or a small number of tenants are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                                    o     the financial effect of the absence of rental income may be severe;

                                    o     more time may be required to re-lease the space; and

                                    o     substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                                    Additionally, some of the tenants at the mortgaged properties (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See Appendix II attached to this prospectus supplement for the lease expiration date for each of the top three (3) tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

                                    In addition to tenant concentration, another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

                                    In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

                                    For further information with respect to tenant concentrations, see Appendix II attached to this prospectus supplement.

                                      S-45

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

THE RELATED BORROWERS MAY HAVE
DIFFICULTY RE-LEASING MORTGAGED
PROPERTIES                          Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations or otherwise. See Appendix II and "Appendix IV--Significant Loan Summaries" to this prospectus supplement for an identification of any government sponsored tenant that constitutes one of the three largest tenants (or, if applicable, the single tenant) at any mortgaged property.

                                    In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

                                    Certain tenants at the retail properties, including without limitation anchor tenants, may have the right to terminate their leases if certain other tenants are not operating, or if their sales at the property do not reach a specified level. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Forty-three (43) of the mortgaged properties, securing mortgage loans representing approximately 22.7% of the initial outstanding pool balance (excluding multifamily, manufactured housing community, self storage, hospitality and certain other property types) (and securing mortgage loans representing 22.8% of the initial outstanding loan group 1 balance), as of the cut-off date, have reserves for tenant improvements and leasing commissions which may serve to defray those costs. We cannot assure you, however, that the funds (if any) held in those reserves for tenant improvements and leasing commissions will be sufficient to cover the costs and expenses associated with tenant improvements or leasing

                                      S-46

                                    commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

RESERVES ESTABLISHED FOR
MORTGAGE LOANS MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES
                                    The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs. We cannot assure you that any such reserve will be sufficient.

                                    With respect to three (3) mortgage loans, representing 1.0% of the initial outstanding pool balance (representing 1.1% of the initial outstanding loan group 1 balance) the related borrower made an upfront deposit at origination, or agreed to make ongoing deposits, to a debt service reserve to offset a shortfall between the net cash flow expected to be generated at the related mortgaged property and the scheduled debt service during a portion of the loan term. Such a shortfall may be anticipated because portions of the mortgaged property are not leased or are being renovated or constructed or for another reason. There can be no assurances that a debt service reserve will be sufficient or that the cash flow from the related mortgaged property will improve so that it supports the debt service on the related mortgage loan without regard to the debt service reserve.

                                    The hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses. With respect to one (1) mortgage loan, representing 0.2% of the initial outstanding pool balance (representing 0.2% of the initial outstanding loan group 1 balance) the related borrower made an upfront deposit at origination, or agreed to make ongoing deposits, to a seasonality reserve and is permitted to withdraw amounts from that reserve from time to time during the year to pay debt service. There can be no assurance that the amounts held in reserve will be sufficient to offset any cash flow shortfalls that occur at the related mortgaged property during slower periods or otherwise.

                                    See Appendix II to this prospectus supplement for additional information with respect to the mortgage loans for which the related borrower made an upfront deposit at origination, and/or agreed to make ongoing deposits, to a debt service reserve or a seasonality reserve.

                                      S-47

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                The effect of mortgage pool loan losses will be more severe:

                                    o     if the pool is comprised of a small number of loans, each with a relatively large principal amount; or

                                    o     if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

                                    Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things, financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                                    Fifteen (15) groups of mortgage loans, representing 24.9% of the initial outstanding pool balance, including eleven (11) groups of mortgage loans that contain mortgage loans in loan group 1 and four (4) groups of mortgage loans that contain mortgage loans in loan group 2, representing 22.2% and 54.0% of the initial loan group 1 balance and initial loan group 2 balance, respectively, were made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the three (3) largest groups represent 8.6%, 4.0% and 2.8%, respectively, of the initial outstanding pool balance. The related borrower concentrations of the three (3) largest groups in loan group 1 represent
                                    9.3%, 4.4% and 2.7%, respectively, of the initial outstanding loan group 1 balance. The related borrower concentrations of the three (3) largest groups in loan group 2 represent
                                    33.2%, 13.1% and 4.8%, respectively, of the initial outstanding loan group 2 balance.

                                    The ten (10) largest mortgage loans in the aggregate represent 36.6% of the initial outstanding pool balance. Each of the other mortgage loans represents no greater than
                                    9.7% of the initial outstanding pool balance.

                                    The largest mortgage loan represents 9.7% of the initial outstanding pool balance. The second largest mortgage loan represents 7.1% of the initial outstanding pool balance. The third largest mortgage loan represents 5.7% of the initial outstanding pool balance. Each of the other mortgage loans represents no greater than 3.1% of the initial outstanding pool balance.

                                    The largest mortgage loan in loan group 1 represents 10.5% of the initial outstanding loan group 1 balance. The second largest mortgage loan in loan group 1 represents 7.7% of the initial outstanding loan group 1 balance. The third largest mortgage loan in loan group 1 represents 6.2% of the initial outstanding loan group 1 balance. Each

                                      S-48

                                    of the other mortgage loans represents no greater than to 3.4% of the initial outstanding loan group 1 balance.

                                    The largest mortgage loan in loan group 2 represents 19.8% of the initial outstanding loan group 2 balance. The second largest mortgage loan in loan group 2 represents 13.3%
                                    of the initial outstanding loan group 2 balance. The next largest mortgage loan in loan group 2 represents 3.4% of the initial outstanding loan group 2 balance. Each of the other mortgage loans represents no greater than 2.4% of the initial outstanding loan group 2 balance.

                                    In some cases, the sole or significant tenant is related to the subject borrower. In the case of Mortgage Loan Nos. 52, 76, 77, 78, 84, 89, 107, 141, 158, 186, 195 and 207 the
                                    tenant at all of the related mortgaged properties is the parent of the related borrower.
                                    For further information with respect to tenant concentrations, see Appendix II attached to this prospectus supplement.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                        A concentration of mortgaged property types also can pose increased risks. A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans or a particular loan group. The following property types represent the indicated percentage of the initial outstanding pool balance:

                                    o     retail properties represent 51.0%;

                                    o     office properties represent 20.8%;

                                    o     industrial properties represent 8.2%;

                                    o     multifamily properties represent 5.7%;

                                    o     hospitality properties represent 4.7%;

                                    o     mixed use properties represent 3.5%;

                                    o     self storage properties represent 2.8%;

                                    o     manufactured housing community properties represent 2.1%; and

                                    o     other properties represent 1.2%.

                                    For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In the past, several regions

                                      S-49

                                    of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

                                    The mortgaged properties are located in forty-one (41) different states and the District of Columbia (which include thirty-nine (39) states and the District of Columbia for loan group 1 and thirteen (13) states for loan group 2). In particular, investors should note that approximately 15.4% of the mortgaged properties, based on the initial outstanding pool balance (16.3% of the initial outstanding loan group 1 balance and 4.6% of the initial outstanding loan group 2 balance), are located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be adequately covered by insurance (such as earthquakes and flooding) than properties located in other parts of the country. If a borrower does not have insurance against such risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

                                    In addition, 10.9%, 10.1%, 6.7%, 6.3%, 5.7% and 5.3% of the mortgaged properties, based on the initial outstanding pool balance, are located in Ohio, New Jersey, New York,
                                    Texas, West Virginia and Florida, respectively, and concentrations of mortgaged properties, in each case, representing less than or equal to 4.0% of the initial outstanding pool balance, also exist in several other states.

                                    For information regarding the location of the properties securing the mortgage loans included in loan group 1 and loan group 2, see Appendix I to this prospectus supplement.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                          One hundred nine (109) of the mortgaged properties, securing mortgage loans representing
                                    51.0% of the initial outstanding pool balance (and representing 55.6% of the initial outstanding loan group 1 balance), are retail properties. The quality and success of a retail property's tenants significantly affect the property's value. The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline or if the closure of one store gives rise to lease provisions permitting the closure of another store. Additional factors that can affect the success of a retail property include rights that certain tenants may have to terminate their leases, the location of the subject property and the physical condition and amenities of the subject property in relation to competing buildings.

                                      S-50

                                    An "anchor tenant" is proportionately larger in size than other tenants at a retail property and is considered to be vital in attracting customers to a retail property, whether or not the anchor tenant's premises are part of the mortgaged property.
                                    Eighty-four (84) of the mortgaged properties, securing 43.6% of the initial outstanding pool balance (and securing 47.6% of the initial outstanding loan group 1 balance), are properties considered by the applicable mortgage loan seller to be leased to or are adjacent to or are occupied by anchor tenants.

                                    The presence or absence of an anchor store in a shopping center also can be important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

                                    o     an anchor store's failure to renew its lease;

                                    o     termination of an anchor store's lease;

                                    o     the bankruptcy or economic decline of an anchor store or self-owned anchor or its parent company; or

                                    o     the cessation of the business of an anchor store at the shopping center, even if, as a tenant, it continues to pay rent.

                                    There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales or to terminate their leases if certain anchor stores and/or major tenants are either not operated or fail to meet certain business objectives.

                                    Retail properties also face competition from sources outside a given real estate market.
                                    For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.
                                    Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES                          Twenty-four (24) of the mortgaged properties, securing mortgage loans representing 20.8%
                                    of the initial outstanding pool balance (and representing 22.7% of the initial outstanding loan group 1 balance), are office properties.

                                    A large number of factors may affect the value of these office properties, including:

                                      S-51

                                    o     the quality of an office building's tenants;

                                    o     the diversity of an office building's tenants, reliance on a single or dominant tenant or tenants in a volatile industry (e.g., technology and internet companies that have experienced or may in the future experience circumstances that make their businesses volatile);

                                    o     adverse changes in population, employment growth and patterns of telecommuting and sharing office spaces;

                                    o     the physical attributes of the building in relation to competing buildings, (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

                                    o     the availability of parking;

                                    o     the desirability of the area as a business location;

                                    o     the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

                                    o     the suitability of a space for re-leasing without significant build-out costs.

                                    Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

                                    Included in the office properties referenced above are three (3) medical office properties, which secure mortgage loans representing approximately 1.0% of the initial outstanding pool balance (and securing mortgage loans representing approximately 1.1% of the initial outstanding loan group 1 balance). The performance of a medical office property may depend on the proximity of the property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a property with significant medical office tenants may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties may appeal to a narrow market of tenants and the value of such a property may be adversely affected by the availability of competing medical office properties.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF INDUSTRIAL PROPERTIES
                                    Twenty-four (24) of the mortgaged properties, securing mortgage loans representing 8.2%
                                    of the initial outstanding pool balance (and securing mortgage loans representing 8.9% of the initial outstanding loan group 1 balance), are industrial properties. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

                                      S-52

                                    o     quality of tenant;

                                    o     reduced demand for industrial space because of a decline in a particular industry segment;

                                    o     increased supply of competing industrial space because of relative ease in constructing buildings of this type;

                                    o     a property becoming functionally obsolete;

                                    o     insufficient supply of labor to meet demand;

                                    o     changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional highways;

                                    o     location of the property in relation to access to transportation;

                                    o     suitability for a particular tenant;

                                    o     building design and adaptability;

                                    o     expense to convert a previously adapted space to another use;

                                    o     a change in the proximity of supply sources; and

                                    o     environmental hazards.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES     Twelve (12) of the mortgaged properties, securing mortgage loans representing 5.7% of the initial outstanding pool balance (securing mortgage loans representing 69.0% of the initial outstanding loan group 2 balance), are multifamily properties.

                                    A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                    o     the physical attributes of the apartment building, such as its age, appearance and construction quality;

                                    o     the location of the property;

                                    o     distance from employment centers and shopping areas;

                                    o     the ability of management to provide adequate maintenance and insurance;

                                    o     the types of services and amenities provided at the property;

                                    o     the property's reputation;

                                    o     the level of mortgage interest rates and favorable income and economic conditions
                                          (which may encourage tenants to purchase rather than rent housing);

                                    o     the presence of competing properties;

                                    o     adverse local or national economic conditions which may limit the rent that may be charged and which may result in increased vacancies;

                                    o     the tenant mix (such as tenants being predominantly students or military personnel or employees of a particular business or

                                      S-53

                                          industry) and requirements that tenants meet certain criteria (such as age restrictions for senior housing);

                                    o     in the case of any student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units (which may adversely affect occupancy), the physical layout of the housing (which may not be readily convertible to traditional multifamily use), and student tenants having a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

                                    o     state and local regulations (which may limit the ability to increase rents); and

                                    o     government assistance/rent subsidy programs (which may influence tenant mobility).

                                    In addition to state regulation of the landlord tenant relationship, certain counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

                                    Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. Generally, the related mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s)
                                    must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy related to the applicable program. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. In certain cases, housing assistance program contracts may not be assigned to the related borrower or purchaser of the property until after the origination date of the mortgage loan. We cannot assure you that these contracts will ultimately be assigned. These programs may include, among others:

                                    o     rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense;

                                    o     covenants that require a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region; and

                                      S-54

                                    o     tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

                                    The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

                                    In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

                                    Some of the mortgaged properties may have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance
                                    Rental Certificate Program of the United States Department of Housing and Urban
                                    Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs.

                                    The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrower to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of the related mortgaged property.

                                    Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the mortgaged property must have certain other characteristics consistent with government policy related to the applicable program. There is no assurance that such programs will be continued in their present form, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future, that the investors in such borrower will continue to receive the related tax benefit or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

                                    In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the

                                      S-55

                                    financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgaged loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY PROPERTIES     Eight (8) of the mortgaged properties, securing mortgage loans representing 4.7% of the initial outstanding pool balance (and securing mortgage loans representing 5.1% of the initial outstanding loan group 1 balance), are hospitality properties. Various factors may adversely affect the economic performance of a hospitality property, including:

                                    o     location of property and proximity to transportation, major population centers or attractions;

                                    o     adverse economic and social conditions, either local, regional, national or international which may limit the amount that can be charged for a room and reduce occupancy levels;

                                    o     the construction of competing hotels or resorts;

                                    o     continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

                                    o     franchise affiliation (or lack thereof);

                                    o     limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over building could occur;

                                    o     a deterioration in the financial strength or managerial capabilities of the owner and/or operator of a hotel;

                                    o     changes in travel patterns, terrorist attacks, increases in energy prices, strikes, natural disasters, bad weather, relocation of highways or the construction of additional highways;

                                    o     suitability for a particular tenant; and

                                    o     building design and adaptability.

                                    Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than are other types of commercial properties.

                                    Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

                                      S-56

                                    A hotel's ability to attract customers and/or a portion of its revenues may depend on its having a liquor license. The laws and regulations relating to liquor licenses generally prohibit the transfer of those liquor licenses to any other person. In the event of a foreclosure of a hotel property with a liquor license, the special servicer on behalf of the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license. There can be no assurance that a new liquor license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue generated by the hotel.

                                    A mortgage loan secured by hotel property may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued existence, reputation and financial strength of the franchisor or hotel management company; and

                                    o     the public perception of the franchise or management company or hotel chain service mark; and

                                    o     the duration of the franchise licensing agreement or management agreement.

                                    Certain franchise agreements may expire during the term of the related mortgage loans or soon thereafter, and there can be no assurance that they can be renewed. In addition, certain franchise agreements may not be automatically assignable to subsequent holders of the mortgage loan, and there can be no assurance that a future assignment of the franchise agreement will be approved by the franchisor.

                                    Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

A LARGE CONCENTRATION OF SELF
STORAGE FACILITIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF SELF STORAGE FACILITIES
                                    Fifteen (15) of the mortgaged properties, securing mortgage loans representing 2.8% of the initial outstanding pool balance (and securing mortgage loans representing 3.0% of the initial outstanding loan group 1 balance), are self storage facilities. Various factors may adversely affect the value and successful operation of a self storage facility property.

                                    Self storage facilities are considered vulnerable to competition, because both acquisition and development costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

                                      S-57

                                    o     decreased demand;

                                    o     competition;

                                    o     lack of proximity to apartment complexes or commercial users;

                                    o     apartment tenants moving to single-family homes;

                                    o     decline in services rendered, including security;

                                    o     dependence on business activity ancillary to renting units;

                                    o     security concerns;

                                    o     age of improvements; or

                                    o     other factors so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

                                    Tenant privacy, anonymity and efficient and/or unsupervised access may heighten environmental risks (although lease agreements generally prohibit users from storing hazardous substance in the units). No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING
COMMUNITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MANUFACTURED HOUSING
COMMUNITY PROPERTIES                Twelve (12) mortgaged properties, securing mortgage loans representing 2.1% of the initial outstanding pool balance (and representing 25.5% of the initial outstanding loan group 2 balance), are manufactured housing community properties. Various factors may adversely affect the economic performance of manufactured housing community properties, which could adversely affect payments on your certificates, including:

                                    o     the physical attributes of the community (e.g., age, condition and design);

                                    o     the location of the community;

                                    o     the services and amenities provided by the community and its management (including maintenance and insurance);

                                    o     the strength and nature of the local economy (which may limit the amount that may be charged, the timely payments of those amounts, and may reduce occupancy levels);

                                      S-58

                                    o     state and local regulations (which may affect the property owner's ability to increase amounts charged or limit the owner's ability to convert the property to an alternate use);

                                    o     competing residential developments in the local market, such as other manufactured housing communities, apartment buildings and single family homes;

                                    o     the property's reputation;

                                    o     the quality of management;

                                    o     the availability of public water and sewer facilities, or the adequacy of any such privately-owned facilities; and

                                    o     the property may not be readily convertible to an alternate use.

THEATER PROPERTIES HAVE
PARTICULAR RISKS
                                    One (1) mortgaged property, securing a mortgage loan representing 0.7% of the initial outstanding pool balance (and representing 0.8% of the initial outstanding loan group 1 balance), is a megaplex movie theater leased to a theater operator. Operators of these types of properties are exposed to certain unique risks.

                                    Significant factors determining the value of a theater property include:

                                    o     the ability to secure film license agreements for first-run movies;

                                    o     the ability to maintain high attendance levels;

                                    o     the ability to achieve sales of food and beverages to attendees; and

                                    o     the strength and experience of the operator.

                                    Certain physical attributes of the building may also impact property value. These physical attributes include:

                                    o     location, visibility and accessibility to transportation arteries;

                                    o     number of screens and seating capacity;

                                    o     adequacy of patron parking; and

                                    o     quality and modernity of sound and projection systems.

                                    The performance of a theater property can also be impacted by the quality, size and proximity of competitive theater properties and the relative appeal of films being screened at other theater properties within the market. The theater industry is highly dependent on the quality and popularity of films being produced by film production companies both in the United States and overseas. A slowdown in movie production or decrease in the appeal of films being produced can negatively impact the value of a theater property.

                                    In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators.

                                      S-59

                                    Movie theater properties are also subject to the risk that because they are "special purpose" properties they may not be immediately converted to a new use.

                                    All of these factors may increase the possibility that the related borrower will be unable to meet its obligations under the mortgage loan.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Four (4) mortgaged properties, securing mortgage loans representing 4.7% of the initial outstanding pool balance (which include three (3) mortgaged properties in loan group 1, securing mortgage loans representing 5.0% of the initial outstanding loan group 1 balance, and one (1) mortgaged property in loan group 2, securing mortgage loans representing 1.5% of the initial outstanding loan group 2 balance) are primarily secured by the related borrower's fee simple ownership in one or more condominium units.

                                    The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium entity. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. There can be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related condominium board. There can be no assurance that the related condominium board will always act in the best interests of the borrower under those mortgage loans. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay those assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, the lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

                                    Due to the nature of condominiums and a borrower's ownership interest therein, a default on a loan secured by the borrower's interest in one or more condominium units may not allow the holder of the

                                      S-60

                                    mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not condominiums. With respect to Mortgage Loan Nos. 5, 7, 100 and 171, the related borrower has a controlling interest in the condominium entity.

                                    For additional information related to the mortgaged properties primarily secured by the related borrower's fee simple ownership interest in one or more condominium units, please see Appendix II of this prospectus supplement.

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES       Certain of the tenants at some of the mortgaged properties may have been, may currently be, or may in the future become a party in a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS
ENTAIL RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

                                    The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property

                                      S-61

                                    and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                    In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. Any potential environmental liability could reduce or delay payments on the offered certificates.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                Except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy, all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination or securitization of the loans.
                                    In all cases, the environmental site assessment was a Phase I environmental assessment, although in some cases a Phase II site assessment was also performed. With respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within eighteen months prior to the cut-off date, the applicable mortgage loan seller either (a) represented that with respect to each such mortgaged property (i) no hazardous material is present on the mortgaged property and
                                    (ii) the mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, in each case subject to limitations of materiality and the other qualifications set forth in the representation, or (b) provided secured creditor impaired property policies providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged property. These reports generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates; however, in certain cases, these assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

                                    If the environmental investigations described above revealed any such circumstances or conditions with respect to the related mortgaged property, then (a) the circumstances or conditions were subsequently remediated in all material respects or (b) generally, with certain exceptions, one or more of the following was the case:

                                    o     a party not related to the related mortgagor with financial resources reasonably adequate to cure the subject violation in all material respects was identified as a responsible party for such circumstance or condition;

                                      S-62

                                    o     the related mortgagor was required to provide additional security adequate to cure the subject violation in all material respects and to obtain and, for the period contemplated by the related loan documents, maintain an operations and maintenance plan;

                                    o     the related mortgagor provided a "no further action" letter or other evidence that would be acceptable to the related mortgage loan seller and that would be acceptable to a reasonably prudent lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition;

                                    o     such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related mortgagor is required to do;

                                    o     the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related mortgage loan and (b) $200,000;

                                    o     an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation;

                                    o     the related mortgagor or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority;

                                    o     the related mortgaged property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions; or

                                    o     a responsible party with financial resources reasonably adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related mortgagor to cover the costs of any required investigation, testing, monitoring or remediation.

                                    Thirty-six (36) of the mortgaged properties, securing mortgage loans representing 4.5% of the initial outstanding pool balance (which include twenty-seven (27) mortgaged properties in loan group 1, securing mortgage loans representing 3.8% of the initial outstanding loan group 1 balance, and nine (9) mortgaged properties in loan group 2, securing mortgage loans representing 12.7% of the initial outstanding loan group 2 balance), are the subject of a group secured creditor impaired property policy providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged properties. One (1) of the mortgaged properties, securing a mortgage loan representing 2.5% of the initial outstanding pool balance (and securing a mortgage loan representing 2.8% of the initial outstanding loan group 1 balance), has the benefit of a stand-alone secured creditor impaired property policy or pollution legal liability policy that provides coverage for selected environmental matters with respect to that property. Such stand-alone policies may contain additional limitations and exclusions, including

                                      S-63

                                    but not limited to exclusions from coverage for mold and other microbial contamination, coverage limits that are less than the related loan amount, or policy durations which do not extend to or beyond the maturity of the related loan. We describe each policy under
                                    "Description of the Mortgage Pool--Environmental Insurance" in this prospectus supplement. Generally, environmental site assessments were not performed with respect to those mortgaged properties covered by the group secured creditor impaired property policy.

                                    We cannot assure you, however, that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

                                    o     future laws, ordinances or regulations will not impose any material environmental liability; or

                                    o     the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

                                    In addition, some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

                                    Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as on-site dry-cleaners or gasoline stations.
                                    Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits or licenses in connection with their operations and activities and to comply with various environmental laws, including those governing the use and storage of hazardous materials.
                                    These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan. Certain of the mortgaged properties may have environmental contamination that has been remediated and for which no-further action letters have been issued or may be the subject of ongoing remediation.

                                    In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be

                                      S-64

                                    inspected periodically, there are no generally accepted standards for the assessment of any existing mold. If left unchecked, problems associated with mold could result in the interruption of cash flow, remediation expenses and litigation which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

                                    Before the special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE,
YOU MAY EXPERIENCE A LOSS           Two hundred nine (209) mortgage loans, representing 100.0% of the initial outstanding pool balance (which include one hundred eighty-three (183) mortgage loans in loan group
                                    1, representing 100.0% of the initial outstanding loan group 1 balance, and twenty-six
                                    (26) mortgage loans in loan group 2, representing 100.0% of the initial outstanding loan group 2 balance), are balloon loans. Thirty-nine (39) of these mortgage loans, representing 10.7% of the initial outstanding pool balance (and representing 11.7% of the initial outstanding loan group 1 balance), are mortgage loans, which are also referred to in this prospectus supplement as "ARD Loans", that have an anticipated repayment date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. These ARD Loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan's stated maturity date) upon which these increases occur. Also included in these balloon loans are seventy-three (73) mortgage loans, representing 43.7% of the initial outstanding pool balance (which include sixty-seven (67) mortgage loans in loan group 1, representing 43.3% of the initial outstanding loan group 1 balance, and six (6)
                                    mortgage loans in loan group 2, representing 48.8% of the initial outstanding loan group
                                    2 balance), that provide for monthly payments of interest only for their entire respective terms and sixty (60) mortgage loans, representing 33.4% of the initial outstanding pool balance (which include forty-nine (49) mortgage loans in loan group 1, representing 34.4% of the initial outstanding loan group 1 balance, and eleven (11)
                                    mortgage loans in loan group 2, representing 23.0% of the initial outstanding loan group
                                    2 balance), that currently provide for monthly payments of interest only for a portion of their respective terms ranging from 12 months to 60 months and then provide for the monthly payment of principal and interest over their respective remaining terms. For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's

                                      S-65

                                    respective anticipated repayment date (in the case of a loan having an anticipated repayment date) or maturity date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date, especially under a scenario where interest rates have increased from the historically low interest rates in effect at the time that most of the mortgage loans were originated. Balloon loans involve greater risk than fully amortizing loans because a borrower's ability to repay the loan on its anticipated repayment date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                    o     the availability of, and competition for, credit for commercial real estate projects;

                                    o     prevailing interest rates;

                                    o     the fair market value of the related mortgaged property;

                                    o     the borrower's equity in the related mortgaged property;

                                    o     the borrower's financial condition;

                                    o     the operating history and occupancy level of the mortgaged property;

                                    o     tax laws; and

                                    o     prevailing general and regional economic conditions.

                                    The availability of funds in the credit markets fluctuates over time.

                                    No mortgage loan seller or any of its respective affiliates is under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Five (5) mortgage loans, representing 16.4% of the initial outstanding pool balance
                                    (which include three (3) mortgage loans in loan group 1, representing 14.9% of the initial outstanding loan group 1 balance, and two (2) mortgage loans in loan group 2 representing 33.2% of the initial outstanding loan group 2 balance), currently have additional financing in place that is secured by the mortgaged property related to such mortgage loan. Mortgage Loan No. 1 (the "Easton Town Center Pari Passu Loan"), having an outstanding principal balance as of the cut-off date of $170,000,000, representing 9.7%
                                    of the initial outstanding pool balance (and representing 10.5% of the initial loan group
                                    1 balance), is secured by the related mortgaged property on a pari passu basis with another note (the "Easton Town Center Companion Loan") that had an original outstanding principal balance of $110,000,000, and which related mortgaged property also secures a subordinated B Note (the "Easton Town Center B Note") that had an original principal balance of $75,000,000 and a subordinated C Note (the "Easton Town Center C Note") that had an original principal balance of $50,000,000. Mortgage Loan No. 4 (the "RiverCenter
                                    I&II Mortgage Loan"), which had an outstanding principal balance as of the cut-off date of $55,000,000, representing 3.1% of the initial outstanding pool balance (and

                                      S-66

                                    representing 3.4% of the initial outstanding loan group 1 balance), is secured by the related mortgaged property, which also secures a subordinated B Note (the "RiverCenter
                                    I&II B Note") that had an original principal balance of $10,000,000. Mortgage Loan No. 8
                                    (the "The Cove Apartments Mortgage Loan"), which had an outstanding principal balance as of the cut-off date of $29,000,000, representing 1.6% of the initial outstanding pool balance (and representing 19.8% of the initial outstanding loan group 2 balance), is secured by the related mortgaged property, which also secures a subordinated B Note (the
                                    "The Cove Apartments B Note") that had an original principal balance of $500,000.
                                    Mortgage Loan No. 17 (the "Hampton Square Apartments Mortgage Loan"), which had an outstanding principal balance as of the cut-off date of $19,500,000, representing 1.1% of the initial outstanding pool balance (and representing 13.3% of the initial outstanding loan group 2 balance), is secured by the related mortgaged property, which also secures a subordinated B Note (the "Hampton Square Apartments B Note") that had an original principal balance of $500,000. Mortgage Loan No. 35 (the "Towne Center Promenade Shopping
                                    Center Mortgage Loan"), which had an outstanding principal balance as of the cut-off date of $15,200,000, representing 0.9% of the initial outstanding pool balance (and representing 0.9% of the initial outstanding loan group 1 balance), is secured by the related mortgaged property, which also secures a subordinated B Note (the "Towne Centre
                                    Promenade Shopping Center B Note") that had an original principal balance of $990,000.
                                    See "Description of the Mortgage Pool-- Subordinate and Other Financing" and "Servicing
                                    of the Mortgage Loans--Servicing of the Easton Town Center Loan Group and the A/B
                                    Mortgage Loans" in this prospectus supplement.

                                    In addition to the foregoing, the borrower under one (1) mortgage loan, Mortgage Loan No.
                                    27, representing 1.0% of the initial outstanding pool balance (and representing 1.1% of the initial outstanding loan group 1 balance), has entered into additional subordinate financing that is not secured by the related mortgaged property.

                                    In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

                                    Sixteen (16) mortgage loans, representing 11.6% of the initial outstanding pool balance
                                    (which includes thirteen (13) mortgage loans in loan group 1, representing 9.0% of the initial outstanding loan group 1 balance, and three (3) mortgage loans in loan group 2, representing 40.4% of the initial outstanding loan group 2 balance), permit the owners of the borrower to enter into additional financing that is secured by a pledge of some or all of the equity interests in the borrower, provided that certain debt service coverage ratio and loan-to-value ratio tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

                                    One (1) mortgage loan, representing 9.7% of the initial outstanding pool balance (and representing 10.5% of the initial outstanding loan group 1 balance), permits the borrower to enter into (i) additional financing that is secured by a pledge of equity interests in the borrower, provided that certain debt service coverage ratio and loan-to-value ratio

                                      S-67

                                    tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement and (ii) additional unsecured financing from the borrower's direct or indirect owners not exceeding 10% of the outstanding principal balance of the mortgage loan subject to certain conditions as further discussed in the footnotes of Appendix II to this prospectus supplement.

                                    One (1) mortgage loan, representing 3.1% of the initial outstanding pool balance (and representing 3.4% of the initial outstanding loan group 1 balance), permits the borrower to enter into additional unsecured subordinate financing not exceeding 10% of the outstanding principal balance of the loan from certain affiliates as further discussed in the footnotes of Appendix II to this prospectus supplement.

                                    Four (4) mortgage loans, representing 1.5% of the initial outstanding pool balance (and representing 1.6% of the initial outstanding loan group 1 balance), permit the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio and loan-to-value ratio tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

                                    One (1) mortgage loan, representing 0.8% of the initial outstanding pool balance (and representing 0.9% of the initial outstanding loan group 1 balance), permits the borrower to enter into additional subordinate financing that is secured by the related mortgaged property in connection with acquiring the fee interest in such mortgaged property, provided that certain debt service coverage ratio and loan-to-value tests are satisfied as further described in the footnotes to Appendix II to this prospectus supplement.

                                    One (1) mortgage loan, representing 0.6% of the initial outstanding pool balance (and representing 0.7% of the initial outstanding loan group 1 balance), permits the borrower to enter into additional unsecured subordinate financing from certain affiliates as further discussed in the footnotes of Appendix II to this prospectus supplement.

                                    In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

                                    In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. Such purchase price generally does not include a yield maintenance charge or prepayment premium. Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a

                                      S-68

                                    prepayment made without payment of a yield maintenance charge or prepayment premium.

                                    We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity ownership interests in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                                    Generally, all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

                                    When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to certain risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                    Additionally, if the borrower, or its constituent members, is obligated to another lender, actions taken by other lenders could impair the security available to the trust.
                                    If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                    Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

                                    Even if a subordinate lender has agreed not to take any direct actions with respect to the related subordinate debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions, there can be

                                      S-69

                                    no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. In its decision in In re 203 North LaSalle
                                    Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States
                                    Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plans on the grounds prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                    For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II attached to this prospectus supplement.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER
AND THE ACCELERATION OF THE
RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE
RELATED MORTGAGE LOAN               Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay a sale of real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                    o     grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                    o     reduce monthly payments due under a mortgage loan;

                                    o     change the rate of interest due on a mortgage loan; or

                                    o     otherwise alter the terms of the mortgage loan, including the repayment schedule.

                                    Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                    The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox

                                      S-70

                                    arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                    As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                    A number of the borrowers under the mortgage loans are limited or general partnerships.
                                    Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

BANKRUPTCY OR OTHER
PROCEEDINGS RELATED TO THE
SPONSOR OF A BORROWER MAY
ADVERSELY AFFECT THE
PERFORMANCE OF THE RELATED
MORTGAGE LOAN                       Certain of the mortgage loans may have sponsors or borrowers that have previously filed bankruptcy or have been subject to foreclosure actions, which in some cases may have involved the same property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy or, in the case of previous foreclosure actions, is not permitted to directly or indirectly manage the related borrower. However, we cannot assure you that such sponsors or borrowers will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

CERTAIN OF THE MORTGAGE LOANS
LACK CUSTOMARY PROVISIONS
                                    Certain of the mortgage loans lack many provisions that are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to these mortgage loans are not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, and the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager.

BORROWERS THAT ARE NOT
SPECIAL PURPOSE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities. The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the

                                      S-71

                                    conduct of other businesses, restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances. Therefore, the borrowers described above may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT               The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                    o     responding to changes in the local market;

                                    o     planning and implementing the rental structure;

                                    o     operating the property and providing building services;

                                    o     managing operating expenses; and

                                    o     assuring that maintenance and capital improvements are carried out in a timely fashion.

                                    Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                    A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                                    We make no representation or warranty as to the skills of any present or future managers of the mortgaged properties. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                      Provisions prohibiting prepayment during a lock-out period or requiring the payment of prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Provisions requiring the payment of prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly,

                                      S-72

                                    we cannot assure you that the obligation to pay any prepayment premium or yield maintenance charge will be enforceable either in whole or in part, regardless of whether the prepayment is voluntary or involuntary. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge.

                                    Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                The mortgage loans generally do not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the lender. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for purposes other than the payment of the mortgage loan and maintaining the mortgaged property.

ENFORCEABILITY OF MULTI-
BORROWER/MULTI-PROPERTY AND
MULTI-BORROWER/MULTI-PARCEL
ARRANGEMENTS MAY BE
CHALLENGED AND THE BENEFITS OF
THESE ARRANGEMENTS MAY
OTHERWISE BE LIMITED AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                The mortgage pool includes twenty-five (25) mortgage loans or groups of mortgage loans, representing 6.0% of the initial outstanding pool balance (which include nineteen (19)
                                    mortgage loans or groups of mortgage loans in loan group 1, representing 5.3% of the initial loan group 1 balance and six (6) mortgage loans or groups of mortgage loans in loan group 2, representing 13.1% of the initial loan group 2 balance), under which an aggregate amount of indebtedness is secured by multiple real properties, through cross-collateralization with other mortgage loans or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower (i.e. in the case of cross-collateralized mortgage loans or certain co-borrower loans) could be challenged as fraudulent conveyances if:

                                    o     one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

                                    o     the related borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged real property or properties to be encumbered by a lien benefiting the other borrowers; and

                                      S-73

                                    o     the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was unable to pay its debts as they matured.

                                    Among other things, a legal challenge to the granting of the liens may focus on:

                                    o     the benefits realized by such borrower entity from the respective mortgage loan proceeds as compared to the value of its respective property; and

                                    o     the overall cross-collateralization.

                                    If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the borrower's respective mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the related mortgages that are subject to cross-collateralization.

                                    Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

                                    Moreover, four (4) groups of multi-property mortgage loans or crossed loan groups, representing 3.5% of the initial outstanding pool balance (and representing 3.9% of the initial outstanding loan group 1 balance), are secured by mortgaged properties located in various states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Many of the mortgage loans do not require the borrowers to set aside funds for specific reserves controlled by the lender. Even to the extent that the mortgage loans require any reserves, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of items such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions (or other items for which the reserves were established) or that borrowers under the related mortgage loans will put aside sufficient funds to pay for those items. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements or to enable the borrowers under the related mortgage loans to fully pay for those items.

                                      S-74

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it.
                                    We cannot assure you that:

                                    o     a title insurer will have the ability to pay title insurance claims made upon it;

                                    o     the title insurer will maintain its present financial strength; or

                                    o     a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH
ZONING AND BUILDING CODE
REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. At origination of the mortgage loans, the mortgage loan sellers took steps to establish that the use and operation of the mortgaged properties securing the mortgage loans were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations and certain mortgaged properties that were in compliance may not remain in compliance.

                                    Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained policy endorsements and/or law and ordinance insurance to mitigate the risk of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash

                                      S-75

                                    flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                                    In addition, permitted nonconforming uses and/or structures may be subject to the effects of zoning compliance requirements that are not casualty-related, such as the lifting of a parking compliance moratorium, which expires after a certain period of time. There can be no assurance that such compliance requirements would not have a material adverse impact on the related mortgage loan.

                                    Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties. There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued
                                    use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

IMPACT OF TERRORIST ATTACKS AND
MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND
YOUR INVESTMENT                     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New
                                    York City, the Washington, D.C. area and Pennsylvania. In its aftermath, there was considerable uncertainty in the world financial markets. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United
                                    States. According to publicly available reports, the financial markets have in the past responded to the uncertainty with regard to the scope, nature and timing of current and possible future military responses led by the United States, as well as to the disruptions in air travel, substantial losses reported by various companies including airlines, insurance providers and aircraft makers, the need for heightened security across the country and decreases in consumer confidence that can cause a general slowdown in economic growth.

                                    It is impossible to predict the duration of the current military involvement of the
                                    United States in Iraq or Afghanistan and whether the United States will be involved in any other future military actions. The continued presence of United States military personnel in Iraq and Afghanistan may prompt further terrorist attacks against the United
                                    States.

                                      S-76

                                    It is uncertain what effects the aftermath of such military operations of the United
                                    States in Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) United States and world financial markets, (b) local, regional and national economies, (c) real estate markets across the United States, (d)
                                    particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans and/or (e) insurance costs and the availability of insurance coverage for terrorist acts, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hospitality mortgaged properties and those mortgaged properties in tourist areas which could reduce the ability of such mortgaged properties to generate cash flow. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. These disruptions and uncertainties could materially and adversely affect the value of, and your ability to resell, your certificates.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, fires, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.
                                    If a borrower does not have insurance against such risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                    Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase their cost.

                                    As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                    In light of the September 11, 2001 terrorist attacks in New York City, the Washington,
                                    D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism
                                    Insurance Program. Under the Terrorism Insurance Program the federal

                                      S-77

                                    government shares in the risk of loss associated with certain future terrorist acts.

                                    The Terrorism Insurance Program is scheduled to expire on December 31, 2007.

                                    The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States
                                    Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States
                                    Government.

                                    In addition, with respect to any act of terrorism that occurs in 2007, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

                                    The Treasury Department has established procedures for the program under which the federal share of compensation equals 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

                                    Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26,
                                    2002 are also voided.

                                    There can be no assurance that upon the expiration of the Terrorism Insurance Program, subsequent terrorism insurance legislation will be passed. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

                                    In addition, in the months prior to the December 31, 2007 scheduled expiration of the
                                    Terrorism Insurance Program, volatility may arise in international, national, regional and local insurance and reinsurance markets as a result of uncertainty regarding any potential extension of the government insurance back-stop program, or the terms of any potential extension - especially if acts of terrorism occur during that period. That volatility may affect the pricing, terms and availability of terrorism insurance coverage to the borrowers under the mortgage loans. For example, if the existing insurance policy for a mortgaged property is scheduled to expire before December 31, 2007 and includes coverage for acts of terrorism, the insurer - and other potential insurers - may refrain from offering terrorism insurance coverage under a new policy until it is clear whether and on what terms the government

                                      S-78

                                    insurance back-stop program may be available for the portion of a policy period that would occur after December 31, 2007. In some cases, the inability of a borrower to obtain terrorism insurance coverage could or would result in a default under the related mortgage loan.

                                    To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of that commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

                                    Certain of the mortgage loans are secured by mortgaged properties that are not insured for acts of terrorism. If those casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

                                    In addition, certain of the ten largest mortgage loans in the pool contain provisions specifically limiting the borrower's obligation to obtain terrorism insurance. See
                                    Appendix IV to this prospectus supplement for the specific terrorism insurance limitations related to these mortgage loans.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY INSURANCE     The loan documents for each mortgage loan generally require that (A) "all risk" insurance policies be maintained in an amount equal to either (i) not less than the full replacement cost of the related mortgaged property or (ii) the lesser of the full replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan or (B) the related borrower will maintain such insurance coverages in such amounts as the lender may reasonably require. Notwithstanding such requirement, however, under insurance law, if an insured property is not rebuilt, insurance companies are generally required to pay only the "actual cash value" of the property, which is defined under state law but is generally equal to the replacement cost of the property less depreciation. The determination of "actual cash value" is both inexact and heavily dependent on facts and circumstances. Notwithstanding the requirements of the loan documents, an insurer may refuse to insure a mortgaged property for the loan amount if it determines that the "actual cash value" of the mortgaged property would be a lower amount, and even if it does insure a mortgaged property for the full loan amount, if at the time of casualty the "actual cash value" is lower, and the mortgaged property is not restored, only the "actual cash value" will be paid. Accordingly, if a borrower does not meet the conditions to restore a mortgaged property and the mortgagee elects to require the borrower to apply the insurance proceeds to repay the mortgage loan, rather than toward restoration, there can be no assurance that such proceeds will be sufficient to repay the mortgage loan.

                                    Certain leases may provide that such leases are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a specified time period.

                                      S-79

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Some of the mortgaged properties are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY                            Licensed engineers or consultants generally inspected the mortgaged properties and prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the mortgage loan seller's satisfaction, or funds as deemed necessary by the mortgage loan seller, or the related engineer or consultant have been reserved to remedy the material condition. No additional property inspections were conducted by us in connection with the issuance of the certificates.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES         An appraisal certified by the applicable appraiser to be in compliance with FIRREA was conducted in respect of each mortgaged property in connection with the origination or securitization of the related mortgage loan. The resulting estimated property values represent the analysis and opinion of the person performing the appraisal and are not guarantees of present or future values. The person performing the appraisal may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix I and Appendix II to this prospectus supplement.
                                    In each case the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. There is no assurance that the appraisal values indicated accurately reflect past, present or future market values of the mortgaged properties.

                                      S-80

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                        As principal payments or prepayments are made on mortgage loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphabetical order (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                        As described in this prospectus supplement, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation (provided that the
                                    Class A-M Certificates will be senior in right to the Class A-J Certificates). Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M, Class L,
                                    Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class
                                    A-J and Class A-M Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1,
                                    Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, and, solely with respect to losses of interest, to the Class X Certificates, in proportion to the amounts of interest or principal distributable on those certificates.

THE OPERATION OF THE
MORTGAGED PROPERTY FOLLOWING
FORECLOSURE OF THE MORTGAGE
LOAN MAY AFFECT THE TAX STATUS
OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                If the trust acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property", or any rental income based on the net profits derived by any person from such property or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently
                                    35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may permit the trust to earn such above described "net income from foreclosure property"

                                      S-81

                                    but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                   Some states, including California, have laws prohibiting more than one "judicial action"
                                    to enforce a mortgage obligation. Some courts have construed the term "judicial action"
                                    broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be significantly delayed and otherwise limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Fifteen (15) groups of mortgage loans, representing 24.9% of the initial outstanding pool balance (which include eleven (11) groups of mortgage loans in loan group 1, representing
                                    22.2% of the initial loan group 1 balance and four (4) groups of mortgage loans in loan group 2, representing 54.0% of the initial loan group 2 balance), the three (3) largest of which represent 8.6%, 4.0% and 2.8%, respectively, of the initial outstanding pool balance, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the three (3)
                                    largest groups in loan group 1 represent 9.3%, 4.4% and 2.7%, respectively, of the initial outstanding loan group 1 balance, the three (3) groups in loan group 2 represent
                                    33.2%, 13.1% and 4.8% of the initial outstanding loan group 2 balance.

                                    The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

                                      S-82

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS
ON YOUR CERTIFICATES                In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions.
                                    Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                    Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, an option to purchase the mortgaged property or a right of first refusal to purchase the mortgaged property, the provisions of the lease will take precedence over the provisions of the mortgage.

                                    Additionally, with respect to certain of the mortgage loans, the related borrower may have granted certain tenants a right of first refusal in the event a sale is contemplated or a purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived or subordinated, may impede the lender's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

TENANCIES IN COMMON AND
DELAWARE STATUTORY TRUSTS MAY
HINDER RECOVERY                     Borrowers under eight (8) mortgage loans (Mortgage Loan Nos. 13, 116, 118, 136, 177, 195,
                                    201 and 203), representing 2.3% of the initial outstanding pool balance (which include seven (7) mortgage loans in loan group 1, representing 2.4% of the initial outstanding loan group 1 balance and one (1) mortgage loan in loan group 2, representing 1.4% of the initial outstanding loan group 2 balance) own the related mortgaged property as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.

                                    The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common mortgagors, a material impairment in property management

                                      S-83

                                    and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In some cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In some cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. There can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan.

                                    With respect to six (6) mortgage loans (Mortgage Loan Nos. 29, 92, 100, 103, 122 and
                                    128), representing 2.2% of the initial outstanding pool balance (and representing 2.4% of the initial outstanding loan group 1 balance), the related borrower is a Delaware statutory trust. To comply with certain IRS revenue rulings, each such borrower has agreed to be prohibited from actively managing the related mortgaged property. To mitigate these constraints, certain of these borrowers have an independent trustee with the power to convert the Delaware statutory trust into a limited liability company upon an event of default, so the limited liability company borrower may take necessary remedial action.

INCREASES IN REAL ESTATE TAXES
DUE TO TERMINATION OF A
PILOT PROGRAM OR OTHER TAX
ABATEMENT ARRANGEMENTS MAY
REDUCE PAYMENTS TO
CERTIFICATEHOLDERS                  Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements.
                                    Some of these programs or arrangements may be scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   There may be pending or threatened legal actions, suits or proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that any such actions, suits or proceedings would not have a material adverse effect on your certificates.

                                      S-84

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons.
                                    Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

RISKS RELATING TO TAX CREDITS       With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to
                                    Section 42 of the Internal Revenue Code, which provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing, who receive a tax credit allocation from the state tax credit allocating agency. The total amount of tax credits to which the property owner is entitled is based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project.
                                    In general, the tax credits on the mortgage loans have been allocated to equity investors in the borrower. The tax credit provisions limit the gross rent for each low-income unit.
                                    Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions and limit the income derived from the related property.

                                    If the trust were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years.
                                    The limitations on rent and ability of potential buyers to take advantage of the tax credits may limit the trust's recovery on that property.

                                      S-85

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                        Conflicts between various certificateholders. The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement.
                                    At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if its certificate principal balance is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time (or with respect to an A/B Mortgage
                                    Loan, the holder of the related B Note to the extent set forth in the related intercreditor agreement), and such holders may have interests in conflict with those of the holders of the other certificates. In addition, the operating adviser will have the right to approve the determination of customarily acceptable costs with respect to insurance coverage and the right to advise the special servicer with respect to certain actions of the special servicer and, in connection with such rights, may act solely in the interest of the holders of certificates of the controlling class, without any liability to any certificateholder. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates than to the privately offered certificates.

                                    The master servicer, any primary servicer, the special servicer or an affiliate of any of them may hold subordinate mortgage notes or acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicer, a primary servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates. In addition, the master servicer, the special servicer and the primary servicer will service loans other than those included in the trust in the ordinary course of their business. In these instances, the interests of the master servicer, the special servicer or the primary servicer, as applicable, and their respective clients may differ from and compete with the interests of the issuing entity, and their activities may adversely affect the amount and timing of collections on the mortgage loans in the trust. However, the pooling and servicing agreement and each primary servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer, the primary servicer or the special servicer, as applicable. The initial special servicer under the pooling and servicing agreement will be Centerline Servicing Inc.; the initial operating adviser under the pooling and servicing agreement will be Centerline REIT Inc.

                                    Conflicts between certificateholders and the Non-Serviced Mortgage Loan Master Servicer
                                    and/or the Non-Serviced Mortgage Loan Special

                                      S-86

                                    Servicer. Any non-serviced mortgage loan will be serviced and administered pursuant to the related non-serviced mortgage loan pooling and servicing agreement, which provides for servicing arrangements that are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations. Consequently, non-serviced mortgage loans will not be serviced and administered pursuant to the terms of the pooling and servicing agreement. In addition, the legal and/or beneficial owners of the other mortgage loans secured by the mortgaged property securing non-serviced mortgage loans, directly or through representatives, have certain rights under the related non-serviced mortgage loan pooling and servicing agreement and the related intercreditor agreement that affect such mortgage loans, including with respect to the servicing of such mortgage loans and the appointment of a special servicer with respect to such mortgage loans.
                                    Those legal and/or beneficial owners may have interests that conflict with your interests.

                                    Conflicts between certificateholders and the holders of subordinate notes. Pursuant to the terms of the related intercreditor agreements, neither the master servicer nor special servicer may enter into material amendments, modifications or extensions of a mortgage loan in a material manner without the consent of the holder of the related subordinate note, subject to the expiration of the subordinate note holder's consent rights. The holders of the subordinate notes (or their respective designees) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the master servicer or special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates.

                                    Conflicts between certificateholders and primary servicer. The primary servicer for certain of the mortgage loans will be Principal Global Investors, LLC, an affiliate of a mortgage loan seller. The primary servicer for certain of the mortgage loans will be
                                    Wells Fargo Bank, National Association, a mortgage loan seller. It is anticipated that the master servicer will delegate many of its servicing obligations with respect to these mortgage loans to such primary servicers pursuant to primary servicing agreements. Under these circumstances, the primary servicers, because it is either a seller or an affiliate of a seller, may have interests that conflict with the interests of the holders of the certificates.

                                    Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                                    Conflicts between the trust and the mortgage loan sellers. The activities of the mortgage loan sellers, and their affiliates or subsidiaries, may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the mortgage loan sellers, or their affiliates or

                                      S-87

                                    subsidiaries, may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the mortgage loan sellers, or their affiliates or subsidiaries, that engage in the acquisition, development, operation, leasing, financing and disposition of real estate if those mortgage loan sellers acquire any certificates. In particular, if certificates held by a mortgage loan seller are part of a class that is or becomes the controlling class the mortgage loan seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller, or its affiliates or subsidiaries, as acquirors, developers, operators, tenants, financers or sellers of real estate related assets.

                                    The mortgage loan sellers, or their affiliates or subsidiaries, may acquire a portion of the certificates. Under those circumstances, they may become the controlling class, and as the controlling class, have interests that may conflict with their interests as a seller of the mortgage loans.

                                    In addition, any subordinate indebtedness secured by the related mortgaged property, any mezzanine loans and/or any future mezzanine loans related to certain of the mortgage loans may be held by the respective sellers of such mortgage loan or affiliates or subsidiaries thereof. The holders of such subordinate indebtedness or such mezzanine loans may have interests that conflict with the interests of the holders of the certificates.

                                    Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller, or an affiliate or subsidiary of a mortgage loan seller, and the mortgage loan sellers, or their affiliates or subsidiaries, may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers, and their affiliates or subsidiaries, have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

                                    Other Conflicts. The depositor is an affiliate of Bear Stearns Commercial Mortgage, Inc., a mortgage loan seller and a sponsor, and Bear, Stearns & Co. Inc., one of the underwriters. Morgan Stanley Mortgage Capital Holdings LLC, one of the mortgage loan sellers and a sponsor, is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters. Wells Fargo Bank, National Association is a mortgage loan seller, a sponsor, the master servicer, the paying agent, the certificate registrar and the authenticating agent. Principal Commercial Funding II, LLC, a mortgage loan seller and sponsor, is affiliated with Principal Global Investors, LLC, one of the primary servicers. LaSalle Bank National Association and Morgan Stanley Mortgage Capital Holdings
                                    LLC, successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc., are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Morgan Stanley Mortgage Capital Holdings LLC for certain commercial mortgage loans originated or purchased by it. Pursuant to

                                      S-88

                                    this custodial agreement, LaSalle Bank National Association is currently providing custodial services for all of the mortgage loans to be sold by Morgan Stanley Mortgage
                                    Capital Holdings LLC to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files. LaSalle Bank National Association and Bear Stearns Commercial
                                    Mortgage Inc. are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Bear Stearns Commercial Mortgage Inc. for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle Bank National Association is currently providing custodial services for most of the mortgage loans to be sold by Bear Stearns Commercial Mortgage Inc. to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

                                    With respect to each A/B mortgage loan, the holder of the related B note may be entitled to certain consent or cure rights which may conflict with interests of the holder of the related senior mortgage loan included in the trust. After an event of default under those
                                    A/B Mortgage Loans, the holder of the related B note may be entitled to consult with or direct the holder of the related mortgage loan, with respect to a foreclosure or liquidation of the mortgaged property to the extent provided in the related intercreditor agreement.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES      The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a mortgage loan seller's material breach of representations and warranties or material defects in a mortgage loan's documentation. In addition, certain of the mortgage loans may require that, upon the occurrence of certain events, funds held in escrow or proceeds from letters of credit may be applied to the outstanding principal balance of such mortgage loans as further discussed in the footnotes to Appendix II attached to this prospectus supplement.

                                    The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

                                    In addition, because the amount of principal that will be distributed to the Class A-1,
                                    Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
                                    Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2. See "Yield, Prepayment and Maturity
                                    Considerations" in this prospectus supplement.

                                      S-89

                                    Voluntary prepayments under some of the mortgage loans are prohibited for specified lock-out periods or require payment of a prepayment premium or a yield maintenance charge or both, unless the prepayment occurs within a specified period prior to and including the anticipated repayment date or maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur or that borrowers will not default in order to avoid the application of lock-out periods. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                    o     the terms of the mortgage loans;

                                    o     the length of any prepayment lock-out period;

                                    o     the level of prevailing interest rates;

                                    o     the availability of mortgage credit;

                                    o     the applicable yield maintenance charges or prepayment premiums and the ability of the master servicer, primary servicer or special servicer to enforce the related provisions;

                                    o     the failure to meet requirements for release of escrows/reserves that result in a prepayment;

                                    o     the occurrence of casualties or natural disasters; and

                                    o     economic, demographic, tax or legal factors.

                                    Generally, no yield maintenance charge or prepayment premium will be required for prepayments (i) in connection with a casualty or condemnation unless an event of default has occurred or (ii) in connection with the resolution of a specially serviced mortgage loan. In addition, certain mortgage loans may allow for all or a portion of the outstanding principal amount to be prepaid, without any prepayment premium or yield maintenance charge, if any insurance proceeds or condemnation awards are applied against the outstanding principal amount of the loan. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to the material breach of a representation or warranty or a material document defect or the mortgage loan is otherwise purchased from the trust (including certain purchases by the holder of a B Note or mezzanine loan), the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable.
                                    Any such repurchase or purchase may, therefore, adversely affect the yield to maturity on your certificates.

                                    Although all of the mortgage loans have protection against voluntary prepayments in the form of lock-out periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that (i) borrowers will refrain from prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium; (ii) involuntary prepayments or repurchases will

                                      S-90

                                    not occur or (iii) partial prepayments will not occur in the case of those loans that permit such prepayment without a yield maintenance charge or prepayment premium.

                                    In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges. This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment. Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached to this prospectus supplement for a description of the various prepayment provisions.

RELEASE OF COLLATERAL               Notwithstanding the prepayment restrictions described in this prospectus supplement, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in
                                    Appendix II attached to this prospectus supplement. In order to obtain such release
                                    (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the borrower is required
                                    (among other things) to pay a release price, which may include a prepayment premium or yield maintenance charge on all or a portion of such payment.

                                    In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, certain of the mortgage loans permit the related borrower to substitute collateral under certain circumstances.

                                    See Appendix II attached to this prospectus supplement for further details regarding the various release provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATE                    The yield on any certificate will depend on (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                    o     the interest rate for such certificate;

                                    o     the rate and timing of principal payments (including principal prepayments) and other principal collections (including loan purchases in connection with breaches of representations and warranties) on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

                                      S-91

                                    o     the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

                                    o     the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification;

                                    o     the timing and severity of any interest shortfalls resulting from prepayments to the extent not offset by a reduction in master servicer compensation as described in this prospectus supplement;

                                    o     the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

                                    o     the method of calculation of prepayment premiums and yield maintenance charges and the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

                                    In addition, any change in the weighted average life of a certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                   The rate and timing of delinquencies or defaults on the mortgage loans could affect the following aspects of the offered certificates:

                                    o     the aggregate amount of distributions on them;

                                    o     their yields to maturity;

                                    o     their rates of principal payments; and

                                    o     their weighted average lives.

                                    The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates). Losses on the mortgage loans will be allocated to the Class
                                    P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class
                                    E, Class D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3
                                    Certificates, the Class A-AB Certificates, the Class A-4 Certificates, and the Class A-1A
                                    Certificates, pro rata, and with respect to losses of interest only, the Class X
                                    Certificates based on their respective entitlements.

                                      S-92

                                    If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of such class.

                                    If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss is borne by your certificates, the greater the effect on your yield to maturity.

                                    Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                    Also, if the related borrower does not repay a mortgage loan with an anticipated repayment date by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

                                    Furthermore, if principal and interest advances and/or servicing advances are made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in reductions in distributions of principal to the holders of the offered certificates for the current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER,
THE TRUSTEE MAY HAVE AN
ADVERSE EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES                To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, if applicable (and the related master servicer, the special servicer, the trustee or any fiscal agent in respect of any non-serviced mortgage loans), will be entitled to receive interest at the "prime rate" on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. No advance interest will accrue during the grace period, if any, for the related mortgage loan. This interest may be offset in part by default interest and late payment charges paid by the borrower in connection with the mortgage loan or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of

                                      S-93

                                    certificateholders to receive distributions. The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on the certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES
                                    In addition, three (3) mortgaged properties, securing mortgage loans representing 4.0% of the initial outstanding pool balance (and securing mortgage loans representing 4.4% of the initial outstanding loan group 1 balance), are subject to a first mortgage lien on a leasehold interest under a ground lease.

                                    One (1) mortgaged property, securing a mortgage loan representing 0.9% of the initial outstanding pool balance (and securing a mortgage loan representing 1.0% of the initial outstanding loan group 1 balance), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remainder of the related mortgaged property.

                                    Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable"
                                    ground lease.

                                    In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

                                    Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

                                      S-94

                                    In a decision by the United States Court of Appeals for the Seventh Circuit (Precision
                                    Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C.
                                    Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
                                    Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.
                                    While there are certain circumstances under which a "free and clear" sale under Section
                                    363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4)
                                    of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.

                                    Some of the ground leases securing the mortgaged properties provide that the ground rent payable under the ground lease increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

THE MORTGAGE LOAN SELLERS ARE
SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP OF
THE MORTGAGE LOANS                  In the event of the insolvency of any mortgage loan seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

                                    Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

                                      S-95

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Your certificates will not be listed on any securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While the underwriters currently intend to make a secondary market in the certificates, none of them is obligated to do
                                    so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors. No representation is made by any person or entity as to what the market value of any offered certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

THE MARKET VALUE OF THE
OFFERED CERTIFICATES MAY BE
ADVERSELY AFFECTED BY FACTORS
UNRELATED TO THE PERFORMANCE
OF THE OFFERED CERTIFICATES AND
THE MORTGAGE LOANS, SUCH AS
FLUCTUATIONS IN INTEREST RATES
AND THE SUPPLY AND DEMAND OF
CMBS GENERALLY
                                    The market value of the offered certificates can decline even if those certificates and the mortgage loans are performing at or above your expectations.

                                    The market value of the offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

                                    The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including:

                                    o     the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

                                    o     legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

                                    o     investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in

                                      S-96

                                          defaults and foreclosures on mortgage loans secured by income-producing properties;
                                          and

                                    o     investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

                                    If you decide to sell any offered certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans. Pricing information regarding the offered certificates may not be generally available on an ongoing basis or on any particular date.

MORTGAGE ELECTRONIC REGISTRATION
SYSTEMS (MERS)
                                    The mortgages or assignments of mortgages for some of the mortgage loans may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of any such mortgages are registered electronically through the MERS system. The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

THE MORTGAGE LOANS HAVE NOT
BEEN RE-UNDERWRITTEN BY US
                                    We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable mortgage loan seller, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true as of the date when it was made and such breach materially and adversely affects the interests of the series 2007-TOP28 certificateholders with respect to the affected mortgage loan. Those representations and warranties are limited (see "Description of the Mortgage Pool -
                                    Representations and Warranties" in this prospectus supplement) and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with one or more of the mortgage loans not covered by representations or warranties given by the mortgage loan sellers.

                                      S-97

WEIGHTED AVERAGE COUPON RATE
ENTAILS RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   The interest rates on one or more classes of certificates may be based on a weighted average of the mortgage loan interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans.
                                    Alternatively, the interest rate on one or more classes of the certificates may be capped at such weighted average rate. This weighted average rate is further described in this prospectus supplement under the definition of "Weighted Average Net Mortgage Rate" in the
                                    "Glossary of Terms." Any class of certificates that is either fully or partially based upon the weighted average net mortgage rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of those classes of your certificates.

                                    In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate may have the effect of reducing the interest rate of your certificates.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                      S-98

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Bear Stearns Commercial Mortgage, Inc.

Overview

      Bear Stearns Commercial Mortgage, Inc., a New York corporation ("BSCMI"), is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated or acquired and underwrote all of the mortgage loans sold to the depositor by BSCMI. BSCMI originates, acquires and underwrites loans through its New York City and Los Angeles offices.

      BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc.
(NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue,
New York, New York 10179, and its telephone number is (212) 272-2000.

      BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. In its fiscal year ended November 30, 2006, the total amount of commercial mortgage loans originated by BSCMI since 1995 was in excess of $39 billion, of which approximately $30 billion has been securitized. Of the approximately $30 billion of securitized commercial mortgage loans, approximately $18 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $12 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2006, BSCMI originated approximately $10 billion of commercial mortgage loans, of which approximately $5 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $4 billion was securitized by unaffiliated entities acting as depositor.

      BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in its fiscal year ended November 30, 2006. The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico and the
U.S. Virgin Islands.

      As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings
LLC, successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.,
Principal Commercial Funding, LLC and/or Principal Commercial Funding II, LLC
generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial
Mortgage Securities Inc., an affiliate of BSCMI (the "BSCMSI Depositor"), and
Morgan Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage
Capital Holdings LLC, have alternately acted as depositor and the "PWR" program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo Bank,
National Association, Nationwide Life Insurance Company, Principal Commercial
Funding, LLC and/or Principal Commercial Funding II, LLC generally are mortgage loan sellers, and the BSCMSI Depositor or Bear Stearns Commercial Mortgage
Securities II Inc. acts as depositor. As of January 1,

                                      S-99

2007, BSCMI securitized approximately $7 billion of commercial mortgage loans through the TOP program and approximately $7 billion of commercial mortgage loans through the PWR program.

      Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI's Underwriting Standards

      General. All of the BSCMI mortgage loans were originated or acquired by
BSCMI or an affiliate of BSCMI. In each case, the loans were underwritten generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

      Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team (or a third party professional property inspector acting on
BSCMI's behalf in the case of single tenant retail properties) visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

      Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan-to-value ratios for each indicated property type:

      PROPERTY TYPE                      DSCR GUIDELINE      LTV RATIO GUIDELINE
      -------------                      --------------      -------------------
      Multifamily                            1.20x                   80%
      Office                                 1.25x                   75%
      Anchored Retail                        1.20x                   80%
      Unanchored Retail                      1.30x                   75%
      Self-storage                           1.30x                   75%
      Hotel                                  1.40x                   70%
      Industrial                             1.25x                   70%
      Manufactured Housing Community         1.25x                   75%

      Debt service coverage ratios are calculated based on anticipated
Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

      Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

                                      S-100

      Taxes and Insurance-Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

      Replacement Reserves-Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for
BSCMI or the following minimum amounts:

      PROPERTY TYPE                           RESERVE GUIDELINE
      -------------                           -----------------
      Multifamily                             $250 per unit
      Office                                  $0.20 per square foot
      Retail                                  $0.15 per square foot
      Self-storage                            $0.15 per square foot
      Hotel                                   5% of gross revenue
      Industrial                              $0.10 - $0.15 per square foot
      Manufactured Housing Community          $50 per pad

      Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

      Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Morgan Stanley Mortgage Capital Holdings LLC

      Morgan Stanley Mortgage Capital Holdings LLC (successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.), a New York limited liability company formed in March 2007 ("MSMCH") is a sponsor of this transaction and is one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley
Mortgage Capital Inc., a New York corporation formed in 1984 ("MSMC"), which was merged into MSMCH on June 15, 2007. MSMCH is an affiliate of the depositor and one of the underwriters and is a direct wholly owned subsidiary of Morgan
Stanley (NYSE: MS). Since the merger, MSMCH has been continuing the business of
MSMC. The executive offices of MSMCH are located at 1585 Broadway, New York, New
York 10036, telephone number (212) 761-4000. MSMCH also has offices in Chicago,
Illinois, Los Angeles, California, Irvine, California, Alpharetta, Georgia,
Dallas, Texas and Herndon, Virginia. MSMCH originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMCH also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMCH nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMCH (or its predecessor) originated or purchased all of the mortgage loans it is selling to
us.

MSMCH's Commercial Mortgage Securitization Program

      MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMCH originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan
Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMCH acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMCH's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

                                      S-101

      Substantially all mortgage loans originated by MSMCH are sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller. Mortgage loans originated and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMCH also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMCH for the four years ending on
December 31, 2006.

                                                         TOTAL MSMCH
                                                        MORTGAGE LOANS     TOTAL MSMCH
                              TOTAL MSMCH MORTGAGE     SECURITIZED WITH     MORTGAGE
            TOTAL MSMCH      LOANS SECURITIZED WITH     NON-AFFILIATED        LOANS
YEAR      MORTGAGE LOANS*     AFFILIATED DEPOSITOR         DEPOSITOR       SECURITIZED
----      ---------------    ----------------------    ----------------    -----------

                               (APPROXIMATE AMOUNTS IN BILLIONS OF $)
                               -------------------------------------

2006           16.9                   8.9                    1.9              10.7
2005           12.9                   8.2                    1.5               9.6
2004            7.6                   5.1                    1.3               6.4
2003            6.4                   3.5                    1.3               4.8

      *Includes all mortgage loans originated or purchased by MSMCH in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

      MSMCH's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMCH's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

Underwriting Standards

      Conduit mortgage loans originated by MSMCH will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The MSMCH credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMCH underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMCH also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance." MSMCH typically retains outside consultants to conduct its credit underwriting.

                                      S-102

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMCH and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. MSMCH's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMCH may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMCH's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMCH there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMCH's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

      Escrow Requirements. MSMCH often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMCH conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMCH.

Servicing

      MSMCH currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMCH may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Wells Fargo Bank, National Association

      Wells Fargo Bank, National Association, a national banking association
("Wells Fargo Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us.

      Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697.

      Wells Fargo Bank is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells
Fargo Bank is a national banking association chartered by the Office of the
Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

                                      S-103

Wells Fargo Bank's Commercial Mortgage Securitization Program

      Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the "TOP"
program in which Morgan Stanley Capital I Inc. and Bear Stearns Commercial
Mortgage Securities Inc. have alternately acted as depositor, the "PWR" program in which the BSCMSI Depositor or Bear Stearns Commercial Mortgage Securities II
Inc. act as depositor, the "HQ", "IQ" and "LIFE" programs in which Morgan
Stanley Capital I Inc. acts as depositor, and the "ML-CFC" and "MLMT" programs in which Merrill Lynch Mortgage Investors, Inc. acts as depositor.

      Between the inception of its commercial mortgage securitization program in
1995 and June 30, 2007, Wells Fargo Bank originated approximately 4,048 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $21.4 billion, which were included in approximately 56 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. For the twelve month period ended June 30, 2007, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $5.2 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

Servicing

      Wells Fargo Bank services the mortgage loans that it originates, and is acting as master servicer in this transaction. See "Transaction Parties--Master
Servicer," in this prospectus supplement. Wells Fargo Bank is also acting as paying agent, certificate registrar, authenticating agent and tax administrator in this transaction.

Underwriting Standards

      Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
Wells Fargo Bank will comply in all respects with the underwriting criteria.

      An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool-Assessments of Property Value and Condition,"
"--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

      A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

                                      S-104

      Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum LTV Ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher LTV Ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of Underwritten
Net Cash Flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the ratio for such loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

Principal Commercial Funding II, LLC

      Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

      PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction. Principal Global
Investors, LLC, an affiliate of PCFII and a primary servicer in this transaction, services the mortgage loans sold to the Trust by PCFII.

Principal Commercial Funding II, LLC's Commercial Real Estate Securitization
Program

      PCFII began participating in the securitization of mortgage loans in 2006.
PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated in include the "TOP"
program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan
Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which the BSCMSI Depositor or Bear Stearns Commercial Mortgage Securities II
Inc. act as depositor and the "HQ" and "IQ" programs, in which Morgan Stanley
Capital I Inc. has acted as depositor.

      Since the inception of PCF's mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of

                                      S-105

June 30, 2007, was approximately $13.1 billion. As of such date, these securitized loans included approximately 1,714 mortgage loans, all of which were fixed rate and which have been included in approximately 46 securitizations. In connection with originating mortgage loans for securitization, certain of
PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31, 2006, PCF and/or PCFII originated and securitized approximately $2.9 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.9 billion in 2006.

      The mortgage loans originated for PCFII include fixed rate conduit loans.
PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

Servicing

      Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCFII in this transaction. See "Transactions Parties--Primary Servicer"
in this prospectus supplement.

Underwriting Standards

      PCFII's mortgage loans originated for securitization are underwritten by
PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases.
The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

      All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may

                                      S-106

have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

      The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

THE DEPOSITOR

      Bear Stearns Commercial Mortgage Securities Inc., the depositor, is a
Delaware corporation. Our principal executive offices are located at 383 Madison
Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets and are not engaged in any activities except those related to the securitization of assets.

      The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. Bear Stearns Commercial Mortgage Securities Inc.
will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor's duties will include, without limitation, (i)
appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the paying agent and trust for any liability, assessment or costs arising from the depositor's bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the paying agent against certain securities laws liabilities, and
(v) signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The depositor is also required under the Underwriting Agreement to indemnify the Underwriters for certain securities law liabilities.

THE ISSUING ENTITY

      The issuing entity with respect to the offered certificates will be the
Bear Stearns Commercial Mortgage Securities Trust 2007-TOP28 (the "Trust"). The
Trust will be a New York common law trust that will be formed on the Closing
Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing
Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO
Property, issuing the certificates, making distributions, providing reports to
Certificateholders and other activities described in this prospectus supplement.
Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling

                                      S-107

and Servicing Agreement in certain short-term high-quality investments. The
Trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and
Servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing
Agreement may be amended as described in this prospectus supplement under
"Description of the Offered Certificates--Amendments to the Pooling and
Servicing Agreement." The Trust administers the mortgage loans through the trustee, the paying agent, the master servicer and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "--The Trustee,"
"--The Paying Agent, Certificate Registrar and Authenticating Agent," "--The
Master Servicer," and "--The Special Servicer" and "Servicing of the Mortgage
Loans."

      The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer. The fiscal year of the
Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicer and the special servicer.

      The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

      Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Trust would be characterized as a
"business trust."

      The depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to Title 11 of the United States Code (the "Bankruptcy Code") are
generally to the effect that:

      (1)   If such mortgage loan seller (other than Wells Fargo) were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine that (a) a transfer of the mortgage loans by the related mortgage loan seller to the depositor (including collection thereon)
in the form and manner set forth in the related mortgage loan purchase agreement would constitute a true sale or absolute transfer of such mortgage loans
(including the collections thereon), rather than a borrowing by the related mortgage loan seller from the depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section 541(a) of the
Bankruptcy Code, and thus (b) the depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code;

      (2)   With respect to the mortgage loans sold to the Trust by Wells Fargo, in the event of the insolvency of Wells Fargo and the appointment of the Federal
Deposit Insurance Corporation (the "FDIC") as conservator or receiver for Wells
Fargo, pursuant to Section 11(c) of the Federal Deposit Insurance Act (the
"FDIA"), a court, in a properly presented and decided case, would hold that the
FDIC could not (i) in the exercise of its authority under 12 U.S.C. ss. 1821(e), reclaim, recover, or recharacterize as property of such mortgage loan seller (or its receivership) the underlying mortgage loans that have been transferred by such mortgage loan seller to the depositor and (ii) seek to avoid the sale of the underlying mortgage loans under 12 U.S.C. ss. 1823(e); and

      (3)   If the depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (a) a transfer of the related mortgage loans by the depositor to the Trust (including the collections thereon) in the form and manner set forth in the Pooling and
Servicing Agreement would

                                      S-108

constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the depositor from the
Trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the depositor under Section 541(a) of the Bankruptcy Code, and thus (b) the Trust's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code.

      Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.
Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or Trust is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See "Risk Factors--The Mortgage Loan Sellers Are Subject
To Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership Of The
Mortgage Loans."

THE TRUSTEE AND THE CUSTODIAN

The Trustee

      LaSalle Bank National Association ("LaSalle Bank") will act as the trustee under the Pooling and Servicing Agreement. LaSalle Bank is a national banking association formed under the federal laws of the United States of America.

      Effective October 1, 2007, Bank of America Corporation, parent corporation of Bank of America, N.A. and Banc of America Securities LLC, acquired ABN AMRO
North America Holding Company, parent company of LaSalle Bank Corporation and
LaSalle Bank, from ABN AMRO Bank N.V. The acquisition included all parts of the
Global Securities and Trust Services Group within LaSalle Bank engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

      LaSalle Bank has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle Bank has served as trustee or paying agent on over 720 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of
September 30, 2007, LaSalle Bank served as trustee or paying agent on over 480 commercial mortgage-backed security transactions. The depositor, the master servicer, the special servicer and the primary servicer may maintain banking relationships in the ordinary course of business with LaSalle Bank. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite
1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services
- Bear Stearns Commercial Mortgage Securities Trust 2007-TOP28, Commercial
Mortgage Pass-Through Certificates, Series 2007-TOP28, or at such other address as the trustee may designate from time to time. The long-term unsecured debt of
LaSalle Bank is rated "AA+" by S&P, "Aaa" by Moody's and "AA" by Fitch.

      The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and not less than
"R-1 (middle)" by DBRS, or if not rated by DBRS, an equivalent rating such as that listed above by at least one nationally recognized statistical rating organization (which may include S&P, Fitch and/or Moody's), and whose long-term senior unsecured debt is rated not less than "AA-" by Fitch (or "A+" by Fitch if such institution's short-term debt obligations are rated at least "F-1" by
Fitch) and "AA(low)" by DBRS, or if not rated by DBRS, an equivalent rating such as that listed above by at least two nationally recognized statistically rating organizations (which may include S&P, Fitch and/or Moody's), and "A+" by S&P, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates.

                                      S-109

Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or the master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the Trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer, solely in the case of Servicing Advances, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See "Description of the Offered Certificates--Advances"
in this prospectus supplement.

      In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the Trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Matters Regarding the Trustee

      The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall not have any liability to the Trust or the certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

      The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the Trust for any

                                      S-110

unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the
Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

      The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Trust or any REMIC by any state in which the trustee or the Trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by any Rating Agency of any
Class of certificates with a rating as evidenced in writing by any Rating
Agency, then the Depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than
50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal or if such parties refuse to pay, the Trust Fund.

Trustee Compensation

      As compensation for the performance of its duties as trustee, LaSalle Bank
National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to
0.0014% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan. A portion of the trustee fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

The Custodian

      LaSalle will also act as custodian under the Pooling and Servicing
Agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's
two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire

                                      S-111

resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      Certain information set forth in this prospectus supplement concerning the trustee and the custodian has been provided by them.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells
Fargo Bank will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, as authenticating agent of the certificates
(in such capacity, the "authenticating agent") and as tax administrator. Wells
Fargo Bank is a national banking association and a wholly-owned subsidiary of
Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, more than 23 million customers and approximately 158,000 employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.
Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

      The Depositor, the mortgage loan sellers, any master servicer, any special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also the master servicer and a mortgage loan seller. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo will be paid a portion of the monthly Trustee Fee. The paying agent and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

Paying Agent

      Under the terms of the Pooling and Servicing Agreement, the paying agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the paying agent is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form
10-K and current reports on Form 8-K that are required to be filed with the
Securities and Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997. It has acted as paying agent with respect to more than 365 series of commercial mortgage-backed securities and, as of June 30,
2007, was acting as paying agent with respect to more than $390 billion of outstanding commercial mortgage-backed securities.

      There have been no material changes to Wells Fargo's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

      In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

      The assessment of compliance with applicable servicing criteria prepared by the corporate trust services division of Wells Fargo Bank for its platform that includes residential mortgage-backed securities transactions for

                                      S-112

which Wells Fargo Bank performs securities administration and master servicing functions and commercial mortgage-backed securities transactions for which Wells
Fargo Bank performs securities administration/paying agent functions for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of
Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i)
servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's corporate trust services division's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

      Certain information set forth in this prospectus supplement concerning the paying agent, certificate registrar and authenticating agent has been provided by them.

MASTER SERVICER

      Wells Fargo Bank, a national banking association, will be the master servicer under the Pooling and Servicing Agreement for all of the mortgage loans
(except that the servicing duties of the master servicer with respect to the non-serviced mortgage loans, if any, will be limited as described elsewhere in this prospectus supplement). Wells Fargo will acquire the right to master service the mortgage loans that are sold to the Trust by the mortgage loan sellers (other than Wells Fargo) pursuant to servicing rights purchase agreements entered into between the master servicer and those mortgage loan sellers on the Closing Date. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco,
California 94105.

      Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a master servicer and as a primary servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

      As of June 30, 2007, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 12,319 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $118.3 billion, including approximately 11,546 loans securitized in approximately 103 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $114.2 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of December 31, 2006, Wells Fargo Bank was
the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

      Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event.

      A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

                                      S-113

      Certain of the duties of the master servicer and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The master servicer's obligations to make Advances are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicer's liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

      The master servicer may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--General" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus; provided that the master servicer may not appoint a sub-servicer that is a proposed Servicing Function Participant if the master servicer has actual knowledge that such party has failed to comply with its
Securities Exchange Act of 1934 reporting obligations under the Trust or any other commercial mortgage loan securitization. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

      Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P,
"AA+" by Fitch and "AA" by DBRS.

      Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

      The information set forth in this prospectus supplement concerning the master servicer has been provided by it.

PRIMARY SERVICER

      Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the mortgage loans sold to the Depositor by Principal Commercial
Funding II, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. PGI is the parent of Principal
Commercial Funding, LLC, which owns a 49% interest in Principal Commercial
Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand
Avenue, Des Moines, Iowa 50392.

      PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

      As of June 30, 2007, PGI was responsible for servicing approximately 3,409 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $26.2 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

      As of June 30, 2007, PGI was a primary servicer in approximately 49 commercial mortgage-backed securitization transactions, servicing approximately
1,724 loans with an aggregate outstanding principal balance of approximately
$12.9 billion.

                                      S-114

      PGI will enter into a servicing agreement with the master servicer to service the commercial mortgage loans sold to the Depositor by Principal
Commercial Funding II, LLC and will agree, pursuant to such servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

      o     collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

      o     providing certain CMSA reports to the master servicer;

      o     processing certain borrower requests (and obtaining, when required, consent of the master servicer and/or special servicer, as applicable); and

      o     handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

      PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

      The information set forth in this prospectus supplement concerning PGI has been provided by PGI.

THE SPECIAL SERVICER

      Centerline Servicing Inc. ("CSI") will be appointed as the special servicer of all of the mortgage loans, and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. CSI is a
corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Centerline Capital Group Inc., a wholly-owned subsidiary of Centerline Holding Company, a publicly traded company. Centerline
REIT Inc., an affiliate of CSI, is anticipated to be the Operating Advisor with respect to the transaction described in this prospectus supplement. The principal offices of CSI are located at 5221 N. O'Connor Blvd., Suite 600,
Irving, Texas 75039, and its telephone number is 972-868-5300.

      Certain of the duties of the special servicer and the provisions of the
Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under
"Servicing of the Mortgage Loans--Mortgage Loan Modifications," "--Sale of
Defaulted Mortgage Loans" and "--Foreclosures." Certain terms of the Pooling and
Servicing Agreement regarding the special servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under
"--Termination of Special Servicer." Certain limitations on the special servicer's liability under the Pooling and Servicing Agreement are described in this prospectus supplement under "Servicing of the Mortgage Loan--General." CSI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement and in accordance with the loan documents and applicable laws.

      CSI has a special servicer rating of CSS1 from Fitch. CSI is also on S&P's
Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "STRONG" by S&P. As of August 31, 2007, CSI was the named special servicer in approximately 76 transactions representing approximately 11,864 first mortgage loans, with an aggregate stated principal balance of approximately $100.614 billion. Of those 76 transactions, 72 are commercial mortgage-backed securities transactions representing approximately 11,776 first mortgage loans, with an aggregate stated principal balance of approximately
$99.3 billion. The remaining four transactions are made up of two CDOs and two business lines with affiliates of CSI. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto
Rico. With respect to such transactions as of such date, the special servicer was administering approximately 41 assets with a stated principal balance of approximately $207.2 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in
2002 and through August 31, 2007, CSI has

                                      S-115

resolved 291 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.6 billion.

      The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced
Companion Mortgage Loan if in connection with a Loan Pair). This account or accounts shall be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

      CSI has developed policies and procedures and controls for the performance of its special servicing obligations in compliance with the Pooling and
Servicing Agreement, applicable law and the applicable servicing standard.

      CSI has been special servicing assets for approximately 4 years and employs an asset management staff with an average of 13 years experience in this line of business. Two additional senior managers in the special servicing group have 30 and 18 years respectively of industry experience. CSI was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions on which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate stated principal balance of approximately $24.5 billion, to approximately 72 transactions consisting of approximately 11,776 loans with an approximate stated aggregate principal balance of $99.3 billion on August 31, 2007. The four non-CMBS transactions were acquired by CSI in the first quarter of 2007. With respect to such non-CMBS transactions, CSI is the named special servicer on approximately 88 first mortgage loans with an aggregate stated principal balance of $1.314 billion as of August 31, 2007.

      The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

      The Depositor is an affiliate of Bear Stearns Commercial Mortgage, Inc., a mortgage loan seller and sponsor, and Bear, Stearns & Co. Inc., one of the underwriters. Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller and sponsor is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters. Principal Commercial Funding II, LLC, a sponsor and mortgage loan seller and Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the Trust by Principal Commercial
Funding II, LLC, are affiliates. Wells Fargo Bank, National Association is a mortgage loan seller, a sponsor, the master servicer and the paying agent with respect to the mortgage loans included in the Trust. LaSalle Bank National
Association is a party to custodial agreements with both Morgan Stanley Mortgage
Capital Holdings LLC, successor-in-interest by merger to Morgan Stanley Mortgage
Capital Inc., and Bear Stearns Commercial Mortgage Inc. whereby LaSalle, for consideration, provides custodial services for certain commercial mortgage loans originated or purchased by the respective party. Pursuant to these custodial agreements, LaSalle Bank National Association is currently providing custodial services for all of the mortgage loans to be sold by Morgan Stanley Mortgage
Capital Holdings LLC and most of the mortgage loans to be sold by Bear Stearns
Commercial Mortgage Inc. For more information on these custodial agreements, see
"Risk Factors--Conflicts of Interest May Have An Adverse Effect On Your
Certificates--Other Conflicts."

                                      S-116

                     DESCRIPTION OF THE OFFERED CERTIFICATES

      Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

      The Series 2007-TOP28 Commercial Mortgage Pass-Through Certificates will be issued on or about October 25, 2007 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent and the trustee.

      The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

      o     the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of
            Principal Prepayments received prior to the Cut-off Date and
            Scheduled Payments of principal and interest due on or before the
            Cut-off Date;

      o     any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

      o     a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

      o     certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans.

      The certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

      The certificates will consist of various Classes, to be designated as:

      o     the Class A-1 Certificates, the Class A-2 Certificates, the Class
            A-3 Certificates, the Class A-AB Certificates, the Class A-4
            Certificates and the Class A-1A Certificates;

      o     the Class X-1 Certificates and the Class X-2 Certificates;

      o     the Class A-M Certificates, the Class A-J Certificates, the Class B
            Certificates, the Class C Certificates, the Class D Certificates,
            the Class E Certificates, the Class F Certificates, the Class G
            Certificates, the Class H Certificates, the Class J Certificates,
            the Class K Certificates, the Class L Certificates, the Class M
            Certificates, the Class N Certificates, the Class O Certificates and
            the Class P Certificates; and

      o     the Class R-I Certificates, the Class R-II Certificates and the
            Class R-III Certificates.

      The Class A Senior, Class A-M and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

      Each Class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Certificates--Book-Entry Registration and Definitive Certificates." Unless and
until definitive certificates are issued in respect of any Class of offered certificates, all references to actions by holders of

                                      S-117

the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

      All references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of offered certificates, interests in such certificates will be transferred on the book-entry records of
DTC and its Participants. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

      Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC,
Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream
Banking or Euroclear, on the other, will be effected in DTC through Citibank,
N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and
Euroclear, respectively.

      Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

      Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-1A, Class A-M and Class A-J Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the Closing Date may vary by up to 5%. Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial
Certificate Balance of each Class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

             APPROXIMATE INITIAL      APPROXIMATE                          APPROXIMATE
                  AGGREGATE        PERCENT OF INITIAL       RATINGS           CREDIT
   CLASS     CERTIFICATE BALANCE      POOL BALANCE      (FITCH/S&P/DBRS)     SUPPORT
   -----     -------------------   ------------------   ----------------   ------------

Class A-1        $78,500,000             4.457%           AAA/AAA/AAA        27.000%

Class A-2        $63,150,000             3.586%           AAA/AAA/AAA        27.000%

Class A-3        $79,800,000             4.531%           AAA/AAA/AAA        27.000%

Class A-AB       $76,420,000             4.339%           AAA/AAA/AAA        27.000%

Class A-4       $841,681,000            47.790%           AAA/AAA/AAA        27.000%

Class A-1A      $146,141,000             8.298%           AAA/AAA/AAA        27.000%

Class A-M       $176,122,000            10.000%           AAA/AAA/AAA        17.000%

Class A-J       $114,480,000             6.500%           AAA/AAA/AAA        10.500%

      The percentages indicated under the columns "Approximate Credit Support"
with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
Class A-1A Certificates represent the approximate credit support for the Class
A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates in
the aggregate.

                                      S-118

      The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to the Certificate Balance of those certificate on that Distribution Date. See
"--Distributions" and "--Distributions--Subordination; Allocation of Losses and
Certain Expenses" below.

      The Interest Only Certificates will not have a Certificate Balance and will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional Amount.

      The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time. The Notional Amount of the Class X-2
Certificates will equal:

      o     during the period from the Closing Date through and including the
            Distribution Date occurring in October 2008, the sum of (a) the lesser of $73,482,000 and the Certificate Balance of the Class A-1
            Certificates outstanding from time to time, (b) the lesser of
            $145,630,000 and the Certificate Balance of the Class A-1A
            Certificates outstanding from time to time and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-AB,
            Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E,
            Class F, Class G, Class H, Class J, Class K and Class L Certificates
            outstanding from time to time;

      o     during the period following the Distribution Date occurring in
            October 2008 through and including the Distribution Date occurring in October 2009, the sum of (a) the lesser of $8,469,000 and the
            Certificate Balance of the Class A-1 Certificates outstanding from time to time, (b) the lesser of $139,841,000 and the Certificate
            Balance of the Class A-1A Certificates outstanding from time to time, (c) the aggregate of the Certificate Balances of the Class
            A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class
            B, Class C, Class D, Class E, Class F, Class G and Class H
            Certificates outstanding from time to time and (d) the lesser of
            $1,279,000 and the Certificate Balance of the Class J Certificates
            outstanding from time to time;

      o     during the period following the Distribution Date occurring in
            October 2009 through and including the Distribution Date occurring in October 2010, the sum of (a) the lesser of $1,561,000 and the
            Certificate Balance of the Class A-2 Certificates outstanding from time to time, (b) the lesser of $133,845,000 and the Certificate
            Balance of the Class A-1A Certificates outstanding from time to time, (c) the aggregate of the Certificate Balances of the Class
            A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C,
            Class D, Class E and Class F Certificates outstanding from time to time and (d) the lesser of $1,742,000 and the Certificate Balance of the Class G Certificates outstanding from time to time;

      o     during the period following the Distribution Date occurring in
            October 2010 through and including the Distribution Date occurring in October 2011, the sum of (a) the lesser of $72,145,000 and the
            Certificate Balance of the Class A-AB Certificates outstanding from time to time, (b) the lesser of $128,166,000 and the Certificate
            Balance of the Class A-1A Certificates outstanding from time to time, (c) the aggregate of the Certificate Balances of the Class
            A-4, Class A-M, Class A-J, Class B, Class C and Class D Certificates
            outstanding from time to time and (d) the lesser of $8,874,000 and the Certificate Balance of the Class E Certificates outstanding from time to time;

      o     during the period following the Distribution Date occurring in
            October 2011 through and including the Distribution Date occurring in October 2012, the sum of (a) the lesser of $799,953,000 and the
            Certificate Balance of the Class A-4 Certificates outstanding from time to time, (b) the lesser of $103,899,000 and the Certificate
            Balance of the Class A-1A Certificates outstanding from time to time, (c) the aggregate of the Certificate Balances of the Class
            A-M, Class A-J, Class B and Class C Certificates outstanding from time to time and (d) the lesser of $7,728,000 and the Certificate
            Balance of the Class D Certificates outstanding from time to time;

                                      S-119

      o     during the period following the Distribution Date occurring in
            October 2012 through and including the Distribution Date occurring in October 2013, the sum of (a) the lesser of $744,764,000 and the
            Certificate Balance of the Class A-4 Certificates outstanding from time to time, (b) the lesser of $99,733,000 and the Certificate
            Balance of the Class A-1A Certificates outstanding from time to time, (c) the aggregate of the Certificate Balances of the Class A-M and Class A-J Certificates outstanding from time to time and (d) the lesser of $27,596,000 and the Certificate Balance of the Class B
            Certificates outstanding from time to time;

      o     during the period following the Distribution Date occurring in
            October 2013 through and including the Distribution Date occurring in October 2014, the sum of (a) the lesser of $637,470,000 and the
            Certificate Balance of the Class A-4 Certificates outstanding from time to time, (b) the lesser of $95,808,000 and the Certificate
            Balance of the Class A-1A Certificates outstanding from time to time, (c) the aggregate of the Certificate Balances of the Class A-M and Class A-J Certificates outstanding from time to time and (d) the lesser of $3,269,000 and the Certificate Balance of the Class B
            Certificates outstanding from time to time;

      o     during the period following the Distribution Date occurring in
            October 2014 through and including the Distribution Date occurring in October 2015, the sum of (a) the lesser of $580,944,000 and the
            Certificate Balance of the Class A-4 Certificates outstanding from time to time, (b) the lesser of $92,108,000 and the Certificate
            Balance of the Class A-1A Certificates outstanding from time to time, (c) the aggregate of the Certificate Balances of the Class A-M
            Certificates outstanding from time to time and (d) the lesser of
            $96,034,000 and the Certificate Balance of the Class A-J
            Certificates outstanding from time to time; and

      o     following the Distribution Date occurring in October 2015, $0.

      Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any Class of Principal Balance Certificates. The Notional
Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and
Expense Losses actually allocated to the Certificate Balance of any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in October 2015. Upon initial issuance, the aggregate Notional Amounts of the Class X-1 Certificates and Class X-2 Certificates will be $1,761,222,527 and $1,727,073,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

      The Residual Certificates will not have Certificate Balances or Notional
Amounts.

PASS-THROUGH RATES

      The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class
A-AB Certificates will, at all times, be fixed at their initial rate of 5.422%,
5.588%, 5.793% and 5.746%, respectively. The pass-through rates for the Class
A-4, Class A-1A and Class A-M Certificates will, at all times, be a per annum rate equal to the lesser of 5.742%, 5.710% and 5.835%, respectively, and the weighted average net mortgage rate. The pass-through rate for the Class A-J
Certificates will, at all times, be a per annum rate equal to the weighted average net mortgage rate less 0.002%.

      The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 0.355% per annum. The
Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution
Date subsequent to the initial Distribution Date and on or before the
Distribution Date in October 2015 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of

                                      S-120

such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the
Certificate Balance of a specified Class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any Class of Principal
Balance Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of it) will represent one or more separate components of the total
Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before October 2015, on any particular component of the total
Notional Amount of the Class X-2 Certificates immediately prior to the related
Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

      o     the lesser of (a) the rate per annum corresponding to such
            Distribution Date as set forth on Schedule B attached to this prospectus supplement and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

      o     the Pass-Through Rate for such Distribution Date for the Class of
            Principal Balance Certificates whose Certificate Balance, or a designated portion of it, comprises such component.

      Under no circumstances will any Class X-2 Strip Rate be less than zero.

      The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately 0.043% per annum. The
Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the
Certificate Balance of one of the Classes of the Principal Balance Certificates.
In general, the Certificate Balance of each Class of Principal Balance
Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the
Certificate Balance of any particular Class of Principal Balance Certificates is identified under "--Certificate Balances" above as being part of the total
Notional Amount of the Class X-2 Certificates immediately prior to any
Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate
Balance will represent one or more other separate components of the Class X-1
Certificates for purposes of calculating the accrual of interest for the related
Distribution Date. For any Distribution Date occurring in or before October
2015, on any particular component of the total Notional Amount of the Class X-1
Certificates immediately prior to the related Distribution Date, the applicable
Class X-1 Strip Rate will be calculated as follows:

      o     if such particular component consists of the entire Certificate
            Balance (or a designated portion of that certificate balance) of any
            Class of Principal Balance Certificates, and if such entire
            Certificate Balance (or that designated portion) also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of
            (a) the Weighted Average Net Mortgage Rate for such Distribution
            Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule B attached to this prospectus supplement and (ii) the Pass-Through Rate for such
            Distribution Date for such Class of Principal Balance Certificates;
            and

      o     if such particular component consists of the entire Certificate
            Balance (or a designated portion of that certificate balance) of any
            Class of Principal Balance Certificates, and if such entire
            Certificate Balance (or that designated portion) does not also constitute a component of the total Notional Amount of the Class X-2
            Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such
            Distribution Date, over (b) the Pass-Through Rate for such
            Distribution Date for such Class of Principal Balance Certificates.

                                      S-121

      For any Distribution Date occurring after October 2015, the Certificate
Balance of each Class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through
Rate for such Distribution Date for such Class of Principal Balance
Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.

      The Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates will, at all times, accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate. The Class J, Class K, Class L, Class M,
Class N, Class O and Class P Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 5.185% per annum and the Weighted
Average Net Mortgage Rate.

      The Administrative Cost Rate for each mortgage loan is presented in
Appendix II attached to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

      Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in November 2007. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

      The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated to that certificate, which reimbursement is to occur after the date on which that certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered the certificate. The likelihood of any such distribution is remote.
All distributions made on or with respect to a Class of certificates will be allocated pro rata among those certificates based on their respective Percentage
Interests in such Class.

      Funds in the Distribution Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than such time on the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the certificates.

      Funds in the Certificate Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

The Available Distribution Amount

      With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution
Amount for that Distribution Date.

                                      S-122

      With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such
Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year (or
January or February if the related Distribution Date is the final Distribution
Date), the paying agent will withdraw an amount from the Interest Reserve
Account in respect of each Interest Reserve Loan equal to the related Interest
Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

      Fees and Expenses. The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

TYPE/RECIPIENT                              AMOUNT                              FREQUENCY               SOURCE OF PAYMENT
--------------                              ------                              ---------               -----------------

Fees

Servicing Fee /       The product of the portion of the per annum               Monthly.                Interest payment on the
Master Servicer       Master Servicing Fee Rate for the master servicer                                 related mortgage loan.
                      applicable to such month, determined in the same
                      manner as the applicable mortgage rate is determined
                      for each mortgage loan for such month, and the
                      Scheduled Principal Balance of each mortgage loan,
                      reduced by any Compensating Interest Payment. The
                      Master Servicing Fee Rate will range, on a
                      loan-by-loan basis, from 0.01% per annum to 0.02% per
                      annum.

Additional            o    50% of assumption fees on non-Specially              Time to time.           The related fees or
Servicing                  Serviced Mortgage Loans;                                                     investment income.
Compensation /
Master Servicer       o    all late payment fees and net default
                           interest (other than on Specially Serviced
                           Mortgage Loans) not used to pay interest on
                           Advances;

                      o    100% of application, loan modification,
                           forbearance and extension fees on
                           non-Specially Serviced Mortgage Loans;

                      o    all investment income earned on amounts on
                           deposit in the Collection Account and (if
                           not required to be paid to borrower) escrow
                           accounts;

                      o    any Prepayment Interest Excess not used to
                           offset Prepayment Interest Shortfalls (other
                           than on Specially Serviced Mortgage Loans);
                           and

                      o    the Primary Servicer is entitled to all or a
                           portion of the fees otherwise payable to the
                           master servicer set forth in the five bullet
                           points above that are paid on the mortgage loans
                           for which it acts as the primary servicer.

                                      S-123

TYPE/RECIPIENT                              AMOUNT                              FREQUENCY               SOURCE OF PAYMENT
--------------                              ------                              ---------               -----------------

Special               The product of the portion of a rate equal to             Monthly.                Collections on the
Servicing Fee /       0.25% per annum applicable to such month,                                         mortgage loans in the
Special Servicer      determined in the same manner as the applicable                                   mortgage pool.
                      mortgage rate is determined for each Specially
                      Serviced Mortgage Loan for such month, and the
                      Scheduled Principal Balance of each Specially Serviced
                      Mortgage Loan.

Workout Fee /         1.0% of each collection of principal and interest         Monthly.                The related collection
Special Servicer      on each Rehabilitated Mortgage Loan.                                              of principal and/or
                                                                                                        interest.

Liquidation Fee       1.0% of the Liquidation Proceeds received in              Upon receipt of         The related Liquidation
/ Special Servicer    connection with a full or partial liquidation of          Liquidation Proceeds,   Proceeds, Condemnation
                      a Specially Serviced Mortgage Loan or related REO         Condemnation Proceeds   Proceeds or Insurance
                      Property and/or any Condemnation Proceeds or              and Insurance           Proceeds.
                      Insurance Proceeds received by the Trust (other           Proceeds.
                      than Liquidation Proceeds received in connection
                      with a repurchase by a mortgage loan seller or
                      purchase by a mezzanine or subordinate lender
                      within the time periods specified in the
                      definition of Liquidation Fee in this prospectus
                      supplement).

Additional            o    all late payment fees and net default                Time to time.           The related fee or
Special Servicing          interest (on Specially Serviced Mortgage                                     investment income.
Compensation /             Loans) not used to pay interest on Advances;
Special Servicer
                      o    50% of assumption fees on non-Specially
                           Serviced Mortgage Loans that require special
                           servicer consent and 100% of such fees on
                           Specially Serviced Mortgage Loans;

                      o    100% of application, loan modification,
                           forbearance and extension fees on Specially
                           Serviced Mortgage Loans; and

                      o    all investment income received on funds in
                           any REO Account.

Trustee Fee /         The product of the portion of a rate equal to             Monthly.                Interest on each
Trustee & Paying      0.0014% per annum applicable to such month,                                       mortgage loan.
Agent                 determined in the same manner as the applicable
                      mortgage rate is determined for each mortgage loan for
                      such month, and the Scheduled Principal Balance of
                      each mortgage loan. A portion of the Trustee Fee is
                      payable to the paying agent.

Primary               The product of the applicable Primary Servicing           Monthly.                Collections on the
Servicing Fees        Fee Rate and the Scheduled Principal Balance of                                   related mortgage loan.
                      the applicable mortgage loan immediately before the
                      related Due Date (prorated for the number of days
                      during the calendar month for that mortgage loan for
                      which interest actually accrues on that mortgage
                      loan). The Primary Servicing Fee Rate for Principal
                      Global Investors, LLC is 0.01% per annum. The Primary
                      Servicing Fee Rate (including the rate at which any
                      subservicing fees accrue) for Wells Fargo Bank,
                      National Association will range, on a loan-by-loan
                      basis, from 0.01% per annum to 0.08% per annum.

                                      S-124

TYPE/RECIPIENT                              AMOUNT                              FREQUENCY               SOURCE OF PAYMENT
--------------                              ------                              ---------               -----------------

Expenses

Servicing             To the extent of funds available, the amount of           Time to time.           Recoveries on the
Advances / Master     any Servicing Advances.                                                           related mortgage loan,
Servicer and                                                                                            or to the extent that
Trustee                                                                                                 the party making the
                                                                                                        advance determines it is
                                                                                                        nonrecoverable, from
                                                                                                        collections in the
                                                                                                        Certificate Account.

Interest on           At Advance Rate.                                          When Advance is         First from late payment
Servicing                                                                       reimbursed.             charges and default
Advances / Master                                                                                       interest in excess of
Servicer and                                                                                            the regular interest
Trustee                                                                                                 rate, and then from
                                                                                                        collections in the
                                                                                                        Certificate Account.

P&I Advances /        To the extent of funds available, the amount of           Time to time.           Recoveries on the
Master Servicer       any P&I Advances.                                                                 related mortgage loan,
and Trustee                                                                                             or to the extent that
                                                                                                        the party making the
                                                                                                        advance determines it is
                                                                                                        nonrecoverable, from
                                                                                                        collections in the
                                                                                                        Certificate Account.

Interest on P&I       At Advance Rate.                                          When Advance is         First from late payment
Advances / Master                                                               reimbursed.             charges and default
Servicer and                                                                                            interest in excess of
Trustee                                                                                                 the regular interest
                                                                                                        rate, and then from all
                                                                                                        collections in the
                                                                                                        Certificate Account.

Indemnification       Amounts for which the trustee, the paying agent,          Time to time.           All collections in the
Expenses /            the master servicer and the special servicer are                                  Certificate Account.
Trustee, Paying       entitled to indemnification.
Agent, Master
Servicer and
Special Servicer
(and their
directors,
officers,
employers and
agents)

Indemnification       Trust's pro rata share (subject to the applicable         Time to time.           All collections in the
Expenses /            co-lender agreement) of certain amounts for which                                 Certificate Account.
Non-Serviced          such parties are entitled to indemnification and
Mortgage Loan         are related to the applicable Non-Serviced
Master Servicer /     Mortgage Loan.
Special Servicer
(and their
directors,
officers,
employees and
agents)

                                      S-125

TYPE/RECIPIENT                              AMOUNT                              FREQUENCY               SOURCE OF PAYMENT
--------------                              ------                              ---------               -----------------

Trust Expenses        Based on third party charges.                             Time to time.           All collections in the
not Advanced (may                                                                                       Certificate Account.
include
environmental
remediation
costs,
appraisals,
independent
contractor to
operate REO)

      The Pooling and Servicing Agreement does not provide for any successor master servicer or successor special servicer or successor trustee, as the case may be, to receive compensation in excess of that permitted to be received by its predecessor, except in the case where a successor cannot be found for existing compensation. Any change to the compensation of the master servicer, special servicer or trustee would require an amendment to the Pooling and
Servicing Agreement.

Application of the Available Distribution Amount

      On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any Class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

(i)   to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
      A-4, Class A-1A, Class X-1 and Class X-2 Certificates, concurrently:

            o     to the holders of the Class A-1, Class A-2, Class A-3, Class
                  A-AB and Class A-4, the Distributable Certificate Interest
                  Amount in respect of each such Class for such Distribution
                  Date (which shall be payable from amounts in the Available
                  Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

            o     to the holders of the Class A-1A Certificates, the
                  Distributable Certificate Interest Amount in respect of such
                  Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to
                  Loan Group 2); and

            o     to the holders of the Class X-1 and Class X-2 Certificates, the Distributable Certificate Interest Amount in respect of each such Class for such Distribution Date (which will be
                  payable from amounts in the Available Distribution Amount
                  attributable to both Loan Group 1 and Loan Group 2), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

      provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A Senior
Certificates, Class X-1 Certificates or Class X-2 Certificates on such
Distribution Date as described above, the Available Distribution Amount will be allocated among all those Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group;

(ii)  to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
      A-4 and Class A-1A Certificates, the Principal Distribution Amount for
      such Distribution Date, concurrently:

      (A)   to the holders of the Class A-1A Certificates in an amount equal to the lesser of --

                                      S-126

            o     the portion of the Principal Distribution Amount for that
                  Distribution Date that is attributable to Loan Group 2 and, on or after the Distribution Date on which the aggregate
                  Certificate Balance of the Class A-1, Class A-2, Class A-3,
                  Class A-AB and Class A-4 Certificates has been reduced to
                  zero, the portion of the Principal Distribution Amount for that Distribution Date that is attributable to Loan Group 1
                  (net of any portion thereof that is distributable on that
                  Distribution Date to the holders of the Class A-1, Class A-2,
                  Class A-3, Class A-AB and/or Class A-4 Certificates); and

            o     the aggregate Certificate Balance of the Class A-1A
                  Certificates immediately prior to that Distribution Date;

      (B)   to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates collectively in an aggregate amount equal to the lesser of --

            o     the portion of the Principal Distribution Amount for that
                  Distribution Date that is attributable to Loan Group 1 and, on or after the Distribution Date on which the aggregate
                  Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Principal Distribution
                  Amount for that Distribution Date that is attributable to Loan
                  Group 2 (net of any portion thereof that is distributable on that Distribution Date to the holders of the Class A-1A
                  Certificates); and

            o     the aggregate Certificate Balance of the Class A-1, Class A-2,
                  Class A-3, Class A-AB and Class A-4 Certificates immediately prior to that Distribution Date;

                  which amount described in (B) above (the "Certificate Group 1
                  Principal Distribution Amount") will be further allocated
                  among those holders in the following amounts and order of
                  priority:

            o     first, to the holders of the Class A-AB Certificates in an amount equal to the lesser of --

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, and

                  (2)   an amount sufficient to reduce the aggregate Certificate
                        Balance of the Class A-AB Certificates to the Class A-AB
                        Planned Principal Balance for that Distribution Date;

            o     second, to the holders of the Class A-1 Certificates in an amount equal to the lesser of--

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, reduced by any portion of
                        that amount that is allocable to reduce the aggregate
                        Certificate Balance of the Class A-AB Certificates to
                        the Class A-AB Planned Principal Balance for that
                        Distribution Date as described in the preceding bullet
                        and paid to the holders of that Class on that
                        Distribution Date, and

                  (2)   the aggregate Certificate Balance of the Class A-1
                        Certificates immediately prior to that Distribution
                        Date;

            o     third, to the holders of the Class A-2 Certificates in an
                  amount equal to the lesser of --

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, reduced by any portion of
                        that amount that is allocable to reduce the aggregate
                        Certificate Balances of the Class A-AB Certificates (to
                        the Class A-AB Planned Principal Balance for that
                        Distribution Date) or the Class A-1 Certificates, in
                        each case as described in the preceding bullets and paid
                        to the holders of those Classes on that Distribution
                        Date, and

                                      S-127

                  (2)   the aggregate Certificate Balance of the Class A-2
                        Certificates immediately prior to that Distribution
                        Date;

            o     fourth, to the holders of the Class A-3 Certificates in an amount equal to the lesser of --

                  (3)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, reduced by any portion of
                        that amount that is allocable to reduce the aggregate
                        Certificate Balances of the Class A-AB Certificates (to
                        the Class A-AB Planned Principal Balance for that
                        Distribution Date) or the Class A-1 or Class A-2
                        Certificates, in each case as described in the preceding
                        bullets and paid to the holders of those Classes on that
                        Distribution Date, and

                  (4)   the aggregate Certificate Balance of the Class A-3
                        Certificates immediately prior to that Distribution
                        Date;

            o     fifth, to the holders of the Class A-AB Certificates in an amount (in addition to the amount allocated to them as
                  described in the first bullet above) equal to the lesser of--

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, reduced by any portion of
                        that amount that is allocable to reduce the aggregate
                        Certificate Balances of the Class A-AB Certificates (to
                        the Class A-AB Planned Principal Balance for that
                        Distribution Date as described in the first bullet
                        above), or the Class A-1, Class A-2 or Class A-3
                        Certificates, in each case as described in the preceding
                        bullets and paid to the holders of those Classes on that
                        Distribution Date, and

                  (2)   the aggregate Certificate Balance of the Class A-AB
                        Certificates immediately after the allocation made
                        pursuant to the first bullet above;

            o     finally, to the holders of the Class A-4 Certificates in an amount equal to the lesser of --

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, reduced by any portion of
                        that amount that is allocable to the Class A-1, Class
                        A-2, Class A-3 or Class A-AB Certificates, in each case
                        as described in the preceding bullets and paid to the
                        holders of those Classes on that Distribution Date, and

                  (2)   the aggregate Certificate Balance of the Class A-4
                        Certificates immediately prior to that Distribution
                        Date;

(iii) to the holders of the Class A Senior Certificates and the Class X
      Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized
      Losses or Expense Losses previously allocated to such certificates and for which reimbursement has not previously been fully paid (in the case of the
      Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or
      Expense Losses;

(iv)  to the holders of the Class A-M Certificates, the Distributable
      Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

(v)   upon payment in full of the aggregate Certificate Balance of the Class A-4 and Class A-1A Certificates, to the holders of the Class A-M Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-M Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class
      A Senior Certificates;

                                      S-128

(vi)  to the holders of the Class A-M Certificates, to reimburse them for any
      Realized Losses or Expense Losses previously allocated to such Class of certificates and for which reimbursement has not previously been fully paid, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

(vii) to the holders of the Class A-J Certificates, the Distributable
      Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

(viii) upon payment in full of the aggregate Certificate Balance of the Class
      A-M Certificates, to the holders of the Class A-J Certificates, the
      Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-J Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class
      A Senior and the Class A-M Certificates;

(ix)  to the holders of the Class A-J Certificates, to reimburse them for any
      Realized Losses or Expense Losses previously allocated to such Class of certificates and for which reimbursement has not previously been fully paid, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses; and

(x)   to make payments to the holders of the private certificates (other than the Class X-1 Certificates and the Class X-2 Certificates) as contemplated below.

      Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

      o     first, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4
            and Class A-1A Certificates, in proportion to their respective
            Certificate Balances, in reduction of their respective Certificate
            Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

      o     second, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class
            A-4 and Class A-1A Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of
            Realized Losses and Expense Losses previously allocated to such
            Classes, plus one month's interest at the applicable Pass-Through
            Rate on such Realized Losses or Expense Losses.

      On each Distribution Date, following the above-described distributions on the offered certificates and the Class X-1 Certificates and the Class X-2
Certificates, the paying agent will apply the remaining portion, if any, of the
Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of private certificates, other than the Class X-1
Certificates, the Class X-2 Certificates and the Residual Certificates, in
alphabetical order of Class designation (provided that the Class A-M
Certificates will be senior in right to the Class A-J Certificates), in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B Certificates, then payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates:

      (1)   to pay interest to the holders of the particular Class of
            certificates, up to an amount equal to the Distributable Certificate
            Interest Amount in respect of such Class of certificates for such
            Distribution Date;

      (2)   if the aggregate Certificate Balance of each other Class of
            Subordinate Certificates, if any, with an earlier alphabetical Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates) has been reduced to zero, to pay principal to the holders of the particular Class of
            certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of certificates and (b) the remaining Principal Distribution Amount for such Distribution Date; and

                                      S-129

      (3)   to reimburse the holders of the particular Class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of certificates and for which no reimbursement has previously been paid, plus (b) one month's interest at the applicable Pass-Through Rate on such amounts.

      Any portion of the Available Distribution Amount for any Distribution Date
that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class P
Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

      Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates-- in order of alphabetical Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates) -- for any, and to the extent of, Unpaid Interest; second, Realized Losses and Expense Losses, including interest on Advances, previously allocated to them; and third, upon the reduction of the aggregate Certificate Balance of the Principal Balance
Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional Special Servicer Compensation.

Class A-AB Planned Principal Balance

      On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal from the Certificate Group 1
Principal Distribution Amount (including after the principal balance of the
Class A-1A Certificates has been reduced to zero, the portions of the Principal
Distribution Amount for that Distribution Date that is attributable to Loan
Group 2) in either case, to reduce its Certificate Balance to the Planned
Principal Balance for such Distribution Date as described in
"--Distributions--Application of the Available Distribution Amount" above. The
"Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement. These balances were calculated using, among other things, the
Structuring Assumptions. Based on these assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the
Structuring Assumptions. Therefore, there can be no assurance that the
Certificate Balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule
A. In general, once the Certificate Balances of the Class A-1, Class A-2 and
Class A-3 Certificates have been reduced to zero, any remaining Certificate
Group 1 Principal Distribution Amount will be distributed to the Class A-AB
Certificates until the Certificate Balance of the Class A-AB Certificates is
reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the Classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of certificates, except the Class A-1A Certificates, on that
Distribution Date, (b) the Base Interest Fraction for the related Principal
Prepayment and that Class and (c) the amount of the Prepayment Premium or Yield
Maintenance Charge collected in respect of such Principal Prepayment during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges
relating to a mortgage loan in Loan Group 1 and collected during the related
Collection Period remaining after those distributions described above will be distributed to the holders of the Class X Certificates.

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying

                                      S-130

agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) the Base Interest Fraction for the related principal prepayment and the Class A-1A Certificates and (b) the amount of the Prepayment Premium or
Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. Any Prepayment Premiums or Yield
Maintenance Charges relating to a mortgage loan in Loan Group 2 and collected during the related Collection Period remaining after those distributions described above will be distributed to the holders of the Class X Certificates.

      On any Distribution Date on or before the Distribution Date in October
2012, 54% of the Prepayment Premiums or Yield Maintenance Charges remaining after the distributions described in the two preceding paragraphs will be distributed to the holders of the Class X-1 Certificates and 46% of the
Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates.
After the Distribution Date in October 2012, any of such Prepayment Premiums or
Yield Maintenance Charges remaining after the distributions described in the two preceding paragraphs will be distributed to the holders of the Class X-1
Certificates.

      No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates or the Residual Certificates. Any Prepayment Premiums or Yield
Maintenance Charges distributed to holders of a Class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

      Notwithstanding that any mortgaged property may be acquired as part of the
Trust through foreclosure, deed in lieu of foreclosure or otherwise (or that a beneficial interest in a mortgaged property with respect to a Non-Serviced
Mortgage Loan may be acquired by the Trust under a Non-Serviced Mortgage Loan
Pooling and Servicing Agreement), the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing
Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and
Servicing Agreement, be treated as having remained outstanding until such REO
Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal
Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO
Property.

Appraisal Reductions

      Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and Servicing
Agreement, the special servicer is required to obtain an MAI appraisal, if the
Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than
$2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the
Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

      As a result of such appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is

                                      S-131

brought current under the then current terms of such mortgage loan, Loan Pair or
A/B Mortgage Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain, at the Operating
Adviser's expense, an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction (including, without limitation, any request of
a B Note holder, at its expense as and to the extent provided for in the related intercreditor agreement, with respect to the related A/B Mortgage Loan (or
Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

      The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See
"--Advances--P&I Advances" below.

      Each Non-Serviced Mortgage Loan is subject to provisions in its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan
Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances
(including advances, if any, to be made on such Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

      As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior
Certificates, and to the rights of the holders of each other Class of
Subordinate Certificates with an earlier alphabetical Class designation
(provided that the Class A-M Certificates will be senior in right to the Class
A-J Certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution
Date, and the ultimate receipt by the holders of each Class of Class A Senior
Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

      Similarly, but to decreasing degrees and in alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate
Balance of such Class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution
Date in accordance with the order of priority described above under
"--Application of the Available Distribution Amount" and by the allocation of
Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

      Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the Percentage Interest in the Trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the
Percentage Interest in the Trust evidenced by the Subordinate Certificates, thereby

                                      S-132

increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate Certificates.

      Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate
Certificates with later alphabetical Class designations (provided that the Class
A-M Certificates will be senior in right to the Class A-J Certificates).

      Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M
Certificates, in that order, and then to the Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, and, solely with respect to losses of interest (other than as a reduction of the Notional
Amount), to the Class X-1 and Class X-2 Certificates, pro rata with each other and with the Class A Senior Certificates, in each case reducing principal and/or interest otherwise payable thereon.

      Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the Mortgage
Pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any Collection
Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance
Certificates (without accompanying principal distributions) on the Distribution
Date for that Collection Period.

      Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any Class of certificates on any
Distribution Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor.

      Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced Companion
Mortgage Loans. Any additional Trust expenses under the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced Mortgage Loan
Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related Non-Serviced Mortgage Loan B
Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced
Mortgage Loan and the Non-Serviced Companion Mortgage Loans.

      Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional Trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced Pari
Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

      Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A
Note.

                                      S-133

Prepayment Interest Shortfalls and Prepayment Interest Excesses

      If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest (as defined in this prospectus supplement), subject to certain limitations described in this prospectus supplement. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

      Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date
will be allocated to each Class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class on such
Distribution Date, in each case reducing interest otherwise payable thereon. The
Distributable Certificate Interest Amount in respect of any Class of certificates, will be reduced to the extent any Net Aggregate Prepayment
Interest Shortfalls are allocated to such Class of certificates. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in
this prospectus supplement.

      On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

      In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the borrower or the
Primary Servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

      The holders of a majority of the Controlling Class, the special servicer, the master servicer and the holder of the majority interest in the Class R-I
Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the Trust on any
Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1.0% of the balance as of the Cut-off Date of the mortgage loans.

      The Purchase Price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing
Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the
Trust. The optional termination of the Trust must be conducted so as to constitute a "qualified liquidation" of REMIC I under Section 860F of the Code.

      Upon any such termination, the Purchase Price for the mortgage loans and the other property in the Trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the
Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

                                      S-134

      ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

      On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

      o     the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

      o     a fraction, the numerator of which is the Scheduled Principal
            Balance of such mortgage loan as of the immediately preceding
            Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced
            Mortgage Loan or Serviced Pari Passu Mortgage Loan, the portion of the Appraisal Reduction that is allocable to such Non-Serviced
            Mortgage Loan or Serviced Pari Passu Mortgage Loan, as applicable)
            and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

      In addition, the master servicer will not in any event be required to (i)
advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

      With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled
Payments.

      The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable
Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

      P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. P&I Advances made in respect of mortgage loans that have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period. In no event will the master servicer be required to make aggregate P&I
Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

                                      S-135

      Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, each subject to the same limitations, and with the same rights, including the right to receive interest on such P&I
Advance, as described above for the master servicer.

      Notwithstanding the foregoing, with respect to any Non-Serviced Mortgage
Loan, the master servicer and the trustee will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on the related Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer.
Because of the foregoing, the obligation to make P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the
Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and
Servicing Agreement.

Servicing Advances

      Servicing Advances, in all cases, will be reimbursable as described below.
The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

      With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make,
Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

      o     insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

      o     items such as real estate taxes and assessments in respect of such
            REO Property that may result in the imposition of a lien;

      o     any ground rents in respect of such REO Property; and

      o     other costs and expenses necessary to maintain, manage or operate such REO Property.

      Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

      The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or
REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or
Distribution Account as described under "--Reimbursement of

                                      S-136

Advances" below. If the master servicer fails to make a required Servicing
Advance, the trustee is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

      In general, none of the master servicer, the special servicer or the trustee or any fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

      Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable Advances, then the party entitled to such reimbursement has agreed to notify the Rating Agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance
(together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable Advance (together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on the related Distribution Date will be reduced and, in the case of reimbursement of nonrecoverable Advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under
"--Distributions--Subordination; Allocation of Losses and Certain Expenses") to
reduce the total principal balance of the certificates on that Distribution
Date. Any provision in the Pooling and Servicing Agreement for any Servicing
Advance or P&I Advance by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the
Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

      The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable (subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the Operating
Adviser, the Rating Agencies, the paying agent and us (and the holders of the B
Note or the Serviced Companion Mortgage Loan if the Servicing Advance relates to an A/B Mortgage Loan or a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by the

                                      S-137

master servicer or special servicer of nonrecoverability with respect to such
Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

      In addition, the master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable advances with respect to other mortgage loans where reimbursement is, at the time of such consideration, being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed nonrecoverable Advance. In addition, the master servicer or special servicer may update or change its recoverability determinations at any time.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

      Based on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each
Certificateholder on each Distribution Date (in the aggregate and by Loan Group as appropriate):

      (a)   A statement (in the form of Appendix V) setting forth, to the extent applicable:

                  (i)     the date of such Distribution Date, and of the Record
                          Date, Interest Accrual Period, and Determination Date
                          for such Distribution Date;

                  (ii)    the Available Distribution Amount for the Distribution
                          Date, and any other cash flows received on the
                          mortgage loans and applied to pay fees and expenses
                          (including the components of the Available
                          Distribution Amount or such other cash flows);

                  (iii)   the aggregate amount of servicing fees, Special
                          Servicing Fees, other special servicing compensation
                          and Trustee Fees paid to the master servicer, the
                          Primary Servicer, the special servicer, the holders of
                          the rights to Excess Servicing Fees, the trustee and
                          the paying agent with respect to the Mortgage Pool;

                  (iv)    the amount of other fees and expenses accrued and paid
                          from the Trust, including without limitation Advance
                          reimbursement and interest on Advances, and specifying
                          the purpose of such fees or expenses and the party
                          receiving payment of those amounts, if applicable;

                  (v)     the amount, if any, of such distributions to the
                          holders of each Class of Principal Balance
                          Certificates applied to reduce the aggregate
                          Certificate Balance of that Class;

                  (vi)    the amount of such distribution to holders of each
                          Class of certificates allocable to (A) interest and
                          (B) Prepayment Premiums or Yield Maintenance Charges;

                  (vii)   the amount of any shortfall in principal distributions
                          and any shortfall in interest distributions to each
                          applicable Class of certificates;

                  (viii)  the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

                  (ix)    the aggregate Certificate Balance or Notional Amount
                          of each Class of certificates before and after giving
                          effect to the distribution made on such Distribution
                          Date;

                  (x)     the Pass-Through Rate applicable to each Class of
                          certificates for such Distribution Date;

                                      S-138

                  (xi)    the weighted average mortgage rate (and interest rates
                          by distributional groups or ranges) of the mortgage
                          loans as of the related Determination Date;

                  (xii)   the number of outstanding mortgage loans and the
                          aggregate principal balance and Scheduled Principal
                          Balance of the mortgage loans and weighted average
                          remaining term at the close of business on the related
                          Determination Date, with respect to the Mortgage Pool
                          and with respect to each Loan Group;

                  (xiii)  the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool:

                          (A)   delinquent 30 to 59 days,

                          (B)   delinquent 60 to 89 days,

                          (C)   delinquent 90 days or more,

                          (D)   as to which foreclosure proceedings have been
                                commenced, or

                          (E)   as to which bankruptcy proceedings have been
                                commenced;

                  (xiv)   the aggregate amount and general purpose of Servicing
                          Advances and P&I Advances outstanding, separately
                          stated, that have been made by the master servicer,
                          the special servicer and the trustee with respect to
                          the Mortgage Pool and the aggregate amount and general
                          purpose of Servicing Advances and P&I Advances made by
                          the applicable Non-Serviced Mortgage Loan Master
                          Servicer in respect of the Non-Serviced Mortgage
                          Loans;

                  (xv)    the number and related principal balances of any
                          mortgage loans modified, extended or waived on a
                          loan-by-loan basis since the previous Determination
                          Date (including a description of any modifications,
                          extensions or waivers to mortgage loan terms, fees,
                          penalties or payments during the distribution period
                          as provided to the Paying Agent);

                  (xvi)   with respect to any REO Property included in the
                          Trust, the principal balance of the related mortgage
                          loan as of the date of acquisition of the REO Property
                          and the Scheduled Principal Balance of the mortgage
                          loan;

                  (xvii)  as of the related Determination Date:

                          (A)     as to any REO Property sold during the related
                                  Collection Period, the date of the related
                                  determination by such special servicer that it
                                  has recovered all payments which it expects to
                                  be finally recoverable and the amount of the
                                  proceeds of such sale deposited into the
                                  applicable Certificate Account, and

                          (B)     the aggregate amount of other revenues
                                  collected by each special servicer with
                                  respect to each REO Property during the
                                  related Collection Period and credited to the
                                  applicable Certificate Account, in each case
                                  identifying such REO Property by the loan
                                  number of the related mortgage loan;

                  (xviii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to
                          the Mortgage Pool and with respect to each Loan Group;

                  (xix)   the amount of Unpaid Interest, Realized Losses or
                          Expense Losses, if any, incurred with respect to the
                          mortgage loans, including a break out by type of such
                          Realized Losses or Expense Losses, with respect to the
                          Mortgage Pool and with respect to each Loan Group;

                                      S-139

                  (xx)    Material Breaches of mortgage loan representations and
                          warranties of which the trustee, the master servicer
                          or the special servicer has received written notice;

                  (xxi)   the amount of any Appraisal Reductions effected during
                          the related Collection Period on a loan-by-loan basis
                          and the total Appraisal Reductions in effect as of
                          such Distribution Date, with respect to the Mortgage
                          Pool (and in the case of the Non-Serviced Mortgage
                          Loans, the amount of any appraisal reductions effected
                          under the related Non-Serviced Mortgage Loan Pooling
                          and Servicing Agreement); and

      (b)   A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

      The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

      In the case of information furnished pursuant to subclauses (a)(v),
(a)(vi) and (a)(ix) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

      The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.ctslink.com. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and
any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the Pooling and Servicing Agreement (which form may be submitted electronically via the paying agent's website). In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the paying agent with respect to the Trust through the EDGAR system.
For assistance with the paying agent's website, investors may call (866)
846-4526. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

      In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

      On an annual basis, the master servicer is required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, the Depositor and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any
prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

      The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any
Certificate Owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor and the holder of any Serviced
Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO
Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies

                                      S-140

(including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

      The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

      o     the Pooling and Servicing Agreement and any amendments to it;

      o     all reports or statements delivered to holders of the relevant Class of certificates since the Closing Date;

      o     all officer's certificates delivered to the paying agent since the
            Closing Date;

      o     all accountants' reports delivered to the paying agent since the
            Closing Date;

      o     the mortgage loan files;

      o     any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

      o     any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

      Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable).
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

      The Trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Bear Stearns Commercial Mortgage Securities Trust 2007-TOP28." Members of the
public may read and copy any materials filed with the Commission at the
Commission's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549.
Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission's
Web site. The Commission maintains computer terminals providing access to the
EDGAR system at each of the offices referred to above.

Book-Entry Certificates

      Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is

                                      S-141

forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

      The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in October 2007:

      The close of business on

      October 1 (except as described in this    (A)     Cut-off Date.
      prospectus supplement)

      October 31                                (B)     Record Date for all Classes of Certificates.

      October 2 - November 7                    (C)     The Collection Period.  The master servicer
                                                        receives Scheduled Payments due after the
                                                        Cut-off Date and any Principal Prepayments
                                                        made after the Cut-off Date and on or prior
                                                        to November 7.

      November 7                                (D)     Determination Date.

      November 13                               (E)     Master Servicer Remittance Date.

      November 14                               (F)     Distribution Date.

      Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

      (A)   The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust.

      (B)   Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

      (C)   Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to November 7, 2007 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

      (D)   As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

                                      S-142

      (E)   The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

      (F)   The paying agent will make distributions to Certificateholders on the 4th business day after the related Determination Date of each month.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

      The Expected Final Distribution Date for each Class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final distribution date for any
Class may be earlier or later (and could be substantially later) than the expected final distribution date.

      The Rated Final Distribution Date of each Class of certificates is the
Distribution Date in September 2042.

      The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

      The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

      o     to cure any ambiguity;

      o     to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the Trust or the Pooling and
            Servicing Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate
            Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

      o     to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC
            (or the grantor trust portion of the Trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

      o     to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

      o     to modify, add to or eliminate the provisions in the Pooling and
            Servicing Agreement relating to transfers of Residual Certificates;

      o     to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

      o     to modify the provisions relating to the timing of reimbursements of
            Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

      o     any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such
            Certificateholder consents).

                                      S-143

      No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any
Certificateholder not consenting to such amendment without the consent of 100%
of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust portion of the Trust). In addition, no amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of the holder of any B Note may be effected unless the holder of the related B Note provides written consent to such amendment. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

      The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement (without the consent of the Certificateholders) and with the written confirmation of the
Rating Agencies that such amendment would not cause the ratings on any Class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the
Pooling and Servicing Agreement and the Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
Agreement.

      The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate Certificate Balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

      o     reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

      o     reduce the aforesaid percentages of aggregate certificate percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each
            Class of certificates affected thereby;

      o     eliminate the master servicer's or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated under the
            Code; or

      o     adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class R-I,
            Class R-II and Class R-III Certificateholders) or adversely affect the status of the grantor trust created from the related portion of the Trust, without the consent of 100% of the holders of the Class P
            Certificates. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

EVIDENCE AS TO COMPLIANCE

      Each of the master servicer, the special servicer, the Primary Servicer and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent and the Depositor, and to forward a copy to the Rating Agencies and the Operating Adviser, on or before the date specified in the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and
Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

                                      S-144

      In addition, the master servicer, the special servicer, the Primary
Servicer, the paying agent and the trustee, each at its own expense, will be required under the Pooling and Servicing Agreement, and we expect that each
Servicing Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment of
Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

      o     a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

      o     a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      o     the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

      o     a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

      o     the Pass-Through Rate for such certificate;

      o     the rate and timing of principal payments, including Principal
            Prepayments, and other principal collections on the mortgage loans
            (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

      o     the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

      o     the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the
            Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

                                      S-145

      In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 4th business day after the related Determination Date of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

      The Pass-Through Rates on one or more Classes of certificates may be based on, limited by, or equal to, a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans as described in this prospectus supplement. In addition, the Pass-Through Rate on one or more Classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those Classes of certificates may (and in the case of a Class with a
Pass-Through Rate equal to or based on the Weighted Average Net Mortgage Rate, will) be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized
Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

      The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any Class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such Class of certificates. As described in this prospectus supplement, the Principal
Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case until the aggregate
Certificate Balance of such Class of certificates is, in turn, reduced to zero.
Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each Class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification
(together with interest on such advances), and the rate and timing of Principal
Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a mortgage loan seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates will be particularly sensitive to prepayments on mortgage loans in
Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the Mortgage Pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily properties and the mortgage loans in
Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the Mortgage Loans in Loan Group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class
A-1A Certificates than if such Class received principal distributions from

                                      S-146

other property types as well. However, on and after any Distribution Date on which the Certificate Balances of the Class A-M through Class P Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of such Certificates, the Class
A-1A Certificates will receive principal distributions from the collections on the Mortgage Pool, pro rata, with the Class A-1, Class A-2, Class A-3, Class
A-AB and Class A-4 Certificates without regard to Loan Group.

      Although the borrower under an ARD Loan may have incentives to prepay the
ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the Trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

      Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the Trust as described in this prospectus supplement under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

      The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amount of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

      In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A Senior, Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class X-1 and
Class X-2 Certificates, the allocation of a portion of collected Prepayment
Premiums or Yield Maintenance Charges to the certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield
Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

      Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

                                      S-147

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

      If the portion of the Available Distribution Amount distributable in respect of interest on any Class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the Class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a Principal Prepayment accompanied by less than a full month's interest) may adversely affect the yield to maturity of the Class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

      The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class P
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J
Certificates) -- from the Class O Certificates to the Class B Certificates, then the Class A-J Certificates, then the Class A-M Certificates, then pro rata among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
Certificates. As to each of such Classes, Realized Losses and Expense Losses will reduce (i) first, the Certificate Balance of such Class until such
Certificate Balance is reduced to zero (in the case of the Principal Balance
Certificates); (ii) second, Unpaid Interest owing to such Class; and (iii)
third, Distributable Certificate Interest Amounts owing to such Class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class
A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4
Certificates and Class A-1A Certificates, and, as to their interest entitlements only, the Class X-1 Certificates and Class X-2 Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may
be. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each Class of certificates, as described in this prospectus supplement, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that
P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and
Realized Losses, in each case on the mortgage loans, generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate Class of certificates outstanding.

RELEVANT FACTORS

      The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal and amortization terms that require Balloon
Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See
"Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

      The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by

                                      S-148

federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance
Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the weighted average life on the Class A-1, Class A-2,
Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lock-out, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

      The following tables indicate the percent of the initial Certificate
Balance of each Class of offered certificates after each of the dates shown and the corresponding weighted average life of each such Class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

      The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

      For the purposes of each table, the weighted average life of a certificate is determined by:

      o     multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

      o     summing the results; and

      o     dividing the sum by the aggregate amount of the reductions in the
            Certificate Balance of such certificate.

                                      S-149

      The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage
Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%      25%     50%     75%    100%
-----------------------------             ------   -----   -----   -----   -----
Closing Date                                100%    100%    100%    100%    100%
October 2008                                 93%     93%     93%     93%     93%
October 2009                                 83%     83%     83%     83%     83%
October 2010                                 70%     70%     70%     69%     66%
October 2011                                 56%     51%     45%     38%     19%
October 2012                                  0%      0%      0%      0%      0%
Weighted average life (years)              3.39    3.36    3.32    3.27    3.12

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%      25%     50%     75%    100%
-----------------------------             ------   -----   -----   -----   -----
Closing Date                                100%    100%    100%    100%    100%
October 2008                                100%    100%    100%    100%    100%
October 2009                                100%    100%    100%    100%    100%
October 2010                                100%    100%    100%    100%    100%
October 2011                                100%    100%    100%    100%    100%
October 2012                                  0%      0%      0%      0%      0%
Weighted average life (years)              4.84    4.83    4.82    4.79    4.57

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%      25%     50%     75%    100%
-----------------------------             ------   -----   -----   -----   -----
Closing Date                                100%    100%    100%    100%    100%
October 2008                                100%    100%    100%    100%    100%
October 2009                                100%    100%    100%    100%    100%
October 2010                                100%    100%    100%    100%    100%
October 2011                                100%    100%    100%    100%    100%
October 2012                                100%    100%     99%     99%     97%
October 2013                                100%     99%     98%     97%     97%
October 2014                                  0%      0%      0%      0%      0%
Weighted average life (years)              6.72    6.69    6.66    6.63    6.42

                                      S-150

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%      25%     50%     75%    100%
-----------------------------             ------   -----   -----   -----   -----
Closing Date                                100%    100%    100%    100%    100%
October 2008                                100%    100%    100%    100%    100%
October 2009                                100%    100%    100%    100%    100%
October 2010                                100%    100%    100%    100%    100%
October 2011                                100%    100%    100%    100%    100%
October 2012                                100%    100%    100%    100%    100%
October 2013                                 82%     82%     82%     82%     82%
October 2014                                 63%     61%     60%     60%     60%
October 2015                                 23%     21%     20%     20%     20%
October 2016                                  2%      0%      0%      0%      0%
October 2017                                  0%      0%      0%      0%      0%
Weighted average life (years)              7.26    7.23    7.21    7.20    7.18

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%      25%     50%     75%    100%
-----------------------------             ------   -----   -----   -----   -----
Closing Date                                100%    100%    100%    100%    100%
October 2008                                100%    100%    100%    100%    100%
October 2009                                100%    100%    100%    100%    100%
October 2010                                100%    100%    100%    100%    100%
October 2011                                100%    100%    100%    100%    100%
October 2012                                100%    100%    100%    100%    100%
October 2013                                100%    100%    100%    100%    100%
October 2014                                100%    100%    100%    100%    100%
October 2015                                100%    100%    100%    100%    100%
October 2016                                100%    100%    100%    100%    100%
October 2017                                  0%      0%      0%      0%      0%
Weighted average life (years)              9.75    9.73    9.71    9.68    9.48

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%      25%     50%     75%    100%
-----------------------------             ------   -----   -----   -----   -----
Closing Date                                100%    100%    100%    100%    100%
October 2008                                100%    100%    100%    100%    100%
October 2009                                 99%     99%     99%     99%     99%
October 2010                                 99%     99%     99%     99%     99%
October 2011                                 98%     98%     98%     98%     98%
October 2012                                 81%     81%     81%     81%     81%
October 2013                                 81%     81%     81%     81%     81%
October 2014                                 80%     80%     80%     80%     80%
October 2015                                 79%     79%     79%     79%     79%
October 2016                                 79%     78%     78%     77%     73%
October 2017                                  0%      0%      0%      0%      0%
Weighted average life (years)              8.72    8.70    8.68    8.63    8.43

                                      S-151

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%      25%     50%     75%    100%
-----------------------------             ------   -----   -----   -----   -----
Closing Date                                100%    100%    100%    100%    100%
October 2008                                100%    100%    100%    100%    100%
October 2009                                100%    100%    100%    100%    100%
October 2010                                100%    100%    100%    100%    100%
October 2011                                100%    100%    100%    100%    100%
October 2012                                100%    100%    100%    100%    100%
October 2013                                100%    100%    100%    100%    100%
October 2014                                100%    100%    100%    100%    100%
October 2015                                100%    100%    100%    100%    100%
October 2016                                100%    100%    100%    100%    100%
October 2017                                  0%      0%      0%      0%      0%
Weighted average life (years)              9.88    9.88    9.88    9.88    9.69

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%      25%     50%     75%    100%
-----------------------------             ------   -----   -----   -----   -----
Closing Date                                100%    100%    100%    100%    100%
October 2008                                100%    100%    100%    100%    100%
October 2009                                100%    100%    100%    100%    100%
October 2010                                100%    100%    100%    100%    100%
October 2011                                100%    100%    100%    100%    100%
October 2012                                100%    100%    100%    100%    100%
October 2013                                100%    100%    100%    100%    100%
October 2014                                100%    100%    100%    100%    100%
October 2015                                100%    100%    100%    100%    100%
October 2016                                100%    100%    100%    100%    100%
October 2017                                  0%      0%      0%      0%      0%
Weighted average life (years)              9.90    9.90    9.90    9.89    9.79

                                      S-152

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The Mortgage Pool will consist of two hundred nine (209) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $1,761,222,528, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $735,000 to $170,000,000, and the mortgage loans have an average Cut-off Date Balance of $8,426,902.

      For purposes of calculating distributions on certain Classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into Loan Group 1 and Loan Group 2.

      Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than twelve (12) mortgage loans that are secured by multifamily properties, two (2) mortgage loans that are secured by mixed use properties and twelve (12) mortgage loans that are secured by manufactured housing community properties. Loan Group 1 will consist of one hundred eighty-three (183) mortgage loans, with an Initial Loan Group 1 Balance of
$1,615,081,426. Loan Group 1 represents approximately 91.7% of the Initial Pool
Balance.

      Loan Group 2 will consist of twelve (12) mortgage loans that are secured by multifamily properties, two (2) mortgage loans that are secured by mixed use properties and twelve (12) mortgage loans that are secured by manufactured housing community properties and have an Initial Loan Group 2 Balance of
$146,141,102. Loan Group 2 represents approximately 8.3% of the Initial Pool
Balance and approximately 100.0% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties and approximately 76.1% of the principal balance of all the mortgage loans secured by mixed use properties with a multifamily component.

      The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from
$735,000 to $170,000,000 and the mortgage loans in Loan Group 1 had an average
Cut-off Date Balance of $8,825,582. The Cut-off Date Balances of the mortgage loans in Loan Group 2 range from $1,044,068 to $29,000,000 and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of $5,620,812.

      Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.
In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

      A description of the underwriting standards for each of Bear Stearns
Commercial Mortgage, Inc., Morgan Stanley Mortgage Capital Holdings LLC, Wells
Fargo Bank, National Association and Principal Commercial Funding II, LLC are
set forth in this prospectus supplement under "The Sponsors, Mortgage Loan
Sellers and Originators--Bear Stearns Commercial Mortgage, Inc.--Underwriting
Standards," "--Morgan Stanley Mortgage Capital Holdings LLC--Underwriting
Standards," "--Wells Fargo Bank, National Association--Underwriting Standards"
and "--Principal Commercial Funding II, LLC--Underwriting Standards,"
respectively.

      The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the sponsors taking into account Rating Agency criteria and feedback, subordinate investor feedback, property type and geographic location.

      The mortgage loans were originated between October 31, 2001 and September
26, 2007. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans

                                      S-153

associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix IV attached to this prospectus supplement.

      Two hundred thirteen (213) mortgaged properties, securing mortgage loans representing 95.1% of the Initial Pool Balance (which include one hundred eighty-seven (187) mortgaged properties in Loan Group 1, securing mortgage loans representing 94.6% of the Initial Loan Group 1 Balance, and twenty-six (26)
mortgaged properties in Loan Group 2, securing mortgage loans representing
100.0% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Three (3) mortgaged properties, securing mortgage loans representing 4.0% of the Initial Pool Balance (securing mortgage loans representing 4.4% of the Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in those mortgaged properties. One
(1) mortgaged property, securing a mortgage loan representing 0.9% of the
Initial Pool Balance (securing a mortgage loan representing 1.0% of the Initial
Loan Group 1 Balance), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remainder of the related mortgaged property.

      On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the
Certificateholders. See "--The Sponsors, Mortgage Loan Sellers and Originators"
and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

      The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Two hundred one (201) mortgage loans, representing 92.8% of the Initial Pool Balance (which include one hundred seventy-six (176) mortgage loans in Loan Group 1, representing 93.1% of the
Initial Loan Group 1 Balance, and twenty-five (25) mortgage loans in Loan Group
2, representing 89.4% of the Initial Loan Group 2 Balance), accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.
Eight (8) mortgage loans, representing 7.2% of the Initial Pool Balance (which include seven (7) mortgage loans in Loan Group 1, representing 6.9% of the
Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 10.6% of the Initial Loan Group 2 Balance), accrues interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

      The mortgage loans consist of the following property types:

      o     Retail - One hundred nine (109) of the mortgaged properties, which secure mortgage loans representing 51.0% of the Initial Pool Balance
            (securing mortgage loans representing 55.6% of the Initial Loan
            Group 1 Balance), are retail properties;

      o     Office - Twenty-four (24) of the mortgaged properties, which secure mortgage loans representing 20.8% of the Initial Pool Balance
            (securing mortgage loans representing 22.7% of the Initial Loan
            Group 1 Balance), are office properties;

      o     Industrial - Twenty-four (24) of the mortgaged properties, which secure mortgage loans representing 8.2% of the Initial Pool Balance
            (securing mortgage loans representing 8.9% of the Initial Loan Group
            1 Balance), are industrial properties;

      o     Multifamily - Twelve (12) of the mortgaged properties, which secure mortgage loans representing 5.7% of the Initial Pool Balance
            (securing mortgage loans representing 69.0% of the Initial Loan
            Group 2 Balance), are multifamily properties;

                                      S-154

      o     Hospitality - Eight (8) of the mortgaged properties, which secure mortgage loans representing 4.7% of the Initial Pool Balance
            (securing mortgage loans representing 5.1% of the Initial Loan Group
            1 Balance), are hospitality properties;

      o     Mixed Use - Nine (9) of the mortgaged properties, which secure mortgage loans representing 3.5% of the Initial Pool Balance (which include seven (7) mortgage properties in Loan Group 1, securing mortgage loans representing 3.3% of the Initial Loan Group 1
            Balance, and two (2) mortgaged properties in Loan Group 2, securing mortgage loans representing 5.4% of the Initial Loan Group 2
            Balance), are mixed use properties;

      o     Self Storage - Fifteen (15) of the mortgaged properties, which secure mortgage loans representing 2.8% of the Initial Pool Balance
            (securing mortgage loans representing 3.0% of the Initial Loan Group
            1 Balance), are self storage properties;

      o     Manufactured Housing Community - Twelve (12) of the mortgaged properties, which secure mortgage loans representing 2.1% of the
            Initial Pool Balance (securing mortgage loans representing 25.5% of the Initial Loan Group 2 Balance), are manufactured housing community properties; and

      o     Other - Four (4) of the mortgaged properties, which secure mortgage loans representing 1.2% of the Initial Pool Balance (securing mortgage loans representing 1.3% of the Initial Loan Group 1
            Balance), are a type of property other than those set forth in this paragraph.

      For information regarding the property types in Loan Group 1 or Loan Group
2, see Appendix I to this prospectus supplement.

Property Location

      The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, Ohio, New Jersey,
New York, Texas, West Virginia and Florida.

      o     Forty-four (44) mortgaged properties, representing security for
            15.4% of the Initial Pool Balance, are located in California (which includes forty-one (41) mortgaged properties in Loan Group 1, representing security for 16.3% of the Initial Loan Group 1 Balance, and three (3) mortgaged properties in Loan Group 2, representing security for 4.6% of the Initial Loan Group 2 Balance). Of the
            mortgaged properties located in California, twenty-nine (29) of such mortgaged properties, representing security for 10.9% of the Initial
            Pool Balance, are located in Southern California (representing security for 11.9% of the Initial Loan Group 1 Balance), and fifteen
            (15) mortgaged properties, representing security for 4.5% of the
            Initial Pool Balance, are located in Northern California (which include twelve (12) mortgaged properties in Loan Group 1,
            representing security for 4.5% of the Initial Loan Group 1 Balance, and three (3) mortgaged properties in Loan Group 2, representing security for 4.6% of the Initial Loan Group 2 Balance). Northern
            California includes areas with zip codes above 93600 and Southern
            California includes areas with zip codes of 93600 and below;

      o     Four (4) mortgaged properties, representing security for 10.9% of the Initial Pool Balance, are located in Ohio (representing security for 11.9% of the Initial Loan Group 1 Balance);

      o     Twelve (12) mortgaged properties, representing security for 10.1% of the Initial Pool Balance, are located in New Jersey (which includes ten (10) mortgaged properties in Loan Group 1, representing security for 9.9% of the Initial Loan Group 1 Balance, and two (2) mortgaged properties in Loan Group 2, representing security for 12.3% of the
            Initial Loan Group 2 Balance);

      o     Nine (9) mortgaged properties, representing security for 6.7% of the
            Initial Pool Balance, are located in New York (which includes seven
            (7) mortgaged properties in Loan Group 1, representing security for

                                      S-155

            6.3% of the Initial Loan Group 1 Balance, and two (2) mortgaged properties in Loan Group 2, representing security for 11.7% of the
            Initial Loan Group 2 Balance);

      o     Twenty-four (24) mortgaged properties, representing security for
            6.3% of the Initial Pool Balance, are located in Texas (which includes twenty-three (23) mortgaged properties in Loan Group 1, representing security for 6.8% of the Initial Loan Group 1 Balance, and one (1) mortgaged property in Loan Group 2, representing security for 1.0% of the Initial Loan Group 2 Balance);

      o     One (1) mortgaged property, representing security for 5.7% of the
            Initial Pool Balance, is located in West Virginia (representing security for 6.2% of the Initial Loan Group 1 Balance); and

      o     Twenty-four (24) mortgaged properties, representing security for
            5.3% of the Initial Pool Balance, are located in Florida (which includes seventeen (17) mortgaged properties in Loan Group 1, representing security for 4.4% of the Initial Loan Group 1 Balance, and seven (7) mortgaged properties in Loan Group 2, representing security for 15.3% of the Initial Loan Group 2 Balance).

      For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

Due Dates

      One hundred ninety-three (193) mortgage loans, representing 73.2% of the
Initial Pool Balance (which include one hundred sixty-seven (167) mortgage loans in Loan Group 1, representing 70.8% of the Initial Loan Group 1 Balance, and twenty-six (26) mortgage loans in Loan Group 2 representing 100.0% of the
Initial Loan Group 2 Balance), have Due Dates on the 1st day of each calendar month. One (1) mortgage loan, representing 0.3% of the Initial Pool Balance (and representing 0.3% of the Initial Loan Group 1 Balance), has a Due Date on the
3rd day of each calendar month. Two (2) mortgage loans, representing 2.5% of the
Initial Pool Balance (representing 2.7% of the Initial Loan Group 1 Balance), have a Due Date on the 7th day of each calendar month. Thirteen (13) mortgage loans, representing 24.0% of the Initial Pool Balance (representing 26.2% of the
Initial Loan Group 1 Balance), have a Due Date on the 8th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including (i) two hundred six (206) mortgage loans, representing 99.4% of the Initial Pool Balance (which include one hundred eighty
(180) mortgage loans in Loan Group 1, representing 99.4% of the Initial Loan
Group 1 Balance, and twenty-six (26) mortgage loans in Loan Group 2 representing
100.0% of the Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days;
and (ii) three (3) mortgage loans, representing 0.6% of the Initial Pool Balance
(and representing 0.6% of the Initial Loan Group 1 Balance), with grace periods prior to the imposition of late payment charges of 15 calendar days. Certain states may have provisions under applicable law that permit longer grace periods than the grace periods shown in this prospectus supplement, which are based on the related mortgage loan documents.

Amortization

      The mortgage loans have the following amortization features:

      o     Two hundred nine (209) mortgage loans, representing 100.0% of the
            Initial Pool Balance (which include one hundred eighty-three (183)
            mortgage loans in Loan Group 1, representing 100.0% of the Initial
            Loan Group 1 Balance, and twenty-six (26) mortgage loans in Loan
            Group 2 representing 100.0% of the Initial Loan Group 2 Balance), are Balloon Loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a Balloon Loan if its principal balance is not scheduled to be fully or substantially amortized by the loan's stated maturity date or Anticipated Repayment Date, as applicable. Thirty-nine (39) of these mortgage loans, representing
            10.7% of the Initial Pool Balance (and representing 11.7% of the
            Initial Loan Group 1 Balance), are mortgage loans that have an
            Anticipated Repayment Date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. These ARD Loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan's stated
            maturity date) upon which these increases occur; and

                                      S-156

      o     Also included in these Balloon Loans are seventy-three (73) mortgage loans, representing 43.7% of the Initial Pool Balance (which include sixty-seven (67) mortgage loans in Loan Group 1, representing 43.3%
            of the Initial Loan Group 1 Balance, and six (6) mortgage loans in
            Loan Group 2 representing 48.8% of the Initial Loan Group 2
            Balance), that provide for monthly payments of interest only for their entire respective terms and sixty (60) mortgage loans, representing 33.4% of the Initial Pool Balance (which include forty-nine (49) mortgage loans in Loan Group 1, representing 34.4%
            of the Initial Loan Group 1 Balance, and eleven (11) mortgage loans in Loan Group 2 representing 23.0% of the Initial Loan Group 2
            Balance), that currently provide for monthly payments of interest only for a portion of their respective terms ranging from 12 months to 60 months and then provide for the monthly payment of principal and interest over their respective remaining terms.

Prepayment Restrictions

      As of the Cut-off Date, each of the mortgage loans restricted voluntary
Principal Prepayments in one of the following ways:

      o     One hundred twenty-four (124) mortgage loans, representing 56.1% of the Initial Pool Balance (which include one hundred six (106)
            mortgage loans in Loan Group 1, representing 54.9% of the Initial
            Loan Group 1 Balance, and eighteen (18) mortgage loans in Loan Group
            2, representing 69.8% of the Initial Loan Group 2 Balance), prohibit voluntary Principal Prepayments for a period ending on a date determined by the related mortgage note (which may be the maturity date), which period is referred to in this prospectus supplement as a Lock-out Period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined in the Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage;

      o     Sixty-five (65) mortgage loans, representing 21.1% of the Initial
            Pool Balance (which include sixty (60) mortgage loans in Loan Group
            1, representing 20.7% of the Initial Loan Group 1 Balance, and five
            (5) mortgage loans in Loan Group 2, representing 26.1% of the
            Initial Loan Group 2 Balance), prohibit voluntary Principal
            Prepayments during a Lock-out Period, and following the Lock-out
            Period permit voluntary Principal Prepayments if accompanied by a
            Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid;

      o     One (1) mortgage loan, representing 9.7% of the Initial Pool Balance
            (representing 10.5% of the Initial Loan Group 1 Balance), prohibits voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period permits voluntary Principal
            Prepayments if accompanied by a Prepayment Premium or Yield
            Maintenance Charge calculated on the basis of the greater of the yield maintenance formula and 1.0% of the amount prepaid, and also permits the related borrower, after the earlier of February 8, 2010 and two years following the last REMIC "start-up" date for any part of the related mortgage financing, to defease the applicable mortgage loan by pledging "government securities" as defined above;

      o     Four (4) mortgage loans, representing 8.4% of the Initial Pool
            Balance (representing 9.1% of the Initial Loan Group 1 Balance), have no Lock-out Period and permit voluntary Principal Prepayments if accompanied by a Prepayment Premium or Yield Maintenance Charge
            calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid;

      o     Fourteen (14) mortgage loans, representing 4.6% of the Initial Pool
            Balance (which include eleven (11) mortgage loans in Loan Group 1, representing 4.7% of the Initial Loan Group 1 Balance, and three (3)
            mortgage loans in Loan Group 2, representing 4.1% of the Initial
            Loan Group 2 Balance), prohibit voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period permit voluntary Principal Prepayments if accompanied by a Prepayment
            Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount

                                      S-157

            prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the applicable mortgage loan by pledging "government securities" as defined above; and

      o     One (1) mortgage loan, representing 0.1% of the Initial Pool Balance
            (representing 0.2% of the initial outstanding Loan Group 1 Balance)
            has no Lock-out Period and permits voluntary Principal Prepayments
            (i) during an initial period of two years following the issuance of the certificates, if accompanied by a Prepayment Premium or Yield
            Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 3.0% of the amount prepaid, and (ii) after the initial period of two years following the issuance of the certificates, if accompanied by a Prepayment Premium or Yield
            Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid.

      Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to
Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

      With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

      o     One (1) mortgage loan, representing 9.7% of the Initial Pool Balance
            (and representing 10.5% of the Loan Group l Balance), is secured by multiple parcels and permits the release of one of those parcels (a
            15,000 square foot income producing space) from the lien of the related mortgage upon the satisfaction of certain conditions, including, but not limited to, (i) prepayment of an amount which will result in the debt service coverage ratio of the remaining parcels immediately following the release being equal to or greater than the greater of (a) the debt service coverage ratio on the mortgage loan's closing date and (b) the debt service coverage ratio immediately prior to such release, provided that, if the debt service coverage ratio immediately prior to and immediately after such release is greater than or equal to 1.20x, the related borrower will not be required to make a prepayment, and (ii) if a prepayment is made in connection with the release, payment of a Prepayment
            Premium equal to the greater of a yield maintenance formula and 1%
            of the amount prepaid;

      o     One (1) mortgage loan, representing 1.8% of the Initial Pool Balance
            (and representing 1.9% of the Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of up to four of the related mortgaged properties from the lien of the related mortgage loan, upon the satisfaction of certain conditions, including, but not limited to, (i) payment of an amount equal to
            115% of the allocated loan amount of the property released plus the applicable yield maintenance premium; provided that, if a mortgaged property is being released before the release of the WinCo Foods -
            Eureka property, the required release payment is 166% of the allocated loan amount of the property being released plus the applicable yield maintenance premium, (ii) the loan-to-value ratio of the remaining mortgaged properties immediately following the release is not greater than 70.5%, (iii) the debt service coverage ratio with respect to the remaining mortgaged properties immediately following the release is at least equal to the greater of 0.90x
            (based on a 9.30% mortgage constant (which equates to a debt service coverage ratio of 1.45x based on the actual loan constant)) and the debt service coverage ratio immediately prior to such release and
            (iv) the WinCo Foods - Eureka property is one of the first three properties that is released;

      o     Six (6) mortgage loans, representing 1.1% of the Initial Pool
            Balance (and representing 13.1% of the Loan Group 2 Balance), are cross-collateralized and cross-defaulted with each other and permit the release of any of those mortgage loans from the
            cross-collateralization and cross-default arrangement upon the satisfaction of certain conditions, including, but not limited to,
            (i) the debt service coverage ratio with respect to the remaining mortgaged properties following the release is at least equal to or

                                      S-158

            greater than 1.05x, and (ii) the loan-to-value ratio of the remaining mortgaged properties is not greater than 70.06%;

      o     Two (2) mortgage loans, representing 0.6% of the Initial Pool
            Balance (and representing 0.7% of the Loan Group l Balance), are cross-collateralized and cross-defaulted with each other and permit the release of either of the mortgage loans from the
            cross-collateralization and cross-default arrangement upon the satisfaction of certain conditions, including, but not limited to,
            (i) the NevDex III mortgaged property has achieved at least a 90%
            physical and economic occupancy rate, (ii) either (a) a designated tenant has extended the term of its lease of the NevDex III mortgaged property for a minimum of five years and at an annual rental rate of not less than $19.33 per square foot, or (b) a replacement tenant acceptable to lender has entered into a new lease of the NevDex III mortgaged property with the same minimum terms, and (iii) the NevDex III mortgaged property has a debt service coverage ratio of at least 0.98x (based on a 10% mortgage constant);
            and

      o     Two (2) mortgage loans, representing 0.4% of the Initial Pool
            Balance (and representing 0.5% of the Loan Group l Balance), are each secured by multiple mortgaged properties and permit the release of any of the related mortgaged properties from the lien of the related mortgage loan upon the satisfaction of certain conditions, including, but not limited to, (i) defeasance of an amount equal to
            110% of the allocated loan amount for the released property; (ii)
            the loan-to-value ratio of the remaining mortgaged property is not greater than 75%, and (iii) the debt service coverage ratio with respect to the remaining mortgaged property after that release is at least equal to 1.30x.

      Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without Prepayment Premium or defeasance requirements commencing one (1) to sixty-one (61) payment dates prior to and including the maturity date or the Anticipated Repayment Date.

      The method of calculation of any Prepayment Premium or Yield Maintenance
Charge will vary for any mortgage loan as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

      In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, two (2)
mortgage loans, representing 2.5% of the Initial Pool Balance (and representing
2.7% of the Initial Loan Group 1 Balance) permit the related borrower to substitute collateral under certain circumstances. See the footnotes to Appendix
II to this prospectus supplement for a description of these substitution provisions.

      See the footnotes to Appendix II attached to this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield Maintenance Charge
which will vary for any mortgage loan.

Non-Recourse Obligations

      The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

      The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion
Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption

                                      S-159

fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

      In addition, some of the mortgage loans, any Serviced Companion Mortgage
Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion
Mortgage Loan or B Note documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, Serviced Companion Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

      Five (5) mortgage loans, representing 16.4% of the Initial Pool Balance
(which include three (3) mortgage loans in Loan Group 1, representing 14.9% of the Initial Loan Group 1 Balance, and two (2) mortgage loans in Loan Group 2, representing 33.2% of the Initial Loan Group 2 Balance), currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. Mortgage Loan No. 1 (the "Easton Town
Center Pari Passu Loan"), having an outstanding principal balance as of the
Cut-off Date of $170,000,000, representing 9.7% of the Initial Pool Balance, is secured by the related mortgaged property on a pari passu basis with another note (the "Easton Town Center Companion Loan"), which had an original outstanding principal balance of $110,000,000, and which related mortgaged property also secures a subordinated B Note (the "Easton Town Center B Note")
that had an original principal balance of $75,000,000 and a subordinated C Note
(the "Easton Town Center C Note") that had an original principal balance of
$50,000,000. Mortgage Loan No. 4 (the "RiverCenter I&II Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $55,000,000, is secured by the related mortgaged property, which also secures a subordinated B
Note (the "RiverCenter I&II B Note") that had an original principal balance of
$10,000,000. Mortgage Loan No. 8 (the "The Cove Apartments Mortgage Loan"),
which had an outstanding principal balance as of the Cut-off Date of $29,000,000 is secured by the related mortgaged property, which also secures a subordinated
B Note (the "The Cove Apartments B Note") that had an original principal balance of $500,000. Mortgage Loan No. 17 (the "Hampton Square Apartments Mortgage
Loan"), which had an outstanding principal balance as of the Cut-off Date of
$19,500,000, is secured by the related mortgaged property, which also secures a subordinated B Note (the "Hampton Square Apartments B Note") that had an original principal balance of $500,000. Mortgage Loan No. 35 (the "Towne Center
Promenade Shopping Center Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of 15,200,000, is secured by the related mortgaged property, which also secures a subordinated B Note (the "Towne Center
Promenade Shopping Center B Note") that had an original principal balance of
$990,000. See "Servicing of the Mortgage Loans--Servicing of the A/B Mortgage
Loans."

      In addition to the foregoing, the borrower under one (1) mortgage loan,
Mortgage Loan No. 27, representing 1.0% of the Initial Pool Balance (and representing 1.1% of the Initial Loan Group 1 Balance), has entered into additional subordinate financing that is not secured by the related mortgaged property.

      In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

      Sixteen (16) mortgage loans, representing 11.6% of the Initial Pool
Balance (which includes thirteen (13) mortgage loans in Loan Group 1, representing 9.0% of the Initial Loan Group 1 Balance, and three (3) mortgage loans in Loan Group 2, representing 40.4% of the Initial Loan Group 2 Balance), permit the owners of the borrower to enter into additional financing that is secured by a pledge of some or all of the equity interests in the borrower, provided that certain debt service coverage ratio ("DSCR") and loan-to-value ratio ("LTV") tests are satisfied as further discussed in the footnotes of
Appendix II to this prospectus supplement.

      One (1) mortgage loan, representing 9.7% of the Initial Pool Balance (and representing 10.5% of the Initial Loan Group 1 Balance), permits the borrower to enter into both additional financing that is secured by a pledge of equity interests in the borrower and additional unsecured financing from the borrower's direct or indirect owners not

                                      S-160

exceeding 10% of the outstanding principal balance of the loan from certain affiliates; provided that, in each case, certain DSCR and LTV tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

      One (1) mortgage loan, representing 3.1% of the Initial Pool Balance (and representing 3.4% of the Initial Loan Group 1 Balance), permits the borrower to enter into additional unsecured subordinate financing not exceeding 10% of the outstanding principal balance of the loan from certain affiliates as further discussed in the footnotes of Appendix II to this prospectus supplement.

      Four (4) mortgage loans, representing 1.5% of the Initial Pool Balance
(and representing 1.6% of the Initial Loan Group 1 Balance), permit the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that, in each case, certain DSCR and LTV tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

      One (1) mortgage loan, representing 0.6% of the Initial Pool Balance (and representing 0.7% of the Initial Loan Group 1 Balance), permits the borrower to enter into additional unsecured subordinate financing from certain affiliates as further discussed in the footnotes of Appendix II to this prospectus supplement.

      One (1) mortgage loan, representing 0.8% of the Initial Pool Balance (and representing 0.9% of the Initial Loan Group 1 Balance), permits the borrower to enter into additional subordinate financing that is secured by the related mortgaged property in connection with acquiring the fee interest in such mortgaged property, provided that certain DSCR and LTV tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

      In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

      In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the Trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such purchase price generally does not include a Yield Maintenance Charge or Prepayment Premium.
Accordingly, such purchase (if made prior to the maturity date or Anticipated
Repayment Date) will have the effect of a prepayment made without payment of a
Yield Maintenance Charge or Prepayment Premium.

      The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

      For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II attached to this prospectus supplement.

      We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate Financing" in
the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash
Flow Available To The Mortgaged Property Which May Adversely Affect Payment On
Your Certificates" in this prospectus supplement.

      Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

                                      S-161

Loan Purpose

      Ninety-two (92) mortgage loans, representing 29.6% of the Initial Pool
Balance (which include eighty-three (83) mortgage loans in Loan Group 1, representing 29.9% of the Initial Loan Group 1 Balance, and nine (9) mortgage loans in Loan Group 2, representing 26.0% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and one hundred seventeen (117)
mortgage loans, representing 70.4% of the Initial Pool Balance (which include one hundred (100) mortgage loans in Loan Group 1, representing 70.1% of the
Initial Loan Group 1 Balance, and seventeen (17) mortgage loans in Loan Group 2, representing 74.0% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

Additional Collateral

      Ten (10) mortgage loans, representing 3.4% of the Initial Pool Balance
(representing 3.7% of the Initial Loan Group 1 Balance), have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods and are to be released only upon the satisfaction of certain conditions by the borrower. If the applicable borrower does not satisfy the conditions for release of the monies or letters of credit by the applicable release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the applicable mortgage loan. Certain of these reserves are used for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II attached to this prospectus supplement.

The ARD Loans

      Thirty-nine (39) mortgage loans, representing 10.7% of the Initial Pool
Balance (and representing 11.7% of the Initial Loan Group 1 Balance), provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the revised rate for that mortgage loan rather than at the initial rate. In addition, funds on deposit in lockbox accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

Cash Management Agreements/Lockboxes

      Seventy-five (75) mortgage loans, representing 47.4% of the Initial Pool
Balance (representing 51.7% of the Initial Loan Group 1 Balance), generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

      Appendix II to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

      o     Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

                                      S-162

      o     Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust; the revenue is then applied by the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

      o     Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

      o     Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the Trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

      o     None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

      In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the Trust.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

      In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser that, generally, was a Member of the Appraisal Institute. Each such appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

                                      S-163

Environmental Assessments

      An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific
Mortgaged Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

      In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

      In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

      Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

      In the case of thirty-six (36) mortgaged properties, securing mortgage loans representing approximately 4.5% of the Initial Pool Balance (which include twenty-seven (27) mortgaged properties in Loan Group 1, securing

                                      S-164

mortgage loans representing 3.8% of the Initial Loan Group 1 Balance, and nine
(9) mortgaged properties in Loan Group 2, securing mortgage loans representing
12.7% of the Initial Loan Group 2 Balance), the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the Trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date Balance in excess of approximately $4,080,000. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

      In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

      o     if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

      o     if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

      o     if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

      The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. The secured creditor impaired property, environmental insurance and pollution limited liability environmental policies may contain additional limitations and exclusions, including but not limited to exclusions from coverage for mold and other microbial contamination, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan. No individual claim under the group policy may exceed $5,100,000 and the total claims under the group policy is subject to a maximum of $27,964,000. There is no deductible under the policy.

      The secured creditor impaired property policy requires that the appropriate party associated with the Trust report a claim during the term of the policy, which extends five years beyond the terms of the respective mortgage loans.

      In general, the master servicer will be required to notify the special servicer of any event of which the master servicer has actual knowledge that gives rise to a claim under any insurance policy that covers pollution conditions and/or other environmental conditions and is maintained in respect of a mortgage loan while that loan is not a specially serviced loan, and the special servicer will be required to report any claims of which it has actual knowledge that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an REO property.

      Each insurance policy referred to above has been issued or, as of the
Closing Date, will have been issued.

                                      S-165

      The secured creditor impaired property policy will be issued by Steadfast
Insurance Company, an affiliate of Zurich North America.

      In the case of one (1) mortgaged property, securing a mortgage loan representing 2.5% of the Initial Pool Balance (and securing a mortgage loan representing 2.8% of the Initial Loan Group 2 Balance), the related mortgage loan has the benefit of a stand-alone secured creditor impaired property policy or pollution legal liability policy which will be assigned to the Trust and which covers selected environmental matters with respect to the related property. Such stand-alone policies may contain additional limitations and exclusions, including but not limited to exclusions from coverage for mold and other microbial contamination, coverage limits that are less than the related loan amount, or policy durations which do not extend to or beyond the maturity of the related loan.

ADDITIONAL MORTGAGE LOAN INFORMATION

      Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

      For purposes of the tables in Appendix I and for the information presented in Appendix II, Appendix III and Appendix IV:

      (1)   References to "DSCR" are references to "Debt Service Coverage
            Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the
            "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt
            Service Coverage Ratio (unless otherwise indicated) reflects (i)
            with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related
            Non-Serviced Companion Mortgage Loan. The Debt Service Coverage
            Ratio information in this prospectus supplement with respect to any
            A/B Mortgage Loan, reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The
            Debt Service Coverage Ratio information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness.

            In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of
            "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves.
            The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in

                                      S-166

            the estimate of Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and
            information. In most cases, borrower supplied "trailing-12 months"
            income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating
            Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

            The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

            Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

            The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
            Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

      (2)   References to "DSCR Post IO Period" are references to "Debt Service
            Coverage Ratio Post IO Period." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO
            Period" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio Post IO
            Period (unless otherwise indicated) reflects, for mortgage loans that require monthly payments of interest-only for a certain amount of time after origination followed by monthly payments of principal and interest for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan. With respect to one (1) mortgage loan (Mortgage Loan
            No. 61), representing 0.6% of the Initial Pool Balance (and representing 0.7% of the Initial Loan Group 1 Balance), which is currently scheduled to be an interest only loan for its entire term, the Debt Service Coverage Ratio Post IO Period information assumes that the related borrower does not elect to make principal payments commencing with the payment date in August 2012 and that mortgage loan remains an interest only loan for its entire term.

      (3)   References in the tables to "Cut-off Date LTV" are references to
            "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix
            IV, the "Cut-off Date LTV," "Cut-off Date Loan-to-

                                      S-167

            Value," "Balloon LTV" or "Balloon Loan-to- Value" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to any Serviced Pari
            Passu Mortgage Loan, the aggregate indebtedness evidenced by the
            Serviced Pari Passu Mortgage Loan and the related Serviced Companion
            Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage
            Loan, the aggregate indebtedness evidenced by the Non-Serviced
            Mortgage Loan and the related Non-Serviced Companion Mortgage Loan.
            The loan-to-value information in this prospectus supplement with respect to any A/B Mortgage Loan reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B
            Note. The loan-to-value information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness. With respect to one (1) mortgage loan (Mortgage Loan No. 61),
            representing 0.6% of the Initial Pool Balance (and representing 0.7%
            of the Initial Loan Group 1 Balance), which is currently scheduled to be an interest only loan for its entire term, the Balloon LTV
            Ratio information assumes that the related borrower does not elect to make principal payments commencing with the payment date in
            August 2012 and that mortgage loan remains an interest only loan for its entire term.

            The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals."

            When information with respect to mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

            No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

      (4)   References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

      (5)   In some cases, the debt service coverage ratio information and the
            "Percent Leased" with respect to a mortgaged property reflects the existence of a "master lease". Generally, for purposes of the presentation in this prospectus supplement, we consider a "master lease" to be a lease by an affiliate of the borrower, or by an entity (or an affiliate of an entity) from which the borrower acquired the mortgaged property, that (in either case) is obligated to pay rent under a lease with the borrower but does not conduct business operations at the leased premises. We do not consider the following to be a "master lease" for purposes of the presentation in this prospectus supplement: (i) a lease executed in connection with a sale-leaseback arrangement under which an unaffiliated seller of a property (or an affiliate thereof) conducts business operations at the mortgaged property and executes a long-term lease at the mortgaged property simultaneously with its acquisition by the borrower; (ii) a lease executed by the borrower, property seller or other person that (a) relates to space, whether or not occupied, that is leased by an unaffiliated tenant and (b) has the effect of making that borrower, seller or other person liable, in whole or in part, for the payment of rent that is not more than the rent payable by the unaffiliated tenant under its lease or (iii) a master lease that was not taken into account in the underwriting. "Master leases"
            are typically used in connection with the origination of a loan to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. A master lease may relate to all or a portion of a mortgaged property. We identify the mortgaged properties that have "master leases", the square footage represented by each master lease and the rental rate represented by each master lease in the footnotes to Appendix II and
            III of this prospectus

                                      S-168

            supplement and, if applicable to the mortgaged properties securing the ten largest mortgage loans in the pool, in Appendix
            IV--Significant Loan Summaries of this prospectus supplement.

      The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

      Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

      The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

      If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

      o     the outstanding principal balance of the related mortgage loan; and

      o     the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

      If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an
REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO
Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

                                      S-169

      In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the Trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

      On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

      The trustee will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust.
Within 45 days following the Closing Date, pursuant to the Pooling and Servicing
Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable mortgage loan seller.

      The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

                                      S-170

REPRESENTATIONS AND WARRANTIES

      In each Mortgage Loan Purchase Agreement, the related mortgage loan seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

      (1)   the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

      (2)   such mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

      (3)   no Scheduled Payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

      (4)   the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

      (5)   the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

      (6)   the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

      (7)   the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

      (8)   except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

      (9)   the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

      (10)  the related mortgaged property is covered by an American Land Title
Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

      (11)  the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

      (12)  except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the
Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

      (13)  each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense,

                                      S-171

counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

      (14)  the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase
Agreement;

      (15)  there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

      (16)  the related borrower is not, to the mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

      (17)  no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the mortgage loan seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

      (18)  to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

      (19)  the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

      (20)  the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

      If any mortgage loan document required to be delivered to the trustee by a mortgage loan seller with respect to its mortgage loans as described under
"--Sale of the Mortgage Loans" above has a Material Document

                                      S-172

Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such mortgage loan seller will be obligated to cure such Material Document
Defect or Material Breach in all material respects within the applicable
Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

      If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

      o     repurchase the affected mortgage loan from the Trust at the Purchase
            Price; or

      o     at its option, if within the two-year period commencing on the
            Closing Date, replace such mortgage loan with a Qualifying
            Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable
            Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

      The related mortgage loan seller must cure any Material Document Defect or
Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

      The foregoing obligations of any mortgage loan seller to cure a Material
Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material
Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

      If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans
("Crossed Mortgage Loans") and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions of the applicable Mortgage Loan Purchase
Agreement, unless, in the case of such breach or Document Defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or
Material Document Defect had occurred (without regard to this paragraph) (the
"Affected Loan(s)"): (i) the debt service coverage ratio for all those Crossed
Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such Crossed Mortgage
Loans (including the Affected Loans(s)) set forth in Appendix II of this prospectus supplement and (B) the debt service coverage ratio for all such
Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected
Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed
Mortgage Loans (including the Affected Loan(s)) set forth in Appendix II of this prospectus supplement plus 10% and (B) the loan-to-value ratio for all such
Crossed Mortgage Loans (including

                                      S-173

the Affected Loans(s)), at the time of repurchase or replacement. The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer, an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller (such approval not to be unreasonably withheld).

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

      With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered.
Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the Trust to be shown as, and the trustee will be required to take all actions necessary to confirm that the trustee on behalf of the Trust is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

                         SERVICING OF THE MORTGAGE LOANS
GENERAL

      The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement. The servicing standard for any Non-Serviced
Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

      Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the
Classes of certificates. Each of the master servicer, the special servicer and the Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or the Primary Servicer, as the case may be.

                                      S-174

      Any such interest of the master servicer, the special servicer or the
Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or the
Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or the Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

      On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the Trust. The Primary
Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer.
Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the
Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

      Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement;
provided that none of the master servicer, the Primary Servicer or the special servicer may appoint a sub-servicer after the Closing Date without the
Depositor's prior consent to the extent set forth in the Pooling and Servicing
Agreement, which consent may not be unreasonably withheld. However, any subservicing is subject to various conditions set forth in the Pooling and
Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

      The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

      o     a successor master servicer or special servicer is available, has a net worth of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating Adviser, the Depositor and the trustee;

      o     the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

      o     the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

      Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

                                      S-175

      The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

      The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

      The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced
Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced
Mortgage Loans.

      Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" in this prospectus supplement (generally regarded as "Servicing Transfer Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and
Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the Trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially
Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement.

      A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

      The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

      The Primary Servicer, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the Trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced
Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

      The Non-Serviced Mortgage Loan Pooling and Servicing Agreements generally require the consent of the trustee, as holder of the Non-Serviced Mortgage
Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE EASTON TOWN CENTER LOAN GROUP AND THE A/B MORTGAGE LOANS

THE EASTON TOWN CENTER LOAN GROUP

      Mortgage Loan No. 1 (the "Easton Town Center Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $170,000,000
(representing 9.7% of the Initial Pool Balance and 10.5% of the Initial Loan
Group 1 Balance), is secured by the related mortgaged property (the "Easton Town
Center Mortgaged

                                      S-176

Property") on a pari passu basis with another note that had an original principal balance of $110,000,000, (the "Easton Town Center Companion Loan" and,
together with the Easton Town Center Pari Passu Loan, the "Easton Town Center A
Note") pursuant to the same mortgage (the "Easton Town Center Mortgage"). The
Easton Town Center Mortgaged Property also secures a subordinated B Note (the
"Easton Town Center B Note") that had an original principal balance of
$75,000,000 and a subordinated C Note (the "Easton Town Center C Note", and together with the Easton Town Center A Note and the Easton Town Center B Note,
the "Easton Town Center Loan Group") that had an original principal balance of
$50,000,000. The Easton Town Center Pari Passu Loan is an asset of the trust and the Easton Town Center Companion Loan, the Easton Town Center B Note and the
Easton Town Center C Note are not assets of the trust.

      The Easton Town Center Loan Group will be serviced pursuant to the Pooling and Servicing Agreement. Terms of the intercreditor agreements between the holders of the Easton Town Center A Note, the holders of the Easton Town Center
B Note and the holders of the Easton Town Center C Note provide that, for so long as the Easton Town Center Pari Passu Loan is included in a securitization, the applicable master servicer or the special servicer, if applicable, will be obligated to administer the Easton Town Center Companion Loan, the Easton Town
Center B Note and the Easton Town Center C Note consistently with the terms of the related intercreditor agreement and the Pooling and Servicing Agreement. The master servicer or the trustee, as applicable, will be required to make: (i) P&I
Advances on the Easton Town Center Pari Passu Loan unless the master servicer, the special servicer, the trustee, or the holder of the Easton Town Center
Companion Loan, as applicable, determines that such an Advance would not be recoverable from collections on the Easton Town Center Pari Passu Loan and (ii)
Servicing Advances on the Easton Town Center Loan Group unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would not be recoverable from collections on the Easton Town
Center Loan Group.

EASTON TOWN CENTER A NOTE INTERCREDITOR AGREEMENT

      The holders of the Easton Town Center Pari Passu Loan and the Easton Town
Center Companion Loan have entered into an intercreditor agreement that governs the respective rights and powers of the holders of the Easton Town Center Pari
Passu Loan and the Easton Town Center Companion Loan and provides, in general, that:

      o     The Easton Town Center Pari Passu Loan and the Easton Town Center
            Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over the other;
            and

      o     All payments, proceeds and other recoveries on or in respect of the
            Easton Town Center Pari Passu Loan and the Easton Town Center
            Companion Loan will be applied to the Easton Town Center Pari Passu
            Loan and the Easton Town Center Companion Loan on a pari passu basis according to their respective outstanding principal balances
            (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer, the trustee and any fiscal agent and any other service providers with respect to the
            Easton Town Center A Note, in accordance with the terms of the
            Pooling and Servicing Agreement).

      The related intercreditor agreement also permits Morgan Stanley Mortgage
Capital Holdings LLC, so long as it is the holder of the Easton Town Center Pari
Passu Loan and the Easton Town Center Companion Loan, to reallocate the principal of the pari passu notes among the Easton Town Center Pari Passu Loan or the Easton Town Center Companion Loan or to one or more new pari passu notes, and also permits Morgan Stanley Mortgage Capital Holdings LLC, for so long as it is the holder of the Easton Town Center Companion Loan, to divide the Easton
Town Center Companion Loan into one or more "component" pari passu notes in the aggregate principal amount equal to the companion loan being reallocated, provided that, among other things, the aggregate principal balance of the outstanding Easton Town Center Companion Loan held by Morgan Stanley Mortgage
Capital Holdings LLC and the new pari passu notes following such amendments are no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

      Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing
Agreement, if the Easton Town Center Pari Passu Loan is subject to a fair value purchase option, each option holder specified in "Servicing of the Mortgage
Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement will have an option to purchase

                                      S-177

the Easton Town Center Pari Passu Loan at a price equal to the fair value of such mortgage loan as determined by the special servicer. If the Easton Town
Center Pari Passu Loan is purchased by an option holder, then such option holder, in connection with its exercise of such option will also be required to purchase the Easton Town Center Companion Loan.

EASTON TOWN CENTER A/B/C NOTE INTERCREDITOR AGREEMENT

      The Easton Town Center B Note and the Easton Town Center C Note
(collectively, the "Easton Town Center Junior Notes") are both currently held by
Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller, but may be sold at any time (subject to compliance with the intercreditor agreement referred to in the next paragraph). Each of the Easton Town Center Junior Notes or a portion of such notes may be included in a future securitization.

      Each of the Easton Town Center Junior Notes has the same maturity date and interest rate as the Easton Town Center A Note. Payments made with respect to the Easton Town Center Loan Group will be applied in accordance with the intercreditor agreement entered into by the Easton Town Center Loan Group lenders (the "Easton Town Center A/B/C Note Intercreditor Agreement") described below.

      Distributions. Under the terms of the Easton Town Center A/B/C Note
Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default with respect to the Easton Town Center Loan Group or non-monetary event of default that causes the Easton Town Center Loan Group to become a Specially Serviced Mortgage Loan (and after a monetary or non-monetary event of default that is capable of being cured by the payment of money has occurred and is continuing, so long as a holder of any of the Easton Town Center
Junior Notes has cured such a default in accordance with the terms of the Easton
Town Center A/B/C Note Intercreditor Agreement), after payment of amounts payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Easton Town Center Loan Group will generally be paid in the following manner, in each case to the extent of available funds:

      o     first, to the holder of the Easton Town Center A Note in an amount equal to the accrued and unpaid interest on the Easton Town Center A
            Note principal balance, at (x) the applicable interest rate minus
            (y) the servicing fee rate;

      o     second, to the holder of the Easton Town Center A Note in an amount equal to its pro rata portion of all principal payments on the
            Easton Town Center Loan Group (based on the Easton Town Center A
            Note principal balance, the Easton Town Center B Note principal balance and the Easton Town Center C Note principal balance), to be applied in reduction of the Easton Town Center A Note principal balance;

      o     third, to the holder of the Easton Town Center B Note up to the aggregate amount of all payments made by such holder in connection with the exercise of its cure rights under the Easton Town Center
            A/B/C Note Intercreditor Agreement;

      o     fourth, to the holder of the Easton Town Center B Note in an amount equal to the accrued and unpaid interest on the Easton Town Center B
            Note principal balance, at (x) the applicable interest rate minus
            (y) the servicing fee rate;

      o     fifth, to the holder of the Easton Town Center B Note in an amount equal to its pro rata portion of all principal payments on the
            Easton Town Center Loan Group (based on the Easton Town Center A
            Note principal balance, the Easton Town Center B Note principal balance and the Easton Town Center C Note principal balance), to be applied in reduction of the Easton Town Center B Note principal balance;

      o     sixth, to the holder of the Easton Town Center C Note up to the aggregate amount of all payments made by such holder in connection with the exercise of its cure rights under the Easton Town Center
            A/B/C Note Intercreditor Agreement;

                                      S-178

      o     seventh, to the holder of the Easton Town Center C Note in an amount equal to the accrued and unpaid interest on the Easton Town Center C
            Note principal balance, at (x) the applicable interest rate minus
            (y) the servicing fee rate;

      o     eighth, to the holder of the Easton Town Center C Note in an amount equal to its pro rata portion of all principal payments on the
            Easton Town Center Loan Group (based on the Easton Town Center A
            Note principal balance, the Easton Town Center B Note principal balance and the Easton Town Center C Note principal balance), to be applied in reduction of the Easton Town Center C Note principal balance;

      o     ninth, any default interest (in excess of the interest paid in accordance with clauses first, fourth and seventh above) and late payment charges to the holder of the Easton Town Center A Note, the holder of the Easton Town Center B Note and the holder of the Easton
            Town Center C Note, pro rata (based on the Easton Town Center A Note principal balance, the Easton Town Center B Note principal balance and the Easton Town Center C Note principal balance, respectively)
            to the extent not applied to pay interest on Advances, to pay any additional trust fund expenses or payable to any of the master servicer, special servicer, trustee or paying agent pursuant to the
            Pooling and Servicing Agreement;

      o     tenth, to the holder of the Easton Town Center A Note, any prepayment premium, to the extent actually received in respect of the Easton Town Center A Note, then to the holder of the Easton Town
            Center B Note, any prepayment premium, to the extent actually received in respect of the Easton Town Center B Note, and then to the holder of the Easton Town Center C Note, any prepayment premium, to the extent actually received in respect of the Easton Town Center
            C Note; and

      o     eleventh, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person, and not otherwise applied in accordance with clauses first through tenth above, such amount will be paid to the holder of the
            Easton Town Center A Note, the holder of the Easton Town Center B
            Note and the holder of the Easton Town Center C Note, pro rata
            (based on the initial Easton Town Center A Note principal balance, the initial Easton Town Center B Note and the initial Easton Town
            Center C Note principal balance, respectively).

      Following the occurrence and during the continuance of a monetary event of default with respect to the Easton Town Center Loan Group or non-monetary event of default that causes the Easton Town Center Loan Group to become a Specially
Serviced Mortgage Loan (unless such event of default is an event of default capable of being cured by the payment of money and any of the holders of the
Easton Town Center Junior Notes has cured such a default in accordance with the terms of the Easton Town Center A/B/C Note Intercreditor Agreement), after payment of all amounts then payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds with respect to the Easton Town
Center Loan Group will generally be applied in the following manner, in each case to the extent of available funds:

      o     first, to the holder of the Easton Town Center A Note in an amount equal to the accrued and unpaid interest on the Easton Town Center A
            Note principal balance at (x) the related interest rate minus (y)
            the servicing fee rate;

      o     second, to the holder of the Easton Town Center A Note, in an amount equal to the remaining Easton Town Center A Note principal balance, until such amount has been reduced to zero;

      o     third, to the holder of the Easton Town Center B Note up to the aggregate amount of all payments made by such holder in connection with the exercise of its cure rights under the Easton Town Center
            A/B/C Note Intercreditor Agreement;

      o     fourth, to the holder of the Easton Town Center B Note, in an amount equal to the accrued and unpaid interest on the Easton Town Center B
            Note principal balance at (x) the related interest rate minus (y)
            the servicing fee rate;

                                      S-179

      o     fifth, to the holder of the Easton Town Center B Note in an amount equal to the remaining Easton Town Center B Note principal balance, until such amount has been reduced to zero;

      o     sixth, to the holder of the Easton Town Center C Note up to the aggregate amount of all payments made by such holder in connection with the exercise of its cure rights under the Easton Town Center
            A/B/C Note Intercreditor Agreement;

      o     seventh, to the holder of the Easton Town Center C Note, in an amount equal to the accrued and unpaid interest on the Easton Town
            Center C Note principal balance at (x) the related interest rate minus (y) the servicing fee rate;

      o     eighth, to the holder of the Easton Town Center C Note in an amount equal to the remaining Easton Town Center C Note principal balance, until such amount has been reduced to zero;

      o     ninth, any default interest (in excess of the interest paid in accordance with clauses first, fourth and seventh above) first, to the holder of the Easton Town Center A Note, then, to the holder of the Easton Town Center B Note, and then, to the holder of the Easton
            Town Center C Note, based on the total amount of such default interest then owing to each such holder, to the extent not applied to pay interest on Advances, to pay any additional trust fund expenses or payable to any of the master servicer, special servicer, trustee or paying agent pursuant to the Pooling and Servicing
            Agreement;

      o     tenth, to the extent late payment charges paid by the related borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, first, to the holder of the Easton Town
            Center A Note until the late payment charges allocable to the Easton
            Town Center A Note have been paid in full, then, to pay the holder of the Easton Town Center B Note until the late payment charges allocable to the Easton Town Center B Note have been paid in full, and then, to pay the holder of the Easton Town Center C Note until the late payment charges allocable to the Easton Town Center C Note have been paid in full;

      o     eleventh, to the holder of the Easton Town Center A Note, in an amount equal to any prepayment premium actually received in respect of the Easton Town Center A Note, then to the holder of the Easton
            Town Center B Note in an amount equal to any prepayment premium actually received in respect of the Easton Town Center B Note, and then to the holder of the Easton Town Center C Note in an amount equal to any prepayment premium actually received in respect of the
            Easton Town Center C Note;

      o     twelfth, to the holder of the Easton Town Center B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Easton Town Center B Note with respect to the
            Easton Town Center Loan Group pursuant to the Easton Town Center
            A/B/C Note Intercreditor Agreement or the Pooling and Servicing
            Agreement;

      o     thirteenth, to the holder of the Easton Town Center C Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Easton Town Center C Note with respect to the
            Easton Town Center Loan Group pursuant to the Easton Town Center
            A/B/C Note Intercreditor Agreement or the Pooling and Servicing
            Agreement; and

      o     fourteenth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person, and not otherwise applied in accordance with clauses first through thirteenth above, or if the proceeds of any foreclosure sale or liquidation of the Easton Town Center Loan Group or the mortgaged property are received in excess of the amounts required to be applied in accordance with clauses first through thirteenth, then in each such case, such remaining amount will be paid, pro rata (based on the initial Easton Town Center A Note principal balance, the initial Easton Town Center B Note principal balance and the initial
            Easton Town Center C Note principal balance), to the holder of the
            Easton Town Center A Note, to the holder of the Easton Town Center B
            Note and to the holder of the Easton Town Center C Note.

                                      S-180

      Rights of the Holder of the Easton Town Center Junior Notes. The holders of the Easton Town Center Junior Notes have certain rights under the Easton Town
Center A/B/C Note Intercreditor Agreement, including, among others, the following:

      Option to Cure Defaults Under Easton Town Center Loan Group. Each holder of the Easton Town Center Junior Notes, provided that such holder is not the related borrower or an affiliate thereof, has the right to cure monetary events of default (or non-monetary events of default capable of being cured by the payment of money) with respect to the Easton Town Center Loan Group, within five
(5) business days of receipt by such holder of notice of the subject event of default. The holders of the Easton Town Center Junior Notes may not cure more than six (6) events of default (of which no more than four (4) may be with respect to non-monetary events of default) over the life of such loan, may not cure more than five (5) events of default in any 12-month period and may not cure more than three (3) consecutive events of default. In the case of a non-monetary event of default, such cure shall be completed within thirty (30)
days following the first notice of such event of default (provided, however, if such non-monetary event of default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and if curative action was commenced within the applicable cure period and is being diligently pursued by the holder of the Easton Town Center Junior Note, such holder of the Easton Town Center
Junior Note shall be given an additional period of time of up to 30 days as is reasonably necessary for such holder of the Easton Town Center Junior Note in the exercise of due diligence to cure such non-monetary default for so long as certain conditions are met. So long as a holder of any of the Easton Town Center
Junior Notes is exercising a cure right, neither the master servicer nor the special servicer will be permitted to (i) accelerate the Easton Town Loan Group,
(ii) treat such event of default as such for purposes of transferring the Easton
Town Center Loan Group to special servicing, or (iii) commence foreclosure proceedings.

      Option to Purchase the Easton Town Center A Note and the Easton Town
Center B Note. The holder of the Easton Town Center C Note has the right at any time that the Easton Town Center Loan Group is in default and remains in default, to purchase the Easton Town Center A Note and the Easton Town Center B
Note, at a price generally equal to the unpaid principal balance of the Easton
Town Center A Note and Easton Town Center B Note (other than the principal portion of any cure payments made by the holder of the Easton Town Center C
Note), plus accrued and unpaid interest on the Easton Town Center A Note and
Easton Town Center B Note at the applicable interest rate (other than the interest portion of any cure payments made by the holder of the Easton Town
Center C Note to the extent such cure payments were actually used to pay interest to the holders of the Easton Town Center A Note and Easton Town Center
B Note), plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on Advances, special servicing fees, any liquidation fee payable with respect to the Easton Town Center Loan
Group pursuant to the Pooling and Servicing Agreement and any other additional trust fund expenses allocable to the Easton Town Center Loan Group.

      Unless the holder of the Easton Town Center C Note has delivered notice that the holder of the Easton Town Center C Note will exercise its option to purchase the Easton Town Center A Note and the Easton Town Center B Note, the
holder of the Easton Town Center B Note has the right at any time that the
Easton Town Center Loan Group is in default and remains in default, to purchase the Easton Town Center A Note, at a price generally equal to the unpaid principal balance of the Easton Town Center A Note (other than the principal portion of any cure payments made by the holder of the Easton Town Center B
Note), plus accrued and unpaid interest on the Easton Town Center A Note at the
Easton Town Center A Note interest rate (other than the interest portion of any cure payments made by the holder of the Easton Town Center B Note to the extent such cure payments were actually used to pay interest to the holder of the
Easton Town Center A Note), plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on
Advances, special servicing fees, any liquidation fee payable with respect to the Easton Town Center Loan Group pursuant to the Pooling and Servicing
Agreement and any other additional trust fund expenses allocable to the Easton
Town Center Loan Group.

      In the event that the holder of the Easton Town Center B Note delivers a notice of its intent to purchase the Easton Town Center A Note, the holder of the Easton Town Center C Note may exercise its option to purchase the Easton
Town Center A Note and the Easton Town Center B Note until the time that the holder of the Easton Town Center B Note has remitted the purchase price of the
Easton Town Center A Note and thereby extinguish the holder of the Easton Town
Center B Note's right to purchase the Easton Town Center A Note.

                                      S-181

      The option to purchase the Easton Town Center A Note and the Easton Town
Center B Note shall terminate when the Easton Town Center Mortgaged Property becomes REO Property.

      Consent Rights of the Holder of the Easton Town Center Controlling Holder.
Pursuant to the Easton Town Center A/B/C Note Intercreditor Agreement, the
"Controlling Holder" (the "Easton Town Center Controlling Holder") is entitled to consent to the master servicer's or the special servicer's taking (as the case may be), subject to the Servicing Standard, certain actions with respect to the Easton Town Center Loan Group, including, without limitation:

      o     any proposed or actual foreclosure upon or comparable conversion of the ownership of the Easton Town Center Mortgaged Property and the
            other collateral securing the Easton Town Center Loan Group if it comes into and continues in default or other enforcement action under the related mortgage loan documents;

      o     any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments and the extension of the maturity date) or any material non-monetary term of the Easton
            Town Center Loan Group;

      o     any proposed or actual sale of the Easton Town Center Mortgaged
            Property (other than in connection with the termination of the
            Trust) for less than the Purchase Price;

      o     any acceptance of a discounted payoff of the Easton Town Center Loan
            Group;

      o     any determination to bring the Easton Town Center Mortgaged Property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Easton
            Town Center Mortgaged Property or REO Property;

      o     any release of collateral for the Easton Town Center Loan Group or any release of the related borrower or any guarantor under the
            Easton Town Center Loan Group (other than in accordance with the terms of, or upon satisfaction of, the Easton Town Center Loan
            Group);

      o     any acceptance of substitute or additional collateral for the Easton
            Town Center Loan Group (other than in accordance with the terms of the Easton Town Center Loan Group);

      o     any waiver or determination to enforce or not enforce a
            "due-on-sale" or "due-on-encumbrance" clause including any transfer of direct or indirect interests in the related borrower that require the consent of the mortgagee;

      o     any acceptance of an assumption agreement releasing the related borrower or any guarantor from liability under the Easton Town
            Center Loan Group;

      o     any acceptance of a change in the property management company for the Easton Town Center Mortgaged Property or any proposed
            termination or material modification of the management agreement for the Easton Town Center Mortgaged Property (provided that the unpaid principal balance of the Easton Town Center Loan Group is greater than $5,000,000) or, if applicable, hotel franchise for the Easton
            Town Center Mortgaged Property;

      o     the approval of any replacement special servicer for the Easton Town
            Center Loan Group (other than in connection with the trustee becoming the successor thereto);

      o     any proposed sale of the Easton Town Center Mortgaged Property or transfer of an interest in the related borrower or the Easton Town
            Center Mortgaged Property;

      o     the adoption or approval of any plan of reorganization,
            restructuring or similar event in the bankruptcy or similar proceeding of the related borrower;

                                      S-182

      o     any determination by the special servicer that the Easton Town
            Center Loan Group has become a Specially Serviced Mortgage Loan pursuant to the conditions set forth in the Pooling and Servicing
            Agreement for such determinations;

      o     any determination by the master servicer or special servicer, as applicable, that a Servicing Transfer Event has occurred with respect to the Easton Town Center Loan Group solely by reason of the failure of the related borrower to maintain or cause to be maintained terrorism insurance coverage;

      o     any proposed modification or waiver of any provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower, and any renewal or replacement of the
            then-existing insurance policies (to the extent the mortgagee's approval is required under the related mortgage loan documents); and

      o     releases of any escrow accounts, reserve accounts or letters of credit that are not in compliance with the related mortgage loan documents.

      If the master servicer or the special servicer, as applicable, determines, in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the holders of the Easton Town Center A Note, the
Easton Town Center B Note and the Easton Town Center C Note (as a collective whole), the master servicer or the special servicer may take any such action without waiting for the Easton Town Center Controlling Holder's consent.

      The Easton Town Center Controlling Holder will be the holder of the Easton
Town Center C Note (provided that such holder is not the related borrower or any affiliate of the related borrower, and the holder of more than 50% of the principal balance of the Easton Town Center C Note is not the related borrower or any affiliate of the related borrower) if, and for so long as, (a) the initial unpaid principal balance of the Easton Town Center C Note minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to and received on the Easton Town Center C
Note, (ii) any appraisal reductions allocated to the Easton Town Center C Note and (iii) any realized principal losses allocated to the Easton Town Center C
Note, is not less than (b) 25% of (i) the initial unpaid principal balance of the Easton Town Center C Note minus (ii) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to and received on the Easton Town Center C Note. In the event that the holder of the
Easton Town Center C Note is no longer the Easton Town Center Controlling
Holder, the Easton Town Center Controlling Holder will be the holder of the
Easton Town Center B Note (provided that such holder is not the related borrower or any affiliate of the related borrower, and the holder of more than 50% of the principal balance of the Easton Town Center B Note is not the related borrower or any affiliate of the related borrower) if, and for so long as, (a) the initial unpaid principal balance of the Easton Town Center B Note minus the sum of (i) any principal payments allocated to and received on the Easton Town
Center B Note, (ii) any appraisal reductions allocated to the Easton Town Center
B Note and (iii) any realized principal losses allocated to the Easton Town
Center B Note, is not less than (b) 25% of the difference between the initial unpaid principal balance of the Easton Town Center B Note and any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to and received on the Easton Town Center B Note. In the event that the holders of the Easton Town Center B Note and the Easton Town
Center C Note are no longer the Easton Town Center Controlling Holder, the
Easton Town Center Controlling Holder shall be the trust (exercised in accordance with the Pooling and Servicing Agreement) subject to the consultation rights granted to the holder of the Easton Town Center Companion Loan pursuant to the related intercreditor agreement.

      In addition, no advice, direction or objection from or by the Easton Town
Center Controlling Holder may (and the holder of the Easton Town Center A Note and any of the master servicer or the special servicer shall ignore and act without regard to any such advice, direction or objection that the holder of the
Easton Town Center A Note, the master servicer or the special servicer has determined, in its reasonable, good faith judgment, will) require or cause the holder of the Easton Town Center A Note or any of the master servicer or the special servicer to violate any provision of the Easton Town Center A/B/C Note
Intercreditor Agreement, the related mortgage loan documents or the Pooling and
Servicing Agreement (including any REMIC provisions), including each of the master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard.

                                      S-183

      Right to Appoint Special Servicer. Any holder of an Easton Town Center
Junior Note, so long as it is the Easton Town Center Controlling Holder, may remove the existing special servicer for the Easton Town Center Loan Group, with or without cause, and appoint a successor to the special servicer for the Easton
Town Center Loan Group. However, that appointment will be subject to receipt by the trustee of written confirmation from each of the Rating Agencies, or any other rating agency that rates any securities issued in connection with a securitization that includes the Easton Town Center Companion Loan, that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the certificates.

THE RIVERCENTER I&II A/B MORTGAGE LOAN

      Mortgage Loan No. 4 (the "RiverCenter I&II Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $55,000,000, representing 3.1% of the Initial Pool Balance (and representing 3.4% of the
Initial Loan Group 1 Balance), is secured by the related mortgaged property (the
"RiverCenter I&II Mortgaged Property"), which also secures a subordinated B
Note, which had an original principal balance of approximately $10,000,000 (the
"RiverCenter I&II B Note"). The RiverCenter I&II B Note is not included in the
Trust. The RiverCenter I&II Mortgage Loan and the RiverCenter I&II B Note are
collectively referred to in this prospectus supplement as the "RiverCenter I&II
A/B Mortgage Loan." The RiverCenter I&II Mortgage Loan is included in the Trust.

      The RiverCenter I&II B Note is currently held by Morgan Stanley Mortgage
Capital Holdings LLC, a mortgage loan seller, but may be sold at any time
(subject to compliance with the intercreditor agreement referred to in the next paragraph). The RiverCenter I&II B Note or a portion of such note may be included in a future securitization. The RiverCenter I&II A/B Mortgage Loan will be serviced pursuant to the Pooling and Servicing Agreement. The master servicer will make Servicing Advances in respect of the RiverCenter I&II Mortgaged
Property, but will make P&I Advances only in respect of the RiverCenter I&II
Mortgage Loan, and will remit collections on the RiverCenter I&II Mortgage Loan to, or on behalf of, the Trust.

      The RiverCenter I&II B Note has the same maturity date as the RiverCenter
I&II Mortgage Loan and has a fixed interest rate of 6.60%. On the maturity date, the related borrower is required to make a payment of the outstanding principal balance of the River Center I&II A/B Mortgage Loan and all accrued and unpaid interest on the RiverCenter I&II A/B Mortgage Loan. Such payments will be applied in accordance with the intercreditor agreement entered into by the
RiverCenter I&II A/B Mortgage Loan lenders (the "RiverCenter I&II Intercreditor
Agreement") described below.

      Distributions. Under the terms of the RiverCenter I&II Intercreditor
Agreement, prior to the occurrence and continuance of a monetary event of default with respect to the RiverCenter I&II A/B Mortgage Loan or a non-monetary event of default that causes the RiverCenter I&II A/B Mortgage Loan to become a
Specially Serviced Mortgage Loan (and after a monetary or non-monetary event of default that is capable of being cured by the payment of money has occurred and is continuing, so long as the holder of the RiverCenter I&II B Note has cured such a default in accordance with the terms of the RiverCenter I&II
Intercreditor Agreement), after payment of amounts payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds received with respect to the RiverCenter I&II A/B Mortgage Loan will generally be paid in the following manner, in each case to the extent of available funds:

      o     first, to the holder of the RiverCenter I&II Mortgage Loan in an amount equal to the accrued and unpaid interest on the RiverCenter
            I&II Mortgage Loan principal balance, at (x) the applicable interest rate minus (y) the servicing fee rate;

      o     second, to the holder of the RiverCenter I&II Mortgage Loan in an amount equal to its pro rata portion of all principal payments on the RiverCenter I&II A/B Mortgage Loan (based on the RiverCenter
            I&II Mortgage Loan principal balance and the RiverCenter I&II B Note principal balance), to be applied in reduction of the RiverCenter
            I&II Mortgage Loan principal balance;

                                      S-184

      o     third, to the holder of the RiverCenter I&II B Note up to the aggregate amount of all payments made by such holder in connection with the exercise of its cure rights under the RiverCenter I&II
            Intercreditor Agreement;

      o     fourth, to the holder of the RiverCenter I&II B Note in an amount equal to the accrued and unpaid interest on the RiverCenter I&II B
            Note principal balance, at (x) the applicable interest rate minus
            (y) the servicing fee rate;

      o     fifth, to the holder of the RiverCenter I&II B Note in an amount equal to its pro rata portion of all principal payments on the
            RiverCenter I&II A/B Mortgage Loan (based on the RiverCenter I&II
            Mortgage Loan principal balance and the RiverCenter I&II B Note principal balance), to be applied in reduction of the RiverCenter
            I&II B Note principal balance;

      o     sixth, any default interest (in excess of the interest paid in accordance with clauses first and fourth above) and late payment charges to the holder of the RiverCenter I&II Mortgage Loan and the holder of the RiverCenter I&II B Note, pro rata (based on the
            RiverCenter I&II Mortgage Loan principal balance and the RiverCenter
            I&II B Note principal balance, respectively) to the extent not applied to pay interest on Advances, to pay any Additional Trust
            Fund Expenses or payable to any of the master servicer, special servicer, trustee or paying agent pursuant to the Pooling and
            Servicing Agreement;

      o     seventh, to the holder of the RiverCenter I&II Mortgage Loan, any prepayment premium, to the extent actually received in respect of the RiverCenter I&II Mortgage Loan, then to the holder of the
            RiverCenter I&II B Note, any prepayment premium, to the extent actually received in respect of the RiverCenter I&II B Note; and

      o     eighth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person, and not otherwise applied in accordance with clauses first through seventh above, such amount will be paid to the holder of the
            RiverCenter I&II Mortgage Loan and the holder of the RiverCenter
            I&II B Note, pro rata (based on the initial RiverCenter I&II
            Mortgage Loan principal balance and the initial RiverCenter I&II B
            Note principal balance, respectively).

      Following the occurrence and during the continuance of a monetary event of default with respect to the RiverCenter I&II A/B Mortgage Loan or non-monetary event of default that causes the RiverCenter I&II A/B Mortgage Loan to become a
Specially Serviced Mortgage Loan (unless such event of default is an event of default capable of being cured by the payment of money and the holder of the
RiverCenter I&II B Note has cured such a default in accordance with the terms of the RiverCenter I&II Intercreditor Agreement), after payment of all amounts then payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds with respect to the RiverCenter I&II A/B Mortgage Loan will generally be applied in the following manner, in each case to the extent of available funds:

      o     first, to the holder of the RiverCenter I&II Mortgage Loan in an amount equal to the accrued and unpaid interest on the RiverCenter
            I&II Mortgage Loan principal balance at (x) the related interest rate minus (y) the servicing fee rate;

      o     second, to the holder of the RiverCenter I&II Mortgage Loan, in an amount equal to the remaining RiverCenter I&II Mortgage Loan principal balance, until such amount has been reduced to zero;

      o     third, to the holder of the RiverCenter I&II B Note up to the aggregate amount of all payments made by such holder in connection with the exercise of its cure rights under the RiverCenter I&II
            Intercreditor Agreement;

      o     fourth, to the holder of the RiverCenter I&II B Note, in an amount equal to the accrued and unpaid interest on the RiverCenter I&II B
            Note principal balance at (x) the related interest rate minus (y)
            the servicing fee rate;

                                      S-185

      o     fifth, to the holder of the RiverCenter I&II B Note in an amount equal to the remaining RiverCenter I&II B Note principal balance, until such amount has been reduced to zero;

      o     sixth, any default interest (in excess of the interest paid in accordance with clauses first and fourth above) first, to the holder of the RiverCenter I&II Mortgage Loan, and then, to the holder of the RiverCenter I&II B Note, based on the total amount of such default interest then owing to each such holder, to the extent not applied to pay interest on Advances, to pay any Additional Trust
            Fund Expenses or payable to any of the master servicer, special servicer, trustee or paying agent pursuant to the Pooling and
            Servicing Agreement;

      o     seventh, to the extent late payment charges paid by the related borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, first, to the holder of the RiverCenter
            I&II Mortgage Loan until the late payment charges allocable to the
            RiverCenter I&II Mortgage Loan have been paid in full and then, to pay the holder of the RiverCenter I&II B Note until the late payment charges allocable to the RiverCenter I&II B Note have been paid in full;

      o     eighth, to the holder of the RiverCenter I&II Mortgage Loan, in an amount equal to any prepayment premium actually received in respect of the RiverCenter I&II Mortgage Loan, and then, to the holder of the RiverCenter I&II B Note in an amount equal to any prepayment premium actually received in respect of the RiverCenter I&II B Note;

      o     ninth, to the holder of the RiverCenter I&II B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the RiverCenter I&II B Note with respect to the
            RiverCenter I&II A/B Mortgage Loan pursuant to the RiverCenter I&II
            Intercreditor Agreement or the Pooling and Servicing Agreement; and

      o     tenth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person, and not otherwise applied in accordance with clauses first through ninth above, or if the proceeds of any foreclosure sale or liquidation of the RiverCenter I&II A/B Mortgage Loan or the
            RiverCenter I&II Mortgaged Property are received in excess of the amounts required to be applied in accordance with clauses first through ninth, then in each such case, such remaining amount will be paid, pro rata (based on the initial RiverCenter I&II Mortgage Loan principal balance and the initial RiverCenter I&II B Note principal balance), to the holder of the RiverCenter I&II Mortgage Loan and to the holder of the RiverCenter I&II B Note.

      Rights of the Holder of the RiverCenter I&II B Note. The holder of the
RiverCenter I&II B Note has certain rights under the RiverCenter I&II
Intercreditor Agreement, including, among others, the following:

      Option to Cure Defaults Under RiverCenter I&II A/B Mortgage Loan. The
holder of the RiverCenter I&II B Note, provided that such holder is not the related borrower or an affiliate thereof, has the right to cure monetary events of default (or non-monetary events of default capable of being cured by the payment of money) with respect to the RiverCenter I&II Mortgage Loan, within five (5) business days of receipt by the holder of the RiverCenter I&II B Note of notice of the subject event of default. The holder of the RiverCenter I&II B
Note may not cure more than six (6) events of default (of which no more than four (4) may be with respect to non-monetary events of default) over the life of such loan, may not cure more than five (5) events of default in any 12-month period and may not cure more than three (3) consecutive events of default. In the case of a non-monetary event of default, such cure shall be completed within thirty (30) days following the first notice of such event of default (provided, however, if such non-monetary event of default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and if curative action was commenced within the applicable cure period and is being diligently pursued by the holder of the RiverCenter I&II B Note, the holder of the RiverCenter I&II
B Note shall be given an additional period of time of up to 30 days as is reasonably necessary for the holder of the RiverCenter I&II B Note in the exercise of due diligence to cure such non-monetary default for so long as certain conditions are met. So long as the holder of the RiverCenter I&II B Note is exercising a cure right, neither the master servicer nor the special servicer will be permitted to (i) accelerate the RiverCenter I&II A/B Mortgage Loan, (ii)
treat such event of default as such for purposes of transferring the RiverCenter
I&II A/B Mortgage Loan to special servicing, or (iii) commence foreclosure proceedings.

                                      S-186

      Option to Purchase the RiverCenter I&II Mortgage Loan. The holder of the
RiverCenter I&II B Note has the right at any time that the RiverCenter I&II
Mortgage Loan is in default and remains in default, to purchase the RiverCenter
I&II Mortgage Loan, at a price generally equal to the unpaid principal balance of the RiverCenter I&II Mortgage Loan (other than the principal portion of any cure payments made by the holder of the RiverCenter I&II B Note), plus accrued and unpaid interest on the RiverCenter I&II Mortgage Loan at the RiverCenter
I&II Mortgage Loan interest rate (other than the interest portion of any cure payments made by the holder of the RiverCenter I&II B Note to the extent such cure payments were actually used to pay interest to the holder of the
RiverCenter I&II Mortgage Loan), plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on
Advances, special servicing fees, any liquidation fee payable with respect to the RiverCenter I&II A/B Mortgage Loan pursuant to the Pooling and Servicing
Agreement and any other additional trust fund expenses allocable to the
RiverCenter I&II A/B Mortgage Loan. The option to purchase the RiverCenter I&II
Mortgage Loan shall terminate when the RiverCenter I&II Mortgaged Property becomes REO Property.

      Consent Rights of the Holder of the RiverCenter I&II B Note. Pursuant to
the RiverCenter I&II Intercreditor Agreement, the "Controlling Holder" (the
"RiverCenter I&II Controlling Holder") is entitled to consent to the master servicer's or the special servicer's taking (as the case may be), subject to the
Servicing Standard, certain actions with respect to the RiverCenter I&II A/B
Mortgage Loan, including, without limitation:

      o     any proposed or actual foreclosure upon or comparable conversion of the ownership of the RiverCenter I&II Mortgaged Property and the other collateral securing the RiverCenter I&II A/B Mortgage Loan if it comes into and continues in default or other enforcement action under the related mortgage loan documents;

      o     any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments and the extension of the maturity date) or any material non-monetary term of the
            RiverCenter I&II A/B Mortgage Loan;

      o     any proposed or actual sale of the RiverCenter I&II Mortgaged
            Property (other than in connection with the termination of the
            Trust) for less than the Purchase Price;

      o     any acceptance of a discounted payoff of the RiverCenter I&II A/B
            Mortgage Loan;

      o     any determination to bring the RiverCenter I&II Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the RiverCenter I&II
            Mortgaged Property;

      o     any release of collateral for the RiverCenter I&II A/B Mortgage Loan or any release of the related borrower or any guarantor under the
            RiverCenter I&II A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, the RiverCenter I&II A/B
            Mortgage Loan);

      o     any acceptance of substitute or additional collateral for the
            RiverCenter I&II A/B Mortgage Loan (other than in accordance with the terms of the RiverCenter I&II A/B Mortgage Loan);

      o     any waiver or determination to enforce or not enforce a
            "due-on-sale" or "due-on-encumbrance" clause including any transfer of direct or indirect interests in the related borrower that require the consent of the mortgagee;

      o     any acceptance of an assumption agreement releasing the related borrower or any guarantor from liability under the RiverCenter I&II
            A/B Mortgage Loan;

      o     any acceptance of a change in the property management company for the RiverCenter I&II Mortgaged Property or any proposed termination or material modification of the management agreement for the
            RiverCenter I&II Mortgaged Property (provided that the unpaid principal balance of the RiverCenter I&II A/B Mortgage Loan is greater than $5,000,000) or, if applicable, hotel franchise for the
            RiverCenter I&II Mortgaged Property;

                                      S-187

      o     the approval of any replacement special servicer for the RiverCenter
            I&II A/B Mortgage Loan (other than in connection with the trustee becoming the successor thereto);

      o     any proposed sale of the RiverCenter I&II Mortgaged Property or transfer of an interest in the related borrower or the RiverCenter
            I&II Mortgaged Property;

      o     the adoption or approval of any plan of reorganization,
            restructuring or similar event in the bankruptcy or similar proceeding of the related borrower;

      o     any determination by the special servicer that the RiverCenter I&II
            A/B Mortgage Loan has become a Specially Serviced Mortgage Loan pursuant to the conditions set forth in the Pooling and Servicing
            Agreement for such determinations;

      o     any determination by the master servicer or special servicer, as applicable, that a Servicing Transfer Event has occurred with respect to the RiverCenter I&II A/B Mortgage Loan solely by reason of the failure of the related borrower to maintain or cause to be maintained terrorism insurance coverage;

      o     any proposed modification or waiver of any provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower, and any renewal or replacement of the
            then-existing insurance policies (to the extent the mortgagee's approval is required under the related mortgage loan documents); and

      o     releases of any escrow accounts, reserve accounts or letters of credit that are not in compliance with the related mortgage loan documents.

      If the master servicer or the special servicer, as applicable, determines, in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the holders of the RiverCenter I&II Mortgage Loan and the RiverCenter I&II B Note (as a collective whole), the master servicer or the special servicer may take any such action without waiting for the RiverCenter
I&II Controlling Holder's consent.

      The RiverCenter I&II Controlling Holder will be the holder of the
RiverCenter I&II B Note (provided that such holder is not the related borrower or any affiliate of the related borrower, and the holder of more than 50% of the principal balance of the RiverCenter I&II B Note is not the related borrower or any affiliate of the related borrower) if, and for so long as, (a) the initial unpaid principal balance of the RiverCenter I&II B Note minus the sum of (i) any principal payments allocated to and received on the RiverCenter I&II B Note,
(ii) any appraisal reductions allocated to the RiverCenter I&II A/B Mortgage
Loan and (iii) any realized principal losses, is not less than (b) 25% of (i)
the initial unpaid principal balance of the RiverCenter I&II B Note minus (ii)
any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to and received on the RiverCenter I&II B
Note. In the event that the holder of the RiverCenter I&II B Note is no longer the RiverCenter I&II Controlling Holder, such consent rights generally will be exercised by the Operating Adviser.

      In addition, no advice, direction or objection from or by the RiverCenter
I&II Controlling Holder may (and the holder of the RiverCenter I&II Mortgage
Loan and any of the master servicer or the special servicer shall ignore and act without regard to any such advice, direction or objection that the holder of the
RiverCenter I&II Mortgage Loan, the master servicer or the special servicer has determined, in its reasonable, good faith judgment, will) require or cause the holder of the RiverCenter I&II Mortgage Loan or any of the master servicer or the special servicer to violate any provision of the RiverCenter I&II
Intercreditor Agreement, the related mortgage loan documents or the Pooling and
Servicing Agreement (including any REMIC provisions), including each of the master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard.

      Right to Appoint Special Servicer. The holder of the RiverCenter I&II B
Note, so long as it is the RiverCenter I&II Controlling Holder, may remove the existing special servicer for the RiverCenter I&II A/B Mortgage Loan, with or without cause, and appoint a successor to the special servicer for the
RiverCenter I&II A/B Mortgage Loan. However, that appointment will be subject to receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the certificates.

                                      S-188

THE PCFII A/B MORTGAGE LOANS

      Mortgage Loan No. 8 which had outstanding principal balance as of the
Cut-off Date of $29,000,000 ("The Cove Apartments Mortgage Loan"), represents approximately 1.6% of the Initial Pool Balance (and represents approximately
19.8% of the Initial Loan Group 2 Balance). The mortgage on the related mortgaged property also secure one subordinate note with an original principal balance of $500,000 ("The Cove Apartments B Note"). Mortgage Loan No. 17, which had an outstanding principal balance as of the Cut-off Date of approximately
$19,500,000 (the "Hampton Square Apartments Mortgage Loan"), representing approximately 1.1% of the Initial Pool Balance. The mortgage on the related mortgaged property also secures one subordinate note with an original principal balance of $500,000 (the "Hampton Square Apartments B Note"). The Cove
Apartments Mortgage Loan and the Hampton Square Apartments Mortgage Loan are
collectively referred to herein as the "PCFII Mortgage Loans." The Cove
Apartments B Note and the Hampton Square Apartments B Note are collectively referred to herein as the "PCFII B Notes."

      Each of the PCFII B Notes initially will be held by Principal Life
Insurance Company, which holder may sell or transfer any of the PCFII B Notes at any time subject to compliance with the requirements of the related intercreditor agreement. None of the PCFII B Notes are included in the trust but they will be serviced pursuant to the Pooling and Servicing Agreement. Each of the PCFII Mortgage Loans together with its respective PCFII B Note is referred to herein as a "PCFII A/B Mortgage Loan." Each PCFII Mortgage Loan and related
PCFII B Note comprising a PCFII A/B Mortgage Loan has the same borrower and the same maturity date.

The PCFII Intercreditor Agreement

      The initial holder of each PCFII Mortgage Loan and the initial holder of the related PCFII B Note have entered into an intercreditor agreement (each a
"PCFII Intercreditor Agreement").

Rights of the Holder of the PCFII B Notes

      Pursuant to the terms of each PCFII Intercreditor Agreement, the holder of each PCFII B Note has the right to direct the master servicer with respect to various servicing matters (including substitution or release of the related mortgaged property) affecting the related PCFII A/B Mortgage Loan as described hereunder. In addition, the holder of each PCFII B Note has the right (i) to replace the special servicer of the applicable PCFII A/B Mortgage Loan under the conditions described under "Servicing of the Mortgage Loans--Special
Servicer--Termination of the Special Servicer" and (ii) whether or not a PCFII
Change of Control Event has occurred, (a) to cure a monetary event of default within 10 business days after the later of its receipt of notice of such event of default or the expiration of the applicable notice and grace periods; (b) to cure a non-monetary default, within 30 days following the later of receipt of notice of such event of default or the expiration of the applicable notice and grace periods and (c) to purchase the related PCFII Mortgage Loan (in whole but not in part) if an event of default under the related PCFII A/B Mortgage Loan has occurred and such PCFII A/B Mortgage Loan has become specially serviced.

      If a monetary event of default (as to which the holder of any PCFII B Note or its designee is not curing in accordance with the applicable PCFII
Intercreditor Agreement) has occurred and is continuing with respect to the related PCFII Mortgage Loan, or a material non-monetary event of default (as to which the holder of the related PCFII B Note or its designee is not curing in accordance with the applicable PCFII Intercreditor Agreement) has occurred and is continuing at a time when the related PCFII Mortgage Loan is being specially serviced, then the aggregate amount of all payments and other collections will be applied to pay accrued and unpaid interest and principal and certain other amounts described in the applicable PCFII Intercreditor Agreement (until such amounts have been paid in full) payable on the related PCFII Mortgage Loan prior to paying interest or principal to the holder of the related PCFII B Note. At all other times, amounts received and other collections with respect to the any
PCFII A/B Mortgage Loan will be applied to pay accrued and unpaid interest and principal payable on the related PCFII Mortgage Loan and the related PCFII B
Note, as further described in the applicable PCFII Intercreditor Agreement.

                                      S-189

Certain Rights to Consult with and Direct the Special Servicer

      With respect to each PCFII A/B Mortgage Loan, except under the circumstances described below, neither the master servicer nor the special servicer, as applicable, will be permitted to take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing
Agreement, to consent to the master servicer's taking), at any time (whether or not an event of default under such PCFII A/B Mortgage Loan documents has occurred) any of the following actions (but only if the Pooling and Servicing
Agreement requires the special servicer to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action), unless the master servicer or special servicer, as applicable, has notified the holder of the related PCFII B Note of such proposed action in writing, and such holder has not objected in writing within 5 business days (if such PCFII A/B Mortgage Loan is not specially serviced) or 10 business days (if such PCFII A/B Mortgage Loan is specially serviced) following the holder of the related PCFII B Note having been notified and provided with all information that such holder reasonably requests with respect to the proposed action:

      o     any proposed foreclosure upon, acceptance of a deed-in-lieu of foreclosure, or comparable conversion (which may include acquisition as REO Property) of the ownership of the related mortgaged property and the other collateral securing such PCFII A/B Mortgage Loan;

      o     any modification, extension, amendment or waiver of a monetary term
            (including, without limitation, the timing of payments) and any material non-monetary term (including any material term relating to insurance) of such PCFII A/B Mortgage Loan (including, without limitation, any modification, amendment or waiver which would result in a discounted payoff of such PCFII A/B Mortgage Loan);

      o     any proposed sale of the related mortgaged property after it becomes
            REO Property;

      o     any acceptance of a discounted payoff of such PCFII A/B Mortgage
            Loan;

      o     any determination to bring the related mortgaged property (including if it is an REO Property) into compliance with applicable
            environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

      o     any release of material collateral for such PCFII A/B Mortgage Loan
            (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, such PCFII A/B Mortgage
            Loan;

      o     any acceptance of substitute or additional collateral for such PCFII
            A/B Mortgage Loan (other than in accordance with the terms of such
            PCFII A/B Mortgage Loan);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to such PCFII A/B Mortgage Loan or the approval of the incurrence of any other additional indebtedness secured directly or indirectly by the related mortgaged property or any ownership or other interest in the borrower, including, but not limited to mezzanine debt and/or a preferred equity investment;

      o     any release or substitution of the borrower, any guarantor, indemnitor or other obligor from liability in respect of all or any portion of such PCFII A/B Mortgage Loan, including, without limitation, any acceptance of an assumption agreement releasing the borrower (or other obligor with respect to such PCFII A/B Mortgage
            Loan) from liability under such PCFII A/B Mortgage Loan;

      o     any renewal or replacement of the then existing insurance policies with respect to such PCFII A/B Mortgage Loan to the extent that such renewal or replacement policy does not comply in all material respects with the terms of the related mortgage loan documents or any waiver, modification or amendment of any material insurance requirements under the related mortgage loan documents, in each case if lender's approval is required under the related mortgage loan documents; and

      o     any adoption or approval of a plan in bankruptcy of the borrower;

                                      S-190

provided that, in the event that the master servicer or special servicer, as applicable, determines that immediate action is necessary to protect the interests of the certificateholders and the holder of the applicable PCFII B
Note (as a collective whole), the master servicer or special servicer, as applicable, may take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing Agreement, may consent to the master servicer's taking) any such action without waiting for the response of such
PCFII B Note holder.

      Notwithstanding the foregoing, no advice, direction or objection given or made by the holder of any PCFII B Note for the related PCFII A/B Mortgage Loan may, and the master servicer and the special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment would:

      o     require, cause or permit such servicer to violate applicable law, any provision of the applicable PCFII Intercreditor Agreement or the
            Pooling and Servicing Agreement, including that party's obligation to act in accordance with the Servicing Standard; or

      o     result in an adverse tax consequence for the trust fund.

      Furthermore, the master servicer or the special servicer, as applicable will not be obligated to seek approval from the holder of such PCFII B Note for any actions to be taken by such servicer with respect to the workout or liquidation of related PCFII A/B Mortgage Loan if:

      o     the master servicer or special servicer has, as provided in the second preceding paragraph, notified the holder of such PCFII B Note in writing of various actions that the master servicer or special servicer proposes to take with respect to the workout or liquidation of such PCFII B Note; and

      o     for 90 days following the first such notice, the holder of such
            PCFII B Note has objected to all of those proposed actions and has failed to suggest any alternative actions that the master servicer or special servicer considers to be consistent with the Servicing
            Standard.

      Notwithstanding the foregoing, the holder of such PCFII B Note will not have the rights otherwise described above for so long as a PCFII Change of
Control Event exists with respect to the related PCFII A/B Mortgage Loan.

Cure Rights of the Holder of the PCFII B Notes

      In addition, the holder of each PCFII B Note will be entitled (subject to certain terms and conditions set forth in the applicable PCFII Intercreditor
Agreement) to cure monetary events of default under the related PCFII A/B
Mortgage Loan, in which case the special servicer will refrain from taking any action against the related borrower, any related guarantor or any related mortgaged property. The holder of such PCFII B Note may exercise such right to cure within 10 business days after the later of receipt of notice or the expiration of the grace period. Notwithstanding the foregoing, the holder of such PCFII B Note will not be required to pay or reimburse any person amounts which constitute prepayment premiums, default interest, late charges, special servicing fees (to the extent such PCFII A/B Mortgage Loan is not then specially serviced), workout fees and/or liquidation fees. So long as a monetary default exists for which a cure payment permitted under the applicable PCFII
Intercreditor Agreement is made, or a non-monetary default exists for which the holder of such PCFII B Note (or its designee) is pursuing a cure within the applicable cure period and in accordance with the terms of the applicable PCFII
Intercreditor Agreement, such monetary default or non-monetary default will not be treated as a default under the loan documents by the master servicer or special servicer; but such limitation will not prevent the master servicer or special servicer from collecting default interest or late charges.
Notwithstanding the foregoing, the holder of such B Note is entitled to (i) no more than 4 consecutive cure events, (ii) no more than 6 cure events, whether or not consecutive, in any 12 month period and (iii) no more than 9 cure events over the life of the related PCFII A/B Mortgage Loan.

Purchase Option

      The holder of each PCFII B Note will also have the option to purchase the related PCFII Mortgage Loan if an event of default under the related PCFII A/B
Mortgage Loan occurs and such PCFII A/B Mortgage Loan becomes specially serviced. If and for so long as such PCFII A/B Mortgage Loan remains specially serviced and, further, upon the earliest to occur of: (i) any monthly payment becoming at least 60 days delinquent, (ii) immediately prior

                                      S-191

to the holder of such PCFII B Note losing its control rights under the applicable PCFII Intercreditor Agreement (provided that an event of default either has occurred and is continuing or is reasonably foreseeable), and (iii)
the initiation of foreclosure proceedings or any other enforcement action by the special servicer, the holder of such PCFII B Note may, at its option, purchase or designate another person to purchase the related PCFII Mortgage Loan at the purchase price set forth in, and in accordance with the requirements of, the applicable PCFII Intercreditor Agreement, which such purchase price is generally equal to a par purchase price. No workout fee, liquidation fee or similar fee payable to the master servicer or special servicer for the related PCFII A/B
Mortgage Loan will be payable by the holder of such PCFII B Note if (i) the
Pooling and Servicing Agreement does not expressly provide for payment of such liquidation fees by the holder of such PCFII B Note or (ii) with respect to any liquidation fee which is expressly required to be paid under the Pooling and
Servicing Agreement in connection with such purchase by the holder of such PCFII
B Note, the related PCFII Mortgage Loan is purchased within 90 days of the later of the transfer of the related PCFII A/B Mortgage Loan to the special servicer and the receipt by the holder of such PCFII B Note of written notice from the special servicer that such transfer has taken place. Furthermore, the holder of such PCFII B Note will not be required to pay any amounts payable by the related mortgage borrower as exit fees or any other charges or fees, prepayment premiums, make-whole premiums, yield maintenance amounts or similar charges, as part of such purchase price. The foregoing purchase rights of the holder of such
PCFII B Note do not apply to any REO Property related to the applicable PCFII
A/B Mortgage Loan and will terminate upon the completion of the foreclosure of the related mortgaged property or the acceptance of a deed in lieu of foreclosure with respect to such mortgaged property.

      The initial holder of each PCFII B Note will be Principal Life Insurance
Company or an affiliate thereof. Principal Life Insurance Company is an affiliate of the related mortgage loan seller and related primary servicer for the PCFII A/B Mortgage Loans.

      Each holder of a PCFII B Note may have relationships and interests that conflict with those of the series 2007-TOP28 certificateholders. Each such holder of the PCFII B Note has no obligations to the series 2007-TOP28 certificateholders and may act solely in its own interests. No series 2007-TOP28 certificateholder may take any action against the holder of any PCFII B Note for acting solely in its own interests.

      When reviewing the rest of this "Servicing of the Mortgage Loans" section under this prospectus supplement, it is important that you consider the effects that the rights and powers of the holder of each PCFII B Note discussed above could have on the actions of the master servicer or special servicer.

THE TOWNE CENTER PROMENADE SHOPPING CENTER A/B MORTGAGE LOAN

      Mortgage Loan No. 35, which had an outstanding principal balance as of the
Cut-off Date of $15,200,000 (the "Towne Center Promenade Mortgage Loan"),
represents 0.9% of the Initial Pool Balance (and represents 0.9% of the Initial
Loan Group 1 Balance). The mortgage on the related mortgaged property also secures one subordinate note (the "Towne Center Promenade Shopping Center B
Note") with an original principal balance of $990,000.

      The initial holder of the Towne Center Promenade Shopping Center Mortgage
Loan and the initial holder of the Towne Center Promenade Shopping Center B Note have entered into an intercreditor agreement (the "Towne Center Promenade
Shopping Center Intercreditor Agreement"). The Towne Center Promenade Shopping
Center B Note initially will be held by Mezz Cap Finance, LLC, which holder may sell or transfer the Towne Center Promenade Shopping Center B Note at any time subject to compliance with the requirements of the Towne Center Promenade
Shopping Center Intercreditor Agreement. The Towne Center Promenade Shopping
Center B Note is not included in the Trust, but it will be serviced pursuant to the Pooling and Servicing Agreement. The Towne Center Promenade Shopping Center
Mortgage Loan, together with the Towne Center Promenade Shopping Center B Note, is referred to herein as the "Towne Center Promenade Shopping Center A/B
Mortgage Loan."

      The Towne Center Promenade Shopping Center Mortgage Loan and the Towne
Center Promenade Shopping Center B Note comprising the Towne Center Promenade
Shopping Center A/B Mortgage Loan are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. The
Towne Center Promenade Shopping Center B Note has a higher interest rate than the Towne Center Promenade Shopping Center Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to the Towne
Center Promenade Shopping Center Mortgage Loan, the loan-to-value ratio and debt service coverage ratio

                                      S-192

information reflects only the Towne Center Promenade Shopping Center Mortgage
Loan and does not take into account the Towne Center Promenade Shopping Center B
Note. The outstanding principal balance of the Towne Center Promenade Shopping
Center B Note does not exceed 5% of the underwritten appraised value of the mortgaged real property that secures the Towne Center Promenade Shopping Center
A/B Mortgage Loan.

      The Towne Center Promenade Shopping Center Intercreditor Agreement. The
Towne Center Promenade Shopping Center Intercreditor Agreement provides, among other things, for the application of payments between the Towne Center Promenade
Shopping Center Mortgage Loan and the Towne Center Promenade Shopping Center B
Note.

      The right of the holder of the Towne Center Promenade Shopping Center B
Note to receive payments of interest, principal and other amounts is subordinated to the right of the holder of the Towne Center Promenade Shopping
Center Mortgage Loan to receive such amounts. A "Towne Center Promenade Shopping
Center A/B Mortgage Loan Material Default" consists of the following events: (a)
the acceleration of the Towne Center Promenade Shopping Center Mortgage Loan or
the Towne Center Promenade Shopping Center B Note; (b) the existence of a continuing monetary event of default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the borrower or the borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a Towne Center
Promenade Shopping Center A/B Mortgage Loan Material Default has not occurred or, if a Towne Center Promenade Shopping Center A/B Mortgage Loan Material
Default has occurred, that Towne Center Promenade Shopping Center A/B Mortgage
Loan Material Default is no longer continuing, the borrower under the Towne
Center Promenade Shopping Center A/B Mortgage Loan will make separate payments of principal and interest to the respective holders of the Towne Center
Promenade Shopping Center Mortgage Loan and Towne Center Promenade Shopping
Center B Note. Escrow and reserve payments will be made to the master servicer on behalf of the Trust (as the holder of the Towne Center Promenade Shopping
Center Mortgage Loan). In general, any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of the Towne Center Promenade Shopping Center A/B Mortgage
Loan (together with any applicable yield maintenance charges), will generally be applied first to the principal balance of the Towne Center Promenade Shopping
Center Mortgage Loan and then to the principal balance of the Towne Center
Promenade Shopping Center B Note. If a Towne Center Promenade Shopping Center
A/B Mortgage Loan Material Default occurs and is continuing, then all amounts tendered by the borrower or otherwise available for payment of the Towne Center
Promenade Shopping Center A/B Mortgage Loan will be applied by the master servicer (with any payments received by the holder of the subject Towne Center
Promenade Shopping Center B Note after and during such a Towne Center Promenade
Shopping Center A/B Mortgage Loan Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the Towne Center Promenade Shopping Center
Intercreditor Agreement, which generally provides that all unreimbursed costs and expenses, interest (other than default interest), principal and the pro rata share of any prepayment premiums with respect to the Towne Center Promenade
Shopping Center Mortgage Loan will be paid in full prior to any application of payments to the Towne Center Promenade Shopping Center B Note.

      If, after the expiration of the right of the holder of the Towne Center
Promenade Shopping Center B Note to purchase the Towne Center Promenade Shopping
Center Mortgage Loan (as described below), the Towne Center Promenade Shopping
Center Mortgage Loan or the Towne Center Promenade Shopping Center B Note is
modified in connection with a work-out so that, with respect to either the Towne
Center Promenade Shopping Center Mortgage Loan or the Towne Center Promenade
Shopping Center B Note, (a) the outstanding principal balance is decreased, (b)
payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then, in most cases, all payments to the Trust (as the holder of the Towne Center
Promenade Shopping Center Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the Towne Center Promenade Shopping
Center Mortgage Loan will remain the same. In all cases, the holder of the Towne
Center Promenade Shopping Center B Note will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the Towne Center
Promenade Shopping Center Mortgage Loan or the Towne Center Promenade Shopping
Center B Note attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the Towne Center Promenade
Shopping Center B Note).

      So long as a Towne Center Promenade Shopping Center A/B Mortgage Loan
Material Default has not occurred with respect to the Towne Center Promenade
Shopping Center A/B Mortgage Loan, the master servicer

                                      S-193

will have no obligation to collect payments with respect to the Towne Center
Promenade Shopping Center B Note. A separate servicer of the Towne Center
Promenade Shopping Center B Note will be responsible for collecting amounts payable in respect of the Towne Center Promenade Shopping Center B Note. That
servicer will have no servicing duties or obligations with respect to the Towne
Center Promenade Shopping Center Mortgage Loan or the mortgaged real property.
If a Towne Center Promenade Shopping Center A/B Mortgage Loan Material Default
occurs with respect to the Towne Center Promenade Shopping Center A/B Mortgage
Loan, the master servicer or the special servicer, as applicable, will (during the continuance of that Towne Center Promenade Shopping Center A/B Mortgage Loan
Material Default) collect and distribute payments for both of the Towne Center
Promenade Shopping Center Mortgage Loan and the Towne Center Promenade Shopping
Center B Note pursuant to the sequential payment waterfall set forth in the
Towne Center Promenade Shopping Center Intercreditor Agreement.

      Advances. Neither the master servicer nor the trustee is required to make any P&I Advance with respect to the Towne Center Promenade Shopping Center B
Note. Neither the holder of the Towne Center Promenade Shopping Center B Note nor any related separate servicer is required to make any P&I Advance with respect to the Towne Center Promenade Shopping Center Mortgage Loan or any
Servicing Advances with respect to the mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee will make
Servicing Advances with respect to the mortgaged real properties securing the
Towne Center Promenade Shopping Center A/B Mortgage Loan.

      Modifications. The ability of the master servicer or the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of the Towne Center Promenade Shopping Center B Note, the Towne
Center Promenade Shopping Center Mortgage Loan or the related loan documents, is limited by the rights of the holder of the Towne Center Promenade Shopping
Center B Note to approve certain such modifications and other actions as set forth in the Towne Center Promenade Shopping Center Intercreditor Agreement
until expiration of such holder's right to purchase the Towne Center Promenade
Shopping Center Mortgage Loan in accordance with the terms of the Towne Center
Promenade Shopping Center Intercreditor Agreement.

      Purchase Option. In the event that (i) any payment of principal or interest on the Towne Center Promenade Shopping Center Mortgage Loan or the
Towne Center Promenade Shopping Center B Note becomes ninety (90) or more days delinquent, (ii) the principal balance of the Towne Center Promenade Shopping
Center Mortgage Loan or the Towne Center Promenade Shopping Center B Note has
been accelerated, (iii) the principal balance of the Towne Center Promenade
Shopping Center Mortgage Loan or the Towne Center Promenade Shopping Center B
Note is not paid at maturity, (iv) the borrower under the Towne Center Promenade
Shopping Center A/B Mortgage Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the Towne Center Promenade Shopping Center B Note has been interrupted and the priority of payments under such Towne Center Promenade
Shopping Center A/B Mortgage Loan have been converted to a sequential payment structure in accordance with the Towne Center Promenade Shopping Center
Intercreditor Agreement following an event of default, the holder of the Towne
Center Promenade Shopping Center B Note will be entitled to purchase the Towne
Center Promenade Shopping Center Mortgage Loan from the Trust for a period of thirty (30) days following its receipt from the master servicer or special servicer of notice of such event, subject to certain conditions set forth in the
Towne Center Promenade Shopping Center Intercreditor Agreement. If the holder of the Towne Center Promenade Shopping Center B Note exercises its purchase option, the purchase price will generally be equal to the sum of (a) the outstanding principal balance of the Towne Center Promenade Shopping Center Mortgage Loan,
(b) accrued and unpaid interest on the outstanding principal balance of the
Towne Center Promenade Shopping Center Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed Servicing Advances made with respect to the Towne Center Promenade Shopping Center Mortgage Loan,
together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the Towne Center
Promenade Shopping Center A/B Mortgage Loan by the master servicer or special servicer, (e) any interest on any unreimbursed P&I Advances with respect to the
Towne Center Promenade Shopping Center Mortgage Loan, (f) any related Master
Servicing Fees, Primary Servicing Fees, Special Servicing Fees and Trustee's
Fees payable under the Pooling and Servicing Agreement (other than success or similar fees or termination compensation) and (g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the Towne Center
Promenade Shopping Center A/B Mortgage Loan together with advance interest thereon.

                                      S-194

      The holder of the Towne Center Promenade Shopping Center B Note does not have any rights to cure any defaults with respect to the Towne Center Promenade
Shopping Center A/B Mortgage Loan.

THE MASTER SERVICER

Master Servicer Compensation

      The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary
Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the
Pooling and Servicing Agreement.

      The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

      In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not Specially
Serviced Mortgage Loans. The special servicer will generally be entitled to approve assumptions.

      In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master
Servicing Fee as compensation.

EVENTS OF DEFAULT

      If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet or the last paragraph under the definition of "Event of Default"
under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the
Depositor gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the
"Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate immediately upon the date which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. After any
Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the
Pooling and Servicing Agreement, if the Event of Default occurs primarily by reason of the occurrence of a default of the Primary Servicer under the primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

      The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above.

                                      S-195

      Upon termination of the master servicer under the Pooling and Servicing
Agreement, all authority, power and rights of the master servicer under the
Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the
Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions. Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer to which the Rating Agencies have confirmed in writing that the transfer of servicing will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and (ii) if it is a master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer. If any master servicer is terminated based upon an Event of Default related to a Rating Agency downgrade or its failure to remain on an approved servicer list of any Rating Agency, then such master servicer will have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a subservicing agreement or primary servicing agreement, so long as such terminated master servicer is on the S&P Select Servicer List as a U.S.
Commercial Mortgage Servicer and the Operating Adviser has consented to such primary servicing or subservicing arrangement.

      However, if the master servicer is terminated solely due to an Event of
Default described in the eighth, ninth or tenth bullet or the last paragraph of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing
Agreement (which rights will be subject to the right of the Primary Servicer to continue as Primary Servicer in the absence of a primary servicer event of default by the Primary Servicer). The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing
Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating
Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

      The Pooling and Servicing Agreement does not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of
Default or voluntary resignation.

THE SPECIAL SERVICER

Special Servicer Compensation

      The special servicer will be entitled to receive:

      o     a Special Servicing Fee;

      o     a Workout Fee; and

      o     a Liquidation Fee.

                                      S-196

      The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Trust's interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated
Mortgage Loans while it acted as special servicer and remained Rehabilitated
Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

      The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on
Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement.
The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the Trust and will represent Expense Losses. The Special Servicer
Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

      In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

      As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

      If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature, but not necessarily in amount, to that described above.

Termination of Special Servicer

      The trustee may terminate the special servicer upon a Special Servicer
Event of Default. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and
Servicing Agreement. If a successor special servicer is not appointed within the time periods set forth in the Pooling and Servicing Agreement, the special servicer will be replaced by the trustee as described in the Pooling and
Servicing Agreement. The Pooling and Servicing Agreement does not provide for any successor special servicer to receive any compensation in excess of that paid to the predecessor special servicer. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a
Special Servicer Event of Default or voluntary resignation.

      The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above.

      Notwithstanding anything to the contrary contained herein, with respect to certain of the A/B Mortgage Loans, to the extent that no control appraisal event under the related intercreditor agreement exists, the holder of the applicable B
Note or its designee has and shall have the right to appoint and replace the special servicer for the related A/B Mortgage Loans with a qualified special servicer, provided, however, that such holder or its designee shall only have the right to terminate the special servicer if such special servicer no longer meets the eligibility

                                      S-197

criteria for a special servicer as set forth in the Pooling and Servicing
Agreement or in the event that neither the special servicer nor an affiliate thereof holds a majority of the Controlling Class.

      In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

      An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii)
within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

      o     any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or A/B Mortgage Loan or an extension of the original maturity date;

      o     any foreclosure or comparable conversion of the ownership of a mortgaged property;

      o     any proposed sale of a defaulted mortgage loan or A/B Mortgage Loan, other than in connection with the termination of the Trust as described in this prospectus supplement under "Description of the
            Offered Certificates--Optional Termination";

      o     any determination to bring an REO Property into compliance with applicable environmental laws;

      o     any release of or acceptance of substitute or additional collateral for a mortgage loan or A/B Mortgage Loan;

      o     any acceptance of a discounted payoff;

      o     any waiver or consent to a waiver of a "due-on-sale" or
            "due-on-encumbrance" clause;

      o     any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan or A/B
            Mortgage Loan;

      o     any release of collateral for a Specially Serviced Mortgage Loan or
            A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

      o     any franchise changes or management company changes to which the special servicer is required to consent;

      o     certain releases of any escrow accounts, reserve accounts or letters of credit; and

      o     any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan or A/B Mortgage
            Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

      In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that,

                                      S-198

prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any Class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

      At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

      The Operating Adviser shall be responsible for its own expenses.

      We anticipate that an affiliate of the initial special servicer will purchase certain non-offered Classes of certificates, including the Class P
Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.

      Except as may be set forth in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the Operating Adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

      Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or B Note that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

      Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

      o     reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment
            Premium or Yield Maintenance Charge;

      o     reduce the amount of the Scheduled Payment on any Specially Serviced
            Mortgage Loan, including by way of a reduction in the related mortgage rate;

      o     forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

      o     extend the maturity date of any Specially Serviced Mortgage Loan;
            and/or

      o     accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
Serviced Companion Mortgage Loan or B Note, equal to or exceeding the recovery to Certificateholders and the holders of such Serviced Companion Mortgage Loan or B Note, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

                                      S-199

      In no event, however, will the special servicer be permitted to:

      o     extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final
            Distribution Date or, in the case of an ARD Loan, five years prior to the Rated Final Distribution Date; or

      o     if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage
            Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

      Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination;
Allocation of Losses and Expenses" in this prospectus supplement.

      The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

      The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

SALE OF DEFAULTED MORTGAGE LOANS

      The Pooling and Servicing Agreement grants to (a) the holder of the certificates representing the greatest Percentage Interest in the Controlling
Class, (b) the special servicer, and (c) any mortgage loan seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National
Association), in that order, an option (the "Option") to purchase from the Trust any defaulted mortgage loan, (other than a Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement)
that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment) (subject to the rights of any related mezzanine note holder or B Note holder). The "Option Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest
Percentage Interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price equal to fair value.

      The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

      Additionally, each holder of a B Note or a mezzanine loan may have a purchase Option with respect to defaulted mortgage loans under the related intercreditor agreement.

FORECLOSURES

      The special servicer may at any time, with notification to and consent of the Operating Adviser (or a B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing

                                      S-200

Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

      If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or
B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the Trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

      If the Trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, no REMIC will be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property"
include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a Trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to REMIC I, such as a hotel, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property,"
which would be taxable to REMIC I at the highest marginal federal corporate rate
-- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisers regarding the possible imposition of REO Taxes in connection with the operation of commercial REO
Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion, when read in conjunction with the discussion of
"Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

                                      S-201

GENERAL

      For United States federal income tax purposes, portions of the Trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal
Income Tax Consequences--REMICS--Tiered REMIC Structures" in the prospectus.
Three separate REMIC elections will be made with respect to designated portions of the Trust other than that portion of the Trust consisting of the rights to
Excess Interest and the Excess Interest Sub-account (the "Excess Interest
Grantor Trust"). Upon the issuance of the offered certificates, Cadwalader,
Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

      o     the making of proper elections;

      o     the accuracy of all representations made with respect to the mortgage loans;

      o     ongoing compliance with all provisions of the Pooling and Servicing
            Agreement and other related documents and no amendments to them; and

      o     compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3)
the REMIC III Regular Certificates (other than the beneficial interest of the
Class P Certificates in the Excess Interest) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the
Excess Interest Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) each Class P Certificate will represent both a
REMIC regular interest and a beneficial ownership of the assets of the Excess
Interest Grantor Trust.

      The offered certificates will be regular interests issued by REMIC III.
See "Federal Income Tax Consequences--Taxation of Owners of REMIC Regular
Certificates " in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

      The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section
856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations.

      Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

      The offered certificates will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and manufactured housing community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

                                      S-202

ORIGINAL ISSUE DISCOUNT AND PREMIUM

      Whether any holder of any Class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such
Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Based on their anticipated issue prices, it is anticipated that each Class of offered certificates will be issued at a premium for federal income tax purposes.

      Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each Class of certificates issued with amortizable bond premium should consult their tax advisers regarding the possibility of making an election to amortize such premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates " in
the prospectus.

      The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all Classes of certificates issued by the Trust will be a 0% CPR applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's
Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

      Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each Class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as described under
"Description of the Offered Certificates--Distributions--Distributions of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a
Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a Class of certificates entitled to a Prepayment Premium or Yield Maintenance
Charge. For federal income tax information reporting purposes, Prepayment
Premiums or Yield Maintenance Charges will be treated as income to the holders of a Class of certificates entitled to Prepayment Premiums or Yield Maintenance
Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such Class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the
determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisers concerning the treatment of Prepayment
Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

      The special servicer is authorized, when doing so is consistent with maximizing the Trust's net after-tax proceeds from an REO Property, to incur taxes on the Trust in connection with the operation of such REO Property. Any such taxes imposed on the Trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

      Federal income tax information reporting duties with respect to the offered certificates, REMIC I, REMIC II, REMIC III and the Excess Interest
Grantor Trust will be the obligation of the paying agent, and not of any master servicer.

      For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State and Local Tax Considerations" in the
prospectus.

                                      S-203

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California, Ohio and New Jersey (approximately
15.4%, 10.9% and 10.1% of the Initial Pool Balance, respectively) that are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

      Mortgage loans in California are generally secured by deeds of trust.
Foreclosure of a deed of trust may be accomplished by a non judicial trustee's sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time, after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by a court-appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee's power of sale.
California's "one action rule" requires the lender to complete foreclosure of all real estate security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted)
against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale. Further, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default.

OHIO

      Ohio recognizes only judicial foreclosure of real property. Nonjudicial sales are not utilized or recognized in Ohio. The foreclosure process would typically be at least six months, if uncontested, and as long as two to three years, if contested. Generally, in judicial foreclosure, a court decrees the amount of the borrower's debt and gives it a short time to pay. If the borrower fails to pay within that time, the clerk of the court then advertises the property for sale. At some point prior to the scheduled date of foreclosure, an appraisal of the property must be made by three disinterested freeholders of the county. A copy of the appraised value must be filed with the court clerk and the property must be offered for sale at a price of not less than two-thirds of said value. The sale may not take place until the notice of sale has been published once a week for three consecutive weeks in a newspaper of general circulation in the county in which the property is located. The sheriff will conduct the sale at the courthouse and the property will be sold to the highest bidder. The borrower has until the confirmation of the sale to redeem property that has been foreclosed, provided the borrower deposits the amount of the judgment, with all costs, including poundage and interest at the rate of 8% per annum on the purchase money from the day of sale to the time of such deposit. Redemption may not be waived and redemption period may not be reduced.

NEW JERSEY

      New Jersey mortgage foreclosure requires a judicial action; the state does not permit a power of sale. Once a lender starts a foreclosure and obtains a judgment, the court sets the terms and conditions of the sale in the judgment, including the location of the sale and the amount due the lender. The sheriff of the county where the property is located actually conducts the sale. Usually, it takes place about 30 days after entry of judgment. During that time, the lender must advertise the sale at least once a week. The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions.
(These timing details vary somewhat by county,

                                      S-204

depending on the local sheriff's procedures.) For ten days after the sale, the borrower can still redeem the property by paying all amounts due. New Jersey does not have a "one action rule" or "anti-deficiency legislation." To obtain a personal judgment against the borrower or guarantor, the lender must commence a separate action - simultaneously with the foreclosure - in state court, civil division. That court will usually wait until the foreclosure has been completed to calculate the defendant's liability. In certain circumstances, the lender may have a receiver appointed.

                          CERTAIN ERISA CONSIDERATIONS

      ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. ERISA and Section 4975 of the Code also prohibit certain transactions between a Plan and Parties in Interest with respect to such
Plan. Governmental plans (as defined in Section 3(32) of ERISA) and most
non-U.S. plans as described by Section 4(b)(4) of ERISA are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS AND PROHIBITED TRANSACTIONS

      Under Section 3(42) of ERISA and the U.S. Department of Labor ("DOL")
regulation located at 29 C.F.R. Section 2510.3-101, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of
ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. If the assets of the Trust were deemed to constitute
Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the Trust. If the mortgage loans or other Trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other Trust assets.

      Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the Trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption,
"prohibited transactions"-- within the meaning of ERISA and Section 4975 of the
Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

      In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v.
Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA,
as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

      With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

                                      S-205

      o     the initial purchase, the holding, and the subsequent resale by
            Plans of certificates evidencing interests in pass-through trusts;
            and

      o     transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

      The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2007-5) set forth the following five general conditions which must be satisfied for exemptive relief:

      o     the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length
            transaction with an unrelated party;

      o     the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's, S&P or DBRS;

      o     the trustee cannot be an affiliate of any member of the Restricted
            Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, the Primary Servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of certificates, or any affiliate of any of these parties;

      o     the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor in
            consideration of the assignment of the mortgage loans to the Trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      o     the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
            Securities and Exchange Commission under the 1933 Act.

      A fiduciary of a Plan contemplating purchasing any such Class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such Classes of certificates. A fiduciary of a Plan contemplating purchasing any such Class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such Class of certificate.

      Before purchasing any such Class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

      Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

                                      S-206

      o     the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the Trust;

      o     the Plan's investment in each Class of certificates does not exceed
            25% of all of the certificates outstanding of that Class at the time of the acquisition; and

      o     immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with
"plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the Trust.

INSURANCE COMPANY GENERAL ACCOUNTS

      Based on the reasoning of the United States Supreme Court in John Hancock
Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor
issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

      Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

      Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

      Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in

                                      S-207

the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisers to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

      We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the mortgage loan sellers and to the payment of expenses in connection with the issuance of the certificates.

                                      S-208

                              PLAN OF DISTRIBUTION

      We have entered into an Underwriting Agreement with Bear, Stearns & Co.
Inc. and Morgan Stanley & Co. Incorporated. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each
Underwriter and each Underwriter has agreed severally to purchase from us, the respective aggregate Certificate Balance of each class of offered certificates presented below.

     UNDERWRITERS        CLASS A-1      CLASS A-2     CLASS A-3     CLASS A-AB
---------------------   ------------   -----------   -----------   ------------
Bear, Stearns & Co.
   Inc.                 $39,250,000    $31,575,000   $39,900,000   $38,210,000
Morgan Stanley & Co.
   Incorporated         $39,250,000    $31,575,000   $39,900,000   $38,210,000

     Total...........   $78,500,000    $63,150,000   $79,800,000   $76,420,000

     UNDERWRITERS        CLASS A-4      CLASS A-1A     CLASS A-M     CLASS A-J
---------------------   ------------   -----------   -----------   ------------
 Bear, Stearns & Co.
    Inc.                $420,840,500   $73,070,500    $88,061,000   $57,240,000
 Morgan Stanley & Co.   $420,840,500   $73,070,500    $88,061,000   $57,240,000
    Incorporated
      Total..........   $841,681,000   $146,141,000  $176,122,000   $114,480,000

      Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates.

      The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will be approximately $1,584,636,536, plus accrued interest on the certificates.

      The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

      One or more affiliates of the Underwriters have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers. Affiliates of the Underwriters, including Bear Stearns
Commercial Mortgage, Inc. and Morgan Stanley Mortgage Capital Holdings LLC,
engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers. See "Risk Factors--Conflicts of Interest May Have An Adverse Effect
On Your Certificates" in this prospectus supplement.

      In connection with the offering, the Underwriters may purchase and sell the offered certificates in the open market. These transactions may include purchases to cover short positions created by an Underwriter in connection with the offering. Short positions created by an Underwriter involve the sale by the
Underwriter of a greater number of certificates than it is required to purchase from Bear Stearns Commercial Mortgage Securities Inc. in the offering.

                                      S-209

An Underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Underwriter if the certificates are repurchased by the
Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise. We expect that affiliates of Morgan
Stanley & Co. Incorporated will purchase approximately $10,000,000 of the Class
A-4 Certificates for their own accounts.

      The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about October 25, 2007, which is the tenth (10th) business day following the date of pricing of the certificates.

      Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

      The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates will be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

      We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

      One or more of the Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

      The Depositor is an affiliate of Bear, Stearns & Co. Inc., an Underwriter, and Bear Stearns Commercial Mortgage, Inc., a mortgage loan seller.

                                  LEGAL MATTERS

      The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York and
by Latham & Watkins LLP, New York, New York. Certain legal matters with respect to the offered certificates will be passed upon for the Underwriters by Latham &
Watkins LLP, New York, New York. Certain legal matters will be passed upon for
Bear Stearns Commercial Mortgage, Inc. by Cadwalader, Wickersham & Taft LLP, New
York, New York, for Morgan Stanley Mortgage Capital Holdings LLC by Latham &
Watkins LLP, New York, New York, for Wells Fargo Bank, National Association, in
its capacity as sponsor and mortgage loan seller, by Andrews Kurth LLP, for
Wells Fargo Bank, National Association, in its capacity as master servicer, by
Sidley Austin LLP, New York, New York, for Principal Commercial Funding II, LLC,
by Dechert LLP, New York, New York, for Wells Fargo Bank, National Association,
in its capacity as paying agent, certificate registrar and authenticating agent, by Alston & Bird LLP, and for LaSalle Bank National Association, by Alston &
Bird LLP.

                                      S-210

                                     RATINGS

      It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch, S&P and DBRS.

CLASS                                    FITCH           S&P            DBRS
-------------------------------       -----------    ------------    ----------
Class A-1......................           AAA            AAA             AAA
Class A-2......................           AAA            AAA             AAA
Class A-3......................           AAA            AAA             AAA
Class A-AB.....................           AAA            AAA             AAA
Class A-4......................           AAA            AAA             AAA
Class A-1A.....................           AAA            AAA             AAA
Class A-M......................           AAA            AAA             AAA
Class A-J......................           AAA            AAA             AAA

      It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding except that a Rating Agency may stop performing ratings surveillance at any time, if, among other reasons, that
Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The Depositor has no ability to ensure that the Rating Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the Depositor. The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows, by at least 60 months, the maturity date of the ARD Loan that, as of the Cut-off Date, has the latest final maturity date. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

      The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of Principal Prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class of the offered certificates and, if so, what such rating would be. A rating assigned to any Class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such Class at the request of the Depositor.

                                      S-211

                                GLOSSARY OF TERMS

      The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

      Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the Trust may issue.

      "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note
(or notes) included in the Trust.

      "A/B Mortgage Loan" means the Easton Town Center Loan Group, PCFII A/B
Mortgage Loans, RiverCenter I&II A/B Mortgage Loan, Towne Center Promenade
Shopping Center A/B Mortgage Loan or any mortgage loan serviced under the
Pooling and Servicing Agreement that is divided into a senior mortgage note(s)
and a subordinated mortgage note, one or more of which senior mortgage note(s)
is included in the Trust. References in this prospectus supplement to an A/B
Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note.

      "Accrued Certificate Interest" means, in respect of each Class of
Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      "Additional Servicer" means each affiliate of the master servicer, the trustee, the paying agent, the Depositor, MSMCH, BSCMI, PCFII, Wells Fargo Bank, or any Underwriter that services any of the mortgage loans and each person that is not an affiliate of the master servicer, the trustee, the paying agent, the
Depositor, MSMCH, BSCMI, PCFII, Wells Fargo Bank or any Underwriter other than the special servicer, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

      "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee
Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement
(and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II and Appendix III.

      "Advance Rate" means a rate equal to the "Prime Rate" as reported in The
Wall Street Journal from time to time.

      "Advances" means Servicing Advances and P&I Advances, collectively.

      "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

      "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

                                      S-212

      "Appraisal Event" means not later than the earliest of the following:

o     the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o     the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o     the effective date of any modification to a Money Term of a mortgage loan,
      Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
      Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o     the date 30 days following the date a mortgaged property becomes an REO
      Property.

      "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

      the sum of:

o     the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
      Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan, Loan Pair or A/B Mortgage Loan;

o     to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan, Loan Pair or A/B Mortgage Loan at a per annum rate equal to the applicable mortgage rate;

o     all related unreimbursed Advances and interest on such Advances at the
      Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
      Mortgage Loan that have since been reimbursed to the advancing party by the Trust out of principal collections but not by the related mortgagor;
      and

o     to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow
      Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

      over

o     90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
      (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate); provided that, if a mortgage loan is secured by more than one mortgaged property, and one or more of the related mortgaged properties has been defeased, any defeasance collateral will not be included for purposes of determining the value of the mortgaged property or REO Property that secures the related mortgage loan.

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in

                                      S-213

respect of such A/B Mortgage Loan taken as a whole and any such Appraisal
Reduction will be allocated first to the related B Note and then allocated to the related A Note. In the case of any Non-Serviced Mortgage Loan, any Appraisal
Reduction will be calculated in accordance with the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement. In the case of the Easton Town
Center Pari Passu Loan, any Appraisal Reduction will be calculated in respect of the Easton Town Center Loan Group taken as a whole and any such Appraisal
Reduction will be allocated first to the Easton Town Center C Note, second to the Easton Town Center B Note and third to the Easton Town Center Pari Passu
Loan and the Easton Town Center Companion Loan, pro rata based on their respective principal balances. Notwithstanding the above, for purposes of an
Appraisal Reduction, if a mortgage loan is secured by more than one mortgaged property, the Scheduled Principal Balance of that mortgage loan shall not include any amounts relating to a mortgaged property that has been defeased.

      "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

      "Assumed Scheduled Payment" means an amount deemed due in respect of:

o     any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
      maturity date; or

o     any mortgage loan as to which the related mortgaged property has become an
      REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the Trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

      "Available Distribution Amount" means in general, for any Distribution
Date:

      (1)   all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any
            REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

            o     Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

            o     Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

            o     amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary
                  Servicer, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances or as Excess
                  Servicing Fees);

            o     amounts deposited in the Certificate Account in error;

            o     if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve
                  Amounts of one day's interest with respect to the Interest
                  Reserve Loans to be deposited into the Interest Reserve
                  Account;

                                      S-214

            o     in the case of the REO Property related to an A/B Mortgage
                  Loan or Loan Pair, all amounts received with respect to such
                  A/B Mortgage Loan or Loan Pair, as applicable, that are
                  required to be paid to the holder of the related B Note or
                  Serviced Companion Mortgage Loan pursuant to the terms of the related B Note or Serviced Companion Mortgage Loan and the related intercreditor agreement; and

            o     any portion of such amounts payable to the holders of any
                  Serviced Companion Mortgage Loan or B Note;

      (2)   to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payment paid with respect to such
            Distribution Date on the mortgage loans; and

      (3)   if such Distribution Date occurs during March of any year or on the final Distribution Date, the aggregate of the Interest Reserve
            Amounts then on deposit in the Interest Reserve Account with respect to the mortgage loans.

      "B Note" means, with respect to any A/B Mortgage Loan, any related subordinated Mortgage Note not included in the Trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement, including, collectively, the Easton Town Center B Note and the Easton Town Center C Note.

      "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the outstanding principal balance as of the Cut-Off Date of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment
Dates, as the case may be, unless previously prepaid.

      "Balloon LTV" - See "Balloon LTV Ratio."

      "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. With respect to one (1) mortgage loan (Mortgage Loan No. 61), representing 0.6% of the Initial Pool Balance (and representing 0.7% of the
Initial Loan Group 1 Balance), which is currently scheduled to be an interest only loan for its entire term, the Balloon LTV Ratio information assumes that the related borrower does not elect to make principal payments commencing with the payment date in August 2012 and that mortgage loan remains an interest only loan for its entire term.

      "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

      "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

      "Base Interest Fraction" means, with respect to any Principal Prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any Class of certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that Class of certificates, and (ii) the Discount
Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the Principal Prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that Principal Prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base
Interest Fraction be greater than one. If the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the
Discount Rate referred to above is greater than or equal to the mortgage rate on

                                      S-215

the related mortgage loan, but is less than the Pass-Through Rate on that Class of certificates, then the Base Interest Fraction shall be equal to 1.0.

      "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

      "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI or an affiliate of BSCMI.

      "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

      "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the Trust.

      "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

      "Certificate Group 1 Principal Distribution Amount" means, for any
Distribution Date, an amount equal to the lesser of (A) the sum of (i) the portion of the Principal Distribution Amount for such Distribution Date attributable to Loan Group 1, and (ii) on or after the Distribution Date on which the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Principal Distribution Amount attributable to Loan Group 2 (net of any portion thereof that is distributable on that
Distribution Date to the holders of the Class A-1A Certificates), and (B) the
Aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-AB
and Class A-4 Certificates outstanding immediately before such Distribution
Date.

      "Certificate Owner" means an entity acquiring an interest in an offered certificate.

      "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

      "Class A Senior Certificates" means the Class A-1 Certificates, the Class
A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates, the
Class A-4 Certificates and the Class A-1A Certificates.

      "Class X Certificates" means the Class X-1 Certificates and the Class X-2
Certificates.

      "Clearstream Bank" means Clearstream Bank, societe anonyme.

      "Closing Date" means on or about October 25, 2007.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

      "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans other than Specially
Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal
Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii)
the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note, Non-Serviced

                                      S-216

Companion Mortgage Loan or Serviced Companion Mortgage Loan) during the same
Collection Period, and (B) the aggregate of the portion of the aggregate Master
Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date.

      "Compensating Interest Payment" means any payment of Compensating
Interest.

      "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or
Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in
Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such
Condemnation Proceeds will be distributable to the Certificateholders.

      "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

      "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

      "Controlling Class" means the most subordinate Class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate Class of
Subordinate Certificates.

       "CPR" - See "Constant Prepayment Rate" above.

      "Cut-off Date" means October 1, 2007. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), Scheduled Payments due in October 2007 with respect to mortgage loans not having Due Dates on the first of each month have been deemed received on October 1, 2007, not the actual day which such Scheduled Payments were due.

      "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

      "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

      "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

                                      S-217

      "DBRS" means Dominion Bond Rating Service, Inc.

      "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan, whether or not the mortgage loan has an interest-only period that has not expired as of the Cut-Off Date. See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO Period"
means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as DSCR except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. With respect to one (1) mortgage loan (Mortgage Loan No.
61), representing 0.6% of the Initial Pool Balance (and representing 0.7% of the
Initial Loan Group 1 Balance), which is currently scheduled to be an interest only loan for its entire term, the Debt Service Coverage Ratio Post IO Period information assumes that the related borrower does not elect to make principal payments commencing with the payment date in August 2012 and that mortgage loan remains an interest only loan for its entire term.

      "Depositor" means Bear Stearns Commercial Mortgage Securities Inc.

      "Determination Date" means the 7th day of each month, or, if such day is not a business day, the next succeeding business day.

      "Discount Rate" means, for the purposes of the distribution of Prepayment
Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

      "Distributable Certificate Interest Amount" means, in respect of any Class of certificates for any Distribution Date, the sum of:

o     Accrued Certificate Interest in respect of such Class or Classes of certificates for such Distribution Date, reduced (to not less than zero)
      by:

            o     any Net Aggregate Prepayment Interest Shortfalls allocated to such Class or Classes for such Distribution Date; and

            o     Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the
                  Distributable Certificate Interest Amount payable in respect of such Class or Classes in accordance with the terms of the
                  Pooling and Servicing Agreement; plus

o     the portion of the Distributable Certificate Interest Amount for such
      Class or Classes remaining unpaid as of the close of business on the preceding Distribution Date; plus

o     if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
      Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate
      Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the
      Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

                                      S-218

      "Distribution Account "means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

      "Distribution Date" means the 4th business day after the related
Determination Date.

      "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

      "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

      "DSCR" - See "Debt Service Coverage Ratio."

      "DTC" means The Depository Trust Company.

      "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

      "Easton Town Center A Note" means, collectively, the Easton Town Center
Pari Passu Loan and the Easton Town Center Companion Loan.

      "Easton Town Center A/B/C Note Intercreditor Agreement" means the intercreditor agreement between the initial holder of the Easton Town Center A
Note, the initial holder of the Easton Town Center B Note and the initial holder of the Easton Town Center C Note.

      "Easton Town Center B Note" means, with respect to the Easton Town Center
Loan Group, the senior promissory note constituting a portion of the related B
Note.

      "Easton Town Center C Note" means, with respect to the Easton Town Center
Loan Group, the junior promissory note constituting a portion of the related B
Note.

      "Easton Town Center Companion Loan" means the loan that is secured by the
Easton Town Center Mortgage on a pari passu basis with the Easton Town Center
Pari Passu Loan.

      "Easton Town Center Junior Notes" means, collectively, the Easton Town
Center B Note and the Easton Town Center C Note.

      "Easton Town Center Loan Group" means, collectively, the Easton Town
Center Pari Passu Loan, the Easton Town Center Companion Loan, the Easton Town
Center B Note and the Easton Town Center C Note.

      "Easton Town Center Mortgage" means the mortgage securing the Easton Town
Center Pari Passu Loan, the Easton Town Center Companion Loan, the Easton Town
Center B Note and the Easton Town Center C Note.

      "Easton Town Center Pari Passu Loan" means Mortgage Loan No. 1, which is secured on a pari passu basis with the Easton Town Center Companion Loan pursuant to the Easton Town Center Mortgage.

       "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company (A)
whose commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "A-1" by S&P, "F-1" by Fitch, and
"R-1(middle)" by DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or Moody's), in the case of accounts in which funds are to be held for 30 days or less or (B) whose long-term unsecured debt obligations are rated at least "AA-" by S&P (or "A-" if the short-term unsecured debt obligations are rated at least "A-1" by S&P), at least "AA-" by Fitch (or "A-" by Fitch so long as the short-term deposit unsecured debt obligations are rated not less than "F-1" by Fitch), and at least
"A(high)" by DBRS (or if not rated by DBRS, an equivalent rating (such as those listed above for Fitch and S&P)

                                      S-219

by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or Moody's)), if the deposits are to be held in the account more than 30 days, or (ii) a segregated trust account or accounts maintained in the trust department of the trustee or the paying agent or other financial institution having a combined capital and surplus of at least
$50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or (iii)
an account or accounts of a depository institution acceptable to each Rating
Agency, as evidenced by confirmation that the use of any such account as the
Certificate Account or the Distribution Account will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, National Association, each a wholly-owned subsidiary of
Wells Fargo & Co., provided that such subsidiary's or its parent's (A)
commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "A-1" in the case of S&P, "F-1" in the case of Fitch and
"R-1(middle)" in the case of DBRS (or, if not rated by DBRS, an equivalent rating (such as those listed above for Fitch and S&P) by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or
Moody's)), if the deposits are to be held in the account for 30 days or less, or
(B) long-term unsecured debt obligations are rated at least "AA-" (or "A-" if the short-term unsecured debt obligations are rated at least "A-1") in the case of S&P, at least "A+" in the case of Fitch, and at least "AA(low)" in the case of DBRS (or, if not rated by DBRS, an equivalent rating (such as those listed above for Fitch and S&P) by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or Moody's)), if the deposits are to be held in the account for more than 30 days.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

      "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

      "Event of Default" means, with respect to the master servicer under the
Pooling and Servicing Agreement, any one of the following events:

o     any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o     any failure by the master servicer to make a required deposit to the
      Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o     any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
      Agreement (other than with respect to the duties described under
      "Description of the Offered Certificates - Evidence as to Compliance" in
      this prospectus supplement or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Securities Exchange
      Act of 1934, which the failure to perform may be an Event of Default in accordance with the last paragraph of this definition of Event of
      Default), which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure;
      provided, further that such cure period may not exceed 90 days;

o     any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

                                      S-220

o     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o     the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o     the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o     the master servicer is removed from S&P's Select Servicer List as a U.S.
      Commercial Mortgage Master Servicer and is not reinstated within 60 days;

o     the trustee shall receive notice from Fitch or DBRS to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by
      Fitch or DBRS, as applicable, to any Class of certificates; or

o     the master servicer has been downgraded to a servicer rating level below
      CMS3, or its then equivalent, by Fitch.

      Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered Certificates
-- Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with
Regulation AB and the Securities Exchange Act of 1934 or the failure of the
Master Servicer to terminate certain of those parties for such failures, will constitute an event of default that entitles the Depositor or another party to terminate that defaulting party. In some circumstances, such an event of default may be waived by the Depositor in its sole discretion.

      "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

      "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

      "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note or, in the case of an REO Property related to a Loan Pair, a prepayment in full had been made with respect to both the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan) on
the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan. In the case of a Serviced Pari Passu Mortgage Loan, Excess
Liquidation Proceeds means only the pro rata share of such proceeds that are allocable to the Trust.

      "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

                                      S-221

      "Excess Servicing Fee Rate" means an amount per annum which is payable each month with respect to certain mortgage loans in connection with the Excess
Servicing Fee. The Excess Servicing Fee Rate will range, on a loan-by-loan basis, from 0.00% per annum to 0.08% per annum.

      "Exemptions" means the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the DOL to the Underwriters, as amended.

      "Expense Losses" means, among other things:

      o     any interest paid to the master servicer, special servicer or the trustee in respect of unreimbursed Advances on the mortgage loans;

      o     all Special Servicer Compensation payable to the special servicer from amounts that are part of the Trust;

      o     other expenses of the Trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the Trust, the costs and expenses of any tax audits with respect to the Trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the Trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the
            Trust; and

      o     any other expense of the Trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

      "Financial Market Publishers" means TREPP, LLC, Bloomberg L.P. and Intex
Solutions, Inc., or any successor entities thereof.

      "Fitch" means Fitch, Inc.

      "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company
General Accounts.

      "Hampton Square Apartments A/B Mortgage Loan" means the Hampton Square
Apartments Mortgage Loan and the Hampton Square Apartments B Note.

      "Hampton Square Apartments B Note" means, with respect to the Hampton
Square Apartments Mortgage Loan, the related B Note.

      "Hampton Square Apartments Mortgage Loan" means Mortgage Loan No. 17.

      "Initial Loan Group 1 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $1,615,081,426.

      "Initial Loan Group 2 Balance "means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $146,141,102.

      "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,761,222,528.

      "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

                                      S-222

      "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage
Loan or B Note, other than amounts required to be paid to the related borrower pursuant to law. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance
Proceeds, and with respect to the mortgaged property or properties securing any
Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance
Proceeds will be distributable to the Certificateholders.

      "Interest Accrual Period" means, for each class of REMIC III Regular
Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

      "Interest Only Certificates" means the Class X Certificates.

      "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

      "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

      "Interest Reserve Loan" - See "Non-30/360 Loan" below.

       "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the Trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses). For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of an A Note by the holder of the related B Note only to the extent set forth in the related intercreditor agreement.

      "Liquidation Proceeds" means proceeds from the sale or liquidation
(provided that for the purposes of calculating Liquidation Fees, Liquidation
Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, Serviced Companion Mortgage
Loan or B Note or related REO Property, net of liquidation expenses. With respect to the mortgaged property or properties securing any Non-Serviced
Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or
A/B Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders.

      "Loan Group" means Loan Group 1 or Loan Group 2, as applicable.

      "Loan Group 1" means that distinct loan group consisting of all of the mortgage loans other than twelve (12) mortgage loans that are secured by multifamily properties, two (2) mortgage loans that are secured by mixed use properties and twelve (12) mortgage loans that are secured by manufactured housing community properties and is comprised of one hundred eighty-three (183)
mortgage loans having the Initial Loan Group 1 Balance and representing approximately 91.7% of the Initial Pool Balance.

      "Loan Group 2 "means that distinct loan group consisting of twelve (12)
mortgage loans that are secured by multifamily properties, two (2) mortgage loans that are secured by mixed use properties and twelve (12) mortgage loans that are secured by manufactured housing community properties, having the
Initial Loan Group 2 Balance and representing approximately 8.3% of the Initial
Pool Balance and approximately 100.0% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties and approximately 76.1% of the principal balance of all the mortgage loans secured by mixed use properties with a multifamily component.

      "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

                                      S-223

      "Lock-out Period" means the period during which voluntary Principal
Prepayments are prohibited.

      "MAI" means Member of the Appraisal Institute.

      "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

      "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans and any Serviced Companion Mortgage Loan.

      "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than, in certain cases, the Non-Serviced
Mortgage Loans), any Serviced Companion Mortgage Loan and any B Note in
connection with the Master Servicing Fee as set forth in the Pooling and
Servicing Agreement. The Master Servicing Fee Rate for Wells Fargo Bank,
National Association will range, on a loan-by-loan basis, from 0.01% per annum to 0.02% per annum.

      "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

      "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

      "Money Term" means, with respect to any mortgage loan, Serviced Companion
Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge
(but does not include late fee or default interest provisions).

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage File" means the following documents, among others:

      o     the original mortgage note (or lost note affidavit), endorsed
            (without recourse) in blank or to the order of the trustee;

      o     the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

      o     the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon
            (unless such document(s) have not been returned by the applicable recorder's office);

      o     an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

      o     an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

      o     an original or copy of the related lender's title insurance policy
            (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

                                      S-224

      o     when relevant, the related ground lease or a copy of it.

      "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective mortgage loan seller, as the case may be.

      "Mortgage Pool" means the two hundred nine (209) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately
$1,761,222,528, which may vary on the Closing Date by up to 5%.

      "MSMCH" means Morgan Stanley Mortgage Capital Holdings LLC, successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.

      "MSMCH Loans" means the mortgage loans that were originated or purchased by MSMCH.

      "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest
Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

      "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC III Regular
Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360
Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each
Non-30/360 Loan:

o     the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year)
      and February of each year will be adjusted to take into account the applicable one day's interest included in the Interest Reserve Amount; and

o     the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (or January or February if the related Distribution Date is the final Distribution Date) will be adjusted to take into account the related withdrawal from the Interest
      Reserve Account for the preceding January, if applicable, and February.

      "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the
"NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income
(and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the Trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

      "Non-Serviced Companion Mortgage Loan" means a loan not included in the
Trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan. There are no Non-Serviced Companion Mortgage Loans
related to the Trust.

                                      S-225

      "Non-Serviced Mortgage Loan" means a mortgage loan included in the Trust but serviced under another agreement. There are no Non-Serviced Mortgage Loans related to the Trust.

      "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan. There are no Non-Serviced
Mortgage Loan B Notes related to the Trust.

      "Non-Serviced Mortgage Loan Group" means a loan group comprised of
Non-Serviced Mortgage Loans, Non-Serviced Companion Mortgage Loans, and/or
Non-Serviced Mortgage Loan B Notes. There are no Non-Serviced Mortgage Loan
Groups related to the Trust.

      "Non-Serviced Mortgage Loan Master Servicer" means the applicable "master servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement. There are no Non-Serviced Mortgage Loan Master Servicers related to the Trust.

      "Non-Serviced Mortgage Loan Mortgage" means the mortgage securing a
Non-Serviced Mortgage Loan. There are no Non-Serviced Mortgage Loan Mortgages
related to the Trust.

      "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means a pooling and servicing agreement under which a Non-Serviced Mortgage Loan is serviced. There are no Non-Serviced Mortgage Loan Pooling and Servicing
Agreements related to the Trust.

      "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement. There are no Non-Serviced Mortgaged Loan Special Servicers
related to the Trust.

      "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. There
are no Non-Serviced Mortgage Loan Trustees related to the Trust.

      "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve
30-day months.

      "Notional Amount" means the notional principal amount of the Class X-1 or
Class X-2 Certificates as described under "Description of the Offered
Certificates--Certificate Balances" in this prospectus supplement.

      "OID" means original issue discount.

      "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan, a holder of the related B Note, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder or controlling holder, as defined in the related Intercreditor Agreement). The initial Operating Adviser will be Centerline REIT Inc., an affiliate of the special servicer.

      "Option" means the option to purchase from the Trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans," in this prospectus supplement.

      "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any Balloon
Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

                                      S-226

      "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan. There are no Pari Passu Loan
Servicing Fees related to the Trust.

      "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement. There are no Pari
Passu Loan Servicing Fee Rates related to the Trust.

      "Participants" means DTC's participating organizations.

      "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section
4975 of the Code).

      "Pass-Through Rate" means the rate per annum at which any Class of certificates (other than the Residual Certificates) accrues interest.

      "PCFII" means Principal Commercial Funding II, LLC.

      "PCFII A/B Mortgage Loans" means each of The Cove Apartments A/B Mortgage
Loan and Hampton Square Apartments A/B Mortgage Loan.

      "PCFII B Notes" means each of The Cove Apartments B Note and the Hampton
Square Apartments B Note.

      "PCFII Change of Control Event" means, with respect to each PCFII A/B
Mortgage Loan, as of any date of determination if (a) (i) the initial unpaid principal balance of the related PCFII B Note minus (ii) the sum of (x) any
Scheduled Payments or prepayments of principal allocated to, and received on, such PCFII B Note, (y) any Appraisal Reduction amount in effect as of such date of determination and allocable to such PCFII B Note and (z) any realized losses allocated to such PCFII B Note is less than (b) 25% of the difference between
(x) the initial unpaid principal balance of such PCFII B Note and (y) any
Scheduled Payments or prepayments of principal allocated to, and received on, such PCFII B Note.

      "PCFII Intercreditor Agreement" means each of the intercreditor agreements, between the initial holder of the applicable PCFII Mortgage Loan and the initial holder of the related PCFII B Note.

      "PCFII Loans" means the mortgage loans that were originated for PCFII by its affiliates.

      "PCFII Mortgage Loans" means each of The Cove Apartments Mortgage Loan and the Hampton Square Apartments Mortgage Loan.

      "Penetration" means, with respect to a hotel mortgaged property, the ratio between the hotel's operating results and the corresponding data for the market.
If the penetration factor is greater than 100%, then the hotel is performing at a level above the competitive market; conversely, if the penetration is less than 100%, the hotel is performing at a level below the competitive market.

      "Percentage Interest" will equal, as evidenced by any certificate in the
Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate Certificate
Balance or Notional Amount, as the case may be, of such Class.

      "Percent Leased" means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality properties, average units so occupied over a specified period, as of a specified date (identified on Appendix II to this prospectus supplement as the
"Percent Leased as of Date"), as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property. Such percentage includes tenants

                                      S-227

which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.

      "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related mortgage loan seller or receipt by the related mortgage loan seller of notice of such Material
Document Defect or Material Breach, as the case may be. However, if such
Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such
Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure
Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced
Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was
identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

      "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

      "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

      "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of October 1, 2007, between Bear Stearns Commercial Mortgage
Securities Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Centerline Servicing Inc., as special servicer, LaSalle Bank National
Association, as trustee and custodian and Wells Fargo Bank, National
Association, as paying agent, certificate registrar and authenticating agent.

      "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if
the related mortgage loan is a Specially Serviced Mortgage Loan, net of the
Special Servicing Fee.

      "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal
Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary
Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan) and the Trustee Fee that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o     the aggregate amount of interest that would have accrued at the Net
      Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal
      Balance of such mortgage loan if the mortgage loan had paid on its Due
      Date and such Principal Prepayment or Balloon Payment had not been made, over

                                      S-228

o     the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the
      Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee,
      if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee).

      "Prepayment Premium" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion Mortgage
Loan or B Note.

      "Primary Servicer" means Principal Global Investors, LLC.

      "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

      "Primary Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee. The primary servicing fee rate for Principal Global Investors, LLC is 0.01% per annum. The primary servicing fee rate (including the rate at which any subservicing fees accrue) for Wells Fargo Bank, National Association will range, on a loan-by-loan basis, from 0.01% per annum to 0.08% per annum.

      "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O and Class P Certificates.

      "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

o     the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o     all payments (including Principal Prepayments and the principal portion of
      Balloon Payments (but not in respect of any Serviced Companion Mortgage
      Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds),
      Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases)
      that were received on or in respect of the mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

      The following amounts shall generally reduce the Principal Distribution
Amount (and, in each case, will be allocated first to reduce the Principal
Distribution Amount attributable to the Loan Group to which the applicable mortgage loan relates, and then to reduce the Principal Distribution Amount attributable to the other Loan Group) to the extent applicable:

o     if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the Mortgage Pool during the Collection Period for the related
      Distribution Date, and the Principal Distribution Amount will be reduced
      (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections during that
      Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal
      Distribution Amount (and will be allocated first to increase the Principal
      Distribution Amount attributable to such other Loan Group, and then to increase the Principal Distribution Amount attributable to the Loan Group

                                      S-229

      to which the applicable mortgage loan relates) for the distribution date following the Collection Period in which the subsequent recovery occurs);
      and

o     if any Advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that Advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the Mortgage Pool during the
      Collection Period for the related Distribution Date (prior to reimbursement from other collections) and the Principal Distribution
      Amount will be reduced (to not less than zero) by any of those Advances
      (and advance interest thereon) that are reimbursed from such principal collections on the Mortgage Pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount (and will be allocated first to increase the Principal Distribution Amount attributable to such other Loan Group, and then to increase the Principal Distribution
      Amount attributable to the Loan Group to which the applicable mortgage loan relates) for the distribution date following the Collection Period in which the subsequent recovery occurs).

      So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-4 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will effectively be calculated in the aggregate for both Loan Groups.

      "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

      "PTCE" means a DOL Prohibited Transaction Class Exemption.

      "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property
(including any unreimbursed Servicing Advances, advance interest related to such mortgage loan and any related B Note or Serviced Companion Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing
Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, the Depositor or the trustee in respect of the
Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

      "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

      "Rated Final Distribution Date" as to each Class of certificates, means the Distribution Date in September 2042, which is the first Distribution Date that follows, by at least 60 months, the maturity date of the ARD Loan that, as of the Cut-off Date, has the latest final maturity date.

      "Rating Agencies" means Fitch, S&P and DBRS.

      "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any

                                      S-230

modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o     the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o     the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
      Losses.

      If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of Advances determined to be nonrecoverable (and interest on such
Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related Distribution Date, will generally create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the
Mortgage Pool and the total principal balance of the principal balance certificates on the succeeding Distribution Date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the Distribution Date for that Collection Period.

      "Record Date" means, with respect to each Class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

      "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the Trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

      "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

      "REMIC III Regular Certificates " means the Senior Certificates and the
Subordinate Certificates.

      "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing
Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable
Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan Mortgage), the
REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan

                                      S-231

Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

      "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

      "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

      "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

      "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

      "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

      "RiverCenter I&II A/B Mortgage Loan" means the RiverCenter I&II Mortgage
Loan and the RiverCenter I&II B Note.

      "RiverCenter I&II B Note" means, with respect to the RiverCenter I&II
Mortgage Loan, the related B Note.

      "RiverCenter I&II Intercreditor Agreement" means the intercreditor agreement between the initial holder of the RiverCenter I&II Mortgage Loan and the initial holder of the RiverCenter I&II B Note.

      "RiverCenter I&II Mortgage Loan" means Mortgage Loan No. 4.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "Scheduled Payment" means, in general, for any mortgage loan, Serviced
Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

      "Scheduled Principal Balance" means, in respect of any mortgage loan,
Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o     any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

o     the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

      "Senior Certificates" means the Class A Senior Certificates and the Class
X Certificates.

      "Serviced Companion Mortgage Loan" means a loan not included in the Trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. The Easton
Town Center Companion Loan is a Serviced Companion Mortgage Loan.

                                      S-232

      "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the
Trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the Trust. The Easton Town Center Pari Passu Loan is a
Serviced Pari Passu Mortgage Loan.

      "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

      "Servicing Function Participant" means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of
Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

      "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note, the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o     with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o     with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any Serviced Companion
      Mortgage Loan and any B Note or, if a mortgage loan, any Serviced
      Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note or a Loan
      Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note or the
      Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net Mortgage Rate, in the case of the mortgage loans (other than any A Note or Serviced Pari Passu Mortgage
      Loan), or (ii) the weighted average of the mortgage rates on the related A
      Note and B Note, in the case of any A/B Mortgage Loan, and on the Serviced
      Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

      o     any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

      o     the ownership of any certificate or any interest in any Serviced
            Companion Mortgage Loan, any Non-Serviced Companion Mortgage Loan,
            any B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

      o     the master servicer's obligation to make Advances;

                                      S-233

      o     the right of the master servicer (or any of their affiliates) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

      o     any obligation of the master servicer (or any of its affiliates) to repurchase any mortgage loan from the Trust.

      "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage Loan), a
Serviced Companion Mortgage Loan or a B Note to become a Specially Serviced
Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note;
provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if a Servicing Transfer Event occurs with respect to a
Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

      "Specially Serviced Mortgage Loan" means the following:

o     any mortgage loan (other than an A/B Mortgage Loan), Serviced Companion
      Mortgage Loan or B Note as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the Certificateholders or the holder of the related B Note or Serviced
      Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the

                                      S-234

      Certificateholders or the holder of the related B Note or Serviced
      Companion Mortgage Loan (as the case may be).

      "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee, the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

      "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o     any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
      Agreement;

o     any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
      Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o     any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing
      Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the
      Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o     any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the
      Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o     the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o     the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o     the trustee shall have received notice from Fitch or DBRS, as applicable, that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch or DBRS, as applicable, to any Class of certificates;

                                      S-235

o     the special servicer has been downgraded to a servicer rating level below
      CSS3, or its then equivalent, by Fitch;

o     the special servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer and is not reinstated within
      60 days; or

o     under certain circumstances, if the special servicer, or any primary servicer or sub-servicer appointed by the special servicer after the
      Closing Date, shall fail to deliver the items required to be delivered by such servicer to enable the Depositor to comply with the Trust's reporting obligations under the Securities Exchange Act of 1934, as amended, and the
      Trust's disclosure obligations under Regulation AB by the time provided for in the Pooling and Servicing Agreement.

      "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

      "Structuring Assumptions" means the following assumptions:

o     the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o     the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement;

o     the Closing Date for the sale of the certificates is October 25, 2007;

o     distributions on the certificates are made on the 11th day of each month, commencing in November 2007;

o     there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o     Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o     the Trust does not experience any Expense Losses;

o     no Principal Prepayment on any mortgage loan is made during its Lock-out
      Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance
      Charge or a defeasance requirement, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o     no Prepayment Interest Shortfalls occur;

o     no mortgage loan exercises its partial release option;

o     no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any nonrecoverable Advances, unreimbursed
      Advances outstanding as of the date of modification of any mortgage loan and any related interest on those Advances;

o     no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the Trust occurs;

o     each ARD Loan pays in full on its Anticipated Repayment Date;

o     any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance; and

                                      S-236

o     in the case of Mortgage Loan No. 61, Edgemar Center, the related borrower does not elect to make principal payments commencing with the payment date in August 2012 and that mortgage loan remains an interest only loan for its entire term.

      "Subordinate Certificates" means the Class A-M, Class A-J, Class B, Class
C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class O and Class P Certificates.

      "The Cove Apartments A/B Mortgage Loan" means the Cove Apartments Mortgage
Loan and the Cove Apartments B Note.

      "The Cove Apartments B Note" means, with respect to the Cove Apartments
Mortgage Loan, the related B Note.

      "The Cove Apartments Mortgage Loan" means Mortgage Loan No. 8.

      "Towne Center Promenade Shopping Center A/B Mortgage Loan" means the Towne
Center Promenade Shopping Center Mortgage Loan and the Towne Center Promenade
Shopping Center B Note.

      "Towne Center Promenade Shopping Center B Note" means, with respect to the
Towne Center Promenade Shopping Center Mortgage Loan, the related B Note.

      "Towne Center Promenade Shopping Center Intercreditor Agreement" means the intercreditor agreement between the initial holder of the Towne Center Promenade
Shopping Center Mortgage Loan and the Towne Center Promenade Shopping Center B
Note.

      "Towne Center Promenade Shopping Center Mortgage Loan" means Mortgage Loan
No. 35.

      "Treasury Rate" unless a different term methodology or source is otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant Principal Prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

      "Trust" means Bear Stearns Commercial Mortgage Securities Trust
2007-TOP28.

      "Trustee Fee" means a monthly fee in an amount equal to, in any month, the product of the portion of a rate equal to 0.0014% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan, which fee is to be paid from the Distribution
Account to the trustee and the paying agent as compensation for the performance of their duties.

      "UCF" - See "Underwritable Cash Flow."

      "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

      "Underwriters" means Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated.

                                      S-237

      "Underwriting Agreement" means that agreement, dated as of the date of this prospectus supplement, entered into by the Depositor and the Underwriters.

      "Unpaid Interest" means, on any Distribution Date with respect to any
Class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date.

      "WAC" - See "Weighted Average Net Mortgage Rate."

      "Weighted Average Net Mortgage Rate" or "WAC" means, for any Distribution
Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances, as of the close of business on the preceding Distribution Date.

      "Wells Fargo" means Wells Fargo Bank, National Association.

      "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any
Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

      "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments. The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain Characteristics of the Mortgage Loans" and "Appendix III - Certain Characteristics of the Mortgage
Loans in Loan Group 2."

                                      S-238

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
LOAN SELLER                                            MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Holdings LLC                 52               724,874,655              41.2        6.051
Bear Stearns Commercial Mortgage, Inc.                       60               573,095,548              32.5        5.763
Wells Fargo Bank, National Association                       64               234,942,540              13.3        6.377
Principal Commercial Funding II, LLC                         33               228,309,785              13.0        6.211
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      209            $1,761,222,528             100.0%       6.022%
=========================================================================================================================

----------------------------------------------------------------------------------------------------------------------------
                                                         WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                          AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                        REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
LOAN SELLER                                            TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Holdings LLC              109            1.56           1.47            57.6          53.4
Bear Stearns Commercial Mortgage, Inc.                    115            1.74           1.61            58.0          54.4
Wells Fargo Bank, National Association                    106            1.51           1.41            63.3          57.2
Principal Commercial Funding II, LLC                      117            1.45           1.39            63.7          59.4
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112           1.60X          1.50X            59.3%         55.0%
============================================================================================================================

CUT-OFF DATE BALANCES

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
CUT-OFF DATE BALANCE ($)                               MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                                                5                  4,726,138               0.3        6.571
1,000,001 - 2,000,000                                        31                50,193,875               2.8        6.195
2,000,001 - 3,000,000                                        42               104,767,805               5.9        6.095
3,000,001 - 4,000,000                                        31               103,979,400               5.9        6.149
4,000,001 - 5,000,000                                        27               123,009,071               7.0        5.948
5,000,001 - 6,000,000                                        12                66,208,795               3.8        6.030
6,000,001 - 7,000,000                                        9                 58,785,784               3.3        6.118
7,000,001 - 8,000,000                                        3                 23,078,218               1.3        6.471
8,000,001 - 9,000,000                                        3                 24,784,041               1.4        5.817
9,000,001 - 10,000,000                                       2                 19,600,000               1.1        6.089
10,000,001 - 15,000,000                                      15               184,757,639              10.5        5.977
15,000,001 - 20,000,000                                      15               260,542,410              14.8        6.054
20,000,001 - 25,000,000                                      3                 67,650,000               3.8        5.871
25,000,001 - 50,000,000                                      7                219,139,354              12.4        6.017
50,000,001  <=                                               4                450,000,000              25.6        5.966
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      209            $1,761,222,528             100.0%       6.022%
=========================================================================================================================

----------------------------------------------------------------------------------------------------------------------------
                                                         WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                          AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                        REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
CUT-OFF DATE BALANCE ($)                               TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                                                 115         1.70           1.70            52.5          44.4
1,000,001 - 2,000,000                                         115         1.52           1.47            61.4          56.3
2,000,001 - 3,000,000                                         117         1.74           1.65            58.1          53.2
3,000,001 - 4,000,000                                         109         1.48           1.44            63.5          58.0
4,000,001 - 5,000,000                                         111         1.52           1.47            64.5          60.3
5,000,001 - 6,000,000                                         110         1.63           1.52            61.7          56.5
6,000,001 - 7,000,000                                         109         1.49           1.39            66.6          60.9
7,000,001 - 8,000,000                                         119         1.45           1.40            66.1          60.9
8,000,001 - 9,000,000                                         117         1.61           1.52            55.4          51.2
9,000,001 - 10,000,000                                         89         1.86           1.77            62.6          61.8
10,000,001 - 15,000,000                                       110         1.65           1.62            58.0          51.8
15,000,001 - 20,000,000                                       111         1.59           1.46            59.5          55.0
20,000,001 - 25,000,000                                       118         1.63           1.48            58.7          55.5
25,000,001 - 50,000,000                                       109         1.39           1.39            65.2          62.9
50,000,001  <=                                                114         1.70           1.52            53.0          49.3
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        112         1.60X          1.50X           59.3%         55.0%
============================================================================================================================

Minimum: $735,000
Maximum: $170,000,000
Average: $8,426,902

                                      I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                          NUMBER OF          CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
STATE                                                MORTGAGED PROPERTIES      BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

California - Southern                                        29               191,873,224              10.9        5.948
California - Northern                                        15                78,767,359               4.5        6.029
Ohio                                                         4                191,786,218              10.9        6.100
New Jersey                                                   12               177,752,995              10.1        5.967
New York                                                     9                118,299,098               6.7        6.045
Texas                                                        24               111,080,274               6.3        6.047
West Virginia                                                1                100,000,000               5.7        5.555
Florida                                                      24                93,387,355               5.3        6.332
Arizona                                                      7                 70,943,012               4.0        5.922
Kentucky                                                     2                 57,295,457               3.3        6.562
Illinois                                                     7                 55,780,000               3.2        6.249
Missouri                                                     7                 49,202,224               2.8        5.633
Maine                                                        1                 44,800,000               2.5        5.912
Georgia                                                      7                 44,794,375               2.5        6.643
District of Columbia                                         2                 39,200,000               2.2        6.384
Virginia                                                     3                 38,220,440               2.2        5.951
Washington                                                   5                 36,444,355               2.1        5.808
Tennessee                                                    5                 34,463,769               2.0        5.908
Indiana                                                      2                 29,713,850               1.7        5.683
Minnesota                                                    7                 28,125,877               1.6        6.173
Michigan                                                     5                 23,616,245               1.3        6.159
Massachusetts                                                5                 17,913,000               1.0        5.656
North Carolina                                               3                 15,483,000               0.9        6.025
Maryland                                                     2                 14,134,041               0.8        5.693
Nevada                                                       3                 13,615,000               0.8        6.163
Colorado                                                     3                 11,185,408               0.6        6.196
Idaho                                                        1                 10,592,147               0.6        5.630
Connecticut                                                  1                 10,000,000               0.6        5.781
Pennsylvania                                                 2                  7,996,277               0.5        5.696
Oregon                                                       3                  7,573,319               0.4        5.941
Oklahoma                                                     2                  5,631,000               0.3        6.099
Rhode Island                                                 1                  5,350,000               0.3        5.711
Louisiana                                                    1                  4,687,000               0.3        5.833
South Carolina                                               2                  3,965,000               0.2        5.733
Kansas                                                       2                  3,547,500               0.2        5.836
Utah                                                         1                  3,050,000               0.2        6.400
Montana                                                      1                  2,500,000               0.1        6.325
Alabama                                                      1                  2,161,250               0.1        5.235
Wisconsin                                                    1                  1,748,415               0.1        6.490
Iowa                                                         1                  1,255,001               0.1        6.610
New Mexico                                                   1                  1,248,999               0.1        7.120
Alaska                                                       1                  1,044,068               0.1        6.570
Mississippi                                                  1                    995,978               0.1        5.990
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      217            $1,761,222,528             100.0%       6.022%
=========================================================================================================================

----------------------------------------------------------------------------------------------------------------------------

                                                         WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                          AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                        REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
STATE                                                  TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------------------

California - Southern                                         114         1.67           1.55            54.8          51.3
California - Northern                                         115         1.62           1.50            60.1          56.3
Ohio                                                          118         1.67           1.67            49.7          49.3
New Jersey                                                    114         1.76           1.44            52.7          43.8
New York                                                      118         1.60           1.59            61.9          59.6
Texas                                                         101         1.61           1.58            63.4          60.8
West Virginia                                                 119         1.57           1.29            62.5          58.2
Florida                                                       112         1.35           1.29            65.9          58.2
Arizona                                                       119         1.70           1.68            56.7          55.7
Kentucky                                                       82         1.59           1.59            60.6          60.3
Illinois                                                      111         1.67           1.48            60.9          55.8
Missouri                                                      118         1.95           1.95            56.1          55.8
Maine                                                         118         1.36           1.36            68.9          68.9
Georgia                                                        67         1.28           1.25            59.9          54.0
District of Columbia                                          119         1.33           1.15            60.1          55.5
Virginia                                                      117         1.50           1.28            63.5          57.7
Washington                                                    118         1.49           1.27            64.2          57.5
Tennessee                                                     117         1.33           1.32            67.5          57.2
Indiana                                                       115         1.18           1.18            73.3          62.7
Minnesota                                                     113         1.41           1.41            65.7          57.3
Michigan                                                      108         1.36           1.36            75.9          58.7
Massachusetts                                                 104         1.73           1.71            61.1          60.5
North Carolina                                                 83         1.64           1.64            68.6          64.7
Maryland                                                      118         1.94           1.83            50.8          45.5
Nevada                                                         90         1.84           1.57            52.0          49.0
Colorado                                                      118         1.32           1.21            66.9          59.9
Idaho                                                         117         1.57           1.57            55.3          46.6
Connecticut                                                   117         2.37           2.37            46.5          46.5
Pennsylvania                                                  116         1.64           1.46            64.2          57.8
Oregon                                                        117         1.67           1.67            61.8          51.5
Oklahoma                                                      117         1.51           1.41            70.2          67.8
Rhode Island                                                  117         1.48           1.48            69.2          69.2
Louisiana                                                     118         1.66           1.66            63.3          63.3
South Carolina                                                116         1.81           1.81            62.0          62.0
Kansas                                                        118         1.72           1.72            58.1          58.1
Utah                                                          117         1.33           1.15            68.5          62.5
Montana                                                       119         2.29           2.29            41.3          41.3
Alabama                                                        58         2.03           2.03            65.0          65.0
Wisconsin                                                     119         1.29           1.29            69.9          60.3
Iowa                                                          118         1.20           1.20            66.1          57.2
New Mexico                                                     59         1.26           1.26            71.4          67.8
Alaska                                                        119         1.20           1.20            69.6          60.2
Mississippi                                                   117         1.24           1.24            66.4          51.8
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        112         1.60X          1.50X           59.3%         55.0%
============================================================================================================================

                                      I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
PROPERTY TYPE                                        MORTGAGED PROPERTIES      BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

Retail
  Anchored                                                   20               509,766,688              28.9        5.886
  Free Standing                                              54               215,192,386              12.2        5.885
  Unanchored                                                 24               113,110,313               6.4        6.096
  Shadow Anchored                                            10                43,089,971               2.4        5.911
  Specialty                                                  1                 17,000,000               1.0        5.642
-------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                             109            $  898,159,358              51.0%       5.909%
Office
  Suburban                                                   18               185,340,188              10.5        6.395
  Urban                                                      3                164,200,000               9.3        5.950
  Medical                                                    3                 17,578,914               1.0        6.232
-------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                              24            $  367,119,101              20.8%       6.188%
Industrial
  Warehouse                                                  12                86,924,527               4.9        5.993
  Light                                                      9                 42,320,839               2.4        6.129
  Flex                                                       2                 10,122,081               0.6        6.484
  Warehouse/Cold Storage                                     1                  5,005,000               0.3        5.738
-------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                              24            $  144,372,448               8.2%       6.058%
Multifamily
  Garden                                                     11                89,282,688               5.1        6.018
  High Rise                                                  1                 11,600,000               0.7        5.350
-------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                              12            $  100,882,688               5.7%       5.941%
Hospitality
Limited Service                                              6                 48,560,282               2.8        6.462
Full Service                                                 2                 34,500,000               2.0        6.100
-------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                              8             $   83,060,282               4.7%       6.312%
Mixed Use
  Retail/Office                                              5                 40,241,094               2.3        5.889
  Retail/Office/Other                                        1                 10,800,000               0.6        5.920
  Retail/Multifamily                                         2                  8,060,000               0.5        6.139
  Multifamily/Office                                         1                  2,400,000               0.1        6.460
-------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                              9             $   61,501,094               3.5%       5.949%
Self Storage
  Self Storage                                               15                48,457,183               2.8        6.417
-------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                    15            $   48,457,183               2.8%       6.417%
Manufactured Housing Community
  Manufactured Housing Community                             12                37,298,414               2.1        6.235
-------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                              12            $   37,298,414               2.1%       6.235%
Other
  Theater                                                    1                 12,614,652               0.7        5.856
  Leased Fee                                                 3                  7,757,308               0.4        5.795
-------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                              4             $   20,371,960               1.2%       5.833%
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      217            $1,761,222,528             100.0%       6.022%
=========================================================================================================================

----------------------------------------------------------------------------------------------------------------------------

                                                         WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                          AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                        REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
PROPERTY TYPE                                          TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------------------

Retail
  Anchored                                                    117         1.65           1.57            57.4          55.7
  Free Standing                                               112         1.55           1.55            64.4          61.8
  Unanchored                                                  118         1.42           1.31            64.0          59.1
  Shadow Anchored                                             117         1.62           1.45            60.5          56.0
  Specialty                                                   118         1.62           1.62            62.5          62.5
----------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                               116         1.59X          1.53X           60.1%         57.7%
Office
  Suburban                                                     91         1.48           1.40            60.6          57.2
  Urban                                                       120         1.79           1.42            51.0          42.3
  Medical                                                     117         1.19           1.16            76.2          56.1
----------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                               105         1.61X          1.40X           57.0%         50.5%
Industrial
  Warehouse                                                   113         1.27           1.24            71.8          62.5
  Light                                                       118         1.37           1.25            64.8          57.6
  Flex                                                        119         1.32           1.32            68.5          59.1
  Warehouse/Cold Storage                                      116         1.64           1.36            64.6          60.3
----------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                               115         1.32X          1.25X           69.3%         60.8%
Multifamily
  Garden                                                      108         1.64           1.63            54.1          51.0
  High Rise                                                   112         3.96           3.96            18.6          18.6
----------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                               109         1.91X          1.90X           50.1%         47.2%
Hospitality
  Limited Service                                             119         1.66           1.53            63.6          54.1
  Full Service                                                 93         2.27           2.02            44.9          42.8
----------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                               108         1.91X          1.73X           55.8%         49.4%
Mixed Use
  Retail/Office                                               117         1.45           1.41            52.6          48.1
  Retail/Office/Other                                         117         1.31           1.31            56.8          56.8
  Retail/Multifamily                                          119         2.00           2.00            51.9          51.9
  Multifamily/Office                                          118         1.56           1.56            47.4          47.4
----------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                               118         1.50X          1.48X           53.1%         50.1%
Self Storage
  Self Storage                                                 98         1.59           1.53            60.4          53.5
----------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                98         1.59X          1.53X           60.4%         53.5%
Manufactured Housing Community
  Manufactured Housing Community                              102         1.47           1.31            63.3          59.4
----------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                               102         1.47X          1.31X           63.3%         59.4%
Other
  Theater                                                     118         1.50           1.50            55.4          43.0
  Leased Fee                                                  114         1.28           1.28            64.3          54.6
----------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                               117         1.42X          1.42X           58.8%         47.4%
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        112         1.60X          1.50X           59.3%         55.0%
============================================================================================================================

                                      I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
MORTGAGE RATE (%)                                      MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                                10                67,107,955               3.8        5.374
5.501 - 6.000                                                80               824,321,224              46.8        5.718
6.001 - 6.500                                                88               659,879,306              37.5        6.253
6.501 <=                                                     31               209,914,044              11.9        6.695
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      209            $1,761,222,528            100.0%       6.022%
=========================================================================================================================

----------------------------------------------------------------------------------------------------------------------------

                                                         WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                          AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                        REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
MORTGAGE RATE (%)                                      TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                                  92         2.30           2.30            47.6          45.4
5.501 - 6.000                                                 118         1.70           1.55            59.1          54.8
6.001 - 6.500                                                 112         1.47           1.41            59.9          55.9
6.501 <=                                                       93         1.39           1.35            61.8          56.0
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        112         1.60X          1.50X           59.3%         55.0%
============================================================================================================================

Minimum: 5.205%
Maximum: 7.120%
Weighted Average: 6.022%

ORIGINAL TERMS TO STATED MATURITY

-------------------------------------------------------------------------------------------------------------------------

                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)                MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

60                                                           15                82,112,370               4.7        6.023
61 - 120                                                    189             1,519,351,408              86.3        6.047
121 - 180                                                    5                159,758,750               9.1        5.779
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      209            $1,761,222,528             100.0%       6.022%
=========================================================================================================================

----------------------------------------------------------------------------------------------------------------------------
                                                         WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                          AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                        REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)                TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------------------

60                                                             58         1.66           1.62            61.8          60.5
61 - 120                                                      114         1.55           1.48            60.4          56.4
121 - 180                                                     121         2.03           1.61            47.5          38.9
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        112         1.60X          1.50X           59.3%         55.0%
============================================================================================================================

Minimum: 60 mos.
Maximum: 132 mos.
Weighted Average: 116 mos.

REMAINING TERMS TO STATED MATURITY

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
REMAINING TERM TO STATED MATURITY (MOS.)               MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

1 - 60                                                       17               126,532,369               7.2        6.354
61 - 120                                                    190             1,604,190,159              91.1        6.002
121 - 180                                                    2                 30,500,000               1.7        5.666
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      209            $1,761,222,528             100.0%       6.022%
=========================================================================================================================

----------------------------------------------------------------------------------------------------------------------------

                                                         WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                          AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                        REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)               TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------------------

1 - 60                                                         56         1.48           1.45            59.2          56.3
61 - 120                                                      116         1.59           1.49            59.6          55.2
121 - 180                                                     126         2.48           2.06            43.0          38.5
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        112         1.60X          1.50X           59.3%         55.0%
============================================================================================================================

Minimum: 49 mos.
Maximum: 128 mos.
Weighted Average: 112 mos.

                                       I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

ORIGINAL AMORTIZATION TERMS

-------------------------------------------------------------------------------------------------------------------------

                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)                      MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

Balloon Loans
  Interest Only                                              73               770,141,275              43.7        5.950
  181 - 240                                                  4                 18,558,172               1.1        6.212
  241 - 300                                                  14               244,193,798              13.9        6.076
  301 - 360                                                 118               728,329,283              41.4        6.074
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      209            $1,761,222,528             100.0%       6.022%
=========================================================================================================================

----------------------------------------------------------------------------------------------------------------------------

                                                         WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                          AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                        REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)                      TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------------------

Balloon Loans
  Interest Only                                               111         1.68           1.68            57.6          57.6
  181 - 240                                                   117         1.20           1.20            68.9          45.0
  241 - 300                                                   107         1.70           1.45            51.9          42.2
  301 - 360                                                   115         1.49           1.34            63.3          56.8
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        112         1.60X          1.50X           59.3%         55.0%
============================================================================================================================

Minimum: 192 mos.
Maximum: 360 mos.
Weighted Average: 342 mos.

REMAINING AMORTIZATION TERMS

-------------------------------------------------------------------------------------------------------------------------

                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
REMAINING AMORTIZATION TERM (MOS.)                     MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

Balloon Loans
  Interest Only                                              73               770,141,275              43.7        5.950
  181 - 240                                                  5                 47,541,676               2.7        6.692
  241 - 300                                                  14               230,646,788              13.1        6.015
  301 - 360                                                 117               712,892,788              40.5        6.056
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      209            $1,761,222,528             100.0%       6.022%
=========================================================================================================================

----------------------------------------------------------------------------------------------------------------------------
                                                         WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                          AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                        REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
REMAINING AMORTIZATION TERM (MOS.)                     TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------------------

Balloon Loans
  Interest Only                                               111         1.68           1.68            57.6          57.6
  181 - 240                                                    76         1.14           1.14            61.3          48.0
  241 - 300                                                   111         1.74           1.48            51.3          41.5
  301 - 360                                                   116         1.50           1.34            63.6          57.1
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        112         1.60X          1.50X           59.3%         55.0%
============================================================================================================================

Minimum: 189 mos.
Maximum: 360 mos.
Weighted Average: 338 mos.

                                      I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
DEBT SERVICE COVERAGE RATIO (X)                        MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

<= 1.20                                                      28               202,545,528              11.5        6.291
1.21 - 1.30                                                  32               165,943,273               9.4        6.435
1.31 - 1.40                                                  26               231,210,604              13.1        6.105
1.41 - 1.50                                                  16               118,427,304               6.7        5.936
1.51 - 1.60                                                  24               296,073,842              16.8        6.011
1.61 - 1.70                                                  21               282,912,658              16.1        6.024
1.71 - 1.80                                                  18                91,461,705               5.2        5.656
1.81 - 2.00                                                  21               234,455,891              13.3        5.815
2.01 - 2.20                                                  10                66,455,036               3.8        5.617
2.21  <=                                                     13                71,736,688               4.1        5.728
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      209            $1,761,222,528             100.0%       6.022%
=========================================================================================================================

----------------------------------------------------------------------------------------------------------------------------
                                                         WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                          AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                        REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
DEBT SERVICE COVERAGE RATIO (X)                        TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------------------

<= 1.20                                                       108         1.13           1.13            68.6          59.8
1.21 - 1.30                                                   109         1.25           1.22            66.4          59.7
1.31 - 1.40                                                   116         1.35           1.26            66.0          62.4
1.41 - 1.50                                                   113         1.47           1.38            66.3          61.7
1.51 - 1.60                                                   106         1.57           1.42            61.5          58.1
1.61 - 1.70                                                   116         1.65           1.62            53.5          52.4
1.71 - 1.80                                                   114         1.77           1.64            57.4          53.9
1.81 - 2.00                                                   115         1.93           1.69            50.3          44.1
2.01 - 2.20                                                   110         2.09           2.08            52.4          52.0
2.21  <=                                                      116         2.88           2.71            34.8          32.7
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        112         1.60X          1.50X           59.3%         55.0%
============================================================================================================================

Minimum: 1.07x
Maximum: 4.79x
Weighted Average: 1.60x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD (X)        MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

<= 1.20                                                      53               350,059,528              19.9        6.287
1.21 - 1.30                                                  35               311,053,273              17.7        6.021
1.31 - 1.40                                                  18               169,004,104               9.6        6.042
1.41 - 1.50                                                  15               244,672,304              13.9        5.854
1.51 - 1.60                                                  15               134,791,342               7.7        6.364
1.61 - 1.70                                                  20               263,807,658              15.0        5.989
1.71 - 1.80                                                  15                57,916,705               3.3        5.725
1.81 - 2.00                                                  17                97,655,891               5.5        5.766
2.01 - 2.20                                                  10                66,025,036               3.7        5.585
2.21  <=                                                     11                66,236,688               3.8        5.696
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      209            $1,761,222,528             100.0%       6.022%
=========================================================================================================================

----------------------------------------------------------------------------------------------------------------------------

                                                         WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                          AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                        REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD (X)        TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------------------

<= 1.20                                                       111         1.22           1.14            67.8          60.5
1.21 - 1.30                                                   113         1.41           1.26            64.8          58.9
1.31 - 1.40                                                   118         1.45           1.36            63.9          60.7
1.41 - 1.50                                                   115         1.75           1.48            55.6          48.6
1.51 - 1.60                                                    89         1.57           1.57            60.4          58.5
1.61 - 1.70                                                   116         1.66           1.65            52.7          52.1
1.71 - 1.80                                                   111         1.78           1.77            55.4          52.6
1.81 - 2.00                                                   113         1.95           1.94            53.1          51.3
2.01 - 2.20                                                   110         2.10           2.09            51.6          51.3
2.21  <=                                                      116         2.93           2.77            34.1          32.1
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        112         1.60X          1.50X           59.3%         55.0%
============================================================================================================================

Minimum: 1.03x
Maximum: 4.11x
Weighted Average: 1.50x

                                      I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
LOAN-TO-VALUE RATIO (%)                                MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

<= 20.0                                                      2                 12,597,647               0.7        5.467
20.1 - 30.0                                                  3                  6,100,000               0.3        6.042
30.1 - 40.0                                                  8                 52,767,450               3.0        5.730
40.1 - 50.0                                                  16               371,979,256              21.1        5.978
50.1 - 60.0                                                  49               386,353,946              21.9        6.070
60.1 - 70.0                                                  94               730,540,428              41.5        6.012
70.1 - 80.0                                                  37               200,883,800              11.4        6.157
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      209            $1,761,222,528             100.0%       6.022%
=========================================================================================================================

----------------------------------------------------------------------------------------------------------------------------

                                                         WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                          AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                        REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
LOAN-TO-VALUE RATIO (%)                                TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------------------

<= 20.0                                                       112         3.91           3.91            18.5          18.2
20.1 - 30.0                                                   119         3.46           3.23            26.4          24.6
30.1 - 40.0                                                   121         2.38           2.20            34.2          28.6
40.1 - 50.0                                                   118         1.82           1.66            47.8          44.1
50.1 - 60.0                                                   103         1.62           1.54            56.4          52.3
60.1 - 70.0                                                   113         1.46           1.37            65.2          62.0
70.1 - 80.0                                                   112         1.26           1.21            74.5          64.9
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        112         1.60X          1.50X           59.3%         55.0%
============================================================================================================================

Minimum: 17.1%
Maximum: 79.9%
Weighted Average: 59.3%

BALLOON LOAN-TO-VALUE RATIOS

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)                        MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

<= 20.0                                                      2                 12,597,647               0.7        5.467
20.1 - 30.0                                                  8                 43,514,575               2.5        5.773
30.1 - 40.0                                                  8                150,120,666               8.5        5.833
40.1 - 50.0                                                  28               370,192,458              21.0        6.189
50.1 - 60.0                                                  62               535,203,146              30.4        5.923
60.1 - 70.0                                                  96               622,459,035              35.3        6.075
70.1 - 80.0                                                  5                 27,135,000               1.5        6.165
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      209            $1,761,222,528            100.0%       6.022%
=========================================================================================================================

----------------------------------------------------------------------------------------------------------------------------

                                                         WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                          AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                        REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                        TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------------------

<= 20.0                                                       112         3.91           3.91            18.5          18.2
20.1 - 30.0                                                   121         2.52           2.26            32.9          25.8
30.1 - 40.0                                                   120         1.96           1.60            46.6          37.6
40.1 - 50.0                                                   109         1.63           1.60            50.5          47.4
50.1 - 60.0                                                   112         1.58           1.45            60.9          56.0
60.1 - 70.0                                                   112         1.41           1.37            68.1          64.7
70.1 - 80.0                                                    97         1.36           1.26            75.1          73.6
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        112         1.60X          1.50X           59.3%         55.0%
============================================================================================================================

Minimum: 13.7%
Maximum: 77.7%
Weighted Average: 55.0%

                                       I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                OCT-07           OCT-08          OCT-09          OCT-10          OCT-11           OCT-12
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                             88.96%           79.33%          78.79%          56.14%          56.15%           57.35%
Yield Maintenance Total (2)(3)         11.04%           20.67%          21.21%          43.67%          42.17%           42.49%
Open                                    0.00%            0.00%          0.00%            0.18%           1.67%           0.16%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%          100.00%        100.00%          100.00%         100.00%         100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $1,761,222,528   $1,754,988,198  $1,746,481,415  $1,736,093,595  $1,724,007,597   $1,591,938,974
% Initial Pool Balance                 100.00%          99.65%          99.16%          98.57%          97.89%           90.39%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)         OCT-13           OCT-14           OCT-15            OCT-16          OCT-17         OCT-18
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                               57.28%           55.17%           55.64%            54.91%           0.00%         0.00%
Yield Maintenance Total (2)(3)           42.56%           44.67%           44.20%            44.31%          54.55%         0.00%
Open                                      0.16%            0.16%            0.15%            0.78%           45.45%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%          100.00%          100.00%          100.00%          100.00%        0.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding             $1,577,282,279   $1,482,149,656   $1,450,894,920    $1,433,843,179    $27,259,610        $0
% Initial Pool Balance                   89.56%           84.15%           82.38%            81.41%           1.55%         0.00%
------------------------------------------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.

(2)   See Appendix II for a description of the Yield Maintenance.

(3)   Prepayment premium, YM3, YM1 and DEF/YM1 loans have been modeled as Yield

                                      I-8

                                   APPENDIX I
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
LOAN SELLER                                           MORTGAGE LOANS           BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Holdings LLC                 48               684,146,014              42.4        6.052
Bear Stearns Commercial Mortgage, Inc.                       59               567,535,548              35.1        5.757
Wells Fargo Bank, National Association                       46               186,087,707              11.5        6.403
Principal Commercial Funding II, LLC                         30               177,312,157              11.0        6.336
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      183            $1,615,081,426             100.0%       6.020%
=========================================================================================================================

----------------------------------------------------------------------------------------------------------------------------
                                                         WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                          AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                        REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
LOAN SELLER                                            TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Holdings LLC                  110         1.53           1.44            58.4          54.2
Bear Stearns Commercial Mortgage, Inc.                        115         1.75           1.61            57.9          54.3
Wells Fargo Bank, National Association                        106         1.52           1.43            63.3          56.7
Principal Commercial Funding II, LLC                          117         1.34           1.26            67.4          61.9
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        112         1.58X          1.48X           59.8%         55.4%
============================================================================================================================

CUT-OFF DATE BALANCES

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
CUT-OFF DATE BALANCE ($)                              MORTGAGE LOANS           BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                                                 5                 4,726,138               0.3        6.571
1,000,001 - 2,000,000                                        26                42,995,081               2.7        6.162
2,000,001 - 3,000,000                                        34                85,248,167               5.3        6.070
3,000,001 - 4,000,000                                        27                90,987,400               5.6        6.148
4,000,001 - 5,000,000                                        25               113,767,042               7.0        5.918
5,000,001 - 6,000,000                                        10                55,148,795               3.4        5.972
6,000,001 - 7,000,000                                         9                58,785,784               3.6        6.118
7,000,001 - 8,000,000                                         3                23,078,218               1.4        6.471
8,000,001 - 9,000,000                                         3                24,784,041               1.5        5.817
9,000,001 - 10,000,000                                        2                19,600,000               1.2        6.089
10,000,001 - 15,000,000                                      13               162,565,492              10.1        6.044
15,000,001 - 20,000,000                                      13               225,605,915              14.0        6.022
20,000,001 - 25,000,000                                       3                67,650,000               4.2        5.871
25,000,001 - 50,000,000                                       6               190,139,354              11.8        6.057
50,000,001  <=                                                4               450,000,000              27.9        5.966
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      183            $1,615,081,426             100.0%       6.020%
=========================================================================================================================

---------------------------------------------------------------------------------------------------------------------------
                                                        WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                         AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                       REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
CUT-OFF DATE BALANCE ($)                              TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                                                115         1.70           1.70            52.5          44.4
1,000,001 - 2,000,000                                        116         1.53           1.48            61.4          56.6
2,000,001 - 3,000,000                                        116         1.77           1.69            58.5          53.5
3,000,001 - 4,000,000                                        110         1.50           1.47            62.9          57.2
4,000,001 - 5,000,000                                        111         1.54           1.50            63.8          59.8
5,000,001 - 6,000,000                                        114         1.64           1.52            61.6          55.6
6,000,001 - 7,000,000                                        109         1.49           1.39            66.6          60.9
7,000,001 - 8,000,000                                        119         1.45           1.40            66.1          60.9
8,000,001 - 9,000,000                                        117         1.61           1.52            55.4          51.2
9,000,001 - 10,000,000                                        89         1.86           1.77            62.6          61.8
10,000,001 - 15,000,000                                      109         1.49           1.46            61.0          54.5
15,000,001 - 20,000,000                                      114         1.62           1.47            60.1          55.2
20,000,001 - 25,000,000                                      118         1.63           1.48            58.7          55.5
25,000,001 - 50,000,000                                      107         1.30           1.30            68.1          65.4
50,000,001  <=                                               114         1.70           1.52            53.0          49.3
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       112         1.58X          1.48X           59.8%         55.4%
===========================================================================================================================

Minimum: $735,000
Maximum: $170,000,000
Average: $8,825,582

                                       I-9

                                   APPENDIX I
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

STATES

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
STATE                                               MORTGAGED PROPERTIES       BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

California - Southern                                        29               191,873,224              11.9        5.948
California - Northern                                        12                71,996,573               4.5        6.031
Ohio                                                          4               191,786,218              11.9        6.100
New Jersey                                                   10               159,818,872               9.9        5.872
Texas                                                        23               109,681,467               6.8        6.037
New York                                                      7               101,139,098               6.3        6.108
West Virginia                                                 1               100,000,000               6.2        5.555
Florida                                                      17                71,082,355               4.4        6.348
Kentucky                                                      2                57,295,457               3.5        6.562
Illinois                                                      5                48,780,000               3.0        6.238
Missouri                                                      6                47,006,000               2.9        5.603
Maine                                                         1                44,800,000               2.8        5.912
Georgia                                                       7                44,794,375               2.8        6.643
District of Columbia                                          2                39,200,000               2.4        6.384
Virginia                                                      3                38,220,440               2.4        5.951
Tennessee                                                     5                34,463,769               2.1        5.908
Washington                                                    3                30,944,355               1.9        5.766
Indiana                                                       2                29,713,850               1.8        5.683
Minnesota                                                     7                28,125,877               1.7        6.173
Arizona                                                       5                22,443,012               1.4        6.285
Michigan                                                      4                19,320,216               1.2        6.108
Massachusetts                                                 5                17,913,000               1.1        5.656
North Carolina                                                3                15,483,000               1.0        6.025
Maryland                                                      2                14,134,041               0.9        5.693
Nevada                                                        3                13,615,000               0.8        6.163
Colorado                                                      3                11,185,408               0.7        6.196
Connecticut                                                   1                10,000,000               0.6        5.781
Pennsylvania                                                  2                 7,996,277               0.5        5.696
Oregon                                                        2                 6,129,399               0.4        5.937
Oklahoma                                                      2                 5,631,000               0.3        6.099
Rhode Island                                                  1                 5,350,000               0.3        5.711
Louisiana                                                     1                 4,687,000               0.3        5.833
South Carolina                                                2                 3,965,000               0.2        5.733
Kansas                                                        2                 3,547,500               0.2        5.836
Utah                                                          1                 3,050,000               0.2        6.400
Montana                                                       1                 2,500,000               0.2        6.325
Alabama                                                       1                 2,161,250               0.1        5.235
Wisconsin                                                     1                 1,748,415               0.1        6.490
Iowa                                                          1                 1,255,001               0.1        6.610
New Mexico                                                    1                 1,248,999               0.1        7.120
Mississippi                                                   1                   995,978               0.1        5.990
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      191            $1,615,081,426             100.0%       6.020%
=========================================================================================================================

---------------------------------------------------------------------------------------------------------------------------
                                                        WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                         AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                       REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
STATE                                                 TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------------------

California - Southern                                        114         1.67           1.55            54.8          51.3
California - Northern                                        115         1.60           1.49            60.6          56.9
Ohio                                                         118         1.67           1.67            49.7          49.3
New Jersey                                                   120         1.81           1.45            53.0          43.7
Texas                                                        101         1.61           1.58            63.2          60.7
New York                                                     118         1.33           1.32            66.8          64.1
West Virginia                                                119         1.57           1.29            62.5          58.2
Florida                                                      113         1.38           1.34            65.4          56.4
Kentucky                                                      82         1.59           1.59            60.6          60.3
Illinois                                                     119         1.67           1.48            60.9          55.3
Missouri                                                     118         1.95           1.95            56.4          56.4
Maine                                                        118         1.36           1.36            68.9          68.9
Georgia                                                       67         1.28           1.25            59.9          54.0
District of Columbia                                         119         1.33           1.15            60.1          55.5
Virginia                                                     117         1.50           1.28            63.5          57.7
Tennessee                                                    117         1.33           1.32            67.5          57.2
Washington                                                   118         1.48           1.25            64.4          57.3
Indiana                                                      115         1.18           1.18            73.3          62.7
Minnesota                                                    113         1.41           1.41            65.7          57.3
Arizona                                                      118         1.39           1.31            68.1          64.7
Michigan                                                     106         1.39           1.39            75.1          56.6
Massachusetts                                                104         1.73           1.71            61.1          60.5
North Carolina                                                83         1.64           1.64            68.6          64.7
Maryland                                                     118         1.94           1.83            50.8          45.5
Nevada                                                        90         1.84           1.57            52.0          49.0
Colorado                                                     118         1.32           1.21            66.9          59.9
Connecticut                                                  117         2.37           2.37            46.5          46.5
Pennsylvania                                                 116         1.64           1.46            64.2          57.8
Oregon                                                       116         1.62           1.62            69.0          58.8
Oklahoma                                                     117         1.51           1.41            70.2          67.8
Rhode Island                                                 117         1.48           1.48            69.2          69.2
Louisiana                                                    118         1.66           1.66            63.3          63.3
South Carolina                                               116         1.81           1.81            62.0          62.0
Kansas                                                       118         1.72           1.72            58.1          58.1
Utah                                                         117         1.33           1.15            68.5          62.5
Montana                                                      119         2.29           2.29            41.3          41.3
Alabama                                                       58         2.03           2.03            65.0          65.0
Wisconsin                                                    119         1.29           1.29            69.9          60.3
Iowa                                                         118         1.20           1.20            66.1          57.2
New Mexico                                                    59         1.26           1.26            71.4          67.8
Mississippi                                                  117         1.24           1.24            66.4          51.8
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       112         1.58X          1.48X           59.8%         55.4%
===========================================================================================================================

                                      I-10

                                   APPENDIX I
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
PROPERTY TYPE                                       MORTGAGED PROPERTIES       BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

Retail
  Anchored                                                   20               509,766,688              31.6        5.886
  Free Standing                                              54               215,192,386              13.3        5.885
  Unanchored                                                 24               113,110,313               7.0        6.096
  Shadow Anchored                                            10                43,089,971               2.7        5.911
  Specialty                                                   1                17,000,000               1.1        5.642
-------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                              109            $  898,159,358              55.6%       5.909%
Office
  Suburban                                                   18               185,340,188              11.5        6.395
  Urban                                                       3               164,200,000              10.2        5.950
  Medical                                                     3                17,578,914               1.1        6.232
-------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                              24            $  367,119,101              22.7%       6.188%
Industrial
  Warehouse                                                  12                86,924,527               5.4        5.993
  Light                                                       9                42,320,839               2.6        6.129
  Flex                                                        2                10,122,081               0.6        6.484
  Warehouse/Cold Storage                                      1                 5,005,000               0.3        5.738
-------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                              24            $  144,372,448               8.9%       6.058%
Hospitality
   Limited Service                                            6                48,560,282               3.0        6.462
   Full Service                                               2                34,500,000               2.1        6.100
-------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                               8            $   83,060,282               5.1%       6.312%
Mixed Use
   Retail/Office                                              5                40,241,094               2.5        5.889
   Retail/Office/Other                                        1                10,800,000               0.7        5.920
   Retail/Multifamily                                         1                 2,500,000               0.2        5.684
-------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                               7            $   53,541,094               3.3%       5.886%
Self Storage
   Self Storage                                              15                48,457,183               3.0        6.417
-------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                              15            $   48,457,183               3.0%       6.417%
Other
   Theater                                                    1                12,614,652               0.8        5.856
   Leased Fee                                                 3                 7,757,308               0.5        5.795
-------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                               4            $   20,371,960               1.3%       5.833%
-------------------------------------------------------------------------------------------------------------------------
Total:                                                      191            $1,615,081,426             100.0%       6.020%
=========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------
                                                       WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                        AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                      REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
PROPERTY TYPE                                        TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------------------------------

Retail
   Anchored                                                 117         1.65           1.57            57.4          55.7
   Free Standing                                            112         1.55           1.55            64.4          61.8
   Unanchored                                               118         1.42           1.31            64.0          59.1
   Shadow Anchored                                          117         1.62           1.45            60.5          56.0
   Specialty                                                118         1.62           1.62            62.5          62.5
--------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                             116         1.59X          1.53X           60.1%         57.7%
Office
   Suburban                                                  91         1.48           1.40            60.6          57.2
   Urban                                                    120         1.79           1.42            51.0          42.3
   Medical                                                  117         1.19           1.16            76.2          56.1
--------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                             105         1.61X          1.40X           57.0%         50.5%
Industrial
   Warehouse                                                113         1.27           1.24            71.8          62.5
   Light                                                    118         1.37           1.25            64.8          57.6
   Flex                                                     119         1.32           1.32            68.5          59.1
   Warehouse/Cold Storage                                   116         1.64           1.36            64.6          60.3
--------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                             115         1.32X          1.25X           69.3%         60.8%
Hospitality
   Limited Service                                          119         1.66           1.53            63.6          54.1
   Full Service                                              93         2.27           2.02            44.9          42.8
--------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                             108         1.91X          1.73X           55.8%         49.4%
Mixed Use
   Retail/Office                                            117         1.45           1.41            52.6          48.1
   Retail/Office/Other                                      117         1.31           1.31            56.8          56.8
   Retail/Multifamily                                       118         3.01           3.01            28.4          28.4
--------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                   117         1.50X          1.47X           52.3%         49.0%
Self Storage
   Self Storage                                              98         1.59           1.53            60.4          53.5
--------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                              98         1.59X          1.53X           60.4%         53.5%
Other
   Theater                                                  118         1.50           1.50            55.4          43.0
   Leased Fee                                               114         1.28           1.28            64.3          54.6
--------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                             117         1.42X          1.42X           58.8%         47.4%
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      112         1.58x          1.48x           59.8%         55.4%
==========================================================================================================================

                                      I-11

                                   APPENDIX I
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
MORTGAGE RATE (%)                                     MORTGAGE LOANS           BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                                 9                55,507,955               3.4        5.380
5.501 - 6.000                                                74               758,610,158              47.0        5.716
6.001 - 6.500                                                72               608,928,639              37.7        6.249
6.501 <=                                                     28               192,034,675              11.9        6.678
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      183            $1,615,081,426             100.0%       6.020%
=========================================================================================================================

---------------------------------------------------------------------------------------------------------------------------
                                                        WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                         AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                       REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
MORTGAGE RATE (%)                                     TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                                 87         1.95           1.95            53.7          51.1
5.501 - 6.000                                                118         1.69           1.53            59.6          55.1
6.001 - 6.500                                                113         1.47           1.42            59.6          55.6
6.501 <=                                                      96         1.40           1.36            62.5          56.7
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       112         1.58X          1.48X           59.8%         55.4%
===========================================================================================================================

Minimum: 5.205%
Maximum: 7.120%
Weighted Average: 6.020%

ORIGINAL TERMS TO STATED MATURITY

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)               MORTGAGE LOANS           BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

60                                                           12                71,912,370               4.5        5.979
61 - 120                                                    166             1,383,410,306              85.7        6.050
121 - 180                                                     5               159,758,750               9.9        5.779
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      183            $1,615,081,426             100.0%       6.020%
=========================================================================================================================

---------------------------------------------------------------------------------------------------------------------------
                                                        WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                         AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                       REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)               TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------------------

60                                                            58         1.67           1.64            62.0          60.7
61 - 120                                                     114         1.53           1.46            61.1          57.0
121 - 180                                                    121         2.03           1.61            47.5          38.9
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       112         1.58X          1.48X           59.8%         55.4%
===========================================================================================================================

Minimum: 60 mos.
Maximum: 132 mos.
Weighted Average: 116 mos.

REMAINING TERMS TO STATED MATURITY

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
REMAINING TERM TO STATED MATURITY (MOS.)              MORTGAGE LOANS           BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

1 - 60                                                       13               100,895,874               6.2        6.272
61 - 120                                                    168             1,483,685,552              91.9        6.010
121 - 180                                                     2                30,500,000               1.9        5.666
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      183            $1,615,081,426             100.0%       6.020%
=========================================================================================================================

---------------------------------------------------------------------------------------------------------------------------
                                                        WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                         AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                       REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)              TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------------------

1 - 60                                                        56         1.50           1.49            60.4          57.6
61 - 120                                                     116         1.57           1.47            60.1          55.6
121 - 180                                                    126         2.48           2.06            43.0          38.5
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       112         1.58X          1.48X           59.8%         55.4%
===========================================================================================================================

Minimum: 49 mos.
Maximum: 128 mos.
Weighted Average: 112 mos.

                                      I-12

                                   APPENDIX I
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

ORIGINAL AMORTIZATION TERMS

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)                     MORTGAGE LOANS           BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                             67               698,881,275              43.3        5.967
   181 - 240                                                  3                17,114,253               1.1        6.233
   241 - 300                                                 14               244,193,798              15.1        6.076
   301 - 360                                                 99               654,892,100              40.5        6.050
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      183            $1,615,081,426             100.0%       6.020%
=========================================================================================================================

---------------------------------------------------------------------------------------------------------------------------
                                                        WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                         AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                       REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)                     TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                             110         1.63           1.63            58.6          58.6
   181 - 240                                                 117         1.15           1.15            72.0          47.0
   241 - 300                                                 107         1.70           1.45            51.9          42.2
   301 - 360                                                 116         1.50           1.34            63.6          57.0
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       112         1.58X          1.48X           59.8%         55.4%
===========================================================================================================================

Minimum: 192 mos.
Maximum: 360 mos.
Weighted Average: 341 mos.

REMAINING AMORTIZATION TERMS

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
REMAINING AMORTIZATION TERM (MOS.)                    MORTGAGE LOANS           BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                             67               698,881,275              43.3        5.967
   181 - 240                                                  4                46,097,757               2.9        6.715
   241 - 300                                                 13               215,210,294              13.3        5.952
   301 - 360                                                 99               654,892,100              40.5        6.050
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      183            $1,615,081,426             100.0%       6.020%
=========================================================================================================================

---------------------------------------------------------------------------------------------------------------------------
                                                        WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                         AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                       REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
REMAINING AMORTIZATION TERM (MOS.)                    TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                             110         1.63           1.63            58.6          58.6
   181 - 240                                                  74         1.12           1.12            62.2          48.8
   241 - 300                                                 115         1.78           1.50            51.3          41.1
   301 - 360                                                 116         1.50           1.34            63.6          57.0
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       112         1.58X          1.48X           59.8%         55.4%
===========================================================================================================================

Minimum: 189 mos.
Maximum: 360 mos.
Weighted Average: 338 mos.

                                      I-13

                                   APPENDIX I
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
DEBT SERVICE COVERAGE RATIO (X)                       MORTGAGE LOANS           BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

<= 1.20                                                      26               200,102,653              12.4        6.286
1.21 - 1.30                                                  24               127,105,750               7.9        6.405
1.31 - 1.40                                                  26               231,210,604              14.3        6.105
1.41 - 1.50                                                  14               112,927,304               7.0        5.922
1.51 - 1.60                                                  20               274,421,695              17.0        6.018
1.61 - 1.70                                                  19               257,912,658              16.0        6.039
1.71 - 1.80                                                  17                89,386,705               5.5        5.652
1.81 - 2.00                                                  16               197,818,119              12.2        5.808
2.01 - 2.20                                                   9                64,059,250               4.0        5.596
2.21  <=                                                     12                60,136,688               3.7        5.801
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      183            $1,615,081,426             100.0%       6.020%
=========================================================================================================================

---------------------------------------------------------------------------------------------------------------------------
                                                        WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                         AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                       REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
DEBT SERVICE COVERAGE RATIO (X)                       TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------------------

<= 1.20                                                      107         1.13           1.13            68.5          59.8
1.21 - 1.30                                                  114         1.26           1.25            67.5          60.3
1.31 - 1.40                                                  116         1.35           1.26            66.0          62.4
1.41 - 1.50                                                  114         1.47           1.38            66.4          61.7
1.51 - 1.60                                                  105         1.57           1.41            61.7          58.4
1.61 - 1.70                                                  117         1.65           1.62            52.9          51.7
1.71 - 1.80                                                  114         1.77           1.65            57.3          53.9
1.81 - 2.00                                                  115         1.93           1.64            51.0          43.9
2.01 - 2.20                                                  109         2.08           2.07            53.1          52.8
2.21  <=                                                     117         2.67           2.47            37.9          35.4
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       112         1.58X          1.48X           59.8%         55.4%
===========================================================================================================================

Minimum: 1.07x
Maximum: 4.79x
Weighted Average: 1.58x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD (X)       MORTGAGE LOANS           BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

<= 1.20                                                      44               326,211,653              20.2        6.287
1.21 - 1.30                                                  32               288,220,750              17.8        5.972
1.31 - 1.40                                                  18               169,004,104              10.5        6.042
1.41 - 1.50                                                  12               233,897,304              14.5        5.837
1.51 - 1.60                                                  11               114,739,195               7.1        6.430
1.61 - 1.70                                                  19               244,307,658              15.1        6.008
1.71 - 1.80                                                  15                57,916,705               3.6        5.725
1.81 - 2.00                                                  13                62,518,119               3.9        5.728
2.01 - 2.20                                                   9                63,629,250               3.9        5.563
2.21  <=                                                     10                54,636,688               3.4        5.770
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      183            $1,615,081,426             100.0%       6.020%
=========================================================================================================================

---------------------------------------------------------------------------------------------------------------------------
                                                        WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                         AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                       REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD (X)       TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------------------

<= 1.20                                                      110         1.22           1.14            67.6          60.2
1.21 - 1.30                                                  116         1.42           1.27            65.3          59.3
1.31 - 1.40                                                  118         1.45           1.36            63.9          60.7
1.41 - 1.50                                                  118         1.76           1.48            55.4          48.2
1.51 - 1.60                                                   85         1.57           1.57            61.1          59.6
1.61 - 1.70                                                  116         1.66           1.65            52.2          51.6
1.71 - 1.80                                                  111         1.78           1.77            55.4          52.6
1.81 - 2.00                                                  110         1.94           1.92            57.1          55.1
2.01 - 2.20                                                  109         2.10           2.09            52.2          52.1
2.21  <=                                                     116         2.71           2.52            37.4          34.9
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       112         1.58X          1.48X           59.8%         55.4%
===========================================================================================================================

Minimum: 1.03x
Maximum: 4.11x
Weighted Average: 1.48x

                                      I-14

                                   APPENDIX I
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
LOAN-TO-VALUE RATIO (%)                               MORTGAGE LOANS           BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

<= 20.0                                                       1                   997,647               0.1        6.830
20.1 - 30.0                                                   3                 6,100,000               0.4        6.042
30.1 - 40.0                                                   6                48,927,745               3.0        5.701
40.1 - 50.0                                                  12               335,885,404              20.8        5.990
50.1 - 60.0                                                  43               334,050,305              20.7        6.061
60.1 - 70.0                                                  85               699,331,360              43.3        5.999
70.1 - 80.0                                                  33               189,788,965              11.8        6.156
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      183            $1,615,081,426             100.0%       6.020%
=========================================================================================================================

---------------------------------------------------------------------------------------------------------------------------
                                                        WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                         AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                       REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
LOAN-TO-VALUE RATIO (%)                               TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------------------

<= 20.0                                                      118         3.31           3.31            17.1          13.7
20.1 - 30.0                                                  119         3.46           3.23            26.4          24.6
30.1 - 40.0                                                  121         2.40           2.21            34.2          28.7
40.1 - 50.0                                                  118         1.80           1.63            48.0          44.0
50.1 - 60.0                                                  104         1.64           1.55            56.5          52.3
60.1 - 70.0                                                  113         1.46           1.38            65.1          62.0
70.1 - 80.0                                                  112         1.26           1.21            74.4          64.7
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       112         1.58X          1.48X           59.8%         55.4%
===========================================================================================================================

Minimum: 17.1%
Maximum: 79.3%
Weighted Average: 59.8%

BALLOON LOAN-TO-VALUE RATIOS

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)                       MORTGAGE LOANS           BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

<= 20.0                                                       1                   997,647               0.1        6.830
20.1 - 30.0                                                   7                42,070,656               2.6        5.766
30.1 - 40.0                                                   6               145,227,252               9.0        5.820
40.1 - 50.0                                                  23               310,567,593              19.2        6.211
50.1 - 60.0                                                  57               503,428,146              31.2        5.922
60.1 - 70.0                                                  84               585,655,132              36.3        6.063
70.1 - 80.0                                                   5                27,135,000               1.7        6.165
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      183            $1,615,081,426             100.0%       6.020%
=========================================================================================================================

---------------------------------------------------------------------------------------------------------------------------
                                                        WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                         AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                       REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                       TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------------------

<= 20.0                                                      118         3.31           3.31            17.1          13.7
20.1 - 30.0                                                  121         2.54           2.28            33.0          25.9
30.1 - 40.0                                                  120         1.96           1.59            46.8          37.7
40.1 - 50.0                                                  110         1.62           1.58            50.8          47.7
50.1 - 60.0                                                  113         1.58           1.45            61.0          55.9
60.1 - 70.0                                                  111         1.41           1.38            67.9          64.7
70.1 - 80.0                                                   97         1.36           1.26            75.1          73.6
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       112         1.58X          1.48X           59.8%         55.4%
===========================================================================================================================

Minimum: 13.7%
Maximum: 77.7%
Weighted Average: 55.4%

                                      I-15

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions              OCT-07           OCT-08           OCT-09           OCT-10           OCT-11           OCT-12
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                           88.92%           78.40%           77.80%           54.87%           54.87%           55.46%
Yield Maintenance Total (2)(3)       11.08%           21.60%           22.20%           44.93%           43.31%           44.37%
Open                                  0.00%           0.00%             0.00%           0.20%             1.82%           0.17%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%         100.00%           100.00%         100.00%           100.00%         100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $1,615,081,426   $1,609,407,685   $1,601,521,491   $1,591,882,449   $1,580,626,316   $1,473,413,999
% Initial Pool Balance               100.00%          99.65%           99.16%           98.56%           97.87%           91.23%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)        OCT-13            OCT-14            OCT-15           OCT-16          OCT-17        OCT-18
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                              55.38%            52.96%            53.44%           53.32%           0.00%        0.00%
Yield Maintenance Total (2)(3)          44.45%            46.87%            46.39%           46.52%          54.55%        0.00%
Open                                     0.17%            0.17%              0.17%           0.16%           45.45%        0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%          100.00%            100.00%         100.00%          100.00%       0.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding            $1,459,493,938    $1,365,144,511    $1,334,722,485   $1,318,547,699    $27,259,610       $0
% Initial Pool Balance                  90.37%            84.52%            82.64%           81.64%           1.69%        0.00%
------------------------------------------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.

(2)   See Appendix II for a description of the Yield Maintenance.

(3)   Prepayment premium, YM3, YM1 and DEF/YM1 loans have been modeled as Yield
      Maintenance.

                                      I-16

                                   APPENDIX I
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
LOAN SELLER                                            MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

Principal Commercial Funding II, LLC                          3                50,997,628              34.9        5.778
Wells Fargo Bank, National Association                       18                48,854,833              33.4        6.280
Morgan Stanley Mortgage Capital Holdings LLC                  4                40,728,641              27.9        6.038
Bear Stearns Commercial Mortgage, Inc.                        1                 5,560,000               3.8        6.343
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       26              $146,141,102             100.0%       6.040%
=========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
                                                             WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                              AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                            REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
LOAN SELLER                                                TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

Principal Commercial Funding II, LLC                              120         1.84           1.84            51.2          50.9
Wells Fargo Bank, National Association                            106         1.46           1.33            63.5          58.7
Morgan Stanley Mortgage Capital Holdings LLC                       93         2.11           2.09            44.5          40.1
Bear Stearns Commercial Mortgage, Inc.                            119         1.55           1.55            62.5          62.5
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                            107         1.78X          1.73X           53.9%         50.9%
================================================================================================================================

CUT-OFF DATE BALANCES

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
CUT-OFF DATE BALANCE ($)                               MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000                                          5                7,198,794               4.9        6.390
2,000,001 - 3,000,000                                          8               19,519,638              13.4        6.201
3,000,001 - 4,000,000                                          4               12,992,000               8.9        6.158
4,000,001 - 5,000,000                                          2                9,242,029               6.3        6.326
5,000,001 - 6,000,000                                          2               11,060,000               7.6        6.319
10,000,001 - 15,000,000                                        2               22,192,147              15.2        5.484
15,000,001 - 20,000,000                                        2               34,936,495              23.9        6.258
25,000,001 - 50,000,000                                        1               29,000,000              19.8        5.756
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        26             $146,141,102             100.0%       6.040%
=========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
                                                             WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                              AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                            REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
CUT-OFF DATE BALANCE ($)                                   TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000                                             106         1.48           1.38            61.4          54.5
2,000,001 - 3,000,000                                             119         1.61           1.50            56.5          51.8
3,000,001 - 4,000,000                                             103         1.36           1.20            67.7          63.8
4,000,001 - 5,000,000                                             119         1.23           1.13            73.9          66.5
5,000,001 - 6,000,000                                              88         1.62           1.51            62.1          61.1
10,000,001 - 15,000,000                                           114         2.82           2.82            36.1          32.0
15,000,001 - 20,000,000                                            91         1.45           1.45            55.3          53.4
25,000,001 - 50,000,000                                           120         1.99           1.99            46.4          46.4
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                            107         1.78X          1.73X           53.9%         50.9%
================================================================================================================================

Minimum: $1,044,068
Maximum: $29,000,000
Average: $5,620,812

                                      I-17

                                   APPENDIX I
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

STATES

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                          NUMBER OF          CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
STATE                                                MORTGAGED PROPERTIES      BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

Arizona                                                        2               48,500,000              33.2        5.754
Florida                                                        7               22,305,000              15.3        6.281
New Jersey                                                     2               17,934,122              12.3        6.809
New York                                                       2               17,160,000              11.7        5.672
Idaho                                                          1               10,592,147               7.2        5.630
Illinois                                                       2                7,000,000               4.8        6.326
California - Northern                                          3                6,770,786               4.6        6.009
Washington                                                     2                5,500,000               3.8        6.043
Michigan                                                       1                4,296,029               2.9        6.390
Missouri                                                       1                2,196,224               1.5        6.280
Oregon                                                         1                1,443,919               1.0        5.960
Texas                                                          1                1,398,806               1.0        6.800
Alaska                                                         1                1,044,068               0.7        6.570
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        26             $146,141,102             100.0%       6.040%
=========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
                                                             WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                              AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                            REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
STATE                                                      TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

Arizona                                                           120         1.85           1.85            51.5          51.5
Florida                                                           110         1.27           1.11            67.4          63.9
New Jersey                                                         65         1.30           1.30            49.7          45.3
New York                                                          114         3.18           3.18            32.8          32.8
Idaho                                                             117         1.57           1.57            55.3          46.6
Illinois                                                           57         1.73           1.49            61.0          59.0
California - Northern                                             119         1.79           1.63            55.6          50.1
Washington                                                        118         1.53           1.39            62.9          58.7
Michigan                                                          119         1.22           1.22            79.6          68.4
Missouri                                                          118         1.85           1.85            49.9          42.8
Oregon                                                            118         1.89           1.89            31.2          20.6
Texas                                                             119         1.20           1.20            79.9          69.5
Alaska                                                            119         1.20           1.20            69.6          60.2
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                            107         1.78X          1.73X           53.9%         50.9%
================================================================================================================================

PROPERTY TYPES

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                          NUMBER OF          CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
PROPERTY TYPE                                        MORTGAGED PROPERTIES      BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

Multifamily
     Garden                                                   11               89,282,688              61.1        6.018
     High Rise                                                 1               11,600,000               7.9        5.350
-------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                             12             $100,882,688              69.0%       5.941%
     Manufactured Housing Community
     Manufactured Housing Community                           12               37,298,414              25.5        6.235
-------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                             12              $37,298,414              25.5%       6.235%
Mixed Use
     Retail/Multifamily                                        1                5,560,000               3.8        6.343
     Multifamily/Office                                        1                2,400,000               1.6        6.460
-------------------------------------------------------------------------------------------------------------------------
       SUBTOTAL:                                               2               $7,960,000               5.4%       6.378%
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        26             $146,141,102             100.0%       6.040%
=========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
                                                             WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                              AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                            REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
PROPERTY TYPE                                              TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

Multifamily
     Garden                                                       108         1.64           1.63            54.1          51.0
     High Rise                                                    112         3.96           3.96            18.6          18.6
--------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                                 109         1.91X          1.90X           50.1%         47.2%
     Manufactured Housing Community
     Manufactured Housing Community                               102         1.47           1.31            63.3          59.4
--------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                                 102         1.47X          1.31X           63.3%         59.4%
Mixed Use
     Retail/Multifamily                                           119         1.55           1.55            62.5          62.5
     Multifamily/Office                                           118         1.56           1.56            47.4          47.4
--------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                                 119         1.55X          1.55X           57.9%         57.9%
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                            107         1.78X          1.73X           53.9%         50.9%
================================================================================================================================

                                      I-18

                                   APPENDIX I
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
MORTGAGE RATE (%)                                      MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                                  1               11,600,000               7.9        5.350
5.501 - 6.000                                                  6               65,711,066              45.0        5.738
6.001 - 6.500                                                 16               50,950,667              34.9        6.293
6.501 <=                                                       3               17,879,369              12.2        6.873
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        26             $146,141,102             100.0%       6.040%
=========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
                                                             WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                              AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                            REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
MORTGAGE RATE (%)                                          TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                                     112         3.96           3.96            18.6          18.6
5.501 - 6.000                                                     119         1.78           1.76            53.0          50.8
6.001 - 6.500                                                     106         1.47           1.36            63.0          59.2
6.501 <=                                                           65         1.22           1.22            53.8          48.9
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                            107         1.78X          1.73X           53.9%         50.9%
================================================================================================================================

Minimum: 5.350%
Maximum: 6.900%
Weighted Average: 6.040%

ORIGINAL TERMS TO STATED MATURITY

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)                MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

60                                                             3               10,200,000               7.0        6.334
61 - 120                                                      23              135,941,102              93.0        6.018
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        26             $146,141,102             100.0%       6.040%
=========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
                                                             WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                              AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                            REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)                    TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

60                                                                 57         1.65           1.48            60.1          58.8
61 - 120                                                          111         1.79           1.75            53.4          50.3
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                            107         1.78X          1.73X           53.9%         50.9%
================================================================================================================================

Minimum: 60 mos.
Maximum: 120 mos.
Weighted Average: 116 mos.

REMAINING TERMS TO STATED MATURITY

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
REMAINING TERM TO STATED MATURITY (MOS.)               MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

1 - 60                                                         4               25,636,495              17.5        6.675
61 - 120                                                      22              120,504,607              82.5        5.905
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        26             $146,141,102             100.0%       6.040%
=========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
                                                             WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                              AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                            REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)                   TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

1 - 60                                                             56         1.39           1.33            54.3          51.3
61 - 120                                                          118         1.86           1.82            53.8          50.9
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                            107         1.78X          1.73X           53.9%         50.9%
================================================================================================================================

Minimum: 56 mos.
Maximum: 120 mos.
Weighted Average: 107 mos.

                                      I-19

                                   APPENDIX I
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

ORIGINAL AMORTIZATION TERMS

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)                      MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                               6               71,260,000              48.8        5.784
   181 - 240                                                   1                1,443,919               1.0        5.960
   301 - 360                                                  19               73,437,183              50.3        6.289
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        26             $146,141,102             100.0%       6.040%
=========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
                                                             WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                              AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                            REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)                          TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                                  115         2.14           2.14            47.2          47.2
   181 - 240                                                      118         1.89           1.89            31.2          20.6
   301 - 360                                                       99         1.42           1.33            60.8          55.2
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                            107         1.78X          1.73X           53.9%         50.9%
================================================================================================================================

Minimum: 240 mos.
Maximum: 360 mos.
Weighted Average: 358 mos.

REMAINING AMORTIZATION TERMS

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
REMAINING AMORTIZATION TERM (MOS.)                     MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                               6               71,260,000              48.8        5.784
   181 - 240                                                   1                1,443,919               1.0        5.960
   241 - 300                                                   1               15,436,495              10.6        6.900
   301 - 360                                                  18               58,000,688              39.7        6.127
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        26             $146,141,102             100.0%       6.040%
=========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
                                                             WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                              AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                            REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
REMAINING AMORTIZATION TERM (MOS.)                         TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                                  115         2.14           2.14            47.2          47.2
   181 - 240                                                      118         1.89           1.89            31.2          20.6
   241 - 300                                                       56         1.22           1.22            50.4          46.3
   301 - 360                                                      111         1.48           1.36            63.6          57.5
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                            107         1.78X          1.73X           53.9%         50.9%
================================================================================================================================

Minimum: 238 mos.
Maximum: 360 mos.
Weighted Average: 344 mos.

                                      I-20

                                   APPENDIX I
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
DEBT SERVICE COVERAGE RATIO (X)                        MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

<= 1.20                                                        2                2,442,874               1.7        6.702
1.21 - 1.30                                                    8               38,837,523              26.6        6.534
1.41 - 1.50                                                    2                5,500,000               3.8        6.208
1.51 - 1.60                                                    4               21,652,147              14.8        5.918
1.61 - 1.70                                                    2               25,000,000              17.1        5.870
1.71 - 1.80                                                    1                2,075,000               1.4        5.810
1.81 - 2.00                                                    5               36,637,771              25.1        5.857
2.01 - 2.20                                                    1                2,395,786               1.6        6.180
2.21  <=                                                       1               11,600,000               7.9        5.350
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        26             $146,141,102             100.0%       6.040%
=========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
                                                             WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                              AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                            REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
DEBT SERVICE COVERAGE RATIO (X)                            TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

<= 1.20                                                           119         1.20           1.20            75.5          65.5
1.21 - 1.30                                                        94         1.22           1.14            62.7          57.8
1.41 - 1.50                                                        83         1.45           1.36            64.3          62.4
1.51 - 1.60                                                       118         1.56           1.52            59.1          53.7
1.61 - 1.70                                                       105         1.65           1.59            59.7          59.2
1.71 - 1.80                                                       119         1.74           1.46            59.5          52.5
1.81 - 2.00                                                       117         1.96           1.95            46.4          45.1
2.01 - 2.20                                                       118         2.19           2.19            35.7          30.6
2.21  <=                                                          112         3.96           3.96            18.6          18.6
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                            107         1.78X          1.73X           53.9%         50.9%
================================================================================================================================

Minimum: 1.20x
Maximum: 3.96x
Weighted Average: 1.78x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD (X)        MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

<= 1.20                                                        9               23,847,874              16.3        6.289
1.21 - 1.30                                                    3               22,832,523              15.6        6.644
1.41 - 1.50                                                    3               10,775,000               7.4        6.218
1.51 - 1.60                                                    4               20,052,147              13.7        5.988
1.61 - 1.70                                                    1               19,500,000              13.3        5.750
1.81 - 2.00                                                    4               35,137,771              24.0        5.832
2.01 - 2.20                                                    1                2,395,786               1.6        6.180
2.21  <=                                                       1               11,600,000               7.9        5.350
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        26             $146,141,102             100.0%       6.040%
=========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
                                                             WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                              AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                            REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD (X)            TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

<= 1.20                                                           119         1.25           1.08            70.0          65.2
1.21 - 1.30                                                        76         1.26           1.22            59.2          53.3
1.41 - 1.50                                                        69         1.64           1.47            60.2          57.9
1.51 - 1.60                                                       113         1.58           1.56            56.6          51.8
1.61 - 1.70                                                       119         1.63           1.63            59.1          59.1
1.81 - 2.00                                                       120         1.97           1.97            45.9          44.6
2.01 - 2.20                                                       118         2.19           2.19            35.7          30.6
2.21  <=                                                          112         3.96           3.96            18.6          18.6
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                            107         1.78X          1.73X           53.9%         50.9%
================================================================================================================================

Minimum: 1.05x
Maximum: 3.96x
Weighted Average: 1.73x

                                      I-21

                                   APPENDIX I
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
LOAN-TO-VALUE RATIO (%)                                MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

<= 20.0                                                        1               11,600,000               7.9        5.350
30.1 - 40.0                                                    2                3,839,705               2.6        6.097
40.1 - 50.0                                                    4               36,093,852              24.7        5.869
50.1 - 60.0                                                    6               52,303,641              35.8        6.124
60.1 - 70.0                                                    9               31,209,068              21.4        6.297
70.1 - 80.0                                                    4               11,094,835               7.6        6.176
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        26             $146,141,102             100.0%       6.040%
=========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
                                                             WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                              AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                            REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
LOAN-TO-VALUE RATIO (%)                                    TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

<= 20.0                                                           112         3.96           3.96            18.6          18.6
30.1 - 40.0                                                       118         2.08           2.08            34.0          26.8
40.1 - 50.0                                                       120         1.94           1.94            46.6          45.7
50.1 - 60.0                                                        94         1.50           1.48            55.7          52.4
60.1 - 70.0                                                       108         1.37           1.22            66.5          63.3
70.1 - 80.0                                                       119         1.34           1.22            76.9          68.2
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                            107         1.78X          1.73X           53.9%         50.9%
================================================================================================================================

Minimum: 18.6%
Maximum: 79.9%
Weighted Average: 53.9%

BALLOON LOAN-TO-VALUE RATIOS

-------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY     WEIGHTED
                                                                                AGGREGATE         AGGREGATE      AVERAGE
                                                         NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)                        MORTGAGE LOANS          BALANCE ($)       BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------

<= 20.0                                                        1               11,600,000               7.9        5.350
20.1 - 30.0                                                    1                1,443,919               1.0        5.960
30.1 - 40.0                                                    2                4,893,414               3.3        6.216
40.1 - 50.0                                                    5               59,624,865              40.8        6.077
50.1 - 60.0                                                    5               31,775,000              21.7        5.941
60.1 - 70.0                                                   12               36,803,903              25.2        6.261
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        26             $146,141,102             100.0%       6.040%
=========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
                                                             WEIGHTED                    WEIGHTED        WEIGHTED      WEIGHTED
                                                              AVERAGE     WEIGHTED        AVERAGE         AVERAGE       AVERAGE
                                                            REMAINING      AVERAGE           DSCR    CUT-OFF DATE       BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                            TERM (MOS.)     DSCR (X)   AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

<= 20.0                                                           112         3.96           3.96            18.6          18.6
20.1 - 30.0                                                       118         1.89           1.89            31.2          20.6
30.1 - 40.0                                                       119         2.00           2.00            40.7          34.8
40.1 - 50.0                                                       103         1.69           1.69            49.2          46.3
50.1 - 60.0                                                        99         1.64           1.57            59.5          58.6
60.1 - 70.0                                                       119         1.31           1.18            70.4          65.4
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                            107         1.78X          1.73X           53.9%         50.9%
================================================================================================================================

Minimum: 18.6%
Maximum: 69.5%
Weighted Average: 50.9%

                                      I-22

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                 OCT-07           OCT-08          OCT-09          OCT-10          OCT-11         OCT-12
-----------------------------------------------------------------------------------------------------------------------------------

Locked Out                              89.44%           89.57%          89.70%          70.17%          70.36%         80.89%
Yield Maintenance Total (2)(3)          10.56%           10.43%          10.30%          29.83%          29.64%         19.11%
Open                                     0.00%           0.00%            0.00%          0.00%            0.00%          0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%         100.00%          100.00%        100.00%          100.00%        100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding             $146,141,102     $145,580,513    $144,959,925    $144,211,146    $143,381,282   $118,524,975
% Initial Pool Balance                  100.00%          99.62%          99.19%          98.68%          98.11%         81.10%
-----------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

----------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)       OCT-13           OCT-14            OCT-15           OCT-16           OCT-17        OCT-18
----------------------------------------------------------------------------------------------------------------------------------

Locked Out                             80.91%           80.93%            80.95%           73.11%            0.00%        0.00%
Yield Maintenance Total (2)(3)         19.09%           19.07%            19.05%           19.02%            0.00%        0.00%
Open                                    0.00%           0.00%              0.00%           7.87%             0.00%        0.00%
----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%         100.00%            100.00%         100.00%            0.00%        0.00%
----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding            $117,788,340     $117,005,144      $116,172,435     $115,295,480          $0           $0
% Initial Pool Balance                 80.60%           80.06%            79.49%           78.89%            0.00%        0.00%
----------------------------------------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.

(2)   See Appendix II for a description of the Yield Maintenance.

(3)   Prepayment premium, YM3, YM1 and DEF/YM1 loans have been modeled as Yield
      Maintenance.

                                      I-23

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------
MORTGAGE     CMSA         CMSA        LOAN GROUP       MORTGAGE
LOAN NO.   LOAN NO.   PROPERTY NO.   (ONE OR TWO)   LOAN SELLER(1)   PROPERTY NAME(2)
------------------------------------------------------------------------------------------------------------------------------

   1          1           1-001           1              MSMCH       Easton Town Center
   2          2           2-001           1              BSCMI       3 Penn Plaza
   3          3           3-001           1              MSMCH       Charleston Town Center
   4          4           4-001           1              MSMCH       RiverCenter I&II
   5          5           5-001           1              BSCMI       The Shops at Biddeford Crossing
   6          6           6-001           1              BSCMI       Hylan Commons
              7                                                      Cole Retail Portfolio  Roll-Up (I)
   7                      7-001           1              BSCMI       Cole Retail Portfolio  - WinCo Foods - Eureka (I)
   7                      7-002           1              BSCMI       Cole Retail Portfolio  - Best Buy Evanston (I)
   7                      7-003           1              BSCMI       Cole Retail Portfolio  - Best Buy/Savers - Warwick (I)
   7                      7-004           1              BSCMI       Cole Retail Portfolio  - Academy Sports - Houston (I)
   7                      7-005           1              BSCMI       Cole Retail Portfolio  - Eckerd - Vineland (I)
   7                      7-006           1              BSCMI       Cole Retail Portfolio  - Eckerd - Mantua (I)
   8          8           8-001           2              PCFII       The Cove Apartments
   9          9           9-001           1              MSMCH       333 & 555 North Point Center
   10         10         10-001           1              MSMCH       1100 & 1101 Whitaker Road
   11         11         11-001           1              PCFII       111 Jericho Turnpike
   12         12         12-001           1              BSCMI       Pavilions At Hartman Heritage
   13         13         13-001           1              BSCMI       4401 Connecticut Avenue
   14         14         14-001           1              MSMCH       Four Corners Shopping Center
   15         15         15-001           1              MSMCH       Hampton Inn Majestic
   16         16         16-001           1              BSCMI       Northwest Marketplace - Houston
   17         17         17-001           2              PCFII       Hampton Square Apartments
   18         18         18-001           2               WFB        Grand Bay MHP (A)
   19         19         19-001           2               WFB        The Valley MHP (A)
   20         20         20-001           2               WFB        New Ranch MHP (A)
   21         21         21-001           2               WFB        Country Squire RV & MHP (A)
   22         22         22-001           2               WFB        The Hills MHP (A)
   23         23         23-001           2               WFB        Oakview MHP (A)
   24         24         24-001           1              MSMCH       20 West 37th Street
   25         25         25-001           1              BSCMI       Mercado Del Lago
   26         26         26-001           1              PCFII       Airport Plaza I
   27         27         27-001           1              MSMCH       Crowne Plaza Hotel - Houston
   28         28         28-001           1              MSMCH       Sofia Hotel
   29         29         29-001           1              BSCMI       Penske West Covina
   30         30         30-001           1              MSMCH       4540 & 4600 Pleasant Hill Road
   31         31         31-001           1              MSMCH       Dick's Sporting Goods - Lake Grove
   32         32         32-001           1              BSCMI       475 School Street
   33         33         33-001           1              MSMCH       Bellewood Commons
   34         34         34-001           2              MSMCH       Highlands at Cherry Hill
   35         35         35-001           1               WFB        Towne Center Promenade Shopping Center
   36         36         36-001           1              PCFII       4209, 4211, 4215, 4221, 4225, 4227, 4245 Technology Drive
   37         37         37-001           1              BSCMI       1322 Third Street Promenade
   38         38         38-001           1              BSCMI       Serramonte Corporate Center
   39         39         39-001           1              PCFII       Delia Plaza
   40         40         40-001           1              MSMCH       Olympic Boulevard Retail Portfolio
   41         41         41-001           1              BSCMI       Walgreens 63rd Street (B)
   42         42         42-001           1              BSCMI       Walgreens Independence (B)
   43         43         43-001           1              BSCMI       Walgreens Troost (B)
   44         44         44-001           1              BSCMI       Walgreens Linwood (B)
   45         45         45-001           1              BSCMI       Walgreens Topeka (B)
   46         46         46-001           1              BSCMI       Gravois Dillon Plaza
   47         47         47-001           1              BSCMI       Rave Chattanooga 18
   48         48         48-001           1              PCFII       445 East Lake Street
   49         49         49-001           1               WFB        A-American West Los Angeles
   50         50         50-001           2              MSMCH       145 East 16th Street
   51         51         51-001           1              MSMCH       Spectrum Health Building
   52         52         52-001           1               WFB        Niagara Bottling Groveland
   53         53         53-001           1               WFB        NevDex I (C)
   54         54         54-001           1               WFB        NevDex III (C)
   55         55         55-001           1              BSCMI       Legacy Crossing
   56         56         56-001           1              BSCMI       Cole Crossed Portfolio - Rite Aid Lima (D)
   57         57         57-001           1              BSCMI       Cole Crossed Portfolio - Eckerd Spartanburg (D)
   58         58         58-001           1              BSCMI       Cole Crossed Portfolio - Tractor Supply Fairview (D)
   59         59         59-001           1              BSCMI       Cole Crossed Portfolio - Staples Warsaw (D)
   60         60         60-001           1              BSCMI       Cole Crossed Portfolio - CVS Florence (D)
   61         61         61-001           1              MSMCH       Edgemar Center
   62         62         62-001           2              MSMCH       The Village at Columbia
   63         63         63-001           1              BSCMI       Turnpike Shopping Center
   64         64         64-001           1               WFB        Cooper Oaks Crossing
   65         65         65-001           1              MSMCH       South Division Jefferson Industrial Business Center
   66         66         66-001           1              MSMCH       Whole Foods West LA
   67         67         67-001           1              MSMCH       Lotte Plaza
   68         68         68-001           1               WFB        Hampton Inn - St. Clairsville, OH
   69         69         69-001           1              PCFII       Raintree Shops
   70         70         70-001           1              BSCMI       Tractor Supply Prior Lake (E)
   71         71         71-001           1              BSCMI       Tractor Supply Greenfield (E)
   72         72         72-001           1              BSCMI       Tractor Supply Fredericksburg (E)
   73         73         73-001           1               WFB        Telegraph Springs Business Park
   74         74         74-001           1              MSMCH       Castaic Creek Plaza
   75         75         75-001           1              PCFII       Design Center
   76         76         76-001           1              PCFII       3979 North Freeway Boulevard
   77         77         77-001           1              PCFII       1251 Valley Brook Avenue
   78         78         78-001           1              PCFII       Evergreen Plaza
   79         79         79-001           1               WFB        Mini Safe Storage
   80         80         80-001           1               WFB        Holiday Inn Express Wilkesboro
   81         81         81-001           1              BSCMI       Telerx, Kings Mountain - NC
   82         82         82-001           1              BSCMI       4630 Montgomery Avenue - Bethesda
   83         83         83-001           1              BSCMI       Best Western - Ocala
   84         84         84-001           1               WFB        190 Foss Creek Circle
   85         85         85-001           1              MSMCH       LA Fitness - Langham Creek
   86         86         86-001           1              BSCMI       Dave & Busters - Addison
   87         87         87-001           2              BSCMI       740 Grand Street
   88         88         88-001           2               WFB        Imperial MHP
   89         89         89-001           1              PCFII       1340-80 Flynn Road
   90         90         90-001           1               WFB        TownePlace Suites - Bend
   91         91         91-001           1              MSMCH       Yuma Marketplace
   92         92         92-001           1              BSCMI       Friendly's Distribution Center
   93         93         93-001           1              BSCMI       Sprouts Farmers Market
   94         94         94-001           1              PCFII       180-190 Whitman Avenue
   95         95         95-001           1              MSMCH       Bennett Plaza
   96         96         96-001           1              PCFII       Valley Commerce Center
   97         97         97-001           1              PCFII       Boulder Tech Center
   98         98         98-001           1              BSCMI       Kroger - LaGrange
   99         99         99-001           1              MSMCH       Commerce Bank Morristown
  100        100         100-001          1              BSCMI       Walgreens Westford
  101        101         101-001          1              BSCMI       Academy Sports - Baton Rouge
  102        102         102-001          1              MSMCH       West Wind Shopping Center
  103        103         103-001          1              BSCMI       Walgreens Wilmington
  104        104         104-001          1              BSCMI       Academy Sports Houston - Southwest
  105        105         105-001          1              MSMCH       Walgreens - Forest
  106        106         106-001          1              MSMCH       56-64 Broad Street
             107                                                     Roche Bobois Furniture Portfolio Roll-Up (II)
  107                    107-001          1              MSMCH       Roche Bobois Furniture Portfolio - Houston (II)
  107                    107-002          1              MSMCH       Roche Bobois Furniture Portfolio - Dallas (II)
  108        108         108-001          1              MSMCH       Union Walk
  109        109         109-001          1              MSMCH       3909 State Street
  110        110         110-001          1               WFB        Shoreline Business Park
  111        111         111-001          1              BSCMI       Circuit City - Taunton
  112        112         112-001          1              BSCMI       Circuit City - Mesquite, TX
  113        113         113-001          1              MSMCH       9601-9609 Santa Monica Boulevard
  114        114         114-001          2               WFB        Cedarville Townhomes Phase II
  115        115         115-001          1              BSCMI       Academy Sports - North Richland Hills
  116        116         116-001          1              PCFII       1365 North Knollwood Circle
  117        117         117-001          1              PCFII       American Backyard
  118        118         118-001          1               WFB        Palm Pacific Retail
             119                                                     Extra Space Centers II & III  Roll-Up (III)
  119                    119-001          1               WFB        Extra Space Centers II (III)
  119                    119-002          1               WFB        Extra Space Centers III (III)
             120                                                     Extra Space Centers IV & VI  Roll-Up (IV)
  120                    120-001          1               WFB        Extra Space Centers IV  (IV)
  120                    120-002          1               WFB        Extra Space Centers VI (IV)
  121        121         121-001          1              MSMCH       90 Prince Street
  122        122         122-001          1              BSCMI       Rainbow Foods St. Paul
  123        123         123-001          1              BSCMI       315 Elmora Avenue
  124        124         124-001          1               WFB        Walgreens - El Centro
  125        125         125-001          1               WFB        Presbyterian Gardens Medical Building
  126        126         126-001          1              BSCMI       La-Z-Boy, Kentwood
  127        127         127-001          1               WFB        Southwood Mini Storage and Offices
  128        128         128-001          1              BSCMI       Walgreens - Brenham
  129        129         129-001          1              MSMCH       Ruthven-Graham Packaging Warehouse
  130        130         130-001          1               WFB        Tacoma Strip Retail
  131        131         131-001          1               WFB        CVS-Family Dollar Center
  132        132         132-001          1              PCFII       3 & 7 East De La Guerra Street & 800-802 State Street
  133        133         133-001          1              PCFII       10871 Forbes Avenue
  134        134         134-001          1              MSMCH       Pine Valley Food Lion - Wilmington, NC
  135        135         135-001          2               WFB        Hobe Sound MHP
  136        136         136-001          1               WFB        841 Latour Court
  137        137         137-001          1              BSCMI       Holiday Inn Express - South Haven
  138        138         138-001          1               WFB        A-American Buena Park
  139        139         139-001          2              MSMCH       Alyson Manor MHC
  140        140         140-001          1               WFB        Spartan Business Center
  141        141         141-001          1              PCFII       Sonny's BBQ-Starbucks
  142        142         142-001          1               WFB        Work Flow One Building
  143        143         143-001          1              BSCMI       Academy Sports - Houston (Breton)
  144        144         144-001          1              MSMCH       Shoppes at Yorktowne
  145        145         145-001          1              MSMCH       Marketplace on Grove
  146        146         146-001          1               WFB        2191 East Bayshore Road
  147        147         147-001          1              MSMCH       75 Claremont Road
  148        148         148-001          1               WFB        Glen Eagles Plaza
  149        149         149-001          1              BSCMI       CVS Scranton
  150        150         150-001          1              PCFII       Eden Road Industrial Building
  151        151         151-001          1               WFB        Park Plaza Retail
  152        152         152-001          1               WFB        Bi County Self Storage
  153        153         153-001          1               WFB        Pond Springs Mini Storage - Austin, TX
  154        154         154-001          1              MSMCH       Crockers Lockers
  155        155         155-001          1              BSCMI       CVS - Del City
  156        156         156-001          1               WFB        Walgreens - Maple Grove
  157        157         157-001          1              BSCMI       680 Broadway
  158        158         158-001          1               WFB        361 North Canon Drive
  159        159         159-001          1               WFB        Walgreens Great Falls
  160        160         160-001          2              PCFII       Hillside Estates
  161        161         161-001          1              PCFII       Brandywine Shoppes
  162        162         162-001          1              MSMCH       Rainbow Medical Office Building
  163        163         163-001          2               WFB        Park Meadow
  164        164         164-001          2               WFB        Glenwood Mobile Home Park
  165        165         165-001          1              BSCMI       CVS Lynn, MA
  166        166         166-001          2               WFB        Creekview Apartments
  167        167         167-001          1              MSMCH       Walgreens Lexington
  168        168         168-001          1              MSMCH       CVS - Palmetto
  169        169         169-001          1              MSMCH       Acacia Shopping Center
  170        170         170-001          1              PCFII       General Storage - Lovejoy
  171        171         171-001          2               WFB        Branson Golden Oaks Apartments
  172        172         172-001          1               WFB        Northbank Professional Building
  173        173         173-001          1              BSCMI       Staples - Guntersville
  174        174         174-001          1               WFB        Central Self Storage Rohnert Park
  175        175         175-001          1              PCFII       Center at Burnet Road
  176        176         176-001          1              BSCMI       FedEx Peoria
  177        177         177-001          2               WFB        581 Pomona Avenue
  178        178         178-001          1              PCFII       50 Dwight Place
  179        179         179-001          1              BSCMI       Eckerd - Chattanooga, TN
  180        180         180-001          1              MSMCH       Union Court
  181        181         181-001          1               WFB        Upton Self Storage
  182        182         182-001          1              PCFII       Dawsonville Commons
  183        183         183-001          1              MSMCH       National Tire & Battery - Katy, TX
  184        184         184-001          1              MSMCH       National Tire & Battery - Pearland
  185        185         185-001          1              PCFII       2205 West Parkside Lane
  186        186         186-001          1              PCFII       JD Laser Incorporated
  187        187         187-001          1              BSCMI       CVS - Amarillo
  188        188         188-001          1              BSCMI       Tractor Supply Topeka
  189        189         189-001          1               WFB        The Lindsay Group Building
  190        190         190-001          1              MSMCH       Village Inn
  191        191         191-001          1               WFB        Tracy Plaza
  192        192         192-001          1              PCFII       St. Augustine Village
  193        193         193-001          1              PCFII       Fidelity at Saddle Creek
  194        194         194-001          1               WFB        North Lake Plaza
  195        195         195-001          1               WFB        Central Office Building
  196        196         196-001          1               WFB        Valley Business Center
  197        197         197-001          2               WFB        Maple Crest Manor MHP
  198        198         198-001          2               WFB        Chaparral Apartments
  199        199         199-001          2               WFB        Amistad Villa Apartments
  200        200         200-001          1               WFB        Starbucks / Verizon
  201        201         201-001          1               WFB        Rivers Edge Self Storage - Rio Rancho, NM
  202        202         202-001          1              BSCMI       Eckerd - Mableton, GA
  203        203         203-001          1               WFB        Shadow Hills Shopping Center
  204        204         204-001          2               WFB        J & T Property
  205        205         205-001          1               WFB        Rite Aid - Eaton Rapids, MI
  206        206         206-001          1               WFB        Staples - Antioch, CA
  207        207         207-001          1              MSMCH       9252 Chesapeake Drive
  208        208         208-001          1              MSMCH       Regions Bank
  209        209         209-001          1              PCFII       Burger King

                                                                     TOTALS AND WEIGHTED AVERAGES:

----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE         LOAN PURPOSE
LOAN NO.   (ACQUISITION/REFINANCE)   STREET ADDRESS                                                     CITY
----------------------------------------------------------------------------------------------------------------------------------

    1             Refinance          160 Easton Town Center                                             Columbus
    2             Refinance          943-973 Raymond Blvd.                                              Newark
    3             Refinance          3000 Charleston Town Center Drive                                  Charleston
    4             Refinance          50 & 100 E. RiverCenter Blvd                                       Covington
    5             Refinance          405 Mariner Way                                                    Biddeford
    6             Refinance          2530 Hylan Boulevard                                               Staten Island

    7            Acquisition         636 West Harris Street                                             Eureka
    7            Acquisition         2301 Howard Street                                                 Evanston
    7            Acquisition         1401 Bald Hill Road                                                Warwick
    7            Acquisition         14500 Westheimer Road                                              Houston
    7            Acquisition         970 N. Main Road                                                   Vineland
    7            Acquisition         210 Bridgeton Pike                                                 Mantua
    8             Refinance          2545 North 83rd Avenue                                             Phoenix
    9             Refinance          333 & 555 North Point Center East                                  Alpharetta
   10            Acquisition         1100 & 1101 Whitaker Road                                          Plainfield
   11             Refinance          111 Jericho Turnpike                                               Syosset
   12            Acquisition         19680-20200 East Jackson Parkway                                   Independence
   13             Refinance          4401 Connecticut Avenue                                            Washington
   14             Refinance          26916 Maple Valley Black Diamond Road SE                           Maple Valley
   15             Refinance          22 W. Monroe Street                                                Chicago
   16            Acquisition         13706-13846 Northwest Freeway                                      Houston
   17             Refinance          7205 West McDowell Road                                            Phoenix
   18            Acquisition         3300 N. Alternate 19                                               Dunedin
   19            Acquisition         5100 Round Lake Rd                                                 Apopka
   20            Acquisition         2291 Gulf to Bay Blvd                                              Clearwater
   21            Acquisition         86 Country Squire Road                                             Paisley
   22            Acquisition         1100 S. Roger Williams Rd                                          Apopka
   23            Acquisition         2252 NE Turner Avenue                                              Arcadia
   24             Refinance          20 West 37th Street                                                New York
   25             Refinance          31431-31541 Santa Margarita Pkwy.                                  Rancho Santa Margarita
   26             Refinance          2711 Jefferson Davis Highway                                       Arlington
   27             Refinance          1700 Smith Street                                                  Houston
   28             Refinance          150 W. Broadway                                                    San Diego
   29            Acquisition         1829 East Garvey Avenue North                                      West Covina
   30            Acquisition         4540 & 4600 Pleasant Hill Road                                     Memphis
   31             Refinance          313 Smith Haven Mall                                               Lake Grove
   32            Acquisition         475 School Street, SW                                              Washington
   33            Acquisition         521 East Market Street                                             Leesburg
   34            Acquisition         1980 Route 70 East                                                 Cherry Hill
   35             Refinance          21690, 21720, 21760 & 21830 W. Long Grove Road and 20710
                                     N. Rand Road                                                       Deer Park
   36            Acquisition         4209, 4211, 4215, 4221, 4225, 4227, 4245 Technology Drive          Fremont
   37             Refinance          1322 Third Street Promenade                                        Santa Monica
   38             Refinance          455 Hickey Blvd.                                                   Daly City
   39             Refinance          10750 NW 58th Street                                               Doral
   40            Acquisition         9101-9111, 9113-9125, 9045-9051 Olympic Boulevard & 365-373B
                                     S. Doheny Drive                                                    Beverly Hills
   41            Acquisition         1100 E. 63rd Street                                                Kansas City
   42            Acquisition         5400 East Independence                                             Kansas City
   43            Acquisition         4630 Troost Avenue                                                 Kansas City
   44            Acquisition         2501 E Linwood Blvd.                                               Kansas City
   45            Acquisition         3630 SW Wanamaker Rd.                                              Topeka
   46            Acquisition         20 Dillon Road                                                     High Ridge
   47             Refinance          5080 South Terrance                                                Chattanooga
   48             Refinance          445 East Lake Street                                               Wayzata
   49             Refinance          2300 Federal Boulevard                                             Los Angeles
   50             Refinance          145 East 16th Street                                               New York
   51             Refinance          6105 Wilson Avenue                                                 Wyoming
   52            Acquisition         7633 American Way                                                  Groveland
   53             Refinance          5310 Kietzke Lane                                                  Reno
   54             Refinance          5370 Kietzke Lane                                                  Reno
   55            Acquisition         State Route 95 & McMahan Boulevard                                 Marion
   56            Acquisition         1415 Bellefontaine Avenue                                          Lima
   57            Acquisition         1811 E. Main Street                                                Spartanburg
   58            Acquisition         2320 Fairview Boulevard                                            Fairview
   59            Acquisition         3600 Commerce Drive                                                Warsaw
   60            Acquisition         800 Pamplico Highway                                               Florence
   61            Acquisition         2415-2449 Main Street                                              Santa Monica
   62             Refinance          2500 Red Cedar Lane                                                Boise
   63             Refinance          1901 Black Rock Turnpike                                           Fairfield
   64            Acquisition         5405, 5415, 5425, and 5435 South Cooper Street                     Arlington
   65             Refinance          5950-5978 Bowcroft Street                                          Los Angeles
   66            Acquisition         11666 National Boulevard                                           Los Angeles
   67             Refinance          8801-8809 Baltimore National Pike                                  Ellicott City
   68             Refinance          51130 National Road East                                           St. Clairsville
   69            Acquisition         14884 North Pima Road                                              Scottsdale
   70            Acquisition         16907 Highway 13,                                                  Prior Lake
   71            Acquisition         6910 69th Lane North                                               Greenfield
   72            Acquisition         3325 East US Highway 290                                           Fredericksburg
   73             Refinance          12803-12851 Telegraph Road and 12800-12838 Romandel Avenue         Santa Fe Springs
   74            Acquisition         29421-29495 The Old Road                                           Castaic
   75            Acquisition         13211, 13161 and 13251-13261 McGregor Boulevard                    Fort Myers
   76             Refinance          3979 North Freeway Boulevard                                       Sacramento
   77            Acquisition         1251 Valley Brook Avenue                                           Lyndhurst
   78             Refinance          11804 SR-99                                                        Everett
   79             Refinance          15311 Hesperian Blvd                                               San Leandro
   80            Acquisition         1700 Winkler Street                                                Wilkesboro
   81            Acquisition         110 Commerce Drive                                                 Kings Mountain
   82             Refinance          4630 Montgomery Avenue                                             Bethesda
   83             Refinance          3701 SW 38th Avenue                                                Ocala
   84             Refinance          190 Foss Creek Circle                                              Healdsburg
   85             Refinance          17954 FM 529                                                       Houston
   86            Acquisition         1155 N Swift Road                                                  Addison
   87             Refinance          740-750 Grand Street                                               Brooklyn
   88             Refinance          106 East Jefferson Street                                          Shorewood
   89            Acquisition         1340-80 Flynn Road                                                 Camarillo
   90            Acquisition         755 SW 13th Place                                                  Bend
   91             Refinance          2383 W. 24th Street & 2451 S. Avenue B                             Yuma
   92            Acquisition         600 Bartlett Drive                                                 East Manchester Township
   93             Refinance          835 W. Foothill Blvd.                                              Claremont
   94             Refinance          180-190 Whitman Avenue                                             Edison
   95             Refinance          5202 State Road 64 East                                            Bradenton
   96             Refinance          4810, 4814, 4818, 4824 & 4828 South 40th Street                    Phoenix
   97             Refinance          7420 East Dry Creek Parkway                                        Longmont
   98            Acquisition         203 Commerce Avenue                                                LaGrange
   99             Refinance          217 South Street                                                   Morristown
   100           Acquisition         145 Littleton Road                                                 Westford
   101           Acquisition         8464 Airline Highway                                               Baton Rouge
   102           Acquisition         5510 4th Street                                                    Lubbock
   103           Acquisition         277 Main Street                                                    Wilmington
   104           Acquisition         2404 Southwest Freeway                                             Houston
   105            Refinance          17421 Forest Road                                                  Forest
   106            Refinance          56-64 Broad Street                                                 Elizabeth

   107            Refinance          4810 San Felipe Street                                             Houston
   107            Refinance          5304 Alpha Road                                                    Dallas
   108           Acquisition         180 South Union Boulevard                                          Lakewood
   109           Acquisition         3905-3917 State Street                                             Santa Barbara
   110            Refinance          915-923 W Mayfield Rd                                              Arlington
   111           Acquisition         70 Taunton Depot Drive                                             Taunton
   112           Acquisition         3733 West Emporium Circle                                          Mesquite
   113            Refinance          9601-9609 Santa Monica Boulevard                                   Beverly Hills
   114            Refinance          2802-2886 Cedarville Drive                                         Marquette
   115           Acquisition         7441 Northeast Loop 820                                            North Richland Hills
   116           Acquisition         1365 North Knollwood Circle                                        Anaheim
   117           Acquisition         10207 Buckhead Branch Drive                                        Jacksonville
   118            Refinance          1114-1120 North Pacific Avenue                                     Glendale

   119            Refinance          8119 Anderson Road                                                 Tampa
   119            Refinance          21338 Lake Patience Road                                           Land O Lakes

   120            Refinance          601 Falkenburg Road South                                          Tampa
   120            Refinance          105 Falkenburg Road South                                          Tampa
   121            Refinance          90 Prince Street                                                   New York
   122           Acquisition         1660 Robert Street South                                           West St. Paul
   123            Refinance          315 Elmora Avenue                                                  Elizabeth
   124           Acquisition         100 North Imperial Avenue                                          El Centro
   125           Acquisition         915 W. Exchange Parkway                                            Allen
   126           Acquisition         4445 28th Street SE                                                Kentwood
   127            Refinance          1086 Calimesa Blvd                                                 Calimesa
   128           Acquisition         2413 South Day Street                                              Brenham
   129            Refinance          1070 County Line Road                                              Lakeland
   130            Refinance          2520-2528 South 38th Street                                        Tacoma
   131           Acquisition         17 Smith Street                                                    Fairburn
   132            Refinance          3 & 7 East De La Guerra Street & 800-802 State Street              Santa Barbara
   133            Refinance          10871 Forbes Avenue                                                Garden Grove
   134           Acquisition         3600 South College Road                                            Wilmington
   135            Refinance          11090 SE Federal Highway                                           Hobe Sound
   136            Refinance          841 Latour Court                                                   Napa
   137            Refinance          1741 Phoenix Road                                                  South Haven
   138            Refinance          7282 Walnut Avenue                                                 Buena Park
   139            Refinance          2021 Mahan Avenue                                                  Richland
   140            Refinance          101-111 E. Alma Ave., 1250-1268, 1249-1269, 1280-1282 Alma Court   San Jose
   141            Refinance          30503 US Highway 19 North                                          Palm Harbor
   142           Acquisition         4517 West 1730 South                                               Salt Lake City
   143           Acquisition         13150 Breton Ridge                                                 Houston
   144            Refinance          1665 Dunlawton Avenue                                              Port Orange
   145           Acquisition         1150 East Philadelphia Street                                      Ontario
   146            Refinance          2191 East Bayshore Road                                            Palo Alto
   147            Refinance          75 Claremont Road                                                  Bernardsville
   148            Refinance          1000 NW 150th St                                                   Edmond
   149            Refinance          1 South Main Street and Oak Street                                 Old Forge
   150            Refinance          1110 & 1120 Eden Road                                              Arlington
   151            Refinance          35 W. Baseline Road                                                Tempe
   152           Acquisition         185 Sunrise Highway                                                Amityville
   153            Refinance          13444 Pond Springs Road                                            Austin
   154           Acquisition         501 E. Grand Avenue                                                Arroyo Grande
   155           Acquisition         4251 SE 44th Street                                                Del City
   156            Refinance          16750 CR 30                                                        Maple Grove
   157            Refinance          680 Broadway                                                       New York
   158            Refinance          357-361 North Canon Drive                                          Beverly Hills
   159           Acquisition         1213 3rd Street NW                                                 Great Falls
   160            Refinance          2 Skyview Drive                                                    Franklin
   161            Refinance          805 West Lanier Avenue                                             Fayetteville
   162           Acquisition         821 N. Nellis Boulevard                                            Las Vegas
   163            Refinance          10550 Lake City Way NE                                             Seattle
   164            Refinance          2307 Oakdale Road                                                  Modesto
   165            Refinance          220-222 South Common Street                                        Lynn
   166            Refinance          1145 W. 9th Street                                                 Chico
   167            Refinance          2213 Richmond Road                                                 Lexington
   168           Acquisition         945 8th Avenue West                                                Palmetto
   169            Refinance          1501 East La Palma Avenue                                          Anaheim
   170            Refinance          1960 McDonough Road                                                Hampton
   171            Refinance          1600 Bird Road                                                     Branson
   172            Refinance          102-104 & 200-208 NE 3rd Street                                    Grand Rapids
   173           Acquisition         11468 Highway 431 South                                            Guntersville
   174            Refinance          6100 State Farm Drive                                              Rohnert Park
   175            Refinance          6800 Burnet Road                                                   Austin
   176           Acquisition         906 South Bosch Road                                               Peoria
   177           Acquisition         581 Pomona Avenue                                                  Chico
   178           Acquisition         50 Dwight Place                                                    Fairfield Borough
   179           Acquisition         6300 Hixson Pike                                                   Hixson
   180            Refinance          150 South Union Boulevard                                          Lakewood
   181            Refinance          226 Milford Street                                                 Upton
   182            Refinance          143 Power Center Drive                                             Dawsonville
   183           Acquisition         20211 Katy Freeway                                                 Katy
   184           Acquisition         9605 Broadway Street                                               Pearland
   185           Acquisition         2205 West Parkside Lane                                            Phoenix
   186            Refinance          1691, 1711-1715 & 1717 Innovation Way                              Hartford
   187           Acquisition         2012 South Washington                                              Amarillo
   188           Acquisition         5236 SW Topeka Boulevard                                           Topeka
   189            Refinance          3432 County Rd 101                                                 Minnetonka
   190           Acquisition         10293 Big Bend Road                                                Riverview
   191            Refinance          804-894 West 11th Street                                           Tracy
   192            Refinance          14560 Old St. Augustine Road                                       Jacksonville
   193            Refinance          7628 Farmington Boulevard                                          Germantown
   194            Refinance          1708-1714 Citrus Boulevard                                         Leesburg
   195            Refinance          1007 S. Central Avenue                                             Glendale
   196            Refinance          4100-4120 Valley Blvd                                              Walnut
   197            Refinance          10 Maple Lane                                                      Manteno
   198            Refinance          244 SW Rimrock Way                                                 Redmond
   199           Acquisition         405 N. Bedell Avenue                                               Del Rio
   200           Acquisition         3500 Williams Blvd SW                                              Cedar Rapids
   201            Refinance          110 Industrial Park Loop                                           Rio Rancho
   202           Acquisition         4657 Hicks Road                                                    Mableton
   203           Acquisition         305 Frankford Avenue                                               Lubbock
   204            Refinance          629 and 635 East 79th Ave.                                         Anchorage
   205           Acquisition         715 South Main Street                                              Eaton Rapids
   206            Refinance          4863 Lone Tree Way                                                 Antioch
   207            Refinance          9252 Chesapeake Drive                                              San Diego
   208           Acquisition         331 Main Street West                                               Tupelo
   209            Refinance          2555 NE 238th Drive                                                Wood Village

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.   STATE   ZIP CODE   PROPERTY TYPE                    PROPERTY SUB-TYPE                UNITS/SF(3)        YEAR BUILT
------------------------------------------------------------------------------------------------------------------------------------

   1        OH      43219     Retail                           Anchored                           1,301,992         1999, 2001
   2        NJ      07105     Office                           Urban                                781,627            1992
   3        WV      25301     Retail                           Anchored                             363,140            1983
   4        KY      41011     Office                           Suburban                             549,679         1990, 1997
   5        ME      04005     Retail                           Anchored                             384,655            2006
   6        NY      10306     Retail                           Anchored                              85,423            1995

   7        CA      95503     Retail                           Free Standing                         82,490            1960
   7        IL      60202     Retail                           Free Standing                         45,397            1996
   7        RI      02886     Retail                           Free Standing                         64,514            1992
   7        TX      77077     Retail                           Free Standing                         53,381            1995
   7        NJ      08360     Retail                           Free Standing                         14,910            1997
   7        NJ      08051     Retail                           Free Standing                          8,710            1993
   8        AZ      85035     Multifamily                      Garden                                   652            2001
   9        GA      30022     Office                           Suburban                             281,599         1997, 1999
   10       IN      46168     Industrial                       Warehouse                            793,756         1996, 1998
   11       NY      11791     Retail                           Free Standing                        117,589            1962
   12       MO      64058     Retail                           Anchored                             223,881            2003
   13       DC      20008     Office                           Urban                                 84,086            1988
   14       WA      98038     Retail                           Anchored                             120,714            1999
   15       IL      60603     Hospitality                      Limited Service                          135            1906
   16       TX      77040     Retail                           Anchored                             182,872            2002
   17       AZ      85035     Multifamily                      Garden                                   298            2005
   18       FL      34698     Manufactured Housing Community   Manufactured Housing Community           138            1960
   19       FL      32712     Manufactured Housing Community   Manufactured Housing Community           148            1975
   20       FL      33765     Manufactured Housing Community   Manufactured Housing Community           111            1970
   21       FL      32767     Manufactured Housing Community   Manufactured Housing Community           123            1972
   22       FL      32703     Manufactured Housing Community   Manufactured Housing Community           100            1975
   23       FL      34266     Manufactured Housing Community   Manufactured Housing Community           120            1980
   24       NY      10018     Mixed Use                        Retail/Office                         77,100            1912
   25       CA      92688     Retail                           Shadow Anchored                       68,055            1989
   26       VA      22202     Office                           Suburban                             134,297            1981
   27       TX      77002     Hospitality                      Full Service                             259            1965
   28       CA      92101     Hospitality                      Full Service                             211            1926
   29       CA      91791     Retail                           Specialty                             81,530            2007
   30       TN      38118     Industrial                       Warehouse                            566,281        1991 - 1995
   31       NY      11755     Retail                           Free Standing                         75,000            2007
   32       DC      20036     Office                           Urban                                 57,759            1968
   33       VA      20176     Retail                           Unanchored                            61,544            1988
   34       NJ      08002     Multifamily                      Garden                                   170            2002
   35       IL      60010     Retail                           Anchored                              74,762            2006
   36       CA      94538     Office                           Suburban                             167,878            1984
   37       CA      90401     Mixed Use                        Retail/Office                         29,081            1950
   38       CA      94015     Office                           Suburban                              74,678            1982
   39       FL      33178     Retail                           Anchored                              80,736            2001
   40       CA      90212     Retail                           Unanchored                            24,834        1929 - 1996
   41       MO      64110     Retail                           Free Standing                         13,905            2000
   42       MO      64110     Retail                           Free Standing                         13,905            1997
   43       MO      64110     Retail                           Free Standing                         13,905            2000
   44       MO      64128     Retail                           Free Standing                         13,905            2000
   45       KS      66614     Retail                           Free Standing                         13,905            1999
   46       MO      63049     Retail                           Anchored                             136,694        1996 - 2004
   47       TN      37412     Other                            Theater                               82,330            2003
   48       MN      55391     Office                           Suburban                              40,128            1988
   49       CA      90064     Self Storage                     Self Storage                          79,802            1947
   50       NY      10003     Multifamily                      High Rise                                231            1963
   51       MI      49418     Office                           Medical                               52,898            2006
   52       FL      34736     Industrial                       Warehouse                            292,869            2000
   53       NV      89511     Office                           Suburban                              53,171            1997
   54       NV      89511     Office                           Suburban                              50,863            1999
   55       OH      43302     Retail                           Anchored                             134,389            2007
   56       OH      45804     Retail                           Free Standing                         14,564            2005
   57       SC      29505     Retail                           Free Standing                         10,908            1998
   58       TN      37062     Retail                           Free Standing                         19,067            2007
   59       IN      46580     Retail                           Free Standing                         23,990            1998
   60       SC      29505     Retail                           Free Standing                         10,125            1998
   61       CA      90405     Mixed Use                        Retail/Office/Other                   35,039            1908
   62       ID      83706     Multifamily                      Garden                                   254        1994 - 1995
   63       CT      06825     Retail                           Anchored                             105,401      1959, 1970, 1973
   64       TX      76017     Retail                           Anchored                              86,175            1998
   65       CA      90016     Industrial                       Light                                 74,005        1957 - 1960
   66       CA      90064     Retail                           Free Standing                         38,665            1949
   67       MD      21043     Retail                           Anchored                              82,515            1960
   68       OH      43950     Hospitality                      Limited Service                          116            1974
   69       AZ      85260     Retail                           Unanchored                            17,000            2006
   70       MN      55372     Retail                           Free Standing                         36,183            1991
   71       MN      55373     Retail                           Free Standing                         22,512            2006
   72       TX      77624     Retail                           Free Standing                         22,670            2007
   73       CA      90670     Industrial                       Light                                 86,814            2007
   74       CA      91384     Retail                           Unanchored                            33,643            2004
   75       FL      33919     Retail                           Unanchored                            44,037      1982, 1983, 1996
   76       CA      95834     Industrial                       Warehouse                             72,417            2007
   77       NJ      07071     Industrial                       Light                                 76,600            1974
   78       WA      98204     Retail                           Unanchored                            18,900            2007
   79       CA      94578     Self Storage                     Self Storage                          97,462         1977, 1981
   80       NC      28697     Hospitality                      Limited Service                          100            1989
   81       NC      28086     Office                           Suburban                              60,000            2007
   82       MD      20817     Office                           Suburban                              31,115            1954
   83       FL      34474     Hospitality                      Limited Service                          138            1989
   84       CA      95448     Industrial                       Flex                                  52,087            2003
   85       TX      77095     Retail                           Free Standing                         45,000            2007
   86       IL      60101     Retail                           Free Standing                         50,000            1995
   87       NY      11211     Mixed Use                        Retail/Multifamily                        25            1920
   88       IL      60404     Manufactured Housing Community   Manufactured Housing Community           183            1963
   89       CA      93012     Industrial                       Light                                 61,672            1985
   90       OR      97702     Hospitality                      Limited Service                           43            1998
   91       AZ      85364     Retail                           Shadow Anchored                       18,355            2006
   92       PA      17406     Industrial                       Warehouse/Cold Storage                85,195            1999
   93       CA      91711     Retail                           Anchored                              22,750            1962
   94       NJ      08817     Industrial                       Warehouse                            151,330         1960, 1975
   95       FL      34208     Retail                           Unanchored                            34,605            2006
   96       AZ      85040     Industrial                       Warehouse                             62,725            1985
   97       CO      80503     Office                           Suburban                              60,266            2000
   98       GA      30241     Retail                           Free Standing                         61,331            1998
   99       NJ      07960     Other                            Leased Fee                            40,000            2007
  100       MA      01886     Retail                           Free Standing                         14,820            2006
  101       LA      70815     Retail                           Free Standing                         52,500            1996
  102       TX      79416     Retail                           Shadow Anchored                       41,086            2006
  103       MA      01887     Retail                           Free Standing                         15,466            2007
  104       TX      77098     Retail                           Free Standing                         52,500            1996
  105       VA      24551     Retail                           Free Standing                         14,820            2006
  106       NJ      07201     Retail                           Unanchored                            15,700        1860 - 1950

  107       TX      77056     Retail                           Free Standing                         11,705            1958
  107       TX      75240     Retail                           Free Standing                          9,000            1999
  108       CO      80228     Retail                           Unanchored                            12,043            2006
  109       CA      93105     Retail                           Unanchored                            14,346            1998
  110       TX      76015     Industrial                       Flex                                 224,851            1960
  111       MA      02780     Retail                           Free Standing                         32,748            2001
  112       TX      75150     Retail                           Free Standing                         42,918            1996
  113       CA      90210     Retail                           Unanchored                             5,240            1988
  114       MI      49855     Multifamily                      Garden                                    72            2007
  115       TX      76180     Retail                           Free Standing                         52,500            1996
  116       CA      92801     Industrial                       Light                                 64,846            1977
  117       FL      32246     Retail                           Free Standing                         18,920            2007
  118       CA      91202     Retail                           Unanchored                            11,245         1950, 1975

  119       FL      33634     Self Storage                     Self Storage                          80,053      1972, 1985, 1999
  119       FL      34639     Self Storage                     Self Storage                          62,580  1983 - 1984, 1987, 1998

  120       FL      33619     Self Storage                     Self Storage                          54,510            1985
  120       FL      33619     Self Storage                     Self Storage                          50,000            1986
  121       NY      10012     Retail                           Unanchored                             2,800            1900
  122       MN      55118     Retail                           Free Standing                         61,712            1982
  123       NJ      07208     Mixed Use                        Retail/Office                         21,595            1988
  124       CA      92243     Retail                           Anchored                              14,490            2002
  125       TX      75013     Office                           Medical                               20,750            2005
  126       MI      49512     Retail                           Free Standing                         30,245            1986
  127       CA      92320     Self Storage                     Self Storage                          49,838         1978, 2007
  128       TX      77833     Retail                           Free Standing                         14,550            2007
  129       FL      33815     Industrial                       Warehouse                             80,000            1990
  130       WA      98409     Retail                           Unanchored                            18,660            1978
  131       GA      30213     Retail                           Anchored                              53,304         1965, 2002
  132       CA      93101     Retail                           Shadow Anchored                        6,907            1928
  133       CA      92843     Industrial                       Light                                 42,000            1989
  134       NC      28412     Retail                           Anchored                              57,209            1983
  135       FL      33455     Manufactured Housing Community   Manufactured Housing Community           127            1967
  136       CA      94558     Office                           Suburban                              25,355            1987
  137       MI      49090     Hospitality                      Limited Service                           62            1999
  138       CA      90620     Self Storage                     Self Storage                          52,639            2001
  139       WA      99352     Manufactured Housing Community   Manufactured Housing Community           126            1972
  140       CA      95112     Industrial                       Light                                 70,325            1981
  141       FL      34648     Retail                           Shadow Anchored                        8,674            2007
  142       UT      84104     Industrial                       Warehouse                             82,704            1986
  143       TX      77069     Retail                           Free Standing                         53,381            1995
  144       FL      32129     Retail                           Unanchored                            18,875            2006
  145       CA      91761     Retail                           Shadow Anchored                       14,000            2007
  146       CA      94303     Office                           Suburban                              22,070            1984
  147       NJ      07924     Office                           Suburban                              17,993            1971
  148       OK      73013     Retail                           Unanchored                            21,067         2004, 2006
  149       PA      18518     Retail                           Free Standing                         13,225            2007
  150       TX      76001     Industrial                       Warehouse                            121,382            1999
  151       AZ      85283     Retail                           Unanchored                            28,139            1980
  152       NY      11701     Self Storage                     Self Storage                          46,465            1989
  153       TX      78729     Self Storage                     Self Storage                          83,850            1985
  154       CA      93420     Self Storage                     Self Storage                          44,244            1986
  155       OK      73135     Retail                           Free Standing                         10,906            1998
  156       MN      55311     Retail                           Free Standing                         14,820            2006
  157       NY      10012     Mixed Use                        Retail/Multifamily                    11,966            1900
  158       CA      90210     Mixed Use                        Retail/Office                          9,000            1947
  159       MT      59404     Retail                           Anchored                              14,820            2007
  160       NJ      07416     Manufactured Housing Community   Manufactured Housing Community           191            1958
  161       GA      30214     Retail                           Unanchored                            17,500            2006
  162       NV      89110     Office                           Medical                               10,697            2001
  163       WA      98125     Mixed Use                        Multifamily/Office                        34            1990
  164       CA      95355     Manufactured Housing Community   Manufactured Housing Community           109            1960
  165       MA      01905     Retail                           Free Standing                         12,900            2007
  166       CA      95928     Multifamily                      Garden                                    34            1990
  167       KY      40502     Other                            Leased Fee                            14,820            2007
  168       FL      34221     Retail                           Free Standing                         10,908            1997
  169       CA      92805     Retail                           Unanchored                            14,000            1968
  170       GA      30228     Self Storage                     Self Storage                          59,646        2005 - 2007
  171       MO      65616     Multifamily                      Garden                                    92        1993 - 1995
  172       MN      55744     Office                           Suburban                              27,574            1960
  173       AL      35976     Retail                           Free Standing                         23,942            2001
  174       CA      94928     Self Storage                     Self Storage                          82,838            1997
  175       TX      78757     Retail                           Unanchored                            13,910            2006
  176       IL      61607     Industrial                       Warehouse                             38,200            1997
  177       CA      95928     Multifamily                      Garden                                    28         1986, 1989
  178       NJ      07004     Industrial                       Light                                 25,500            1974
  179       TN      37343     Retail                           Free Standing                         10,909            1997
  180       CO      80228     Retail                           Unanchored                             6,580            2000
  181       MA      01568     Self Storage                     Self Storage                          42,650            2001
  182       GA      30534     Retail                           Shadow Anchored                        8,165            2006
  183       TX      77450     Retail                           Free Standing                          8,064            2007
  184       TX      77584     Retail                           Free Standing                          7,891            2007
  185       AZ      85027     Industrial                       Light                                 17,355            2006
  186       WI      53027     Industrial                       Warehouse                             51,200        1997 - 2003
  187       TX      79109     Retail                           Free Standing                          9,504            1994
  188       KS      66609     Retail                           Free Standing                         24,730            2006
  189       MN      55345     Mixed Use                        Retail/Office                          6,903            2006
  190       FL      33569     Retail                           Free Standing                          4,441            2006
  191       CA      95376     Retail                           Unanchored                            12,700            1983
  192       FL      32258     Retail                           Unanchored                             7,743            2007
  193       TN      38138     Retail                           Free Standing                          6,000            2006
  194       FL      34748     Retail                           Shadow Anchored                       22,565            1984
  195       CA      91204     Office                           Suburban                              10,917            1979
  196       CA      91789     Industrial                       Warehouse                             46,740            1985
  197       IL      60950     Manufactured Housing Community   Manufactured Housing Community           109         1966, 1993
  198       OR      97756     Multifamily                      Garden                                    80            1991
  199       TX      78840     Multifamily                      Garden                                    56            1975
  200       IA      52404     Retail                           Shadow Anchored                        4,070            2001
  201       NM      87124     Self Storage                     Self Storage                          43,370            1995
  202       GA      30126     Retail                           Free Standing                          8,996            1994
  203       TX      79416     Retail                           Unanchored                            11,200            2005
  204       AK      99518     Multifamily                      Garden                                    14            1985
  205       MI      48827     Retail                           Shadow Anchored                       11,180            1996
  206       CA      94531     Retail                           Anchored                              24,024            2002
  207       CA      92123     Office                           Suburban                               5,100            1979
  208       MS      38804     Office                           Suburban                              19,946            1950
  209       OR      97060     Other                            Leased Fee                             3,000            2007

------------------------------------------------------------------------------------------------------------
MORTGAGE                         PERCENT         PERCENT LEASED
LOAN NO.    YEAR RENOVATED     LEASED(4)         AS OF DATE(4)       SECURITY TYPE(5)        LIEN POSITION
------------------------------------------------------------------------------------------------------------

   1             2004              93.8%           05/01/2007        Fee                         First
   2             2004             100.0%           05/01/2007        Fee                         First
   3             2004              93.4%           05/01/2007        Fee                         First
   4              NAP              78.8%           07/01/2007        Leasehold                   First
   5              NAP              98.4%           05/15/2007        Fee                         First
   6              NAP             100.0%           05/01/2007        Fee                         First

   7             1997             100.0%           10/01/2007        Fee                         First
   7              NAP             100.0%           10/01/2007        Fee                         First
   7              NAP             100.0%           10/01/2007        Fee                         First
   7              NAP             100.0%           10/01/2007        Fee                         First
   7              NAP             100.0%           10/01/2007        Fee                         First
   7              NAP             100.0%           10/01/2007        Fee                         First
   8              NAP              91.0%           09/04/2007        Fee                         First
   9              NAP              86.8%           08/01/2007        Fee                         First
   10             NAP             100.0%           10/01/2007        Fee                         First
   11            1992             100.0%           08/14/2007        Fee                         First
   12         2004 - 2005          91.6%           03/08/2007        Fee                         First
   13             NAP             100.0%           06/28/2007        Fee                         First
   14            2002             100.0%           06/30/2007        Fee                         First
   15            2006              69.4%           07/31/2007        Fee                         First
   16             NAP              91.0%           06/21/2007        Fee                         First
   17             NAP              90.9%           08/13/2007        Fee                         First
   18             NAP              90.6%           07/01/2007        Fee                         First
   19             NAP              99.3%           09/01/2007        Fee                         First
   20             NAP              89.2%           09/01/2007        Fee                         First
   21             NAP              94.3%           09/01/2007        Fee                         First
   22             NAP              95.0%           09/01/2007        Fee                         First
   23             NAP              83.3%           09/01/2007        Fee                         First
   24         2003 - 2005          88.6%           09/01/2007        Fee                         First
   25             NAP              95.4%           04/30/2007        Fee                         First
   26         2000, 2003           87.4%           08/03/2007        Fee                         First
   27            2001              61.8%           07/31/2007        Fee                         First
   28            2006              60.1%           07/31/2007        Fee                         First
   29             NAP             100.0%           10/01/2007        Fee                         First
   30            2005             100.0%           10/01/2007        Fee/Leasehold               First
   31             NAP             100.0%           10/01/2007        Fee                         First
   32            1996             100.0%           09/01/2007        Fee                         First
   33             NAP              94.7%           06/07/2007        Fee                         First
   34             NAP              95.8%           08/03/2007        Fee                         First
   35             NAP              98.8%           06/08/2007        Fee                         First
   36             NAP             100.0%           08/24/2007        Fee                         First
   37             NAP             100.0%           08/27/2007        Leasehold                   First
   38            2006              90.1%           08/20/2007        Fee                         First
   39             NAP             100.0%           09/18/2007        Fee                         First
   40             NAP             100.0%           06/07/2007        Fee                         First
   41             NAP             100.0%           10/01/2007        Fee                         First
   42             NAP             100.0%           10/01/2007        Fee                         First
   43             NAP             100.0%           10/01/2007        Fee                         First
   44             NAP             100.0%           10/01/2007        Fee                         First
   45             NAP             100.0%           10/01/2007        Fee                         First
   46             NAP             100.0%           05/16/2007        Fee                         First
   47             NAP             100.0%           10/01/2007        Fee                         First
   48      2002, 2006, 2007       100.0%           08/01/2007        Fee                         First
   49            1996              91.0%           04/02/2007        Fee                         First
   50            1987             100.0%           06/29/2007        Fee                         First
   51             NAP             100.0%           05/21/2007        Fee                         First
   52             NAP             100.0%           10/01/2007        Fee                         First
   53             NAP              95.2%           08/13/2007        Fee                         First
   54             NAP              80.1%           08/13/2007        Fee                         First
   55             NAP             100.0%           05/25/2007        Fee                         First
   56             NAP             100.0%           10/01/2007        Fee                         First
   57             NAP             100.0%           10/01/2007        Fee                         First
   58             NAP             100.0%           10/01/2007        Fee                         First
   59             NAP             100.0%           10/01/2007        Fee                         First
   60             NAP             100.0%           10/01/2007        Fee                         First
   61            1988              94.4%           07/31/2007        Fee                         First
   62             NAP              96.5%           05/09/2007        Fee                         First
   63             NAP              98.4%           05/16/2007        Fee                         First
   64             NAP              96.7%           07/01/2007        Fee                         First
   65            1998             100.0%           05/01/2007        Fee                         First
   66            1994             100.0%           06/01/2007        Fee                         First
   67            1985             100.0%           03/01/2007        Fee                         First
   68            1992              74.7%           06/01/2007        Fee                         First
   69             NAP              81.2%           07/25/2007        Fee                         First
   70            2007             100.0%           10/01/2007        Fee                         First
   71             NAP             100.0%           10/01/2007        Fee                         First
   72             NAP             100.0%           10/01/2007        Fee                         First
   73             NAP              98.9%           09/10/2007        Fee                         First
   74             NAP              96.4%           05/16/2007        Fee                         First
   75             NAP              97.6%           07/27/2007        Fee                         First
   76             NAP             100.0%           08/13/2007        Fee                         First
   77             NAP             100.0%           07/26/2007        Fee                         First
   78             NAP              92.1%           08/20/2007        Fee                         First
   79            1993              85.7%           07/31/2007        Fee                         First
   80             NAP              61.2%           05/31/2007        Fee                         First
   81             NAP             100.0%           10/01/2007        Fee                         First
   82            1996              90.6%           08/22/2007        Fee                         First
   83            2005              64.7%           06/30/2007        Fee                         First
   84             NAP             100.0%           07/05/2007        Fee                         First
   85             NAP             100.0%           04/17/2007        Fee                         First
   86             NAP             100.0%           10/01/2007        Fee                         First
   87            1998             100.0%           05/31/2007        Fee                         First
   88             NAP              95.6%           04/30/2007        Fee                         First
   89             NAP             100.0%           06/15/2007        Fee                         First
   90            2007              87.7%           04/30/2007        Fee                         First
   91             NAP             100.0%           07/10/2007        Fee                         First
   92             NAP             100.0%           10/01/2007        Fee                         First
   93            2007             100.0%           10/01/2007        Fee                         First
   94             NAP             100.0%           08/27/2007        Fee                         First
   95             NAP             100.0%           07/01/2007        Fee                         First
   96             NAP             100.0%           08/28/2007        Fee                         First
   97             NAP             100.0%           08/07/2007        Fee                         First
   98             NAP             100.0%           10/01/2007        Fee                         First
   99             NAP             100.0%           10/01/2007        Fee                         First
  100             NAP             100.0%           10/01/2007        Fee                         First
  101             NAP             100.0%           10/01/2007        Fee                         First
  102             NAP              92.2%           09/18/2007        Fee                         First
  103             NAP             100.0%           10/01/2007        Fee                         First
  104             NAP             100.0%           10/01/2007        Fee                         First
  105             NAP             100.0%           10/01/2007        Fee                         First
  106             NAP             100.0%           06/08/2007        Fee                         First

  107             NAP             100.0%           06/11/2007        Fee                         First
  107             NAP             100.0%           06/11/2007        Fee                         First
  108             NAP              81.4%           06/25/2007        Fee                         First
  109             NAP             100.0%           08/06/2007        Fee                         First
  110            2003              94.4%           06/20/2007        Fee                         First
  111             NAP             100.0%           10/01/2007        Fee                         First
  112             NAP             100.0%           10/01/2007        Fee                         First
  113             NAP             100.0%           03/02/2007        Fee                         First
  114             NAP             100.0%           08/13/2007        Fee                         First
  115             NAP             100.0%           10/01/2007        Fee                         First
  116             NAP             100.0%           07/17/2007        Fee                         First
  117             NAP             100.0%           08/17/2007        Fee                         First
  118             NAP             100.0%           07/01/2007        Fee                         First

  119             NAP              60.8%           07/31/2007        Fee                         First
  119             NAP              66.3%           08/01/2007        Fee                         First

  120             NAP              66.7%           07/13/2007        Fee                         First
  120             NAP              77.3%           07/13/2007        Fee                         First
  121            1992             100.0%           10/01/2007        Fee                         First
  122            2005             100.0%           10/01/2007        Fee                         First
  123         2002 - 2003         100.0%           05/01/2007        Fee                         First
  124             NAP             100.0%           10/01/2007        Fee                         First
  125             NAP              86.3%           05/29/2007        Fee                         First
  126            2002             100.0%           10/01/2007        Fee                         First
  127             NAP              80.2%           06/15/2007        Fee                         First
  128             NAP             100.0%           10/01/2007        Fee                         First
  129            2007             100.0%           04/06/2007        Fee                         First
  130            1997             100.0%           07/19/2007        Fee                         First
  131            2006              79.4%           06/27/2007        Fee                         First
  132            2007             100.0%           08/24/2007        Fee                         First
  133             NAP             100.0%           08/03/2007        Fee                         First
  134            1995             100.0%           07/31/2007        Fee                         First
  135             NAP              89.0%           02/28/2007        Fee                         First
  136            2006              92.2%           07/20/2007        Fee                         First
  137             NAP              69.1%           07/31/2007        Fee                         First
  138             NAP              75.1%           06/29/2007        Fee                         First
  139             NAP              91.3%           03/01/2007        Fee                         First
  140             NAP              94.9%           07/02/2007        Fee                         First
  141             NAP             100.0%           06/29/2007        Fee                         First
  142             NAP             100.0%           06/26/2007        Fee                         First
  143            1995             100.0%           10/01/2007        Fee                         First
  144             NAP             100.0%           05/24/2007        Fee                         First
  145             NAP              85.6%           06/12/2007        Fee                         First
  146             NAP             100.0%           08/15/2007        Fee                         First
  147             NAP              94.9%           05/30/2007        Fee                         First
  148             NAP             100.0%           06/28/2007        Fee                         First
  149             NAP             100.0%           10/01/2007        Fee                         First
  150             NAP             100.0%           08/10/2007        Fee                         First
  151            2005              94.7%           06/20/2007        Fee                         First
  152             NAP              92.8%           07/04/2007        Fee                         First
  153             NAP              96.8%           07/03/2007        Fee                         First
  154             NAP              99.5%           06/09/2007        Fee                         First
  155             NAP             100.0%           10/01/2007        Fee                         First
  156             NAP             100.0%           10/01/2007        Fee                         First
  157            2007             100.0%           10/01/2007        Fee                         First
  158         2002, 2007          100.0%           06/01/2007        Fee                         First
  159             NAP             100.0%           10/01/2007        Fee                         First
  160             NAP              93.7%           08/09/2007        Fee                         First
  161             NAP              88.0%           07/23/2007        Fee                         First
  162             NAP             100.0%           08/15/2007        Fee                         First
  163            2006             100.0%           07/10/2007        Fee                         First
  164             NAP              94.5%           06/11/2007        Fee                         First
  165             NAP             100.0%           10/01/2007        Fee                         First
  166            2007              97.1%           08/21/2007        Fee                         First
  167             NAP             100.0%           10/01/2007        Fee                         First
  168             NAP             100.0%           10/01/2007        Fee                         First
  169             NAP             100.0%           03/01/2007        Fee                         First
  170             NAP              86.8%           08/13/2007        Fee                         First
  171             NAP             100.0%           04/02/2007        Fee                         First
  172            2004              98.5%           06/14/2007        Fee                         First
  173             NAP             100.0%           10/01/2007        Fee                         First
  174             NAP              88.3%           06/30/2007        Fee                         First
  175             NAP              92.6%           08/07/2007        Fee                         First
  176             NAP             100.0%           10/01/2007        Fee                         First
  177         2006 - 2007          92.9%           08/30/2007        Fee                         First
  178             NAP             100.0%           08/23/2007        Fee                         First
  179             NAP             100.0%           10/01/2007        Fee                         First
  180             NAP             100.0%           06/22/2007        Fee                         First
  181            2004              95.0%           05/30/2007        Fee                         First
  182             NAP             100.0%           08/03/2007        Fee                         First
  183             NAP             100.0%           10/01/2007        Fee                         First
  184             NAP             100.0%           10/01/2007        Fee                         First
  185             NAP             100.0%           07/20/2007        Fee                         First
  186             NAP             100.0%           08/13/2007        Fee                         First
  187             NAP             100.0%           10/01/2007        Fee                         First
  188             NAP             100.0%           10/01/2007        Fee                         First
  189             NAP             100.0%           06/06/2007        Fee                         First
  190             NAP             100.0%           10/01/2007        Fee                         First
  191            1997             100.0%           06/19/2007        Fee                         First
  192             NAP             100.0%           07/30/2007        Fee                         First
  193             NAP             100.0%           08/06/2007        Leasehold                   First
  194             NAP              93.8%           06/27/2007        Fee                         First
  195             NAP             100.0%           07/01/2007        Fee                         First
  196             NAP              87.2%           07/31/2007        Fee                         First
  197             NAP              99.1%           04/30/2007        Fee                         First
  198             NAP             100.0%           06/21/2007        Fee                         First
  199             NAP              98.2%           08/07/2007        Fee                         First
  200            2006             100.0%           06/19/2007        Fee                         First
  201             NAP              80.3%           06/27/2007        Fee                         First
  202             NAP             100.0%           10/01/2007        Fee                         First
  203             NAP             100.0%           08/01/2007        Fee                         First
  204             NAP             100.0%           07/20/2007        Fee                         First
  205             NAP             100.0%           08/20/2007        Fee                         First
  206             NAP             100.0%           10/01/2007        Fee                         First
  207            2002             100.0%           10/01/2007        Fee                         First
  208            2007             100.0%           10/01/2007        Fee                         First
  209             NAP             100.0%           09/07/2007        Fee                         First

-------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                         RELATED
LOAN NO.                                                      BORROWER LIST
-------------------------------------------------------------------------------------------------------------------------------

    1                                                              NAP
    2                                                              NAP
    3                                                              NAP
    4                                                              NAP
    5                                                              NAP
    6                                                              NAP

    7        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
    7        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
    7        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
    7        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
    7        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
    7        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
    8                                                             8, 17
    9                                                              NAP
   10                                                            10, 30
   11                                                              NAP
   12                                                      12, 16, 46, 55, 122
   13                                                              NAP
   14                                                              NAP
   15                                                              NAP
   16                                                      12, 16, 46, 55, 122
   17                                                             8, 17
   18                                                    18, 19, 20, 21, 22, 23
   19                                                    18, 19, 20, 21, 22, 23
   20                                                    18, 19, 20, 21, 22, 23
   21                                                    18, 19, 20, 21, 22, 23
   22                                                    18, 19, 20, 21, 22, 23
   23                                                    18, 19, 20, 21, 22, 23
   24                                                              NAP
   25                                                              NAP
   26                                                              NAP
   27                                                              NAP
   28                                                              NAP
   29        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   30                                                            10, 30
   31                                                              NAP
   32                                                              NAP
   33                                                              NAP
   34                                                              NAP
   35                                                              NAP
   36                                                              NAP
   37                                                              NAP
   38                                                              NAP
   39                                                              NAP
   40                                                            40, 66
   41        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   42        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   43        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   44        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   45        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   46                                                      12, 16, 46, 55, 122
   47                                                              NAP
   48                                                              NAP
   49                                                            49, 138
   50                                                              NAP
   51                                                              NAP
   52                                                              NAP
   53                                                            53, 54
   54                                                            53, 54
   55                                                      12, 16, 46, 55, 122
   56        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   57        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   58        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   59        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   60        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   61                                                              NAP
   62                                                              NAP
   63                                                              NAP
   64                                                              NAP
   65                                                          65, 74, 145
   66                                                            40, 66
   67                                                              NAP
   68                                                              NAP
   69                                                            69, 185
   70        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   71        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   72        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   73                                                              NAP
   74                                                          65, 74, 145
   75                                                              NAP
   76                                                              NAP
   77                                                              NAP
   78                                                              NAP
   79                                                              NAP
   80                                                              NAP
   81        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   82                                                              NAP
   83                                                              NAP
   84                                                              NAP
   85                                                              NAP
   86        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   87                                                              NAP
   88                                                            88, 197
   89                                                              NAP
   90                                                              NAP
   91                                                              NAP
   92                                                              NAP
   93                                                              NAP
   94                                                              NAP
   95                                                              NAP
   96                                                              NAP
   97                                                              NAP
   98        7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   99                                                              NAP
   100       7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   101       7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   102                                                             NAP
   103       7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   104       7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   105                                                             NAP
   106                                                             NAP

   107                                                             NAP
   107                                                             NAP
   108                                                             NAP
   109                                                             NAP
   110                                                             NAP
   111       7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   112       7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   113                                                             NAP
   114                                                             NAP
   115       7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   116                                                             NAP
   117                                                             NAP
   118                                                          118, 195

   119                                                          119, 120
   119                                                          119, 120

   120                                                          119, 120
   120                                                          119, 120
   121                                                             NAP
   122                                                     12, 16, 46, 55, 122
   123                                                             NAP
   124                                                             NAP
   125                                                             NAP
   126       7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   127                                                             NAP
   128       7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   129                                                             NAP
   130                                                             NAP
   131                                                             NAP
   132                                                             NAP
   133                                                             NAP
   134                                                             NAP
   135                                                             NAP
   136                                                             NAP
   137                                                             NAP
   138                                                           49, 138
   139                                                             NAP
   140                                                             NAP
   141                                                             NAP
   142                                                             NAP
   143       7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   144                                                             NAP
   145                                                         65, 74, 145
   146                                                             NAP
   147                                                             NAP
   148                                                             NAP
   149                                                             NAP
   150                                                             NAP
   151                                                             NAP
   152                                                             NAP
   153                                                             NAP
   154                                                             NAP
   155       7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   156                                                             NAP
   157                                                             NAP
   158                                                             NAP
   159                                                             NAP
   160                                                             NAP
   161                                                             NAP
   162                                                             NAP
   163                                                             NAP
   164                                                             NAP
   165                                                             NAP
   166                                                          166, 177
   167                                                             NAP
   168                                                             NAP
   169                                                             NAP
   170                                                             NAP
   171                                                             NAP
   172                                                             NAP
   173       7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   174                                                             NAP
   175                                                             NAP
   176       7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   177                                                          166, 177
   178                                                             NAP
   179       7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   180                                                             NAP
   181                                                             NAP
   182                                                             NAP
   183                                                          183, 184
   184                                                          183, 184
   185                                                           69, 185
   186                                                             NAP
   187       7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   188       7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   189                                                             NAP
   190                                                             NAP
   191                                                             NAP
   192                                                             NAP
   193                                                             NAP
   194                                                             NAP
   195                                                          118, 195
   196                                                             NAP
   197                                                           88, 197
   198                                                             NAP
   199                                                             NAP
   200                                                             NAP
   201                                                             NAP
   202       7, 29, 41, 42, 43, 44, 45, 56, 57, 58, 59, 60, 70, 71, 72, 81, 86, 98, 100, 101, 103, 104, 111, 112, 115, 126,
                                               128, 143, 155, 173, 176, 179, 187, 188, 202
   203                                                             NAP
   204                                                             NAP
   205                                                             NAP
   206                                                             NAP
   207                                                             NAP
   208                                                             NAP
   209                                                             NAP

----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE         ORIGINAL     CUT-OFF DATE     % OF TOTAL POOL      % OF APPLICABLE LOAN GROUP   CUT-OFF DATE BALANCE
LOAN NO.          BALANCE       BALANCE(6)   CUT-OFF DATE BALANCE      CUT-OFF DATE BALANCE            PER UNIT OR SF   NOTE DATE
----------------------------------------------------------------------------------------------------------------------------------

   1         $170,000,000     $170,000,000           9.7%                      10.5%                             $215   07/25/2007
   2         $125,000,000     $125,000,000           7.1%                      7.7%                              $160   06/12/2007
   3         $100,000,000     $100,000,000           5.7%                      6.2%                              $275   09/05/2007
   4          $55,000,000      $55,000,000           3.1%                      3.4%                              $100   06/19/2007
   5          $44,800,000      $44,800,000           2.5%                      2.8%                              $116   07/11/2007
   6          $32,000,000      $32,000,000           1.8%                      2.0%                              $375   07/02/2007
              $31,292,000      $31,292,000           1.8%                      1.9%                              $116   06/27/2007
   7          $11,247,000      $11,247,000           0.6%                      0.7%                              $116   06/27/2007
   7           $5,900,000       $5,900,000           0.3%                      0.4%                              $116   06/27/2007
   7           $5,350,000       $5,350,000           0.3%                      0.3%                              $116   06/27/2007
   7           $3,825,000       $3,825,000           0.2%                      0.2%                              $116   06/27/2007
   7           $3,500,000       $3,500,000           0.2%                      0.2%                              $116   06/27/2007
   7           $1,470,000       $1,470,000           0.1%                      0.1%                              $116   06/27/2007
   8          $29,000,000      $29,000,000           1.6%                      19.8%                          $44,479   09/04/2007
   9          $32,500,000      $28,983,504           1.6%                      1.8%                              $103   10/31/2001
   10         $28,000,000      $27,863,850           1.6%                      1.7%                               $35   04/23/2007
   11         $25,200,000      $25,200,000           1.4%                      1.6%                              $214   08/14/2007
   12         $23,450,000      $23,450,000           1.3%                      1.5%                              $105   07/19/2007
   13         $23,200,000      $23,200,000           1.3%                      1.4%                              $276   08/15/2007
   14         $21,000,000      $21,000,000           1.2%                      1.3%                              $174   07/18/2007
   15         $20,000,000      $20,000,000           1.1%                      1.2%                          $148,148   09/26/2007
   16         $19,965,000      $19,965,000           1.1%                      1.2%                              $109   06/29/2007
   17         $19,500,000      $19,500,000           1.1%                      13.3%                          $65,436   08/31/2007
   18          $4,946,000       $4,946,000           0.3%                      3.4%                           $25,818   08/21/2007
   19          $3,572,000       $3,572,000           0.2%                      2.4%                           $25,818   08/21/2007
   20          $3,120,000       $3,120,000           0.2%                      2.1%                           $25,818   08/21/2007
   21          $2,934,000       $2,934,000           0.2%                      2.0%                           $25,818   08/21/2007
   22          $2,721,000       $2,721,000           0.2%                      1.9%                           $25,818   08/21/2007
   23          $1,812,000       $1,812,000           0.1%                      1.2%                           $25,818   08/21/2007
   24         $18,500,000      $18,500,000           1.1%                      1.1%                              $240   07/25/2007
   25         $18,200,000      $18,200,000           1.0%                      1.1%                              $267   06/27/2007
   26         $18,000,000      $18,000,000           1.0%                      1.1%                              $134   08/03/2007
   27         $17,500,000      $17,500,000           1.0%                      1.1%                           $67,568   08/15/2007
   28         $17,000,000      $17,000,000           1.0%                      1.1%                           $80,569   05/31/2007
   29         $17,000,000      $17,000,000           1.0%                      1.1%                              $209   07/31/2007
   30         $16,500,000      $16,438,616           0.9%                      1.0%                               $29   05/17/2007
   31         $16,225,000      $16,202,299           0.9%                      1.0%                              $216   08/28/2007
   32         $16,000,000      $16,000,000           0.9%                      1.0%                              $277   09/11/2007
   33         $15,600,000      $15,600,000           0.9%                      1.0%                              $253   04/04/2007
   34         $16,500,000      $15,436,495           0.9%                      10.6%                          $90,803   05/30/2002
   35         $15,200,000      $15,200,000           0.9%                      0.9%                              $203   08/20/2007
   36         $14,400,000      $14,400,000           0.8%                      0.9%                               $86   08/24/2007
   37         $14,000,000      $13,893,705           0.8%                      0.9%                              $478   05/22/2007
   38         $13,500,000      $13,500,000           0.8%                      0.8%                              $181   08/03/2007
   39         $13,400,000      $13,400,000           0.8%                      0.8%                              $166   09/18/2007
   40         $13,200,000      $13,200,000           0.7%                      0.8%                              $532   07/03/2007
   41          $3,034,500       $3,034,500           0.2%                      0.2%                              $184   07/10/2007
   42          $2,990,000       $2,990,000           0.2%                      0.2%                              $184   07/10/2007
   43          $2,464,000       $2,464,000           0.1%                      0.2%                              $184   07/10/2007
   44          $2,437,500       $2,437,500           0.1%                      0.2%                              $184   07/10/2007
   45          $1,870,000       $1,870,000           0.1%                      0.1%                              $184   07/10/2007
   46         $12,630,000      $12,630,000           0.7%                      0.8%                               $92   06/13/2007
   47         $12,650,000      $12,614,652           0.7%                      0.8%                              $153   07/30/2007
   48         $12,500,000      $12,488,809           0.7%                      0.8%                              $311   08/01/2007
   49         $12,000,000      $11,968,328           0.7%                      0.7%                              $150   07/12/2007
   50         $11,600,000      $11,600,000           0.7%                      7.9%                           $50,216   01/31/2007
   51         $11,600,000      $11,529,998           0.7%                      0.7%                              $218   06/29/2007
   52         $11,250,000      $11,250,000           0.6%                      0.7%                               $38   08/24/2007
   53          $6,100,000       $6,100,000           0.3%                      0.4%                              $108   08/30/2007
   54          $5,100,000       $5,100,000           0.3%                      0.3%                              $108   08/30/2007
   55         $10,890,000      $10,890,000           0.6%                      0.7%                               $81   07/02/2007
   56          $3,103,000       $3,103,000           0.2%                      0.2%                              $138   05/14/2007
   57          $2,258,750       $2,258,750           0.1%                      0.1%                              $138   05/17/2007
   58          $1,930,500       $1,930,500           0.1%                      0.1%                              $138   05/25/2007
   59          $1,850,000       $1,850,000           0.1%                      0.1%                              $138   05/15/2007
   60          $1,706,250       $1,706,250           0.1%                      0.1%                              $138   05/17/2007
   61         $10,800,000      $10,800,000           0.6%                      0.7%                              $308   06/13/2007
   62         $10,623,000      $10,592,147           0.6%                      7.2%                           $41,701   06/06/2007
   63         $10,000,000      $10,000,000           0.6%                      0.6%                               $95   06/28/2007
   64          $9,600,000       $9,600,000           0.5%                      0.6%                              $111   08/28/2007
   65          $8,350,000       $8,350,000           0.5%                      0.5%                              $113   06/05/2007
   66          $8,300,000       $8,300,000           0.5%                      0.5%                              $215   06/15/2007
   67          $8,150,000       $8,134,041           0.5%                      0.5%                               $99   08/01/2007
   68          $7,800,000       $7,793,218           0.4%                      0.5%                           $67,183   08/17/2007
   69          $7,750,000       $7,750,000           0.4%                      0.5%                              $456   08/09/2007
   70          $3,283,250       $3,283,250           0.2%                      0.2%                               $93   06/29/2007
   71          $2,227,500       $2,227,500           0.1%                      0.1%                               $93   04/02/2007
   72          $2,031,250       $2,031,250           0.1%                      0.1%                               $93   05/07/2007
   73          $7,535,000       $7,535,000           0.4%                      0.5%                               $87   09/04/2007
   74          $7,000,000       $7,000,000           0.4%                      0.4%                              $208   07/31/2007
   75          $7,000,000       $7,000,000           0.4%                      0.4%                              $159   07/27/2007
   76          $6,850,000       $6,850,000           0.4%                      0.4%                               $95   08/13/2007
   77          $6,750,000       $6,738,652           0.4%                      0.4%                               $88   07/26/2007
   78          $6,600,000       $6,600,000           0.4%                      0.4%                              $349   08/21/2007
   79          $6,220,000       $6,214,132           0.4%                      0.4%                               $64   08/14/2007
   80          $6,200,000       $6,200,000           0.4%                      0.4%                           $62,000   09/06/2007
   81          $6,083,000       $6,083,000           0.3%                      0.4%                              $101   07/17/2007
   82          $6,000,000       $6,000,000           0.3%                      0.4%                              $193   06/15/2007
   83          $6,000,000       $5,984,446           0.3%                      0.4%                           $43,366   06/26/2007
   84          $5,800,000       $5,794,581           0.3%                      0.4%                              $111   08/01/2007
   85          $5,700,000       $5,680,368           0.3%                      0.4%                              $126   05/16/2007
   86          $5,600,000       $5,600,000           0.3%                      0.3%                              $112   07/19/2007
   87          $5,560,000       $5,560,000           0.3%                      3.8%                          $222,400   08/14/2007
   88          $5,500,000       $5,500,000           0.3%                      3.8%                           $30,055   06/28/2007
   89          $5,440,000       $5,440,000           0.3%                      0.3%                               $88   06/15/2007
   90          $5,400,000       $5,394,399           0.3%                      0.3%                          $125,451   08/31/2007
   91          $5,150,000       $5,150,000           0.3%                      0.3%                              $281   06/28/2007
   92          $5,005,000       $5,005,000           0.3%                      0.3%                               $59   05/07/2007
   93          $5,000,000       $5,000,000           0.3%                      0.3%                              $220   07/06/2007
   94          $5,000,000       $4,995,210           0.3%                      0.3%                               $33   08/27/2007
   95          $5,000,000       $4,990,652           0.3%                      0.3%                              $144   07/27/2007
   96          $4,800,000       $4,800,000           0.3%                      0.3%                               $77   08/28/2007
   97          $4,775,000       $4,770,408           0.3%                      0.3%                               $79   08/07/2007
   98          $4,750,000       $4,750,000           0.3%                      0.3%                               $77   06/28/2007
   99          $4,750,000       $4,726,851           0.3%                      0.3%                              $118   04/20/2007
  100          $4,710,000       $4,710,000           0.3%                      0.3%                              $318   08/03/2007
  101          $4,687,000       $4,687,000           0.3%                      0.3%                               $89   07/19/2007
  102          $4,675,000       $4,675,000           0.3%                      0.3%                              $114   05/10/2007
  103          $4,630,000       $4,630,000           0.3%                      0.3%                              $299   07/31/2007
  104          $4,625,000       $4,625,000           0.3%                      0.3%                               $88   07/19/2007
  105          $4,625,000       $4,620,440           0.3%                      0.3%                              $312   08/09/2007
  106          $4,600,000       $4,600,000           0.3%                      0.3%                              $293   08/30/2007
               $4,550,000       $4,538,981           0.3%                      0.3%                              $219   06/22/2007
  107          $2,502,500       $2,496,440           0.1%                      0.2%                              $219   06/22/2007
  107          $2,047,500       $2,042,542           0.1%                      0.1%                              $219   06/22/2007
  108          $4,500,000       $4,500,000           0.3%                      0.3%                              $374   08/01/2007
  109          $4,400,000       $4,400,000           0.2%                      0.3%                              $307   06/06/2007
  110          $4,327,500       $4,327,500           0.2%                      0.3%                               $19   09/10/2007
  111          $4,323,000       $4,323,000           0.2%                      0.3%                              $132   07/13/2007
  112          $4,305,000       $4,305,000           0.2%                      0.3%                              $100   06/29/2007
  113          $4,300,000       $4,300,000           0.2%                      0.3%                              $821   05/17/2007
  114          $4,300,000       $4,296,029           0.2%                      2.9%                           $59,667   08/15/2007
  115          $4,217,000       $4,217,000           0.2%                      0.3%                               $80   07/19/2007
  116          $4,100,000       $4,100,000           0.2%                      0.3%                               $63   07/17/2007
  117          $4,095,000       $4,095,000           0.2%                      0.3%                              $216   08/17/2007
  118          $4,080,000       $4,080,000           0.2%                      0.3%                              $363   07/09/2007
               $4,000,000       $3,996,412           0.2%                      0.2%                               $28   08/03/2007
  119          $2,312,720       $2,310,645           0.1%                      0.1%                               $28   08/03/2007
  119          $1,687,280       $1,685,767           0.1%                      0.1%                               $28   08/03/2007
               $3,850,000       $3,843,734           0.2%                      0.2%                               $37   07/26/2007
  120          $2,117,500       $2,114,054           0.1%                      0.1%                               $37   07/26/2007
  120          $1,732,500       $1,729,680           0.1%                      0.1%                               $37   07/26/2007
  121          $3,806,799       $3,806,799           0.2%                      0.2%                            $1,360   06/27/2007
  122          $3,760,000       $3,760,000           0.2%                      0.2%                               $61   07/27/2007
  123          $3,750,000       $3,750,000           0.2%                      0.2%                              $174   07/19/2007
  124          $3,700,000       $3,700,000           0.2%                      0.2%                              $255   08/03/2007
  125          $3,640,000       $3,633,915           0.2%                      0.2%                              $175   06/29/2007
  126          $3,602,000       $3,602,000           0.2%                      0.2%                              $119   06/28/2007
  127          $3,500,000       $3,494,330           0.2%                      0.2%                               $70   07/02/2007
  128          $3,400,000       $3,400,000           0.2%                      0.2%                              $234   08/09/2007
  129          $3,400,000       $3,391,112           0.2%                      0.2%                               $42   07/17/2007
  130          $3,350,000       $3,344,355           0.2%                      0.2%                              $179   07/19/2007
  131          $3,300,000       $3,300,000           0.2%                      0.2%                               $62   06/27/2007
  132          $3,275,000       $3,272,051           0.2%                      0.2%                              $474   08/24/2007
  133          $3,225,000       $3,222,073           0.2%                      0.2%                               $77   08/03/2007
  134          $3,200,000       $3,200,000           0.2%                      0.2%                               $56   06/25/2007
  135          $3,200,000       $3,200,000           0.2%                      2.2%                           $25,197   06/25/2007
  136          $3,200,000       $3,200,000           0.2%                      0.2%                              $126   08/28/2007
  137          $3,200,000       $3,188,218           0.2%                      0.2%                           $51,423   06/21/2007
  138          $3,175,000       $3,170,793           0.2%                      0.2%                               $60   08/08/2007
  139          $3,100,000       $3,100,000           0.2%                      2.1%                           $24,603   07/02/2007
  140          $3,100,000       $3,096,955           0.2%                      0.2%                               $44   08/02/2007
  141          $3,100,000       $3,091,599           0.2%                      0.2%                              $356   06/29/2007
  142          $3,050,000       $3,050,000           0.2%                      0.2%                               $37   06/14/2007
  143          $3,045,000       $3,045,000           0.2%                      0.2%                               $57   07/19/2007
  144          $3,025,000       $3,007,304           0.2%                      0.2%                              $159   06/06/2007
  145          $3,000,000       $3,000,000           0.2%                      0.2%                              $214   07/18/2007
  146          $3,000,000       $3,000,000           0.2%                      0.2%                              $136   08/16/2007
  147          $3,000,000       $3,000,000           0.2%                      0.2%                              $167   08/10/2007
  148          $3,000,000       $3,000,000           0.2%                      0.2%                              $142   06/28/2007
  149          $3,000,000       $2,991,277           0.2%                      0.2%                              $226   06/27/2007
  150          $2,960,000       $2,957,324           0.2%                      0.2%                               $24   08/10/2007
  151          $2,950,000       $2,943,012           0.2%                      0.2%                              $105   06/15/2007
  152          $2,930,000       $2,930,000           0.2%                      0.2%                               $63   08/15/2007
  153          $2,700,000       $2,700,000           0.2%                      0.2%                               $32   08/02/2007
  154          $2,675,000       $2,672,408           0.2%                      0.2%                               $60   08/02/2007
  155          $2,631,000       $2,631,000           0.1%                      0.2%                              $241   07/19/2007
  156          $2,600,000       $2,576,951           0.1%                      0.2%                              $174   06/07/2007
  157          $2,500,000       $2,500,000           0.1%                      0.2%                              $209   07/12/2007
  158          $2,500,000       $2,500,000           0.1%                      0.2%                              $278   08/02/2007
  159          $2,500,000       $2,500,000           0.1%                      0.2%                              $169   08/20/2007
  160          $2,500,000       $2,497,628           0.1%                      1.7%                           $13,077   08/09/2007
  161          $2,450,000       $2,445,824           0.1%                      0.2%                              $140   07/23/2007
  162          $2,415,000       $2,415,000           0.1%                      0.1%                              $226   07/23/2007
  163          $2,400,000       $2,400,000           0.1%                      1.6%                           $70,588   07/27/2007
  164          $2,400,000       $2,395,786           0.1%                      1.6%                           $21,980   07/24/2007
  165          $2,350,000       $2,350,000           0.1%                      0.1%                              $182   06/28/2007
  166          $2,300,000       $2,300,000           0.1%                      1.6%                           $67,647   08/01/2007
  167          $2,300,000       $2,295,457           0.1%                      0.1%                              $155   07/31/2007
  168          $2,300,000       $2,293,456           0.1%                      0.1%                              $210   06/01/2007
  169          $2,248,025       $2,248,025           0.1%                      0.1%                              $161   08/30/2007
  170          $2,220,000       $2,218,047           0.1%                      0.1%                               $37   08/13/2007
  171          $2,200,000       $2,196,224           0.1%                      1.5%                           $23,872   07/02/2007
  172          $2,200,000       $2,191,976           0.1%                      0.1%                               $79   06/29/2007
  173          $2,161,250       $2,161,250           0.1%                      0.1%                               $90   07/06/2007
  174          $2,100,000       $2,100,000           0.1%                      0.1%                               $25   08/07/2007
  175          $2,100,000       $2,100,000           0.1%                      0.1%                              $151   08/07/2007
  176          $2,080,000       $2,080,000           0.1%                      0.1%                               $54   07/20/2007
  177          $2,075,000       $2,075,000           0.1%                      1.4%                           $74,107   08/01/2007
  178          $2,040,000       $2,038,159           0.1%                      0.1%                               $80   08/23/2007
  179          $1,920,000       $1,920,000           0.1%                      0.1%                              $176   07/19/2007
  180          $1,915,000       $1,915,000           0.1%                      0.1%                              $291   07/12/2007
  181          $1,900,000       $1,900,000           0.1%                      0.1%                               $45   06/29/2007
  182          $1,900,000       $1,900,000           0.1%                      0.1%                              $233   08/03/2007
  183          $1,875,000       $1,871,884           0.1%                      0.1%                              $232   07/18/2007
  184          $1,860,000       $1,854,744           0.1%                      0.1%                              $235   06/05/2007
  185          $1,800,000       $1,800,000           0.1%                      0.1%                              $104   07/20/2007
  186          $1,750,000       $1,748,415           0.1%                      0.1%                               $34   08/16/2007
  187          $1,741,000       $1,741,000           0.1%                      0.1%                              $183   07/19/2007
  188          $1,677,500       $1,677,500           0.1%                      0.1%                               $68   08/09/2007
  189          $1,600,000       $1,597,390           0.1%                      0.1%                              $231   07/27/2007
  190          $1,600,000       $1,596,736           0.1%                      0.1%                              $360   07/06/2007
  191          $1,600,000       $1,596,257           0.1%                      0.1%                              $126   06/26/2007
  192          $1,600,000       $1,595,586           0.1%                      0.1%                              $206   07/30/2007
  193          $1,560,000       $1,560,000           0.1%                      0.1%                              $260   08/06/2007
  194          $1,550,000       $1,546,319           0.1%                      0.1%                               $69   06/29/2007
  195          $1,529,000       $1,529,000           0.1%                      0.1%                              $140   07/09/2007
  196          $1,500,000       $1,500,000           0.1%                      0.1%                               $32   08/24/2007
  197          $1,500,000       $1,500,000           0.1%                      1.0%                           $13,761   07/03/2007
  198          $1,450,000       $1,443,919           0.1%                      1.0%                           $18,049   06/25/2007
  199          $1,400,000       $1,398,806           0.1%                      1.0%                           $24,979   08/31/2007
  200          $1,257,000       $1,255,001           0.1%                      0.1%                              $308   07/02/2007
  201          $1,250,000       $1,248,999           0.1%                      0.1%                               $29   08/30/2007
  202          $1,197,000       $1,197,000           0.1%                      0.1%                              $133   07/19/2007
  203          $1,087,500       $1,087,500           0.1%                      0.1%                               $97   08/16/2007
  204          $1,045,000       $1,044,068           0.1%                      0.7%                           $74,576   07/25/2007
  205          $1,000,000       $1,000,000           0.1%                      0.1%                               $89   08/22/2007
  206          $1,000,000         $997,647           0.1%                      0.1%                               $42   06/21/2007
  207          $1,000,000         $997,513           0.1%                      0.1%                              $196   06/28/2007
  208          $1,000,000         $995,978           0.1%                      0.1%                               $50   06/15/2007
  209            $735,000         $735,000           0.0%                      0.0%                              $245   09/07/2007

           $1,766,672,074   $1,761,222,528

----------------------------------------------------------------------------------------------------------------------
MORTGAGE   FIRST PAYMENT   FIRST PAYMENT                     GRACE                 LOCKBOX    LOCKBOX   ORIGINAL TERM
LOAN NO.     DATE (P&I)      DATE (IO)     MATURITY DATE   PERIOD(7)   ARD LOAN    STATUS       TYPE     TO MATURITY
----------------------------------------------------------------------------------------------------------------------

    1           NAP          09/08/2007     08/08/2017         5          No      In Place      Hard         120
    2        08/01/2008      08/01/2007     10/01/2017         0          No      In Place      Hard         123
    3        10/08/2012      10/08/2007     09/08/2017         0          No        None        NAP          120
    4           NAP          08/08/2007     06/08/2014         0          No      In Place      Hard          83
    5           NAP          09/01/2007     08/01/2017         0          No      In Place      Hard         120
    6           NAP          09/01/2007     08/01/2017         5          No      Springing     Hard         120
                NAP          08/01/2007     07/01/2017                                                       120
    7           NAP          08/01/2007     07/01/2017         0         Yes      Springing     Hard         120
    7           NAP          08/01/2007     07/01/2017         0         Yes      Springing     Hard         120
    7           NAP          08/01/2007     07/01/2017         0         Yes      Springing     Hard         120
    7           NAP          08/01/2007     07/01/2017         0         Yes      Springing     Hard         120
    7           NAP          08/01/2007     07/01/2017         0         Yes      Springing     Hard         120
    7           NAP          08/01/2007     07/01/2017         0         Yes      Springing     Hard         120
    8           NAP          11/01/2007     10/01/2017         0          No        None        NAP          120
    9        12/01/2001         NAP         11/01/2011         5          No        None        NAP          120
   10        06/07/2007         NAP         05/07/2017         0          No        None        NAP          120
   11           NAP          10/01/2007     09/01/2017         0         Yes        None        NAP          120
   12           NAP          09/01/2007     08/01/2017         5          No      Springing     Hard         120
   13        10/01/2012      10/01/2007     09/01/2017         5          No      Springing     Hard         120
   14        09/01/2010      09/01/2007     08/01/2017         5          No        None        NAP          120
   15        11/08/2009      11/08/2007     10/08/2017         0          No      In Place      Hard         120
   16           NAP          08/01/2007     07/01/2017         5          No      Springing     Hard         120
   17           NAP          10/01/2007     09/01/2017         0          No        None        NAP          120
   18        10/01/2012      10/01/2007     09/01/2017         5          No        None        NAP          120
   19        10/01/2012      10/01/2007     09/01/2017         5          No        None        NAP          120
   20        10/01/2012      10/01/2007     09/01/2017         5          No        None        NAP          120
   21        10/01/2012      10/01/2007     09/01/2017         5          No        None        NAP          120
   22        10/01/2012      10/01/2007     09/01/2017         5          No        None        NAP          120
   23        10/01/2012      10/01/2007     09/01/2017         5          No        None        NAP          120
   24           NAP          09/08/2007     08/08/2017         0          No        None        NAP          120
   25        08/01/2012      08/01/2007     07/01/2017         5          No        None        NAP          120
   26        10/01/2012      10/01/2007     09/01/2017         0          No        None        NAP          120
   27           NAP          10/08/2007     09/08/2012         0          No      In Place      Hard          60
   28        07/01/2009      07/01/2007     06/01/2018         5          No        None        NAP          132
   29           NAP          09/01/2007     08/01/2017         0         Yes      In Place      Hard         120
   30        07/07/2007         NAP         06/07/2017         0          No        None        NAP          120
   31        10/08/2007         NAP         09/08/2017         0          No      In Place      Hard         120
   32        11/01/2009      11/01/2007     10/01/2017         5          No      In Place      Hard         120
   33        06/01/2010      06/01/2007     05/01/2017         5          No        None        NAP          120
   34        07/01/2002         NAP         06/01/2012         5          No        None        NAP          120
   35        10/01/2010      10/01/2007     09/01/2017         5          No        None        NAP          120
   36           NAP          10/01/2007     09/01/2015         0          No        None        NAP           96
   37        07/01/2007         NAP         06/01/2017         5          No        None        NAP          120
   38        02/01/2012      09/01/2007     01/01/2018         5          No        None        NAP          125
   39        11/01/2007         NAP         10/01/2017         0          No        None        NAP          120
   40           NAP          09/01/2007     08/01/2017         5          No        None        NAP          120
   41           NAP          09/01/2007     08/01/2017         0         Yes      Springing     Hard         120
   42           NAP          09/01/2007     08/01/2017         0         Yes      Springing     Hard         120
   43           NAP          09/01/2007     08/01/2017         0         Yes      Springing     Hard         120
   44           NAP          09/01/2007     08/01/2017         0         Yes      Springing     Hard         120
   45           NAP          09/01/2007     08/01/2017         0         Yes      Springing     Hard         120
   46           NAP          08/01/2007     07/01/2017         5          No      Springing     Hard         120
   47        09/01/2007         NAP         08/01/2017         5          No      Springing     Hard         120
   48        10/01/2007         NAP         09/01/2017         2          No        None        NAP          120
   49        09/01/2007         NAP         08/01/2012         5          No        None        NAP           60
   50           NAP          03/01/2007     02/01/2017         0          No        None        NAP          120
   51        08/01/2007         NAP         07/01/2017         5          No      Springing     Hard         120
   52        11/01/2007         NAP         10/01/2014         5          No        None        NAP           84
   53        11/01/2010      11/01/2007     10/01/2014         5          No        None        NAP           84
   54        11/01/2010      11/01/2007     10/01/2014         5          No        None        NAP           84
   55           NAP          09/01/2007     08/01/2017         5          No        None        NAP          120
   56           NAP          07/01/2007     06/01/2017         0         Yes      Springing     Hard         120
   57           NAP          07/01/2007     06/01/2017         0         Yes      Springing     Hard         120
   58           NAP          07/01/2007     06/01/2017         0         Yes      Springing     Hard         120
   59           NAP          07/01/2007     06/01/2017         0         Yes      Springing     Hard         120
   60           NAP          07/01/2007     06/01/2017         0         Yes      Springing     Hard         120
   61           NAP          08/01/2007     07/01/2017         5          No        None        NAP          120
   62        08/01/2007         NAP         07/01/2017         5          No        None        NAP          120
   63           NAP          08/01/2007     07/01/2017         5          No        None        NAP          120
   64        11/01/2010      11/01/2007     10/01/2012         5          No        None        NAP           60
   65        08/01/2009      08/01/2007     07/01/2017         5          No        None        NAP          120
   66           NAP          08/01/2007     07/01/2017         5          No        None        NAP          120
   67        09/08/2007         NAP         08/08/2017         0          No        None        NAP          120
   68        10/01/2007         NAP         09/01/2017         5          No        None        NAP          120
   69           NAP          10/01/2007     09/01/2017         0          No        None        NAP          120
   70           NAP          08/01/2007     07/01/2017         0         Yes      Springing     Hard         120
   71           NAP          06/01/2007     07/01/2017         0         Yes      Springing     Hard         122
   72           NAP          07/01/2007     07/01/2017         0         Yes      Springing     Hard         121
   73        11/01/2009      11/01/2007     10/01/2017         5          No        None        NAP          120
   74           NAP          09/01/2007     08/01/2017         5          No        None        NAP          120
   75        09/01/2010      09/01/2007     08/01/2017         2          No        None        NAP          120
   76        10/01/2012      10/01/2007     09/01/2017         0          No        None        NAP          120
   77        09/01/2007         NAP         08/01/2017         0          No        None        NAP          120
   78        10/01/2009      10/01/2007     09/01/2017         0          No        None        NAP          120
   79        10/01/2007         NAP         09/01/2017         5          No        None        NAP          120
   80        11/01/2007         NAP         10/01/2017         15         No      Springing     Hard         120
   81           NAP          09/01/2007     08/01/2012         0         Yes      Springing     Hard          60
   82        08/01/2012      08/01/2007     07/01/2017         5          No        None        NAP          120
   83        08/01/2007         NAP         07/01/2017         5          No        None        NAP          120
   84        10/01/2007         NAP         09/01/2017         5          No        None        NAP          120
   85        07/01/2007         NAP         06/01/2017         5          No      Springing     Hard         120
   86           NAP          09/01/2007     08/01/2017         0         Yes      Springing     Hard         120
   87           NAP          10/01/2007     09/01/2017         5          No        None        NAP          120
   88        08/01/2009      08/01/2007     07/01/2012         5          No        None        NAP           60
   89        08/01/2010      08/01/2007     07/01/2017         0         Yes        None        NAP          120
   90        10/01/2007         NAP         09/01/2017         5          No        None        NAP          120
   91        08/01/2012      08/01/2007     07/01/2017         5          No      Springing     Hard         120
   92        07/01/2012      07/01/2007     06/01/2017         5          No      In Place      Hard         120
   93           NAP          09/01/2007     08/01/2017         5          No      Springing     Hard         120
   94        10/01/2007         NAP         09/01/2017         0          No        None        NAP          120
   95        09/03/2007         NAP         08/03/2017         5          No        None        NAP          120
   96        10/01/2011      10/01/2007     09/01/2017         0          No        None        NAP          120
   97        10/01/2007         NAP         09/01/2017         0          No        None        NAP          120
   98           NAP          08/01/2007     07/01/2012         0         Yes      Springing     Hard          60
   99        06/01/2007         NAP         05/01/2017         5          No      Springing     Hard         120
   100          NAP          10/01/2007     09/01/2017         0         Yes      In Place      Hard         120
   101          NAP          09/01/2007     08/01/2017         0         Yes      Springing     Hard         120
   102          NAP          07/01/2007     06/01/2017         5          No      Springing     Hard         120
   103          NAP          09/01/2007     08/01/2017         0         Yes      In Place      Hard         120
   104          NAP          09/01/2007     08/01/2017         0         Yes      Springing     Hard         120
   105       10/08/2007         NAP         09/08/2017         0          No      Springing     Hard         120
   106       10/08/2010      10/08/2007     09/08/2017         0          No        None        NAP          120
             08/01/2007         NAP         07/01/2017                                                       120
   107       08/01/2007         NAP         07/01/2017         5          No      In Place      Hard         120
   107       08/01/2007         NAP         07/01/2017         5          No      In Place      Hard         120
   108       09/01/2012      09/01/2007     08/01/2017         5          No        None        NAP          120
   109          NAP          08/01/2007     07/01/2017         5          No        None        NAP          120
   110       11/01/2007         NAP         10/01/2017         5          No        None        NAP          120
   111          NAP          09/01/2007     08/01/2012         0         Yes      Springing     Hard          60
   112          NAP          08/01/2007     07/01/2012         0         Yes      Springing     Hard          60
   113          NAP          07/01/2007     06/01/2017         5          No        None        NAP          120
   114       10/01/2007         NAP         09/01/2017         5          No        None        NAP          120
   115          NAP          09/01/2007     08/01/2017         0         Yes      Springing     Hard         120
   116       09/01/2012      09/01/2007     08/01/2017         0          No        None        NAP          120
   117       10/01/2009      10/01/2007     09/01/2017         0          No        None        NAP          120
   118       09/01/2012      09/01/2007     08/01/2017         5          No        None        NAP          120
             10/01/2007         NAP         09/01/2017                                                       120
   119       10/01/2007         NAP         09/01/2017         5          No        None        NAP          120
   119       10/01/2007         NAP         09/01/2017         5          No        None        NAP          120
             09/01/2007         NAP         08/01/2017                                                       120
   120       09/01/2007         NAP         08/01/2017         5          No        None        NAP          120
   120       09/01/2007         NAP         08/01/2017         5          No        None        NAP          120
   121       08/01/2010      08/01/2007     07/01/2017         5          No      Springing     Hard         120
   122          NAP          09/01/2007     08/01/2014         5         Yes      Springing     Hard          84
   123       09/01/2012      09/01/2007     08/01/2017         5          No        None        NAP          120
   124          NAP          10/01/2007     09/01/2017         5          No      In Place      Hard         120
   125       09/01/2007         NAP         08/01/2017         5          No        None        NAP          120
   126          NAP          08/01/2007     07/01/2012         0         Yes      Springing     Hard          60
   127       09/01/2007         NAP         08/01/2017         5          No        None        NAP          120
   128          NAP          10/01/2007     09/01/2017         0         Yes      In Place      Hard         120
   129       09/08/2007         NAP         08/08/2017         0          No      Springing     Hard         120
   130       09/01/2007         NAP         08/01/2017         5          No        None        NAP          120
   131       09/01/2010      09/01/2007     08/01/2017         5          No        None        NAP          120
   132       10/01/2007         NAP         09/01/2017         0          No        None        NAP          120
   133       10/01/2007         NAP         09/01/2017         0          No        None        NAP          120
   134          NAP          08/01/2007     07/01/2012         15         No        None        NAP           60
   135          NAP          08/01/2007     07/01/2012         5          No        None        NAP           60
   136          NAP          11/01/2007     10/01/2017         5          No        None        NAP          120
   137       08/01/2007         NAP         07/01/2017         5          No        None        NAP          120
   138       10/01/2007         NAP         09/01/2012         5          No        None        NAP           60
   139       09/01/2010      09/01/2007     08/01/2017         5          No        None        NAP          120
   140       10/01/2007         NAP         09/01/2017         5          No        None        NAP          120
   141       08/01/2007         NAP         07/01/2017         0          No        None        NAP          120
   142       08/01/2010      08/01/2007     07/01/2017         5          No        None        NAP          120
   143          NAP          09/01/2007     08/01/2017         0         Yes      Springing     Hard         120
   144       08/01/2007         NAP         07/01/2017         5          No      Springing     Hard         120
   145          NAP          09/01/2007     08/01/2017         5          No        None        NAP          120
   146       10/01/2009      10/01/2007     09/01/2017         5          No        None        NAP          120
   147       10/08/2012      10/08/2007     09/08/2017         0          No        None        NAP          120
   148       08/01/2012      08/01/2007     07/01/2017         5          No        None        NAP          120
   149       08/01/2007         NAP         07/01/2017         5         Yes      Springing     Hard         120
   150       10/01/2007         NAP         09/01/2017         0          No        None        NAP          120
   151       08/01/2007         NAP         07/01/2017         5          No        None        NAP          120
   152       10/01/2009      10/01/2007     09/01/2017         5          No        None        NAP          120
   153       10/01/2010      10/01/2007     09/01/2017         5          No        None        NAP          120
   154       10/01/2007         NAP         09/01/2017         5          No        None        NAP          120
   155          NAP          09/01/2007     08/01/2017         0         Yes      Springing     Hard         120
   156       08/01/2007         NAP         07/01/2017         5          No      In Place      Hard         120
   157          NAP          09/01/2007     08/01/2017         5          No        None        NAP          120
   158       10/01/2012      10/01/2007     09/01/2017         5          No        None        NAP          120
   159          NAP          10/01/2007     09/01/2017         5          No      Springing     Hard         120
   160       10/01/2007         NAP         09/01/2017         0          No        None        NAP          120
   161       09/01/2007         NAP         08/01/2017         0          No        None        NAP          120
   162       09/01/2010      09/01/2007     08/01/2017         5          No      Springing     Hard         120
   163          NAP          09/01/2007     08/01/2017         5          No        None        NAP          120
   164       09/01/2007         NAP         08/01/2017         5          No        None        NAP          120
   165          NAP          08/01/2007     07/01/2017         5          No        None        NAP          120
   166       10/01/2012      10/01/2007     09/01/2017         5          No        None        NAP          120
   167       09/01/2007         NAP         08/01/2017         5          No        None        NAP          120
   168       08/01/2007         NAP         07/01/2017         5          No      Springing     Hard         120
   169          NAP          09/01/2007     07/01/2017         5          No        None        NAP          119
   170       10/01/2007         NAP         09/01/2017         0          No        None        NAP          120
   171       09/01/2007         NAP         08/01/2017         5          No        None        NAP          120
   172       08/01/2007         NAP         07/01/2017         5          No        None        NAP          120
   173          NAP          09/01/2007     08/01/2012         0         Yes      Springing     Hard          60
   174       10/01/2009      10/01/2007     09/01/2017         5          No        None        NAP          120
   175       10/01/2009      10/01/2007     09/01/2017         0          No        None        NAP          120
   176          NAP          09/01/2007     08/01/2017         0         Yes      Springing     Hard         120
   177       10/01/2009      10/01/2007     09/01/2017         5          No        None        NAP          120
   178       10/01/2007         NAP         09/01/2017         0          No        None        NAP          120
   179          NAP          09/01/2007     08/01/2017         0         Yes      Springing     Hard         120
   180       09/01/2009      09/01/2007     08/01/2017         5          No        None        NAP          120
   181       08/01/2009      08/01/2007     07/01/2017         5          No        None        NAP          120
   182       10/01/2009      10/01/2007     09/01/2017         0          No        None        NAP          120
   183       09/08/2007         NAP         08/08/2017         0          No      Springing     Hard         120
   184       08/01/2007         NAP         07/01/2017         5          No      Springing     Hard         120
   185          NAP          09/01/2007     08/01/2017         0          No        None        NAP          120
   186       10/01/2007         NAP         09/01/2017         0          No        None        NAP          120
   187          NAP          09/01/2007     08/01/2017         0         Yes      Springing     Hard         120
   188          NAP          10/01/2007     09/01/2017         0         Yes      Springing     Hard         120
   189       09/01/2007         NAP         08/01/2017         5          No        None        NAP          120
   190       09/01/2007         NAP         08/01/2017         5          No      Springing     Hard         120
   191       08/01/2007         NAP         07/01/2017         5          No        None        NAP          120
   192       09/01/2007         NAP         08/01/2017         0          No        None        NAP          120
   193       10/01/2009      10/01/2007     09/01/2017         2          No        None        NAP          120
   194       08/01/2007         NAP         07/01/2017         5          No        None        NAP          120
   195       09/01/2012      09/01/2007     08/01/2017         5          No        None        NAP          120
   196       11/01/2007         NAP         10/01/2017         5          No        None        NAP          120
   197       09/01/2009      09/01/2007     08/01/2012         5          No        None        NAP           60
   198       09/01/2007         NAP         08/01/2017         5          No        None        NAP          120
   199       10/01/2007         NAP         09/01/2017         5          No        None        NAP          120
   200       09/01/2007         NAP         08/01/2017         5          No        None        NAP          120
   201       10/01/2007         NAP         09/01/2012         5          No        None        NAP           60
   202          NAP          09/01/2007     08/01/2017         0         Yes      Springing     Hard         120
   203       10/01/2009      10/01/2007     09/01/2017         5          No      Springing     Hard         120
   204       10/01/2007         NAP         09/01/2017         5          No        None        NAP          120
   205       11/01/2007         NAP         10/01/2017         5          No      Springing     Hard         120
   206       09/01/2007         NAP         08/01/2017         5          No      Springing     Hard         120
   207       08/01/2007         NAP         07/01/2017         5          No        None        NAP          120
   208       08/01/2007         NAP         07/01/2017         15         No        None        NAP          120
   209       11/01/2007         NAP         10/01/2015         0          No        None        NAP           96

                                                                                                             116

-----------------------------------------------------------------------------------------------------------------------
MORTGAGE   REMAINING TERM      ORIGINAL       REMAINING    MORTGAGE         MONTHLY        MONTHLY   THIRD MOST RECENT
LOAN NO.    TO MATURITY     AMORT. TERM(8)   AMORT. TERM     RATE     PAYMENT (P&I)   PAYMENT (IO)                 NOI
-----------------------------------------------------------------------------------------------------------------------

    1           118               IO             IO         6.115%              NAP       $878,324         $22,859,144
    2           120              300             300        5.814%         $791,225       $614,036         $14,796,575
    3           119              360             360        5.555%         $571,245       $469,346          $9,369,376
    4            80               IO             IO         6.600%              NAP       $306,701          $6,676,512
    5           118               IO             IO         5.912%              NAP       $223,761                 NAP
    6           118               IO             IO         5.732%              NAP       $154,976          $2,319,627
                117               IO             IO         5.711%              NAP       $150,992
    7           117               IO             IO         5.711%              NAP        $54,270                 NAP
    7           117               IO             IO         5.711%              NAP        $28,469                 NAP
    7           117               IO             IO         5.711%              NAP        $25,815                 NAP
    7           117               IO             IO         5.711%              NAP        $18,457                 NAP
    7           117               IO             IO         5.711%              NAP        $16,888                 NAP
    7           117               IO             IO         5.711%              NAP         $7,093                 NAP
    8           120               IO             IO         5.756%              NAP       $141,035                 NAP
    9            49              300             229        7.000%         $229,703            NAP          $3,505,881
   10           115              360             355        5.680%         $162,157            NAP                 NAP
   11           119               IO             IO         6.490%              NAP       $135,950          $2,000,000
   12           118               IO             IO         5.595%              NAP       $109,336          $2,319,153
   13           119              360             360        6.369%         $144,647       $124,844                 NAP
   14           118              360             360        5.630%         $120,954        $99,893          $2,028,827
   15           120              300             300        6.530%         $135,417       $110,345                 NAP
   16           117               IO             IO         5.557%              NAP        $92,455                 NAP
   17           119               IO             IO         5.750%              NAP        $94,735                 NAP
   18           119              360             360        6.270%          $30,518        $26,202            $356,366
   19           119              360             360        6.270%          $22,040        $18,923            $323,539
   20           119              360             360        6.270%          $19,251        $16,528            $249,716
   21           119              360             360        6.270%          $18,103        $15,543            $162,728
   22           119              360             360        6.270%          $16,789        $14,415            $284,557
   23           119              360             360        6.270%          $11,180         $9,599             $67,275
   24           118               IO             IO         6.030%              NAP        $94,254                 NAP
   25           117              360             360        5.595%         $104,425        $86,036          $1,768,920
   26           119              360             360        6.290%         $111,298        $95,660          $1,416,359
   27            59               IO             IO         6.450%              NAP        $95,369          $1,404,282
   28           128              360             360        5.740%          $99,099        $82,446                 NAP
   29           118               IO             IO         5.642%              NAP        $81,038                 NAP
   30           116              360             356        5.944%          $98,323            NAP                 NAP
   31           119              300             299        6.200%         $106,530            NAP                 NAP
   32           120              360             360        6.406%         $100,144        $86,600          $1,361,758
   33           115              360             360        5.530%          $88,869        $72,888            $955,963
   34            56              360             296        6.900%         $108,669            NAP          $1,384,691
   35           119              360             360        6.395%          $95,027        $82,128                 NAP
   36            95               IO             IO         6.360%              NAP        $77,380                 NAP
   37           116              264             260        5.477%          $91,353            NAP          $1,902,536
   38           123              360             360        5.573%          $77,271        $63,567             $87,589
   39           120              360             360        6.740%          $86,823            NAP                 NAP
   40           118               IO             IO         6.320%              NAP        $70,486                 NAP
   41           118               IO             IO         5.793%              NAP        $14,853                 NAP
   42           118               IO             IO         5.693%              NAP        $14,382                 NAP
   43           118               IO             IO         5.793%              NAP        $12,060                 NAP
   44           118               IO             IO         5.693%              NAP        $11,725                 NAP
   45           118               IO             IO         5.793%              NAP         $9,153                 NAP
   46           117               IO             IO         5.495%              NAP        $57,835                 NAP
   47           118              300             298        5.856%          $80,394            NAP                 NAP
   48           119              360             359        6.550%          $79,420            NAP            $817,805
   49            58              300             298        6.185%          $78,679            NAP          $1,475,549
   50           112               IO             IO         5.350%              NAP        $52,435          $2,438,289
   51           117              240             237        6.190%          $84,383            NAP                 NAP
   52            84              360             360        6.320%          $69,781            NAP                 NAP
   53            84              360             360        6.130%          $37,084        $31,594                 NAP
   54            84              360             360        6.190%          $31,203        $26,673                 NAP
   55           118               IO             IO         5.543%              NAP        $50,303                 NAP
   56           116               IO             IO         5.733%              NAP        $15,030                 NAP
   57           116               IO             IO         5.733%              NAP        $10,941                 NAP
   58           116               IO             IO         5.593%              NAP         $9,123                 NAP
   59           116               IO             IO         5.733%              NAP         $8,961                 NAP
   60           116               IO             IO         5.733%              NAP         $8,265                 NAP
   61           117               IO             IO         5.920%              NAP        $54,020                 NAP
   62           117              360             357        5.630%          $61,186            NAP          $1,142,854
   63           117               IO             IO         5.781%              NAP        $48,844          $1,169,621
   64            60              360             360        6.410%          $60,111        $51,992            $933,580
   65           117              360             360        5.730%          $48,622        $40,425                 NAP
   66           117               IO             IO         6.030%              NAP        $42,287                 NAP
   67           118              360             358        5.690%          $47,251            NAP          $1,035,461
   68           119              360             359        6.700%          $50,332            NAP            $924,669
   69           119               IO             IO         6.260%              NAP        $40,991                 NAP
   70           117               IO             IO         5.733%              NAP        $15,904                 NAP
   71           117               IO             IO         5.570%              NAP        $10,483                 NAP
   72           117               IO             IO         5.536%              NAP         $9,501                 NAP
   73           120              360             360        6.450%          $47,379        $41,063                 NAP
   74           118               IO             IO         6.110%              NAP        $36,137            $387,231
   75           118              360             360        6.340%          $43,511        $37,497            $574,846
   76           119              360             360        5.780%          $40,105        $33,452                 NAP
   77           118              360             358        6.370%          $42,089            NAP                 NAP
   78           119              360             360        5.900%          $39,147        $32,901                 NAP
   79           119              360             359        6.280%          $38,419            NAP            $434,187
   80           120              360             360        6.860%          $40,667            NAP            $609,701
   81            58               IO             IO         5.272%              NAP        $27,096                 NAP
   82           117              360             360        5.696%          $34,809        $28,876            $518,255
   83           117              360             357        6.118%          $36,429            NAP            $952,799
   84           119              360             359        6.330%          $36,014            NAP            $607,298
   85           116              360             356        6.290%          $35,244            NAP                 NAP
   86           118               IO             IO         5.564%              NAP        $26,326                 NAP
   87           119               IO             IO         6.343%              NAP        $29,797            $635,817
   88            57              360             360        6.295%          $34,026        $29,253            $555,140
   89           117              360             360        5.840%          $32,058        $26,842                 NAP
   90           119              360             359        5.785%          $31,633            NAP                 NAP
   91           117              360             360        6.160%          $31,409        $26,804                 NAP
   92           116              360             360        5.738%          $29,170        $24,265                 NAP
   93           118               IO             IO         5.588%              NAP        $23,607                 NAP
   94           119              360             359        6.200%          $30,623            NAP            $479,837
   95           118              360             358        5.900%          $29,657            NAP                 NAP
   96           119              360             360        6.440%          $30,150        $26,118                 NAP
   97           119              360             359        6.180%          $29,183            NAP            $683,499
   98            57               IO             IO         5.205%              NAP        $20,889                 NAP
   99           115              360             355        5.670%          $27,479            NAP                 NAP
   100          119               IO             IO         5.602%              NAP        $22,293                 NAP
   101          118               IO             IO         5.833%              NAP        $23,099                 NAP
   102          116               IO             IO         5.640%              NAP        $22,278                 NAP
   103          118               IO             IO         5.602%              NAP        $21,915                 NAP
   104          118               IO             IO         5.833%              NAP        $22,794                 NAP
   105          119              360             359        6.050%          $27,878            NAP                 NAP
   106          119              360             360        6.280%          $28,413        $24,408            $267,942
                117              360             357        6.400%          $28,461            NAP
   107          117              360             357        6.400%          $15,653            NAP                 NAP
   107          117              360             357        6.400%          $12,807            NAP                 NAP
   108          118              360             360        6.360%          $28,030        $24,181                 NAP
   109          117               IO             IO         5.650%              NAP        $21,004                 NAP
   110          120              360             360        6.690%          $27,896            NAP            $529,637
   111           58               IO             IO         5.322%              NAP        $19,439                 NAP
   112           57               IO             IO         5.322%              NAP        $19,358                 NAP
   113          116               IO             IO         5.550%              NAP        $20,164            $163,501
   114          119              360             359        6.390%          $26,869            NAP                 NAP
   115          118               IO             IO         5.833%              NAP        $20,783                 NAP
   116          118              360             360        5.980%          $24,529        $20,715                 NAP
   117          119              360             360        6.390%          $25,588        $22,109                 NAP
   118          118              360             360        6.510%          $25,815        $22,441            $332,257
                119              360             359        6.540%          $25,388            NAP
   119          119              360             359        6.540%          $14,679            NAP            $214,965
   119          119              360             359        6.540%          $10,709            NAP            $156,831
                118              360             358        6.510%          $24,360            NAP
   120          118              360             358        6.510%          $13,398            NAP            $192,129
   120          118              360             358        6.510%          $10,962            NAP            $157,197
   121          117              360             360        6.295%          $23,551        $20,247            $251,448
   122           82               IO             IO         5.296%              NAP        $16,594                 NAP
   123          118              360             360        6.105%          $22,737        $19,343            $296,415
   124          119               IO             IO         6.410%              NAP        $20,039                 NAP
   125          118              360             358        6.395%          $22,757            NAP                 NAP
   126           57               IO             IO         5.322%              NAP        $16,197                 NAP
   127          118              360             358        6.530%          $22,191            NAP            $322,664
   128          119               IO             IO         5.602%              NAP        $16,093                 NAP
   129          118              300             298        6.240%          $22,408            NAP                 NAP
   130          118              360             358        6.360%          $20,867            NAP                 NAP
   131          118              360             360        6.400%          $20,642        $17,844                 NAP
   132          119              360             359        6.520%          $20,743            NAP            $139,744
   133          119              360             359        6.480%          $20,342            NAP                 NAP
   134           57               IO             IO         5.840%              NAP        $15,790            $448,604
   135           57               IO             IO         6.350%              NAP        $17,169            $332,276
   136          120               IO             IO         6.145%              NAP        $16,614                 NAP
   137          117              300             297        6.474%          $21,555            NAP                 NAP
   138           59              300             299        6.550%          $21,537            NAP            $253,641
   139          118              360             360        5.720%          $18,032        $14,982            $243,161
   140          119              360             359        6.070%          $18,726            NAP            $669,180
   141          117              360             357        5.930%          $18,447            NAP                 NAP
   142          117              360             360        6.400%          $19,078        $16,493                 NAP
   143          118               IO             IO         5.833%              NAP        $15,007                 NAP
   144          117              240             237        6.420%          $22,411            NAP                 NAP
   145          118               IO             IO         6.030%              NAP        $15,284                 NAP
   146          119              360             360        6.320%          $18,608        $16,019                 NAP
   147          119              360             360        5.860%          $17,717        $14,853            $366,237
   148          117              360             360        6.340%          $18,647        $16,070                 NAP
   149          117              360             357        5.625%          $17,270            NAP                 NAP
   150          119              360             359        6.500%          $18,709            NAP                 NAP
   151          117              360             357        6.490%          $18,627            NAP            $225,758
   152          119              360             360        7.030%          $19,552        $17,403            $457,535
   153          119              360             360        6.370%          $16,836        $14,532            $327,890
   154          119              360             359        6.140%          $16,280            NAP            $277,221
   155          118               IO             IO         5.824%              NAP        $12,946                 NAP
   156          117              192             189        6.210%          $21,398            NAP                 NAP
   157          118               IO             IO         5.684%              NAP        $12,006                 NAP
   158          119              360             360        6.420%          $15,670        $13,561            $143,525
   159          119               IO             IO         6.325%              NAP        $13,360                 NAP
   160          119              360             359        6.250%          $15,393            NAP            $246,146
   161          118              360             358        6.310%          $15,181            NAP                 NAP
   162          118              360             360        6.190%          $14,775        $12,630            $245,543
   163          118               IO             IO         6.460%              NAP        $13,099            $242,563
   164          118              360             358        6.180%          $14,668            NAP                 NAP
   165          117               IO             IO         5.892%              NAP        $11,699                 NAP
   166          119              360             360        6.010%          $13,804        $11,679            $126,861
   167          118              360             358        5.650%          $13,276            NAP                 NAP
   168          117              360             357        5.720%          $13,378            NAP                 NAP
   169          117               IO             IO         6.180%              NAP        $11,738                 NAP
   170          119              360             359        6.640%          $14,237            NAP                 NAP
   171          118              360             358        6.280%          $13,589            NAP            $259,604
   172          117              300             297        6.525%          $14,889            NAP                 NAP
   173           58               IO             IO         5.235%              NAP         $9,559                 NAP
   174          119              360             360        6.285%          $12,978        $11,152            $696,740
   175          119              360             360        6.020%          $12,618        $10,681                 NAP
   176          118               IO             IO         5.604%              NAP         $9,849                 NAP
   177          119              360             360        5.810%          $12,188        $10,186            $127,287
   178          119              360             359        6.510%          $12,908            NAP                 NAP
   179          118               IO             IO         5.674%              NAP         $9,204                 NAP
   180          118              360             360        5.850%          $11,297         $9,465            $165,737
   181          117              360             360        6.390%          $11,872        $10,258                 NAP
   182          119              360             360        6.250%          $11,699        $10,033                 NAP
   183          118              360             358        6.420%          $11,753            NAP                 NAP
   184          117              360             357        5.750%          $10,854            NAP                 NAP
   185          118               IO             IO         6.000%              NAP         $9,125                 NAP
   186          119              360             359        6.490%          $11,050            NAP                 NAP
   187          118               IO             IO         5.833%              NAP         $8,580                 NAP
   188          119               IO             IO         5.884%              NAP         $8,340                 NAP
   189          118              360             358        6.500%          $10,113            NAP                 NAP
   190          118              324             322        6.650%          $10,643            NAP                 NAP
   191          117              360             357        6.540%          $10,155            NAP                 NAP
   192          118              300             298        5.930%          $10,240            NAP                 NAP
   193          119              360             360        6.620%           $9,984         $8,726                 NAP
   194          117              360             357        6.480%           $9,777            NAP            $204,992
   195          118              360             360        6.580%           $9,745         $8,500            $148,361
   196          120              360             360        6.300%           $9,285            NAP            $260,251
   197           58              360             360        6.440%           $9,422         $8,162            $153,468
   198          118              240             238        5.960%          $10,355            NAP            $268,618
   199          119              360             359        6.800%           $9,127            NAP                 NAP
   200          118              360             358        6.610%           $8,036            NAP                 NAP
   201           59              360             359        7.120%           $8,417            NAP            $147,998
   202          118               IO             IO         5.674%              NAP         $5,738                 NAP
   203          119              360             360        6.630%           $6,967         $6,092                 NAP
   204          119              360             359        6.570%           $6,653            NAP            $118,897
   205          120              360             360        6.820%           $6,533            NAP                 NAP
   206          118              300             298        6.830%           $6,960            NAP            $314,028
   207          117              360             357        6.290%           $6,183            NAP                 NAP
   208          117              300             297        5.990%           $6,437            NAP                 NAP
   209           96              360             360        7.050%           $4,915            NAP                 NAP

                112              342             338        6.022%

---------------------------------------------------------------------------------------------------------------------
MORTGAGE   THIRD MOST RECENT   SECOND MOST RECENT   SECOND MOST RECENT     MOST RECENT        MOST RECENT NOI
LOAN NO.        NOI DATE                      NOI        NOI DATE                  NOI              DATE
---------------------------------------------------------------------------------------------------------------------

    1          12/31/2004             $24,196,435       12/31/2005         $27,750,948          12/31/2006
    2          12/31/2004             $14,694,765       12/31/2005         $14,856,610          12/31/2006
    3          12/31/2004              $9,145,466       12/31/2005          $9,728,038          12/31/2006
    4          12/31/2004              $6,799,173       12/31/2005          $6,115,122          12/31/2006
    5             NAP                         NAP           NAP                    NAP              NAP
    6          12/31/2005              $2,129,113       12/31/2006          $2,378,255        T-12 06/30/2007

    7             NAP                         NAP           NAP                    NAP              NAP
    7             NAP                         NAP           NAP                    NAP              NAP
    7             NAP                         NAP           NAP                    NAP              NAP
    7             NAP                         NAP           NAP                    NAP              NAP
    7             NAP                         NAP           NAP                    NAP              NAP
    7             NAP                         NAP           NAP                    NAP              NAP
    8             NAP                  $2,724,905       12/31/2005          $3,235,467          12/31/2006
    9          12/31/2004              $2,946,445       12/31/2005          $3,056,727          12/31/2006
   10             NAP                         NAP           NAP                    NAP              NAP
   11          12/31/2004              $2,000,000       12/31/2005          $2,000,000          12/31/2006
   12          12/31/2004              $2,328,483       12/31/2005          $2,439,348          12/31/2006
   13             NAP                  $1,968,175       12/31/2005          $2,012,591          12/31/2006
   14          12/31/2005              $1,990,057       12/31/2006          $2,021,445        T-12 04/30/2007
   15             NAP                         NAP           NAP             $2,557,317     Ann. 7 mos 08/24/2007
   16             NAP                         NAP           NAP                    NAP              NAP
   17             NAP                         NAP           NAP             $1,873,740          12/31/2006
   18          12/31/2005                $361,678       12/31/2006            $401,071    Ann. 4 mos. 04/30/2007
   19          12/31/2005                $319,499       12/31/2006            $334,230    Ann. 5 mos. 05/31/2007
   20          12/31/2005                $259,710       12/31/2006            $347,936    Ann. 3 mos. 03/31/2007
   21          12/31/2005                $196,427       12/31/2006            $220,042    Ann. 5 mos. 05/31/2007
   22          12/31/2005                $265,268       12/31/2006            $281,019    Ann. 5 mos. 05/31/2007
   23          12/31/2005                 $86,099       12/31/2006             $85,332    Ann. 3 mos. 03/31/2007
   24             NAP                    $190,022       12/31/2006            $694,896        T-12 05/31/2007
   25          12/31/2004              $1,839,823       12/31/2005          $2,003,612          12/31/2006
   26          12/31/2004              $1,669,998       12/31/2005          $1,787,947          12/31/2006
   27          12/31/2005              $1,758,659       12/31/2006          $2,180,720        T-12 07/31/2007
   28             NAP                         NAP           NAP                    NAP              NAP
   29             NAP                         NAP           NAP                    NAP              NAP
   30             NAP                         NAP           NAP                    NAP              NAP
   31             NAP                         NAP           NAP                    NAP              NAP
   32          12/31/2004              $1,265,177       12/31/2005          $1,293,423          12/31/2006
   33          12/31/2004                $994,316       12/31/2005          $1,159,758          12/31/2006
   34          12/31/2004                $827,698       12/31/2005          $1,558,640          12/31/2006
   35             NAP                         NAP           NAP                    NAP              NAP
   36             NAP                         NAP           NAP                    NAP              NAP
   37          12/31/2004              $2,006,241       12/31/2005          $1,867,920          12/31/2006
   38          12/31/2004                $161,574       12/31/2005            $663,297          12/31/2006
   39             NAP                  $1,043,731       12/31/2005          $1,125,758          12/31/2006
   40             NAP                         NAP           NAP                    NAP              NAP
   41             NAP                         NAP           NAP                    NAP              NAP
   42             NAP                         NAP           NAP                    NAP              NAP
   43             NAP                         NAP           NAP                    NAP              NAP
   44             NAP                         NAP           NAP                    NAP              NAP
   45             NAP                         NAP           NAP                    NAP              NAP
   46             NAP                         NAP           NAP                    NAP              NAP
   47             NAP                  $1,633,000       12/31/2005          $1,633,000          12/31/2006
   48          12/31/2004                $556,871       12/31/2005            $745,112          12/31/2006
   49          12/31/2005              $1,553,106       12/31/2006          $1,553,684        T-12 03/31/2007
   50          12/31/2004              $2,364,443       12/31/2005          $2,416,864          12/31/2006
   51             NAP                         NAP           NAP                    NAP              NAP
   52             NAP                         NAP           NAP                    NAP              NAP
   53             NAP                    $749,107       12/31/2005            $817,214          12/31/2006
   54             NAP                    $757,292       12/31/2005            $795,249          12/31/2006
   55             NAP                         NAP           NAP                    NAP              NAP
   56             NAP                         NAP           NAP                    NAP              NAP
   57             NAP                         NAP           NAP                    NAP              NAP
   58             NAP                         NAP           NAP                    NAP              NAP
   59             NAP                         NAP           NAP                    NAP              NAP
   60             NAP                         NAP           NAP                    NAP              NAP
   61             NAP                    $709,481       12/31/2005            $831,790          12/31/2006
   62          12/31/2004              $1,105,226       12/31/2005          $1,166,654          12/31/2006
   63          12/31/2004              $1,062,881       12/31/2005          $1,408,013          12/31/2006
   64          12/31/2004                $928,937       12/31/2005            $920,557          12/31/2006
   65             NAP                    $563,597       12/31/2005            $675,774          12/31/2006
   66             NAP                         NAP           NAP                    NAP              NAP
   67          12/31/2004              $1,347,312       12/31/2005          $1,401,295          12/31/2006
   68          12/31/2005                $910,944       12/31/2006          $1,059,080        T-12 06/01/2007
   69             NAP                         NAP           NAP                    NAP              NAP
   70             NAP                         NAP           NAP                    NAP              NAP
   71             NAP                         NAP           NAP                    NAP              NAP
   72             NAP                         NAP           NAP                    NAP              NAP
   73             NAP                         NAP           NAP                    NAP              NAP
   74          12/31/2005                $585,032       12/31/2006            $712,059    Ann. 4 mos. 04/30/2007
   75          12/31/2004                $518,289       12/31/2005            $633,597          12/31/2006
   76             NAP                         NAP           NAP                    NAP              NAP
   77             NAP                         NAP           NAP                    NAP              NAP
   78             NAP                         NAP           NAP                    NAP              NAP
   79          12/31/2005                $585,700       12/31/2006            $611,161        T-12 06/30/2007
   80          12/31/2005                $652,673       12/31/2006            $666,486        T-12 05/31/2007
   81             NAP                         NAP           NAP                    NAP              NAP
   82          12/31/2004                $556,773       12/31/2005            $414,117          12/31/2006
   83          12/31/2005                $941,073       12/31/2006            $955,670        T-12 06/30/2007
   84          12/31/2004                $708,426       12/31/2005            $741,120          12/31/2006
   85             NAP                         NAP           NAP                    NAP              NAP
   86             NAP                         NAP           NAP                    NAP              NAP
   87          12/31/2004                $633,939       12/31/2005            $542,760          12/31/2006
   88          12/31/2005                $569,337       12/31/2006            $578,776        T-12 03/31/2007
   89             NAP                         NAP           NAP                    NAP              NAP
   90             NAP                    $255,479       12/31/2005            $450,623          12/31/2006
   91             NAP                         NAP           NAP                    NAP              NAP
   92             NAP                         NAP           NAP                    NAP              NAP
   93             NAP                         NAP           NAP                    NAP              NAP
   94          12/31/2004                $545,922       12/31/2005            $500,382          12/31/2006
   95             NAP                         NAP           NAP                    NAP              NAP
   96             NAP                    $384,664       12/31/2005            $370,352          12/31/2006
   97          12/31/2004                $791,223       12/31/2005            $827,273          12/31/2006
   98             NAP                         NAP           NAP                    NAP              NAP
   99             NAP                         NAP           NAP                    NAP              NAP
   100            NAP                         NAP           NAP                    NAP              NAP
   101            NAP                         NAP           NAP                    NAP              NAP
   102            NAP                         NAP           NAP               $171,689          12/31/2006
   103            NAP                         NAP           NAP                    NAP              NAP
   104            NAP                         NAP           NAP                    NAP              NAP
   105            NAP                         NAP           NAP                    NAP              NAP
   106         12/31/2004                $282,815       12/31/2005            $188,971          12/31/2006

   107            NAP                         NAP           NAP                    NAP              NAP
   107            NAP                         NAP           NAP                    NAP              NAP
   108            NAP                         NAP           NAP                    NAP              NAP
   109            NAP                    $497,344       12/31/2005            $542,071          12/31/2006
   110         12/31/2004                $524,470       12/31/2005            $493,397          12/31/2006
   111            NAP                         NAP           NAP                    NAP              NAP
   112            NAP                         NAP           NAP                    NAP              NAP
   113         12/31/2005                $317,411       12/31/2006            $271,580    Ann. 7 mos. 07/31/2007
   114            NAP                         NAP           NAP                    NAP              NAP
   115            NAP                         NAP           NAP                    NAP              NAP
   116            NAP                         NAP           NAP                    NAP              NAP
   117            NAP                         NAP           NAP                    NAP              NAP
   118         12/31/2005                $346,069       12/31/2006            $361,998        T-12 05/31/2007

   119         12/31/2005                $253,278       12/31/2006            $244,860        T-12 05/31/2007
   119         12/31/2005                $184,782       12/31/2006            $178,642        T-12 05/31/2007

   120         12/31/2005                $211,355       12/31/2006            $229,952        T-12 04/29/2007
   120         12/31/2005                $172,927       12/31/2006            $188,143        T-12 04/29/2007
   121         12/31/2004                $310,872       12/31/2005            $245,097          12/31/2006
   122            NAP                         NAP           NAP                    NAP              NAP
   123         12/31/2004                $399,456       12/31/2005            $262,338          12/31/2006
   124            NAP                         NAP           NAP                    NAP              NAP
   125            NAP                         NAP           NAP                    NAP              NAP
   126            NAP                         NAP           NAP                    NAP              NAP
   127         12/31/2004                $283,887       12/31/2005            $221,922          12/31/2006
   128            NAP                         NAP           NAP                    NAP              NAP
   129            NAP                         NAP           NAP                    NAP              NAP
   130            NAP                    $320,922       12/31/2005            $348,782          12/31/2006
   131            NAP                    $281,432       12/31/2005            $360,922          12/31/2006
   132         12/31/2004                $114,831       12/31/2005            $166,400          12/31/2006
   133            NAP                         NAP           NAP                    NAP              NAP
   134         12/31/2004                $420,487       12/31/2005            $442,130          12/31/2006
   135         12/31/2005                $303,377       12/31/2006            $307,864        T-12 02/28/2007
   136            NAP                         NAP           NAP                    NAP              NAP
   137            NAP                    $499,050     T-12 9/30/2006          $594,104        T-12 07/31/2007
   138         12/31/2005                $289,990       12/31/2006            $289,302        T-12 06/30/2007
   139         12/31/2005                $280,286       12/31/2006            $274,718        T-12 02/28/2007
   140         12/31/2004                $452,894       12/31/2005            $526,300          12/31/2006
   141            NAP                         NAP           NAP                    NAP              NAP
   142            NAP                         NAP           NAP                    NAP              NAP
   143            NAP                         NAP           NAP                    NAP              NAP
   144            NAP                         NAP           NAP                    NAP              NAP
   145            NAP                         NAP           NAP                    NAP              NAP
   146            NAP                    $354,110       12/31/2005            $309,833          12/31/2006
   147         12/31/2004                $408,712       12/31/2005            $321,678          12/31/2006
   148            NAP                         NAP           NAP                    NAP              NAP
   149            NAP                         NAP           NAP                    NAP              NAP
   150            NAP                    $242,454       12/31/2005            $375,279          12/31/2006
   151         12/31/2005                $204,668       12/31/2006            $198,368        T-12 04/30/2007
   152         12/31/2005                $496,085       12/31/2006            $497,042        T-12 05/31/2007
   153         12/31/2005                $345,739       12/31/2006            $351,184        T-12 04/30/2007
   154         12/31/2005                $264,136       12/31/2006            $311,022    Ann. 4 mos. 04/30/2007
   155            NAP                         NAP           NAP                    NAP              NAP
   156            NAP                         NAP           NAP                    NAP              NAP
   157            NAP                    $382,522       12/31/2005            $455,641          12/31/2006
   158         12/31/2004                $184,236       12/31/2005            $130,967          12/31/2006
   159            NAP                         NAP           NAP                    NAP              NAP
   160         12/31/2004                $341,397       12/31/2005            $266,161          12/31/2006
   161            NAP                         NAP           NAP                    NAP              NAP
   162         12/31/2005                $254,511       12/31/2006            $280,692    Ann. 5 mos. 05/31/2007
   163         12/31/2005                $210,486       12/31/2006            $287,576    Ann. 6 mos. 06/30/2007
   164            NAP                    $416,307       12/31/2006            $443,958        T-12 05/31/2007
   165            NAP                         NAP           NAP                    NAP              NAP
   166         12/31/2004                $100,720       12/31/2005            $160,541          12/31/2006
   167            NAP                         NAP           NAP                    NAP              NAP
   168            NAP                         NAP           NAP                    NAP              NAP
   169            NAP                    $227,437       12/31/2006            $264,590        T-12 02/28/2007
   170            NAP                         NAP           NAP                    NAP              NAP
   171         12/31/2004                $285,071       12/31/2005            $331,648          12/31/2006
   172            NAP                    $125,765       12/31/2005            $228,639          12/31/2006
   173            NAP                         NAP           NAP                    NAP              NAP
   174         12/31/2005                $676,121       12/31/2006            $642,263        T-12 06/30/2007
   175            NAP                         NAP           NAP                    NAP              NAP
   176            NAP                         NAP           NAP                    NAP              NAP
   177         12/31/2004                $120,088       12/31/2005            $153,606          12/31/2006
   178            NAP                         NAP           NAP                    NAP              NAP
   179            NAP                         NAP           NAP                    NAP              NAP
   180         12/31/2004                $176,634       12/31/2005            $172,093          12/31/2006
   181            NAP                    $142,795       12/31/2006            $154,710    Ann. 3 mos. 03/31/2007
   182            NAP                         NAP           NAP                    NAP              NAP
   183            NAP                         NAP           NAP                    NAP              NAP
   184            NAP                         NAP           NAP                    NAP              NAP
   185            NAP                         NAP           NAP                    NAP              NAP
   186            NAP                         NAP           NAP                    NAP              NAP
   187            NAP                         NAP           NAP                    NAP              NAP
   188            NAP                         NAP           NAP                    NAP              NAP
   189            NAP                         NAP           NAP                    NAP              NAP
   190            NAP                         NAP           NAP                    NAP              NAP
   191            NAP                    $162,446       12/31/2005            $175,288          12/31/2006
   192            NAP                         NAP           NAP                    NAP              NAP
   193            NAP                         NAP           NAP                    NAP              NAP
   194         12/31/2005                $131,382       12/31/2006            $205,062        T-12 05/31/2007
   195         12/31/2005                $152,694       12/31/2006            $157,460        T-12 05/31/2007
   196         12/31/2005                $331,435       12/31/2006            $347,888        T-12 06/30/2007
   197         12/31/2005                $194,025       12/31/2006            $194,466        T-12 04/30/2007
   198         12/31/2004                $269,078       12/31/2005            $298,420          12/31/2006
   199            NAP                    $148,876       12/31/2005            $160,836          12/31/2006
   200            NAP                         NAP           NAP                    NAP              NAP
   201         12/31/2004                $142,542       12/31/2005            $147,803          12/31/2006
   202            NAP                         NAP           NAP                    NAP              NAP
   203            NAP                         NAP           NAP                    NAP              NAP
   204         12/31/2004                $107,238       12/31/2005            $113,947          12/31/2006
   205            NAP                    $127,741        9/30/2005            $128,492           9/30/2006
   206         12/31/2004                $342,455       12/31/2005            $315,701          12/31/2006
   207            NAP                         NAP           NAP                    NAP              NAP
   208            NAP                         NAP           NAP                    NAP              NAP
   209            NAP                         NAP           NAP                    NAP              NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------
MORTGAGE     CMSA                                                                        UNDERWRITABLE         UNDERWRITABLE
LOAN NO.   LOAN NO.   PROPERTY NAME(2)                                                             EGI              EXPENSES
-----------------------------------------------------------------------------------------------------------------------------

    1          1      Easton Town Center                                                   $51,577,438           $20,859,337
    2          2      3 Penn Plaza                                                         $19,374,524            $4,120,817
    3          3      Charleston Town Center                                               $16,000,554            $6,787,153
    4          4      RiverCenter I&II                                                     $10,149,275            $3,569,152
    5          5      The Shops at Biddeford Crossing                                       $5,804,708            $2,054,290
    6          6      Hylan Commons                                                         $4,056,498            $1,351,348
               7      Cole Retail Portfolio  Roll-Up (I)                                    $2,904,809               $87,144
    7                 Cole Retail Portfolio  - WinCo Foods - Eureka (I)                       $991,757               $29,753
    7                 Cole Retail Portfolio  - Best Buy Evanston (I)                          $547,485               $16,425
    7                 Cole Retail Portfolio  - Best Buy/Savers - Warwick (I)                  $510,744               $15,322
    7                 Cole Retail Portfolio  - Academy Sports - Houston (I)                   $360,313               $10,809
    7                 Cole Retail Portfolio  - Eckerd - Vineland (I)                          $345,145               $10,354
    7                 Cole Retail Portfolio  - Eckerd - Mantua (I)                            $149,366                $4,481
    8          8      The Cove Apartments                                                   $5,512,893            $1,959,537
    9          9      333 & 555 North Point Center                                          $5,432,008            $2,096,110
   10         10      1100 & 1101 Whitaker Road                                             $3,022,653              $567,909
   11         11      111 Jericho Turnpike                                                  $3,244,356            $1,190,454
   12         12      Pavilions At Hartman Heritage                                         $3,829,875            $1,125,497
   13         13      4401 Connecticut Avenue                                               $3,368,313            $1,241,080
   14         14      Four Corners Shopping Center                                          $2,755,716              $788,629
   15         15      Hampton Inn Majestic                                                  $6,279,786            $3,784,565
   16         16      Northwest Marketplace - Houston                                       $3,620,425            $1,202,804
   17         17      Hampton Square Apartments                                             $2,979,525            $1,068,901
   18         18      Grand Bay MHP (A)                                                       $694,550              $307,989
   19         19      The Valley MHP (A)                                                      $476,125              $191,707
   20         20      New Ranch MHP (A)                                                       $430,795              $170,330
   21         21      Country Squire RV & MHP (A)                                             $414,384              $182,522
   22         22      The Hills MHP (A)                                                       $395,636              $180,099
   23         23      Oakview MHP (A)                                                         $317,189              $170,797
   24         24      20 West 37th Street                                                   $2,076,499              $718,770
   25         25      Mercado Del Lago                                                      $2,558,098              $678,173
   26         26      Airport Plaza I                                                       $3,457,327            $1,419,432
   27         27      Crowne Plaza Hotel - Houston                                         $11,002,830            $8,827,242
   28         28      Sofia Hotel                                                           $7,967,099            $4,638,975
   29         29      Penske West Covina                                                    $1,680,191               $50,406
   30         30      4540 & 4600 Pleasant Hill Road                                        $1,941,301              $489,678
   31         31      Dick's Sporting Goods - Lake Grove                                    $1,647,999               $32,960
   32         32      475 School Street                                                     $2,306,891              $867,132
   33         33      Bellewood Commons                                                     $1,824,991              $436,327
   34         34      Highlands at Cherry Hill                                              $3,071,589            $1,448,733
   35         35      Towne Center Promenade Shopping Center                                $1,988,976              $562,943
   36         36      4209, 4211, 4215, 4221, 4225, 4227, 4245 Technology Drive             $1,828,652              $553,593
   37         37      1322 Third Street Promenade                                           $2,752,310              $732,960
   38         38      Serramonte Corporate Center                                           $2,172,204              $708,597
   39         39      Delia Plaza                                                           $1,773,899              $525,386
   40         40      Olympic Boulevard Retail Portfolio                                    $1,299,477              $325,117
   41         41      Walgreens 63rd Street (B)                                               $292,464                $8,774
   42         42      Walgreens Independence (B)                                              $307,127                $9,214
   43         43      Walgreens Troost (B)                                                    $330,600                $9,918
   44         44      Walgreens Linwood (B)                                                   $251,117                $7,534
   45         45      Walgreens Topeka (B)                                                    $216,600                $6,498
   46         46      Gravois Dillon Plaza                                                  $2,160,982              $636,800
   47         47      Rave Chattanooga 18                                                   $1,551,350               $46,541
   48         48      445 East Lake Street                                                  $1,972,861              $803,921
   49         49      A-American West Los Angeles                                           $2,139,556              $617,917
   50         50      145 East 16th Street                                                  $5,437,775            $2,887,036
   51         51      Spectrum Health Building                                              $1,195,402               $35,862
   52         52      Niagara Bottling Groveland                                            $1,681,354              $429,160
   53         53      NevDex I (C)                                                          $1,215,346              $433,928
   54         54      NevDex III (C)                                                          $996,655              $356,442
   55         55      Legacy Crossing                                                       $2,000,680              $684,856
   56         56      Cole Crossed Portfolio - Rite Aid Lima (D)                              $351,676               $10,550
   57         57      Cole Crossed Portfolio - Eckerd Spartanburg (D)                         $255,127                $7,654
   58         58      Cole Crossed Portfolio - Tractor Supply Fairview (D)                    $205,600                $9,168
   59         59      Cole Crossed Portfolio - Staples Warsaw (D)                             $248,416               $13,452
   60         60      Cole Crossed Portfolio - CVS Florence (D)                               $168,329                $5,050
   61         61      Edgemar Center                                                        $1,412,130              $526,571
   62         62      The Village at Columbia                                               $2,182,191              $955,360
   63         63      Turnpike Shopping Center                                              $1,954,134              $524,382
   64         64      Cooper Oaks Crossing                                                  $1,414,750              $538,823
   65         65      South Division Jefferson Industrial Business Center                     $913,310              $187,138
   66         66      Whole Foods West LA                                                     $802,182              $213,532
   67         67      Lotte Plaza                                                           $1,691,307              $303,913
   68         68      Hampton Inn - St. Clairsville, OH                                     $2,793,132            $1,728,623
   69         69      Raintree Shops                                                          $880,076              $153,295
   70         70      Tractor Supply Prior Lake (E)                                           $347,700               $10,431
   71         71      Tractor Supply Greenfield (E)                                           $274,763               $11,243
   72         72      Tractor Supply Fredericksburg (E)                                       $213,750                $6,413
   73         73      Telegraph Springs Business Park                                         $881,389              $190,785
   74         74      Castaic Creek Plaza                                                   $1,088,579              $289,115
   75         75      Design Center                                                         $1,034,675              $357,206
   76         76      3979 North Freeway Boulevard                                            $834,005              $187,900
   77         77      1251 Valley Brook Avenue                                                $824,479              $216,773
   78         78      Evergreen Plaza                                                         $695,167              $142,653
   79         79      Mini Safe Storage                                                     $1,090,648              $515,190
   80         80      Holiday Inn Express Wilkesboro                                        $1,987,594            $1,273,737
   81         81      Telerx, Kings Mountain - NC                                             $616,930               $18,508
   82         82      4630 Montgomery Avenue - Bethesda                                       $877,408              $344,990
   83         83      Best Western - Ocala                                                  $2,492,208            $1,568,562
   84         84      190 Foss Creek Circle                                                   $762,711              $131,008
   85         85      LA Fitness - Langham Creek                                              $936,983              $374,792
   86         86      Dave & Busters - Addison                                                $901,875               $27,056
   87         87      740 Grand Street                                                        $835,693              $260,561
   88         88      Imperial MHP                                                            $975,437              $369,238
   89         89      1340-80 Flynn Road                                                      $642,953              $159,551
   90         90      TownePlace Suites - Bend                                              $1,590,432              $888,716
   91         91      Yuma Marketplace                                                        $555,935              $112,545
   92         92      Friendly's Distribution Center                                          $516,136               $15,484
   93         93      Sprouts Farmers Market                                                  $659,967              $127,437
   94         94      180-190 Whitman Avenue                                                  $780,269              $282,786
   95         95      Bennett Plaza                                                           $770,103              $202,045
   96         96      Valley Commerce Center                                                  $655,614              $211,031
   97         97      Boulder Tech Center                                                     $914,965              $395,504
   98         98      Kroger - LaGrange                                                       $520,503               $15,615
   99         99      Commerce Bank Morristown                                                $376,250               $11,288
   100        100     Walgreens Westford                                                      $450,800               $13,524
   101        101     Academy Sports - Baton Rouge                                            $501,138               $15,034
   102        102     West Wind Shopping Center                                               $705,365              $182,829
   103        103     Walgreens Wilmington                                                    $441,000               $13,230
   104        104     Academy Sports Houston - Southwest                                      $469,820               $14,095
   105        105     Walgreens - Forest                                                      $389,000               $12,610
   106        106     56-64 Broad Street                                                      $528,793              $104,385
              107     Roche Bobois Furniture Portfolio Roll-Up (II)                           $638,007              $168,537
   107                Roche Bobois Furniture Portfolio - Houston (II)                         $334,204               $71,338
   107                Roche Bobois Furniture Portfolio - Dallas (II)                          $303,803               $97,199
   108        108     Union Walk                                                              $526,443              $125,503
   109        109     3909 State Street                                                       $826,690              $237,856
   110        110     Shoreline Business Park                                                 $728,453              $227,145
   111        111     Circuit City - Taunton                                                  $541,500               $16,245
   112        112     Circuit City - Mesquite, TX                                             $557,502               $16,725
   113        113     9601-9609 Santa Monica Boulevard                                        $427,843               $99,656
   114        114     Cedarville Townhomes Phase II                                           $666,360              $259,852
   115        115     Academy Sports - North Richland Hills                                   $428,308               $12,849
   116        116     1365 North Knollwood Circle                                             $482,916               $96,204
   117        117     American Backyard                                                       $543,262              $136,687
   118        118     Palm Pacific Retail                                                     $468,696               $97,065
              119     Extra Space Centers II & III  Roll-Up (III)                             $885,823              $495,094
   119                Extra Space Centers II (III)                                            $512,165              $286,253
   119                Extra Space Centers III (III)                                           $373,658              $208,840
              120     Extra Space Centers IV & VI  Roll-Up (IV)                               $808,224              $418,119
   120                Extra Space Centers IV  (IV)                                            $444,523              $229,966
   120                Extra Space Centers VI (IV)                                             $363,701              $188,154
   121        121     90 Prince Street                                                        $381,058               $88,942
   122        122     Rainbow Foods St. Paul                                                  $463,149               $13,894
   123        123     315 Elmora Avenue                                                       $570,681              $205,689
   124        124     Walgreens - El Centro                                                   $357,390                $7,148
   125        125     Presbyterian Gardens Medical Building                                   $454,596              $107,024
   126        126     La-Z-Boy, Kentwood                                                      $347,314               $10,419
   127        127     Southwood Mini Storage and Offices                                      $645,186              $229,489
   128        128     Walgreens - Brenham                                                     $325,360                $9,761
   129        129     Ruthven-Graham Packaging Warehouse                                      $402,670               $12,081
   130        130     Tacoma Strip Retail                                                     $418,961               $98,053
   131        131     CVS-Family Dollar Center                                                $415,190               $81,278
   132        132     3 & 7 East De La Guerra Street & 800-802 State Street                   $374,514               $84,761
   133        133     10871 Forbes Avenue                                                     $426,445              $124,889
   134        134     Pine Valley Food Lion - Wilmington, NC                                  $544,376              $125,815
   135        135     Hobe Sound MHP                                                          $515,289              $202,526
   136        136     841 Latour Court                                                        $445,765              $115,914
   137        137     Holiday Inn Express - South Haven                                     $1,326,151              $743,953
   138        138     A-American Buena Park                                                   $567,158              $223,872
   139        139     Alyson Manor MHC                                                        $479,161              $201,643
   140        140     Spartan Business Center                                                 $677,867              $189,481
   141        141     Sonny's BBQ-Starbucks                                                   $425,327              $110,679
   142        142     Work Flow One Building                                                  $396,833               $96,923
   143        143     Academy Sports - Houston (Breton)                                       $309,273                $9,278
   144        144     Shoppes at Yorktowne                                                    $518,698              $167,985
   145        145     Marketplace on Grove                                                    $558,358              $146,517
   146        146     2191 East Bayshore Road                                                 $551,369              $214,874
   147        147     75 Claremont Road                                                       $621,333              $196,464
   148        148     Glen Eagles Plaza                                                       $354,277               $73,520
   149        149     CVS Scranton                                                            $461,801              $120,045
   150        150     Eden Road Industrial Building                                           $506,320              $177,124
   151        151     Park Plaza Retail                                                       $435,666              $147,150
   152        152     Bi County Self Storage                                                  $663,497              $236,158
   153        153     Pond Springs Mini Storage - Austin, TX                                  $549,413              $239,028
   154        154     Crockers Lockers                                                        $418,166              $165,557
   155        155     CVS - Del City                                                          $277,624                $8,329
   156        156     Walgreens - Maple Grove                                                 $400,231              $102,362
   157        157     680 Broadway                                                            $640,600              $191,431
   158        158     361 North Canon Drive                                                   $525,376              $110,523
   159        159     Walgreens Great Falls                                                   $376,200                $7,524
   160        160     Hillside Estates                                                      $1,097,640              $751,843
   161        161     Brandywine Shoppes                                                      $325,724               $74,730
   162        162     Rainbow Medical Office Building                                         $303,699               $60,994
   163        163     Park Meadow                                                             $381,846              $127,649
   164        164     Glenwood Mobile Home Park                                               $581,342              $190,743
   165        165     CVS Lynn, MA                                                            $226,013                $7,870
   166        166     Creekview Apartments                                                    $349,645              $141,779
   167        167     Walgreens Lexington                                                     $275,000                $8,250
   168        168     CVS - Palmetto                                                          $205,180                $8,840
   169        169     Acacia Shopping Center                                                  $337,251               $81,017
   170        170     General Storage - Lovejoy                                               $369,254              $145,240
   171        171     Branson Golden Oaks Apartments                                          $583,360              $259,110
   172        172     Northbank Professional Building                                         $353,284              $113,119
   173        173     Staples - Guntersville                                                  $244,017                $7,321
   174        174     Central Self Storage Rohnert Park                                       $920,532              $267,500
   175        175     Center at Burnet Road                                                   $333,479               $75,918
   176        176     FedEx Peoria                                                            $215,925                $6,478
   177        177     581 Pomona Avenue                                                       $393,143              $172,897
   178        178     50 Dwight Place                                                         $249,409               $58,655
   179        179     Eckerd - Chattanooga, TN                                                $196,399                $5,892
   180        180     Union Court                                                             $242,123               $71,711
   181        181     Upton Self Storage                                                      $322,476              $113,615
   182        182     Dawsonville Commons                                                     $229,336               $38,189
   183        183     National Tire & Battery - Katy, TX                                      $227,591               $42,622
   184        184     National Tire & Battery - Pearland                                      $218,919               $41,166
   185        185     2205 West Parkside Lane                                                 $261,434               $62,460
   186        186     JD Laser Incorporated                                                   $235,476               $48,957
   187        187     CVS - Amarillo                                                          $178,114                $5,343
   188        188     Tractor Supply Topeka                                                   $185,231                $5,557
   189        189     The Lindsay Group Building                                              $207,427               $53,247
   190        190     Village Inn                                                             $205,760               $39,071
   191        191     Tracy Plaza                                                             $209,402               $51,284
   192        192     St. Augustine Village                                                   $242,402               $74,355
   193        193     Fidelity at Saddle Creek                                                $250,823              $109,021
   194        194     North Lake Plaza                                                        $294,019               $94,470
   195        195     Central Office Building                                                 $228,952               $79,326
   196        196     Valley Business Center                                                  $373,259               $87,500
   197        197     Maple Crest Manor MHP                                                   $405,707              $222,089
   198        198     Chaparral Apartments                                                    $467,233              $212,104
   199        199     Amistad Villa Apartments                                                $278,078              $132,102
   200        200     Starbucks / Verizon                                                     $167,517               $46,200
   201        201     Rivers Edge Self Storage - Rio Rancho, NM                               $242,304              $107,506
   202        202     Eckerd - Mableton, GA                                                   $128,716                $3,861
   203        203     Shadow Hills Shopping Center                                            $164,382               $45,169
   204        204     J & T Property                                                          $179,782               $80,392
   205        205     Rite Aid - Eaton Rapids, MI                                             $123,500                $3,970
   206        206     Staples - Antioch, CA                                                   $381,873               $89,770
   207        207     9252 Chesapeake Drive                                                   $133,627               $37,211
   208        208     Regions Bank                                                            $138,394               $39,608
   209        209     Burger King                                                              $96,758               $25,718

                      TOTALS AND WEIGHTED AVERAGES:

--------------------------------------------------------------------------------------------------------------------------------
MORTGAGE   UNDERWRITABLE   UNDERWRITABLE   UNDERWRITABLE      NOI       NCF         NCF POST IO      CUT-OFF DATE     BALLOON
LOAN NO.             NOI   CAPITAL ITEMS       CASH FLOW    DSCR(9)   DSCR(9)     PERIOD DSCR(10)         LTV            LTV
--------------------------------------------------------------------------------------------------------------------------------

   1         $30,718,101      $2,057,305     $28,660,796     1.77x     1.65x           1.65x             48.3%         48.3%
   2         $15,253,707      $1,046,548     $14,207,158     2.07x     1.93x           1.50x             48.1%         38.2%
   3          $9,213,402        $382,751      $8,830,650     1.64x     1.57x           1.29x             62.5%         58.2%
   4          $6,580,123        $743,033      $5,837,089     1.79x     1.59x           1.59x             61.1%         61.1%
   5          $3,750,418        $110,871      $3,639,546     1.40x     1.36x           1.36x             68.9%         68.9%
   6          $2,705,149        $102,430      $2,602,719     1.45x     1.40x           1.40x             69.6%         69.6%
              $2,817,665        $135,328      $2,682,337     1.56x     1.48x           1.48x             69.2%         69.2%
   7            $962,005         $42,998        $919,007     1.56x     1.48x           1.48x             69.2%         69.2%
   7            $531,060         $37,947        $493,113     1.56x     1.48x           1.48x             69.2%         69.2%
   7            $495,421          $9,677        $485,744     1.56x     1.48x           1.48x             69.2%         69.2%
   7            $349,504         $24,962        $324,542     1.56x     1.48x           1.48x             69.2%         69.2%
   7            $334,790         $12,463        $322,327     1.56x     1.48x           1.48x             69.2%         69.2%
   7            $144,885          $7,281        $137,604     1.56x     1.48x           1.48x             69.2%         69.2%
   8          $3,553,357        $177,344      $3,376,013     2.10x     1.99x           1.99x             46.4%         46.4%
   9          $3,335,898        $316,903      $3,018,995     1.21x     1.10x           1.10x             56.4%         49.9%
   10         $2,454,744        $238,127      $2,216,617     1.26x     1.14x           1.14x             74.1%         62.7%
   11         $2,053,902              $0      $2,053,902     1.26x     1.26x           1.26x             70.0%         70.0%
   12         $2,704,378        $123,249      $2,581,129     2.06x     1.97x           1.97x             54.9%         54.9%
   13         $2,127,233        $102,922      $2,024,310     1.42x     1.35x           1.17x             60.7%         57.1%
   14         $1,967,087         $98,396      $1,868,691     1.64x     1.56x           1.29x             60.7%         54.5%
   15         $2,495,221        $251,191      $2,244,030     1.88x     1.69x           1.38x             57.0%         48.1%
   16         $2,417,621        $121,907      $2,295,714     2.18x     2.07x           2.07x             54.8%         54.8%
   17         $1,910,624         $59,600      $1,851,024     1.68x     1.63x           1.63x             59.1%         59.1%
   18           $386,562          $6,900        $379,662     1.26x     1.23x           1.05x             68.9%         64.8%
   19           $284,418          $7,400        $277,018     1.26x     1.23x           1.05x             68.9%         64.8%
   20           $260,465          $5,550        $254,915     1.26x     1.23x           1.05x             68.9%         64.8%
   21           $231,862          $4,800        $227,062     1.26x     1.23x           1.05x             68.9%         64.8%
   22           $215,537          $5,000        $210,537     1.26x     1.23x           1.05x             68.9%         64.8%
   23           $146,392          $6,000        $140,392     1.26x     1.23x           1.05x             68.9%         64.8%
   24         $1,357,729        $147,261      $1,210,468     1.20x     1.07x           1.07x             64.2%         64.2%
   25         $1,879,925         $76,960      $1,802,965     1.82x     1.75x           1.44x             59.6%         55.5%
   26         $2,037,895        $196,042      $1,841,853     1.78x     1.60x           1.38x             58.3%         54.8%
   27         $2,175,588        $440,113      $1,735,475     1.90x     1.52x           1.52x             58.7%         58.7%
   28         $3,328,124        $318,684      $3,009,440     3.36x     3.04x           2.53x             30.6%         26.4%
   29         $1,629,785         $53,054      $1,576,731     1.68x     1.62x           1.62x             62.5%         62.5%
   30         $1,451,623        $152,896      $1,298,727     1.23x     1.10x           1.10x             76.8%         65.4%
   31         $1,615,039         $11,250      $1,603,789     1.26x     1.25x           1.25x             68.1%         53.3%
   32         $1,439,759         $77,850      $1,361,909     1.39x     1.31x           1.13x             59.3%         53.1%
   33         $1,388,664         $86,777      $1,301,887     1.59x     1.49x           1.22x             66.4%         59.5%
   34         $1,622,856         $38,250      $1,584,606     1.24x     1.22x           1.22x             50.4%         46.3%
   35         $1,426,033         $62,832      $1,363,200     1.45x     1.38x           1.20x             69.1%         63.0%
   36         $1,275,059        $130,946      $1,144,113     1.37x     1.23x           1.23x             64.6%         64.6%
   37         $2,019,350         $53,215      $1,966,134     1.84x     1.79x           1.79x             35.8%         25.3%
   38         $1,463,607        $105,463      $1,358,144     1.92x     1.78x           1.46x             58.7%         53.7%
   39         $1,248,513         $32,280      $1,216,233     1.20x     1.17x           1.17x             69.1%         59.9%
   40           $974,360         $13,162        $961,198     1.15x     1.14x           1.14x             66.0%         66.0%
   41           $283,690          $9,932        $273,758     1.82x     1.75x           1.75x             60.8%         60.8%
   42           $297,913          $9,932        $287,981     1.82x     1.75x           1.75x             60.8%         60.8%
   43           $320,682         $10,144        $310,538     1.82x     1.75x           1.75x             60.8%         60.8%
   44           $243,584          $9,298        $234,286     1.82x     1.75x           1.75x             60.8%         60.8%
   45           $210,102          $8,790        $201,312     1.82x     1.75x           1.75x             60.8%         60.8%
   46         $1,524,182         $73,635      $1,450,547     2.20x     2.09x           2.09x             55.3%         55.3%
   47         $1,504,810         $57,137      $1,447,672     1.56x     1.50x           1.50x             55.4%         43.0%
   48         $1,168,940         $50,387      $1,118,553     1.23x     1.17x           1.17x             71.4%         61.6%
   49         $1,521,639         $20,258      $1,501,381     1.61x     1.59x           1.59x             55.0%         50.1%
   50         $2,550,739         $57,750      $2,492,989     4.05x     3.96x           3.96x             18.6%         18.6%
   51         $1,159,540         $10,580      $1,148,960     1.15x     1.13x           1.13x             79.0%         52.8%
   52         $1,252,195         $67,004      $1,185,191     1.50x     1.42x           1.42x             74.5%         67.3%
   53           $781,418         $79,855        $701,564     2.03x     1.91x           1.63x             48.7%         46.4%
   54           $640,213          $7,629        $632,583     2.03x     1.91x           1.63x             48.7%         46.4%
   55         $1,315,824         $70,297      $1,245,527     2.18x     2.06x           2.06x             53.9%         53.9%
   56           $341,125         $10,717        $330,409     1.88x     1.81x           1.81x             62.0%         62.0%
   57           $247,473          $7,894        $239,579     1.88x     1.81x           1.81x             62.0%         62.0%
   58           $196,432          $9,954        $186,478     1.88x     1.81x           1.81x             62.0%         62.0%
   59           $234,964         $12,359        $222,605     1.88x     1.81x           1.81x             62.0%         62.0%
   60           $163,279          $6,232        $157,047     1.88x     1.81x           1.81x             62.0%         62.0%
   61           $885,559         $38,891        $846,668     1.37x     1.31x           1.31x             56.8%         56.8%
   62         $1,226,831         $74,725      $1,152,106     1.67x     1.57x           1.57x             55.3%         46.6%
   63         $1,429,752         $39,827      $1,389,925     2.44x     2.37x           2.37x             46.5%         46.5%
   64           $875,926         $46,388        $829,538     1.40x     1.33x           1.15x             79.3%         77.7%
   65           $726,171         $54,024        $672,148     1.50x     1.39x           1.15x             56.4%         49.8%
   66           $588,650          $5,800        $582,850     1.16x     1.15x           1.15x             72.2%         72.2%
   67         $1,387,394         $90,284      $1,297,109     2.45x     2.29x           2.29x             37.1%         31.3%
   68         $1,064,509        $111,725        $952,784     1.76x     1.58x           1.58x             69.6%         60.4%
   69           $726,781          $9,010        $717,771     1.48x     1.46x           1.46x             65.9%         65.9%
   70           $337,269         $19,141        $318,128     1.88x     1.78x           1.78x             61.1%         61.1%
   71           $263,520         $11,995        $251,525     1.88x     1.78x           1.78x             61.1%         61.1%
   72           $207,338         $11,992        $195,345     1.88x     1.78x           1.78x             61.1%         61.1%
   73           $690,604         $39,230        $651,374     1.40x     1.32x           1.15x             62.8%         56.3%
   74           $799,464         $44,745        $754,719     1.84x     1.74x           1.74x             54.7%         54.7%
   75           $677,469         $33,027        $644,442     1.51x     1.43x           1.23x             66.8%         60.9%
   76           $646,105         $21,724        $624,381     1.61x     1.56x           1.30x             68.8%         64.3%
   77           $607,706         $29,250        $578,456     1.20x     1.15x           1.15x             75.7%         65.1%
   78           $552,514         $12,285        $540,229     1.40x     1.37x           1.15x             73.7%         65.2%
   79           $575,458         $16,569        $558,889     1.25x     1.21x           1.21x             66.8%         57.3%
   80           $713,857         $79,504        $634,353     1.46x     1.30x           1.30x             75.2%         65.4%
   81           $598,422         $12,000        $586,422     1.84x     1.80x           1.80x             68.3%         68.3%
   82           $532,417         $27,269        $505,148     1.54x     1.46x           1.21x             69.4%         64.7%
   83           $923,646        $112,746        $810,900     2.11x     1.85x           1.85x             55.9%         47.8%
   84           $631,703         $48,917        $582,786     1.46x     1.35x           1.35x             63.7%         54.7%
   85           $562,191         $35,100        $527,091     1.33x     1.25x           1.25x             59.7%         51.3%
   86           $874,819         $71,400        $803,419     2.77x     2.54x           2.54x             42.1%         42.1%
   87           $575,132         $19,438        $555,694     1.61x     1.55x           1.55x             62.5%         62.5%
   88           $606,199          $9,150        $597,049     1.73x     1.70x           1.46x             61.7%         59.7%
   89           $483,402         $37,620        $445,782     1.50x     1.38x           1.16x             72.5%         65.5%
   90           $701,716         $63,617        $638,099     1.85x     1.68x           1.68x             69.7%         58.9%
   91           $443,390         $24,807        $418,583     1.38x     1.30x           1.11x             69.6%         65.3%
   92           $500,652         $23,049        $477,602     1.72x     1.64x           1.36x             64.6%         60.3%
   93           $532,530          $3,413        $529,117     1.88x     1.87x           1.87x             55.0%         55.0%
   94           $497,483         $52,966        $444,518     1.35x     1.21x           1.21x             74.6%         63.8%
   95           $568,058         $37,719        $530,338     1.60x     1.49x           1.49x             53.7%         45.6%
   96           $444,583         $25,717        $418,866     1.42x     1.34x           1.16x             69.2%         64.2%
   97           $519,461         $72,124        $447,337     1.48x     1.28x           1.28x             63.6%         54.4%
   98           $504,888          $9,200        $495,689     2.01x     1.98x           1.98x             62.5%         62.5%
   99           $364,963              $0        $364,963     1.11x     1.11x           1.11x             72.2%         61.0%
  100           $437,276          $2,223        $435,053     1.63x     1.63x           1.63x             64.0%         64.0%
  101           $486,104         $25,966        $460,138     1.75x     1.66x           1.66x             63.3%         63.3%
  102           $522,536         $42,729        $479,807     1.95x     1.79x           1.79x             70.8%         70.8%
  103           $427,770          $2,320        $425,450     1.63x     1.62x           1.62x             64.3%         64.3%
  104           $455,726         $25,882        $429,844     1.67x     1.57x           1.57x             64.3%         64.3%
  105           $376,390          $2,223        $374,167     1.13x     1.12x           1.12x             74.3%         63.3%
  106           $424,408         $24,599        $399,809     1.45x     1.37x           1.17x             71.9%         65.4%
                $469,470         $15,636        $453,834     1.37x     1.33x           1.33x             57.5%         49.6%
  107           $262,866          $6,906        $255,960     1.37x     1.33x           1.33x             57.5%         49.6%
  107           $206,604          $8,730        $197,874     1.37x     1.33x           1.33x             57.5%         49.6%
  108           $400,940         $19,389        $381,551     1.38x     1.31x           1.13x             68.7%         64.6%
  109           $588,834         $33,857        $554,978     2.34x     2.20x           2.20x             39.6%         39.6%
  110           $501,309         $69,812        $431,496     1.50x     1.29x           1.29x             75.0%         65.0%
  111           $525,255         $35,311        $489,944     2.25x     2.10x           2.10x             55.0%         55.0%
  112           $540,777         $23,689        $517,087     2.33x     2.23x           2.23x             55.0%         55.0%
  113           $328,187          $7,610        $320,577     1.36x     1.32x           1.32x             60.6%         60.6%
  114           $406,508         $14,400        $392,108     1.26x     1.22x           1.22x             79.6%         68.4%
  115           $415,458         $25,132        $390,327     1.67x     1.57x           1.57x             64.0%         64.0%
  116           $386,712         $29,830        $356,882     1.56x     1.44x           1.21x             71.3%         66.8%
  117           $406,575          $5,309        $401,266     1.53x     1.51x           1.31x             65.0%         58.2%
  118           $371,630         $15,262        $356,368     1.38x     1.32x           1.15x             57.5%         54.2%
                $390,729         $21,395        $369,334     1.28x     1.21x           1.21x             72.7%         62.8%
  119           $225,912         $12,370        $213,542     1.28x     1.21x           1.21x             72.7%         62.8%
  119           $164,817          $9,025        $155,793     1.28x     1.21x           1.21x             72.7%         62.8%
                $390,105         $15,669        $374,436     1.33x     1.28x           1.28x             66.5%         57.4%
  120           $214,558          $8,618        $205,940     1.33x     1.28x           1.28x             66.5%         57.4%
  120           $175,547          $7,051        $168,496     1.33x     1.28x           1.28x             66.5%         57.4%
  121           $292,116          $2,029        $290,088     1.20x     1.19x           1.03x             65.6%         59.7%
  122           $449,254         $37,431        $411,823     2.26x     2.07x           2.07x             54.7%         54.7%
  123           $364,992          $8,187        $356,805     1.57x     1.54x           1.31x             64.7%         60.6%
  124           $350,242          $2,898        $347,344     1.46x     1.44x           1.44x             60.2%         60.2%
  125           $347,572         $21,338        $326,234     1.27x     1.19x           1.19x             73.4%         63.2%
  126           $336,894         $14,962        $321,932     1.73x     1.66x           1.66x             69.6%         69.6%
  127           $415,697         $13,910        $401,786     1.56x     1.51x           1.51x             65.7%         56.8%
  128           $315,599          $2,183        $313,417     1.63x     1.62x           1.62x             64.2%         64.2%
  129           $390,590         $25,200        $365,390     1.45x     1.36x           1.36x             60.0%         47.1%
  130           $320,908         $20,059        $300,849     1.28x     1.20x           1.20x             69.1%         59.4%
  131           $333,912         $11,726        $322,186     1.56x     1.50x           1.30x             67.3%         61.4%
  132           $289,753          $4,695        $285,058     1.16x     1.15x           1.15x             52.4%         45.2%
  133           $301,556         $20,160        $281,396     1.24x     1.15x           1.15x             62.6%         53.9%
  134           $418,561         $41,763        $376,798     2.21x     1.99x           1.99x             56.6%         56.6%
  135           $312,763          $7,588        $305,175     1.52x     1.48x           1.48x             58.2%         58.2%
  136           $329,851         $28,625        $301,226     1.65x     1.51x           1.51x             60.5%         60.5%
  137           $582,198         $66,308        $515,890     2.25x     1.99x           1.99x             72.5%         57.4%
  138           $343,285          $7,896        $335,389     1.33x     1.30x           1.30x             52.0%         47.5%
  139           $277,518          $6,250        $271,268     1.54x     1.51x           1.25x             74.9%         67.4%
  140           $488,386         $41,168        $447,218     2.17x     1.99x           1.99x             41.5%         35.4%
  141           $314,649          $6,368        $308,281     1.42x     1.39x           1.39x             60.6%         51.6%
  142           $299,910         $36,169        $263,741     1.52x     1.33x           1.15x             68.5%         62.5%
  143           $299,994         $23,606        $276,388     1.67x     1.53x           1.53x             64.6%         64.6%
  144           $350,713         $24,537        $326,176     1.30x     1.21x           1.21x             63.3%         42.7%
  145           $411,841         $16,940        $394,901     2.25x     2.15x           2.15x             34.9%         34.9%
  146           $336,495         $32,749        $303,746     1.75x     1.58x           1.36x             48.4%         43.3%
  147           $424,868         $28,609        $396,259     2.38x     2.22x           1.86x             53.6%         50.1%
  148           $280,756         $17,224        $263,532     1.46x     1.37x           1.18x             75.2%         70.7%
  149           $341,756          $1,984        $339,772     1.65x     1.64x           1.64x             63.5%         53.5%
  150           $329,196         $41,156        $288,040     1.47x     1.28x           1.28x             64.3%         55.5%
  151           $288,515         $20,932        $267,583     1.29x     1.20x           1.20x             73.6%         63.6%
  152           $427,339          $6,970        $420,369     2.05x     2.01x           1.79x             53.8%         48.8%
  153           $310,385         $12,578        $297,808     1.78x     1.71x           1.47x             73.2%         66.7%
  154           $252,609          $6,637        $245,972     1.29x     1.26x           1.26x             59.4%         50.7%
  155           $269,295          $8,327        $260,969     1.73x     1.68x           1.68x             64.6%         64.6%
  156           $297,869          $1,482        $296,387     1.16x     1.15x           1.15x             51.1%         26.3%
  157           $449,169         $15,504        $433,665     3.12x     3.01x           3.01x             28.4%         28.4%
  158           $414,853         $18,252        $396,601     2.55x     2.44x           2.11x             30.9%         29.1%
  159           $368,676          $1,482        $367,194     2.30x     2.29x           2.29x             41.3%         41.3%
  160           $345,797          $9,550        $336,247     1.87x     1.82x           1.82x             45.4%         38.9%
  161           $250,994         $15,050        $235,944     1.38x     1.30x           1.30x             67.9%         58.4%
  162           $242,705         $16,338        $226,367     1.60x     1.49x           1.28x             67.1%         60.9%
  163           $254,197          $8,999        $245,198     1.62x     1.56x           1.56x             47.4%         47.4%
  164           $390,600          $5,450        $385,150     2.22x     2.19x           2.19x             35.7%         30.6%
  165           $218,142              $0        $218,142     1.55x     1.55x           1.55x             63.5%         63.5%
  166           $207,865          $8,500        $199,365     1.48x     1.42x           1.20x             72.8%         68.2%
  167           $266,750              $0        $266,750     1.67x     1.67x           1.67x             48.0%         40.5%
  168           $196,339          $8,047        $188,292     1.22x     1.17x           1.17x             71.7%         60.6%
  169           $256,234         $22,820        $233,414     1.82x     1.66x           1.66x             59.6%         59.6%
  170           $224,014          $7,503        $216,511     1.31x     1.27x           1.27x             68.2%         59.1%
  171           $324,251         $23,184        $301,067     1.99x     1.85x           1.85x             49.9%         42.8%
  172           $240,165         $23,985        $216,180     1.34x     1.21x           1.21x             76.9%         61.0%
  173           $236,696          $3,591        $233,105     2.06x     2.03x           2.03x             65.0%         65.0%
  174           $653,032         $12,426        $640,607     4.88x     4.79x           4.11x             23.3%         20.8%
  175           $257,561          $9,042        $248,519     2.01x     1.94x           1.64x             56.8%         50.4%
  176           $209,448         $10,455        $198,993     1.77x     1.68x           1.68x             64.8%         64.8%
  177           $220,245          $7,000        $213,245     1.80x     1.74x           1.46x             59.5%         52.5%
  178           $190,754         $10,200        $180,554     1.23x     1.17x           1.17x             78.4%         67.6%
  179           $190,507          $7,792        $182,715     1.72x     1.65x           1.65x             64.5%         64.5%
  180           $170,412          $8,094        $162,318     1.50x     1.43x           1.20x             70.9%         62.7%
  181           $208,861          $6,398        $202,464     1.70x     1.64x           1.42x             56.9%         50.9%
  182           $191,147          $7,430        $183,717     1.59x     1.53x           1.31x             73.1%         65.2%
  183           $184,969          $7,661        $177,308     1.31x     1.26x           1.26x             58.5%         50.4%
  184           $177,753          $7,420        $170,334     1.36x     1.31x           1.31x             59.8%         50.6%
  185           $198,974          $3,992        $194,982     1.82x     1.78x           1.78x             60.8%         60.8%
  186           $186,519         $15,360        $171,159     1.41x     1.29x           1.29x             69.9%         60.3%
  187           $172,770          $6,211        $166,559     1.68x     1.62x           1.62x             65.5%         65.5%
  188           $179,674         $11,346        $168,328     1.80x     1.68x           1.68x             55.0%         55.0%
  189           $154,180          $8,419        $145,761     1.27x     1.20x           1.20x             71.0%         61.3%
  190           $166,689          $8,216        $158,473     1.31x     1.24x           1.24x             49.9%         41.3%
  191           $158,118         $11,782        $146,335     1.30x     1.20x           1.20x             44.3%         38.4%
  192           $168,047          $3,871        $164,176     1.37x     1.34x           1.34x             55.0%         42.8%
  193           $141,802          $3,900        $137,902     1.35x     1.32x           1.15x             78.0%         70.2%
  194           $199,548         $20,595        $178,953     1.70x     1.53x           1.53x             57.3%         49.5%
  195           $149,626         $15,054        $134,572     1.47x     1.32x           1.15x             58.2%         55.0%
  196           $285,759         $24,447        $261,312     2.56x     2.35x           2.35x             27.5%         23.6%
  197           $183,618          $5,450        $178,168     1.87x     1.82x           1.58x             58.4%         56.5%
  198           $255,128         $20,000        $235,128     2.05x     1.89x           1.89x             31.2%         20.6%
  199           $145,976         $14,000        $131,976     1.33x     1.20x           1.20x             79.9%         69.5%
  200           $121,316          $5,743        $115,573     1.26x     1.20x           1.20x             66.1%         57.2%
  201           $134,798          $7,488        $127,310     1.33x     1.26x           1.26x             71.4%         67.8%
  202           $124,854          $6,152        $118,702     1.81x     1.72x           1.72x             63.0%         63.0%
  203           $119,213          $8,022        $111,191     1.63x     1.52x           1.33x             74.5%         67.0%
  204            $99,389          $3,500         $95,889     1.24x     1.20x           1.20x             69.6%         60.2%
  205           $119,530          $8,264        $111,266     1.52x     1.42x           1.42x             57.8%         50.3%
  206           $292,103         $15,330        $276,774     3.50x     3.31x           3.31x             17.1%         13.7%
  207            $96,416          $7,242         $89,174     1.30x     1.20x           1.20x             60.5%         52.0%
  208            $98,786          $2,992         $95,794     1.28x     1.24x           1.24x             66.4%         51.8%
  209            $71,040              $0         $71,040     1.20x     1.20x           1.20x             63.9%         58.0%

                                                             1.70x     1.60x           1.50x             59.3%         55.0%

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE        BALLOON      APPRAISED    VALUATION                                                              LEASE
LOAN NO.        BALANCE      VALUE(11)     DATE(11)     LARGEST TENANT(12)                                  EXPIRATION DATE   % NSF
------------------------------------------------------------------------------------------------------------------------------------

   1       $170,000,000   $580,000,000    07/13/2007    AMC                                                   12/31/2019      10.3%
   2        $99,309,642   $260,000,000    05/01/2007    Horizon Blue Cross Blue Shield of New Jersey          03/31/2012      99.4%
   3        $93,096,470   $160,000,000    07/24/2007    Steve & Barry's                                       01/31/2010       8.7%
   4        $55,000,000    $90,000,000    03/15/2007    Omnicare                                              02/28/2016      17.4%
   5        $44,800,000    $65,000,000    05/16/2007    Lowe's (Ground Lease)                                 10/22/2026      43.0%
   6        $32,000,000    $46,000,000    05/15/2007    T.J. Maxx                                             01/31/2011      24.6%
            $31,292,000    $45,250,000
   7        $11,247,000    $16,700,000    04/17/2007    WinCo Foods, LLC                                      06/23/2016      100.0%
   7         $5,900,000     $8,400,000    04/15/2007    Best Buy                                              02/27/2017      100.0%
   7         $5,350,000     $7,590,000    04/18/2007    Supervalu, Inc. (Subleases to Best Buy and Savers)    02/01/2020      100.0%
   7         $3,825,000     $5,460,000    04/19/2007    Academy Sports & Outdoors                             05/08/2015      100.0%
   7         $3,500,000     $5,000,000    04/17/2007    Eckerd Drugs                                          03/05/2019      100.0%
   7         $1,470,000     $2,100,000    04/17/2007    Eckerd Drugs                                          06/17/2014      100.0%
   8        $29,000,000    $62,500,000    05/15/2007    NAP                                                       NAP          NAP
   9        $25,636,014    $51,350,000    08/01/2007    Kids II, Inc.                                         01/31/2016      18.1%
   10       $23,577,168    $37,600,000    01/30/2007    Ozburn-Hessey Logistics                               05/31/2012      52.2%
   11       $25,200,000    $36,000,000    07/26/2007    Home Depot U.S.A., Inc.                               02/28/2023      100.0%
   12       $23,450,000    $42,700,000    04/05/2007    Stein Mart, Inc.                                      04/30/2018      16.3%
   13       $21,830,438    $38,200,000    07/09/2007    Rock Creek Academy                                    10/31/2019      73.0%
   14       $18,868,912    $34,600,000    05/22/2007    Safeway Inc.                                          04/30/2019      45.7%
   15       $16,889,738    $35,100,000    06/01/2007    NAP                                                       NAP          NAP
   16       $19,965,000    $36,400,000    04/30/2007    Ross Stores Texas, LP                                 01/31/2013      16.5%
   17       $19,500,000    $33,000,000    05/15/2007    NAP                                                       NAP          NAP
   18        $4,648,254     $6,800,000    06/29/2007    NAP                                                       NAP          NAP
   19        $3,356,968     $5,500,000    06/29/2007    NAP                                                       NAP          NAP
   20        $2,932,178     $3,900,000    06/29/2007    NAP                                                       NAP          NAP
   21        $2,757,375     $3,800,000    07/14/2007    NAP                                                       NAP          NAP
   22        $2,557,197     $4,260,000    06/29/2007    NAP                                                       NAP          NAP
   23        $1,702,919     $3,460,000    06/29/2007    NAP                                                       NAP          NAP
   24       $18,500,000    $28,800,000    05/22/2007    C&C Studios                                           03/31/2017      16.9%
   25       $16,956,794    $30,550,000    04/11/2007    Rite Aid                                              01/31/2014      34.8%
   26       $16,920,673    $30,900,000    06/05/2007    Lockheed Martin Corporation                           03/31/2008      21.4%
   27       $17,500,000    $29,800,000    06/13/2007    NAP                                                       NAP          NAP
   28       $14,677,260    $55,600,000    03/21/2007    NAP                                                       NAP          NAP
   29       $17,000,000    $27,200,000    07/31/2007    PMB Motorcars, Inc.                                   07/31/2022      100.0%
   30       $14,001,398    $21,400,000    02/02/2007    Jabil Global Services                                 08/31/2013      100.0%
   31       $12,688,767    $23,800,000    04/18/2007    Dick's Sporting Goods                                 01/31/2028      100.0%
   32       $14,331,302    $27,000,000    07/12/2007    Northrup Grumman Space & Mission Systems              06/30/2010      100.0%
   33       $13,991,790    $23,500,000    02/23/2007    Red Hot & Blue                                        07/30/2020       8.5%
   34       $14,152,852    $30,600,000    07/31/2007    NAP                                                       NAP          NAP
   35       $13,857,843    $22,000,000    05/01/2007    Dick's Sporting Goods                                 01/31/2017      66.9%
   36       $14,400,000    $22,300,000    07/27/2007    3PARdata, Inc.                                        05/31/2014      54.5%
   37        $9,803,678    $38,800,000    08/22/2007    Rubin Postaer and Associates                          03/31/2010      51.6%
   38       $12,350,963    $23,000,000    07/02/2007    CSAA Inter-Insurance                                  12/30/2008      24.8%
   39       $11,628,866    $19,400,000    08/31/2007    Sedano's Supermarket                                  09/30/2022      36.8%
   40       $13,200,000    $20,000,000    06/07/2007    Studios Architecture                                  11/30/2012      18.6%
   41        $3,034,500     $4,400,000    05/20/2007    Walgreen Co.                                          12/31/2059      100.0%
   42        $2,990,000     $4,620,000    05/20/2007    Walgreen Co.                                          12/31/2057      100.0%
   43        $2,464,000     $4,970,000    05/20/2007    Walgreen Co.                                          03/31/2060      100.0%
   44        $2,437,500     $3,780,000    05/20/2007    Walgreen Co.                                          01/31/2058      100.0%
   45        $1,870,000     $3,260,000    05/20/2007    Walgreen Co.                                          09/30/2059      100.0%
   46       $12,630,000    $22,825,000    04/20/2007    Schnucks Market, Inc.                                 06/02/2017      45.6%
   47        $9,781,362    $22,750,000    05/30/2007    Rave Motion Pictures Chattanooga, L.L.C.              12/31/2024      100.0%
   48       $10,788,697    $17,500,000    07/09/2007    Citigroup Global Markets - Smith Barney               03/31/2013      32.5%
   49       $10,903,354    $21,750,000    06/07/2007    NAP                                                       NAP          NAP
   50       $11,600,000    $62,400,000    12/11/2006    NAP                                                       NAP          NAP
   51        $7,708,715    $14,600,000    05/31/2007    Spectrum Health                                       12/31/2021      100.0%
   52       $10,157,249    $15,100,000    08/01/2007    Niagara Botting, LLC                                  08/31/2019      100.0%
   53        $5,810,273    $12,400,000    07/03/2007    FATCO                                                 05/31/2009      30.9%
   54        $4,860,695    $10,600,000    07/03/2007    Apollo Group Inc.                                     05/31/2008      63.3%
   55       $10,890,000    $20,190,000    06/01/2007    Hobby Lobby                                           03/31/2022      40.9%
   56        $3,103,000     $4,940,000    03/27/2007    Rite Aid of Ohio, Inc.                                01/31/2026      100.0%
   57        $2,258,750     $3,500,000    03/26/2007    Eckerd Drugs                                          09/28/2018      100.0%
   58        $1,930,500     $3,030,000    04/03/2007    Tractor Supply Company                                05/04/2022      100.0%
   59        $1,850,000     $3,270,000    03/22/2007    Staples, Inc.                                         05/31/2013      100.0%
   60        $1,706,250     $2,750,000    03/25/2007    Florence CVS, Inc.                                    01/31/2019      100.0%
   61       $10,800,000    $19,000,000    04/18/2007    Mad River Post, Inc.                                  07/31/2014      25.3%
   62        $8,931,288    $19,150,000    04/24/2007    NAP                                                       NAP          NAP
   63       $10,000,000    $21,500,000    05/21/2007    Shaw's                                                01/31/2011      36.7%
   64        $9,404,122    $12,100,000    04/04/2007    Tom Thumb dba as Safeway Inc.                         10/23/2023      72.6%
   65        $7,368,408    $14,800,000    04/13/2007    EC Group                                              09/30/2016      100.0%
   66        $8,300,000    $11,500,000    05/28/2007    Whole Foods                                           12/31/2015      100.0%
   67        $6,862,836    $21,900,000    02/12/2007    Lotte Market                                          01/31/2010      45.6%
   68        $6,759,762    $11,200,000    07/10/2007    NAP                                                       NAP          NAP
   69        $7,750,000    $11,755,000    06/29/2007    Paradise Bakery                                       04/30/2016      26.5%
   70        $3,283,250     $5,060,000    04/09/2007    Tractor Supply Company                                06/04/2022      100.0%
   71        $2,227,500     $4,125,000    02/01/2007    Tractor Supply Company                                01/12/2022      100.0%
   72        $2,031,250     $3,150,000    02/01/2007    Tractor Supply Company                                03/03/2022      100.0%
   73        $6,755,472    $12,000,000    07/18/2007    GPA Acquisition Company, Inc.                         10/01/2012      21.9%
   74        $7,000,000    $12,800,000    06/17/2007    Tutor Time                                            01/31/2025      31.2%
   75        $6,375,929    $10,475,000    07/04/2007    Asylum Fitness Center of Fort Myers                   12/31/2011      21.0%
   76        $6,396,695     $9,950,000    08/01/2007    Medimer Marble & Granite                              07/31/2022      100.0%
   77        $5,797,538     $8,900,000    06/18/2007    HOP Industries Corporation                            08/31/2022      100.0%
   78        $5,844,988     $8,960,000    08/28/2007    Original Roadhouse Grill                              07/31/2022      41.3%
   79        $5,328,159     $9,300,000    07/13/2007    NAP                                                       NAP          NAP
   80        $5,397,880     $8,250,000    07/26/2007    NAP                                                       NAP          NAP
   81        $6,083,000     $8,900,000    05/30/2007    Telerx Marketing, Inc.                                05/31/2017      100.0%
   82        $5,597,902     $8,650,000    05/14/2007    August Lang & Husak, Inc.                             03/31/2008      17.7%
   83        $5,117,985    $10,700,000    05/11/2007    NAP                                                       NAP          NAP
   84        $4,975,398     $9,100,000    06/20/2007    Dry Creek Rancheria Band of Pomo Indians              10/31/2010      53.0%
   85        $4,884,783     $9,520,000    04/30/2007    LA Fitness International Texas, LP                    08/09/2022      100.0%
   86        $5,600,000    $13,300,000    05/25/2007    Dave & Busters, Inc.                                  05/14/2024      100.0%
   87        $5,560,000     $8,900,000    06/01/2007    750 Grand Street Billiards                            01/31/2017      21.4%
   88        $5,318,425     $8,910,000    06/01/2007    NAP                                                       NAP          NAP
   89        $4,909,370     $7,500,000    05/25/2007    Battery Biz, Inc.                                     06/17/2022      50.0%
   90        $4,559,675     $7,735,000    08/24/2007    NAP                                                       NAP          NAP
   91        $4,834,463     $7,400,000    06/07/2007    Kool Smiles                                           02/07/2012      35.7%
   92        $4,671,370     $7,750,000    04/20/2007    Friendly Ice Cream Corporation                        05/31/2022      100.0%
   93        $5,000,000     $9,090,000    05/10/2007    Sprouts Farmers Markets, LLC                          05/31/2022      100.0%
   94        $4,273,357     $6,700,000    08/08/2007    Chateau International                                 09/30/2008      49.6%
   95        $4,236,777     $9,300,000    06/05/2007    Keller Williams Realty                                06/07/2011      13.5%
   96        $4,453,109     $6,940,000    07/27/2007    Arizona Radiation                                     06/30/2011      27.9%
   97        $4,078,724     $7,500,000    06/21/2007    Crocs, Inc                                            07/31/2012      100.0%
   98        $4,750,000     $7,600,000    03/17/2007    The Kroger Co.                                        01/31/2018      100.0%
   99        $3,998,489     $6,550,000    01/10/2007    Commerce Bank                                         02/05/2027      100.0%
  100        $4,710,000     $7,360,000    05/22/2007    Walgreen Co.                                          12/30/2081      100.0%
  101        $4,687,000     $7,410,000    05/08/2007    Academy Sports & Outdoors                             06/30/2017      100.0%
  102        $4,675,000     $6,600,000    03/16/2007    Dollar Tree                                           01/31/2016      29.2%
  103        $4,630,000     $7,200,000    05/22/2007    Walgreen Co.                                          04/30/2082      100.0%
  104        $4,625,000     $7,190,000    05/25/2007    Academy Sports & Outdoors                             02/04/2016      100.0%
  105        $3,935,832     $6,220,000    05/26/2007    Walgreen Co.                                          05/31/2030      100.0%
  106        $4,184,969     $6,400,000    05/14/2007    99 c Store                                            12/31/2015      63.7%
             $3,912,418     $7,890,000
  107        $2,151,829     $4,290,000    04/26/2007    Roche Bobois - Houston                                06/14/2022      100.0%
  107        $1,760,589     $3,600,000    04/11/2007    Roche Bobois - Dallas                                 06/14/2022      100.0%
  108        $4,234,075     $6,550,000    06/14/2007    Brueggers Bagel                                       08/23/2017      20.0%
  109        $4,400,000    $11,100,000    04/20/2007    TD Ameritrade                                         06/30/2016      17.5%
  110        $3,750,432     $5,770,000    07/02/2007    Time Warner Cable                                     03/31/2008      15.7%
  111        $4,323,000     $7,860,000    06/01/2007    Circuit City Stores, Inc.                             02/28/2021      100.0%
  112        $4,305,000     $7,825,000    04/15/2007    Circuit City Stores, Inc.                             01/31/2017      100.0%
  113        $4,300,000     $7,090,000    04/09/2007    Panini Cafe                                           05/18/2016      44.3%
  114        $3,694,873     $5,400,000    07/05/2007    NAP                                                       NAP          NAP
  115        $4,217,000     $6,590,000    05/22/2007    Academy Sports & Outdoors                             05/31/2016      100.0%
  116        $3,839,009     $5,750,000    06/12/2007    Expo Dyeing & Finishing, Inc.                         01/31/2013      100.0%
  117        $3,665,771     $6,300,000    07/18/2007    American Backyard                                     07/31/2022      100.0%
  118        $3,846,016     $7,100,000    06/19/2007    Sidebar INC.                                          10/31/2009      17.9%
             $3,451,432     $5,500,000
  119        $1,995,549     $3,180,000    06/13/2007    NAP                                                       NAP          NAP
  119        $1,455,884     $2,320,000    06/13/2007    NAP                                                       NAP          NAP
             $3,319,670     $5,780,000
  120        $1,825,818     $3,170,000    06/04/2007    NAP                                                       NAP          NAP
  120        $1,493,852     $2,610,000    06/04/2007    NAP                                                       NAP          NAP
  121        $3,465,379     $5,800,000    05/09/2007    Zoe Restaurant                                        01/31/2012      100.0%
  122        $3,760,000     $6,870,000    04/25/2007    Rainbow Foods                                         12/31/2026      100.0%
  123        $3,517,000     $5,800,000    05/15/2007    Open MRI of Union County, LLC                         11/30/2013      45.5%
  124        $3,700,000     $6,150,000    07/10/2007    Walgreen Co.                                          11/30/2022      100.0%
  125        $3,128,568     $4,950,000    08/01/2007    Sante Rehab                                           11/13/2015      15.9%
  126        $3,602,000     $5,175,000    04/25/2007    La-Z-Boy Showcase Shoppes of Detroit, Inc.            10/31/2017      100.0%
  127        $3,019,549     $5,320,000    04/20/2007    NAP                                                       NAP          NAP
  128        $3,400,000     $5,300,000    04/22/2007    Walgreen Co.                                          06/30/2082      100.0%
  129        $2,662,823     $5,650,000    06/09/2007    Graham Packaging Company                              05/31/2017      100.0%
  130        $2,876,488     $4,840,000    05/09/2007    The Money Tree, Inc.                                  12/31/2013      29.3%
  131        $3,009,102     $4,900,000    05/01/2007    Alejandro & Mercedes Huendo                           12/31/2008      24.8%
  132        $2,824,304     $6,250,000    07/25/2007    Starbucks Corporation                                 06/30/2016      34.8%
  133        $2,778,110     $5,150,000    05/25/2007    Chefmaster Company                                    08/31/2012      100.0%
  134        $3,200,000     $5,650,000    05/11/2007    Food Lion                                             06/22/2015      56.4%
  135        $3,200,000     $5,500,000    04/18/2007    NAP                                                       NAP          NAP
  136        $3,200,000     $5,290,000    07/16/2007    GMAC RE                                               04/30/2011      25.6%
  137        $2,526,135     $4,400,000    12/01/2006    NAP                                                       NAP          NAP
  138        $2,900,047     $6,100,000    07/03/2007    NAP                                                       NAP          NAP
  139        $2,790,406     $4,140,000    04/04/2007    NAP                                                       NAP          NAP
  140        $2,639,600     $7,460,000    07/02/2007    Oakgrove Youth Football                               10/31/2009      16.6%
  141        $2,629,830     $5,100,000    06/01/2007    West Coast Bar B Q, LLC                               05/31/2022      78.0%
  142        $2,781,830     $4,450,000    05/24/2007    Shaw Industries, Inc.                                 12/31/2009      51.6%
  143        $3,045,000     $4,710,000    05/22/2007    Academy Sports & Outdoors                             06/30/2015      100.0%
  144        $2,027,707     $4,750,000    03/01/2007    Monterey Grill                                        08/07/2012      15.6%
  145        $3,000,000     $8,600,000    06/06/2007    Red Brick Pizza                                       02/28/2017      14.3%
  146        $2,681,522     $6,200,000    08/01/2007    Nfocus Neuromedical, Inc.                             07/31/2010      49.1%
  147        $2,804,470     $5,600,000    06/04/2007    Excel Fitness Center LLC                              08/31/2010      13.8%
  148        $2,822,635     $3,990,000    05/04/2007    Fit For Her                                           05/31/2010      17.1%
  149        $2,521,867     $4,710,000    02/11/2007    CVS                                                   01/31/2033      100.0%
  150        $2,551,243     $4,600,000    07/25/2007    SEMCO                                                 05/31/2011      50.0%
  151        $2,543,003     $4,000,000    04/06/2007    Arizona Labor Force                                   06/30/2009      13.9%
  152        $2,657,623     $5,450,000    07/24/2007    NAP                                                       NAP          NAP
  153        $2,460,466     $3,690,000    06/07/2007    NAP                                                       NAP          NAP
  154        $2,282,321     $4,500,000    06/14/2007    NAP                                                       NAP          NAP
  155        $2,631,000     $4,075,000    05/17/2007    CVS                                                   10/06/2018      100.0%
  156        $1,324,916     $5,040,000    03/27/2007    Walgreen Co.                                          09/30/2031      100.0%
  157        $2,500,000     $8,800,000    05/04/2007    Marc Jancou Fine Arts, Inc.                           04/30/2012      23.0%
  158        $2,353,907     $8,100,000    03/22/2007    James Pearse Enterprises, Inc.                        06/30/2017      50.0%
  159        $2,500,000     $6,060,000    07/06/2007    Walgreen Co.                                          06/30/2032      100.0%
  160        $2,139,722     $5,500,000    07/11/2007    NAP                                                       NAP          NAP
  161        $2,100,739     $3,600,000    06/28/2007    Ferguson Enterprises                                  02/28/2014      51.4%
  162        $2,193,582     $3,600,000    06/26/2007    Rainbow Medical Center                                03/31/2012      64.9%
  163        $2,400,000     $5,060,000    06/28/2007    Sound Mortgage Co.                                    09/01/2008       5.8%
  164        $2,050,272     $6,710,000    06/27/2007    NAP                                                       NAP          NAP
  165        $2,350,000     $3,700,000    02/13/2007    CVS                                                   07/05/2032      100.0%
  166        $2,154,345     $3,160,000    07/01/2007    NAP                                                       NAP          NAP
  167        $1,934,412     $4,780,000    05/25/2007    Walgreen Co.                                          07/31/2032      100.0%
  168        $1,938,997     $3,200,000    04/08/2007    Holiday CVS, L.L.C.                                   06/26/2017      100.0%
  169        $2,248,025     $3,770,000    04/05/2007    Big "A" Liquor                                        05/30/2011      17.9%
  170        $1,920,799     $3,250,000    06/27/2007    NAP                                                       NAP          NAP
  171        $1,884,778     $4,400,000    03/28/2007    NAP                                                       NAP          NAP
  172        $1,739,574     $2,850,000    05/03/2007    MN DOC                                                01/31/2010      10.2%
  173        $2,161,250     $3,325,000    05/15/2007    Staples, Inc.                                         03/31/2016      100.0%
  174        $1,875,650     $9,000,000    07/11/2007    NAP                                                       NAP          NAP
  175        $1,864,780     $3,700,000    05/29/2007    Cordoba Medoza                                        08/31/2017      30.9%
  176        $2,080,000     $3,210,000    05/29/2007    Federal Express Corporation                           03/31/2017      100.0%
  177        $1,833,879     $3,490,000    05/14/2007    NAP                                                       NAP          NAP
  178        $1,758,774     $2,600,000    07/30/2007    Paragon Medical                                       12/15/2010      100.0%
  179        $1,920,000     $2,975,000    05/17/2007    Eckerd Drugs                                          07/25/2017      100.0%
  180        $1,694,139     $2,700,000    02/22/2007    Tan the Moon                                          09/30/2009      30.4%
  181        $1,701,442     $3,340,000    05/25/2007    NAP                                                       NAP          NAP
  182        $1,695,731     $2,600,000    06/16/2007    Five Guys Burgers & Fries                             03/31/2017      27.6%
  183        $1,612,683     $3,200,000    06/22/2007    NTW Incorporated                                      05/31/2032      100.0%
  184        $1,569,473     $3,100,000    05/24/2007    National Tire & Battery                               04/30/2032      100.0%
  185        $1,800,000     $2,960,000    05/15/2007    eScreen, Inc.                                         08/31/2013      100.0%
  186        $1,507,919     $2,500,000    08/01/2007    JD Laser, Inc./Daniel O'Bryon                         07/31/2021      100.0%
  187        $1,741,000     $2,660,000    05/23/2007    CVS Pharmacy, Inc.                                    12/03/2014      100.0%
  188        $1,677,500     $3,050,000    04/13/2007    Tractor Supply Company                                05/02/2021      100.0%
  189        $1,379,221     $2,250,000    06/19/2007    Falcon International, Inc.                            07/31/2012      31.5%
  190        $1,322,292     $3,200,000    03/13/2007    Village Inn Pancake House                             09/30/2021      100.0%
  191        $1,381,169     $3,600,000    05/03/2007    NY Pizza                                              05/30/2012      28.3%
  192        $1,240,258     $2,900,000    06/01/2007    Florida Apple I, LLC dba Applebees                    10/07/2026      76.8%
  193        $1,403,263     $2,000,000    06/19/2007    Fidelity Brokerage Services                           06/30/2017      100.0%
  194        $1,335,782     $2,700,000    05/23/2007    Strive Physical Therapy                               10/31/2009      14.2%
  195        $1,442,543     $2,625,000    06/06/2007    Law Offices of Terry L. Wood                          12/31/2007      24.2%
  196        $1,285,996     $5,460,000    07/11/2007    Southern California Packaging                         08/31/2008      19.5%
  197        $1,451,686     $2,570,000    06/01/2007    NAP                                                       NAP          NAP
  198          $954,877     $4,625,000    05/15/2007    NAP                                                       NAP          NAP
  199        $1,216,563     $1,750,000    07/06/2007    NAP                                                       NAP          NAP
  200        $1,086,838     $1,900,000    05/14/2007    Verizon Wireless                                      11/05/2011      55.8%
  201        $1,187,044     $1,750,000    07/12/2007    NAP                                                       NAP          NAP
  202        $1,197,000     $1,900,000    05/26/2007    Eckerd Drugs                                          01/28/2014      100.0%
  203          $978,439     $1,460,000    07/02/2007    Flex Fitness                                          03/31/2012      57.5%
  204          $902,431     $1,500,000    06/12/2007    NAP                                                       NAP          NAP
  205          $869,695     $1,730,000    07/23/2007    Rite Aid                                              07/02/2017      100.0%
  206          $798,135     $5,845,000    05/30/2007    Staples                                               06/30/2017      100.0%
  207          $857,208     $1,650,000    05/09/2007    United Development Group                              04/21/2023      100.0%
  208          $776,949     $1,500,000    05/01/2007    Regions Bank                                          06/30/2020      100.0%
  209          $667,185     $1,150,000    05/22/2007    Kaizen Restaurants Inc                                05/31/2027      100.0%

-------------------------------------------------------------------------------------------------------
MORTGAGE                                                                      LEASE
LOAN NO.   SECOND LARGEST TENANT(12)                                     EXPIRATION DATE         % NSF
-------------------------------------------------------------------------------------------------------

   1       Lifetime Fitness                                                06/30/2019             6.7%
   2       Hearx LTD                                                       12/31/2007             0.3%
   3       West Virginia Bureau of Senior Services                         09/30/2014             3.0%
   4       Ashland Inc.                                                    12/31/2008            10.3%
   5       T.J. Maxx                                                       01/31/2017             7.8%
   6       Annie Sez                                                       01/31/2011            16.4%

   7       NAP                                                                 NAP                NAP
   7       NAP                                                                 NAP                NAP
   7       NAP                                                                 NAP                NAP
   7       NAP                                                                 NAP                NAP
   7       NAP                                                                 NAP                NAP
   7       NAP                                                                 NAP                NAP
   8       NAP                                                                 NAP                NAP
   9       Merrill Lynch                                                   06/30/2014            12.8%
   10      Ozburn-Hessey Logistics                                         10/31/2013            47.8%
   11      NAP                                                                 NAP                NAP
   12      Linens 'N Things                                                01/31/2014            14.8%
   13      Coeus International School                                      06/30/2016            12.6%
   14      Kid's Country                                                   06/30/2009             7.5%
   15      NAP                                                                 NAP                NAP
   16      Office Depot                                                    06/30/2012            11.8%
   17      NAP                                                                 NAP                NAP
   18      NAP                                                                 NAP                NAP
   19      NAP                                                                 NAP                NAP
   20      NAP                                                                 NAP                NAP
   21      NAP                                                                 NAP                NAP
   22      NAP                                                                 NAP                NAP
   23      NAP                                                                 NAP                NAP
   24      NYPJ, LLC                                                       11/30/2007             9.2%
   25      Bank of America                                                 05/31/2009             6.2%
   26      Gibbs & Cox, Inc.                                               10/31/2011            16.1%
   27      NAP                                                                 NAP                NAP
   28      NAP                                                                 NAP                NAP
   29      NAP                                                                 NAP                NAP
   30      NAP                                                                 NAP                NAP
   31      NAP                                                                 NAP                NAP
   32      NAP                                                                 NAP                NAP
   33      Pro-Fit Ski and Skate                                           02/28/2016             8.4%
   34      NAP                                                                 NAP                NAP
   35      Smart Rooms                                                     07/31/2012             5.6%
   36      Optichron, Inc.                                                 12/14/2008            12.0%
   37      Rosedale Wilsons, Inc.                                          01/31/2010            21.9%
   38      Farmers Insurance                                               11/30/2011            10.7%
   39      Doral Ace Hardware, Inc.                                        09/16/2022            10.2%
   40      Crazy Fish Sushi                                                05/31/2008             8.1%
   41      NAP                                                                 NAP                NAP
   42      NAP                                                                 NAP                NAP
   43      NAP                                                                 NAP                NAP
   44      NAP                                                                 NAP                NAP
   45      NAP                                                                 NAP                NAP
   46      Sears Hardware                                                  12/19/2011            16.9%
   47      NAP                                                                 NAP                NAP
   48      Flagship Bank Minnesota                                         07/31/2016            15.8%
   49      NAP                                                                 NAP                NAP
   50      NAP                                                                 NAP                NAP
   51      NAP                                                                 NAP                NAP
   52      NAP                                                                 NAP                NAP
   53      FBI/GSA                                                         06/30/2008            21.2%
   54      Prudential Nevada Realty                                        06/30/2009             8.7%
   55      MC Sports                                                       02/28/2017            10.4%
   56      NAP                                                                 NAP                NAP
   57      NAP                                                                 NAP                NAP
   58      NAP                                                                 NAP                NAP
   59      NAP                                                                 NAP                NAP
   60      NAP                                                                 NAP                NAP
   61      Edgemar Center for the Art                                      01/31/2017            18.1%
   62      NAP                                                                 NAP                NAP
   63      Party City                                                      11/30/2014            12.1%
   64      Care Now dba as Primary Health, Inc.                            08/31/2008             7.7%
   65      NAP                                                                 NAP                NAP
   66      NAP                                                                 NAP                NAP
   67      Panda Buffett                                                   07/31/2011             7.3%
   68      NAP                                                                 NAP                NAP
   69      NYPD                                                            06/30/2016            18.8%
   70      NAP                                                                 NAP                NAP
   71      NAP                                                                 NAP                NAP
   72      NAP                                                                 NAP                NAP
   73      Combuilt International                                          05/31/2013            11.9%
   74      Krystal's Playhouse                                             10/31/2011            10.4%
   75      Spada Day Spa                                                   01/31/2011            16.3%
   76      NAP                                                                 NAP                NAP
   77      NAP                                                                 NAP                NAP
   78      iFloor                                                          10/23/2012            17.6%
   79      NAP                                                                 NAP                NAP
   80      NAP                                                                 NAP                NAP
   81      NAP                                                                 NAP                NAP
   82      OCM Direct, Inc.                                                04/30/2011            10.8%
   83      NAP                                                                 NAP                NAP
   84      Redwood Moving Company                                          05/31/2008            28.8%
   85      NAP                                                                 NAP                NAP
   86      NAP                                                                 NAP                NAP
   87      Absolute Power Fitness                                          05/31/2010            19.4%
   88      NAP                                                                 NAP                NAP
   89      GE Fanuc Automation Embedded Systems, Inc.                      03/31/2008            50.0%
   90      NAP                                                                 NAP                NAP
   91      Sprint                                                          03/31/2012            15.3%
   92      NAP                                                                 NAP                NAP
   93      NAP                                                                 NAP                NAP
   94      American Grocery & Beverage                                     04/30/2009            20.4%
   95      Blue Door Beauty, LLC                                           07/01/2011            11.1%
   96      Pro Mechanical                                                  03/31/2009            26.8%
   97      NAP                                                                 NAP                NAP
   98      NAP                                                                 NAP                NAP
   99      NAP                                                                 NAP                NAP
  100      NAP                                                                 NAP                NAP
  101      NAP                                                                 NAP                NAP
  102      Cato Fashions                                                   01/31/2012            10.2%
  103      NAP                                                                 NAP                NAP
  104      NAP                                                                 NAP                NAP
  105      NAP                                                                 NAP                NAP
  106      Manning's Army & Navy Store                                     04/30/2010            17.2%

  107      NAP                                                                 NAP                NAP
  107      NAP                                                                 NAP                NAP
  108      Panda Express                                                   12/03/2016            18.0%
  109      Tremblay Financial Services                                     07/31/2009            15.1%
  110      Arlington Indoor Soccer                                         10/31/2010            10.7%
  111      NAP                                                                 NAP                NAP
  112      NAP                                                                 NAP                NAP
  113      Monique Lhuillier                                               11/14/2010            32.6%
  114      NAP                                                                 NAP                NAP
  115      NAP                                                                 NAP                NAP
  116      NAP                                                                 NAP                NAP
  117      NAP                                                                 NAP                NAP
  118      Pacific Grand Pharmacy                                          02/28/2009            17.5%

  119      NAP                                                                 NAP                NAP
  119      NAP                                                                 NAP                NAP

  120      NAP                                                                 NAP                NAP
  120      NAP                                                                 NAP                NAP
  121      NAP                                                                 NAP                NAP
  122      NAP                                                                 NAP                NAP
  123      Hollywood Entertainment                                         08/14/2009            25.2%
  124      NAP                                                                 NAP                NAP
  125      John Ross Miller, DDS                                           02/28/2017            11.0%
  126      NAP                                                                 NAP                NAP
  127      NAP                                                                 NAP                NAP
  128      NAP                                                                 NAP                NAP
  129      NAP                                                                 NAP                NAP
  130      Busy Body Home Fitness                                          05/31/2012            22.2%
  131      CVS Pharmacy Inc.                                               01/31/2023            18.9%
  132      Bryan Lee                                                       10/31/2007            17.9%
  133      NAP                                                                 NAP                NAP
  134      Dollar General                                                  04/30/2008            19.1%
  135      NAP                                                                 NAP                NAP
  136      North Pacific                                                   10/31/2011            24.7%
  137      NAP                                                                 NAP                NAP
  138      NAP                                                                 NAP                NAP
  139      NAP                                                                 NAP                NAP
  140      Dicar, Inc.                                                     10/31/2010            11.0%
  141      Starbucks Corporation                                           05/31/2017            22.0%
  142      Work Flow One                                                   05/31/2010            48.4%
  143      NAP                                                                 NAP                NAP
  144      Leslie Pools                                                    12/31/2012            13.5%
  145      Los Primos                                                      02/28/2017            12.9%
  146      Kennedy Jenks                                                   08/13/2017            41.7%
  147      Valiance Partners, Inc.                                         12/31/2009             9.0%
  148      Veterinary Hospital                                             05/31/2012            11.4%
  149      NAP                                                                 NAP                NAP
  150      Viper                                                           09/30/2012            12.5%
  151      Me Too Me Too                                                   11/30/2011            12.8%
  152      NAP                                                                 NAP                NAP
  153      NAP                                                                 NAP                NAP
  154      NAP                                                                 NAP                NAP
  155      NAP                                                                 NAP                NAP
  156      NAP                                                                 NAP                NAP
  157      Lighting Plus                                                   04/30/2014            12.7%
  158      Stephen Massman and John Bendheim                               05/31/2020            50.0%
  159      NAP                                                                 NAP                NAP
  160      NAP                                                                 NAP                NAP
  161      American Glass Designs                                          06/30/2010            10.9%
  162      Healthsouth                                                     02/28/2012            18.7%
  163      Contemporary Services                                           11/30/2009             5.8%
  164      NAP                                                                 NAP                NAP
  165      NAP                                                                 NAP                NAP
  166      NAP                                                                 NAP                NAP
  167      NAP                                                                 NAP                NAP
  168      NAP                                                                 NAP                NAP
  169      Post Coin Laundry                                               07/04/2010            14.3%
  170      NAP                                                                 NAP                NAP
  171      NAP                                                                 NAP                NAP
  172      Minuteman Press                                                 03/31/2009             9.6%
  173      NAP                                                                 NAP                NAP
  174      NAP                                                                 NAP                NAP
  175      Allendale Veterinary                                            07/31/2016            16.1%
  176      NAP                                                                 NAP                NAP
  177      NAP                                                                 NAP                NAP
  178      NAP                                                                 NAP                NAP
  179      NAP                                                                 NAP                NAP
  180      Mad Greens                                                      01/01/2017            30.3%
  181      NAP                                                                 NAP                NAP
  182      Premier Cleaners                                                03/31/2017            18.7%
  183      NAP                                                                 NAP                NAP
  184      NAP                                                                 NAP                NAP
  185      NAP                                                                 NAP                NAP
  186      NAP                                                                 NAP                NAP
  187      NAP                                                                 NAP                NAP
  188      NAP                                                                 NAP                NAP
  189      Caribou Coffee Company, Inc.                                    12/31/2016            26.7%
  190      NAP                                                                 NAP                NAP
  191      West Coast Beauty dba Sally's Beauty Supply                     09/30/2009            19.7%
  192      Starbucks Corporation                                           05/31/2017            23.2%
  193      NAP                                                                 NAP                NAP
  194      The Tannerie                                                    12/31/2009            12.0%
  195      UDI Investment                                                  12/31/2017            21.4%
  196      Craft Outlet, Inc.                                              12/31/2007            12.8%
  197      NAP                                                                 NAP                NAP
  198      NAP                                                                 NAP                NAP
  199      NAP                                                                 NAP                NAP
  200      Starbucks Corporation                                           06/30/2016            44.2%
  201      NAP                                                                 NAP                NAP
  202      NAP                                                                 NAP                NAP
  203      Sun Rayz Tan                                                    08/31/2011            15.6%
  204      NAP                                                                 NAP                NAP
  205      NAP                                                                 NAP                NAP
  206      NAP                                                                 NAP                NAP
  207      NAP                                                                 NAP                NAP
  208      NAP                                                                 NAP                NAP
  209      NAP                                                                 NAP                NAP

------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                           LEASE
LOAN NO.   THIRD LARGEST TENANT(12)                                           EXPIRATION DATE        % NSF
------------------------------------------------------------------------------------------------------------

   1       Gameworks                                                            06/30/2014            2.9%
   2       Delicious Deli, Inc.                                                 04/30/2013            0.1%
   3       FYE                                                                  01/31/2009            2.6%
   4       Corporex Companies                                                   04/30/2017            5.9%
   5       Linens 'N Things                                                     01/31/2017            7.4%
   6       The Gap                                                              11/30/2010            8.8%

   7       NAP                                                                      NAP               NAP
   7       NAP                                                                      NAP               NAP
   7       NAP                                                                      NAP               NAP
   7       NAP                                                                      NAP               NAP
   7       NAP                                                                      NAP               NAP
   7       NAP                                                                      NAP               NAP
   8       NAP                                                                      NAP               NAP
   9       Wells Fargo Home Mortgage                                            04/30/2009            8.0%
   10      NAP                                                                      NAP               NAP
   11      NAP                                                                      NAP               NAP
   12      K&G Fashion Super Store                                              03/31/2017            8.9%
   13      Hospice & Palliative Care of Metropolitan                            12/31/2010            5.7%
   14      Hollywood Video                                                      07/27/2009            4.4%
   15      NAP                                                                      NAP               NAP
   16      Old Navy                                                             06/30/2012           10.9%
   17      NAP                                                                      NAP               NAP
   18      NAP                                                                      NAP               NAP
   19      NAP                                                                      NAP               NAP
   20      NAP                                                                      NAP               NAP
   21      NAP                                                                      NAP               NAP
   22      NAP                                                                      NAP               NAP
   23      NAP                                                                      NAP               NAP
   24      The 451 Group                                                        03/31/2014            8.4%
   25      Mesa Food and Liquor                                                 08/31/2014            4.7%
   26      CPS Human Resource Services                                          02/29/2008           10.4%
   27      NAP                                                                      NAP               NAP
   28      NAP                                                                      NAP               NAP
   29      NAP                                                                      NAP               NAP
   30      NAP                                                                      NAP               NAP
   31      NAP                                                                      NAP               NAP
   32      NAP                                                                      NAP               NAP
   33      Loudoun Physical Therapy                                             01/31/2010            5.7%
   34      NAP                                                                      NAP               NAP
   35      Cingular                                                             06/30/2012            5.3%
   36      Argosy Industries, Inc.                                              12/31/2008           11.5%
   37      Presidio International Inc Store 187                                 01/31/2010           21.0%
   38      Viva Financial Corporation                                           05/31/2011            8.6%
   39      Building Blocks Learning Center                                      11/30/2011            7.3%
   40      Apropos Florist, Inc.                                                07/31/2012            7.2%
   41      NAP                                                                      NAP               NAP
   42      NAP                                                                      NAP               NAP
   43      NAP                                                                      NAP               NAP
   44      NAP                                                                      NAP               NAP
   45      NAP                                                                      NAP               NAP
   46      Dollar Tree Stores, Inc.                                             01/31/2010            6.2%
   47      NAP                                                                      NAP               NAP
   48      RBA Consulting                                                       02/28/2009           13.3%
   49      NAP                                                                      NAP               NAP
   50      NAP                                                                      NAP               NAP
   51      NAP                                                                      NAP               NAP
   52      NAP                                                                      NAP               NAP
   53      RBC Dain Rauscher                                                    11/30/2010           20.5%
   54      American Family Insurance                                            10/31/2010            5.9%
   55      Petco                                                                01/31/2018           10.4%
   56      NAP                                                                      NAP               NAP
   57      NAP                                                                      NAP               NAP
   58      NAP                                                                      NAP               NAP
   59      NAP                                                                      NAP               NAP
   60      NAP                                                                      NAP               NAP
   61      Yose Restaurant                                                      07/31/2016           10.2%
   62      NAP                                                                      NAP               NAP
   63      Rehab Associates                                                     05/31/2016            8.3%
   64      Comet Cleaners dba as Shank Holdings LP (Assignee)                   09/30/2008            2.2%
   65      NAP                                                                      NAP               NAP
   66      NAP                                                                      NAP               NAP
   67      Merchants Tire & Auto                                                03/31/2010            7.3%
   68      NAP                                                                      NAP               NAP
   69      Dentist                                                              06/30/2016           12.4%
   70      NAP                                                                      NAP               NAP
   71      NAP                                                                      NAP               NAP
   72      NAP                                                                      NAP               NAP
   73      N Trading, Inc                                                       03/31/2010           11.5%
   74      Elite Dance Studio                                                   10/31/2009            7.4%
   75      First Watch                                                          08/31/2010            8.2%
   76      NAP                                                                      NAP               NAP
   77      NAP                                                                      NAP               NAP
   78      Starbucks Corporation                                                07/31/2017            9.5%
   79      NAP                                                                      NAP               NAP
   80      NAP                                                                      NAP               NAP
   81      NAP                                                                      NAP               NAP
   82      Development Finance Intl.                                            07/31/2010           10.5%
   83      NAP                                                                      NAP               NAP
   84      RPM Design Group, A California Corporation                           10/31/2008            9.3%
   85      NAP                                                                      NAP               NAP
   86      NAP                                                                      NAP               NAP
   87      NAP                                                                      NAP               NAP
   88      NAP                                                                      NAP               NAP
   89      NAP                                                                      NAP               NAP
   90      NAP                                                                      NAP               NAP
   91      Del Taco                                                             10/31/2026           12.3%
   92      NAP                                                                      NAP               NAP
   93      NAP                                                                      NAP               NAP
   94      ASP Services                                                         09/30/2009           15.5%
   95      Peach's                                                              03/15/2016            8.4%
   96      Walgreen Co.                                                         02/29/2012           20.0%
   97      NAP                                                                      NAP               NAP
   98      NAP                                                                      NAP               NAP
   99      NAP                                                                      NAP               NAP
  100      NAP                                                                      NAP               NAP
  101      NAP                                                                      NAP               NAP
  102      O'Hana Japanese Steakhouse                                           10/31/2011            9.4%
  103      NAP                                                                      NAP               NAP
  104      NAP                                                                      NAP               NAP
  105      NAP                                                                      NAP               NAP
  106      Five Dollar Shoe Factory                                             12/31/2016           11.5%

  107      NAP                                                                      NAP               NAP
  107      NAP                                                                      NAP               NAP
  108      Cingular Wireless                                                    10/21/2011           13.5%
  109      Relax the Back                                                       08/31/2008           13.3%
  110      Geary Pacific                                                        02/28/2010           10.7%
  111      NAP                                                                      NAP               NAP
  112      NAP                                                                      NAP               NAP
  113      Chroma Makeup                                                        02/01/2011           23.1%
  114      NAP                                                                      NAP               NAP
  115      NAP                                                                      NAP               NAP
  116      NAP                                                                      NAP               NAP
  117      NAP                                                                      NAP               NAP
  118      Mike Nicole Hatsatun Restaurant                                      08/31/2011           17.2%

  119      NAP                                                                      NAP               NAP
  119      NAP                                                                      NAP               NAP

  120      NAP                                                                      NAP               NAP
  120      NAP                                                                      NAP               NAP
  121      NAP                                                                      NAP               NAP
  122      NAP                                                                      NAP               NAP
  123      Countrywide Home Loans                                               05/31/2009           10.8%
  124      NAP                                                                      NAP               NAP
  125      Alpha Omega DME                                                      07/31/2014           10.7%
  126      NAP                                                                      NAP               NAP
  127      NAP                                                                      NAP               NAP
  128      NAP                                                                      NAP               NAP
  129      NAP                                                                      NAP               NAP
  130      PC Club Washington, Inc.                                             05/31/2009           16.1%
  131      Family Dollar                                                        12/31/2008           14.9%
  132      Erika Carter                                                         06/30/2010           17.0%
  133      NAP                                                                      NAP               NAP
  134      Sherwin Williams                                                     10/31/2010            8.7%
  135      NAP                                                                      NAP               NAP
  136      Saverglass                                                           11/14/2013           21.2%
  137      NAP                                                                      NAP               NAP
  138      NAP                                                                      NAP               NAP
  139      NAP                                                                      NAP               NAP
  140      Multi-Ax Alliance                                                    07/31/2008            6.4%
  141      NAP                                                                      NAP               NAP
  142      NAP                                                                      NAP               NAP
  143      NAP                                                                      NAP               NAP
  144      Tijuana Flats                                                        02/11/2017           12.9%
  145      Happiness Nails                                                      02/29/2012           11.3%
  146      Cypress Properties                                                   08/31/2012            9.2%
  147      Bernardsville Pilates                                                07/31/2009            6.6%
  148      Fast Care Medical Clinic                                             08/31/2012           11.2%
  149      NAP                                                                      NAP               NAP
  150      UCF America                                                          06/30/2011           12.5%
  151      Central Plaza Laundromat                                             07/31/2035           12.8%
  152      NAP                                                                      NAP               NAP
  153      NAP                                                                      NAP               NAP
  154      NAP                                                                      NAP               NAP
  155      NAP                                                                      NAP               NAP
  156      NAP                                                                      NAP               NAP
  157      Personal Messengers                                                  12/31/2007           11.3%
  158      NAP                                                                      NAP               NAP
  159      NAP                                                                      NAP               NAP
  160      NAP                                                                      NAP               NAP
  161      The Cabinet Shop                                                     01/31/2010           10.0%
  162      Desert Heart Specialists                                             05/31/2011           16.4%
  163      State Farm Insurance                                                 11/30/2009            4.7%
  164      NAP                                                                      NAP               NAP
  165      NAP                                                                      NAP               NAP
  166      NAP                                                                      NAP               NAP
  167      NAP                                                                      NAP               NAP
  168      NAP                                                                      NAP               NAP
  169      1515 La Playita Restaurant                                           11/30/2009           12.5%
  170      NAP                                                                      NAP               NAP
  171      NAP                                                                      NAP               NAP
  172      Dimich Law Office                                                    04/30/2009            8.7%
  173      NAP                                                                      NAP               NAP
  174      NAP                                                                      NAP               NAP
  175      Austin Watch & Jewelry                                               07/31/2016           16.0%
  176      NAP                                                                      NAP               NAP
  177      NAP                                                                      NAP               NAP
  178      NAP                                                                      NAP               NAP
  179      NAP                                                                      NAP               NAP
  180      Starbucks Corporation                                                09/01/2009           22.9%
  181      NAP                                                                      NAP               NAP
  182      Sally Beauty Supply                                                  08/31/2012           15.8%
  183      NAP                                                                      NAP               NAP
  184      NAP                                                                      NAP               NAP
  185      NAP                                                                      NAP               NAP
  186      NAP                                                                      NAP               NAP
  187      NAP                                                                      NAP               NAP
  188      NAP                                                                      NAP               NAP
  189      Bokoo Bikes                                                          03/31/2014           23.1%
  190      NAP                                                                      NAP               NAP
  191      Bob's Market                                                         06/30/2008           16.5%
  192      NAP                                                                      NAP               NAP
  193      NAP                                                                      NAP               NAP
  194      Kosmos                                                               04/30/2010            9.2%
  195      YWCA of Glendale                                                         MTM              21.2%
  196      Pack Star, Inc.                                                      04/30/2008           12.8%
  197      NAP                                                                      NAP               NAP
  198      NAP                                                                      NAP               NAP
  199      NAP                                                                      NAP               NAP
  200      NAP                                                                      NAP               NAP
  201      NAP                                                                      NAP               NAP
  202      NAP                                                                      NAP               NAP
  203      Mangia Bevanda, "Eat & Drink"                                        11/30/2010           14.4%
  204      NAP                                                                      NAP               NAP
  205      NAP                                                                      NAP               NAP
  206      NAP                                                                      NAP               NAP
  207      NAP                                                                      NAP               NAP
  208      NAP                                                                      NAP               NAP
  209      NAP                                                                      NAP               NAP

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE      INSURANCE            TAX         CAPITAL EXPENDITURE          TI/LC         OTHER
LOAN NO.   ESCROW IN PLACE   ESCROW IN PLACE   ESCROW IN PLACE(13)   ESCROW IN PLACE(14)  ESCROW DESCRIPTION(15)
------------------------------------------------------------------------------------------------------------------------------------

   1              No               No                   No                    No          NAP
   2              No               No                   No                    No          Lease Rollover Reserve
   3              No               No                   No                    No          NAP
   4              No               Yes                 Yes                   Yes          Air Rights Lease
   5              No               No                   No                    No          NAP
   6              No               Yes                 Yes                   Yes          TJ Maxx and Annie Sez Lease Reserve

   7              No               No                   No                    No          NAP
   7              No               No                   No                    No          NAP
   7              No               No                   No                    No          NAP
   7              No               No                   No                    No          NAP
   7              No               No                   No                    No          NAP
   7              No               No                   No                    No          NAP
   8              No               No                   No                    No          NAP
   9              No               No                   No                   Yes          NAP
   10             No               No                   No                    No          NAP
   11             No               No                   No                    No          NAP
   12             No               No                   No                    No          NAP
   13            Yes               Yes                 Yes                    No          Rock Creek Academy Reserve
   14             No               Yes                  No                    No          NAP
   15             No               No                   No                    No          NAP
   16             No               No                   No                    No          NAP
   17             No               No                   No                    No          NAP
   18            Yes               Yes                  No                    No          NAP
   19            Yes               Yes                  No                    No          NAP
   20            Yes               Yes                  No                    No          NAP
   21            Yes               Yes                  No                    No          NAP
   22            Yes               Yes                  No                    No          NAP
   23            Yes               Yes                  No                    No          NAP
   24             No               No                   No                    No          Rent Holdback Reserve
   25            Yes               Yes                 Yes                    No          NAP
   26            Yes               Yes                  No                   Yes          NAP
   27             No               Yes                 Yes                    No          NAP
   28             No               No                   No                    No          NAP
   29             No               No                   No                    No          NAP
   30             No               No                   No                    No          NAP
   31             No               No                   No                    No          NAP
   32            Yes               Yes                 Yes                   Yes          Northropp Grumman Improvement Reserve
   33             No               No                   No                    No          NAP
   34             No               Yes                 Yes                    No          NAP
   35            Yes               Yes                 Yes                   Yes          Ritz Camera Occupancy Impound
   36            Yes               Yes                  No                   Yes          NAP
   37             No               No                   No                    No          NAP
   38             No               Yes                 Yes                   Yes          NAP
   39             No               Yes                  No                    No          Occupancy Reserve
   40             No               No                   No                    No          NAP
   41             No               No                   No                    No          NAP
   42             No               No                   No                    No          NAP
   43             No               No                   No                    No          NAP
   44             No               No                   No                    No          NAP
   45             No               No                   No                    No          NAP
   46             No               No                   No                    No          NAP
   47             No               No                   No                    No          NAP
   48             No               Yes                  No                   Yes          NAP
   49             No               No                   No                    No          NAP
   50             No               No                   No                    No          NAP
   51             No               No                   No                    No          NAP
   52             No               No                   No                    No          NAP
   53            Yes               Yes                  No                   Yes          NAP
   54            Yes               Yes                  No                   Yes          NAP
   55             No               No                   No                    No          NAP
   56             No               No                   No                    No          NAP
   57             No               No                   No                    No          NAP
   58             No               No                   No                    No          NAP
   59             No               No                   No                    No          NAP
   60             No               No                   No                    No          NAP
   61             No               No                   No                    No          NAP
   62             No               No                   No                    No          NAP
   63             No               No                   No                    No          NAP
   64            Yes               Yes                 Yes                    No          Stabilization Impound
   65             No               Yes                 Yes                   Yes          NAP
   66             No               No                   No                    No          NAP
   67            Yes               Yes                  No                    No          NAP
   68            Yes               Yes                  No                    No          NAP
   69            Yes               Yes                  No                    No          Debt Service
   70             No               No                   No                    No          NAP
   71             No               No                   No                    No          NAP
   72             No               No                   No                    No          NAP
   73            Yes               Yes                  No                   Yes          NAP
   74            Yes               Yes                  No                    No          NAP
   75            Yes               Yes                  No                    No          NAP
   76             No               No                   No                    No          NAP
   77            Yes               Yes                 Yes                    No          NAP
   78             No               No                   No                   Yes          Free Rent & Debt Service
   79             No               No                   No                    No          NAP
   80            Yes               Yes                 Yes                    No          NAP
   81             No               No                   No                    No          Free Rent Escrow
   82             No               No                   No                   Yes          Survey Holdback
   83            Yes               Yes                 Yes                    No          NAP
   84            Yes               Yes                  No                    No          NAP
   85             No               No                   No                    No          LA Fitness Reserve
   86             No               No                   No                    No          NAP
   87             No               No                   No                    No          CofO Holdback
   88            Yes               Yes                 Yes                    No          NAP
   89            Yes               Yes                  No                   Yes          General Electric Lease
   90            Yes               Yes                 Yes                    No          NAP
   91            Yes               Yes                 Yes                   Yes          NAP
   92             No               No                   No                    No          NAP
   93             No               No                   No                    No          NAP
   94            Yes               Yes                  No                   Yes          NAP
   95             No               No                   No                    No          NAP
   96             No               No                   No                   Yes          NAP
   97            Yes               Yes                  No                   Yes          Rent Holdback
   98             No               No                   No                    No          NAP
   99             No               No                   No                    No          NAP
  100             No               No                   No                    No          NAP
  101             No               No                   No                    No          NAP
  102            Yes               Yes                  No                    No          Outstanding TI
  103             No               No                   No                    No          NAP
  104             No               No                   No                    No          NAP
  105             No               No                  Yes                    No          Walgreens Reserve
  106            Yes               Yes                 Yes                   Yes          Shoe Factory Reserve

  107            Yes               Yes                 Yes                    No          NAP
  107            Yes               Yes                 Yes                    No          NAP
  108             No               Yes                 Yes                   Yes          Bruegger's Holdback; Vacant Space Holdback
  109             No               No                   No                    No          NAP
  110            Yes               Yes                 Yes                   Yes          NAP
  111             No               No                   No                    No          NAP
  112             No               No                   No                    No          NAP
  113             No               Yes                  No                    No          NAP
  114            Yes               Yes                 Yes                    No          NAP
  115             No               No                   No                    No          NAP
  116             No               No                   No                    No          NAP
  117            Yes               Yes                  No                   Yes          NAP
  118             No               Yes                  No                    No          NAP

  119            Yes               Yes                 Yes                    No          NAP
  119            Yes               Yes                 Yes                    No          NAP

  120            Yes               Yes                 Yes                    No          NAP
  120            Yes               Yes                 Yes                    No          NAP
  121            Yes               Yes                 Yes                    No          NAP
  122             No               No                   No                    No          NAP
  123            Yes               Yes                 Yes                   Yes          NAP
  124             No               No                   No                    No          Debt Service Reserve and Minimum Account
                                                                                          Balance Impounds
  125             No               No                   No                   Yes          NAP
  126             No               No                   No                    No          NAP
  127            Yes               Yes                 Yes                   Yes          Holdback Impound
  128             No               No                   No                    No          NAP
  129             No               No                   No                    No          NAP
  130            Yes               Yes                  No                   Yes          NAP
  131            Yes               Yes                  No                   Yes          NAP
  132            Yes               Yes                  No                    No          NAP
  133             No               Yes                  No                    No          NAP
  134            Yes               Yes                  No                    No          NAP
  135            Yes               Yes                  No                    No          NAP
  136             No               Yes                  No                   Yes          Occupancy Holdback
  137            Yes               Yes                 Yes                    No          Seasonality Reserve
  138             No               No                   No                    No          NAP
  139            Yes               Yes                 Yes                    No          NAP
  140            Yes               Yes                  No                    No          NAP
  141             No               No                   No                    No          NAP
  142            Yes               Yes                  No                    No          NAP
  143             No               No                   No                    No          NAP
  144            Yes               Yes                  No                    No          Letter of Credit
  145            Yes               Yes                  No                    No          NAP
  146             No               No                   No                    No          NAP
  147             No               Yes                  No                    No          NAP
  148            Yes               Yes                  No                    No          NAP
  149             No               No                  Yes                    No          Survey Holdback
  150            Yes               Yes                  No                   Yes          NAP
  151            Yes               Yes                  No                   Yes          NAP
  152            Yes               Yes                 Yes                    No          NAP
  153             No               Yes                  No                    No          NAP
  154             No               No                  Yes                    No          NAP
  155             No               No                   No                    No          NAP
  156             No               No                   No                    No          NAP
  157            Yes               Yes                 Yes                    No          Marc Jancou Tenant Holdback
  158             No               No                   No                    No          NAP
  159             No               No                   No                    No          NAP
  160            Yes               Yes                  No                    No          NAP
  161            Yes               Yes                  No                    No          NAP
  162            Yes               Yes                 Yes                   Yes          NAP
  163            Yes               Yes                  No                    No          NAP
  164            Yes               Yes                  No                    No          NAP
  165             No               No                   No                    No          CVS Occupancy Escrow
  166            Yes               Yes                  No                    No          NAP
  167             No               No                   No                    No          NAP
  168             No               No                   No                   Yes          NAP
  169            Yes               Yes                 Yes                   Yes          NAP
  170            Yes               Yes                  No                    No          NAP
  171             No               No                   No                    No          NAP
  172            Yes               Yes                 Yes                   Yes          NAP
  173             No               No                   No                    No          NAP
  174             No               No                   No                    No          NAP
  175             No               No                   No                   Yes          NAP
  176             No               No                   No                    No          NAP
  177            Yes               Yes                  No                    No          NAP
  178            Yes               Yes                  No                    No          NAP
  179             No               No                   No                    No          NAP
  180            Yes               Yes                  No                   Yes          NAP
  181            Yes               Yes                 Yes                    No          NAP
  182             No               No                   No                   Yes          NAP
  183             No               No                   No                    No          NAP
  184             No               No                   No                    No          NAP
  185             No               No                   No                   Yes          NAP
  186            Yes               Yes                  No                    No          Additional Security
  187             No               No                   No                    No          NAP
  188             No               No                   No                    No          NAP
  189            Yes               Yes                  No                   Yes          NAP
  190             No               No                   No                    No          NAP
  191             No               No                   No                    No          NAP
  192            Yes               Yes                  No                    No          NAP
  193             No               No                   No                    No          NAP
  194            Yes               Yes                 Yes                   Yes          NAP
  195             No               Yes                  No                   Yes          NAP
  196            Yes               Yes                  No                    No          NAP
  197            Yes               Yes                 Yes                    No          NAP
  198             No               No                   No                    No          NAP
  199            Yes               Yes                 Yes                    No          NAP
  200            Yes               Yes                  No                    No          NAP
  201            Yes               Yes                 Yes                    No          NAP
  202             No               No                   No                    No          NAP
  203            Yes               Yes                 Yes                   Yes          NAP
  204            Yes               Yes                 Yes                    No          NAP
  205             No               No                   No                    No          NAP
  206             No               No                   No                    No          NAP
  207            Yes               Yes                  No                    No          NAP
  208             No               No                  Yes                    No          NAP
  209             No               Yes                  No                    No          NAP

                21.9%             34.2%               19.3%                 19.1%

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE   SPRINGING                         INITIAL CAPITAL EXPENDITURE   MONTHLY CAPITAL EXPENDITURE   CURRENT CAPITAL EXPENDITURE
LOAN NO.    ESCROW DESCRIPTION(16)                ESCROW REQUIREMENT(17)        ESCROW REQUIREMENT(18)            ESCROW BALANCE(19)
------------------------------------------------------------------------------------------------------------------------------------

    1      None                                                       $0                            $0                            $0
    2      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
    3      RE Tax, Insurance, TI/LC                                   $0                            $0                            $0
    4      TI/LC                                                      $0                       $11,525                            $0
    5      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
    6      Insurance, Other                                           $0                        $1,139                        $1,139

    7      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
    7      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
    7      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
    7      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
    7      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
    7      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
    8      RE Tax, Insurance                                          $0                            $0                            $0
    9      None                                                       $0                            $0                            $0
   10      TI/LC                                                      $0                            $0                            $0
   11      None                                                       $0                            $0                            $0
   12      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   13      None                                                   $1,612                        $1,612                        $1,612
   14      CapEx, TI/LC                                               $0                            $0                            $0
   15      RE Tax, Insurance, CapEx, Other                            $0                            $0                            $0
   16      RE Tax, Insurance, CapEx, TI/LC                            $0                            $0                            $0
   17      None                                                       $0                            $0                            $0
   18      CapEx                                                      $0                            $0                            $0
   19      CapEx                                                      $0                            $0                            $0
   20      CapEx                                                      $0                            $0                            $0
   21      CapEx                                                      $0                            $0                            $0
   22      CapEx                                                      $0                            $0                            $0
   23      CapEx                                                      $0                            $0                            $0
   24      RE Tax, Insurance, CapEx, TI/LC                            $0                            $0                            $0
   25      None                                                     $851                          $851                        $2,552
   26      None                                                       $0                            $0                            $0
   27      None                                                       $0                       $27,830                            $0
   28      RE Tax, Insurance, CapEx, TI/LC                            $0                            $0                            $0
   29      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   30      TI/LC                                                      $0                            $0                            $0
   31      RE Tax, Insurance                                          $0                            $0                            $0
   32      None                                                     $963                          $963                          $963
   33      RE Tax, Insurance, CapEx, TI/LC                            $0                            $0                            $0
   34      None                                                       $0                        $9,227                            $0
   35      None                                                       $0                          $934                            $0
   36      TI/LC                                                      $0                            $0                            $0
   37      RE Tax, Insurance, CapEx, Other                            $0                            $0                            $0
   38      Insurance                                              $1,555                        $1,555                       $13,997
   39      TI/LC                                                      $0                            $0                            $0
   40      RE Tax, Insurance                                          $0                            $0                            $0
   41      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   42      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   43      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   44      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   45      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   46      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   47      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   48      None                                                       $0                            $0                            $0
   49      RE Tax, Insurance                                          $0                            $0                            $0
   50      RE Tax, Insurance, CapEx, TI/LC                            $0                            $0                            $0
   51      RE Tax, Insurance                                          $0                            $0                            $0
   52      RE Tax, Insurance                                          $0                            $0                            $0
   53      TI/LC                                                      $0                            $0                            $0
   54      TI/LC                                                      $0                            $0                            $0
   55      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   56      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   57      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   58      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   59      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   60      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   61      RE Tax, Insurance, CapEx, TI/LC,                           $0                            $0                            $0
           Other
   62      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   63      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   64      RE Tax, TI/LC                                              $0                        $1,077                            $0
   65      TI/LC, Other                                               $0                          $617                          $617
   66      RE Tax, Insurance, TI/LC                                   $0                            $0                            $0
   67      CapEx, TI/LC                                               $0                            $0                            $0
   68      None                                                       $0  4% of Monthly Gross Revenues                            $0
   69      TI/LC                                                      $0                            $0                            $0
   70      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   71      CapEx                                                      $0                            $0                            $0
   72      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   73      None                                                       $0                            $0                            $0
   74      CapEx, TI/LC, Other                                        $0                            $0                            $0
   75      TI/LC                                                      $0                            $0                            $0
   76      TI/LC                                                      $0                            $0                            $0
   77      None                                                 $100,000                            $0                      $100,000
   78      None                                                       $0                            $0                            $0
   79      RE Tax, Insurance                                          $0                            $0                            $0
   80      None                                               $1,500,000                        $6,625                            $0
   81      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   82      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   83      None                                                   $9,396                        $9,396                       $49,437
   84      TI/LC                                                      $0                            $0                            $0
   85      RE Tax, Insurance, TI/LC                                   $0                            $0                            $0
   86      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   87      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   88      None                                                       $0                          $763                        $1,525
   89      TI/LC                                                      $0                            $0                            $0
   90      None                                                  $48,970  4% of Monthly Gross Revenues                       $48,970
   91      TI/LC, Other                                               $0                          $200                          $200
   92      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   93      RE Tax, Insurance, CapEx, TI/LC                            $0                            $0                            $0
   94      None                                                       $0                            $0                            $0
   95      RE Tax, Insurance, CapEx, TI/LC                            $0                            $0                            $0
   96      None                                                       $0                            $0                            $0
   97      TI/LC                                                      $0                            $0                            $0
   98      RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   99      RE Tax, Insurance, TI/LC, Other                            $0                            $0                            $0
   100     RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   101     RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   102     CapEx, TI/LC                                               $0                            $0                            $0
   103     RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   104     RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   105     RE Tax, Insurance, TI/LC                                   $0                          $185                            $0
   106     TI/LC                                                 $99,688                          $288                       $99,688

   107     TI/LC                                                      $0                          $146                          $146
   107     TI/LC                                                      $0                          $113                          $113
   108     TI/LC, Other                                               $0                          $133                            $0
   109     RE Tax, Insurance                                          $0                            $0                            $0
   110     TI/LC                                                      $0                        $1,873                            $0
   111     RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   112     RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   113     None                                                       $0                            $0                            $0
   114     None                                                       $0                        $1,200                            $0
   115     RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   116     TI/LC                                                      $0                            $0                            $0
   117     TI/LC                                                      $0                            $0                            $0
   118     Insurance, TI/LC                                           $0                            $0                            $0

   119     None                                                       $0                        $1,031                            $0
   119     None                                                       $0                          $752                            $0

   120     None                                                       $0                          $726                          $726
   120     None                                                       $0                          $594                          $594
   121     TI/LC, Other                                               $0                          $168                          $168
   122     RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   123     TI/LC                                                    $404                          $404                          $808
   124     RE Tax, Insurance, TI/LC                                   $0                            $0                            $0
   125     RE Tax, Insurance, TI/LC                                   $0                            $0                            $0
   126     RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   127     None                                                       $0                          $510                          $510
   128     RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   129     RE Tax, Insurance, Other                                   $0                            $0                            $0
   130     None                                                       $0                            $0                            $0
   131     TI/LC                                                      $0                            $0                            $0
   132     None                                                       $0                            $0                            $0
   133     TI/LC                                                      $0                            $0                            $0
   134     TI/LC                                                      $0                            $0                            $0
   135     CapEx                                                      $0                            $0                            $0
   136     Insurance                                                  $0                            $0                            $0
   137     None                                                   $5,260                        $5,260                       $15,779
   138     RE Tax, Insurance                                          $0                            $0                            $0
   139     None                                                       $0                          $525                            $0
   140     None                                                       $0                            $0                            $0
   141     TI/LC                                                      $0                            $0                            $0
   142     TI/LC                                                      $0                            $0                            $0
   143     RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   144     CapEx, TI/LC, Other                                        $0                            $0                            $0
   145     CapEx, TI/LC                                               $0                            $0                            $0
   146     RE Tax, Insurance, TI/LC                                   $0                            $0                            $0
   147     Insurance, CapEx, TI/LC                                    $0                            $0                            $0
   148     CapEx, TI/LC                                               $0                            $0                            $0
   149     RE Tax, Insurance                                        $165                          $165                          $496
   150     TI/LC                                                      $0                            $0                            $0
   151     None                                                       $0                            $0                            $0
   152     None                                                       $0                          $581                            $0
   153     Insurance, CapEx                                           $0                            $0                            $0
   154     RE Tax, Insurance                                          $0                          $553                        $9,813
   155     RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   156     RE Tax, Insurance, CapEx, TI/LC                            $0                            $0                            $0
   157     None                                                     $179                          $179                          $359
   158     TI/LC                                                      $0                            $0                            $0
   159     RE Tax, Insurance                                          $0                            $0                            $0
   160     None                                                       $0                            $0                            $0
   161     TI/LC                                                      $0                            $0                            $0
   162     TI/LC, Other                                               $0                          $360                            $0
   163     None                                                       $0                            $0                            $0
   164     None                                                       $0                            $0                            $0
   165     RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   166     None                                                       $0                            $0                            $0
   167     RE Tax, Insurance, CapEx, TI/LC                            $0                            $0                            $0
   168     RE Tax, Insurance, CapEx, TI/LC,                           $0                            $0                            $0
           Other
   169     TI/LC                                                      $0                          $595                            $0
   170     None                                                       $0                            $0                            $0
   171     RE Tax, Insurance                                          $0                            $0                            $0
   172     None                                                       $0                          $365                          $730
   173     RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   174     RE Tax, Insurance                                          $0                            $0                            $0
   175     None                                                       $0                            $0                            $0
   176     RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   177     None                                                       $0                            $0                            $0
   178     TI/LC                                                      $0                            $0                            $0
   179     RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   180     CapEx, TI/LC                                               $0                            $0                            $0
   181     None                                                       $0                          $533                        $1,066
   182     TI/LC                                                      $0                            $0                            $0
   183     RE Tax, Insurance, CapEx, TI/LC,                           $0                            $0                            $0
           Other
   184     RE Tax, Insurance, CapEx, TI/LC,                           $0                            $0                            $0
           Other
   185     None                                                       $0                            $0                            $0
   186     None                                                       $0                            $0                            $0
   187     RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   188     RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   189     CapEx                                                      $0                            $0                            $0
   190     RE Tax, Insurance, CapEx, TI/LC                            $0                            $0                            $0
   191     RE Tax, Insurance                                          $0                            $0                            $0
   192     TI/LC                                                      $0                            $0                            $0
   193     TI/LC                                                      $0                            $0                            $0
   194     None                                                  $13,450                            $0                       $14,390
   195     Insurance, TI/LC                                           $0                            $0                            $0
   196     None                                                       $0                            $0                            $0
   197     None                                                       $0                          $454                          $454
   198     RE Tax, Insurance                                          $0                            $0                            $0
   199     None                                                       $0                        $1,668                            $0
   200     TI/LC                                                      $0                            $0                            $0
   201     None                                                       $0                          $624                            $0
   202     RE Tax, Insurance, CapEx                                   $0                            $0                            $0
   203     TI/LC                                                      $0                          $140                            $0
   204     None                                                       $0                          $292                            $0
   205     RE Tax, Insurance, TI/LC, Other                            $0                            $0                            $0
   206     RE Tax, Insurance, TI/LC, Other                            $0                            $0                            $0
   207     CapEx, TI/LC                                               $0                            $0                            $0
   208     RE Tax, Insurance, TI/LC                                   $0                          $249                          $249
   209     None                                                       $0                            $0                            $0

                                                              $1,782,492                       $94,978                      $367,101

-------------------------------------------------------------------------------------------------------------------------------
MORTGAGE             INITIAL TI/LC            MONTHLY TI/LC             CURRENT TI/LC    ENVIRONMENTAL            INTEREST
LOAN NO.    ESCROW REQUIREMENT(20)   ESCROW REQUIREMENT(21)        ESCROW BALANCE(22)      INSURANCE           ACCRUAL METHOD
-------------------------------------------------------------------------------------------------------------------------------

   1                            $0                       $0                        $0          No                Actual/360
   2                            $0                       $0                        $0          No                Actual/360
   3                            $0                       $0                        $0          No                Actual/360
   4                    $1,250,000                  $23,050                $1,273,050          No                Actual/360
   5                            $0                       $0                        $0   Yes - Individual         Actual/360
   6                            $0                   $2,083                    $2,083          No                Actual/360
                                                                                                                 Actual/360
   7                            $0                       $0                        $0          No                Actual/360
   7                            $0                       $0                        $0          No                Actual/360
   7                            $0                       $0                        $0          No                Actual/360
   7                            $0                       $0                        $0          No                Actual/360
   7                            $0                       $0                        $0          No                Actual/360
   7                            $0                       $0                        $0          No                Actual/360
   8                            $0                       $0                        $0          No                Actual/360
   9                      $250,000                       $0                $1,135,221          No                  30/360
   10                           $0                       $0                        $0          No                Actual/360
   11                           $0                       $0                        $0          No                Actual/360
   12                           $0                       $0                        $0          No                  30/360
   13                           $0                       $0                        $0          No                Actual/360
   14                           $0                       $0                        $0          No                Actual/360
   15                           $0                       $0                        $0          No                Actual/360
   16                           $0                       $0                        $0          No                  30/360
   17                           $0                       $0                        $0          No                Actual/360
   18                           $0                       $0                        $0          No                Actual/360
   19                           $0                       $0                        $0          No                Actual/360
   20                           $0                       $0                        $0          No                Actual/360
   21                           $0                       $0                        $0          No                Actual/360
   22                           $0                       $0                        $0          No                Actual/360
   23                           $0                       $0                        $0          No                Actual/360
   24                           $0                       $0                        $0          No                Actual/360
   25                           $0                       $0                        $0          No                Actual/360
   26                   $1,335,156                       $0                $1,339,858          No                Actual/360
   27                           $0                       $0                        $0          No                Actual/360
   28                           $0                       $0                        $0          No                Actual/360
   29                           $0                       $0                        $0          No                Actual/360
   30                           $0                       $0                        $0          No                Actual/360
   31                           $0                       $0                        $0          No                Actual/360
   32                   $2,100,000                       $0                $2,100,000          No                Actual/360
   33                           $0                       $0                        $0          No                Actual/360
   34                           $0                       $0                        $0          No                  30/360
   35                           $0                   $4,548                        $0          No                Actual/360
   36                     $575,000                       $0                  $575,504          No                Actual/360
   37                           $0                       $0                        $0          No                Actual/360
   38                       $5,000                   $5,000                   $45,126          No                Actual/360
   39                           $0                       $0                        $0          No                Actual/360
   40                           $0                       $0                        $0          No                Actual/360
   41                           $0                       $0                        $0          No                Actual/360
   42                           $0                       $0                        $0          No                Actual/360
   43                           $0                       $0                        $0          No                Actual/360
   44                           $0                       $0                        $0          No                Actual/360
   45                           $0                       $0                        $0          No                Actual/360
   46                           $0                       $0                        $0          No                  30/360
   47                           $0                       $0                        $0          No                Actual/360
   48      $300,000 LOC & $165,000                       $0   $300,000 LOC & $165,000          No                Actual/360
   49                           $0                       $0                        $0          No                Actual/360
   50                           $0                       $0                        $0          No                Actual/360
   51                           $0                       $0                        $0          No                Actual/360
   52                           $0                       $0                        $0          No                  30/360
   53                     $150,000                   $4,242                        $0          No                Actual/360
   54                     $493,000                       $0                        $0          No                Actual/360
   55                           $0                       $0                        $0          No                  30/360
   56                           $0                       $0                        $0          No                Actual/360
   57                           $0                       $0                        $0          No                Actual/360
   58                           $0                       $0                        $0          No                Actual/360
   59                           $0                       $0                        $0          No                Actual/360
   60                           $0                       $0                        $0          No                Actual/360
   61                           $0                       $0                        $0          No                Actual/360
   62                           $0                       $0                        $0          No                Actual/360
   63                           $0                       $0                        $0          No                Actual/360
   64                           $0                       $0                        $0          No                Actual/360
   65                     $250,000                   $4,167                  $250,273          No                Actual/360
   66                           $0                       $0                        $0          No                Actual/360
   67                           $0                       $0                        $0          No                Actual/360
   68                           $0                       $0                        $0          No                Actual/360
   69                           $0                       $0                        $0          No                Actual/360
   70                           $0                       $0                        $0          No                Actual/360
   71                           $0                       $0                        $0          No                Actual/360
   72                           $0                       $0                        $0          No                Actual/360
   73                           $0                   $3,194                        $0          No                Actual/360
   74                           $0                       $0                        $0          No                Actual/360
   75                           $0                       $0                        $0          No                Actual/360
   76                           $0                       $0                        $0          No                Actual/360
   77                           $0                       $0                        $0          No                Actual/360
   78                           $0                   $1,000                        $0          No                Actual/360
   79                           $0                       $0                        $0          No                Actual/360
   80                           $0                       $0                        $0          No                Actual/360
   81                           $0                       $0                        $0          No                Actual/360
   82                     $100,000                   $2,596                  $105,376          No                Actual/360
   83                           $0                       $0                        $0          No                Actual/360
   84                           $0                       $0                        $0          No                Actual/360
   85                           $0                       $0                        $0          No                Actual/360
   86                           $0                       $0                        $0          No                Actual/360
   87                           $0                       $0                        $0          No                Actual/360
   88                           $0                       $0                        $0          No                Actual/360
   89                           $0                  $10,000                   $20,000          No                Actual/360
   90                           $0                       $0                        $0          No                Actual/360
   91                           $0                   $1,667                    $1,667          No                Actual/360
   92                           $0                       $0                        $0          No                Actual/360
   93                           $0                       $0                        $0          No                Actual/360
   94                     $175,000                       $0                  $175,084          No                Actual/360
   95                           $0                       $0                        $0          No                Actual/360
   96                           $0                   $2,875                        $0          No                Actual/360
   97                     $300,000                       $0                  $300,505          No                Actual/360
   98                           $0                       $0                        $0          No                Actual/360
   99                           $0                       $0                        $0          No                Actual/360
  100                           $0                       $0                        $0          No                Actual/360
  101                           $0                       $0                        $0          No                Actual/360
  102                           $0                       $0                        $0          No                Actual/360
  103                           $0                       $0                        $0          No                Actual/360
  104                           $0                       $0                        $0          No                Actual/360
  105                           $0                       $0                        $0          No                Actual/360
  106                           $0                   $1,308                        $0          No                Actual/360
                                                                                                                 Actual/360
  107                           $0                       $0                        $0          No                Actual/360
  107                           $0                       $0                        $0          No                Actual/360
  108                           $0                   $1,500                        $0          No                Actual/360
  109                           $0                       $0                        $0          No                Actual/360
  110                           $0                   $4,402                        $0          No                Actual/360
  111                           $0                       $0                        $0          No                Actual/360
  112                           $0                       $0                        $0          No                Actual/360
  113                           $0                       $0                        $0          No                Actual/360
  114                           $0                       $0                        $0          No                Actual/360
  115                           $0                       $0                        $0          No                Actual/360
  116                           $0                       $0                        $0          No                Actual/360
  117                  $95,000 LOC                       $0               $95,000 LOC          No                Actual/360
  118                           $0                       $0                        $0     Yes - Group            Actual/360
                                                                                                                 Actual/360
  119                           $0                       $0                        $0     Yes - Group            Actual/360
  119                           $0                       $0                        $0     Yes - Group            Actual/360
                                                                                                                 Actual/360
  120                           $0                       $0                        $0     Yes - Group            Actual/360
  120                           $0                       $0                        $0     Yes - Group            Actual/360
  121                           $0                       $0                        $0          No                Actual/360
  122                           $0                       $0                        $0          No                  30/360
  123                     $200,000                       $0                  $200,244          No                Actual/360
  124                           $0                       $0                        $0     Yes - Group            Actual/360
  125                     $145,000                       $0                  $145,188     Yes - Group            Actual/360
  126                           $0                       $0                        $0          No                Actual/360
  127                           $0                     $663                      $663     Yes - Group            Actual/360
  128                           $0                       $0                        $0          No                Actual/360
  129                           $0                       $0                        $0          No                Actual/360
  130                      $45,000                       $0                   $45,000     Yes - Group            Actual/360
  131                      $75,000                       $0                   $75,104          No                Actual/360
  132                           $0                       $0                        $0          No                Actual/360
  133                           $0                       $0                        $0          No                Actual/360
  134                           $0                       $0                        $0          No                Actual/360
  135                           $0                       $0                        $0     Yes - Group            Actual/360
  136                           $0                   $1,794                        $0          No                Actual/360
  137                           $0                       $0                        $0          No                Actual/360
  138                           $0                       $0                        $0     Yes - Group            Actual/360
  139                           $0                       $0                        $0          No                Actual/360
  140                           $0                       $0                        $0          No                Actual/360
  141                           $0                       $0                        $0          No                Actual/360
  142                           $0                       $0                        $0          No                Actual/360
  143                           $0                       $0                        $0          No                Actual/360
  144                           $0                       $0                        $0          No                Actual/360
  145                           $0                       $0                        $0          No                Actual/360
  146                           $0                       $0                        $0          No                Actual/360
  147                           $0                       $0                        $0          No                Actual/360
  148                           $0                       $0                        $0     Yes - Group            Actual/360
  149                           $0                       $0                        $0          No                Actual/360
  150                  $18,000 LOC                       $0               $18,000 LOC          No                Actual/360
  151                       $1,460                   $1,460                    $2,920     Yes - Group            Actual/360
  152                           $0                       $0                        $0     Yes - Group            Actual/360
  153                           $0                       $0                        $0     Yes - Group            Actual/360
  154                           $0                       $0                        $0          No                Actual/360
  155                           $0                       $0                        $0          No                Actual/360
  156                           $0                       $0                        $0          No                Actual/360
  157                           $0                       $0                   $41,000          No                Actual/360
  158                           $0                       $0                        $0     Yes - Group            Actual/360
  159                           $0                       $0                        $0          No                Actual/360
  160                           $0                       $0                        $0          No                Actual/360
  161                           $0                       $0                        $0          No                Actual/360
  162                      $16,000                     $878                   $16,000          No                Actual/360
  163                           $0                       $0                        $0     Yes - Group            Actual/360
  164                           $0                       $0                        $0     Yes - Group            Actual/360
  165                           $0                       $0                        $0          No                Actual/360
  166                           $0                       $0                        $0     Yes - Group            Actual/360
  167                           $0                       $0                        $0          No                Actual/360
  168                           $0                     $536                      $536          No                Actual/360
  169                           $0                   $1,692                        $0          No                Actual/360
  170                           $0                       $0                        $0          No                Actual/360
  171                           $0                       $0                        $0     Yes - Group            Actual/360
  172                           $0                   $1,285                    $2,570     Yes - Group            Actual/360
  173                           $0                       $0                        $0          No                Actual/360
  174                           $0                       $0                        $0     Yes - Group            Actual/360
  175                     $100,000                       $0                  $100,000          No                Actual/360
  176                           $0                       $0                        $0          No                Actual/360
  177                           $0                       $0                        $0     Yes - Group            Actual/360
  178                           $0                       $0                        $0          No                Actual/360
  179                           $0                       $0                        $0          No                Actual/360
  180                           $0                     $667                        $0          No                Actual/360
  181                           $0                       $0                        $0     Yes - Group            Actual/360
  182                      $30,183                       $0                   $30,183          No                Actual/360
  183                           $0                       $0                        $0          No                Actual/360
  184                           $0                       $0                        $0          No                Actual/360
  185                      $69,420                       $0                   $69,656          No                Actual/360
  186                           $0                       $0                        $0          No                Actual/360
  187                           $0                       $0                        $0          No                Actual/360
  188                           $0                       $0                        $0          No                Actual/360
  189                           $0                     $615                      $615     Yes - Group            Actual/360
  190                           $0                       $0                        $0          No                Actual/360
  191                           $0                       $0                        $0     Yes - Group            Actual/360
  192                           $0                       $0                        $0          No                Actual/360
  193                           $0                       $0                        $0          No                Actual/360
  194                      $25,000                       $0                   $27,595     Yes - Group            Actual/360
  195                      $60,000                       $0                   $60,000     Yes - Group            Actual/360
  196                           $0                       $0                        $0          No                Actual/360
  197                           $0                       $0                        $0     Yes - Group            Actual/360
  198                           $0                       $0                        $0          No                Actual/360
  199                           $0                       $0                        $0     Yes - Group            Actual/360
  200                           $0                       $0                        $0     Yes - Group            Actual/360
  201                           $0                       $0                        $0     Yes - Group            Actual/360
  202                           $0                       $0                        $0          No                Actual/360
  203                           $0                     $530                        $0     Yes - Group            Actual/360
  204                           $0                       $0                        $0     Yes - Group            Actual/360
  205                           $0                       $0                        $0     Yes - Group            Actual/360
  206                           $0                       $0                        $0     Yes - Group            Actual/360
  207                           $0                       $0                        $0          No                Actual/360
  208                           $0                       $0                        $0          No                Actual/360
  209                           $0                       $0                        $0          No                Actual/360

                        $8,328,219                  $81,753                $8,719,022

----------------------------------------------------------------------------------------------------------------------------
                                                  PREPAYMENT CODE(24)
MORTGAGE                   ------------------------------------------------------------------      YM        ADMINISTRATIVE
LOAN NO.   SEASONING(23)       LO       DEF      DEF/YM1.00      YM3.00    YM1.00      OPEN   FORMULA(25)     COST RATE(26)
----------------------------------------------------------------------------------------------------------------------------

    1            2              5                    87                      21          7         A              2.140
    2            3                                                           122         1         B              3.140
    3            1             25        91                                              4                        2.140
    4            3             27        52                                              4                        2.140
    5            2             26        91                                              3                        3.140
    6            2             26        90                                              4                        3.140
                 3             27                                            89          4         C              3.140
    7            3             27                                            89          4         C              3.140
    7            3             27                                            89          4         C              3.140
    7            3             27                                            89          4         C              3.140
    7            3             27                                            89          4         C              3.140
    7            3             27                                            89          4         C              3.140
    7            3             27                                            89          4         C              3.140
    8            0             24        93                                              3                        3.140
    9            71            59                                            55          6         D              2.140
   10            5             29        88                                              3                        2.140
   11            1             25        91                                              4                        3.140
   12            2             35                                            83          2         E              3.140
   13            1             25        93                                              2                        3.140
   14            2             26        90                                              4                        2.140
   15            0             24        92                                              4                        2.140
   16            3             35                                            83          2         E              3.140
   17            1             25        92                                              3                        3.140
   18            1             25        91                                              4                        3.140
   19            1             25        91                                              4                        3.140
   20            1             25        91                                              4                        3.140
   21            1             25        91                                              4                        3.140
   22            1             25        91                                              4                        3.140
   23            1             25        91                                              4                        3.140
   24            2             26                    89                                  5         F              2.140
   25            3             27        91                                              2                        3.140
   26            1             25        91                                              4                        3.140
   27            1             25        30                                              5                        2.140
   28            4             28                    99                                  5         G              2.140
   29            2             26        90                                              4                        3.140
   30            4             28        89                                              3                        2.140
   31            1             25        91                                              4                        7.140
   32            0             24        94                                              2                        3.140
   33            5             29        87                                              4                        2.140
   34            64            60                                            56          4         H              2.140
   35            1             35        81                                              4                        3.140
   36            1             25                                            69          2         I              3.140
   37            4             28        89                                              3                        3.140
   38            2             26                    95                                  4         J              6.140
   39            0                                                           118         2         K              3.140
   40            2             26                                            90          4         G              3.140
   41            2             26                                            90          4         C              3.140
   42            2             26                                            90          4         C              3.140
   43            2             26                                            90          4         C              3.140
   44            2             26                                            90          4         C              3.140
   45            2             26                                            90          4         C              3.140
   46            3             35                                            83          2         E              3.140
   47            2             26        92                                              2                        3.140
   48            1             25                                            93          2         K              3.140
   49            2             35        18                                              7                        3.140
   50            8             32                                            84          4         G              2.140
   51            3             27        89                                              4                        2.140
   52            0             35        45                                              4                        3.140
   53            0             35        45                                              4                        3.140
   54            0             35        45                                              4                        3.140
   55            2             35                                            83          2         E              3.140
   56            4             28        88                                              4                        3.140
   57            4             28        88                                              4                        3.140
   58            4             28        88                                              4                        3.140
   59            4             28        88                                              4                        3.140
   60            4             28        88                                              4                        3.140
   61            3             27        88                                              5                        2.140
   62            3             27        80                                             13                        2.140
   63            3             27        92                                              1                        3.140
   64            0             24        32                                              4                        3.140
   65            3             27        88                                              5                        2.140
   66            3             27                                            89          4         G              3.140
   67            2             26        90                                              4                        2.140
   68            1             35        81                                              4                        3.140
   69            1             25                                            93          2         L              3.140
   70            3             27        89                                              4                        3.140
   71            5             29        89                                              4                        3.140
   72            4             28        89                                              4                        3.140
   73            0             35        81                                              4                        8.140
   74            2             26        89                                              5                        2.140
   75            2             26        92                                              2                        3.140
   76            1             25        93                                              2                        3.140
   77            2             26        92                                              2                        3.140
   78            1             25        93                                              2                        3.140
   79            1             35        81                                              4                        3.140
   80            0             24                    94                                  2         M              3.140
   81            2             26                                            30          4         C              3.140
   82            3             27        91                                              2                        3.140
   83            3             27        92                                              1                        3.140
   84            1             35        81                                              4                        3.140
   85            4             28        88                                              4                        2.140
   86            2             26                                            90          4         C              3.140
   87            1             25        94                                              1                        3.140
   88            3             27                                            29          4         M              3.140
   89            3             27        91                                              2                        3.140
   90            1             35        81                                              4                        3.140
   91            3             27        88                                              5                        2.140
   92            4                                                           119         1         N              3.140
   93            2             26        93                                              1                        3.140
   94            1             25                                            93          2         L              3.140
   95            2             26        90                                              4                        2.140
   96            1             25                                            93          2         L              3.140
   97            1             24                                            92          4         L              3.140
   98            3             27                                            29          4         C              3.140
   99            5             29                                            87          4         O              2.140
   100           1             25        91                                              4                        3.140
   101           2             26                                            90          4         C              3.140
   102           4             28                                            85          7         G             10.140
   103           2             26        90                                              4                        3.140
   104           2             26                                            90          4         C              3.140
   105           1             25        90                                              5                        2.140
   106           1             25        88                                              7                        2.140
                 3             27        89                                              4                        2.140
   107           3             27        89                                              4                        2.140
   107           3             27        89                                              4                        2.140
   108           2             26        90                                              4                        2.140
   109           3             27        88                                              5                        2.140
   110           0             35        81                                              4                        3.140
   111           2             26                                            30          4         C              3.140
   112           3             27                                            29          4         C              3.140
   113           4             28        88                                              4                        2.140
   114           1             35        81                                              4                        3.140
   115           2             26                                            90          4         C              3.140
   116           2                                                           118         2         K              3.140
   117           1             25                                            93          2         L              3.140
   118           2             35        81                                              4                        3.140
                 1             25        93                                              2                        8.140
   119           1             25        93                                              2                        8.140
   119           1             25        93                                              2                        8.140
                 2             26        92                                              2                        8.140
   120           2             26        92                                              2                        8.140
   120           2             26        92                                              2                        8.140
   121           3             27                                            89          4         G              2.140
   122           2             35                                            47          2         E              3.140
   123           2             26        93                                              1                        3.140
   124           1             35        81                                              4                        3.140
   125           2             35        81                                              4                        3.140
   126           3             27                                            29          4         C              3.140
   127           2             35                    81                                  4         M              8.140
   128           1             25        91                                              4                        3.140
   129           2             23                                            93          4         G              2.140
   130           2             35        81                                              4                        3.140
   131           2             35                    81                                  4         M              3.140
   132           1             25                                            93          2         L              3.140
   133           1             25                                            93          2         L              3.140
   134           3             23                                            12         25         G              2.140
   135           3             35        21                                              4                        3.140
   136           0             35                    81                                  4         M              3.140
   137           3             27        92                                              1                        7.140
   138           1             35        21                                              4                        3.140
   139           2             26                                            90          4         G              2.140
   140           1             35        81                                              4                        3.140
   141           3             27                                            91          2         L              3.140
   142           3             35        81                                              4                        3.140
   143           2             26                                            90          4         C              3.140
   144           3             27        32                                             61                        2.140
   145           2             26                                            89          5         G              2.140
   146           1             35                    78                                  7         M              4.140
   147           1             25        91                                              4                        2.140
   148           3             35        81                                              4                        3.140
   149           3             27        91                                              2                        3.140
   150           1             25                                            93          2         L              3.140
   151           3             35                    81                                  4         M              3.140
   152           1             35        83                                              2                        3.140
   153           1             35        81                                              4                        3.140
   154           1             25        91                                              4                        2.140
   155           2             26                                            90          4         C              3.140
   156           3             35        81                                              4                        3.140
   157           2                                                 25        91          4         P              3.140
   158           1             35                    81                                  4         M              5.140
   159           1             35        81                                              4                        3.140
   160           1             25                                            93          2         L              3.140
   161           2             26                                            91          3         L              3.140
   162           2             26        90                                              4                        2.140
   163           2             26                    90                                  4         M              3.140
   164           2             35        81                                              4                        3.140
   165           3             27        90                                              3                        3.140
   166           1             35        81                                              4                        3.140
   167           2             26        90                                              4                        2.140
   168           3             27        89                                              4                        2.140
   169           2             26        89                                              4                        2.140
   170           1             25                                            93          2         L              3.140
   171           2             26                    90                                  4         M              6.140
   172           3             35        81                                              4                        3.140
   173           2             26                                            30          4         C              3.140
   174           1             35                                            81          4         M              6.140
   175           1             25                                            93          2         L              3.140
   176           2             26                                            90          4         C              3.140
   177           1             35        81                                              4                        3.140
   178           1             25                                            93          2         L              3.140
   179           2             26                                            90          4         C              3.140
   180           2             26        90                                              4                        2.140
   181           3             35        81                                              4                        8.140
   182           1             25                                            92          3         L              3.140
   183           2             26        90                                              4                        2.140
   184           3             27        89                                              4                        2.140
   185           2             26                                            92          2         L              3.140
   186           1             25                                            93          2         L              3.140
   187           2             26                                            90          4         C              3.140
   188           1             25                                            91          4         C              3.140
   189           2             35        81                                              4                        8.140
   190           2             26        90                                              4                        2.140
   191           3             35        81                                              4                        6.140
   192           2             26                                            92          2         L              3.140
   193           1             25                                            93          2         L              3.140
   194           3             35        81                                              4                        3.140
   195           2             35        81                                              4                        3.140
   196           0             35                    81                                  4         M              3.140
   197           2             35        21                                              4                        3.140
   198           2             35                    81                                  4         M             11.140
   199           1             35        81                                              4                        3.140
   200           2             35        81                                              4                        6.140
   201           1             25                                            31          4         M              5.140
   202           2             26                                            90          4         C              3.140
   203           1             35        81                                              4                        3.140
   204           1             35        81                                              4                        3.140
   205           0             35        81                                              4                       11.140
   206           2             35        81                                              4                       11.140
   207           3             27        89                                              4                        7.140
   208           3             27        89                                              4                        2.140
   209           0             24                                            65          7         L              3.140

                 4                                                                                                2.938

APPENDIX III
CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY
MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------
                                                                 % OF                     % OF APPLICABLE
MORTGAGE      MORTGAGE                                       INITIAL POOL    LOAN GROUP      LOAN GROUP         # OF
LOAN NO.   LOAN SELLER(1)   PROPERTY NAME(2)                   BALANCE      (ONE OR TWO)      BALANCE        PROPERTIES
-----------------------------------------------------------------------------------------------------------------------

    8          PCFII        The Cove Apartments                  1.6%            2              19.8%            1
   17          PCFII        Hampton Square Apartments            1.1%            2              13.3%            1
   18           WFB         Grand Bay MHP (A)                    0.3%            2              3.4%             1
   19           WFB         The Valley MHP (A)                   0.2%            2              2.4%             1
   20           WFB         New Ranch MHP (A)                    0.2%            2              2.1%             1
   21           WFB         Country Squire RV & MHP (A)          0.2%            2              2.0%             1
   22           WFB         The Hills MHP (A)                    0.2%            2              1.9%             1
   23           WFB         Oakview MHP (A)                      0.1%            2              1.2%             1
   34          MSMCH        Highlands at Cherry Hill             0.9%            2              10.6%            1
   50          MSMCH        145 East 16th Street                 0.7%            2              7.9%             1
   62          MSMCH        The Village at Columbia              0.6%            2              7.2%             1
   87          BSCMI        740 Grand Street                     0.3%            2              3.8%             1
   88           WFB         Imperial MHP                         0.3%            2              3.8%             1
   114          WFB         Cedarville Townhomes Phase II        0.2%            2              2.9%             1
   135          WFB         Hobe Sound MHP                       0.2%            2              2.2%             1
   139         MSMCH        Alyson Manor MHC                     0.2%            2              2.1%             1
   160         PCFII        Hillside Estates                     0.1%            2              1.7%             1
   163          WFB         Park Meadow                          0.1%            2              1.6%             1
   164          WFB         Glenwood Mobile Home Park            0.1%            2              1.6%             1
   166          WFB         Creekview Apartments                 0.1%            2              1.6%             1
   171          WFB         Branson Golden Oaks Apartments       0.1%            2              1.5%             1
   177          WFB         581 Pomona Avenue                    0.1%            2              1.4%             1
   197          WFB         Maple Crest Manor MHP                0.1%            2              1.0%             1
   198          WFB         Chaparral Apartments                 0.1%            2              1.0%             1
   199          WFB         Amistad Villa Apartments             0.1%            2              1.0%             1
   204          WFB         J & T Property                       0.1%            2              0.7%             1

                            TOTALS AND WEIGHTED AVERAGES         8.3%                          100.0%

----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE   PROPERTY                         PROPERTY
 LOAN NO.  TYPE                             SUB-TYPE                         STREET ADDRESS               CITY          County
----------------------------------------------------------------------------------------------------------------------------------

     8     Multifamily                      Garden                           2545 North 83rd Avenue       Phoenix       Maricopa
    17     Multifamily                      Garden                           7205 West McDowell Road      Phoenix       Maricopa
    18     Manufactured Housing Community   Manufactured Housing Community   3300 N. Alternate 19         Dunedin       Pinellas
    19     Manufactured Housing Community   Manufactured Housing Community   5100 Round Lake Rd           Apopka        Orange
    20     Manufactured Housing Community   Manufactured Housing Community   2291 Gulf to Bay Blvd        Clearwater    Pinellas
    21     Manufactured Housing Community   Manufactured Housing Community   86 Country Squire Road       Paisley       Lake
    22     Manufactured Housing Community   Manufactured Housing Community   1100 S. Roger Williams Rd    Apopka        Orange
    23     Manufactured Housing Community   Manufactured Housing Community   2252 NE Turner Avenue        Arcadia       DeSoto
    34     Multifamily                      Garden                           1980 Route 70 East           Cherry Hill   Camden
    50     Multifamily                      High Rise                        145 East 16th Street         New York      New York
    62     Multifamily                      Garden                           2500 Red Cedar Lane          Boise         Ada
    87     Mixed Use                        Retail/Multifamily               740-750 Grand Street         Brooklyn      Kings
    88     Manufactured Housing Community   Manufactured Housing Community   106 East Jefferson Street    Shorewood     Will
    114    Multifamily                      Garden                           2802-2886 Cedarville Drive   Marquette     Marquette
    135    Manufactured Housing Community   Manufactured Housing Community   11090 SE Federal Highway     Hobe Sound    Martin
    139    Manufactured Housing Community   Manufactured Housing Community   2021 Mahan Avenue            Richland      Benton
    160    Manufactured Housing Community   Manufactured Housing Community   2 Skyview Drive              Franklin      Sussex
    163    Mixed Use                        Multifamily/Office               10550 Lake City Way NE       Seattle       King
    164    Manufactured Housing Community   Manufactured Housing Community   2307 Oakdale Road            Modesto       Stanislaus
    166    Multifamily                      Garden                           1145 W. 9th Street           Chico         Butte
    171    Multifamily                      Garden                           1600 Bird Road               Branson       Taney
    177    Multifamily                      Garden                           581 Pomona Avenue            Chico         Butte
    197    Manufactured Housing Community   Manufactured Housing Community   10 Maple Lane                Manteno       Kankakee
    198    Multifamily                      Garden                           244 SW Rimrock Way           Redmond       Deschutes
    199    Multifamily                      Garden                           405 N. Bedell Avenue         Del Rio       Val Verde
    204    Multifamily                      Garden                           629 and 635 East 79th Ave.   Anchorage     Anchorage

---------------------------------------------------------------------------------------------------------------------------
                                              CUT-OFF DATE
MORTGAGE                      CUT-OFF DATE     BALANCE PER       NOTE      ORIGINAL TERM   REMAINING TERM       ORIGINAL
LOAN NO.   STATE   ZIP CODE    BALANCE(6)         UNIT ($)       DATE       TO MATURITY     TO MATURITY      AMORT. TERM(8)
---------------------------------------------------------------------------------------------------------------------------

    8        AZ     85035        29,000,000       44,478.53   09/04/2007        120             120                IO
   17        AZ     85035        19,500,000       65,436.24   08/31/2007        120             119                IO
   18        FL     34698         4,946,000       25,817.57   08/21/2007        120             119                360
   19        FL     32712         3,572,000       25,817.57   08/21/2007        120             119                360
   20        FL     33765         3,120,000       25,817.57   08/21/2007        120             119                360
   21        FL     32767         2,934,000       25,817.57   08/21/2007        120             119                360
   22        FL     32703         2,721,000       25,817.57   08/21/2007        120             119                360
   23        FL     34266         1,812,000       25,817.57   08/21/2007        120             119                360
   34        NJ     08002        15,436,495       90,802.91   05/30/2002        120              56                360
   50        NY     10003        11,600,000       50,216.45   01/31/2007        120             112                IO
   62        ID     83706        10,592,147       41,701.37   06/06/2007        120             117                360
   87        NY     11211         5,560,000      222,400.00   08/14/2007        120             119                IO
   88        IL     60404         5,500,000       30,054.64   06/28/2007        60               57                360
   114       MI     49855         4,296,029       59,667.07   08/15/2007        120             119                360
   135       FL     33455         3,200,000       25,196.85   06/25/2007        60               57                IO
   139       WA     99352         3,100,000       24,603.17   07/02/2007        120             118                360
   160       NJ     07416         2,497,628       13,076.59   08/09/2007        120             119                360
   163       WA     98125         2,400,000       70,588.24   07/27/2007        120             118                IO
   164       CA     95355         2,395,786       21,979.69   07/24/2007        120             118                360
   166       CA     95928         2,300,000       67,647.06   08/01/2007        120             119                360
   171       MO     65616         2,196,224       23,872.00   07/02/2007        120             118                360
   177       CA     95928         2,075,000       74,107.14   08/01/2007        120             119                360
   197       IL     60950         1,500,000       13,761.47   07/03/2007        60               58                360
   198       OR     97756         1,443,919       18,048.99   06/25/2007        120             118                240
   199       TX     78840         1,398,806       24,978.69   08/31/2007        120             119                360
   204       AK     99518         1,044,068       74,576.29   07/25/2007        120             119                360

                              $146,141,102                                      116             107                358

---------------------------------------------------------------------------------------------------------------------------
                             FIRST
MORTGAGE    REMAINING    INTEREST ONLY     NCF       NCF POST IO      CUT-OFF DATE   BALLOON   UTILITIES
LOAN NO.   AMORT. TERM      PERIOD       DSCR(9)   PERIOD DSCR(10)         LTV         LTV     PAID BY TENANT
---------------------------------------------------------------------------------------------------------------------------

   8            IO            120         1.99x         1.99x            46.4%        46.4%    None
   17           IO            120         1.63x         1.63x            59.1%        59.1%    None
   18          360            60          1.23x         1.05x            68.9%        64.8%    Electric
   19          360            60          1.23x         1.05x            68.9%        64.8%    Electric
   20          360            60          1.23x         1.05x            68.9%        64.8%    Electric
   21          360            60          1.23x         1.05x            68.9%        64.8%    Electric
   22          360            60          1.23x         1.05x            68.9%        64.8%    Electric
   23          360            60          1.23x         1.05x            68.9%        64.8%    Electric
   34          296            NAP         1.22x         1.22x            50.4%        46.3%    Electric, Gas, Water
   50           IO            120         3.96x         3.96x            18.6%        18.6%    Electric
   62          357            NAP         1.57x         1.57x            55.3%        46.6%    Electric
   87           IO            120         1.55x         1.55x            62.5%        62.5%    Electric
   88          360            24          1.70x         1.46x            61.7%        59.7%    Electric, Gas
  114          359            NAP         1.22x         1.22x            79.6%        68.4%    None
  135           IO            60          1.48x         1.48x            58.2%        58.2%    Electric, Gas
  139          360            36          1.51x         1.25x            74.9%        67.4%    Electric, Gas, Sewer
  160          359            NAP         1.82x         1.82x            45.4%        38.9%    Electric
  163           IO            120         1.56x         1.56x            47.4%        47.4%    Electric, Gas, Water, Sewer
  164          358            NAP         2.19x         2.19x            35.7%        30.6%    Electric, Gas
  166          360            60          1.42x         1.20x            72.8%        68.2%    Electric, Gas, Water
  171          358            NAP         1.85x         1.85x            49.9%        42.8%    Electric
  177          360            24          1.74x         1.46x            59.5%        52.5%    Electric, Gas, Water
  197          360            24          1.82x         1.58x            58.4%        56.5%    Electric, Gas
  198          238            NAP         1.89x         1.89x            31.2%        20.6%    Electric
  199          359            NAP         1.20x         1.20x            79.9%        69.5%    Electric, Gas, Water, Sewer
  204          359            NAP         1.20x         1.20x            69.6%        60.2%    Electric

               344                        1.78x         1.73x            53.9%        50.9%

------------------------------------------------------------------------------------------------------------------------------------
                  STUDIOS                 1 BEDROOM                2 BEDROOM                 3 BEDROOM               4 BEDROOM
           ---------------------   -----------------------   ----------------------   -----------------------   --------------------
MORTGAGE    NO. OF    AVG RENT       NO. OF      AVG RENT      NO. OF     AVG RENT      NO. OF     AVG RENT     No. of    Avg Rent
LOAN NO.     UNITS   PER MO. ($)     UNITS     PER MO. ($)      UNITS   PER MO. ($)      UNITS    PER MO. ($)    Units   per Mo. ($)
------------------------------------------------------------------------------------------------------------------------------------

    8         0          NAP          121          602          426         702          105          808         0         NAP
   17         0          NAP           0           NAP          193         775          105          876         0         NAP
   18         0          NAP           0           NAP           0          NAP           0           NAP         0         NAP
   19         0          NAP           0           NAP           0          NAP           0           NAP         0         NAP
   20         0          NAP           0           NAP           0          NAP           0           NAP         0         NAP
   21         0          NAP           0           NAP           0          NAP           0           NAP         0         NAP
   22         0          NAP           0           NAP           0          NAP           0           NAP         0         NAP
   23         0          NAP           0           NAP           0          NAP           0           NAP         0         NAP
   34         0          NAP           74         1,209          84        1,539          12         1,775        0         NAP
   50         80        1,252          92         1,452          56        1,921          2          3,865        0         NAP
   62         0          NAP           60          613          108         718           86          836         0         NAP
   87         23        2,393          0           NAP           0          NAP           0           NAP         0         NAP
   88         0          NAP           0           NAP           0          NAP           0           NAP         0         NAP
   114        0          NAP           0           NAP           72         775           0           NAP         0         NAP
   135        0          NAP           0           NAP           0          NAP           0           NAP         0         NAP
   139        0          NAP           0           NAP           0          NAP           0           NAP         0         NAP
   160        0          NAP           0           NAP           0          NAP           0           NAP         0         NAP
   163        1          620           13          775           14         955           0           NAP         0         NAP
   164        0          NAP           0           NAP           0          NAP           0           NAP         0         NAP
   166        0          NAP           0           NAP           0          NAP           34          920         0         NAP
   171        0          NAP           0           NAP           92         551           0           NAP         0         NAP
   177        0          NAP           0           NAP           0          NAP           0           NAP         28       1,220
   197        0          NAP           0           NAP           0          NAP           0           NAP         0         NAP
   198        0          NAP           0           NAP           79         500           1           700         0         NAP
   199        0          NAP           8           345           32         415           16          490         0         NAP
   204        0          NAP           0           NAP           14        1,200          0           NAP         0         NAP

---------------------------------------------------------------------------------------------------------------------
           GREATER THAN 4 BEDROOM       OTHER UNITS
           ----------------------   --------------------
MORTGAGE   NO. OF       AVG RENT    NO. OF    AVG RENT     DESCRIPTION OF                   TOTAL NUMBER     NO. OF
LOAN NO.    UNITS     PER MO. ($)    UNITS   PER MO. ($)   OTHER UNITS                        OF UNITS     ELEVATORS
---------------------------------------------------------------------------------------------------------------------

    8        0            NAP          0         NAP       NAP                                  652            0
   17        0            NAP          0         NAP       NAP                                  298            0
   18        0            NAP          0         NAP       NAP                                  138            0
   19        0            NAP          0         NAP       NAP                                  148            0
   20        0            NAP          0         NAP       NAP                                  111            0
   21        0            NAP          0         NAP       NAP                                  123            0
   22        0            NAP          0         NAP       NAP                                  100            0
   23        0            NAP          0         NAP       NAP                                  120            0
   34        0            NAP          0         NAP       NAP                                  170            0
   50        1           5,600         6       11,257      Retail/Office (15% of U/W GPI)       237            3
   62        0            NAP          0         NAP       NAP                                  254            0
   87        0            NAP          2        9,075      Retail (25% of U/W GPI)               25            1
   88        0            NAP          0         NAP       NAP                                  183            0
   114       0            NAP          0         NAP       NAP                                   72            0
   135       0            NAP          0         NAP       NAP                                  127            0
   139       0            NAP          0         NAP       NAP                                  126            0
   160       0            NAP          0         NAP       NAP                                  191            0
   163       0            NAP          6        1,387      Office (25% of U/W GPI)               34            1
   164       0            NAP          0         NAP       NAP                                  109            0
   166       0            NAP          0         NAP       NAP                                   34            0
   171       0            NAP          0         NAP       NAP                                   92            0
   177       0            NAP          0         NAP       NAP                                   28            0
   197       0            NAP          0         NAP       NAP                                  109            0
   198       0            NAP          0         NAP       NAP                                   80            0
   199       0            NAP          0         NAP       NAP                                   56            0
   204       0            NAP          0         NAP       NAP                                   14            0

-----------------------------------------------------------------------
                            MANUFACTURED HOUSING COMMUNITY
                --------------------------------------------------------
MORTGAGE           NO. OF          AVG RENT      NO. OF      AVG RENT
LOAN NO.            PADS          PER MO. ($)   RV SITES   PER MO. ($)
-----------------------------------------------------------------------

    8                0                NAP          0           NAP
   17                0                NAP          0           NAP
   18               138               458          0           NAP
   19               148               366          0           NAP
   20               111               361          0           NAP
   21                96               330          27          309
   22               100               407          0           NAP
   23               120               314          0           NAP
   34                0                NAP          0           NAP
   50                0                NAP          0           NAP
   62                0                NAP          0           NAP
   87                0                NAP          0           NAP
   88               183               485          0           NAP
   114               0                NAP          0           NAP
   135              127               395          0           NAP
   139              126               329          0           NAP
   160              191               510          0           NAP
   163               0                NAP          0           NAP
   164              109               474          0           NAP
   166               0                NAP          0           NAP
   171               0                NAP          0           NAP
   177               0                NAP          0           NAP
   197              109               329          0           NAP
   198               0                NAP          0           NAP
   199               0                NAP          0           NAP
   204               0                NAP          0           NAP

FOOTNOTES TO APPENDIX II AND III

1     "MSMCH," "BSCMI," "WFB," and "PCFII," denote Morgan Stanley Mortgage
      Capital Holdings LLC, Bear Stearns Commercial Mortgage, Inc., Wells Fargo
      Bank, National Association and Principal Commercial Funding II, LLC,
      respectively, as Sellers.

2     The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan
      Nos. 7, 107, 119 and 120. For the purpose of the statistical information set forth in this prospectus supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on the respective appraised values and/or
      Underwritten Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan
      Nos. 18-23, 41-45, 53-54, 56-60, and 70-72. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF
      Post IO Period DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date
      Balance per Unit or SF, are calculated on an aggregate basis.

3     Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

4     In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which
      "Percent Leased" was determined based on such information.

5     Certain mortgage loans are subject to a ground lease. If for any mortgage loan, the ground lessor has encumbered/subordinated its interest in the respective mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished, the mortgage loan may be disclosed as a fee loan.

6     The Cut-off Date is October 1, 2007 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in October 2007 were due on October 1, 2007, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for
      Mortgage Loan No. 95, Bennett Plaza, which is due on the 3rd of the month,
      Mortgage Loan No. 10, 1100 & 1101 Whitaker Road and Mortgage Loan No. 30,
      4540 & 4600 Pleasant Hill Road, which are due on the 7th of the month, and
      Mortgage Loan No. 1, Easton Town Center, Mortgage Loan No. 3, Charleston
      Town Center, Mortgage Loan No. 4, RiverCenter I&II, Mortgage Loan No. 24,
      20 West 37th Street, Mortgage Loan No. 27, Crowne Plaza Hotel - Houston,
      Mortgage Loan No. 31, Dick's Sporting Goods - Lake Grove, Mortgage Loan
      No. 67, Lotte Plaza, Mortgage Loan No. 105, Walgreens - Forest, Mortgage
      Loan No. 106, 56-64 Broad Street, Mortgage Loan No. 129, Ruthven-Graham
      Packaging Warehouse, Mortgage Loan No. 147, 75 Claremont Road, and
      Mortgage Loan No. 183, National Tire & Battery - Katy, TX, which are due on the 8th of the month.

      With respect to Mortgage Loan No. 1, Easton Town Center, such mortgage loan represents a pari passu interest in a $280,000,000 senior portion of the mortgage financing. The pari passu interests in the mortgage financing are governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement. The Easton Town
      Center Property is additionally encumbered by a subordinated B-Note and a subordinated C-Note with an original principal balance as of the Cut-off
      Date of $75,000,000 and $50,000,000, respectively, which are not included in the trust. Each is coterminous with the Easton Town Center Loan. For the purposes of the information presented in this prospectus supplement with respect to the Easton Town Center Loan, the Underwritten NOI,
      Underwritten Cash Flow, NOI DSCR, NCF DSCR, NCF DSCR Post IO Period,
      Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF
      reflect the aggregate indebtedness evidenced by the Easton Town Center
      Pari Passu Loan and do not include the related B-Note or C-Note. The aggregate DSCR including the pari passu interests, the B-Note and C-Note is 1.10x. The total first mortgage debt LTV is 69.8%.

      With respect to Mortgage Loan No. 4, RiverCenter I&II, the mortgage on the related mortgaged property also secures a subordinated B-Note that is coterminous and has an original principal balance of $10,000,000. The
      B-Note is not included in the trust. All LTV, DSCR and Loan Per SF numbers presented are based on the $55,000,000 A-Note financing. The aggregate
      DSCR including such A-Note and B-Note is 1.34x. The total first mortgage debt LTV is 72.2%.

      With respect to Mortgage Loan No. 8, The Cove Apartments, the mortgage on the related mortgaged property also secures a subordinated B-Note that is coterminous and has an original principal balance of $500,000. The B-Note is owned by an affiliate of the mortgage loan seller and is not included in the trust. All LTV, DSCR and Loan Per Unit numbers presented are based on the $29,000,000 A-Note financing. The aggregate DSCR including such
      A-Note and B-Note is 1.96x. The total first mortgage debt LTV is 47.2%.

                                      II-1

      With respect to Mortgage Loan No. 17, Hampton Square Apartments, the
      mortgage on the related mortgaged property also secures a subordinated
      B-Note that is coterminous and has an original principal balance of
      $500,000. The B-Note is owned by an affiliate of the mortgage loan seller and is not included in the trust. All LTV, DSCR and Loan Per SF numbers presented are based on the $19,500,000 A-Note financing. The aggregate
      DSCR including such A-Note and B-Note is 1.58x. The total first mortgage debt LTV is 60.6%.

      With respect to Mortgage Loan No. 35, Towne Center Promenade Shopping
      Center, there is an existing $990,000 subordinated B-Note held by Mezz Cap
      Finance, LLC. The B-Note and right of the holder of the B-Note to receive payments is junior and subordinated to the A-Note and rights of the holder of the A-Note; the A-Note and the B-Note are cross-defaulted. All LTV,
      DSCR and Loan Per SF numbers presented are based on the $15,200,000 A-Note financing. The aggregate DSCR including such A-Note and B-Note is 1.22x, during the interest only period, and 1.07x based on the principal and interest payment. The total first mortgage debt LTV is 73.6%.

      With respect to Mortgage Loan No. 37, 1322 Third Street Promenade, the
      borrower may incur future additional secured debt in connection with acquiring the fee interest in the property, subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the aggregate LTV ratio is not greater than 65%, (iii) the aggregate DSCR is not less than 1.25x (based on an 8.90% loan constant), (iv) the additional debt is subject to an intercreditor agreement or a subordination and standstill agreement acceptable to lender and (v) confirmation from applicable rating agencies of no downgrade to the then current ratings resulting from such financing.

      With respect to Mortgage Loan No. 49, A-American West Los Angeles, future secured subordinate debt is permitted one-time subject to various conditions, including but not limited to, (i) an aggregate DSCR greater than or equal to 1.59x (based on actual loan constant) or 1.29x (based on
      10% loan constant); (ii) an aggregate LTV of 55% or less; (iii)
      intercreditor documentation satisfactory to lender; and (iv) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such financing.

      With respect to Mortgage Loan No. 77, 1251 Valley Brook Avenue, the
      borrower has a one time right to incur subordinate secured debt subject to various conditions including, but not limited to; (i) the additional debt will not result in an aggregate LTV greater than 80%; (ii) the additional debt will not result in an aggregate DSCR less than 1.20x; and (iii) the lender must approve the subordinate lender and financing documents and a subordination and standstill agreement will be entered into with lender.

      With respect to Mortgage Loan No. 116, 1365 North Knollwood Circle, the
      borrower has a one time right to incur subordinate debt subject to various conditions including, but not limited to; (i) the additional debt will not result in an aggregate LTV greater than 80%; (ii) the additional debt will not result in an aggregate DSCR less than 1.20x; (iii) the lender must approve the subordinate lender and financing documents and a subordination and standstill agreement will be entered into with lender and (iv)
      confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the then current ratings resulting from subordinate financing.

      With respect to Mortgage Loan No. 138, A-American Buena Park, future secured subordinate debt is permitted subject to various conditions, including but not limited to, (i) an aggregate DSCR greater than or equal to 1.15x; (ii) an aggregate LTV of 80% or less; (iii) appropriate senior lender protection clauses are documented, i.e. notice of default and cure rights, subordination, stand-still agreement; (iv) intercreditor documentation satisfactory to lender; and (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualifications to the then current ratings resulting from such mezzanine financing.

      With respect to Mortgage Loan No. 27, Crowne Plaza Hotel - Houston, the
      borrower has subordinate unsecured debt comprised of six subordinate notes with a total original balance of $13,784,784. Of these, four are fixed rate notes dated December 31, 2006 and have an original term of 36 months each: $1,007,598 at 14.00%; $1,408,333 at 12.50%; $1,030,177 at 12.50%;
      $3,708,708 at 14.00%. The remaining two are floating rate notes: one note dated December 31, 2006 in the amount of $1,929,968 at (prime + 1.5%) with a 36 month term; and a note dated August 15, 2007 in the amount of
      $4,700,000 at (the greater of prime + 2% or 10%) paid quarterly with a term of 84 months.

      With respect to Mortgage Loan No. 1, Easton Town Center, the borrower is permitted to incur future mezzanine debt subject to various conditions including, but not limited to: (i) the additional debt will not result in an aggregate LTV greater than 86% or DSCR less 1.00x for the trailing 12 months prior to the creation of the mezzanine debt, (ii) if the mezzanine loan bears interest at a floating rate, an interest rate cap will be required and (iii) rating agency confirmation of no downgrade, withdrawal or qualification of the ratings assigned to the certificates and any other securities secured by an interest in the Easton Town Center Loan Group is obtained. The borrower may also obtain loans or advances from direct or indirect owners of the Easton Town Center Borrower so long as such indebtedness (i) is unsecured, (ii) is fully

                                      II-2

      subordinated to the Easton Town Center Loan, (iii) is non-recourse to the
      Easton Town Center Borrower and its assets, including the Easton Town
      Center Property, (iv) is payable only to the extent there is net cash flow available after payments required under the Easton Town Center Loan, (v)
      is made solely to finance costs and expenses related to operation of the
      Easton Town Center Property, (vi) provides that any vote on account of a claim arising with respect to a bankruptcy proceeding involving the Easton
      Town Center Borrower will be irrevocably assigned to lender, (vii)
      contemplates that no direct or indirect owner of the Easton Town Center
      Borrower shall enforce its remedies to collect such affiliate loan while the Easton Town Center Loan is outstanding, (viii) in the aggregate does not exceed 10% of the outstanding principal balance of the Easton Town
      Center Loan, and (ix) also includes a non-consolidation opinion.

      With respect to Mortgage Loan No. 4, RiverCenter I&II, the borrower may obtain financing from direct or indirect owners of the RiverCenter I&II
      Borrower so long as such indebtedness (i) is fully subordinate to the loan, (ii) is unsecured and non-recourse to the RiverCenter I&II Borrower and any of its assets, (iii) has a market rate of interest and a maturity date and repayment schedule, (iv) is made solely to finance costs and expenses related to the operation of the RiverCenter I&II Property, (v) is expressly subordinate to the RiverCenter I&II Loan, (vi) in the aggregate is in an amount that does not exceed 10% of the outstanding principal balance of the RiverCenter I&II Loan, and (vii) is reflected in a non-consolidation opinion delivered to the lender at closing in form and substance satisfactory to the lender and the rating agency.

      With respect to Mortgage Loan No. 5, The Shops at Biddeford Crossing, the
      borrower is permitted to incur future mezzanine debt, subject to the satisfaction of certain conditions, including but not limited to: (i) the debt service coverage ratio on the aggregate debt must be equal to or greater than 1.10x (based on the actual loan constant); (ii) the aggregate
      LTV may not exceed 85% and (iii) the execution of an intercreditor agreement or a subordination and standstill agreement acceptable to lender.

      With respect to Mortgage Loan No. 8, The Cove Apartments, future mezzanine debt is permitted subject to various conditions including, but not limited to; (i) the additional debt will not result in an aggregate LTV greater than 60%; (ii) the additional debt will not result in an aggregate DSCR less than 1.50x; (iii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with lender and (iv) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the then current ratings resulting from mezzanine debt.

      With respect to Mortgage Loan No. 11, 111 Jericho Turnpike, future mezzanine debt is permitted subject to various conditions including, but not limited to; (i) the additional debt will not result in an aggregate
      LTV greater than 85%; (ii) the additional debt will not result in an aggregate DSCR less than 1.05x; (iii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with lender and (iv) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the then current ratings resulting from mezzanine debt.

      With respect to Mortgage Loan No. 17, Hampton Square Apartments, future mezzanine debt is permitted subject to various conditions including, but not limited to; (i) the additional debt will not result in an aggregate
      LTV greater than 60%; (ii) the additional debt will not result in an aggregate DSCR less than 1.50x; (iii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with lender and (iv) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the then current ratings resulting from mezzanine debt.

      With respect to Mortgage Loan No. 28, Sofia Hotel, the borrower is permitted to incur future mezzanine debt subject to various conditions including, but not limited to, the additional debt will not result in an aggregate LTV greater than 75% or DSCR less than 1.40x.

      With respect to Mortgage Loan No. 33, Bellewood Commons, the borrower is permitted to incur future mezzanine debt after the second anniversary of the origination of the mortgage loan subject to various conditions including, but not limited to, the aggregate amount of debt will not result in an aggregate LTV greater than 80% or DSCR less than 1.20x.

      With respect to Mortgage Loan No. 52, Niagara Bottling Groveland, future unsecured subordinate debt is permitted subject to various conditions, including but not limited to, (i) junior lender shall be an affiliate of the lender; (ii) that no modifications shall be made to the note or the other loan documents; (iii) the subordinate debt will at all times be subordinate to the loan and the security instrument; and (iv) the junior loan documents, including the subordination and standstill agreement, satisfactory to lender.

      With respect to Mortgage Loan No. 62, The Village at Columbia, the
      borrower is permitted to incur future mezzanine debt subject to various conditions including, but not limited to, the aggregate amount of debt will not result in an aggregate LTV greater than 85% or DSCR less than
      1.15x.

                                      II-3

      With respect to Mortgage Loan No. 65, South Division Jefferson Industrial
      Business Center, the borrower is permitted to incur future mezzanine debt subject to various conditions including, but not limited to, the aggregate amount of debt will not result in an aggregate LTV greater than 72% or
      DSCR less than 1.15x.

      With respect to Mortgage Loan No. 74, Castaic Creek Plaza, the borrower is permitted to incur future mezzanine debt subject to various conditions including, but not limited to, the aggregate amount of debt will not result in an aggregate LTV greater than 75% or DSCR less than 1.20x.

      With respect to Mortgage Loan No. 75, Design Center, a one time right for future mezzanine debt is permitted subject to various conditions including but not limited to; (i) the additional debt will not result in an aggregate LTV greater than 80%; (ii) the additional debt will not result in an aggregate DSCR less than 1.20x; (iii) the lender must approve the mezzanine lender and financing documents and execution of an intercreditor agreement satisfactorty to lender and (iv) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the then current ratings resulting from mezzanine debt.

      With respect to Mortgage Loan No. 102, West Wind Shopping Center, the
      borrower is permitted to incur future mezzanine debt subject to various conditions including, but not limited to, the aggregate amount of debt will not result in an aggregate LTV greater than 85% or DSCR less than
      1.10x.

      With respect to Mortgage Loan No. 109, 3909 State Street, the borrower is permitted to incur future mezzanine debt after the second anniversary of the origination of the mortgage loan subject to various conditions including, but not limited to, the aggregate amount of debt will not result in an aggregate LTV greater than 75% or DSCR less than 1.20x.

      With respect to Mortgage Loan No. 131, CVS - Family Dollar Center, future mezzanine debt is permitted after the lockout period subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to 1.15x; (ii) a combined LTV of 85% or less; (iii) intercreditor documentation satisfactory to lender; and (iv) confirmation from applicable rating agencies of no downgrade, withdrawal or qualifications to the then current ratings resulting from such mezzanine debt and no adverse REMIC event.

      With respect to Mortgage Loan No. 145, Marketplace on Grove, the borrower is permitted to incur future mezzanine debt after the second anniversary of the origination of the mortgage loan subject to various conditions including, but not limited to, the aggregate amount of debt will not result in an aggregate LTV greater than 65% or DSCR less than 1.20x.

      With respect to Mortgage Loan No. 153, Pond Springs Mini Storage - Austin,
      TX, future mezzanine debt is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to
      1.30x; (ii) a combined LTV of 75% or less; (iii) intercreditor documentation satisfactory to lender; (iv) mezzanine lender and loan documents shall be approved by lender and rating agencies; and (v)
      confirmation from applicable rating agencies of no downgrade, withdrawal or qualifications to the then current ratings resulting from such mezzanine debt and no adverse REMIC event.

      With respect to Mortgage Loan No. 168, CVS - Palmetto, the borrower is permitted to incur future mezzanine debt after the second anniversary of the origination of the mortgage loan subject to various conditions including, but not limited to, the aggregate amount of debt will not result in an aggregate LTV greater than 80% or DSCR less than 1.15x.

      With respect to Mortgage Loan No. 1, Easton Town Center, the borrower may release of up to 15,000 square feet of net rentable area of income-producing portions of the Easton Town Center Property subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to, the following: (i) the
      Easton Town Center Borrower delivers rating agency confirmation that the partial release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the certificates and any other securities secured by an interest in the Easton Town Center Loan Group,
      (ii) the Easton Town Center Borrower delivers either (a) a REMIC opinion or (b) an appraisal indicating the remaining property will have a value at least equal to the outstanding principal balance of the Easton Town Center
      Loan following such release, (iii) payment of a prepayment premium equal to the greater of yield maintenance and 1%, and (iv) prepayment of a portion of the Easton Town Center Loan such that the DSCR after such release equals or exceeds the greater of (a) the DSCR on the loan origination date and (b) the DSCR immediately prior to such release.
      However, if the DSCR prior to and immediately after such release is greater than or equal to 1.20x, the Easton Town Center Borrower shall not be required to make a prepayment.

      With respect to Mortgage Loan No. 7, Cole Retail Portfolio, the borrower is permitted to release any property on or after the date that is 2 years after the closing date of this securitization, subject to the satisfaction of certain conditions under the mortgage loan documents, including, but not limited to: (i) payment of an amount equal to 115% of the allocated loan amount for the released property plus the applicable yield maintenance premium (subject to condition (v) below), (ii) the LTV immediately following the release is not greater than 70.5%, (iii) the
      DSCR immediately following the release is at

                                      II-4

      least equal to or greater than the greater of 0.90x based on a 9.30%
      constant (which equates to a DSCR of 1.45x based on the actual loan constant) and the DSCR immediately prior to such release, (iv) the WinCo
      Foods - Eureka property must be one of the first three properties to be released, (v) if any individual property is released prior to the release of the WinCo Foods - Eureka property, the release amount for such individual property shall equal 166% of the allocated loan amount for such individual property plus the applicable yield maintenance premium, and
      (vi) no more than four properties may be released unless in connection with prepayment of the Cole Retail Portfolio Loan in full.

      With respect to Mortgage Loan No. 18, Grand Bay MHP, Mortgage Loan No. 19,
      The Valley MHP, Mortgage Loan No. 20, New Ranch MHP, Loan No. 21, Country
      Squire RV & MHP, Mortgage Loan No. 22, The Hills MHP and Mortgage Loan No.
      23, Oakview MHP, the borrower has the option of obtaining the release of any of the cross-collateralized properties subject to certain conditions, including but not limited to, (i) following the release, the remaining properties have a loan to value ratio of not more than 70.06%; (ii)
      following the release, the remaining properties have a DSCR of at least equal to or greater than 1.05x; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualifications to the then current ratings of the certificates.

      With respect to Mortgage Loan No. 53, NevDex I and Mortgage Loan No. 54,
      NevDex III, the borrower has the option of obtaining the release of either of the mortgage loans from the cross collateralization arrangement subject to certain conditions, including, but not limited to, (i) the NevDex III property has achieved at least 90% physical and economic occupancy; (ii)
      the University of Phoenix lease at the NevDex III property has been extended for at least 5 years at a rate not less then $19.33 per square foot or a replacement tenant acceptable to the lender has executed new lease at such rate; and (iii) the NevDex III property has a DSCR of at least equal to or greater than 0.98x (based on a 10% mortgage constant).

      With respect to Mortgage Loan No. 119, Extra Space Centers II & III and
      Mortgage Loan No. 120, Extra Space Centers IV & VI, the borrower has the option of obtaining the release of either of the two constituent properties in conjunction with partial defeasance, subject to certain conditions, including, but not limited to, (i) partial defeasance in an amount equal to 110% of the allocated loan amount for the released property; (ii) the LTV of the remaining property must not exceed 75%;
      (iii) the DSCR of the remaining property must be equal to or greater than
      1.30x; (iv) after the release, the properties shall constitute 2 separate legal tax parcels; and (v) the lender has received confirmation from the rating agencies that such substitution will not result in a withdrawal, qualification or downgrade to the then current ratings of the certificates.

      With respect to Mortgage Loan No. 7, Cole Retail Portfolio, the loan allows the borrower to substitute any property with an individual property of like kind and quality up to three times, subject to the satisfaction of certain requirements and conditions, including, but not limited to: (i)
      the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at origination and the aggregate DSCR immediately preceding the substitution, (ii) the fair market value of the substitute property is not less than the greater of (a) the fair market value of the substituted property as of the origination date and (b) the fair market value of the substituted property on the date immediately preceding the substitution, (iii) the payment of a fee equal to 0.5% of the outstanding principal balance of the allocated loan amount of the substituted property and (iv) the lender has received confirmation from the rating agencies that such substitution will not result in a withdrawal, qualification or downgrade to the then current ratings of the certificates.

      With respect to Mortgage Loan No. 47, Rave Chattanooga 18, the loan allows the borrower to substitute an unimproved portion of the property currently used for parking with a "like kind" contiguous property subject to the satisfaction of certain conditions under the mortgage loan documents including, but not limited to: (i) payment of a $5,000 processing fee,
      (ii) the fair market value of the property after the substitution is not less than the greater of (a) the fair market value of the property as of the loan origination date and (b) the fair market value of the property immediately preceding the substitution, and (iii) the lender has received confirmation from the rating agencies that such release will not result in a withdrawal, qualification or downgrade to the then current ratings of the certificates.

7     The "Grace Period" shown is the grace period to charge late interest.

8     The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
      Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization period to a zero balance for such loans will be longer.

      With respect to Mortgage Loan No. 61, Edgemar Center, the loan is currently interest only for the life of the loan. On or prior to July 1,
      2012 the borrower may notify the lender of its election to make P&I payments on a 30-year schedule of $64,197.02 that commence August 1, 2012.
      Should the borrower exercise its election, the following values would result: NCF Post IO Period DSCR of 1.10x; Balloon Balance of $10,106,600;
      Balloon LTV of 53.2%.

9     The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

                                      II-5

10    The indicated NCF Post IO Period DSCR reflects scheduled payments after any applicable partial interest only periods.

11    "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

      With respect to Mortgage Loan No. 29, Penske West Covina, the Appraised
      Value and LTV are based on the "Stabilized" value of $27,200,000 as of
      July 31, 2007. The "Stabilized" value assumes the completion of construction and the occupancy has stabilized at 98.0%. The construction is complete and the occupancy as of October 1, 2007 was 100.0%. The
      "As-Is" value was $23,700,000 as of April 6, 2007.

      With respect to Mortgage Loan No. 55, Legacy Crossing, the Appraised Value
      and LTV are based on the "Stabilized" value of $20,190,000 as of June 1,
      2007. The "Stabilized" value assumes that occupancy has stabilized at
      97.0%. The occupancy as of May 25, 2007 was 100.0%. The "As-Is" value was
      $19,770,000 as of January 19, 2007.

      With respect to Mortgage Loan No. 125, Presbyterian Gardens Medical
      Building, the Appraised Value and LTV are based on the "Stabilized" value of $4,950,000 as of August 1, 2007. The "Stabilized" value assumes that occupancy has stabilized at 93%. The occupancy as of May 29, 2007 was
      86.3%. A TI/LC holdback of $145,000 was escrowed at loan origination. The
      "As-Is" value was $4,775,000 as of May 11, 2007.

      With respect to Mortgage Loan No. 146, 2191 East Bayshore Road, the
      Appraised Value and LTV are based on the "Stabilized" value of $6,200,000 as of August 1, 2007. The "Stabilized" value assumes that occupancy has stabilized at 95.0%. The occupancy as of August 15, 2007 was 100.0%. The
      "As-Is" value was $6,000,000 as of June 20, 2007.

      With respect to Mortgage Loan No. 166, Creekview Apartments, the Appraised
      Value and LTV are based on the "Stabilized" value of $3,160,000 as of July
      1, 2007. The "Stabilized" value assumes that the deferred maintenance work and renovations have been completed and the occupancy has stabilized at
      93%. This work has been completed and the current occupancy is 97.1% as of
      August 21, 2007. The "As-Is" value was $2,940,000 as of April 13, 2007..

12    "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
      Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

      With respect to Mortgage Loan No. 108, Union Walk, the mortgage loan is structured with a master lease on 2,234 square feet of the property (18.6%
      of the NRA) at the annual gross rate of $35.00 per square foot and terminating on July 31, 2012. The lender escrowed $120,160 at loan origination, a portion of which will be applied as rent under the master lease and a portion of which will be disbursed to the borrower if the portion of the property that is subject to the master lease is leased to another tenant within the first year of the loan, subject to certain conditions including payment of market rate rents . Income from the master lease was included in the underwriting. As of June 25, 2007, the property was 81.4% leased and 81.4% occupied by tenants unaffiliated with the borrower; the underwritten occupancy was 93.5%.

      With respect to Mortgage Loan No. 41, Walgreens 63rd St., Walgreen Co. has
      a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

      With respect to Mortgage Loan No. 42, Walgreens Independence, Walgreen Co.
      has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

      With respect to Mortgage Loan No. 43, Walgreens Troost, Walgreen Co. has a
      60-year lease, but has an option to terminate the lease at the end of year
      20 and every 5 years thereafter with 6 months notice.

      With respect to Mortgage Loan No. 44, Walgreens Linwood, Walgreen Co. has
      a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

      With respect to Mortgage Loan No. 45, Walgreens Topeka, Walgreen Co. has a
      60-year lease, but has an option to terminate the lease at the end of year
      20 and every 5 years thereafter with 6 months notice.

      With respect to Mortgage Loan No. 100, Walgreens Westford, Walgreen Co.
      has a 75-year lease, but has an option to terminate the lease at the end of year 25 and every 5 years thereafter with 12 months notice.

                                      II-6

      With respect to Mortgage Loan No. 103, Walgreens Wilmington, Walgreen Co.
      has a 75-year lease, but has an option to terminate the lease at the end of year 25 and every 5 years thereafter with 12 months notice.

      With respect to Mortgage Loan No. 128, Walgreens - Brenham, Walgreen Co.
      has a 75-year lease, but has an option to terminate the lease at the end of year 25 and as of the last day of any month thereafter with 12 months notice.

13    For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14    For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, self storage and certain other types of mortgaged properties.

15    "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
      Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

16    "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

17    "Initial Capital Expenditure Escrow Requirement" indicates the amount designated for Capital Expenditure Escrow, or in certain cases the letter of credit, that was deposited at loan closing.

18    "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

19    "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the August, 2007 due dates for the MSMCH-originated mortgage loans, and as of the September,
      2007 due dates for the BSCMI, WFB and PCFII-originated loans.

20    "Initial TI/LC Escrow Requirement" indicates the amount designated for
      Tenant Improvements and Leasing Commissions Escrow or in certain cases the letter of credit that was deposited at loan closing.

21    "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22    "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the August, 2007 due dates for the
      MSMCH-originated mortgage loans, and as of the September, 2007 due dates for the BSCMI, WFB and PCFII-originated loans.

23    "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
      Date.

24    The "Prepayment Code" includes the number of loan payments from the first
      Due Date to the stated maturity or in the case of and ARD Loan, the
      Anticipated Repayment Date. "LO" represents the lockout period. "DEF"
      represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM3.00" represents the greater of yield maintenance and 3.00%.
      "YM1.00" represents the greater of yield maintenance and 1.00%. "3.0%",
      "2.0%" and "1.0%" represent the prepayment premiums to be paid based on the outstanding balance at the time the loan is prepaid. "Open" represents the number of payments, including the maturity date, with respect to which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of
      "Prepayment Code" represents the number of payments in the Original Term to Maturity or ARD to which such provision applies. See Footnotes 25 and
      27 for additional prepayment information.

25    Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 16 different Yield Maintenance formulas represented by the loans in the subject

                                      II-7

      mortgage loan pool. The different formulas are referenced by the letters
      "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "K", "L", "M", "N", "O",
      and "P". Any exceptions to these formulas are shown below such formulas.
      Summaries of the 16 formulas are listed beginning on page II-10.

26    The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

27    Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-7, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at origination. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                            Escrow or            Escrowed
Mtg.                                           LOC            Holdback or     Outside
Loan                                         Release     Letter of Credit      Date       Prepayment Premium
No.    Property Name                        Conditions     Initial Amount   for Release       Provisions
------------------------------------------------------------------------------------------------------------

 48    445 East Lake Street                     1             300,000 LOC       NAP       Yield Maintenance
 64    Cooper Oaks Crossing                     2                $168,296    10/1/2008    Yield Maintenance
 69    Raintree Shops                           3              $1,400,000    9/1/2008     Yield Maintenance
 78    Evergreen Plaza                          3                $430,000    8/21/2008    Yield Maintenance
 94    180-190 Whitman Avenue                   4                 $25,325    8/21/2008    Yield Maintenance
108    Union Walk                               5                $120,160    8/1/2008     Yield Maintenance
117    American Backyard                        1             $95,000 LOC       NAP       Yield Maintenance
127    Southwood Mini Storage and Offices       6                $250,000    1/12/2009    Yield Maintenance
136    841 Latour Court                         7                 $12,540    1/31/2008    Yield Maintenance
150    Eden Road Industrial Building            1             $18,000 LOC       NAP       Yield Maintenance

      All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-8

RELEASE CONDITIONS

1.    Borrower furnishes to Lender written disbursement request; fully executed leases; lessee's estoppels certificates; certificate of occupancy; lien waivers; title endorsements; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed. In addition, the lender has inspected or waived right to inspection.

2.    Borrower furnishes to Lender written disbursement request upon satisfaction of certain conditions, including, but not limited to a minimum 1.15x DSCR.

3.    Borrower furnishes to Lender evidence that the DSCR Test determined by
      Lender has been met and written disbursement request; fully executed leases; lessee's estoppels certificates; certificate of occupancy; lien waivers; title endorsements; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed. In addition, the lender has inspected or waived right to inspection.

4.    Borrower furnishes to Lender written disbursement request; lien waivers;
      title endorsements; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed. In addition, the lender has inspected or waived right to inspection.

5.    Borrower furnishes to Lender written disbursement request, upon satisfaction of certain conditions, including, but not limited to: (i) the annualized T-3 DSCR is at least 1.13x, and (ii) one or more tenants have leased and occupied the entire space for at least market rent and provided all the necessary documentation.

6.    Borrower furnishes to Lender written disbursement request, upon satisfaction of certain conditions, including, but not limited to, a minimum 1.01x DSCR (based on 10% mortgage constant).

7.    Borrower furnishes to Lender written disbursement request, upon satisfaction of certain conditions, including, but not limited to, evidence that the tenant (Sapien Technologies, Inc.) has commenced paying rent.

                                      II-9

YIELD MAINTENANCE FORMULAS

A     "Yield Maintenance Premium" means an amount equal to the greater of: (i)
      one percent (1%) of the principal amount of the Loan being prepaid or (ii)
      the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Lockout Release Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Calculated Payments" means the monthly payments of interest only under the Loan which would be due from the Prepayment Date through the Lockout Release Date based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero)
      between (a) the Applicable Interest Rate solely with respect to the Note and (b) the Yield Maintenance Treasury Rate. As used in this definition, the term "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance
      Treasury Rate" means the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the
      Lockout Release Date. In the event Release H.15 is no longer published,
      Lender shall select a comparable publication to determine the Yield
      Maintenance Treasury Rate. As used in this definition, the term
      "Prepayment Date" shall mean the date on which prepayment is made. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-10

B     Except as otherwise provided in Sections 2.4.2 of the Loan Agreement, during the term of the Loan, Borrower may, at its option, prepay the Loan in whole (but not in part) prior to the Maturity Date upon not less than thirty (30) days' prior written notice to Lender specifying the Payment
      Date on which prepayment is to be made (a "Prepayment Date"), provided no
      Event of Default exists and upon payment of an amount equal to the greater of (a) the Yield Maintenance Premium and (b) one percent (1%) of the outstanding principal balance of the Loan as of the Prepayment Date.
      Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. The Debt shall be due and payable on the Prepayment Date set forth in the notice of prepayment.
      Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

      "Yield Maintenance Premium" shall mean an amount equal to the greater of
      (a) one percent (1%) of the outstanding balance of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the
      Note, assuming that all outstanding principal and interest on the Loan is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event that such payment is not made on a
      Payment Date), over (ii) the principal amount being prepaid.

      "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
      Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall
      Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the same remaining term to the Maturity Date, the "Prepayment Rate" shall be the yield on such
      United States Treasury Security most recently issued as of the Prepayment
      Rate Determination Date. The rate so published shall control absent manifest error. If the publication of the Prepayment Rate in The Wall
      Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates,"
      or any successor publication, published by the Board of Governors of the
      Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4.1 of the Loan
      Agreement.

                                      II-11

C     Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment
      Date. On or after the Permitted Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this
      Agreement, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid, (i)
      interest accrued and unpaid on the outstanding principal balance of the
      Loan being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the
      Note, the (1)Mortgage and the other Loan Documents, and (iv) if prepayment occurs prior to the Payment Date which is three (3) months prior to the
      Anticipated Repayment Date, a prepayment consideration equal to the Yield
      Maintenance Premium. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

      "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
      Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Anticipated Repayment Date as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate Determination Date.
      If more than one issue of United States Treasury Securities has the remaining term to the Anticipated Repayment Date, the "Prepayment Rate"
      shall be the yield on such United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error. If the publication of the Prepayment
      Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519),
      Selected Interest Rates," or any successor publication, published by the
      Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the ((2))prepayment ((3))date.

      "Yield Maintenance Premium" shall mean an amount equal to the greater of
      (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the
      Loan is paid on the Anticipated Repayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the
      Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

      NOTES:

            (1)   With respect to Mortgage Loan No. 7. Cole Retail Portfolio, delete "Mortgage" and insert "Mortgages".

            (2)   With respect to Mortgage Loan No. 98, Kroger - LaGrange,
                  insert "date that such".

            (3)   With respect to Mortgage Loan No. 98, Kroger - LaGrange,
                  delete "date" and insert "shall be applied in accordance with the terms and provisions of Section 2.4.1 hereof".

                                      II-12

D     The following definitions apply:

      "Discount Rate" means the yield on a U.S. Treasury issue selected by
      Lender, as published in the Wall Street Journal four (4) days prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and a coupon rate corresponding (or most closely corresponding, if not identical) to the
      Fixed Interest Rate.

      "Discounted Value" means the Discounted Value of a Note Payment based on the following formula:

            NP/(1 + (R+0.005)/12)n = Discounted Value
            NP = Amount of Note Payment
            R  = Discount Rate or Default Discount Rate as the case may be.
            n  = The number of months between the date of prepayment and the scheduled date of the Note Payment being discounted rounded to the nearest integer.

      "Prepayment Date Principal" means the Principal on the date of prepayment.

      (b) This Note may not be prepaid in full or in part before October 31,
      2006. Commencing on November 1, 2006, provided there is no Event of
      Default, Borrower may prepay this Note in full, but not in part on the first day of any calendar month, upon not less than 60 days prior notice to Lender and upon payment in full of the Debt which will include a payment (the "Prepayment Premium") equal to the greater of (i) an amount equal to the product of 1% (the "Prepayment Percentage") times the
      Prepayment Date Principal or (ii) the amount by which the sum of the
      Discounted Values of Note Payments, calculated at the Discount Rate plus one-half of one percent (0.50%), exceeds the Prepayment Date Principal.
      Provided there is no Event of Default, this Note may be prepaid without payment of the Prepayment Premium during the last 180 days of the Term. In order to calculate Item (ii) in the foregoing, each remaining Note Payment will be discounted and the resulting Discounted Values will be added together.

                                      II-13

E     Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment
      Date. On or after the Permitted Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this
      Agreement, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid, (i)
      interest accrued and unpaid on the outstanding principal balance of the
      Loan being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the
      Note, the Mortgage and the other Loan Documents, and (iv) (1) if prepayment occurs prior to the Payment Date which is one month prior to the Maturity Date, a prepayment consideration (the "Prepayment
      Consideration") equal to the greater of (A) one percent (1%) of the outstanding principal balance of the Loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment
      Rate), over (2) the outstanding principal amount of the Loan. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration

      "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
      Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the (2) Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The
      Wall Street Journal as of the date of the related tender of the payment.
      If more than one issue of United States Treasury Securities has the remaining term to the (2) Maturity Date referred to above, the "Prepayment
      Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the
      Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected
      Interest Rates," or any successor publication, published by the Board of
      Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the prepayment date.

      NOTES:

            (1)   With respect to Mortgage Loan No. 122, Rainbow Foods St. Paul, delete "if prepayment occurs prior to the Payment Date which is one month prior to the Anticipated Repayment Date."

            (2)   With respect to Mortgage Loan No. 122, Rainbow Foods St. Paul, insert "Hyper-Am."

                                      II-14

F     The term "Yield Maintenance Premium" as used herein shall mean an amount equal to the present value as of the Prepayment Date of the Calculated
      Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
      used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
      Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the
      Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the
      week ending prior to the Prepayment Date, of U.S. Treasury Constant
      Maturities with maturity dates (one longer or one shorter) most recently approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
      Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-15

G     "Yield Maintenance Premium" shall mean an amount equal to the greater of:
      (i) one percent (1%) of the principal amount of this Note being prepaid or
      (ii) the present value as of the Prepayment Date of the Calculated
      Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the
      Applicable (1) Interest Rate and (2) the Yield Maintenance Treasury Rate.
      As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
      Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the
      Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the
      week ending prior to the Prepayment Date, of U.S. Treasury Constant
      Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
      Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

      NOTES:

            (1)   With respect to Mortgage Loan No. 50, 145 East 16th Street, delete "the Applicable "

                                      II-16

H     The following definitions apply:

      "Discount Rate" means the yield on a U.S. Treasury issue selected by
      Lender, as published in Bloomberg two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and, if applicable, a coupon rate corresponding (or most closely corresponding, if not identical) to the
      Fixed Interest Rate.

      "Discounted Value" means the Discounted Value of a Note Payment based on the following formula:

            NP/(1 + R/12)n = Discounted Value
            NP = Amount of Note Payment
            R  = Discount Rate or Default Discount Rate as the case may be.
            n  = The number of months between the date of prepayment and the scheduled date of the Note Payment being discounted rounded to the nearest integer.

      "Prepayment Date Principal" means the Principal on the date of prepayment.

      (b) This Note may not be prepaid in full or in part before June 30, 2007.
      Commencing on July 1, 2007, provided that no Event of Default has occurred and is continuing at the time of such prepayment, Borrower may prepay this
      Note in full, but not in part, on the first day of any calendar month, upon not less than 90 days prior written notice to Lender and upon payment in full of the Debt which will include a payment (the "Prepayment
      Premium") equal to the greater of (i) an amount equal to the product of 1%
      times the Prepayment Date Principal and (ii) the amount by which the sum of the Discounted Values of all Note Payments, derived by using the
      Discount Rate, exceeds the Prepayment Date Principal. In order to calculate (ii) in the foregoing, each remaining Note Payment will be discounted and the resulting Discounted Values will be added together.
      This Note may be prepaid in full without payment of the Prepayment Premium during the last 90 days immediately preceding the Maturity Date, provided that no Event of Default has occurred and is continuing at the time of such prepayment.

                                      II-17

I     "Make Whole Premium" shall mean the greater of one percent (1%) of the outstanding principal amount of the Loan or premium calculated as provided in subparagraphs (1) - (3) below:

      (1)   Determining the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the U.S. Treasury Issue with similar remaining time to the Maturity Date as reasonably selected by Lender within one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the even there is no market activity involving the U.S. Treasury Issue at the time of prepayment, Lender shall choose a comparable Treasury Bond, Note or Bill which Lender reasonably deems to be similar to the U.S. Treasury Issue's characteristics (i.e.
      rate, remaining time to maturity, yield).

      (2)   Calculate the "Present Value of the Loan." The Present Value of the
      Loan is the present value of the payments to be made hereunder (all installment payments and any remaining payment due on the Maturity Date)
      discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date. In the event of a partial prepayment as a result of the terms of this Agreement, the Present
      Value of the Mortgage shall be calculated in accordance with the preceding sentence multiplied by the fraction which results from dividing the amount of the prepaid proceeds by the principal balance immediately prior to the prepayment.

      (3)   Subtract the outstanding principal amount of the Note from the
      Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      "Open Period" shall mean the period beginning on the Payment Date in the month which is one month prior to the Maturity Date and ending on the
      Maturity Date.

      Prepayment After Open Period. Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the Open Period unless otherwise specifically set forth herein. From and after the fist date of the Open Period, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the first day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment;
      (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

      Prepayment Prior To Open Period. In addition to the Loan prepayment rights set forth in Section 2.3.1, after the Lockout Date but prior to the Open
      Period, Borrower may prepay the principal balance of the Note in full (or in part in connection with the release of a Releases Parcel if permitted by the terms of this Agreement), in accordance with the requirements of clauses (a) - (c) of Section 2.3.1 hereof; provided however, that such prepayment will require payment of the Make Whole Premium.

                                      II-18

J     Following the earlier to occur of (i) the date which is two (2) years after the occurrence of a Secondary Market Transaction (as defined in the
      Security Instrument) or (ii) the third (3rd) anniversary of the Month-End
      Date, Borrower may obtain a release of the Property (as hereinafter defined) from the lien of the Security Instrument and the Other Security
      Documents provided that the following conditions have been satisfied:

      Notwithstanding the foregoing, but still subject to the time restrictions stated in the second paragraph of this Article 5, Borrower shall have the right to prepay the Debt as follows: provided it has given Lender prior written notice in accordance with the terms of this Note, Borrower may prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security
      Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i)
      one percent (1%) of the principal balance of this Note being prepaid and
      (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date
      (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

      The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
      Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
      Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate
      Determination Date. If more than one issue of United States Treasury
      Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury
      Security most recently issued as of the Prepayment Rate Determination
      Date. The rate so published shall control absent manifest error. The term
      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the scheduled prepayment date. As used herein,
      "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New
      York.

                                      II-19

K     "Make Whole Premium" means the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

      (1)   Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable* U.S. Treasury Issue ("Primary
      Issue") published one week prior to the date of prepayment(1) and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or
      Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

      *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its (2) sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

      (2)   Calculate the "Present Value of the Loan." The Present Value of the
      Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the
      Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

      (3)   Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      "Open Period" means the period beginning with the payment date in that month which is one month prior to the Maturity Date.

      Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the Open Period
      (3). From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith;

      In addition, Borrower shall have the right to prepay the unpaid principal balance(4) after the Lockout Date in accordance with the terms above provided, however that such prepayment which is prior to the Open Period will require the payment of the Make Whole Premium.

      NOTES:

            (1)   With respect to Mortgage Loan No. 39, Delia Plaza, and
                  Mortgage Loan No. 48, 445 East Lake Street, insert: "plus 50 basis points"

            (2)   With respect to Mortgage Loan No. 48, 445 East Lake Street, delete: "sole and absolute"; insert: "reasonable"

            (3)   With respect to Mortgage Loan No. 116, 1365 North Knollwood
                  Circle, insert: "except as specified below"

            (4)   With respect to Mortgage Loan No. 39, Delia Plaza, and
                  Mortgage Loan No. 116, 1365 North Knollwood Circle, delete:
                  "after the Lockout Date" and insert: "on or after the date hereof"

                                      II-20

L     (i) Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until the Open
      Period. From and after such date, provided there is no Event of Default, the principal balance of this Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to
      Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless
      Borrower pays to Lender all interest that would have accrued for the entire month in which this Note is prepaid absent such prepayment; (b)
      payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan
      Documents. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith.

      (1)(ii) "Securitization Transaction" shall mean: the sale, transfer or assignment of this Note, the other Loan Documents and the Environmental
      Indemnity, or the granting of participations or issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, each, as designated by Lender, a Securitization Transaction.

      (iii) (2) In addition to the Loan Prepayment rights set forth hereinabove, after the Lockout Date (3)(4)(which is the earlier of the date which is two years after the date of the Securitization Transaction (as hereinafter defined) or the date which is four years after the date of the first full debt service payment hereunder) but prior to the Open Period, Borrower may prepay the principal balance of this Note, as set forth in the immediately preceding paragraph, provided however, that such prepayment will require the payment of the Make Whole Premium.

      Borrower agrees that to the extent of any prepayment permitted herein, or if Lender accelerates the whole or any part of the principal sum evidenced hereby after the occurrence of an Event of Default, Borrower waives any right to prepay said principal sum in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty, (5)
      the "Make Whole Premium".

            The Make Whole Premium shall be (6)the greater of one percent (1%)
            of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

            (1)  Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on a U.S. Treasury Issue with similar remaining time to the Maturity Date as reasonably selected by Lender within one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield, or in the event there is no market activity involving the U.S. Treasury Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond,
            Note or Bill which the Lender reasonably deems to be similar to the
            U.S. Treasury Issue's characteristics (i.e., rate, remaining time to maturity, yield).

            (2)  Calculate the "Present Value of the Loan." The Present Value of
            the Loan is the present value of the payments to be made hereunder
            (all installment payments and any remaining payment due on the
            Maturity Date) discounted at the Reinvestment Yield((7)) for the number of months remaining from the date of prepayment to the
            Maturity Date.

            (3)  Subtract the outstanding principal amount of the Note from the
            Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      Notwithstanding anything in this section to the contrary, during the "Open
      Period" which is the period beginning on the payment date in the month which is (8)(9)(10) one month prior to the Maturity Date, no Make Whole
      Premium shall be payable.

      In the event any proceeds from a Casualty or Taking are applied to reduce the principal balance hereof, such reduction shall be made without a Make
      Whole Premium, provided no Event of Default then exists under the Loan
      Documents.

                                      II-21

      NOTES:

      (1) With respect to Mortgage Loan No. 150, Eden Road Industrial Building,

      delete: ""Securitization Transaction" shall mean: the sale, transfer or assignment of this Note, the other Loan Documents and the Environmental
      Indemnity, or the granting of participations or issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, each, as designated by Lender, a Securitization Transaction."

      (2) With respect to Mortgage Loan No. 132, 3 & 7 East De La Guerra Street
      & 800-802 State Street, insert: "Subject to the provisions of Section 2.8 of the Mortgage,"

      (3) With respect to Mortgage Loan No. 97, Boulder Tech Center, and
      Mortgage Loan No. 209, Burger King,

      delete: "(which is the earlier of the date which is two (2) years after the date of the Securitization Transaction (as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder); insert: "(which is the earlier of the date which is two (2) years after the date of the first full debt service payment hereunder)"

      (4) With respect to Mortgage Loan No. 150, Eden Road Industrial Building,

      delete: "(which is the earlier of the date which is two (2) years after the date of the Securitization Transaction (as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder)" and

      insert: "(the date which is two (2) years after the date of the first debt service payment following the Closing Date)."

      (5) With respect to Mortgage Loan No. 150, Eden Road Industrial Building,
      and Mortgage Loan No. 175, Center at Burnet Road,

      insert: "the lesser of: (a) the maximum amount which is allowable under
      Texas law limiting the amount of interest which may be contracted for, charged or received after considering all other amounts constituting deemed to constitute interest, and (b)"

      (6) With respect to Mortgage Loan No. 150, Eden Road Industrial Building,
      and Mortgage Loan No. 175, Center at Burnet Road,

      insert: "lesser of: (a) the maximum amount which is allowed under Texas law limiting the amount of interest which may be contracted for, charged or received after considering all other amounts constituting or deemed to constitute interest and (b)"

      (7) With respect to Mortgage Loan No. 132, 3 & 7 East De La Guerra Street
      & 800-802 State Street, insert: "plus 50 basis points"

      (8) With respect to Mortgage Loan No. 161, Brandywine Shoppes, and
      Mortgage Loan No. 182, Dawsonville Commons, delete: "one month" and insert: "two months"

      (9) With respect to Mortgage Loan No. 97, Boulder Tech Center, delete:
      "one month" and insert "three months"

      (10) With respect to Mortgage Loan No. 209, Burger King, delete: "one month" and insert: "six months"

                                      II-22

M     BASIC CHARGE.

      Except as provided below, if this Note is prepaid prior to the Open Period
      Start Date, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a
      Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

      (i)   an amount equal to 1% of the amount prepaid; or

      (ii)  an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective Due Dates (or, with respect to the payment required on the Maturity Date, from Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) (1) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

      For purposes of the foregoing, "Periodic Treasury Yield" means (x) the annual yield to maturity of the actively traded non-callable United States
      Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the (2) Maturity Date
      (or if two or more such securities have maturity dates equally close to the Maturity (3) Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (y) 12, if the Due Dates are monthly, or
      4, if Due Dates are quarterly.

      ADDITIONAL CHARGE.

      If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in the section above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred during the period from and including the prepayment date to and including the last day of the month in which the prepayment occurred.

      EXCLUSION.

      Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

      NOTES:

      (1)   With respect to Mortgage Loan No. 174, Central Self Storage Rohnert
            Park: insert: "plus 1%"

      (2)   With respect to Mortgage Loan No. 196, Valley Business Center:

            insert: "Open Period Start Date (and for purposes of this Section
            (ii)(a) such date shall be deemed to be the"

      (3)   With respect to Mortgage Loan No. 196, Valley Business Center:

            delete: "Maturity" and insert: Open Period Start

                                      II-23

N     Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay, at any time or from time to time, the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Note, the Security
      Instrument and the Other Security Documents, and (iv) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (A)
      one percent (1%) of the principal balance of this Note being prepaid and
      (B) the excess, if any, of (x) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date
      (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (y) the principal amount of this Note being prepaid.

      The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
      Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
      Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate
      Determination Date. If more than one issue of United States Treasury
      Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury
      Security most recently issued as of the Prepayment Rate Determination
      Date. The rate so published shall control absent manifest error. The term
      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the scheduled prepayment date. As used herein,
      "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New
      York.

      Lender shall notify Borrower of the amount and the basis of determination of the required Prepayment Consideration. If the publication of the
      Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
      (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

                                      II-24

O     "Yield Maintenance Premium" shall equal an amount equal to the greater of:

      (i) one percent (1%) of the remaining principal balance of this Note, or
      (ii) the product of

      (A) the ratio of the principal amount being repaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by:

      (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the
      Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment
      Date (after subtracting the scheduled principal payment on such Prepayment
      Date).

      The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
      Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the
      Prepayment Date, of U.S. Treasury constant maturities with maturity dates
      (one longer and one shorter) most nearly approximating the Maturity Date.
      (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) The term "Lockout
      Period Expiration Date" shall mean the date which is the earlier of (A)
      the second anniversary of the date that is the "startup day," within the meaning of Section 860G(a) (9) of the IRS Code, of a REMIC that holds this
      Note or (B) the five year anniversary of the first day of the first full calendar month following the date of this Note. Lender shall notify
      Borrower of the amount and the basis of determination of the required prepayment consideration.

                                      II-25

P     Except as expressly provided in this Article, Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note.

      Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents,
      and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) an amount equal to (x) three percent (3%) of the principal balance of this Note being prepaid if the prepayment is made during the period commencing as of the date hereof through and including the second (2nd) anniversary of the first Monthly Payment Date or (y) one percent (1%) of the principal balance of this Note being prepaid if the prepayment is made thereafter and (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over
      (B) the principal amount of this Note being prepaid.

      The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
      Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
      Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate
      Determination Date. If more than one issue of United States Treasury
      Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury
      Security most recently issued as of the Prepayment Rate Determination
      Date. The rate so published shall control absent manifest error. The term
      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the scheduled prepayment date. As used herein,
      "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New
      York.

      Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the
      Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
      (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

                                      II-26

APPENDIX IV
SIGNIFICANT LOAN SUMMARIES
--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 1 - EASTON TOWN CENTER
--------------------------------------------------------------------------------

                    [4 PHOTOS OF EASTON TOWN CENTER OMITTED]

                                      IV-1

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 1 - EASTON TOWN CENTER
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF EAST TOWN CENTER OMITTED]

                                      IV-2

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 1 - EASTON TOWN CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   MSMCH
ORIGINAL BALANCE(1):                    $170,000,000
CUT-OFF DATE BALANCE(1):                $170,000,000
LOAN PURPOSE:                           Refinance
SHADOW RATING (FITCH/S&P/DBRS):         BBB- / BBB / BBB (low)
FIRST PAYMENT DATE:                     September 8, 2007
INTEREST RATE:                          6.115%
AMORTIZATION:                           Interest Only
ARD:                                    NAP
HYPERAMORTIZATION:                      NAP
MATURITY DATE:                          August 8, 2017
EXPECTED MATURITY BALANCE(1):           $170,000,000
SPONSORS:                               Limited Brands Inc., The Georgetown
                                        Company and Steiner + Associates
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        Prepayment is permitted at the greater
                                        of 1% and yield maintenance 6 months
                                        after the origination date. Defeasance
                                        is permitted at the earlier of February
                                        8, 2010 or 2 years following the last
                                        REMIC "start-up" date for any part of
                                        the related mortgage financing, with
                                        U.S. Treasury. Prepayable without a
                                        penalty on or after February 8, 2017.

LOAN PER SF(1):                         $215.06

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       None

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Retail
PROPERTY SUB-TYPE:                      Anchored
LOCATION:                               Columbus, OH
YEAR BUILT/RENOVATED:                   1999, 2001 / 2004
PERCENT LEASED(2):                      93.8%
SQUARE FOOTAGE:                         1,301,992
THE COLLATERAL:                         Open-air mall

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Steiner + Associates

3RD MOST RECENT NOI (AS OF):            $22,859,144 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):            $24,196,435 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):                $27,750,948 (TTM 12/31/2006)
U/W NET OP. INCOME:                     $30,718,101
U/W NET CASH FLOW:                      $28,660,796
U/W OCCUPANCY:                          93.8%
APPRAISED VALUE:                        $580,000,000
CUT-OFF DATE LTV(1):                    48.3%
MATURITY DATE LTV(1):                   48.3%
DSCR(1):                                1.65x
POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   The subject $170,000,000 loan represents a 60.7% pari passu interest in the $280,000,000 senior portion of a $405,000,000 mortgage loan. All LTV,
      DSCR and Loan per SF numbers in this table are based on the total
      $280,000,000 senior financing.

(2)   Percent Leased is based on the rent roll dated May 1, 2007.

THE EASTON TOWN CENTER LOAN.

      THE LOAN. The largest loan (the "Easton Town Center Loan") as evidenced by the Promissory Notes is secured by a first priority fee Mortgage and Security
Agreement encumbering the 1,301,992 square foot open-air mall known as Easton
Town Center, located in Columbus, Ohio (the "Easton Town Center Property"). The
Easton Town Center Loan was originated on July 25, 2007 by or on behalf of
Morgan Stanley Mortgage Capital Holdings LLC.

      THE BORROWER. The borrower is Easton Town Center II, LLC, a Delaware limited liability company (the "Easton Town Center Borrower") that owns no material asset other than the Easton Town Center Property and related interests.
The Easton Town Center Borrower is a wholly-owned, direct subsidiary of Limited
Brands Inc., The Georgetown Company and Steiner + Associates, the sponsors of the Easton Town Center Loan. Limited Brands Inc. is one of the largest retailers in the United States and operates over 3,700 stores under the Express,
Victoria's Secret, Bath & Body Works and La Senza brand names. The Georgetown
Company is a real estate developer that develops, owns and manages over
15,000,000 square feet of office, retail, residential and recreational space in the U.S. Steiner + Associates specializes in development and management of malls similar to the Easton Town Center Property.

      THE PROPERTY. The Easton Town Center Property is located in Columbus,
Ohio, at 160 Easton Town Center, in a 1,300 acre, master-planned development, which features office, multifamily and hotels in addition to the Easton Town
Center Property. The Easton Town Center Property was developed in two phases in
1999 and 2001 and renovated in 2004. It consists of a 1,301,992 square foot, open-air mall with 19 buildings and contains 303,270 square feet of major tenants, a 134,000 square foot 30-screen cinema, 403,887 square feet of inline, food court and kiosk space, 223,506 square feet of office space and 87,671 square feet ground leased to Lifetime Fitness. The Easton Town Center Property is situated on approximately 93 acres and includes 3,375 parking spaces. The
Easton Town Center Property

                                      IV-3

is anchored by Macy's (240,000 square feet, $54,200,000 sales in 2006, 0.2%
occupancy costs), Nordstrom (167,000 square feet, $50,414,210 sales in 2006,
0.1% occupancy costs) and Lifetime Fitness (87,671 square feet). The Macy's and
Nordstrom stores are not part of the collateral for the Easton Town Center Loan.
Lifetime Fitness is a tenant pursuant to a ground lease. In the event that the
Lifetime Fitness lease is terminated, the Easton Town Center Borrower shall execute a mortgage and security agreement in favor of the lender encumbering the
Lifetime Fitness parcel under certain circumstances.

      The following table presents certain information relating to the anchor tenants at the Easton Town Center Property:

--------------------------------------------------------------------------------
                                CREDIT RATING OF PARENT
                                        COMPANY                      COLLATERAL
ANCHOR        PARENT COMPANY      (FITCH/MOODY'S/S&P)        GLA      INTEREST
--------------------------------------------------------------------------------
Macy's        Macy's Inc.             BBB/Baa2/BBB         240,000      None
Nordstrom     Nordstrom Inc.           A-/Baa1/A           167,000      None
--------------------------------------------------------------------------------
TOTAL                                                      407,000
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover at the Easton Town Center Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                                          AVERAGE                                               % OF TOTAL        CUMULATIVE % OF
                                       UNDERWRITTEN                         CUMULATIVE %       UNDERWRITTEN      TOTAL UNDERWRITTEN
                       # OF LEASES     BASE RENT PER        % OF TOTAL           OF            BASE RENTAL          BASE RENTAL
     YEAR                ROLLING        SF ROLLING          SF ROLLING       SF ROLLING      REVENUES ROLLING     REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

    Vacant                   --                 --                 6%               6%                --                   --
     2007                     6             $31.73                 0%               7%                 1%                   1%
     2008                     7             $15.71                 2%               8%                 1%                   2%
     2009                    42             $24.75                 7%              16%                 8%                  10%
     2010                    22             $24.27                 7%              23%                 7%                  17%
     2011                    12             $31.60                 4%              27%                 5%                  22%
     2012                    40             $32.89                15%              42%                21%                  42%
     2013                    15             $28.65                 5%              47%                 6%                  49%
     2014                    21             $22.74                 9%              56%                 8%                  57%
     2015                    13             $23.33                 5%              61%                 5%                  62%
     2016                    10             $28.84                 2%              63%                 3%                  65%
2017 & Beyond                32             $22.91                37%             100%                35%                 100%
------------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the Easton Town Center Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                          ANNUALIZED      % OF TOTAL     ANNUALIZED
                                   CREDIT RATING                         UNDERWRITTEN     ANNUALIZED    UNDERWRITTEN
                                      (FITCH/        TENANT     % OF         BASE        UNDERWRITTEN    BASE RENT        LEASE
         TENANT NAME              MOODY'S/S&P)(1)     NRSF      NRSF       RENT ($)       BASE RENT     ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

AMC                                 --/--/--         134,000      10%    $ 4,163,380          13%          $31.07        12/31/2019
Lifetime Fitness (Ground Lease)     --/--/--          87,671       7%    $   263,890           1%          $ 3.01        06/30/2019
Gameworks                           --/--/--          37,588       3%    $   841,971           3%          $22.40        06/30/2014
Barnes & Noble                      --/--/--          34,991       3%    $   656,948           2%          $18.77        08/31/2019
Forever 21                          --/--/--          27,943       2%    $   447,088           1%          $16.00        01/31/2013
Container Store                     --/--/--          25,426       2%    $   584,798           2%          $23.00        02/28/2017
Victoria's Secret                 --/Baa3/BBB-        19,239       1%    $   631,329           2%          $32.82        Various(2)
Gap                                BB+/Ba1/BB+        13,798       1%    $   551,920           2%          $40.00        07/31/2017
The Cheesecake Factory              --/--/--          10,713       1%    $   321,390           1%          $30.00        01/31/2020
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               391,369      30%    $ 8,462,714          27%          $21.62
------------------------------------------------------------------------------------------------------------------------------------

Other Tenants                        Various         830,439      64%    $23,017,196          73%          $27.72         Various
Vacant Space                           NAP            80,184       6%    $         0           0%          $ 0.00           NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             1,301,992     100%    $31,479,910         100%          $25.77
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Victoria's Secret occupies 5,509 square feet that expires on January 31,
      2010 and 13,730 square feet that expires on January 31, 2012.

      ESCROWS AND RESERVES. None.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Easton Town Center Loan. The lockbox will be in place until the Easton Town
Center Loan has been paid in full.

      PROPERTY MANAGEMENT. The Easton Town Center Property is managed by Steiner
+ Associates, which is a sponsor of the Easton Town Center Loan. The management agreement is subordinate to the Easton Town Center Loan.

                                      IV-4

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. A special purpose entity owning the Easton Town Center Borrower formed in order to serve as a mezzanine borrower may obtain mezzanine financing, provided certain conditions are met, including (i) the mezzanine lender shall enter into an intercreditor agreement acceptable to the rating agencies and to lender, (ii) the loan-to-value ratio shall be no greater than 86%, (iii) the aggregate debt service coverage ratio shall be no less than 1.00x at all times (and if the mezzanine loan bears interest at a floating rate, the mezzanine loan documents shall require an interest rate cap to be maintained), and (iv) rating agency confirmation of no downgrade, withdrawal or qualification of the ratings assigned to the certificates and any other securities secured by an interest in the Easton Town
Center Loan Group.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Easton Town
Center Borrower may obtain loans or advances from direct or indirect owners of the Easton Town Center Borrower so long as such indebtedness (i) is unsecured,
(ii) is fully subordinated to the Easton Town Center Loan, (iii) is non-recourse to the Easton Town Center Borrower and its assets, including the Easton Town
Center Property, (iv) is payable only to the extent there is net cash flow available after payments required under the Easton Town Center Loan, (v) is made solely to finance costs and expenses related to the operation of the Easton Town
Center Property, (vi) provides that any vote on account of a claim arising with respect to a bankruptcy proceeding involving the Easton Town Center Borrower will be irrevocably assigned to lender, (vii) contemplates that no direct or indirect owner of the Easton Town Center Borrower shall enforce its remedies to collect such affiliate loan while the Easton Town Center Loan is outstanding,
(viii) in the aggregate does not exceed 10% of the outstanding principal balance of the Easton Town Center Loan, and (ix) includes a non-consolidation opinion.

      The Easton Town Center Loan represents a 60.7% pari passu interest in a
$280,000,000 senior portion of the mortgage financing. The Easton Town Center
Property is additionally encumbered by a subordinated B-Note and a subordinated
C-Note with an original principal balance as of the Cut-off Date of $75,000,000 and $50,000,000, respectively, which are not included in the trust. Each is coterminous with the Easton Town Center Loan. The pari passu interests, B-Note and C-Note in the mortgage financing are governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement.

      RELEASE OF PARCELS. The Easton Town Center Borrower may obtain a release of up to 15,000 square feet of net rentable area of income-producing portions of the Easton Town Center Property subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to, the following: (i) the Easton Town Center Borrower delivers rating agency confirmation that the partial release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the certificates and any other securities secured by an interest in the Easton Town Center Loan Group,
(ii) the Easton Town Center Borrower delivers either (a) a REMIC opinion or (b)
an appraisal indicating the remaining property will have a value at least equal to the outstanding principal balance of the Easton Town Center Loan following such release, (iii) payment of a prepayment premium equal to the greater of yield maintenance and 1%, and (iv) prepayment of a portion of the Easton Town
Center Loan such that the DSCR after such release equals or exceeds the greater of (a) the DSCR on the loan origination date and (b) the DSCR immediately prior to such release. However, if the DSCR prior to and immediately after such release is greater than or equal to 1.20x, the Easton Town Center Borrower shall not be required to make a prepayment.

      The Easton Town Center Borrower may obtain a release of a designated, unimproved, non-income producing parcel or an undesignated, non-income producing parcel, without any required prepayment of the Easton Town Center Loan, provided the Easton Town Center Borrower satisfies certain conditions, including with respect to an undesignated, non-income producing parcel, delivery of a rating agency confirmation of no downgrade, withdrawal or qualification of the ratings assigned to the certificates and any other securities secured by an interest in the Easton Town Center Loan Group.

      Certain additional information regarding the Easton Town Center Loan and the Easton Town Center Property is set forth on Appendix II hereto.

                                      IV-5

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                                      IV-6

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 2 - 3 PENN PLAZA
--------------------------------------------------------------------------------

                       [3 PHOTOS OF 3 PENN PLAZA OMITTED]

                                      IV-7

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 2 - 3 PENN PLAZA
--------------------------------------------------------------------------------

                [MAP INDICATING LOCATION OF 3 PENN PLAZA OMITTED]

                                      IV-8

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 2 - 3 PENN PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI
ORIGINAL BALANCE:                       $125,000,000
CUT-OFF DATE BALANCE:                   $125,000,000
LOAN PURPOSE:                           Refinance
SHADOW RATING (FITCH/S&P/DBRS):         BBB- / BBB- / BBB (low)
FIRST PAYMENT DATE:                     August 1, 2007
INTEREST RATE:                          5.814%
AMORTIZATION:                           Interest Only through July 1, 2008.
                                        Principal and interest payments of
                                        $791.224.59 beginning August 1, 2008
                                        through the maturity date.
ARD:                                    NAP
HYPERAMORTIZATION:                      NAP
MATURITY DATE:                          October 1, 2017
EXPECTED MATURITY BALANCE:              $99,309,642
SPONSOR:                                Hartz Mountain Industries, Inc.
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        In connection with any voluntary
                                        prepayment, the borrower must pay a
                                        premium equal to the greater of a yield
                                        maintenance premium and 1% of the
                                        principal balance. Prepayable without
                                        penalty on October 1, 2017.

LOAN PER SF:                            $159.92

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:           Springing
                                        Insurance:        Springing
                                        Cap Ex:           Springing
                                        Other:            See Escrows and
                                                          Reserves section

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Office
PROPERTY SUB-TYPE:                      Urban
LOCATION:                               Newark, NJ
YEAR BUILT/RENOVATED:                   1992 / 2004
PERCENT LEASED(1):                      100.0%
SQUARE FOOTAGE:                         781,627
THE COLLATERAL:                         16-story urban office building built
                                        atop a 5-story parking garage, plus the
                                        adjacent parking lot and 5 ground floor
                                        retail stores

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Hartz Mountain Industries, Inc.

3RD MOST RECENT NOI (AS OF):            $14,796,575 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):            $14,694,765 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):                $14,856,610 (TTM 12/31/2006)
U/W NET OP. INCOME:                     $15,253,707
U/W NET CASH FLOW:                      $14,207,158
U/W OCCUPANCY:                          95.0%
APPRAISED VALUE:                        $260,000,000
CUT-OFF DATE LTV:                       48.1%
MATURITY DATE LTV:                      38.2%
DSCR:                                   1.93x
POST IO DSCR:                           1.50x
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated May 1, 2007.

THE 3 PENN PLAZA LOAN.

      THE LOAN. The second largest loan (the "3 Penn Plaza Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the 3 Penn
Plaza office property located in Newark, New Jersey (the "3 Penn Plaza
Property"). The 3 Penn Plaza Loan was originated on June 12, 2007 by Bear
Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrowers are Hartz RB II Limited Partnership and Hartz
Enterprises II Urban Renewal Associates, L.P., both New Jersey limited partnerships (collectively, the "3 Penn Plaza Borrower") that own no material assets other than the 3 Penn Plaza Property and related interests. The 3 Penn
Plaza Borrower is indirectly owned by Hartz Mountain Industries, Inc. ("Hartz
Mountain"). Hartz Mountain is a private owner of commercial real estate in the
U.S. Founded in 1966, the company owns and operates a portfolio of 200 buildings in the New York/New Jersey area, representing more than 38 million square feet of retail, hotel, office and industrial properties. The Chairman and CEO of
Hartz Mountain is Mr. Leonard N. Stern, who in 2006 had a personal net worth of
$2.7 billion, according to Forbes magazine.

      THE PROPERTY. The 3 Penn Plaza Property is a 21-story building which is made up of a 16-story, 781,627 square foot office building on top of a 5-story,
1,033 space parking garage and containing 5 ground floor retail stores totaling
4,432 square feet (all of which are part of the mortgage loan collateral). The 3
Penn Plaza Property collateral also includes the adjacent 1.48 acre parking lot containing 182

                                      IV-9

additional parking spaces. The 3 Penn Plaza Property is located on the northeast corner of Raymond Boulevard and Raymond Plaza East in Newark, New Jersey. The
Holland Tunnel, providing access to New York City, is approximately 5 miles north of the 3 Penn Plaza Property, and I-78 and the Garden State Parkway are
each approximately 2 miles away. The 3 Penn Plaza Property was built by the sponsor in 1992 for Horizon Blue Cross Blue Shield of New Jersey (rated A by
S&P), which currently occupies 99.4% of the total square footage (100% of the office component) under a 20-year lease expiring in 2012, with two, 5-year renewal options. Founded in 1932, Horizon Blue Cross Blue Shield of New Jersey
is the largest health insurer in the State of New Jersey, providing insurance to nearly 3 million people throughout the state. As of May 1, 2007, the retail space at the 3 Penn Plaza Property was 100% occupied by 5 tenants.

      The following table presents certain information relating to the lease rollover at the 3 Penn Plaza Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                                       AVERAGE                                               % OF TOTAL           CUMULATIVE % OF
                                    UNDERWRITTEN                                            UNDERWRITTEN         TOTAL UNDERWRITTEN
                   # OF LEASES      BASE RENT PER        % OF TOTAL      CUMULATIVE %       BASE RENTAL             BASE RENTAL
    YEAR             ROLLING         SF ROLLING          SF ROLLING      OF SF ROLLING    REVENUES ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

   Vacant                --                  --                --               --                 --                        --
    2007                  1              $21.00                 0%               0%                 0%                        0%
    2008                 --                  --                --                0%                --                         0%
    2009                 --                  --                --                0%                --                         0%
    2010                 --                  --                --                0%                --                         0%
    2011                 --                  --                --                0%                --                         0%
    2012                  4              $21.56               100%             100%                99%                      100%
    2013                  1              $42.50                 0%             100%                 0%                      100%
    2014                 --                  --                --              100%                --                       100%
    2015                 --                  --                --              100%                --                       100%
    2016                  1              $43.50                0%              100%                 0%                      100%
2017 & Beyond            --                  --                --              100%                --                       100%
------------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenants at the 3 Penn Plaza Property:

------------------------------------------------------------------------------------------------------------------------------------
                                     CREDIT RATING                         ANNUALIZED      % OF TOTAL     ANNUALIZED
                                        (FITCH/                           UNDERWRITTEN     ANNUALIZED    UNDERWRITTEN
                                       MOODY'S/      TENANT     % OF          BASE        UNDERWRITTEN     BASE RENT       LEASE
           TENANT NAME                  S&P)(1)       NRSF      NRSF        RENT ($)       BASE RENT     ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Horizon Blue Cross Blue Shield
of New Jersey                         --/--/A        777,195      99%   $16,728,439(2)           99%        $21.52(2)    03/31/2012
Hearx Ltd.                            --/--/--         1,979       0%   $    41,559               0%        $21.00       12/31/2007
Delicious Deli, Inc.                  --/--/--           923       0%   $    39,228               0%        $42.50       04/30/2013
JK-Pratik Newark-Penn Donuts, Inc.    --/--/--           510       0%   $    25,643               0%        $50.28       09/30/2012
Soft Touch Newstand, Inc.             --/--/--           510       0%   $    25,245               0%        $49.50       09/30/2012
Subway Real Estate Corp.              --/--/--           510       0%   $    22,185               0%        $43.50       12/31/2016
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               781,627     100%   $16,882,298             100%        $21.60
------------------------------------------------------------------------------------------------------------------------------------

Other Tenants                           NAP                0       0%   $         0               0%        $0.00            NAP
Vacant Space                            NAP                0       0%   $         0               0%        $0.00            NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               781,627     100%   $16,882,298             100%        $21.60
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   For Horizon Blue Cross Blue Shield of New Jersey, Annualized Underwritten
      Base Rent and Annualized Underwritten Base Rent per square foot include rent attributed to a parking lot to which no square footage is attributed.

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
3 Penn Plaza Borrower fails to provide evidence of payment, a monetary or other material default occurs under the Horizon Blue Cross Blue Shield of New Jersey
("Blue Cross") lease, or if at any time the Blue Cross lease is not in effect.
Cap Ex reserve springs if the 3 Penn Plaza Borrower fails to provide evidence of property maintenance, a monetary or other material default occurs under the Blue
Cross lease, or if at any time the Blue Cross lease is not in effect. A monthly lease rollover reserve equal to the difference between all rent and payments deposited pursuant to the Cash Management Agreement is required. With the ongoing build up of the reserve, it is estimated that the reserve will aggregate to approximately $33 million ($42 per square foot) by the time the Blue Cross lease expires in March 2012. Provided that (a) no uncured material event of default has occurred, (b) Blue Cross maintains a credit rating of BBB- or better, and (c) Blue Cross exercises its first extension option (or renews on other terms acceptable to the lender), the balance of the reserve shall be disbursed to the 3 Penn Plaza Borrower. However, the collection of the reserve will continue to remain in place until the fifth anniversary of the commencement of the first extension term. If the reserve is not released, as stated above, monthly deposits will be required on an on-going basis only when the reserve balance is less than $30 million. The 3 Penn Plaza Borrower may elect on an annual basis to replace all or a portion of such reserve with a letter of credit.

                                      IV-10

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 3 Penn Plaza Loan.

      PROPERTY MANAGEMENT. The 3 Penn Plaza Property is managed by Hartz
Mountain Industries, Inc., an affiliate of the 3 Penn Plaza Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the 3 Penn Plaza Loan and the 3
Penn Plaza Property is set forth on Appendix II hereto.

                                      IV-11

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                                      IV-12

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 3 - CHARLESTON TOWN CENTER
--------------------------------------------------------------------------------

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                                      IV-13

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 3 - CHARLESTON TOWN CENTER
--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF CHARLES TOWN CENTER OMITTED]

                                      IV-14

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 3 - CHARLESTON TOWN CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   MSMCH
ORIGINAL BALANCE:                       $100,000,000
CUT-OFF DATE BALANCE:                   $100,000,000
LOAN PURPOSE:                           Refinance
SHADOW RATING (FITCH/S&P/DBRS):         NAP
FIRST PAYMENT DATE:                     October 8, 2007
INTEREST RATE:                          5.555%
AMORTIZATION:                           Interest Only through September 8, 2012.
                                        Principal and interest payments of
                                        $571,244.58 beginning October 8, 2012
                                        through the maturity date.
ARD:                                    NAP
HYPERAMORTIZATION:                      NAP
MATURITY DATE:                          September 8, 2017
EXPECTED MATURITY BALANCE:              $93,096,470
SPONSORS:                               Forest City Enterprises, Inc. and The
                                        Cafaro Company
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        Locked out until the earlier of October
                                        1, 2010 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance thereafter. Prepayable
                                        without a premium on and after June 8,
                                        2017.

LOAN PER SF:                            $275.38

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:           Springing
                                        Insurance:        Springing
                                        TI/LC:            Springing

LOCKBOX:                                None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Retail
PROPERTY SUB-TYPE:                      Anchored
LOCATION:                               Charleston, WV
YEAR BUILT/RENOVATED:                   1983 / 2004
PERCENT LEASED(1):                      93.4%
SQUARE FOOTAGE:                         363,140
THE COLLATERAL:                         Regional mall

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Forest City Rental Properties
                                        Corporation

3RD MOST RECENT NOI (AS OF):            $9,369,376 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):            $9,145,466 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):                $9,728,038 (TTM 12/31/2006)
U/W NET OP. INCOME:                     $9,213,402
U/W NET CASH FLOW:                      $8,830,650
U/W OCCUPANCY:                          93.4%
APPRAISED VALUE:                        $160,000,000
CUT-OFF DATE LTV:                       62.5%
MATURITY DATE LTV:                      58.2%
DSCR:                                   1.57x
POST IO DSCR:                           1.29x
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated May 1, 2007.

THE CHARLESTON TOWN CENTER LOAN.

      THE LOAN. The third largest loan (the "Charleston Town Center Loan") as evidenced by the Promissory Note is secured by a first priority Deed of Trust and Security Agreement encumbering the 363,140 square foot regional mall known as Charleston Town Center, located in Charleston, West Virginia (the "Charleston
Town Center Property"). The Charleston Town Center Loan was originated on
September 5, 2007, by or on behalf of Morgan Stanley Mortgage Capital Holdings
LLC.

      THE BORROWER. The borrower is Charleston Town Center SPE, LLC, a Delaware limited liability company (the "Charleston Town Center Borrower") that owns no material asset other than the Charleston Town Center Property and related interests. The Charleston Town Center Borrower is a wholly-owned subsidiary of
Forest City Enterprises, Inc. and The Cafaro Company, the sponsors of the
Charleston Town Center Loan. Forest City Enterprises, Inc. is a publicly traded real estate company with reported assets valued by it at $9.2 billion. It was established in 1921 and acquires, develops, owns and manages commercial and residential real estate properties throughout the United States. The Cafaro
Company is a privately owned real estate developer and manager of shopping centers located across the United States. It has been in the real estate industry for over 50 years.

      THE PROPERTY. The Charleston Town Center Property is located in
Charleston, West Virginia on an urban development site between the Civic Center and the Charleston Central Business District. The Charleston Town Center
Property was originally constructed in 1983 and renovated in 2004. It consists of a 782,720 square foot regional mall, which contains 31,687 square feet of major space, 300,174 square feet of in-line, food court and kiosk space, 19,621 square feet of strip center space and 11,658 square feet of office space. It is situated on approximately 26 acres. The Charleston Town Center Property is anchored by JC Penney, Sears and Macy's. The JC Penney

                                      IV-15

store occupies 121,517 square feet, the Sears store occupies 179,199 square feet and the Macy's store occupies 118,864 square feet. The JC Penney, Sears and
Macy's stores are not part of the collateral for the Charleston Town Center
Loan.

      The following table presents certain information relating to the anchor tenants at the Charleston Town Center Property:

--------------------------------------------------------------------------------
                                   CREDIT RATING OF PARENT
                                           COMPANY                    COLLATERAL
ANCHOR(1)    PARENT COMPANY          (FITCH/MOODY'S/S&P)       GLA     INTEREST
--------------------------------------------------------------------------------
JC Penney    JC Penney Co. Inc.         BBB/Baa3/BBB-        121,517      No
Sears        Sears Holdings Corp          BB/--/BB+          179,199      No
Macy's       Macy's, Inc.                BBB/Baa2/BBB        118,864      No
--------------------------------------------------------------------------------
TOTAL                                                        419,580
--------------------------------------------------------------------------------

(1)   The JC Penney, Sears and Macy's stores are not part of the collateral for the Charleston Town Center Loan.

      The following table presents certain information relating to the lease rollover at the Charleston Town Center Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                                          AVERAGE                                               % OF TOTAL         CUMULATIVE % OF
                          # OF          UNDERWRITTEN                         CUMULATIVE      UNDERWRITTEN BASE    TOTAL UNDERWRITTEN
                         LEASES        BASE RENT PER        % OF TOTAL          % OF          RENTAL REVENUES         BASE RENTAL
     YEAR                ROLLING         SF ROLLING         SF ROLLING       SF ROLLING           ROLLING          REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

    Vacant                   --                --                  7%               7%                --                    --
     2007                     5            $28.56                  4%              11%                 5%                    5%
     2008                    23            $36.62                 11%              22%                15%                   20%
     2009                    19            $27.76                 14%              36%                15%                   35%
     2010                    14            $21.18                 16%              52%                13%                   48%
     2011                    16            $33.10                 10%              62%                13%                   61%
     2012                     4            $26.32                  4%              65%                 4%                   65%
     2013                     4            $31.32                  5%              70%                 6%                   70%
     2014                     9            $20.09                 11%              81%                 9%                   79%
     2015                    10            $26.80                 10%              91%                10%                   89%
     2016                     9            $31.31                  8%              99%                 9%                   98%
2017 & Beyond                 2            $30.17                  1%             100%                 2%                  100%
------------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Charleston Town Center Property:

------------------------------------------------------------------------------------------------------------------------------------
                               CREDIT RATING                            ANNUALIZED       % OF TOTAL      ANNUALIZED
                                  (FITCH/                              UNDERWRITTEN      ANNUALIZED     UNDERWRITTEN
                                  MOODY'S/       TENANT      % OF          BASE         UNDERWRITTEN      BASE RENT        LEASE
       TENANT NAME                S&P)(1)         NRSF       NRSF        RENT ($)         BASE RENT     ($ PER NRSF)     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Steve & Barry's                   --/--/--        31,687        9%      $  285,183             3%          $ 9.00        01/31/2010
FYE                               --/--/--         9,275        3%      $  250,425             3%          $27.00        01/31/2009
American Eagle Outfitters         --/--/--         6,591        2%      $  217,503             2%          $33.00        01/31/2013
The Gap                         BB+/Ba1/BB+        8,456        2%      $  202,944             2%          $24.00        01/31/2010
Hollister                         --/--/--         7,000        2%      $  175,000             2%          $25.00        01/31/2014
Victoria's Secret               --/Baa3/BBB-       6,694        2%      $  174,044             2%          $26.00        01/31/2008
Abercrombie & Fitch               --/--/--         7,502        2%      $  172,546             2%          $23.00        01/31/2012
Bennigan's                        --/--/--         7,578        2%      $  170,356             2%          $22.48        11/30/2008
New York & Co                     --/--/--         6,330        2%      $  164,580             2%          $26.00        01/31/2016
Shoe Dept                         --/--/--         6,394        2%      $  159,850             2%          $25.00        10/31/2007
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            97,507       27%      $1,972,431            21%          $20.23
------------------------------------------------------------------------------------------------------------------------------------

Other Tenants                        NAP         241,707       67%      $7,422,723            79%          $30.71          Various
Vacant Space                         NAP          23,926        7%      $        0             0%          $ 0.00            NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           363,140      100%      $9,395,154           100%          $27.70
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. Upon an event of default or if the debt service coverage ratio falls below 1.10x on a trailing twelve month basis (each considered a "Trigger Event"), the Charleston Town Center Borrower is required to escrow the following amounts: (i) 1/12 of annual real estate taxes monthly for the twelve months following the Trigger Event, (ii) 1/12 of an amount that would cover the insurance premiums due for the renewal of the insurance policies, monthly and (iii) an amount equal to $1.00 per square foot of in-line retail space contained in the Charleston Town Center Property, monthly. The trigger period will end upon the cure of the event of default or when the debt service coverage ratio is equal to or greater than 1.10x on a trailing twelve month basis for three consecutive months.

      LOCKBOX AND CASH MANAGEMENT. None.

                                      IV-16

      PROPERTY MANAGEMENT. The Charleston Town Center Property is managed by
Forest City Rental Properties Corporation, an affiliate of the Charleston Town
Center Borrower. The management agreement is subordinate to the Charleston Town
Center Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Charleston Town Center Loan and the Charleston Town Center Property is set forth on Appendix II hereto.

                                      IV-17

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                                      IV-18

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 4 - RIVERCENTER I&II
--------------------------------------------------------------------------------

                     [3 PHOTOS OF RIVERCENTER I&II OMITTED]

                                      IV-19

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 4 - RIVERCENTER I&II
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF RIVERCENTER I&II OMITTED]

                                      IV-20

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 4 - RIVERCENTER I&II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   MSMCH
ORIGINAL BALANCE(1):                    $55,000,000
CUT-OFF DATE BALANCE(1):                $55,000,000
LOAN PURPOSE:                           Refinance
SHADOW RATING (FITCH/S&P/DBRS):         NAP
FIRST PAYMENT DATE:                     August 8, 2007
INTEREST RATE:                          6.600%
AMORTIZATION:                           Interest Only
ARD:                                    NAP
HYPERAMORTIZATION:                      NAP
MATURITY DATE:                          June 8, 2014
EXPECTED MATURITY BALANCE(1):           $55,000,000
SPONSOR:                                Corporex Companies, LLC
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        Locked out until the earlier of June 19,
                                        2010 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance thereafter. Prepayable
                                        without a premium from and after March
                                        8, 2014.

LOAN PER SF(1):                         $100.06

UP-FRONT RESERVES:                      RE Tax:             $577,879
                                        TI/LC:              $1,250,000
                                        Air Rights Lease:   $31,670

ONGOING RESERVES:                       RE Tax:             $76,759 / month
                                        Cap Ex:             $11,525 / month
                                        TI/LC:              $23,050 / month

                                        Ground Rent for
                                        RiverCenter I:      $7,500 / month

                                        Ground Rent for
                                        RiverCenter II:     $834 / month

                                        Corporex / Five
                                        Seasons Rollover:   Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Office
PROPERTY SUB-TYPE:                      Suburban
LOCATION:                               Covington, KY
YEAR BUILT/RENOVATED:                   1990, 1997 / NAP
PERCENT LEASED(2):                      78.8%
SQUARE FOOTAGE:                         549,679
THE COLLATERAL:                         Two Class "A" office towers

OWNERSHIP INTEREST:                     Leasehold

PROPERTY MANAGEMENT:                    Corporex Management & Leasing, Inc.

3RD MOST RECENT NOI (AS OF):            $6,676,512 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):            $6,799,173 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):                $6,115,122 (TTM 12/31/2006)
U/W NET OP. INCOME:                     $6,580,123
U/W NET CASH FLOW:                      $5,837,089
U/W OCCUPANCY:                          78.8%
APPRAISED VALUE:                        $90,000,000
CUT-OFF DATE LTV (1):                   61.1%
MATURITY DATE LTV(1):                   61.1%
DSCR (1):                               1.59x
POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   The subject $55,000,000 loan represents the senior portion of a
      $65,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the $55,000,000 senior financing.

(2)   Percent Leased is based on the rent roll dated July 1, 2007.

THE RIVERCENTER I&II LOAN.

      THE LOAN. The fourth largest loan (the "RiverCenter I&II Loan") as evidenced by the Promissory Note is secured by a first priority leasehold
Mortgage and Security Agreement encumbering the 549,679 square foot office buildings known as RiverCenter I&II, located in Covington, Kentucky (the
"RiverCenter I&II Property"). The RiverCenter I&II Loan was originated on June
19, 2007, by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

      THE BORROWER. The borrowers are CPX Rivercenter Office, LLC, a Kentucky limited liability company, and CPX Rivercenter Office II, LLC, a Kentucky limited liability company (collectively, the "RiverCenter I&II Borrower") that each own no material asset other than the RiverCenter I&II Property and related interests. The RiverCenter I&II Borrower is a wholly-owned subsidiary of
Corporex Companies, LLC, the sponsor of the RiverCenter I&II Loan. Corporex
Companies, LLC is a local developer of real estate in the Cincinnati and
Northern

                                      IV-21

Kentucky area that was founded in 1965 by William P. Butler, who now serves as its Chairman and Director. The RiverCenter I&II Property serves as its headquarters.

      THE PROPERTY. The RiverCenter I&II Property is located in Covington,
Kentucky. It is located directly northeast of the Northern Kentucky Convention
Center and directly across from the Cincinnati Central Business District. The
RiverCenter I&II Property consists of two Class "A" office towers, which were originally constructed in 1990 and 1997. RiverCenter I is 19 stories high and contains 303,181 square feet. RiverCenter II is 16 stories high and contains
246,498 square feet. The RiverCenter I&II Property is ground leased by the
RiverCenter I&II Borrower pursuant to two office air leases with the city of
Covington, Kentucky. Both leases are in their current terms expiring in July 20,
2012, with five 25-year extensions.

      The following table presents certain information relating to the lease rollover at the RiverCenter I&II Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                                         AVERAGE                                                % OF TOTAL        CUMULATIVE % OF
                         # OF          UNDERWRITTEN                         CUMULATIVE         UNDERWRITTEN      TOTAL UNDERWRITTEN
                        LEASES        BASE RENT PER        % OF TOTAL          % OF            BASE RENTAL          BASE RENTAL
     YEAR               ROLLING         SF ROLLING         SF ROLLING       SF ROLLING       REVENUES ROLLING     REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

    Vacant                  --                 --                21%              21%                --                    --
     2007                   15             $15.72                 6%              27%                 7%                    7%
     2008                    9             $18.10                21%              48%                27%                   34%
     2009                    4             $17.40                 4%              51%                 5%                   39%
     2010                    5             $18.83                 3%              54%                 4%                   43%
     2011                    4             $19.50                 4%              59%                 6%                   49%
     2012                    4             $19.67                 3%              62%                 5%                   53%
     2013                    3             $16.26                 4%              66%                 5%                   59%
     2014                    4             $16.33                 4%              70%                 4%                   63%
     2015                   --                 --                --               70%                --                    63%
     2016                    5             $16.16                20%              90%                24%                   87%
2017 & Beyond                3             $18.26                10%             100%                13%                  100%
------------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the RiverCenter I&II Property:

------------------------------------------------------------------------------------------------------------------------------------
                            CREDIT RATING                                             % OF TOTAL      ANNUALIZED
                                (FITCH/                               ANNUALIZED       ANNUALIZED    UNDERWRITTEN
                               MOODY'S        TENANT      % OF       UNDERWRITTEN     UNDERWRITTEN     BASE RENT        LEASE
       TENANT NAME             /S&P)(1)        NRSF       NRSF       BASE RENT ($)      BASE RENT    ($ PER NRSF)     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Omnicare                      --/B2/BB+       95,743        17%       $1,555,280            21%          $16.24       02/28/2016(2)
Ashland Inc.                  --/Ba1/BB+      56,382        10%       $1,068,439            14%          $18.95       12/31/2008
Corporex Companies             --/--/--       34,587         6%       $  638,303             8%          $18.45       04/30/2017(3)
Jacor Communications           --/--/--       21,201         4%       $  424,020             6%          $20.00       11/30/2008
Regent Communications          --/--/--       16,473         3%       $  307,221             4%          $18.65       12/31/2008
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       224,386        41%       $3,993,264            53%          $17.80
------------------------------------------------------------------------------------------------------------------------------------

Other Tenants                  Various       208,688        38%       $3,538,194            47%          $16.95         Various
Vacant Space                     NAP         116,605        21%       $        0             0%          $ 0.00           NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       549,679       100%       $7,531,458           100%          $17.39
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Omnicare occupies 92,585 square feet that expires on February 28, 2016 and
      3,158 square feet that is MTM.

(3)   Corporex Companies occupies 1,999 square feet that expires on December 31,
      2007 and 32,588 square feet that expires on April 30, 2017.

      ESCROWS AND RESERVES. At loan origination, the RiverCenter I&II Borrower deposited amounts into the following reserve funds: (i) $577,879 for real estate taxes, (ii) $1,250,000 for tenant improvements and leasing commissions and (iii)
$31,670 in connection with the air rights lease with the city of Covington,
Kentucky. The RiverCenter I&II Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections. The RiverCenter I&II Borrower is also required to make the following deposits: (i) $11,525 per month for capital expenditures, until an aggregate of $500,000 is on deposit; if at any time the balance of the
Cap Ex Escrow falls below the cap of $500,000, the RiverCenter I&II Borrower will be required to resume making monthly deposits, (ii) $23,050 per month for tenant improvements and leasing commissions, (iii) $7,500 per month in connection with the RiverCenter I ground lease and (iv) $834 per month in connection with the RiverCenter II ground lease. Upon the termination of any lease demising any part of the space leased by Corporex Realty & Investment LLC or the space leased by Five Seasons Sports Country Club, the RiverCenter I&II
Borrower's receipt of any notice exercising any termination under any lease or the vacancy of any portion of the leases with Corporex Realty & Investment LLC or Five Seasons Sports Country Club, the RiverCenter I&II Borrower is required to deposit with lender either (i) a lump sum equal to $10.00 per rentable square foot of space terminated or vacated, or alternatively (ii) the same total amount over 12 equal monthly installments, for tenant improvements and leasing commissions that may be incurred relating to the releasing of the Corporex Lease
Space or the Five Seasons Lease Space following such termination or vacancy.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the RiverCenter I&II Loan.

                                      IV-22

      PROPERTY MANAGEMENT. The RiverCenter I&II Property is managed by Corporex
Management & Leasing, Inc., an affiliate of the RiverCenter I&II Borrower. The management agreement is subordinate to the RiverCenter I&II Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The RiverCenter I&II
Borrower may obtain financing from direct or indirect owners of the RiverCenter
I&II Borrower so long as such indebtedness (i) is fully subordinate to the Loan;
(ii) is unsecured and non-recourse to the RiverCenter I&II Borrower and any of its assets; (iii) has a market rate of interest and a maturity date and repayment schedule; (iv) is made solely to finance costs and expenses related to the operation of the RiverCenter I&II Property; (v) in the aggregate is in an amount that does not exceed 10% of the outstanding principal balance of the
RiverCenter I&II Loan; and (vi) is reflected in a non-consolidation opinion delivered to the lender at the closing of the additional financing in form and substance satisfactory to the lender and the rating agency.

      The RiverCenter I&II Property is additionally encumbered by a subordinated
B-Note with an original principal balance as of the Cut-off Date of $10,000,000, which is not included in the trust. The B-Note is coterminous with the
RiverCenter I&II Loan.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the RiverCenter I&II Loan and the
RiverCenter I&II Property is set forth on Appendix II hereto.

                                      IV-23

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-24

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 5 - THE SHOPS AT BIDDEFORD CROSSING
--------------------------------------------------------------------------------

              [6 PHOTOS OF THE SHOPS AT BIDDEFORD CROSSING OMITTED]

                                      IV-25

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 5 - THE SHOPS AT BIDDEFORD CROSSING
--------------------------------------------------------------------------------

      [MAP INDICATING LOCATION OF THE SHOPS AT BIDDEFORD CROSSING OMITTED]

                                      IV-26

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 5 - THE SHOPS AT BIDDEFORD CROSSING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI
ORIGINAL BALANCE:                       $44,800,000
CUT-OFF DATE BALANCE:                   $44,800,000
LOAN PURPOSE:                           Refinance
SHADOW RATING (FITCH/S&P/DBRS):         NAP
FIRST PAYMENT DATE:                     September 1, 2007
INTEREST RATE:                          5.9115%
AMORTIZATION:                           Interest Only
ARD:                                    NAP
HYPERAMORTIZATION:                      NAP
MATURITY DATE:                          August 1, 2017
EXPECTED MATURITY BALANCE:              $44,800,000
SPONSOR:                                Stephen Karp
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        Locked out through October 31, 2009,
                                        with U.S. Treasury defeasance
                                        thereafter. Prepayable without penalty
                                        on and after June 1, 2017.

LOAN PER SF:                            $116.47

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:           Springing
                                        Insurance:        Springing
                                        Cap Ex:           Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Retail
PROPERTY SUB-TYPE:                      Anchored
LOCATION:                               Biddeford, ME
YEAR BUILT/RENOVATED:                   2006 / NAP
PERCENT LEASED(1):                      98.4%
SQUARE FOOTAGE:                         384,655
THE COLLATERAL:                         Class "A" anchored retail power center

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    NED Management Limited Partnership

3RD MOST RECENT NOI (AS OF):            NAP
2ND MOST RECENT NOI (AS OF):            NAP
MOST RECENT NOI (AS OF):                NAP
U/W NET OP. INCOME:                     $3,750,418
U/W NET CASH FLOW:                      $3,639,546
U/W OCCUPANCY:                          95.7%
APPRAISED VALUE:                        $65,000,000
CUT-OFF DATE LTV:                       68.9%
MATURITY DATE LTV:                      68.9%
DSCR:                                   1.36x
POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated May 15, 2007.

THE SHOPS AT BIDDEFORD CROSSING LOAN.

      THE LOAN. The fifth largest loan (the "Shops at Biddeford Crossing Loan")
is evidenced by a promissory note and is secured by a first priority mortgage on the Shops at Biddeford Crossing retail property located in Biddeford, Maine (the
"Shops at Biddeford Crossing Property"). The Shops at Biddeford Crossing Loan
was originated on July 11, 2007 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is Biddeford Crossing II LLC, a Delaware limited liability company that owns no material assets other than the Shops at
Biddeford Crossing Property (the "Shops at Biddeford Crossing Borrower"). The
sponsor of the Shops at Biddeford Crossing Borrower is Stephen Karp. Mr. Karp is
the founder, CEO and President of New England Development, a real estate development and management company in the Northeast U.S. with over 25 million square feet of retail and commercial space. New England Development's portfolio includes lifestyle retail centers, office properties, hotels and planned communities.

      THE PROPERTY. The Shops at Biddeford Crossing Property is a 384,655 square foot anchored retail center located in Biddeford, York County, Maine. The Shops at Biddeford Crossing Property was built by the sponsor in 2006 and is located along State Highway ME-11 which bisects the Maine Turnpike (I-95) approximately one quarter mile from the property. As of May 15, 2007, the Shops at Biddeford
Crossing Property was 98.4% leased by 26 tenants. The Shops at Biddeford
Crossing Property is anchored by Lowe's (on a ground lease, representing approximately 43% of NRA and 17% of gross in-place rent) and is shadow anchored by Target, which is not part of the collateral for the Shops at Biddeford
Crossing Loan. The junior anchors include T.J. Maxx, Staples, Best Buy, Linens
`N Things, PetSmart and Old Navy. Pad sites at the Shops at Biddeford Crossing
Property include Chili's, Longhorn Steakhouse, Olive Garden (on a ground lease)
and TGI Friday's. Investment-grade tenants account for approximately 62% of the net rentable area and approximately 45% of the underwritten base rent at the property.

                                      IV-27

      The following table presents certain information relating to the lease rollover at the Shops at Biddeford Crossing Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                                         AVERAGE                                              % OF TOTAL         CUMULATIVE % OF
                          # OF         UNDERWRITTEN                         CUMULATIVE       UNDERWRITTEN       TOTAL UNDERWRITTEN
                         LEASES       BASE RENT PER        % OF TOTAL          % OF          BASE RENTAL            BASE RENTAL
     YEAR                ROLLING        SF ROLLING         SF ROLLING       SF ROLLING     REVENUES ROLLING      REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

    Vacant                 --                 --                2%                2%                 --                  --
     2007                  --                 --               --                 2%                 --                  --
     2008                  --                 --               --                 2%                 --                  --
     2009                  --                 --               --                 2%                 --                  --
     2010                  --                 --               --                 2%                 --                  --
     2011                   2             $18.25                1%                3%                  2%                  2%
     2012                  --                 --               --                 3%                 --                   2%
     2013                   3             $26.32                2%                5%                  6%                  7%
     2014                   1             $18.00                1%                6%                  2%                  9%
     2015                  --                 --               --                 6%                 --                   9%
     2016                  10             $15.74               27%               33%                 40%                 49%
2017 & Beyond              10             $ 8.19               67%              100%                 51%                100%
------------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenants at the Shops at Biddeford Crossing Property:

------------------------------------------------------------------------------------------------------------------------------------
                             CREDIT RATING                              ANNUALIZED      % OF TOTAL      ANNUALIZED
                                 (FITCH/                               UNDERWRITTEN     ANNUALIZED     UNDERWRITTEN
                                MOODY'S/        TENANT       % OF          BASE        UNDERWRITTEN     BASE RENT         LEASE
        TENANT NAME             S&P)(1)          NRSF        NRSF        RENT ($)       BASE RENT      ($ PER NRSF)     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Lowe's (Ground Lease)          A+/A1/A+          165,382      43%       $  710,000           17%          $ 4.29        10/22/2026
T.J. Maxx                       --/A3/A           30,000       8%       $  375,963            9%          $12.53        01/31/2017
Linens `N Things               --/--/--           28,473       7%       $  341,676            8%          $12.00        01/31/2017
Staples                     BBB+/Baa1/BBB+        20,390       5%       $  322,382            8%          $15.81        10/31/2016
PetSmart                       --/--/--           20,150       5%       $  287,138            7%          $14.25        10/09/2016
Best Buy                     BBB+/Baa2/BBB        20,000       5%       $  345,526            8%          $17.28        01/31/2017
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           284,395      74%       $2,382,686           58%          $ 8.38
------------------------------------------------------------------------------------------------------------------------------------

Other Tenants                   Various           93,960      24%       $1,729,973           42%          $18.41          Various
Vacant Space                      NAP              6,300       2%       $        0            0%          $ 0.00            NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           384,655     100%       $4,112,659          100%          $10.87
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
Shops at Biddeford Crossing Borrower fails to provide evidence of payment or adequately insure the Shops at Biddeford Crossing Property, or upon the occurrence of an event of default. The Cap Ex reserve springs if the Shops at
Biddeford Crossing Borrower fails to maintain the Shops at Biddeford Crossing
Property to lender's satisfaction.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Shops at Biddeford Crossing Property.

      PROPERTY MANAGEMENT. The Shops at Biddeford Crossing Property is managed by NED Management Limited Partnership, an affiliate of the Shops at Biddeford
Crossing Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Shops at Biddeford
Crossing Borrower is permitted to incur future mezzanine debt, subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including but not limited to: (i) the debt service coverage ratio on the aggregate debt must be equal to or greater than 1.10x (based on the actual loan constant); (ii) the LTV ratio on the aggregate debt may not exceed 85%; and
(iii) the execution of an acceptable subordination and intercreditor agreement.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Shops at Biddeford Crossing
Loan and the Shops at Biddeford Crossing Property is set forth on Appendix II hereto.

                                      IV-28

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 6 - HYLAN COMMONS
--------------------------------------------------------------------------------

                       [4 PHOTOS OF HYLAN COMMONS OMITTED]

                                      IV-29

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 6 - HYLAN COMMONS
--------------------------------------------------------------------------------

               [MAP INDICATING LOCATION OF HYLAN COMMONS OMITTED]

                                      IV-30

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 6 - HYLAN COMMONS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI
ORIGINAL BALANCE:                       $32,000,000
CUT-OFF DATE BALANCE:                   $32,000,000
LOAN PURPOSE:                           Refinance
SHADOW RATING (FITCH/S&P/DBRS):         NAP
FIRST PAYMENT DATE:                     September 1, 2007
INTEREST RATE:                          5.732%
AMORTIZATION:                           Interest Only
ARD:                                    NAP
HYPERAMORTIZATION:                      NAP
MATURITY DATE:                          August 1, 2017
EXPECTED MATURITY BALANCE:              $32,000,000
SPONSORS:                               Frederick S. Fish and Nathan J. Shmalo
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        Locked out until 2 years after the REMIC
                                        "start-up" date, with U.S. Treasury
                                        defeasance thereafter. Prepayable
                                        without penalty from and after May 1,
                                        2017.

LOAN PER SF:                            $374.61

UP-FRONT RESERVES:                      RE Tax:                 $182,727
                                        Deferred Maintenance:   $70,724

ONGOING RESERVES:                       RE Tax:                 $60,909 / month
                                        Insurance:              Springing
                                        Cap Ex:                 $1,139 / month
                                        TI/LC:                  $2,083 / month
                                        Other:                  Springing

LOCKBOX:                                Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Retail
PROPERTY SUB-TYPE:                      Anchored
LOCATION:                               Staten Island, NY
YEAR BUILT/RENOVATED:                   1995 / NAP
PERCENT LEASED(1):                      100.0%
SQUARE FOOTAGE:                         85,423
THE COLLATERAL:                         Anchored retail center

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    The Real Estate Equity Company, LLC

3RD MOST RECENT NOI (AS OF):            $2,319,627 (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):            $2,129,113 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):                $2,378,255 (TTM 06/30/2007)
U/W NET OP. INCOME:                     $2,705,149
U/W NET CASH FLOW:                      $2,602,719
U/W OCCUPANCY:                          95.0%
APPRAISED VALUE:                        $46,000,000
CUT-OFF DATE LTV:                       69.6%
MATURITY DATE LTV:                      69.6%
DSCR:                                   1.40x
POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated May 1, 2007.

THE HYLAN COMMONS LOAN.

      THE LOAN. The sixth largest loan (the "Hylan Commons Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Hylan
Commons retail property located in Staten Island, New York (the "Hylan Commons
Property"). The Hylan Commons Loan was originated on July 2, 2007 by Bear
Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is TREECO/Hylan Limited Partnership, a
Connecticut limited partnership (the "Hylan Commons Borrower") that owns no material assets other than the Hylan Commons Property. The Hylan Commons
Borrower is sponsored by the members of The Real Estate Equity Company, LLC
("TREECO"), Frederick S. Fish and Nathan J. Shmalo. TREECO has owned and managed approximately 1.5 million square feet of shopping centers in the Midwest and
Northeast US for over 25 years. The TREECO portfolio of properties has a current estimated market value of $500 million and net equity value of $250.0 million.

      THE PROPERTY. The Hylan Commons Property is an 85,423 square foot anchored retail center located in Staten Island, New York. The Hylan Commons Property was
built by the sponsor in 1995, and as of May 1, 2007, was 100% leased to thirteen tenants. Access to the Hylan Commons Property is provided by the Staten Island
Expressway (I-278) and Route 440 (Dr. Martin Luther King Jr. Expressway).
Additionally, public transportation is provided via train (Staten Island Rapid
Transit Authority) which stops less than one mile from the Hylan Commons
Property and both local and express buses, many of which stop directly in front of the Hylan Commons Property. The Hylan Commons Property is anchored by a
21,000 square foot T.J. Maxx which reported sales of $404 per square foot in
2006. Other national and regional tenants include Annie Sez, The Gap, Children's
Place, New York & Co. (Lerner), Applebee's, Starbucks, Boston Chicken and
Avenue.

                                      IV-31

      The following table presents certain information relating to the lease rollover at the Hylan Commons Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                                         AVERAGE                                              % OF TOTAL         CUMULATIVE % OF
                          # OF         UNDERWRITTEN                         CUMULATIVE       UNDERWRITTEN       TOTAL UNDERWRITTEN
                         LEASES        BASE RENT PER       % OF TOTAL          % OF          BASE RENTAL            BASE RENTAL
     YEAR                ROLLING        SF ROLLING         SF ROLLING       SF ROLLING     REVENUES ROLLING      REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

    Vacant                  --                 --                --              --                 --                    --
     2007                   --                 --                --              --                 --                    --
     2008                   --                 --                --              --                 --                    --
     2009                   --                 --                --              --                 --                    --
     2010                    2             $38.47                12%             12%                13%                   13%
     2011                    4             $30.70                49%             61%                42%                   55%
     2012                   --                 --                --              61%                --                    55%
     2013                   --                 --                --              61%                --                    55%
     2014                    2             $46.00                12%             73%                15%                   70%
     2015                   --                 --                --              73%                --                    70%
     2016                    2             $37.02                13%             86%                14%                   84%
2017 & Beyond                3             $40.82                14%            100%                16%                  100%
------------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenants at the Hylan Commons Property:

------------------------------------------------------------------------------------------------------------------------------------
                             CREDIT RATING                             ANNUALIZED      % OF TOTAL       ANNUALIZED
                                 (FITCH/                              UNDERWRITTEN     ANNUALIZED       UNDERWRITTEN
                                MOODY'S/       TENANT      % OF           BASE        UNDERWRITTEN       BASE RENT        LEASE
         TENANT NAME            S&P) (1)         NRSF      NRSF         RENT ($)        BASE RENT      ($ PER NRSF)     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

T.J. Maxx                       --/A3/A         21,000        25%      $  692,120           23%             $32.96      01/31/2011
Annie Sez                      --/--/--         14,000        16%      $  304,920           10%             $21.78      01/31/2011
The Gap                        --/--/--          7,500         9%      $  274,500            9%             $36.60      11/30/2010
Applebee's                     --/--/--          6,675         8%      $  211,865            7%             $31.74      01/01/2016
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          49,175        58%      $1,483,405           49%             $30.17
------------------------------------------------------------------------------------------------------------------------------------

Other Tenants                   Various         36,248        42%      $1,562,554           51%             $43.11       Various
Vacant Space                      NAP                0         0%      $        0            0%             $ 0.00         NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          85,423       100%      $3,045,959          100%             $35.66
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. The Hylan Commons Borrower is required to escrow
1/12 of annual real estate taxes monthly. Insurance reserves spring upon the occurrence of an event of default or upon the failure of the Hylan Commons
Borrower to provide evidence of payment of insurance premiums. The Hylan Commons
Borrower is also required to reserve $1,139 monthly in a Cap Ex reserve and
$2,083 monthly in a TI/LC reserve. Additionally, The Hylan Commons Borrower is required to escrow $210,000 or an acceptable letter of credit if T.J. Maxx does not renew its lease by January 31, 2010 and $140,000 or an acceptable letter of credit if Annie Sez does not renew its lease by July 31, 2010.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is triggered if T.J. Maxx does not renew its lease by January 31, 2010 and the Hylan Commons Borrower fails to deposit the T.J. Maxx Leasing Deposit with lender, or if Annie Sez does not renew its lease by July 31, 2010 and the Hylan Commons Borrower fails to deposit the Annie Sez Leasing Deposit with lender.

      PROPERTY MANAGEMENT. The Hylan Commons Property is managed by The Real
Estate Equity Company, LLC, an affiliate of the Hylan Commons Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Hylan Commons Loan and the
Hylan Commons Property is set forth on Appendix II hereto.

                                      IV-32

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 7 - COLE RETAIL PORTFOLIO
--------------------------------------------------------------------------------

                   [6 PHOTOS OF COLE RETAIL PORTFOLIO OMITTED]

                                      IV-33

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 7 - COLE RETAIL PORTFOLIO
--------------------------------------------------------------------------------

          [MAPS INDICATING LOCATIONS OF COLE RETAIL PORTFOLIO OMITTED]

                                      IV-34

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 7 - COLE RETAIL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI
ORIGINAL BALANCE:                       $31,292,000
CUT-OFF DATE BALANCE:                   $31,292,000
LOAN PURPOSE:                           Acquisition
SHADOW RATING (FITCH/S&P/DBRS):         NAP
FIRST PAYMENT DATE:                     August 1, 2007
INTEREST RATE:                          5.711%
AMORTIZATION:                           Interest Only
ARD:                                    July 1, 2017
HYPERAMORTIZATION:                      After the ARD, the loan interest rate
                                        steps up to the lesser of (i) 7.711% and
                                        (ii) the then current 10-year treasury
                                        yield plus 2%, not to exceed 10.711%.
MATURITY DATE:                          July 1, 2037
EXPECTED ARD BALANCE:                   $31,292,000
SPONSOR:                                Cole Credit Property Trust II, Inc.
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        Locked out until 2 years after the REMIC
                                        "start-up" date. In connection with any
                                        voluntary prepayment, the borrower must
                                        pay a premium equal to the greater of a
                                        yield maintenance premium and 1% of the
                                        principal balance. Prepayable without
                                        penalty on and after April 1, 2017.

LOAN PER SF:                            $116.15

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:           Springing
                                        Insurance:        Springing
                                        Cap Ex:           Springing

LOCKBOX:                                Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio
PROPERTY TYPE:                          Retail
PROPERTY SUB-TYPE:                      Free Standing
LOCATION:                               Various - See Table
YEAR BUILT/RENOVATED:                   Various - See Table
PERCENT LEASED(1):                      100.0%
SQUARE FOOTAGE:                         269,402
THE COLLATERAL:                         Six free standing retail properties
OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Cole Realty Advisors, Inc.

3RD MOST RECENT NOI (AS OF):            NAP
2ND MOST RECENT NOI (AS OF):            NAP
MOST RECENT NOI (AS OF):                NAP
U/W NET OP. INCOME:                     $2,817,665
U/W NET CASH FLOW:                      $2,682,337
U/W OCCUPANCY:                          95.0%
APPRAISED VALUE:                        $45,250,000
CUT-OFF DATE LTV:                       69.2%
ARD LTV:                                69.2%
DSCR:                                   1.48x
POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the leases expiring between 2014 and 2020.

THE COLE RETAIL PORTFOLIO LOAN.

      THE LOAN. The seventh largest loan (the "Cole Retail Portfolio Loan") is evidenced by a promissory note and is secured by six cross-collateralized and cross-defaulted first priority mortgages on the Cole Retail Portfolio, a portfolio of six retail properties located in California, Illinois, Rhode
Island, Texas and New Jersey (the "Cole Retail Portfolio Properties"). The Cole
Retail Portfolio Loan was originated on June 27, 2007 by Bear Stearns Commercial
Mortgage, Inc.

      THE BORROWER. The borrowers are Cole BB Evanston IL, LLC; Cole AS Houston
TX, LLC; Cole EK Mantua NJ, LLC; Cole EK Vineland NJ, LLC; and Cole MT Warwick
RI, LLC, each of which is a Delaware limited liability company, and Cole WA
Eureka CA, LP, a Delaware limited partnership (collectively, the "Cole Retail
Portfolio Borrower"), each owning no material assets other than one of the six
Cole Retail Portfolio Properties. The sponsor of the Cole Retail Portfolio
Borrower is Cole Credit Property Trust II, Inc. The Cole Companies ("Cole"),
together with its subsidiaries and affiliates, is a fully-integrated real estate company providing a variety of services. As of January 31, 2007, Cole's consolidated portfolio of owned and managed assets included 229 properties comprising 8.6 million square feet purchased for approximately $1.5 billion.

      THE PROPERTIES. The Cole Retail Portfolio Properties consist of six retail properties located in California, Illinois, Rhode Island, Texas and New Jersey.
WinCo Foods - Eureka is an 82,490 square foot free standing property 100% leased to WinCo Foods, LLC and located in Eureka, California, approximately 225 miles north of San Francisco and 40 miles south of the Oregon / California border.
Best Buy Evanston is a 45,397 square foot free standing retail property located in Evanston, Illinois, a northern suburb of Chicago about twelve miles north of the Chicago central business district. Best Buy/Savers - Warwick is a 64,514 square foot free standing retail property 100% leased

                                      IV-35

by Supervalu, Inc. which has subleased its space to Best Buy and Office Depot.
Office Depot, in turn, subleased its space to TVI, Inc. (d/b/a Savers). Academy
Sports - Houston is a 53,381 square foot free standing property located in
Houston, Texas, approximately 15 miles west of the Houston central business district. Eckerd - Vineland is a 14,910 square foot free standing property located in Vineland, New Jersey, approximately 25 miles west of Atlantic City.
Eckerd - Mantua is an 8,710 square foot free standing property located in
Mantua, New Jersey, approximately 10 miles southeast of the Philadelphia central business district.

      The following table presents certain information relating to the Cole
Retail Portfolio Properties:

------------------------------------------------------------------------------------------------------------------------------------
                                                    ALLOCATED           NET                                                U/W NET
                                                      LOAN           RENTABLE        YEAR BUILT /     APPRAISED             CASH
PROPERTY                          LOCATION           AMOUNT          AREA (SF)        RENOVATED         VALUE               FLOW
------------------------------------------------------------------------------------------------------------------------------------

WinCo Foods - Eureka              Eureka, CA        $11,247,000        82,490        1960 / 1997      $16,700,000        $  919,007
Best Buy Evanston                 Evanston, IL      $ 5,900,000        45,397         1996 / NAP      $ 8,400,000        $  493,113
Best Buy/Savers - Warwick         Warwick, RI       $ 5,350,000        64,514         1992 / NAP      $ 7,590,000        $  485,744
Academy Sports - Houston          Houston, TX       $ 3,825,000        53,381         1995 / NAP      $ 5,460,000        $  324,542
Eckerd - Vineland                 Vineland, NJ      $ 3,500,000        14,910         1997 / NAP      $ 5,000,000        $  322,327
Eckerd - Mantua                   Mantua, NJ        $ 1,470,000         8,710         1993 / NAP      $ 2,100,000        $  137,604
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                               $31,292,000       269,402                         $45,250,000        $2,682,337
------------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover at the Cole Retail Portfolio Properties:

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                                         AVERAGE                                             % OF TOTAL           CUMULATIVE % OF
                        # OF          UNDERWRITTEN                        CUMULATIVE        UNDERWRITTEN         TOTAL UNDERWRITTEN
                       LEASES         BASE RENT PER      % OF TOTAL          % OF           BASE RENTAL             BASE RENTAL
     YEAR             ROLLING          SF ROLLING         SF ROLLING      SF ROLLING      REVENUES ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

    Vacant                --                  --               --               --                  --                      --
     2007                 --                  --               --               --                  --                      --
     2008                 --                  --               --               --                  --                      --
     2009                 --                  --               --               --                  --                      --
     2010                 --                  --               --               --                  --                      --
     2011                 --                  --               --               --                  --                      --
     2012                 --                  --               --               --                  --                      --
     2013                 --                  --               --               --                  --                      --
     2014                  1              $18.05                3%               3%                  5%                      5%
     2015                  1              $ 7.11               20%              23%                 12%                     18%
     2016                  1              $12.66               31%              54%                 34%                     52%
2017 & Beyond              3              $11.83               46%             100%                 48%                    100%
------------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenants at the Cole Retail Portfolio Properties:

------------------------------------------------------------------------------------------------------------------------------------
                                  CREDIT RATING                           ANNUALIZED      % OF TOTAL     ANNUALIZED
                                      (FITCH/                            UNDERWRITTEN     ANNUALIZED    UNDERWRITTEN
                                     MOODY'S/       TENANT      % OF         BASE        UNDERWRITTEN    BASE RENT        LEASE
         TENANT NAME                 S&P)(1)         NRSF       NRSF       RENT ($)        BASE RENT    ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

WinCo Foods, LLC                    --/--/--         82,490       31%      $1,043,955          34%          $12.66      06/23/2016
SuperValu, Inc. (subleases to       --/--/--         64,514       24%      $  537,625          18%          $ 8.33      02/01/2020
Best Buy and Savers)
Academy Sports & Outdoors            --/--/--        53,381       20%      $  379,277          12%          $ 7.11      05/08/2015
Best Buy                          BBB+/Baa2/BBB      45,397       17%      $  576,300          19%          $12.69      02/27/2017
Eckerd Drugs                        --/--/--         23,620        9%      $  520,537          17%          $22.04       Various(2)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              269,402      100%      $3,057,694         100%          $11.35
------------------------------------------------------------------------------------------------------------------------------------

Other Tenants                          NAP                0        0%      $        0           0%          $ 0.00          NAP
Vacant Space                           NAP                0        0%      $        0           0%          $ 0.00          NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              269,402      100%      $3,057,694         100%          $11.35
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   8,710 square feet of Eckerd Drugs' space (the Eckerd - Mantua property)
      expires on June 17, 2014; the remaining 14,910 square feet (the Eckerd -
      Vineland property) expires on March 5, 2019.

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if an event of default occurs or if the Cole Retail Portfolio Borrower fails to provide evidence of payment and insurance coverage. Cap Ex reserve springs if an event of default occurs or if the Cole Retail Portfolio Borrower fails to make all necessary replacements or maintain the Cole Retail Portfolio Properties to the lender's satisfaction.

      LOCKBOX AND CASH MANAGEMENT. A springing hard lockbox is in place with respect to the Cole Retail Portfolio Loan. A cash management event is triggered upon (i) an event of default, (ii) the bankruptcy or insolvency of the Cole
Retail Portfolio Borrower, property

                                      IV-36

manager, or tenant, (iii) the tenant at the WinCo Foods - Eureka property vacating the premises or ceasing to operate its business at the WinCo Foods -
Eureka property prior to the expiration of its lease, (iv) notice that two tenants will not renew their leases or failure to give timely notice that they will renew their leases in accordance with their terms, (v) the failure of the
Cole Retail Portfolio Borrower to repay the Cole Retail Portfolio Loan at least one month prior to the Anticipated Repayment Date or (vi) any two tenants vacate the premises or cease to do business prior to the expiration of their leases.

      PROPERTY MANAGEMENT. The Cole Retail Portfolio Properties are managed by
Cole Realty Advisors, Inc., an affiliate of the Cole Retail Portfolio Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PROPERTIES. On or after the date that is 2 years after the closing date of this securitization, the Cole Retail Portfolio Borrower may release any property from the lien of the related mortgage securing the Cole
Retail Portfolio Loan, subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to, the following: (i) payment of an amount equal to 115% of the allocated loan amount for the released property plus the applicable yield maintenance premium (subject to condition (v) below), (ii) the LTV immediately following the release is not greater than 70.5%, (iii) the DSCR immediately following the release is at least equal to or greater than the greater of 0.90x based on a 9.30% constant (which equates to a DSCR of 1.45x based on the actual loan constant) and the DSCR immediately prior to such release, (iv) the WinCo Foods - Eureka property must be one of the first three properties to be released, (v) if any individual property is released prior to the release of the WinCo Foods - Eureka property, the release amount for such individual property shall equal 166% of the allocated loan amount for such individual property plus the applicable yield maintenance premium, and (vi) no more than four properties may be released unless in connection with prepayment of the Cole Retail Portfolio Loan in full.

      SUBSTITUTION OF PROPERTIES. The Cole Retail Portfolio Borrower may
substitute any Cole Retail Portfolio Property with an individual property of like kind and quality up to three times, subject to the satisfaction of certain requirements and conditions including, but not limited to: (i) the aggregate
DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at origination and the aggregate DSCR immediately prior to the substitution, (ii) the fair market value of the substitute property is not less than the greater of (a) the fair market value of the substituted property as of the origination date and (b) the fair market value of the substituted property on the date immediately preceding the substitution, (iii) the payment of a fee equal to 0.5% of the outstanding principal balance of the allocated loan amount of the substituted property and (iv) the lender has received confirmation from the rating agencies that such substitution will not result in a withdrawal, qualification or downgrade in the ratings of the certificates.

      Certain additional information regarding the Cole Retail Portfolio Loan and the Cole Retail Portfolio Properties is set forth on Appendix II hereto.

                                      IV-37

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-38

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - THE COVE APARTMENTS
--------------------------------------------------------------------------------

                    [3 PHOTOS OF THE COVE APARTMENTS OMITTED]

                                      IV-39

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - THE COVE APARTMENTS
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATIONS OF THE COVE APARTMENTS OMITTED]

                                      IV-40

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - THE COVE APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   PCFII
ORIGINAL BALANCE:                       $29,000,000
CUT-OFF DATE BALANCE:                   $29,000,000
LOAN PURPOSE:                           Refinance
SHADOW RATING (FITCH/S&P/DBRS):         BBB- / A+ / BBB (low)
FIRST PAYMENT DATE:                     November 1, 2007
INTEREST RATE:                          5.756%
AMORTIZATION:                           Interest Only
ARD:                                    NAP
HYPERAMORTIZATION:                      NAP
MATURITY DATE:                          October 1, 2017
EXPECTED MATURITY BALANCE:              $29,000,000
SPONSORS:                               Charles M. Heers and Marilyn C. Heers
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        Locked out until the earlier of November
                                        1, 2011 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance. Prepayable without penalty
                                        from and after August 1, 2017.

LOAN PER UNIT:                          $44,478.53

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:                  Springing
                                        Insurance:               Springing

LOCKBOX:                                None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Multifamily
PROPERTY SUB-TYPE:                      Garden
LOCATION:                               Phoenix, AZ
YEAR BUILT/RENOVATED:                   2001 / NAP
PERCENT LEASED(1):                      91.0%
UNITS:                                  652
THE COLLATERAL:                         78 two-story garden apartment buildings

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Heers Management Company, Inc.

3RD MOST RECENT NOI (AS OF):            NAP
2ND MOST RECENT NOI (AS OF):            $2,724,905 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):                $3,235,467 (TTM 12/31/2006)
U/W NET OP. INCOME:                     $3,553,357
U/W NET CASH FLOW:                      $3,376,013
U/W OCCUPANCY:                          90.3%
APPRAISED VALUE:                        $62,500,000
CUT-OFF DATE LTV:                       46.4%
MATURITY DATE LTV:                      46.4%
DSCR:                                   1.99x
POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated September 4, 2007.

THE COVE APARTMENTS LOAN.

      THE LOAN. The eighth largest loan ("The Cove Apartments Loan") as evidenced by the Secured Promissory Note is secured by a first priority fee Deed of Trust, Security Agreement, and Assignment of Rents encumbering the multifamily building containing 652 units known as The Cove Apartments, located in Phoenix, Arizona ("The Cove Apartments Property"). The Cove Apartments Loan
was originated on September 4, 2007 by or on behalf of Principal Commercial
Funding II, LLC.

      THE BORROWER. The borrower is River Oaks Apartments Limited Partnership
("The Cove Apartments Borrower"). The borrower is comprised of Heers Family
Trust dated March 16, 1983 (Charles M. and Marilyn C. Heers, Trustees), Managing
Member (89.6%), Heers Family Trust dated March 16, 1983 (Charles M. and Marilyn
C. Heers, Trustees), Limited Partner (9.4%) and Brett C. Heers Family Trust,
Limited Partner (1.0%). Charles M. & Marilyn C. Heers (carveout guarantors)
currently own approximately 5,300 units in Phoenix, Las Vegas, and Southern
California with approximately 50 years of real estate experience.

      THE PROPERTY. The Cove Apartments Property consists of a 652 unit garden-style apartment complex built in 2001 consisting of 78 two-story buildings. Also located on site is an office building, an exercise building, a clubhouse building and a community mailbox structure. Unit mix consists of 121
(19%) 1 BR/1 BA units, 41 (6%) 2 BR/1 BA, 385 (59%) 2 BR/2 BA units and 105
(16%) 3 BR/2 BA units. Project amenities include electronic security gates, a fitness center, two swimming pools (one is heated) and one spa, and parking
(open and covered). The Cove Apartments Property is situated on a site containing a total of 31.435 net acres. Parking is provided for 1,070 vehicles
(1.64/unit), 674 spaces of which are covered. The Cove Apartments Property is located in Phoenix, Maricopa County, Arizona. The Cove Apartments Property is
approximately 1 mile north of I-10 and 1.5 miles east of the Loop 101 (Agua Fria
Freeway). Access to I-10 is provided at 83rd Avenue. The Cove Apartments
Property is located approximately 10 miles west of the Phoenix central business district. Recent development within 5 miles of The Cove Apartments Property includes a new arena for the NHL Phoenix Coyotes and the new Arizona Cardinals
stadium.

                                      IV-41

      The following table presents certain information relating to the units of
The Cove Apartments Property:

--------------------------------------------------------------------------------
             NUMBER OF   PERCENT    AVERAGE SF  AVERAGE MONTHLY  AVERAGE ANNUAL
UNIT TYPE      UNITS    LEASED (1)   PER UNIT     RENT PER UNIT    RENT PER SF
--------------------------------------------------------------------------------
1-Bedroom       121        98%          717           $602             $10
2-Bedroom       426        91%          941           $702             $ 9
3-Bedroom       105        84%        1,258           $808             $ 8
--------------------------------------------------------------------------------
TOTAL           652        91%          950           $701             $ 9
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated September 4, 2007.

      ESCROWS AND RESERVES. Upon the occurrence of an event of default or the debt service coverage ratio falls below 1.0x for trailing 12 months on an actual basis determined annually based on the actual debt service, The Cove Apartments
Borrower is required to deposit monthly 1/12 of the estimated annual real estate taxes and insurance premium costs.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The Cove Apartments Property is managed and leased by
Heers Management Company, Inc. which is an affiliate of The Cove Apartments
Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including but not limited to: (i) the amount will not result in an aggregate LTV greater than 60% and DSCR less than
1.50x; (ii) lender must approve the mezzanine lender and financing documents and mortgage loan lender shall enter into an intercreditor agreement with mezzanine lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings of the certificates resulting from mezzanine financing.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Cove
Apartments Property is additionally encumbered by a $500,000 B-Note subordinate to The Cove Apartments Note and with a coupon of 6.58%. The B-Note is interest only and is coterminous with The Cove Apartments Note.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding The Cove Apartments Loan and The
Cove Apartments Property is set forth on Appendix II hereto.

                                      IV-42

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 9 - 333 & 555 NORTH POINT CENTER
--------------------------------------------------------------------------------

               [5 PHOTOS OF 333 & 555 NORTH POINT CENTER OMITTED]

                                      IV-43

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 9 - 333 & 555 NORTH POINT CENTER
--------------------------------------------------------------------------------

      [MAP OF INDICATING LOCATION OF 333 & 555 NORTH POINT CENTER OMITTED]

                                      IV-44

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 9 - 333 & 555 NORTH POINT CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   MSMCH
ORIGINAL BALANCE:                       $32,500,000
CUT-OFF DATE BALANCE:                   $28,983,504
LOAN PURPOSE:                           Refinance
SHADOW RATING (FITCH/S&P/DBRS):         NAP
FIRST PAYMENT DATE:                     December 1, 2001
INTEREST RATE:                          7.000%
AMORTIZATION:                           300 months
ARD:                                    NAP
HYPERAMORTIZATION:                      NAP
MATURITY DATE:                          November 1, 2011
EXPECTED MATURITY BALANCE:              $25,636,014
SPONSOR:                                Cousins Properties Incorporated
INTEREST CALCULATION:                   30/360
CALL PROTECTION:                        Prepayable with a premium since November
                                        1, 2006. In connection with any
                                        voluntary prepayment, the borrower must
                                        pay a premium equal to the greater of
                                        (i) 1% of the prepayment principal or
                                        (ii) yield maintenance. Prepayable
                                        without a premium from and after June 1,
                                        2011.

LOAN PER SF:                            $102.92

UP-FRONT RESERVES:                      TI/LC:            $250,000

ONGOING RESERVES:                       None

LOCKBOX:                                None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Office
PROPERTY SUB-TYPE:                      Suburban
LOCATION:                               Alpharetta, GA
YEAR BUILT/RENOVATED:                   1997, 1999 / NAP
PERCENT LEASED(1):                      86.8%
SQUARE FOOTAGE:                         281,599
THE COLLATERAL:                         Two Class "A" office buildings

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Cousins Properties Incorporated

3RD MOST RECENT NOI (AS OF):            $3,505,881 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):            $2,946,445 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):                $3,056,727 (TTM 12/31/2006)
U/W NET OP. INCOME:                     $3,335,898
U/W NET CASH FLOW:                      $3,018,995
U/W OCCUPANCY:                          86.7%
APPRAISED VALUE:                        $51,350,000
CUT-OFF DATE LTV:                       56.4%
MATURITY DATE LTV:                      49.9%
DSCR:                                   1.10x
POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated August 1, 2007.

THE 333 & 555 NORTH POINT CENTER LOAN.

      THE LOAN. The ninth largest loan (the "333 & 555 North Point Center Loan")
as evidenced by the Promissory Note is secured by a first priority Deed to
Secure Debt, Assignment of Leases and Rents and Security Agreement encumbering the 281,599 square foot office buildings known as 333 & 555 North Point Center, located in Alpharetta, Georgia (the "333 & 555 North Point Center Property").
The 333 & 555 North Point Center Loan was originated on October 31, 2001, by or on behalf of Teachers Insurance and Annuity Association of America and
subsequently acquired by Morgan Stanley Mortgage Capital Holdings LLC.

      THE BORROWER. The borrower and sponsor is Cousins Properties Incorporated, a Georgia corporation (the "333 & 555 North Point Center Borrower"). Cousins
Properties Incorporated is a fully-integrated equity REIT headquartered in
Atlanta that has been public since 1962 and trades on the NYSE under the symbol
"CUZ." Its reported portfolio consists of interests in 7.5 million square feet of office space, 3.8 million square feet of retail space, 416,000 square feet of industrial space, two residential condominium properties that are under development and over 10,000 acres of land tracts for sale or future development.

      THE PROPERTY. The 333 & 555 North Point Center Property consists of two office buildings located in Alpharetta, Georgia at 333 North Point Center East
and 555 North Point Center East. The 333 and 555 North Point Center Property is
located in the North Fulton submarket, approximately 15 miles north of Buckhead and 25 miles north of downtown Atlanta. 333 North Point Center was completed in
1997 and contains six stories and 129,586 square feet. 555 North Point Center was completed in 1999 and contains seven stories and 152,013 square feet. The
333 & 555 North Point Center Property includes 1,295 parking spaces. The buildings are constructed of reinforced concrete with reflective glass.

                                      IV-45

      The following table presents certain information relating to the lease rollover at the 333 & 555 North Point Center Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                                        AVERAGE                                               % OF TOTAL         CUMULATIVE % OF
                        # OF          UNDERWRITTEN           % OF          CUMULATIVE         UNDERWRITTEN      TOTAL UNDERWRITTEN
                       LEASES        BASE RENT PER          TOTAL             % OF            BASE RENTAL           BASE RENTAL
     YEAR              ROLLING         SF ROLLING         SF ROLLING       SF ROLLING       REVENUES ROLLING     REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

    Vacant                 --                   --             13%                13%               --                    --
     MTM                    2(1)        $     0.00              1%                14%               --                    --
     2007                   1           $    13.67              2%                16%                2%                    2%
     2008                   6           $    18.93             17%                33%               20%                   22%
     2009                   7           $    17.96             15%                48%               16%                   38%
     2010                   1           $    18.85              2%                49%                2%                   40%
     2011                   4           $    20.74             15%                65%               20%                   60%
     2012                   3           $    19.44              4%                69%                5%                   65%
     2013                  --                   --             --                 69%               --                    65%
     2014                   2           $    15.50             13%                82%               12%                   77%
     2015                  --                   --             --                 82%               --                    77%
     2016                   4           $    18.75             18%               100%               21%                   98%
2017 & Beyond               4(2)        $23,211.69              0%               100%                2%                  100%
------------------------------------------------------------------------------------------------------------------------------------

(1)   The two leases consist of property management offices that do not have any rent associated with them.

(2)   The four leases consist of four cell phone towers that are located on the roof.

      The following table presents certain information relating to the major tenants at the 333 & 555 North Point Center Property:

------------------------------------------------------------------------------------------------------------------------------------
                                CREDIT RATING                                          % OF TOTAL       ANNUALIZED
                                   (FITCH/                             ANNUALIZED       ANNUALIZED      UNDERWRITTEN
                                  MOODY'S/       TENANT     % OF      UNDERWRITTEN     UNDERWRITTEN      BASE RENT        LEASE
        TENANT NAME                S&P)(1)         NRSF     NRSF      BASE RENT ($)      BASE RENT     ($ PER NRSF)     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Kids II, Inc                      --/--/--        51,059      18%     $  957,103             21%           $18.75       01/31/2016
Merrill Lynch                    AA-/Aa3/AA-      35,949      13%     $  557,210             12%           $15.50       06/30/2014
Wells Fargo Home Mortgage        AA/Aa1/AA+       22,438       8%     $  412,635              9%           $18.39       04/30/2009
Regus Business Centre             --/--/--        22,422       8%     $  477,813             10%           $21.31       04/30/2011
Philip Morris USA                  A/--/--        17,521       6%     $  328,869              7%           $18.77       12/31/2008
Ace Mortgage Funding              --/--/--        11,433       4%     $  220,085              5%           $19.25       05/30/2008
Robert W.Baird & Co               --/--/--        11,074       4%     $  228,014              5%           $20.59       01/31/2011
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           171,896      61%     $3,181,728             70%           $18.51
------------------------------------------------------------------------------------------------------------------------------------

Other Tenants                      Various        72,613      26%     $1,381,954             30%           $19.03         Various
Vacant Space                         NAP          37,090      13%     $        0              0%           $ 0.00           NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           281,599     100%     $4,563,682            100%           $18.66
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. At loan origination, the 333 & 555 North Point
Center Borrower made an initial deposit of $250,000 and monthly deposits for a period ending on April 1, 2003 to cover tenant improvements and leasing commissions. No further deposits for TI/LC are required.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The 333 & 555 North Point Center Property is
self-managed by the 333 & 555 North Point Center Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the 333 & 555 North Point Center
Loan and the 333 & 555 North Point Center Property is set forth on Appendix II hereto.

                                      IV-46

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 - 1100 & 1101 WHITAKER ROAD
--------------------------------------------------------------------------------

                 [4 PHOTOS OF 1100 & 1101 WHITAKER ROAD OMITTED]

                                      IV-47

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 - 1100 & 1101 WHITAKER ROAD
--------------------------------------------------------------------------------

         [MAP INDICATING LOCATION OF 1100 & 1101 WHITAKER ROAD OMITTED]

                                      IV-48

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 - 1100 & 1101 WHITAKER ROAD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   MSMCH
ORIGINAL BALANCE:                       $28,000,000
CUT-OFF DATE BALANCE:                   $27,863,850
LOAN PURPOSE:                           Acquisition
SHADOW RATING (FITCH/S&P/DBRS):         NAP
FIRST PAYMENT DATE:                     June 7, 2007
INTEREST RATE:                          5.680%
AMORTIZATION:                           360 months
ARD:                                    NAP
HYPERAMORTIZATION:                      NAP
MATURITY DATE:                          May 7, 2017
EXPECTED MATURITY BALANCE:              $23,577,168
SPONSOR:                                Transpacific Development Company
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        Locked out until the earlier of April
                                        23, 2011 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance thereafter. Prepayable
                                        without a premium from and after March
                                        7, 2017.

LOAN PER SF:                            $35.10

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       TI/LC:            Springing

LOCKBOX:                                None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Industrial
PROPERTY SUB-TYPE:                      Warehouse
LOCATION:                               Plainfield, IN
YEAR BUILT/RENOVATED:                   1996, 1998 / NAP
PERCENT LEASED(1):                      100.0%
SQUARE FOOTAGE:                         793,756
THE COLLATERAL:                         Bulk warehouse and distribution building

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Transpacific Development Company

3RD MOST RECENT NOI (AS OF):            NAP
2ND MOST RECENT NOI (AS OF):            NAP
MOST RECENT NOI (AS OF):                NAP
U/W NET OP. INCOME:                     $2,454,744
U/W NET CASH FLOW:                      $2,216,617
U/W OCCUPANCY:                          95.0%
APPRAISED VALUE:                        $37,600,000
CUT-OFF DATE LTV:                       74.1%
MATURITY DATE LTV:                      62.7%
DSCR:                                   1.14x
POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated October 1, 2007.

THE 1100 & 1101 WHITAKER ROAD LOAN.

      THE LOAN. The tenth largest loan (the "1100 & 1101 Whitaker Road Loan") as evidenced by the Promissory Note is secured by a first priority fee Mortgage,
Assignment of Leases and Rents, Security Agreement and Fixture Filing
encumbering the 793,756 square foot bulk warehouse and distribution building known as 1100 & 1101 Whitaker Road, located in Plainfield, Indiana (the "1100 &
1101 Whitaker Road Property"). The 1100 & 1101 Whitaker Road Loan was originated on April 23, 2007 by or on behalf of Morgan Stanley Mortgage Capital Holdings
LLC.

      THE BORROWER. The borrower is Curci Plainfield Indiana LLC, a Delaware limited liability company (the "1100 & 1101 Whitaker Road Borrower") that owns no material asset other than the 1100 & 1101 Whitaker Road Property and related interests. The 1100 & 1101 Whitaker Road Borrower is a subsidiary of
Transpacific Development Company, the sponsor of the 1100 & 1101 Whitaker Road
Loan. Transpacific Development Company is a independent commercial real estate company that has developed or acquired more than 18,500,000 square feet of investment-grade properties. Transpacific Development Company was founded and is controlled by Shurl Curci, who has developed large scale, multi-use properties and single-building trophy properties.

      THE PROPERTY. The 1100 & 1101 Whitaker Road Property is located in
Plainfield, Indiana, at 1100 & 1101 Whitaker Road. The 1100 & 1101 Whitaker Road
Property is located two miles away from the Indianapolis International Airport and is part of the Plainfield Business Park, a 1,000 plus acre master planned distribution park. The two buildings comprising the 1100 & 1101 Whitaker Road
Property were originally constructed in 1996 and 1998 and are 414,424 and
379,332 square feet, respectively. Each 1100 & 1101 Whitaker Road Property consists of a bulk warehouse and distribution building with a small office area.
The 1100 & 1101 Whitaker Road Property is situated on approximately 33.99 acres and includes 225 parking spaces.

                                      IV-49

      The following table presents certain information relating to the lease rollover at the 1100 & 1101 Whitaker Road Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                                         AVERAGE                                              % OF TOTAL         CUMULATIVE % OF
                          # OF         UNDERWRITTEN                         CUMULATIVE        UNDERWRITTEN      TOTAL UNDERWRITTEN
                         LEASES       BASE RENT PER        % OF TOTAL         % OF            BASE RENTAL           BASE RENTAL
     YEAR                ROLLING        SF ROLLING         SF ROLLING       SF ROLLING      REVENUES ROLLING     REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

    Vacant                   --               --                 --                --                --                    --
     2007                    --               --                 --                --                --                    --
     2008                    --               --                 --                --                --                    --
     2009                    --               --                 --                --                --                    --
     2010                    --               --                 --                --                --                    --
     2011                    --               --                 --                --                --                    --
     2012                     1            $3.20                 52%               52%               50%                   50%
     2013                     1            $3.56                 48%              100%               50%                  100%
     2014                    --               --                 --               100%               --                   100%
     2015                    --               --                 --               100%               --                   100%
     2016                    --               --                 --               100%               --                   100%
2017 & Beyond                --               --                 --               100%               --                   100%
------------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the 1100 & 1101 Whitaker Road Property:

------------------------------------------------------------------------------------------------------------------------------------
                           CREDIT RATING                                            % OF TOTAL       ANNUALIZED
                               (FITCH/                            ANNUALIZED        ANNUALIZED      UNDERWRITTEN
                              MOODY'S/       TENANT     % OF      UNDERWRITTEN     UNDERWRITTEN       BASE RENT         LEASE
       TENANT NAME              S&P)          NRSF      NRSF     BASE RENT ($)       BASE RENT      ($ PER NRSF)      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Ozburn-Hessey Logistics       --/--/--      793,756      100%      $2,677,279            100%            $3.37        05/31/2012(1)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      793,756      100%      $2,677,279            100%            $3.37
------------------------------------------------------------------------------------------------------------------------------------

Other Tenants                    NAP              0        0%      $        0              0%            $0.00            NAP
Vacant Space                     NAP              0        0%      $        0              0%            $0.00            NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      793,756      100%      $2,677,279            100%            $3.37
------------------------------------------------------------------------------------------------------------------------------------

(1)   414,424 square feet expires on May 31, 2012 and 379,332 square feet expires on October 31, 2013.

      ESCROWS AND RESERVES. Commencing on the monthly payment date occurring ten months prior to the earliest expiration of any of the Ozburn-Hessey Leases (or the earliest expiration of any extensions thereof), the 1100 & 1101 Whitaker
Road Borrower is required to deposit all gross revenue remaining after payment of monthly debt service and monthly budgeted operating expenses into a reserve account to be used for tenant improvements and leasing commissions, until the amount deposited reaches $200,000, provided no event of default exists and DSCR is at least 1.20x. No additional monthly payments are required once the amount in the reserve fund reaches this cap. As an alternative to such deposits, the
1100 & 1101 Whitaker Road Borrower may deliver to lender (i) a guaranty by Shurl
Curci of payment of such tenant improvements and leasing commissions, in an amount not to exceed $200,000, or (ii) a letter of credit in the amount of
$200,000.

      PROPERTY MANAGEMENT. The 1100 & 1101 Whitaker Road Property is managed by
Transpacific Development Company, which is the 1100 & 1101 Whitaker Road Loan's sponsor. The management agreement is subordinate to the 1100 & 1101 Whitaker
Road Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the 1100 & 1101 Whitaker Road
Loan and the 1100 & 1101 Whitaker Road Property is set forth on Appendix II hereto.

                                      IV-50

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                    DISTRIBUTION DATE STATEMENT

                           -----------------------------------------------------------------------------
                           STATEMENT SECTIONS                                                   PAGE(s)
                           -----------------------------------------------------------------------------

                           Certificate Distribution Detail                                         2
                           Certificate Factor Detail                                               3
                           Reconciliation Detail                                                   4
                           Other Required Information                                              5
                           Cash Reconciliation Detail                                              6
                           Ratings Detail                                                          7
                           Current Mortgage Loan and Property Stratification Tables              8 - 16
                           Mortgage Loan Detail                                                    17
                           NOI Detail                                                              18
                           Principal Prepayment Detail                                             19
                           Historical Detail                                                       20
                           Delinquency Loan Detail                                                 21
                           Specially Serviced Loan Detail                                       22 - 23
                           Advance Summary                                                         24
                           Modified Loan Detail                                                    25
                           Historical Liquidated Loan Detail                                       26
                           Historical Bond / Collateral Realized Loss Reconciliation               27
                           Interest Shortfall Reconciliation Detail                             28 - 29
                           Defeased Loan Detail                                                    30
                           Supplemental Reporting                                                  31
                           -----------------------------------------------------------------------------

                DEPOSITOR                                  MASTER SERVICER                              SPECIAL SERVICER
  --------------------------------------         -----------------------------------          ------------------------------------

  Bear Stearns Commercial Mortgage               Wells Fargo Bank, N.A.                       Centerline Servicing Inc.
  Securities, Inc.                               1320 Willow Pass Road, Suite 300             5221 N. O'Connor Blvd., Suite 600
                                                 investorreporting@wellsfargo.com             Irving, TX 75039
  383 Madison Avenue                             Concord, CA 94520
  New York, NY 10179

  Contact: General Information Number            Contact: Myung J. Nam                        Contact:      Chris Crouch
  Phone Number: (212) 272-2000                   Phone Number:                                Phone Number: (972) 868-5300
  --------------------------------------         -----------------------------------          ------------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                                                                                                                       Page 1 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Realized
                                                                                      Loss/
                                                                                    Additional                           Current
               Pass-Through Original Beginning  Principal     Interest   Prepayment Trust Fund    Total      Ending   Subordination
 Class  CUSIP      Rate     Balance   Balance  Distribution Distribution  Premium    Expenses  Distribution  Balance     Level (1)
-----------------------------------------------------------------------------------------------------------------------------------

 A-1             0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
 A-2             0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
 A-3             0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
 A-AB            0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
 A-4             0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
 A-1A            0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
 A-M             0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
 A-J             0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
  B              0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
  C              0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
  D              0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
  E              0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
  F              0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
  G              0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
  H              0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
  J              0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
  K              0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
  L              0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
  M              0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
  N              0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
  O              0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
  P              0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
 R-I             0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
 R-II            0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
R-III            0.000000%      0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                          0.00      0.00         0.00         0.00       0.00       0.00         0.00     0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                            Original Beginning                                         Ending
               Pass-Through Notional Notional    Interest    Prepayment     Total     Notional
Class   CUSIP      Rate      Amount   Amount   Distribution   Premium    Distribution  Amount
----------------------------------------------------------------------------------------------

 X-1             0.000000%      0.00      0.00         0.00         0.00       0.00       0.00
 X-2             0.000000%      0.00      0.00         0.00         0.00       0.00       0.00
----------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                                                                                                                       Page 2 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                      CERTIFICATE FACTOR DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Realized
                                                                                                       Loss/
                                                                                                    Additional
                                                                                                       Trust
                                  Beginning         Principal        Interest      Prepayment          Fund            Ending
     Class          CUSIP          Balance         Distribution     Distribution    Premium          Expenses          Balance
---------------------------------------------------------------------------------------------------------------------------------

      A-1                          0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
      A-2                          0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
      A-3                          0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
      A-AB                         0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
      A-4                          0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
      A-1A                         0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
      A-M                          0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
      A-J                          0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       B                           0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       C                           0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       D                           0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       E                           0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       F                           0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       G                           0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       H                           0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       J                           0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       K                           0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       L                           0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       M                           0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       N                           0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       O                           0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       P                           0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
      R-I                          0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
      R-II                         0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
     R-III                         0.00000000        0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
---------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

                                  Beginning                                         Ending
                                  Notional           Interest     Prepayment       Notional
     Class          CUSIP          Amount          Distribution     Premium         Amount
-------------------------------------------------------------------------------------------------

       X-1                         0.00000000       0.00000000       0.00000000      0.00000000
       X-2                         0.00000000       0.00000000       0.00000000      0.00000000
-------------------------------------------------------------------------------------------------

                                                                                                                       Page 3 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                          RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION
-----------------------------------------------------------------------------------------------------------------------------------
                   Stated         Unpaid                                                         Stated      Unpaid      Current
                  Beginning      Beginning                                                       Ending      Ending     Principal
                  Principal      Principal    Scheduled   Unscheduled    Principal   Realized   Principal   Principal  Distribution
 Loan Group        Balance        Balance     Principal    Principal    Adjustments    Loss      Balance     Balance      Amount
-----------------------------------------------------------------------------------------------------------------------------------

      1                0.00           0.00         0.00         0.00           0.00      0.00        0.00        0.00          0.00
      2                0.00           0.00         0.00         0.00           0.00      0.00        0.00        0.00          0.00
-----------------------------------------------------------------------------------------------------------------------------------
    Total              0.00           0.00         0.00         0.00           0.00      0.00        0.00        0.00          0.00
-----------------------------------------------------------------------------------------------------------------------------------

CERTIFICATE INTEREST RECONCILIATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Remaining
                                        Net Aggregate                 Distributable                                       Unpaid
                             Accrued     Prepayment    Distributable   Certificate             Additional              Distributable
         Accrual  Accrual  Certificate    Interest      Certificate     Interest     WAC CAP   Trust Fund   Interest    Certificate
Class     Dates    Days     Interest      Shortfall      Interest      Adjustment   Shortfall   Expenses  Distribution   Interest
------------------------------------------------------------------------------------------------------------------------------------

 A-1        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-2        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-3        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-AB       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-4        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-1A       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-M        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-J        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 X-1        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 X-2        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  B         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  C         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  D         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  E         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  F         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  G         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  H         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  J         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  K         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  L         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  M         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  N         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  O         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  P         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals               0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 4 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount (1)                                 0.00

Master Servicing Fee Summary

   Current Period Accrued Master Servicing Fees                   0.00
   Less Delinquent Master Servicing Fees                          0.00
   Less Reductions to Master Servicing Fees                       0.00
   Plus Master Servicing Fees for Delinquent Payments Received    0.00
   Plus Adjustments for Prior Master Servicing Calculation        0.00
   Total Master Servicing Fees Collected                          0.00

                                                                           Appraisal Reduction Amount
                                                                           -------------------------------------------------
                                                                                       Appraisal     Cumulative  Most Recent
                                                                            Loan       Reduction        ASER      App. Red.
                                                                           Number      Effected        Amount       Date
                                                                           -------------------------------------------------

                                                                           -------------------------------------------------
                                                                           Total
                                                                           -------------------------------------------------

(1) The Available Distribution Amount includes any Prepayment Premiums.

                                                                                                                       Page 5 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                           CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED

  INTEREST:
      Interest paid or advanced                                         0.00
      Interest reductions due to Non-Recoverability Determinations      0.00
      Interest Adjustments                                              0.00
      Deferred Interest                                                 0.00
      Net Prepayment Interest Shortfall                                 0.00
      Net Prepayment Interest Excess                                    0.00
      Extension Interest                                                0.00
      Interest Reserve Withdrawal                                       0.00
                                                                            --------
            TOTAL INTEREST COLLECTED                                            0.00

  PRINCIPAL:
      Scheduled Principal                                               0.00
      Unscheduled Principal                                             0.00
            Principal Prepayments                                       0.00
            Collection of Principal after Maturity Date                 0.00
            Recoveries from Liquidation and Insurance Proceeds          0.00
            Excess of Prior Principal Amounts paid                      0.00
            Curtailments                                                0.00
      Negative Amortization                                             0.00
      Principal Adjustments                                             0.00
                                                                            --------
            TOTAL PRINCIPAL COLLECTED                                           0.00

  OTHER:
      Prepayment Penalties/Yield Maintenance                            0.00
      Repayment Fees                                                    0.00
      Borrower Option Extension Fees                                    0.00
      Equity Payments Received                                          0.00
      Net Swap Counterparty Payments Received                           0.00
                                                                            --------
            TOTAL OTHER COLLECTED                                               0.00
                                                                            --------
TOTAL FUNDS COLLECTED                                                           0.00
                                                                            ========

TOTAL FUNDS DISTRIBUTED

  FEES:
      Master Servicing Fee                                          0.00
      Trustee Fee                                                   0.00
      Certificate Administration Fee                                0.00
      Insurer Fee                                                   0.00
      Miscellaneous Fee                                             0.00
                                                                            --------
            TOTAL FEES                                                          0.00

  ADDITIONAL TRUST FUND EXPENSES:

      Reimbursement for Interest on Advances                        0.00
      ASER Amount                                                   0.00
      Special Servicing Fee                                         0.00
      Rating Agency Expenses                                        0.00
      Attorney Fees & Expenses                                      0.00
      Bankruptcy Expense                                            0.00
      Taxes Imposed on Trust Fund                                   0.00
      Non-Recoverable Advances                                      0.00
      Other Expenses                                                0.00
                                                                            --------
            TOTAL ADDITIONAL TRUST FUND EXPENSES                                0.00

  INTEREST RESERVE DEPOSIT                                                      0.00

  PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:

      Interest Distribution                                         0.00
      Principal Distribution                                        0.00
      Prepayment Penalties/Yield Maintenance                        0.00
      Borrower Option Extension Fees                                0.00
      Equity Payments Paid                                          0.00
      Net Swap Counterparty Payments Paid                           0.00
                                                                            --------
            TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                       0.00
                                                                            --------
TOTAL FUNDS DISTRIBUTED                                                         0.00
                                                                            ========

                                                                                                                       Page 6 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                  RATINGS DETAIL

-------------------------------------------------------------------------------------------------------------------
                                                    Original Ratings                     Current Ratings (1)
                                           ------------------------------------------------------------------------
       Class                CUSIP             Fitch        S & P       DBRS       Fitch        S & P       DBRS
-------------------------------------------------------------------------------------------------------------------

        A-1
        A-2
        A-3
       A-AB
        A-4
       A-1A
        A-M
        A-J
        X-1
        X-2
         B
         C
         D
         E
         F
         G
         H
         J
         K
         L
         M
         N
         O
         P
-------------------------------------------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.

       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

      N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                  Standard & Poor's Rating Services                  Dominion Bond Rating Service
One State Street Plaza                       55 Water Street                                    200 King Street West, Suite 1304
New York, New York 10004                     New York, New York 10041                           Toronto, Ontario M5H 3T4
(212) 908-0500                               (212) 438-2430                                     (416) 593-5577
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 7 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                   % of                  Weighted                                        % of              Weighted
    Scheduled   # of    Scheduled   Agg.   WAM           Avg DSCR                     # of    Scheduled   Agg.  WAM        Avg DSCR
     Balance    loans    Balance    Bal.   (2)    WAC      (1)             State      Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                                                                       Page 8 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                    % of                 Weighted                                         % of             Weighted
 Debt Service   # of    Scheduled   Agg.   WAM           Avg DSCR          Property   # of    Scheduled   Agg.  WAM        Avg DSCR
Coverage Ratio  loans    Balance    Bal.   (2)    WAC      (1)               Type     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                    % of                 Weighted                                         % of             Weighted
                # of    Scheduled   Agg.   WAM           Avg DSCR                     # of    Scheduled   Agg.  WAM        Avg DSCR
  Note Rate     loans    Balance    Bal.   (2)    WAC      (1)           Seasoning    loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                                                                       Page 9 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

        ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
 Anticipated                        % of                 Weighted         Remaining                       % of             Weighted
Remaining Term  # of    Scheduled   Agg.   WAM           Avg DSCR          Stated     # of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                                                           Age of
  Remaining                         % of                 Weighted           Most                          % of             Weighted
 Amortization   # of    Scheduled   Agg.   WAM           Avg DSCR          Recent     # of    Scheduled   Agg.  WAM        Avg DSCR
     Term       loans    Balance    Bal.   (2)    WAC      (1)               NOI      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                                                                      Page 10 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                      GROUP I

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                    % of                 Weighted                                         % of             Weighted
   Scheduled    # of    Scheduled   Agg.   WAM           Avg DSCR                     # of    Scheduled   Agg.  WAM        Avg DSCR
    Balance     loans    Balance    Bal.   (2)    WAC      (1)              State     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                                                                      Page 11 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
      Debt                           %                                                                     %
    Service                          of                  Weighted                                          of              Weighted
    Coverage    # of    Scheduled   Agg.   WAM           Avg DSCR                     # of    Scheduled   Agg.  WAM        Avg DSCR
     Ratio      loans    Balance    Bal.   (2)    WAC      (1)         Property Type  Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                    % of                 Weighted                                         % of             Weighted
      Note      # of    Scheduled   Agg.   WAM           Avg DSCR                     # of    Scheduled   Agg.  WAM        Avg DSCR
      Rate      loans    Balance    Bal.   (2)    WAC      (1)            Seasoning   loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                                                                      Page 12 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                            1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                      GROUP I

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
 Anticipated                        % of                 Weighted         Remaining                       % of             Weighted
Remaining Term  # of    Scheduled   Agg.   WAM           Avg DSCR          Stated     #  of   Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                                                           Age of
   Remaining                        % of                 Weighted           Most                          % of             Weighted
  Amortization  # of    Scheduled   Agg.   WAM           Avg DSCR          Recent     # of    Scheduled   Agg.  WAM        Avg DSCR
      Term      loans    Balance    Bal.   (2)    WAC      (1)               NOI      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                                                                      Page 13 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                      GROUP II

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                    % of                 Weighted                                         % of             Weighted
   Scheduled    # of    Scheduled   Agg.   WAM           Avg DSCR                     # of    Scheduled   Agg.  WAM        Avg DSCR
    Balance     loans    Balance    Bal.   (2)    WAC      (1)              State     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                                                                      Page 14 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
      Debt
    Service                         % of                 Weighted                                         % of             Weighted
    Coverage    # of    Scheduled   Agg.   WAM           Avg DSCR                     # of    Scheduled   Agg.  WAM        Avg DSCR
     Ratio      loans    Balance    Bal.   (2)    WAC      (1)         Property Type  Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                    % of                 Weighted                                         % of             Weighted
      Note      # of    Scheduled   Agg.   WAM           Avg DSCR                     # of    Scheduled   Agg.  WAM        Avg DSCR
      Rate      loans    Balance    Bal.   (2)    WAC      (1)            Seasoning   loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                                                                      Page 15 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
 Anticipated                        % of                 Weighted         Remaining                       % of             Weighted
Remaining Term  # of    Scheduled   Agg.   WAM           Avg DSCR          Stated     # of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                                                           Age of
   Remaining                        % of                 Weighted           Most                          % of             Weighted
  Amortization  # of    Scheduled   Agg.   WAM           Avg DSCR          Recent     # of    Scheduled   Agg.  WAM        Avg DSCR
      Term      loans    Balance    Bal.   (2)    WAC      (1)               NOI      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                                                                      Page 16 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                  Property                                               Anticipated             Neg.    Beginning     Ending
   Loan             Type                   Interest   Principal   Gross   Repayment   Maturity  Amort    Scheduled   Scheduled
  Number   ODCR     (1)     City   State   Payment     Payment   Coupon     Date        Date    (Y/N)     Balance     Balance
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------
            Paid     Appraisal   Appraisal   Res.   Mod.
   Loan     Thru     Reduction   Reduction  Strat.  Code
  Number    Date       Date       Amount     (2)    (3)
----------------------------------------------------------

----------------------------------------------------------
 Totals
----------------------------------------------------------

                      (1) Property Type Code                                        (2) Resolution Strategy Code
                      ----------------------                                        ----------------------------

MF - Multi-Family            OF - Office          1 - Modification      6 - DPO                      10 - Deed in Lieu Of
RT - Retail                  MU - Mixed Use       2 - Foreclosure       7 - REO                             Foreclosure
HC - Health Care             LO - Lodging         3 - Bankruptcy        8 - Resolved                 11 - Full Payoff
IN - Industrial              SS - Self Storage    4 - Extension         9 - Pending Return           12 - Reps and Warranties
WH - Warehouse               OT - Other           5 - Note Sale               to Master Servicer     13 - Other or TBD
MH - Mobile Home Park

    (3) Modification Code
    ---------------------

 1 - Maturity Date Extension
 2 - Amortization Change
 3 - Principal Write-Off
 4 - Combination

                                                                                                                      Page 17 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                            NOI DETAIL
----------------------------------------------------------------------------------------------------------------------------------
                                                         Ending            Most            Most       Most Recent    Most Recent
    Loan              Property                          Scheduled         Recent          Recent       NOI Start       NOI End
   Number    ODCR       Type       City      State       Balance        Fiscal NOI          NOI           Date           Date
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   Total
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                      Page 18 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                    Principal Prepayment Amount                      Prepayment Penalties
                            Offering Document  -------------------------------------------------------------------------------------
 Loan Number   Loan Group    Cross-Reference     Payoff Amount    Curtailment Amount   Prepayment Premium  Yield Maintenance Premium
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    Totals
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                      Page 19 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

---------------------------------------------------------------------------------------------------------------
                                                 Delinquencies
---------------------------------------------------------------------------------------------------------------
Distribution     30-59 Days    60-89 Days    90 Days or More     Foreclosure         REO        Modifications
    Date        #   Balance   #   Balance    #       Balance    #     Balance     #    Balance  #      Balance
-----------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
                          Prepayments                  Rate and Maturities
------------------------------------------------------------------------------
Distribution    Curtailments         Payoff         Next Weighted Avg.
    Date        #    Balance      #    Balance       Coupon     Remit     WAM
------------------------------------------------------------------------------

--------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

                                                                                                                      Page 20 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                 DELINQUENCY LOAN DETAIL

---------------------------------------------------------------------------------------------------------------------------

                  Offering        # of                     Current    Outstanding    Status of  Resolution
                  Document        Months    Paid Through    P & I        P & I       Mortgage    Strategy       Servicing
 Loan Number   Cross-Reference    Delinq.       Date       Advances   Advances **    Loan (1)    Code (2)     Transfer Date
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
 Totals
---------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                                 Actual      Outstanding
                Foreclosure     Principal     Servicing    Bankruptcy   REO
 Loan Number       Date          Balance      Advances        Date      Date
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
 Totals
-----------------------------------------------------------------------------

                    (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code
                    ----------------------------                                       -----------------------------

A - Payments Not Received       2 - Two Months Delinquent             1 - Modification   6 - DPO                  10 - Deed In Lieu
    But Still in Grace Period   3 - Three or More Months Delinquent   2 - Foreclosure    7 - REO                       Of Forclosure
B - Late Payment But Less       4 - Assumed Scheduled Payment         3 - Bankruptcy     8 - Resolved             11 - Full Payoff
    Than 1 Month Delinquent         (Performing Matured Loan)         4 - Extension      9 - Pending Return       12 - Reps and
0 - Current                     7 - Foreclosure                       5 - Note Sale          to Master Servicer        Warranties
1 - One Month Delinquent        9 - REO                                                                           13 - Other or TBD

                                                                                                                      Page 21 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------------

                               Offering      Servicing    Resolution
  Distribution     Loan        Document       Transfer     Strategy      Scheduled      Property              Interest       Actual
     Date         Number    Cross-Reference     Date       Code (1)       Balance       Type (2)     State      Rate        Balance
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                    Net                                                Remaining
  Distribution   Operating      NOI             Note     Maturity     Amortization
     Date          Income      Date     DSCR    Date       Date           Term
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

                    (1) Resolution Strategy Code                                    (2) Property Type Code
                    ----------------------------                                    -----------------------

1 - Modification   6 - DPO                  10 - Deed In Lieu Of        MF - Multi-Family            OF - Office
2 - Foreclosure    7 - REO                       Foreclosure            RT - Retail                  MU - Mixed use
3 - Bankruptcy     8 - Resolved             11 - Full Payoff            HC - Health Care             LO - Lodging
4 - Extension      9 - Pending Return       12 - Reps and Warranties    IN - Industrial              SS - Self Storage
5 - Note Sale          to Master Servicer   13 - Other or TBD           WH - Warehouse               OT - Other
                                                                        MH - Mobile Home Park

                                                                                                                      Page 22 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                          Offering      Resolution      Site
 Distribution   Loan      Document       Strategy    Inspection                 Appraisal   Appraisal      Other REO
     Date      Number  Cross-Reference   Code (1)       Date     Phase 1 Date     Date        Value    Property Revenue     Comment
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                     (1) Resolution Strategy Code
                     -----------------------------

1 - Modification       6 - DPO                        10 - Deed In Lieu Of
2 - Foreclosure        7 - REO                              Foreclosure
3 - Bankruptcy         8 - Resolved                   11 - Full Payoff
4 - Extension          9 - Pending Return             12 - Reps and Warranties
5 - Note Sale              to Master Servicer         13 - Other or TBD

                                                                                                                      Page 23 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                             ADVANCE SUMMARY

--------------------------------------------------------------------------
                                                            Current Period
                                                               Interest
              Current                       Outstanding       on P&I and
                P&I         Outstanding      Servicing         Servicing
Loan Group    Advances      P&I Advances      Advances       Advances Paid
--------------------------------------------------------------------------
    1             0.00             0.00             0.00              0.00
    2             0.00             0.00             0.00              0.00
--------------------------------------------------------------------------
  Totals          0.00             0.00             0.00              0.00
--------------------------------------------------------------------------

                                                                                                                      Page 24 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
              Offering
  Loan        Document      Pre-Modification  Post-Modification  Pre-Modification  Post-Modification   Modification     Modification
 Number    Cross-Reference       Balance           Balance         Interest Rate     Interest Rate         Date         Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                      Page 25 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                  HISTORICAL LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Net
                                                                                                      Net           Proceeds
                                   Beginning         Fees,        Most Recent     Gross Sales       Proceeds       Available
    Distribution                   Scheduled       Advances,       Appraised      Proceeds or     Received on         for
        Date          ODCR          Balance     and Expenses *   Value or BPO   Other Proceeds    Liquidation     Distribution
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
         Current Total
-------------------------------------------------------------------------------------------------------------------------------
        Cumulative Total
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

                                Realized     Date of Current  Current Period   Cumulative      Loss to Loan
    Distribution                  Loss         Period Adj.      Adjustment     Adjustment        with Cum
        Date          ODCR      to Trust         to Trust        to Trust       to Trust      Adj. to Trust
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
         Current Total
--------------------------------------------------------------------------------------------------------------
        Cumulative Total
--------------------------------------------------------------------------------------------------------------

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                                                                                                      Page 26 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                          HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Prior
                                                                      Realized
                   Offering         Beginning         Aggregate     Loss Applied       Amounts          Interest       Modification
  Distribution     Document          Balance        Realized Loss        to           Covered by      (Shortages)/      /Appraisal
      Date      Cross-Reference   at Liquidation      on Loans      Certificates    Credit Support      Excesses      Reduction Adj.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                                      (Recoveries)/
                                                    Realized Loss                     Losses Applied
                    Offering         Additional       Applied to     Recoveries of          to
  Distribution      Document        (Recoveries)   Certificates to  Realized Losses    Certificate
      Date       Cross-Reference     /Expenses           Date         Paid as Cash       Interest
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
            Totals
-----------------------------------------------------------------------------------------------------

                                                                                                                      Page 27 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                  INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

------------------------------------------------------------------------------------------------------------------------------------
                        Stated
     Offering          Principal      Current Ending                 Special Servicing Fees
     Document         Balance at         Scheduled     --------------------------------------------------
 Cross-Reference     Contribution         Balance          Monthly        Liquidation      Work Out          ASER     (PPIS) Excess
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                                        Modified
                                                        Interest
     Offering       Non-Recoverable     Interest          Rate          Additional
     Document         (Scheduled           on          (Reduction)      Trust Fund
 Cross-Reference      Interest)         Advances         /Excess          Expense
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
      Totals
------------------------------------------------------------------------------------

                                                                                                                      Page 28 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                          INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

-----------------------------------------------------------------------------------------------------------------------------------
                                                           Reimb of Advances to the
                                                                   Servicer
                       Stated                          ---------------------------------
    Offering          Principal       Current Ending                       Left to           Other
    Document         Balance at         Scheduled                         Reimburse      (Shortfalls)/
 Cross-Reference    Contribution         Balance        Current Month  Master Servicer      Refunds              Comments
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     Totals
-----------------------------------------------------------------------------------------------------------------------------------
     Interest Shortfall Reconciliation Detail Part 2 Total                0.00
-----------------------------------------------------------------------------------------------------------------------------------
     Interest Shortfall Reconciliation Detail Part 1 Total                0.00
-----------------------------------------------------------------------------------------------------------------------------------
     Total Interest Shortfall Allocated to Trust                          0.00
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                      Page 29 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                        DEFEASED LOAN DETAIL

---------------------------------------------------------------------------------------------------
                        Offering        Ending
                        Document       Scheduled      Maturity                      Defeasance
    Loan Number      Cross-Reference    Balance         Date          Note Rate       Status
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
      Totals
---------------------------------------------------------------------------------------------------

                                                                                                                      Page 30 of 31

------------                                                                              -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                                                                      CTSLink Customer Service
------------                                                                                           1-866-846-4526
                                                                                          Reports Available @ www.ctslink.com/cmbs
                                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.     -----------------------------------------

WELLS FARGO BANK, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CORPORATE TRUST SERVICES                            SERIES 2007-TOP28                     PAYMENT DATE:                  11/14/2007
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                   10/31/2007
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:            11/07/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                       SUPPLEMENTAL REPORTING

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                      Page 31 of 31

                      [This Page Intentionally Left Blank]

                                   SCHEDULE A

                      Class A-AB Planned Principal Balance

DISTRIBUTION DATE       BALANCE          DISTRIBUTION DATE        BALANCE
-----------------    --------------      -----------------     --------------
November 2007        $76,420,000.00      September 2011        $76,420,000.00
December 2007        $76,420,000.00      October 2011          $76,420,000.00
January 2008         $76,420,000.00      November 2011         $76,420,000.00
February 2008        $76,420,000.00      December 2011         $76,420,000.00
March 2008           $76,420,000.00      January 2012          $76,420,000.00
April 2008           $76,420,000.00      February 2012         $76,420,000.00
May 2008             $76,420,000.00      March 2012            $76,420,000.00
June 2008            $76,420,000.00      April 2012            $76,420,000.00
July 2008            $76,420,000.00      May 2012              $76,420,000.00
August 2008          $76,420,000.00      June 2012             $76,420,000.00
September 2008       $76,420,000.00      July 2012             $76,420,000.00
October 2008         $76,420,000.00      August 2012           $76,420,000.00
November 2008        $76,420,000.00      September 2012        $76,420,000.00
December 2008        $76,420,000.00      October 2012          $76,402,572.94
January 2009         $76,420,000.00      November 2012         $75,353,000.00
February 2009        $76,420,000.00      December 2012         $74,163,000.00
March 2009           $76,420,000.00      January 2013          $73,103,000.00
April 2009           $76,420,000.00      February 2013         $72,037,000.00
May 2009             $76,420,000.00      March 2013            $70,561,000.00
June 2009            $76,420,000.00      April 2013            $69,482,000.00
July 2009            $76,420,000.00      May 2013              $68,263,000.00
August 2009          $76,420,000.00      June 2013             $67,172,000.00
September 2009       $76,420,000.00      July 2013             $65,942,000.00
October 2009         $76,420,000.00      August 2013           $64,839,000.00
November 2009        $76,420,000.00      September 2013        $63,730,000.00
December 2009        $76,420,000.00      October 2013          $62,482,000.00
January 2010         $76,420,000.00      November 2013         $61,361,000.00
February 2010        $76,420,000.00      December 2013         $60,101,000.00
March 2010           $76,420,000.00      January 2014          $58,968,000.00
April 2010           $76,420,000.00      February 2014         $57,829,000.00
May 2010             $76,420,000.00      March 2014            $56,287,000.00
June 2010            $76,420,000.00      April 2014            $55,134,000.00
July 2010            $76,420,000.00      May 2014              $53,844,000.00
August 2010          $76,420,000.00      June 2014             $52,700,000.00
September 2010       $76,420,000.00      July 2014             $51,396,000.00
October 2010         $76,420,000.00      August 2014           $50,300,000.00
November 2010        $76,420,000.00      September 2014        $49,115,000.00
December 2010        $76,420,000.00      October 2014          $47,934,000.00
January 2011         $76,420,000.00      November 2014         $46,763,000.00
February 2011        $76,420,000.00      December 2014         $45,460,000.00
March 2011           $76,420,000.00      January 2015          $44,278,000.00
April 2011           $76,420,000.00      February 2015         $43,089,000.00
May 2011             $76,420,000.00      March 2015            $41,511,000.00
June 2011            $76,420,000.00      April 2015            $40,309,000.00
July 2011            $76,420,000.00      May 2015              $38,973,000.00
August 2011          $76,420,000.00      June 2015             $37,757,000.00

                                       A-1

DISTRIBUTION DATE       BALANCE
-----------------    --------------
July 2015            $36,408,000.00
August 2015          $35,180,000.00
September 2015       $19,545,000.00
October 2015         $17,511,000.00
November 2015        $16,263,000.00
December 2015        $14,883,000.00
January 2016         $13,622,000.00
February 2016        $12,354,000.00
March 2016           $10,829,000.00
April 2016           $9,547,000.00
May 2016             $8,133,000.00
June 2016            $6,837,000.00
July 2016            $5,410,000.00
August 2016          $4,100,000.00
September 2016       $2,783,000.00
October 2016         $1,336,000.00
November 2016          $5,000.00
December 2016            $0.00

                                      A - 2

                                   SCHEDULE B

            Rates Used in Determination of Class X Pass-Through Rates

DISTRIBUTION DATE        RATES        DISTRIBUTION DATE         RATES
-----------------       --------      -----------------        -------
November 2007           6.14742%      November 2011            6.13270%
December 2007           5.96217%      December 2011            5.94414%
January 2008            6.14730%      January 2012             6.13233%
February 2008           5.96203%      February 2012            5.94405%
March 2008              5.96201%      March 2012               5.94412%
April 2008              6.14711%      April 2012               6.12507%
May 2008                5.96183%      May 2012                 5.93921%
June 2008               6.14699%      June 2012                6.12893%
July 2008               5.96169%      July 2012                5.93622%
August 2008             6.14686%      August 2012              6.12366%
September 2008          6.14682%      September 2012           6.12365%
October 2008            5.96152%      October 2012             5.93436%
November 2008           6.14673%      November 2012            6.12361%
December 2008           5.96142%      December 2012            5.93436%
January 2009            5.96137%      January 2013             5.93435%
February 2009           5.96132%      February 2013            5.93435%
March 2009              5.96145%      March 2013               5.93476%
April 2009              6.14649%      April 2013               6.12356%
May 2009                5.96116%      May 2013                 5.93433%
June 2009               6.14640%      June 2013                6.12354%
July 2009               5.96105%      July 2013                5.93432%
August 2009             6.14631%      August 2013              6.12352%
September 2009          6.14626%      September 2013           6.12351%
October 2009            5.96090%      October 2013             5.93431%
November 2009           6.14617%      November 2013            6.12349%
December 2009           5.96078%      December 2013            5.93430%
January 2010            5.96071%      January 2014             5.93429%
February 2010           5.96064%      February 2014            5.93429%
March 2010              5.96081%      March 2014               5.93473%
April 2010              6.14584%      April 2014               6.10001%
May 2010                5.96043%      May 2014                 5.91192%
June 2010               6.14571%      June 2014                6.09995%
July 2010               5.96029%      July 2014                5.91187%
August 2010             6.14559%      August 2014              6.09954%
September 2010          6.14553%      September 2014           6.09951%
October 2010            5.96009%      October 2014             5.90982%
November 2010           6.14541%      November 2014            6.09945%
December 2010           5.95995%      December 2014            5.90977%
January 2011            5.95988%      January 2015             5.90974%
February 2011           5.95981%      February 2015            5.90972%
March 2011              5.96002%      March 2015               5.91020%
April 2011              6.14505%      April 2015               6.09928%
May 2011                5.95958%      May 2015                 5.90915%
June 2011               6.14491%      June 2015                6.09870%
July 2011               5.94464%      July 2015                5.90910%
August 2011             6.13283%      August 2015              6.09864%
September 2011          6.13279%      September 2015           6.09453%
October 2011            5.94452%      October 2015             5.90516%

                                       B-1

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

      Consider carefully the risk factors beginning on page 2 in this prospectus.

      The securities to be issued are mortgage-backed certificates issued by one or more issuing entities that are a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.

      The applicable prospectus supplement may provide that either the certificates or the underlying assets may be insured or guaranteed by a governmental agency or other person.

      This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

      (1) A new trust fund will be established to issue each series of certificates.

      (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

      (3)A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds, and interest rate swap agreements, interest rate cap or floor agreements or currency swap agreements.

THE CERTIFICATES--

      (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

      (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                   The date of this prospectus is May 29, 2007

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

      We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

      o     this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

      o     the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

      You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

      We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

      You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption
"Glossary."

                                        i

     Distributions on the Certificates in Respect of Prepayment Premiums or in Respect

                                       ii

                                       iii

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                              SUMMARY OF PROSPECTUS

      This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES............   Commercial/Multifamily Mortgage Pass-Through
                                    Certificates, issuable in series.

DEPOSITOR........................   Bear Stearns Commercial Mortgage Securities
                                    Inc., a Delaware corporation. Our telephone
                                    number is (212) 272-2000.

DESCRIPTION OF CERTIFICATES;
RATINGS..........................   The certificates of each series will be
                                    issued pursuant to a pooling and servicing
                                    agreement and may be issued in one or more
                                    classes. The certificates of each series
                                    will represent in the aggregate the entire
                                    beneficial ownership interest in the
                                    property of the related trust fund. Each
                                    trust fund will consist primarily of a
                                    segregated pool of commercial or multifamily
                                    mortgage loans, or mortgage-backed
                                    securities that evidence interests in, or
                                    that are secured by commercial or
                                    multifamily mortgage loans. Each class or
                                    certificate will be rated not lower than
                                    investment grade by one or more nationally
                                    recognized statistical rating agencies at
                                    the date of issuance.

      The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                    (1)   the name of the servicer and special
                                          servicer, the circumstances when a
                                          special servicer will be appointed and
                                          their respective obligations (if any)
                                          to make advances to cover delinquent
                                          payments on the assets of the trust
                                          fund, taxes, assessments or insurance
                                          premiums;

                                    (2)   the assets in the trust fund,
                                          including a description of the pool of
                                          mortgage loans or mortgage-backed
                                          securities;

                                    (3)   the identity and attributes of each
                                          class within a series of certificates,
                                          including whether (and to what extent)
                                          any credit enhancement benefits any
                                          class of a series of certificates;

                                    (4)   the tax status of certificates; and

                                    (5)   whether the certificates will be
                                          eligible to be purchased by investors
                                          subject to ERISA or will be mortgage
                                          related securities for purposes of
                                          SMMEA.

                                  RISK FACTORS

      You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

      LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

      Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

      o     the perceived liquidity of the offered certificates;

      o     their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

      o     prevailing interest rates.

      For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

      You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

      You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

                                        2

      SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

      THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

      o     The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

      o     Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

      In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

      We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

      If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield.

                                        3

For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Yield and Maturity Considerations."

      Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments.
A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

      Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

      The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

      Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

      o     the likelihood that principal prepayments on the related mortgage loans will be made;

      o     the degree to which the rate of prepayments might differ from that originally anticipated;

      o     the likelihood of early optional termination of the related trust fund; or

      o     the possibility that prepayment of the related mortgage loans may be made at any particular rate.

      The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information

                                        4

regarding these risks, you should refer to the section in this prospectus titled
"Description of Credit Support" and "Ratings."

      ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

      For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "Certain ERISA Considerations."

      IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

      All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

      o     generally will not be subject to offset by losses from other activities;

      o     will be treated as unrelated business taxable income for a tax-exempt holder; and

      o     will not qualify for exemption from withholding tax for a foreign holder.

      In addition, residual certificates are subject to numerous restrictions on transfer.

      INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

      o     individuals;

      o     estates;

      o     trusts beneficially owned by any individual or estate; and

      o     pass-through entities having any individual, estate or trust as a shareholder, member or partner.

      In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

                                        5

      IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates.
Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by
DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

      For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

      MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

      (1)   Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

      o     changes in general or local economic conditions and/or specific industry segments;

      o     declines in real estate values;

      o     declines in rental or occupancy rates;

      o     increases in interest rates, real estate tax rates and other operating expenses;

      o     changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

      o     acts of God and other factors beyond the control of the servicer.

      (2)   The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to

                                        6

the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

      (3)   Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

      (4)   Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

      (5)   The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

      OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by:

      o     adverse changes in population and employment growth, which generally creates demand for office space,

      o     local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

      o     the quality and management philosophy of management,

      o     the attractiveness of the properties to tenants and their customers or clients,

      o     the attractiveness of the surrounding neighborhood, and

      o     the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

      Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of:

      o     a tenant's voluntary decision not to renew a lease,

      o     bankruptcy or insolvency of these tenants, or

      o     these tenant's general cessation of business activities or for other reasons.

      The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                                        7

      MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

      o     adverse changes in consumer spending patterns;

      o     local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

      o     alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

      o     the quality and management philosophy of management;

      o     the attractiveness of the properties and the surrounding
            neighborhood to tenants and their customers;

      o     the public perception of the safety of customers, at shopping malls and shopping centers, for example;

      o     the need to make major repairs or improvements to satisfy the needs of major tenants; and

      o     if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

      SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

      o     the amount of rent that can be charged for rental units;

      o     tenants' ability to pay rent;

      o     timeliness of rent payments;

      o     occupancy levels without a corresponding decrease in
            expenses--occupancy and rent levels may also be affected by construction of additional housing units;

      o     local military base closings;

      o     construction of additional housing units;

      o     company relocations and closings; and

      o     national and local politics, including current or future rent stabilization and rent control laws and agreements.

      Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs

                                        8

of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

      Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

      o     rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

      o     the income restrictions on tenants imposed by Section 42 of the
            Internal Revenue Code may reduce the number of eligible tenants;

      o     some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
            Section 42 property; and

      o     a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

      All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

      MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

      Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

      SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

      HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things:

      o     a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

                                        9

      o     competition from other hotels and motels,

      o     increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

      o     dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

      These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

      A hotel or motel property may present additional risks as compared to other commercial property types in that:

      o     hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

      o     the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

      o     it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property; and

      o     future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

      Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

      MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

      Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

                                       10

      MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

      MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

      o     value of the related mortgaged property;

      o     the level of available mortgage rates at the time of sale or refinancing;

      o     the borrower's equity in the related mortgaged property;

      o     the financial condition and operating history of the borrower and the related mortgaged property;

      o     tax laws and rent control laws, with respect to some residential properties;

      o     Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

      o     prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

      Neither we nor any of our affiliates will be required to refinance any mortgage loan.

      CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

      Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

      For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

                                       11

      IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each
mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

      For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Leases and Rents."

      OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

      Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

      For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

      HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by

                                       12

an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

      For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

      THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT
THAT THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

      For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

      A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

      The primary assets of each trust fund will consist of the following:

      o     various types of multifamily or commercial mortgage loans;

      o     pass-through certificates or other mortgage-backed securities
            ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

      o     a combination of the foregoing, which we call mortgage assets.

      We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

                                       13

MORTGAGE LOANS

      General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

      o     residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

      o     commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, convenience and gasoline stores, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

      o     mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

      The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

      Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

      Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including:

      o     its age;

      o     its condition;

      o     its design, including floor sizes and layout;

                                       14

      o     its access to transportation; and

            o     the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
                  building systems such as

            o     fiber optic cables,

            o     satellite communications or

      o     other base building technological features.

      Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

      The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including:

      o     labor cost and quality;

      o     tax environment; and

      o     quality of life matters, such as schools and cultural amenities.

      A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

      Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

      o     the ability to lease space in the properties;

      o     the ability of tenants to meet their lease obligations;

      o     the possibility of a significant tenant becoming bankrupt or insolvent; and

      o     fundamental aspects of real estate such as location and market demographics.

      The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

      Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the

                                       15

economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

      Retail properties, including quick service restaurants and convenience and gasoline facilities in particular, can also be significantly dependent on operational factors, such as the availability of trained labor and changes in prices for key commodities. In addition, such uses may be subject to franchise agreement restrictions on transfers or other operational aspects.

      Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

      Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

      o     location of the property;

      o     the number of competing residential developments in the local market, such as apartment buildings, manufactured housing
            communities and site-built single family homes;

      o     the physical attributes of the multifamily building, such as its age and appearance; and

      o     state and local regulations affecting the property.

      In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

      Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

      Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

      Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy

                                       16

level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

      Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

      A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

      In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

      Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

      Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are:

      o     the quality of tenants;

      o     building design and adaptability; and

      o     the location of the property.

      Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by

                                       17

the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

      Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

      Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

      Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

      Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives.
Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

      The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

      Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often

                                       18

invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include:

      o     driveways;

      o     visitor parking;

      o     recreational vehicle and pleasure boat storage;

      o     laundry facilities;

      o     community rooms;

      o     swimming pools;

      o     tennis courts;

      o     security systems; and

      o     health clubs.

      Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

      Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

      Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including:

      o     multifamily rental properties;

      o     cooperatively-owned apartment buildings;

      o     condominium complexes; and

      o     single-family residential developments.

      Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially

                                       19

less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

      Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

      Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

      Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

                                       20

      Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

      o     it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity;
            and

      o     it increases the cushion provided to the lender against loss on liquidation following a default.

      Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

      o     the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

      o     the cost replacement method, i.e., the cost of replacing the property at the date;

      o     the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

      o     upon a selection from or interpolation of the values derived from the foregoing methods.

      Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

      While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

      Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

      o     have had individual principal balances at origination of not less than $25,000;

      o     have had original terms to maturity of not more than 40 years; and

      o     provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

      A mortgage loan may also have the following characteristics:

      o     provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

                                       21

      o     provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

      o     be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

      o     prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

      A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

      Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

      1.    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

      2.    the type or types of property that provide security for repayment of the mortgage loans;

      3.    the earliest and latest origination date and maturity date of the mortgage loans;

      4.    the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

      5.    the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original
Loan-to-Value Ratio of the mortgage loans;

      6.    the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

      7.    with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

      8.    information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

      9.    the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

      10.   the geographic distribution of the mortgaged properties on a state-by-state basis.

      In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more

                                       22

general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

      Mortgage-backed securities included in a trust fund may include:

      o     mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

      o     certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

      Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

      The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

      Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

      The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

      1.    the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

      2.    the original and remaining term to stated maturity of the MBS, if applicable;

      3.    the pass-through or bond rate of the MBS or the formula for determining those rates;

      4.    the payment characteristics of the MBS;

      5.    the MBS issuer, MBS servicer and MBS trustee, as applicable;

      6.    a description of the credit support, if any;

                                       23

      7.    the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

      8.    the terms on which mortgage loans may be substituted for those originally underlying the MBS;

      9.    the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements";

      10.   the characteristics of any cash flow agreements that relate to the
MBS;

      11.   the market price of the MBS and the basis on which the market price was determined; and

      12.   if the issuer of the MBS is required to file reports under the
Exchange Act of 1934, as amended, how to locate such reports of the MBS issuer.

CERTIFICATE ACCOUNTS

      Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

      If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by credit support arrangements that may include cross-support provisions, letters of credit, insurance policies, guarantees, certificate insurance or surety bonds or reserve funds, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk
Factors--Risks Relating to the Mortgage Loans--Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate swap agreements, interest rate cap or floor agreements, or currency swap agreements, which agreements are designed to reduce the effects of interest rate or currency swap rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or interest rate swap agreement or interest rate cap or floor agreement or currency exchange agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                                       24

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

      The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

PAYMENT DELAYS

      With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

      When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

      For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

                                       25

YIELD AND PREPAYMENT CONSIDERATIONS

      A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

      The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

      A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

      In general, the notional amount of a class of stripped interest certificates will either:

      o     be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

      o     equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

      Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

                                       26

      We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

      The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

      o     converting to a fixed rate loan and thereby locking in the rate; or

      o     taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

      The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

                                       27

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

      A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

      Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

                                       28

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

      Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

      Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

      The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

      o     whether the offered certificate was purchased at a premium or a discount; and

      o     the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

      For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of

                                       29

mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

      Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

      The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

      Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

      o     amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

      o     Excess Funds; or

      o     any other amounts described in the related prospectus supplement.

      The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

      Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

      We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware
corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                       30

                                   THE SPONSOR

OVERVIEW

      The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. The related prospectus supplement may identify a sponsor to be Bear Stearns Commercial Mortgage, Inc. ("BSCMI").
BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc. (NYSE:
BSC), and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc.
The principal offices of BSCMI are located at 383 Madison Avenue, New York, New
York 10179. BSCMI's telephone number is (212) 272-2000.

      BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996.

      The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico, the U.S.
Virgin Islands and Mexico.

      As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and
Morgan Stanley Mortgage Capital Inc. ("MSMC") generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial Mortgage Securities Inc., an
affiliate of BSCMI (the "BSCMSI Depositor"), and Morgan Stanley Capital I Inc.,
which is an affiliate of MSMC, have alternately acted as depositor and the "PWR"
program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo
Bank, National Association, Principal Commercial Funding, LLC and Nationwide
Life Insurance Company generally are mortgage loan sellers, and the BSCMSI
Depositor acts as depositor.

      Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI'S UNDERWRITING STANDARDS

      General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral, the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

      Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

                                       31

      Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

          PROPERTY TYPE                DSCR GUIDELINE   LTV RATIO GUIDELINE
  ------------------------------       --------------   -------------------
  Multifamily                               1.20x               80%
  Office                                    1.25x               75%
  Anchored Retail                           1.20x               80%
  Unanchored Retail                         1.30x               75%
  Self-storage                              1.30x               75%
  Hotel                                     1.40x               70%
  Industrial                                1.25x               70%
  Manufactured Housing Community            1.25x               75%

      Debt service coverage ratios are calculated based on anticipated
Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

      Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

      Taxes and Insurance - Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

  REPLACEMENT RESERVES - MONTHLY DEPOSITS GENERALLY BASED ON THE GREATER OF THE
     AMOUNT RECOMMENDED PURSUANT TO A BUILDING CONDITION REPORT PREPARED FOR
                     BSCMI OR THE FOLLOWING MINIMUM AMOUNTS:

                PROPERTY TYPE                   DSCR GUIDELINE
---------------------------------------------   ------------------------------
Multifamily                                     $250 per unit
Office                                          $0.20 per square foot
Retail                                          $0.15 per square foot
Self-storage                                    $0.15 per square foot
Hotel                                           5% of gross revenue
Industrial                                      $0.10 - $0.15 per square foot
Manufactured Housing Community                  $50 per pad

      Deferred Maintenance/Environmental Remediation - An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

                                       32

      Re-tenanting - In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

      o     provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

      o     are senior or subordinate to one or more other classes of
            certificates in entitlement to distributions on the certificates;

      o     are stripped principal certificates;

      o     are stripped interest certificates;

      o     provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

      o     provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

      o     provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

      o     provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

                                       33

DISTRIBUTIONS

      Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

      Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of

                                       34

the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

      Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any
Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero.
Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

      If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

                                       35

ADVANCES IN RESPECT OF DELINQUENCIES

      If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

      If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

      If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that will set forth the items set forth in the related prospectus supplement, which could include, among other things, in each case to the extent applicable:

      1.    the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

      2.    the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

                                       36

      3.    the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

      4.    the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

      5.    if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

      6.    if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      7.    information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

      8.    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

      9.    if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

      10.   the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

      11.   if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

      12.   the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

      13.   if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

      14.   to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

      In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

      Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a

                                       37

certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

      For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

      If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

      The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

      You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing
Agreements--Events of Default," "--Rights upon Event of Default" and
"--Resignation and Removal of the Trustee."

TERMINATION

      The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

      o     the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

      o     the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

      Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

                                       38

      DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

      Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

      To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

      Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

      Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

                                       39

      Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

      o     we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

      o     we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the
            participants holding beneficial interests in those certificates agree to initiate the termination.

      Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

      If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

      The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the

                                       40

certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage
Securities Inc., 383 Madison Avenue, New York, New York 10179, Attention: J.
Christopher Hoeffel.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

      At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

      We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

      o     the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

      o     the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

      o     the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office
            (subject to certification and certain timing requirements), with evidence of recording on the document;

      o     an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

      o     an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

      o     original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

      o     an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy;
            and

      o     in those cases where applicable, the original or a copy of the related ground lease.

                                       41

      Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

      The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

      o     the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

      o     the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

      o     the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

      o     the payment status of the mortgage loan.

      It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

      Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to

                                       42

repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party.
Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

      In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

      The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

      o     the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

      o     applicable law; and

      o     the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

      The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

      o     maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

      o     attempting to collect delinquent payments; supervising foreclosures;
            negotiating modifications; conducting property inspections on a periodic or other basis;

      o     managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure,
            deed-in-lieu of foreclosure or otherwise, each of which is called an
            REO property; and

      o     maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

      For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

                                       43

SUB-SERVICERS

      The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

      Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

      For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

      To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

      General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

      Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling
and

                                       44

servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

      1.    all payments on account of principal, including principal
prepayments, on the mortgage loans;

      2.    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

      3.    all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

      4.    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

      5.    any advances made as described under "Description of the
Certificates--Advances in Respect of Delinquencies";

      6.    any amounts paid under any cash flow agreement, as described under
"Description of the Trust Funds--MBS--Cash Flow Agreements";

      7.    all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans;
Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization
Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the
foregoing, also liquidation proceeds);

      8.    any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under
"--Servicing Compensation and Payment of Expenses";

      9.    to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

      10.   all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

      11.   any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

      12.   any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

      Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

      1.    to make distributions to you on each distribution date;

                                       45

      2.    to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

      3.    to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies",
the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

      4.    to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

      5.    to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

      6.    if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while the advances remain outstanding and unreimbursed;

      7.    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage
Loans";

      8.    to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Servicer and the
Depositor";

      9.    if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

      10.   to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees, Indemnities and Powers of the Trustee";

      11.   if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

      12.   if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

      13.   to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

      14.   to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

                                       46

      15.   if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC
Pool";

      16.   to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

      17.   to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

      18.   to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

      19.   to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

      The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

      o     affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

      o     in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

      o     adversely affect the coverage under any applicable instrument of credit support.

      Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment:

      o     a material default on the mortgage loan has occurred or a payment default is imminent;

      o     the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

      o     the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

                                       47

      The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

      A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

      If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

      o     institute foreclosure proceedings;

      o     exercise any power of sale contained in the related Mortgage;

      o     obtain a deed in lieu of foreclosure; or

      o     otherwise acquire title to the related mortgaged property.

      Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

      o     either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

      o     there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

                                       48

      For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

      Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more
REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

      o     the Internal Revenue Service grants an extension of time to sell the property or

      o     the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal
            Revenue Code at any time that any certificate is outstanding.

      Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

      In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

      The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

      If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

      If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan,

                                       49

unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

      If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

      o     that the restoration will increase the proceeds to
            certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

      o     that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

      The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

      o     the replacement cost of the improvements less physical depreciation;
            and

      o     the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

                                       50

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

      For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

      In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

      If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfull any such obligation, specifying such failure known to the officer and the nature and status of the failure.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a

                                       51

report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR
229.1122) that contains the following:

      (a)   a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b)   a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      (c)   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      (d)   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

      The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

      o     the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

      o     a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

      No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

      Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

      o     breach of a representation, warranty or covenant made in the pooling and servicing agreement;

      o     any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

      o     any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

                                       52

      Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

      o     that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

      o     those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

      o     that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

      o     that are incurred in connection with any violation of any state or federal securities law.

      In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

      Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

      Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

      o     any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

      o     any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

      o     some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

                                       53

      Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

      If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

      You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

      o     you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

      o     you shall have offered to the trustee reasonable indemnity; and

      o     the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

      The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

      o     to cure any ambiguity;

      o     to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

      o     to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

      o     to comply with any requirements imposed by the Internal Revenue
            Code; or

                                       54

      o     for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

      Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

      o     reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

      o     adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

      o     modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

      However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

      Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

      Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

      o     that holder previously has given to the trustee written notice of default;

      o     except in the case of a default by the trustee, certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

      o     the trustee for 60 days has neglected or refused to institute any such proceeding.

      No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute,

                                       55

conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

THE TRUSTEE

      The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

      Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

      o     is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

      o     has a combined capital and surplus of at least $50,000,000; and

      o     is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

      The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

      The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

                                       56

      Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

      o     constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

      o     constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

      o     may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

      Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

      If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

      Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of

                                       57

deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

      If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

      o     the nature and amount of coverage under the credit support;

      o     any conditions to payment thereunder not otherwise described in this prospectus;

      o     the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

      o     the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

      o     a brief description of its principal business activities;

      o     its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

      o     if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

      o     its total assets, and its stockholders' equity or policyholders'
            surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

      If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to

                                       58

be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

      If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

                                       59

CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

      For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

      Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the
Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license

                                       60

to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

      For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

      In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

      Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or

                                       61

remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

      o     the foreclosure sale was held while the debtor was insolvent; and

      o     the price paid for the foreclosed property did not represent
            (reasonably equivalent value).

      Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

      Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or

                                       62

hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations.
The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.
Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys'
fees, that may be recovered by a lender.

      For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

      Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without

                                       63

first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

      Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

      o     if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

      o     if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

      o     if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

      The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

      o     the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

      o     the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

      o     if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

      o     the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;
            and

      o     the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

      In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

                                       64

COOPERATIVE SHARES

      Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

      Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

      For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

      Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

      The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary

                                       65

based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected.
It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

      Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

      A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

      1.    the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

      2.    any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

      If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

      o     adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

      o     that any percentage rent due under the lease will not decline substantially;

      o     that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

      o     that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

      Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

                                       66

      If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

      In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

      On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

      For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

                                       67

ENVIRONMENTAL RISKS

      A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

      o     a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

      o     in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

      Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

      Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

      Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the
CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

      Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

      The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

                                       68

      To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

      Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

      If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

      Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

                                       69

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

ADJUSTABLE RATE LOANS

      The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

      o     the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

      o     the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period

                                       70

thereafter. Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

      The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

      o     hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

      o     the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                                       71

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

      For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

      With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

      o     the making of such an election;

      o     compliance with the pooling and servicing agreement; and

      o     compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.

      For additional information regarding federal income tax consequences of holding the certificates, you should also review the section in this prospectus titled "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made."

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CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

      In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section
7701(a)(19)(C) of the Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section
856(c)(3)(B) of the Internal Revenue Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B)
of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such
REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the
Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the
Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

TIERED REMIC STRUCTURES

      For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

      In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that

                                       73

it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

      For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is either purchased by the REMIC pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the startup day.

      Qualified mortgages include the following:

      o     whole mortgage loans, such as the mortgage loans;

      o     certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

      o     regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made;

      o     loans secured by timeshare interests; and

      o     loans secured by shares held by a tenant stockholder in a
            cooperative housing corporation.

However, in general:

      o     the fair market value of the real property securing the mortgage
            (including any buildings and structural components) must be at least
            80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

      o     substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

      o     in exchange for any qualified mortgage within a three-month period thereafter; or

      o     in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

      A defective obligation includes the following:

      1.    a mortgage in default or as to which default is reasonably foreseeable;

      2.    a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

      3.    a mortgage that was fraudulently procured by the mortgagor; and

                                       74

      4.    a mortgage that was not in fact principally secured by real property
(but only if the mortgage is disposed of within 90 days of discovery).

      A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgage pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage.
Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

      In addition to the foregoing requirements, the various interests in a
REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

      o     one or more classes of regular interests; or

      o     a single class of residual interests on which distributions, if any, are made pro rata.

      A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

      A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

      If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes

                                       75

the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC pool would occur absent regulatory relief. You should be aware, however, that the
Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act")
indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

      General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

      Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

      Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters.
Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date.
The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated
redemption price at maturity of the regular certificates

                                       76

includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

      Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

      For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

      A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

      (a)   the sum of:

            o     the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated
                  redemption price at maturity; and

            o     the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

      over:

      (b)   the adjusted issue price of the regular certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

      o     the yield to maturity of the regular certificate at the issue date;

      o     events, including actual prepayments, that have occurred prior to the end of the accrual period; and

      o     the prepayment assumption.

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      For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

      The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of regular certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, regular certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any regular certificate issued after the date the final regulations are published in the Federal Register.

      Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

      Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

      o     the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

      o     the interest compounds or is payable at least annually at current values of;

      o     one or more qualified floating rates;

      o     a single fixed rate and one or more qualified floating rates;

      o     a single objective rate; or

      o     a single fixed rate and a single objective rate that is a qualified inverse floating rate.

      A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue

                                       78

date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this
Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

      o     it bears a rate that qualifies as a variable rate under the OID regulations:

            o     that is tied to current values of a variable rate (or the
                  highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative
                  multiple of the rate (plus or minus a specified number of
                  basis points); or

            o     that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations,
                  including the rate that is subject to one or more caps or
                  floors;

      or:

      o     it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

      Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated
interest, other than variable interest on an interest-only or super-premium
Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each

                                       79

accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

      Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

      Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

      o     is exceeded by the then-current principal amount of the regular certificate; or

      o     in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

      The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

      The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

      o     on the basis of a constant interest rate or

      o     in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

      The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

      For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

      Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount")
remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue
Discount" above. Treasury regulations implementing the market

                                       80

discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market
Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

      For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

      Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

      o     interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

      o     the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

      It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

      Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

                                       81

      o     if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular
            certificateholder's net investment in the conversion transaction at
            120% of the appropriate applicable Federal rate under Internal
            Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

      o     in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4)
            to have net capital gains taxed as investment income at ordinary rates; or

      o     to the extent that the gain does not exceed the excess, if any, of:

            o     the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were
                  110% of the applicable Federal rate as of the date of
                  purchase; over

            o     the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

      In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

      Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original

                                       82

issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

      Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the
REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

      o     the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

      o     all bad loans will be deductible as business bad debts; and

      o     the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

      The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

      The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the

                                       83

mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

      Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

      A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life. However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

      A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of no economic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

      Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

      You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

      Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and

                                       84

different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates," without regard to the de minimis rule described therein, and
"--Premium."

      Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

      Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section
1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated
redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of
Regular Certificates--Market Discount."

      Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

      A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

      o     120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d);
            multiplied by

      o     the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess

                                       85

inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

      The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under
Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

      In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

      Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

      o     the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer;
            and

      o     the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

      In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating

                                       86

the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

      The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

      o     the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified
            Organization (i.e., as a broker, nominee or middleman on its behalf); and

      o     the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

      Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

      Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

      o     the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs;
            and

      o     the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

      o     the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

                                       87

      o     the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

      o     the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
            States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

      In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

      o     the present value of any consideration given to the transferee to acquire the interest;

      o     the present value of the expected future distributions on the interest; and

      o     the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

      o     the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

      o     the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer; and

      o     the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

      o     the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

      o     the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

                                       88

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Unless otherwise stated in the related prospective supplement, a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

      Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

      o     if a residual certificate is held as part of a conversion
            transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual certificateholder's net investment in the conversion transaction at
            120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction;
            or

      o     in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4)
            to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

      The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

MARK-TO-MARKET REGULATIONS

      Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

                                       89

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

      Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

      1.    the disposition of a qualified mortgage other than pursuant to:

            o     a substitution within two years of the startup day for a
                  defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
                  obligation at any time) or for any qualified mortgage within three months of the startup day;

            o     foreclosure, default or imminent default of a qualified
                  mortgage;

            o     bankruptcy or insolvency of the REMIC pool; or

            o     qualified (complete) liquidation;

      2.    the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

      3.    the receipt of compensation for services; or

      4.    the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

      Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

      o     during the three months following the startup day;

      o     if made to a qualified reserve fund by a residual certificateholder;

      o     if in the nature of a guarantee;

      o     if made to facilitate a qualified liquidation or clean-up call; and

      o     if as otherwise permitted in Treasury regulations yet to be issued.

      Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

      It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization

                                       90

upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

      Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

      Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

      o     the appointment of the tax matters person as provided in the preceding sentence; and

      o     the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

      An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after
December 31, 2009 the overall limitation on itemized deductions is repealed.

      In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or other pass-through entities described in the foregoing

                                       91

temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

      A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form
W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A
"qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

      Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

                                       92

      Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

      o     are not United States Persons; or

      o     are United States Persons and classified as partnerships under the
            Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) not United States
            Persons,

will be prohibited under the related pooling and servicing agreement.

      Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS Form W-8BEN identifying the
Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or
can be treated as an exempt recipient within the meaning of Treasury Regulations
Section 1.6049-4(c)(1)(ii). Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

      Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

      The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

      Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

      FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
                                ELECTION IS MADE

STANDARD CERTIFICATES

      General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the

                                       93

holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund.
However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue
Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition,
Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after
December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped
Certificates" and "--Premium and Discount--Recharacterization of Servicing
Fees," respectively.

      Tax Status.

      Standard certificates will have the following status for federal income tax purposes:

      1.    A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue
Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

      2.    A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal
Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

      3.    A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A)
to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

      Premium and Discount

      Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

      Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

                                       94

      Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

      Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

      Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

      Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

      Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under
"--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

                                       95

      You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

      o     if a standard certificate is held as part of a conversion
            transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard certificateholder's net investment in the conversion transaction at
            120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction;
            or

      o     in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4)
            to have net capital gains taxed as investment income at ordinary income rates.

      Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

      General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

      The certificates will be subject to those rules if the following occur:

      o     we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

      o     the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
            Certificates--Recharacterization of Servicing Fees" above); and

      o     certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable

                                       96

compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General,"
subject to the limitation described therein.

      Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

      Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

      o     the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
            Section 1273(a)(3); or

      o     no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
            Consequences for REMIC Certificates--Taxation of Regular
            Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

      Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

      Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped

                                       97

certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated
redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

      If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

      Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

      Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

      o     one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
            Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

      o     as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

                                       98

      o     a separate installment obligation for each mortgage loan,
            representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

      Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

      Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

      Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

      o     the amount of servicing compensation received by a master servicer or special servicer, and

      o     all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

      The reporting party will furnish comparable information to the IRS as and when required by law to do so.

      Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      The IRS has published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section
301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee
(or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the
IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

      The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue

                                       99

price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC
Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

      To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section
1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United
States Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty.
Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the
Certificate also will be subject to federal income tax at the same rate.

      Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

      ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Internal Revenue
Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue
Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

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      o     has discretionary authority or control with respect to the investment of the assets of the Plan; or

      o     has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

      Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any statutory exemption, any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

      Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in Section 3(33) of
ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue
Code.

PLAN ASSET REGULATIONS

      A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor, as modified by Section 3(42) of ERISA, provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e.,
Plans, that are subject to ERISA or Section 4975 of the Code, and entities whose underlying assets include plan assets, is not significant. For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

      Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

      Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

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UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

      The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

      Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue
Code and Similar Law, of their acquisition and ownership of certificates.

                                LEGAL INVESTMENT

      If so specified in the Prospectus Supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

      Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

      o     are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

      o     are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in
            SMMEA; and

      o     are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

      The appropriate characterization of those certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates)
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

      Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the

                                       102

definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for
"mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates.
Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

      o     federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
            without limitation as to the percentage of their assets represented thereby;

      o     federal credit unions may invest in those securities; and

      o     national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

      The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. ss.
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss.
742.4(b)(2).

      The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

                                       103

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

      Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                             METHOD OF DISTRIBUTION

      The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

      We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

      o     by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

      o     by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

      o     through direct offerings by us.

      If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

                                       104

      If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

      In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates will be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

      o     that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

      o     that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
            Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

      In no event will 10% or more of any trust fund include mortgage loans secured by properties located outside of the United States or its territories or possessions.

      We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, may, depending on the facts and circumstances of their purchases, and in the case of purchasers that are dealers, will, be deemed to be underwriters within the meaning of the
Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

      As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

      If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration

                                       105

statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials, including annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, may be read and copied at the Public Reference Section of the Securities and
Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Section may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities
and Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The
Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D,
Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

      The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC (other than annual reports on Form 10-K) will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Bear Stearns
Commercial Mortgage Securities Inc., 383 Madison Avenue, New York, New York
10179, Attention: J. Christopher Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

      We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

      The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                                       106

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

      The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       107

                                    GLOSSARY

      Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

      ARM Loans -- mortgage loans with adjustable mortgage rates.

      Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

      Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

      Disqualified Organization -- any of the following:

      o     the United States, any of its state or political subdivisions;

      o     any foreign government;

      o     any international organization;

      o     any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal
            Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

      o     any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
            Revenue Code Section 1381(a)(2)(C); and

      o     any organization, other than a farmers' cooperative described in
            Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue
            Code Section 511.

      Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

      ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

      Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any

                                       108

distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

      Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

      Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

      MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

      Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

      Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a U.S. Person.

      Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

      Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

      Service -- The Internal Revenue Service.

      Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

      SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as
amended.

      U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

      o     for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

      o     for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

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